FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-129844

THE DATE OF THIS FREE WRITING PROSPECTUS IS APRIL 17, 2007

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-129844) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

STRUCTURED ASSET SECURITIES CORPORATION II

Depositor

LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2

Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2007-C2
Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1A, Class A-M, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class X-CP and Class X-W

Approximate Total Principal Balance at Initial Issuance: $3,322,764,000

We are Structured Asset Securities Corporation II, the depositor with respect to the securitization transaction that is the subject of this offering prospectus. This offering prospectus relates to, and is accompanied by, our base prospectus dated April 16, 2007. This offering prospectus and the accompanying base prospectus are intended to offer and relate only to the classes of commercial mortgage pass-through certificates identified above, and not to the other classes of certificates that will be issued by the issuing entity, which is also identified above. The offered certificates are not listed on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

The sponsors of the subject securitization transaction are Lehman Brothers Holdings Inc. and UBS Real Estate Investments Inc.

The offered certificates will represent interests only in the issuing entity and do not represent obligations of or interests in either sponsor, the depositor or any of their respective affiliates. The assets of the issuing entity will include a pool of multifamily and commercial mortgage loans having the characteristics described in this offering prospectus. No governmental agency or instrumentality or private insurer has insured or guaranteed payment on the offered certificates or any of the mortgage loans that back them.

The holders of each class of offered certificates will be entitled to receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing on the distribution date in May 2007. The table on page 7 of this offering prospectus contains a list of the respective classes of offered certificates and states the original principal balance or notional amount, initial interest rate, interest rate description, and other select characteristics of each of those classes. Credit enhancement is being provided through the subordination of various other classes, including multiple non-offered classes, of the series 2007-C2 certificates. That same table on page 7 of this offering prospectus also contains a list of the non-offered classes of the series 2007-C2 certificates.

You should fully consider the risk factors beginning on page 46 in this offering prospectus and on page 18 in the accompanying base prospectus prior to investing in the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this offering prospectus or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Lehman Brothers Inc., UBS Global Asset Management (US) Inc. and Countrywide Securities Corporation are the underwriters with respect to the offered certificates. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. We will disclose in the final prospectus supplement relating to the offered certificates the dollar amount of the expected proceeds from the sale of the offered certificates, before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. Not every underwriter will have an obligation to purchase offered certificates from us. See ‘‘Method of Distribution’’ in this offering prospectus.

With respect to this offering, Lehman Brothers Inc. is acting as co-lead manager and sole bookrunner, UBS Global Asset Management (US) Inc. is acting as co-lead manager and Countrywide Securities Corporation is acting as co-manager.

LEHMAN BROTHERS	UBS GLOBAL ASSET MANAGEMENT
Co-Lead Manager	Co-Lead Manager

COUNTRYWIDE SECURITIES CORPORATION
Co-Manager

LB-UBS Commercial Mortgage Trust 2007-C2

Commercial Mortgage Pass-Through Certificates, Series 2007-C2

Washington
13 properties
$56,609,816
1.6% of total
Idaho
3 properties
$33,531,653
0.9% of total
California
26 properties
$258,408,697
7.3% of total
Nevada
2 properties
$9,200,000
0.3% of total
Arizona
1 property
$10,868,591
0.3% of total
Hawaii
1 property
$17,200,000
0.5% of total
Colorado
1 property
$7,220,000
0.2% of total
Kansas
2 properties
$9,800,000
0.3% of total
Texas
37 properties
$211,644,328
5.9% of total
Oklahoma
5 properties
$35,460,000
1.0% of total
Nebraska
1 property
$3,989,000
0.1% of total
Illinois
8 properties
$384,643,980
10.8% of total
Minnesota
11 properties
$87,486,827
2.5% of total
Wisconsin
13 properties
$32,819,361
0.9% of total
Michigan
8 properties
$28,564,976
0.8% of total
Indiana
18 properties
$54,552,597
1.5% of total
West Virginia
2 properties
$3,811,490
0.1% of total
Ohio
43 properties
$247,954,549
7.0% of total
New York
12 properties
$51,158,296
1.4% of total
Pennsylvania
20 properties
$116,356,898
3.3% of total
New Hampshire
1 property
$18,000,000
0.5% of total
Massachusetts
3 properties
$44,320,000
1.2% of total
Connecticut
2 properties
$39,495,432
1.1% of total
New Jersey
5 properties
$37,347,000
1.0% of total
Delaware
4 properties
$59,873,841
1.7% of total
District of Columbia
9 properties
$618,130,236
17.4% of total
Virginia
6 properties
$248,798,021
7.0% of total
Maryland
4 properties
$218,000,000
6.1% of total
North Carolina
7 properties
$115,065,421
3.2% of total
South Carolina
2 properties
$7,535,733
0.2% of total
Georgia
10 properties
$284,075,535
8.0% of total
Arkansas
1 property
$5,600,000
0.2% of total
Tennessee
3 properties
$12,003,831
0.3% of total
Kentucky
22 properties
$66,306,781
1.9% of total
Florida
12 properties
$122,682,973
3.4% of total
>10.0% of Initial Mortgage Pool Balance
>5.0 - 10.0% of Initial Mortgage Pool Balance
>1.0 - 5.0% of Initial Mortgage Pool Balance
≤1.0% of Initial Mortgage Pool Balance
Distribution of Property Types (1)
Industrial/Warehouse 1.9%
Self Storage 0.6%
Mixed Use 2.5%
Other <0.1%
Healthcare 6.0%
Hotel 6.1%
Office 54.1%
Retail 9.5%
Multifamily(2) 19.1%

(2) Multifamily Component includes Mobile Home Park properties representing 1.1% of the Initial Mortgage Pool Balance.

Tishman Speyer DC Portfolio II, Various

Sears Tower, Chicago, IL

Bethany Maryland Portfolio II, Various, MD

One Alliance Center, Atlanta, GA

Duke Cleveland East Suburban Portfolio, Various, OH

Watergate 600, Washington, DC

Lembi Trophy Portfolio, San Francisco and Burlingame, CA

Extendicare Portfolio II, Various

Extendicare Portfolio, Various

Homer Building, Washington, DC

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS OFFERING PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS	5
IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS	5
NOTICE TO RESIDENTS OF KOREA	5
NOTICE TO RESIDENTS OF GERMANY	6
NOTICE TO NON-U.S. INVESTORS	6
EUROPEAN ECONOMIC AREA	6
SUMMARY OF OFFERING PROSPECTUS	7
RISK FACTORS	46
The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-AB, A-3 and A-1A Certificates	46
The Offered Certificates Have Uncertain Yields to Maturity	46
The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated	47
The Interests of the Series 2007-C2 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders	48
The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates	48
Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties	50
Risks Associated with Condominium Ownership	50
The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default	50
In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property	51
Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower’s Interests in Each of the Following Property Types—Office, Multifamily, Retail Hotel and Healthcare	51
Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property	52
Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of the District of Columbia and Illinois and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of Georgia, California, Virginia, Ohio, Maryland and Texas	52
The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Loans with Anticipated Repayment Dates	52
The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans	53
The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property	53
Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures	53
Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990	54
Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant	55
Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property	55
Certain Borrower Covenants May Affect That Borrower’s Available Cash Flow	56
Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities	57
Tenancies in Common May Hinder Recovery	57
Operating or Master Leases May Hinder Recovery	58
Changes in Mortgage Pool Composition Can Change the Nature of Your Investment	58
Lending on Income-Producing Real Properties Entails Environmental Risks	59
Lending on Income-Producing Properties Entails Risks Related to Property Condition	64
There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real Properties	65
With Respect to Nine (9) Mortgage Loans (Including Some of the Ten (10) Largest Mortgage Loans) That We Intend to Include in the Trust, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests; The Series 2007-C2 Certificateholders May Have a Limited Ability to Control the Servicing of the Subject Loan Combinations	66
Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties	66
Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits	67
Investors May Want to Consider Prior Bankruptcies	67
Litigation May Adversely Affect Property Performance	68
Risks Related to the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio II Mortgage Loan	69
CAPITALIZED TERMS USED IN THIS OFFERING PROSPECTUS	70
FORWARD-LOOKING STATEMENTS	70
DESCRIPTION OF THE MORTGAGE POOL	71
General	71
Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers	72
Partial Releases	73
Property Substitutions	74
Terms and Conditions of the Underlying Mortgage Loans	75
Prepayment Provisions	78
Mortgage Pool Characteristics	82
Significant Underlying Mortgage Loans	82

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
OFFERING PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS

The information in this offering prospectus may be amended and/or supplemented prior to the time of sale. The information in this offering prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus delivered prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this offering prospectus.

Information about the offered certificates is contained in two separate documents:

•	this offering prospectus, which describes specific terms of the offered certificates; and

•	the accompanying base prospectus, which provides general information, some of which may not apply to the offered certificates.

You should read both this offering prospectus and the accompanying base prospectus in full to obtain material information concerning the offered certificates.

When reading the accompanying base prospectus in conjunction with this offering prospectus, references in the accompanying base prospectus to ‘‘prospectus supplement’’ should be read as references to this offering prospectus.

The Annexes attached to this offering prospectus are hereby incorporated into and made a part of this offering prospectus.

This offering prospectus and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

In this offering prospectus, the terms ‘‘depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Structured Asset Securities Corporation II.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices or language that may appear in the text of, at the top or bottom of, or attached to, an email communication to which this material may have been attached, that are substantially similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded: (i) disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors; (ii) disclaimers of responsibility or liability; (iii) statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends; (iv) language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy; (v) statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and (vi) a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

NOTICE TO RESIDENTS OF KOREA

The securities to which these materials relate (the ‘‘Subject Securities’’) have not been and will not be registered under the Securities and Exchange Act of Korea and none of the Subject Securities may be offered or sold, directly or indirectly, in Korea or to any resident of Korea or to any persons for the reoffering or resale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to applicable laws and regulations of Korea. None of Lehman Brothers Inc., UBS Global Asset Management (US) Inc., Countrywide Securities Corporation or any of their respective affiliates makes any representation with respect to the eligibility of any recipients of these materials or of the Subject Securities to acquire the Subject Securities under the laws of Korea, including, without limitation, the Foreign Exchange Transaction Regulations of Korea. In addition, any recipient or purchaser of the Subject Securities represents that it is purchasing or acquiring the Subject Securities as principal for its own account. For a period of one year from the issue date of the Subject Securities, neither the holder of the Subject Securities nor any resident of Korea may transfer the Subject Securities in Korea or to any resident of Korea unless such transfer involves all of the Subject Securities held by it. Also, for a period of one year from the issue date of the Subject Securities, the face amount of each certificate representing the Subject Securities held by a resident of Korea shall not be subdivided into more than one such certificate representing the Subject Securities. Furthermore, the purchaser of the Subject Securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the Foreign Exchange Transaction laws) in connection with the purchase of the Subject Securities. For the avoidance of doubt, it is the sole responsibility of the recipient or purchaser of the Subject Securities to determine whether such recipient or purchaser is eligible for the acquisition of the Subject Securities under applicable laws and regulations of Korea, and whether such recipient or purchaser will have complied with all applicable Korean legal and regulatory requirements in connection with the purchase of the Subject Securities.

NOTICE TO RESIDENTS OF GERMANY

Each of the underwriters has confirmed that it is aware that no German sales prospectus (Verkaufsprospekt) has been or will be published in respect of the offering of the series 2007-C2 certificates and each of the underwriters has represented and agreed that it will comply with the German Securities Sales Prospectus Act (Wertpapier—Verkaufsprospektgesetz) or any other laws applicable in Germany governing the issue, offering and sale of the series 2007-C2 certificates. In particular, each underwriter has undertaken not to engage in a public offering (Öffentliches Angebot) in Germany with respect to any of the series 2007-C2 certificates otherwise than in accordance with the German Securities Sales Prospectus Act and any other act replacing or supplementing it and all other applicable laws and regulations.

Any series 2007-C2 certificates purchased by any person which it wishes to offer for sale or resale may not be offered in any jurisdiction in circumstances which would result in the depositor being obliged to register any further prospectus or corresponding document relating to the series 2007-C2 certificates in such jurisdiction.

NOTICE TO NON-U.S. INVESTORS

The distribution of this offering prospectus and the accompanying base prospectus and the offer or sale of the offered certificates may be restricted by law in certain jurisdictions outside the United States. Persons into whose possession this offering prospectus and the accompanying base prospectus or any of the offered certificates come must inform themselves about, and observe, any such restrictions. Each prospective purchaser of the offered certificates must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the offered certificates or possesses or distributes this offering prospectus and the accompanying base prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the offered certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any of the underwriters have any responsibility therefor.

EUROPEAN ECONOMIC AREA

Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series 2007-C2 certificates to the public in the European Economic Area. See ‘‘Method of Distribution’’ in this offering prospectus.

SUMMARY OF OFFERING PROSPECTUS

This summary contains selected information regarding the offering being made by this offering prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this offering prospectus and the accompanying base prospectus in full.

Introduction to the Transaction

The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2007-C2 Commercial Mortgage Pass-Through Certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this offering prospectus and which are not offered by this offering prospectus. ‘‘TBD’’ means ‘‘to be determined’’, ‘‘N/A’’ means ‘‘not applicable’’ and ‘‘NR’’ means ‘‘not rated’’.

Class	Approx. Total Principal Balance or Notional Amount at Initial Issuance		Approx. % of Initial Mortgage Pool Balance(3)	Approx. % Total Credit Support at Initial Issuance(4)		Pass-Through Rate Description	Initial Pass-Through Rate(9)	Weighted Average Life (Years)	Principal Window	Ratings S&P/Fitch
Offered Certificates
A-1	$25,000,000		0.7%	30.000	%(5)	TBD(6)%		2.84	05/07-08/11	AAA/AAA
A-2	$447,000,000		12.6%	30.000	%(5)	TBD(6)%		4.72	08/11-04/12	AAA/AAA
A-AB	$78,000,000		2.2%	30.000	%(5)	TBD(6)%		7.32	04/12-08/16	AAA/AAA
A-3	$1,281,128,000		36.0%	30.000	%(5)	TBD(6)%		9.72	08/16-03/17	AAA/AAA
A-1A	$659,832,000		18.5%	30.000	%(5)	TBD(6)%		7.96	05/07-03/17	AAA/AAA
A-M	$355,852,000		10.0%	20.000%		TBD(6)%		9.92	03/17-04/17	AAA/AAA
A-J	$315,818,000		8.9%	11.125%		TBD(6)%		9.93	04/17-04/17	AAA/AAA
B	$26,689,000		0.8%	10.375%		TBD(6)%		9.93	04/17-04/17	AA+/AA+
C	$53,378,000		1.5%	8.875%		TBD(6)%		9.93	04/17-04/17	AA/AA
D	$40,033,000		1.1%	7.750%		TBD(6)%		9.93	04/17-04/17	AA−/AA−
E	$13,345,000		0.4%	7.375%		TBD(6)%		9.93	04/17-04/17	A+/A+
F	$26,689,000		0.8%	6.625%		TBD(6)%		9.95	04/17-05/17	A/A
X-CP	$1,674,730,500	(2)	N/A	N/A		Variable IO(7)%		N/A	N/A	AAA/AAA
X-W	$1,779,257,930	(2)	N/A	N/A		Variable IO(7)%		N/A	N/A	AAA/AAA
Non-Offered Certificates(1)
X-CL	$1,779,257,930	(2)	N/A	N/A		Variable IO(7)%		N/A	N/A	N/A
G	$35,585,000		1.0%	N/A		TBD(6)%		N/A	N/A	N/A
H	$31,137,000		0.9%	N/A		TBD(6)%		N/A	N/A	N/A
J	$35,585,000		1.0%	N/A		TBD(6)%		N/A	N/A	N/A
K	$40,033,000		1.1%	N/A		TBD(6)%		N/A	N/A	N/A
L	$17,793,000		0.5%	N/A		Fixed(8)%		N/A	N/A	N/A
M	$8,896,000		0.2%	N/A		Fixed(8)%		N/A	N/A	N/A
N	$4,448,000		0.1%	N/A		Fixed(8)%		N/A	N/A	N/A
P	$8,897,000		0.3%	N/A		Fixed(8)%		N/A	N/A	N/A
Q	$4,448,000		0.1%	N/A		Fixed(8)%		N/A	N/A	N/A
S	$13,344,000		0.4%	N/A		Fixed(8)%		N/A	N/A	N/A
T	$35,585,860		1.0%	N/A		Fixed(8)%		N/A	N/A	N/A
V	N/A		N/A	N/A		N/A	N/A	N/A	N/A	N/A

(1)	Not offered by this offering circular. The non-offered classes of the series 2007-C2 certificates will also include multiple classes of REMIC residual certificates, each of which classes evidences the sole class of residual interests in a real estate mortgage investment conduit or REMIC. The series 2007-C2 REMIC residual certificates do not have principal balances, notional amounts or pass-through rates.
(2)	Notional amount.

(3)	The initial mortgage pool balance will be approximately $3,558,515,860.46. References in this offering prospectus to the initial mortgage pool balance are to the aggregate principal balance of the underlying mortgage loans as of April 11, 2007, after application of all scheduled payments of principal due with respect to the underlying mortgage loans on or before that date, whether or not received.
(4)	Structural credit enhancement is provided for the more senior classes of offered certificates through the subordination of more junior classes of offered and non-offered certificates, as described under ‘‘—Introduction to the Transaction—Total Credit Support at Initial Issuance’’ below in this offering prospectus.
(5)	Presented on an aggregate basis for the class A-1, A-2, A-AB, A-3 and A-1A certificates.
(6)	To be determined. The pass-through rates for the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates will, in the case of each of those classes, be one of the following:

(a)	an annual rate that is fixed for the life of the subject class;

(b)	an annual rate equal to the weighted average from time to time of certain net interest rates on the underlying mortgage loans, which net interest rates will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans that accrue interest on an actual/360 basis;

(c)	an annual rate equal to the lesser of a specified fixed annual rate and the weighted average net interest rate described in clause (b) of this footnote; and

(d)	an annual rate equal to the weighted average net interest rate described in clause (b) of this footnote minus a fixed percentage.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.

(7)	The pass-through rates for the class X-CL, X-CP and X-W certificates will, in the case of each of those classes, for any interest accrual period, equal the weighted average of the respective strip rates (which may be different for each such class) at which interest then accrues on the respective components of the total notional amount of the subject class of series 2007-C2 certificates outstanding immediately prior to the related distribution date, except that the class X-CP certificates will cease to accrue interest following the interest accrual period that ends in . See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.
(8)	In general, the pass-through rates for the class L, M, N, P, Q, S and T certificates will, in the case of each of those classes, be fixed at the rate per annum specified in the table above as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the weighted average of certain net interest rates on the underlying mortgage loans is below the identified initial pass-through rate for the class L, M, N, P, Q, S or T certificates, as the case may be, then the pass-through rate for the subject class of series 2007-C2 certificates during that interest accrual period will be that weighted average net interest rate. The net interest rates referred to in this bullet will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans that accrue interest on an actual/360 basis. See ‘‘Description of the Offered Certificates—Payments —Calculation of Pass-Through Rates’’ in this offering prospectus.
(9)	The initial pass-through rate shown in the foregoing table for any interest-bearing class of series 2007-C2 certificates with one of the following pass-through rate descriptions, is approximate: WAC; WAC−x%; and Variable IO.

The governing document for purposes of forming the issuing entity and issuing the series 2007-C2 certificates will be a pooling and servicing agreement to be dated as of April 11, 2007. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans (with two material exceptions) and other assets that back the series 2007-C2 certificates. The underlying mortgage loan secured by the portfolio of mortgaged real properties identified on Annex A-1 to this offering prospectus as the Extendicare Portfolio, which represents 3.5% of the initial mortgage pool balance, and the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as the State Street Building, which represents 0.7% of the initial mortgage pool balance, are not being serviced under the series 2007-C2 pooling and servicing agreement. The Extendicare Portfolio underlying mortgage loan is part of a loan combination that also includes two (2) other mortgage loans that will not be transferred to the issuing entity and will be serviced pursuant to the servicing arrangements for the securitization of one of those two (2) other Extendicare Portfolio mortgage loan(s). The

State Street Building underlying mortgage loan is part of a loan combination that also includes two (2) other mortgage loan(s) that will not be transferred to the issuing entity and will be serviced pursuant to the servicing arrangements for the securitization of one of those two (2) other State Street Building mortgage loan(s). The Extendicare Portfolio underlying mortgage loan and the State Street Building underlying mortgage loan are sometimes referred to in this offering prospectus as the outside serviced underlying mortgage loans.

The parties to the series 2007-C2 pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. A copy of the series 2007-C2 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Securities Exchange Act of 1934, as amended, following the initial issuance of the offered certificates. In addition, if and to the extent that any material terms of the series 2007-C2 pooling and servicing agreement or the exhibits thereto have not been disclosed in this offering prospectus, then the series 2007-C2 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the date of initial issuance of the offered certificates. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See ‘‘Available Information’’ in the accompanying base prospectus.

A. Total Principal Balance or Notional Amount at Initial Issuance	The class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will be the series 2007-C2 certificates with principal balances and are sometimes referred to as the series 2007-C2 principal balance certificates.

The table on page 7 of this offering prospectus identifies for each class of series 2007-C2 principal balance certificates the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of series 2007-C2 principal balance certificates at initial issuance may be larger or smaller than the amount shown in the table on page 7 of this offering prospectus, depending on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this offering prospectus.

The class X-CL, X-CP and X-W certificates will not have principal balances and are sometimes referred to as the series 2007-C2 interest-only certificates. For purposes of calculating the amount of accrued interest, each of those classes of series 2007-C2 interest-only certificates will have a total notional amount.

The total notional amount of the class X-CL certificates will equal % of the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time. The approximate total notional amount of the class X-CL certificates at initial issuance is shown in the table on page 7 of this offering prospectus, although it may be as much as 5% larger or smaller.

The total notional amount of the class X-CP certificates will: (a) be calculated in accordance with the formula described under ‘‘Description of the Offered Certificates—General’’ in this offering prospectus; (b) initially equal % of the sum of (i) the lesser of $ and the total principal balance of the class certificates, (ii) the lesser of $ and the total principal balance of the class certificates, and (iii) the total principal balance of the class , , , , , , , , , , and certificates; (c) decline over time; and (d) equal $0 following the distribution date in . The approximate total notional amount of the class X-CP certificates at initial issuance is shown in the table on page 7 of this offering prospectus, although it may be as much as 10% larger or smaller.

The total notional amount of the class X-W certificates will equal % of the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time. The approximate total notional amount of the class X-W certificates at initial issuance is shown in the table on page 7 of this offering prospectus, although it may be as much as 5% larger or smaller.

The series 2007-C2 REMIC residual certificates will not have principal balances or notional amounts, and the holders of those certificates are not expected to receive any material payments.

The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the underlying mortgage loan that has an anticipated repayment date.

B. Total Credit Support at Initial Issuance	The respective classes of the series 2007-C2 certificates, other than the series 2007-C2 REMIC residual certificates and the class V certificates, will entitle their holders to varying degrees of seniority for purposes of—

•	receiving payments of interest and, if and when applicable, payments of principal, and

•	bearing the effects of losses on the underlying mortgage loans or on particular underlying mortgage loans, as well as default-related and other unanticipated expenses of the trust.

In that regard:

•	the class A-1, A-2, A-AB, A-3, A-1A, X-CL, X-CP and X-W certificates will be the most senior of the series 2007-C2 certificates;

•	after the classes referred to in the prior bullet, the class A-M certificates will be the next most senior class of the series 2007-C2 certificates;

•	after the classes referred to in the prior two bullets, the class A-J certificates will be the next most senior class of the series 2007-C2 certificates; and

•	the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will, in the case of each such class, be senior to each other such class, if any, with a later alphabetic class designation.

The table on page 7 of this offering prospectus shows the approximate total credit support provided to each class of the offered certificates, other than the class X-CP and X-W certificates, through the subordination of other classes of the series 2007-C2 principal balance certificates. In the case of each class of the offered certificates, exclusive of the class X-CP and X-W certificates, the credit support shown in the table on page 7 of this offering prospectus represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2007-C2 principal balance certificates that are subordinate to the indicated class.

The series 2007-C2 REMIC residual certificates will be residual interest certificates and will not provide any credit support to the other series 2007-C2 certificates. The class V certificates will be neither senior nor subordinate to any other series 2007-C2 certificates, but rather entitle holders to collections of additional interest on the underlying mortgage loan with an anticipated repayment date.

C. Pass-Through Rate	Each class of the series 2007-C2 certificates, other than the series 2007-C2 REMIC residual certificates and the class V certificates, will bear interest. The table on page 7 of this offering prospectus provides the initial pass-through rate and a pass-through rate description for each interest-bearing class of the series 2007-C2 certificates, although as and when indicated the initial pass-through rate shown is approximate. Additionally, a more detailed description of the pass-through rate and/or how it will be calculated with respect to each interest-bearing class of the series 2007-C2 certificates is set forth under ‘‘Description of the Offered Certificates— Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.

D. Weighted Average Life and Principal Window	The weighted average life of any class of series 2007-C2 principal balance certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investors. The principal window for any class of series 2007-C2 principal balance certificates is the period during which the holders of those certificates will receive payments of principal. The weighted average life and principal window shown in the table on page 7 of this offering prospectus for each class of offered certificates, exclusive of the class X-CP and X-W certificates, were calculated based on the following assumptions with respect to each underlying mortgage loan—

•	the related borrower timely makes all payments on the mortgage loan,

•	if the mortgage loan has an anticipated repayment date (see ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties—Payment and Other Terms’’ below), the mortgage loan will be paid in full on that date, and

•	the mortgage loan will not otherwise be prepaid prior to stated maturity.

The weighted average life and principal window shown in the table on page 7 of this offering prospectus for each class of offered certificates, exclusive of the class X-CP and X-W certificates, were further calculated based on the other modeling assumptions referred to under ‘‘Yield and Maturity Considerations’’ in, and set forth in the glossary to, this offering prospectus.

E. Ratings	The ratings shown in the table on page 7 of this offering prospectus for the offered certificates are those of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page 7 of this offering prospectus.

The ratings assigned to the respective classes of offered certificates will represent the likelihood of—

•	timely receipt by the holders of all interest to which they are entitled on each distribution date, and

•	except in the case of the class X-CP and X-W certificates, the ultimate receipt by the holders of all principal to which they are entitled by the applicable rated final distribution date described under ‘‘—Relevant Dates and Periods—Rated Final Distribution Date’’ below.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

Further, the ratings on the respective classes of offered certificates do not represent any assessment of: the tax attributes of the offered certificates; the likelihood, frequency or extent of receipt of principal prepayments; the extent to which interest payable on any class of offered certificates may be reduced in connection with prepayment interest shortfalls; the extent of receipt of prepayment premiums, yield maintenance charges, default interest or post-anticipated repayment date additional interest; or the investors’ anticipated yield to maturity.

See ‘‘Ratings’’ in this offering prospectus.

Relevant Parties

Issuing Entity	LB-UBS Commercial Mortgage Trust, Series 2007-C2 will be the issuing entity for the series 2007-C2 securitization transaction. The issuing entity is sometimes referred to in this offering prospectus and in the accompanying base prospectus as the ‘‘trust’’ or the ‘‘trust fund.’’ See ‘‘Transaction Participants—The Issuing Entity’’ in this offering prospectus.

Depositor	We are Structured Asset Securities Corporation II, the depositor of the series 2007-C2 securitization transaction. We are a special purpose Delaware corporation. Our address is 745 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 526-7000. See ‘‘Transaction Participants—The Depositor’’ in the accompanying base prospectus and ‘‘Transaction Participants—The Depositor’’ in this offering prospectus.

Sponsors	Lehman Brothers Holdings Inc. and UBS Real Estate Investments Inc. will be the sponsors of the series 2007-C2 securitization transaction. Lehman Brothers Holdings Inc. is our affiliate and an affiliate of Lehman Brothers Inc., one of the underwriters. UBS Real Estate Investments Inc. is an affiliate of UBS Global Asset Management (US) Inc., one of the underwriters. See ‘‘Transaction Participants—The Sponsor’’ in the accompanying base prospectus and ‘‘Transaction Participants—The Sponsors’’ in this offering prospectus.

Mortgage Loan Sellers	Each of Lehman Brothers Holdings Inc., UBS Real Estate Investments Inc., Countrywide Commercial Real Estate Finance, Inc. and Greenwich Capital Financial Products, Inc. will be, and an affiliate of Lehman Brothers Holdings Inc. may be, a mortgage loan seller for the series 2007-C2 securitization transaction.

Initial Trustee	LaSalle Bank National Association, a national banking association, will act as the initial trustee on behalf of the series 2007-C2 certificateholders. See ‘‘Transaction Participants— The Trustee’’ in this offering prospectus. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. Following the transfer of the underlying mortgage loans to the issuing entity, the trustee, on behalf of the series

2007-C2 certificateholders, will become the mortgagee of record under each underlying mortgage loan, subject to the discussion under ‘‘—Extendicare Portfolio Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—State Street Building Mortgagee of Record, Master Servicer and Special Servicer’’ below. The trustee will further be responsible for calculating the amount of principal and interest to be paid to, and making distributions to, the Series 2007-C2 certificateholders as described under ‘‘Transaction Participants—The Trustee’’ and ‘‘Description of the Offered Certificates’’ in this offering prospectus.

Initial Master Servicer	Wachovia Bank, National Association, a national banking association, will act as the initial master servicer with respect to the underlying mortgage loans, subject to the discussion under ‘‘—Extendicare Portfolio Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—State Street Building Mortgagee of Record, Master Servicer and Special Servicer’’ below. See ‘‘Transaction Participants—The Servicers—The Initial Master Servicer’’ in this offering prospectus.

Initial Special Servicer	LNR Partners, Inc., a Florida corporation, will act as the initial special servicer for the mortgage pool, subject to the discussion under ‘‘—Extendicare Portfolio Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—State Street Building Mortgagee of Record, Master Servicer and Special Servicer’’ below.

Non-Trust Mortgage Loan Noteholders	The underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Sears Tower, Bethany Maryland Portfolio II, Extendicare Portfolio, Homer Building, 2445 M Street, 2000 Pennsylvania Avenue, 2100 Pennsylvania Avenue, Fed Ex Portfolio and State Street Building, respectively, are each part of a loan combination, as described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus. A loan combination consists of two (2) or more cross-defaulted mortgage loans that are obligations of the same borrower(s) and secured by the same mortgage instrument(s) encumbering the same mortgaged real property or group of mortgaged real properties. However, not all of the mortgage loans comprising any particular loan combination will be transferred to the issuing entity. Any mortgage loan that is part of a loan combination, but is not an asset of the issuing entity, is sometimes referred to in this offering prospectus as a non-trust mortgage loan. Pursuant to one or more co-lender or similar agreements with respect to each of the foregoing loan combinations, the holder of a particular non-trust mortgage loan in the subject loan combination, or a group of holders of the mortgage loans in the subject loan combination (acting together), may be granted various rights and powers with respect to the subject loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. See ‘‘Description of the Mortgage Pool—Loan Combinations’’, ‘‘The Series 2007-C2 Pooling and Servicing Agreement—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ and ‘‘Servicing of the Extendicare Portfolio Loan Combination and the State Street Building Loan Combination’’ in this offering prospectus for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders and/or their representatives and designees.

Extendicare Portfolio Mortgagee of Record, Master Servicer and Special Servicer	The entire Extendicare Portfolio loan combination (including the Extendicare Portfolio underlying mortgage loan) is currently being—and, upon issuance of the series 2007-C2 certificates, will continue to be—serviced and administered pursuant to the series 2006-C7 pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2006-C7, Commercial Mortgage Pass-Through Certificates, Series 2006-C7 commercial mortgage securitization, which provides for servicing arrangements that are similar but not identical to those under the series 2007-C2 pooling and servicing agreement. In that regard—

•	LaSalle Bank National Association is the trustee under the series 2006-C7 pooling and servicing agreement and will, in that capacity, be the mortgagee of record with respect to the entire Extendicare Portfolio loan combination;

•	Wachovia Bank, National Association is the master servicer under the series 2006-C7 pooling and servicing agreement and will, in that capacity, be the initial master servicer for the entire Extendicare Portfolio loan combination, subject to resignation or, solely in connection with an event of default, replacement pursuant to the terms of the series 2006-C7 pooling and servicing agreement; and

•	LNR Partners, Inc., a Florida corporation, is the special servicer under the series 2006-C7 pooling and servicing agreement and will, in that capacity, be the initial special servicer for the entire Extendicare Portfolio loan combination, subject to resignation or replacement pursuant to the terms of the series 2006-C7 pooling and servicing agreement, including replacement, without cause, by the holders of a majority interest in a designated controlling class of series 2006-C7 certificates.

Notwithstanding the foregoing, references in this offering prospectus to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the series 2007-C2 pooling and servicing agreement, unless the context clearly indicates otherwise.

State Street Building Mortgagee of Record, Master Servicer and Special Servicer	The entire State Street Building loan combination (including the State Street Building underlying mortgage loan) is currently being—and, upon issuance of the series 2007-C2 certificates, will continue to be—serviced and administered pursuant to the series 2007-C1 pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 commercial mortgage securitization, which provides for servicing arrangements that are similar but not identical to those under the series 2007-C2 pooling and servicing agreement. In that regard—

•	LaSalle Bank National Association is the trustee under the series 2007-C1 pooling and servicing agreement and will, in that capacity, be the mortgagee of record with respect to the entire State Street Building loan combination pursuant to an assignment out for recordation;

•	KeyCorp Real Estate Capital Markets, Inc. is the master servicer under the series 2007-C1 pooling and servicing agreement and will, in that capacity, be the initial master servicer for the entire State Street Building loan combination, subject to resignation or, solely in connection with an event of default, replacement pursuant to the terms of the series 2007-C1 pooling and servicing agreement; and

•	Midland Loan Services, Inc. is the special servicer under the series 2007-C1 pooling and servicing agreement and will, in that capacity, be the initial special servicer for the entire State Street Building loan combination, subject to resignation or replacement pursuant to the terms of the series 2007-C1 pooling and servicing agreement, including replacement, without cause, by certain of the certificateholders under the 2007-C1 pooling and servicing agreement.

Notwithstanding the foregoing, references in this offering prospectus to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the series 2007-C2 pooling and servicing agreement, unless the context clearly indicates otherwise.

Controlling Class of Certificateholders	The holders or beneficial owners of certificates representing a majority interest in a designated controlling class of the series 2007-C2 certificates will have, directly or acting through a designated representative, certain rights and powers under the series 2007-C2 pooling and servicing agreement, as described under ‘‘Risk Factors—The Interests of the Series 2007-C2 Controlling Class Certificateholders May be in Conflict with the Interests of the Offered Certificateholders’’ and ‘‘The Series 2007-C2 Pooling and Servicing Agreement —The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this offering prospectus.

Unless there are significant losses on the underlying mortgage loans, the controlling class of series 2007-C2 certificateholders will be the holders of a non-offered class of series 2007-C2 certificates.

Summary of Transaction Parties

Sponsor and Seller
Lehman Brothers Holdings Inc. and/or one or more affiliates thereof
Co-Sponsor and Seller
UBS Real Estate Investments Inc
Additional Sellers
Greenwich Capital Financial Products, Inc.
Countrywide Commercial Real Estate Finance, Inc.
Mortgage Loans
Mortgage Loans
Offered Certificates
Underwriters
Lehman Brothers Inc.
UBS Global Asset Management (US) Inc.
Countrywide Securities Corporation
Depositor
Structured Asset Securities Corporation II
Certificates
Mortgage Loans
Special Servicer under Series 2007-C2 PSA
LNR Partners, Inc.
Master Servicer under Series 2007-C2 PSA
Wachovia Bank, National Association
Mortgage Loan Master Servicing
Issuing Entity
LB-UBS Commercial Mortgage Trust 2007-C2
Trustee
LaSalle Bank National Association
Mortgage Loan Special Servicing
Master Servicer of Outside Serviced Mortgage Loans
Wachovia Bank, National Association (Extendicare Portfolio)
KeyCorp Real Estate Capital Markets, Inc. (State Street Building)
Special Servicers of Outside Serviced Mortgage Loans
LNR Partners, Inc. (Extendicare Portfolio)
Midland Loan Services, Inc. (State Street Building)

Relevant Dates and Periods

Cut-off Date	The cut-off date for the mortgage loans that we intend to include in the trust is April 11, 2007. All payments and collections received on each underlying mortgage loan after its cut-off date, excluding any payments or collections that represent amounts due on or before that cut-off date, will belong to the trust.

Three (3) underlying mortgage loans, representing 6.8% of the initial mortgage pool balance, each has its first due date in June 2007. In each such case, at the time of initial issuance of the series 2007-C2 certificates, the related mortgage loan seller will make a supplemental interest payment to the issuing entity to cover one month’s interest on each of those underlying mortgage loans for the interest accrual period beginning in April 2007. For purposes of calculating distributions on the series 2007-C2 certificates, those supplemental interest payments will be treated as if they were made by the respective borrowers.

Issue Date	The date of initial issuance for the offered certificates will be on or about May 9, 2007.

Distribution Frequency / Distribution Date	Payments on the offered certificates are scheduled to occur monthly, commencing in May 2007. During any given month, the distribution date will be the fourth business day following the 11th calendar day of that month or, if that 11th calendar day is not a business day, then the fifth business day following that 11th calendar day.

Record Date	The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month, except that the initial record date will be the date of issuance of the series 2007-C2 certificates. The registered holders of the series 2007-C2 certificates at the close of business on each record date will be entitled to receive, on the following distribution date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

Collection Period	Amounts available for payment on the offered certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period. In general, each collection period—

•	will relate to a particular distribution date,

•	will be approximately one month long,

•	will begin immediately after the prior collection period ends or, in the case of the first collection period, will begin on the day following the cut-off date, and

•	will end on a specified day of the same calendar month in which the related distribution date occurs or, if that specified day is not a business day, then on the immediately following business day.

However, the collection period for any distribution date for any underlying mortgage loan that is part of a loan combination may differ from the collection period with respect to the rest of the mortgage pool for that distribution date. Accordingly, there may be multiple collection periods with respect to each distribution date, such as (a) a collection period with respect to each underlying mortgage loan that is part of a loan combination, and (b) a collection period with respect to the rest of the mortgage pool, which collection periods will not necessarily coincide with each other.

Unless the context clearly indicates otherwise, references in any other portion of this offering prospectus to ‘‘collection period’’ will mean, individually and collectively, as applicable, all of the foregoing collection periods for the subject distribution date.

Interest Accrual Period	The amount of interest payable with respect to the offered certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for the offered certificates for any distribution date will be the period commencing on the 11th day of the month preceding the month in which that distribution date occurs and ending on the 10th day of the month in which that distribution date occurs. Interest will be calculated with respect to each class of offered certificates assuming that each year consists of twelve 30-day months.

Rated Final Distribution Date	The rated final distribution date for the respective classes of the offered certificates with principal balances is the distribution date in 20 . See ‘‘Ratings’’ in this offering prospectus.

Description of the Offered Certificates

Registration and Denominations	We intend to deliver the offered certificates in book-entry form in original denominations of $10,000 initial principal balance—or, solely in the case of the class X-CP and X-W certificates, $250,000 initial notional amount—and in any greater whole dollar denominations.

You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company, and they will be registered in the name of Cede & Co. as nominee for The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under ‘‘Description of the Offered Certificates—Registration and Denominations’’ in this offering prospectus and under ‘‘Description of the Certificates—Book-Entry Registration’’ in the accompanying base prospectus.

Payments

A. General	The trustee will make payments of interest and, except in the case of the class X-CL, X-CP and X-W certificates, principal to the following classes of series 2007-C2 certificateholders, sequentially as follows:

1st	A-1, A-2, A-AB, A-3, A-1A, X-CL,X-CP and X-W
2nd	A-M
3rd	A-J
4th	B
5th	C
6th	D
7th	E
8th	F
9th	G
10th	H
11th	J
12th	K
13th	L
14th	M
15th	N
16th	P
17th	Q
18th	S
19th	T

Amounts allocable as interest and principal with respect to the non-trust mortgage loans will not be available to make payments of interest and/or principal with respect to the classes of series 2007-C2 certificates listed in the foregoing table.

The allocation of interest payments among the A-1, A-2, A-AB, A-3, A-1A, X-CL, X-CP and X-W classes is described under ‘‘—Payments—Payments of Interest’’ below. The series 2007-C2 REMIC residual certificates and the class V certificates do not bear interest and do not entitle their respective holders to payments of interest.

The allocation of principal payments among the A-1, A-2, A-AB, A-3 and A-1A classes is described under ‘‘—Payments—Payments of Principal’’ below. The class X-CL, X-CP and X-W certificates and the series 2007-C2 REMIC residual certificates and the class V certificates do not have principal balances and do not entitle their respective holders to payments of principal.

See ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this offering prospectus.

B. Loan Groups	For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into:

•	a loan group 1 consisting of all of the underlying mortgage loans that are generally secured by property types other than multifamily and mobile home park, together with two (2) underlying mortgage loans that are each secured by a multifamily or mobile home park property; and

•	a loan group 2 consisting of all but two (2) of the underlying mortgage loans that are generally secured by multifamily and mobile home park properties.

Loan group 1 will contain a total of 124 underlying mortgage loans that represent 81.5% of the initial mortgage pool balance, and loan group 2 will contain a total of 47 underlying mortgage loans that represent 18.5% of the initial mortgage pool balance. The loan group in which each underlying mortgage loan is included is identified on Annex A-1 to this offering prospectus.

As and to the extent described under ‘‘—Payments of Principal’’ and ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘—Payments—Priority of Payments’’ below in this offering prospectus, amounts collected with respect to loan group 2 will have a direct effect on distributions to the holders of the class A-1A certificates and amounts collected with respect to loan group 1 will have a direct effect on distributions to the holders of the class A-1, A-2, A-AB and A-3 certificates.

C. Payments of Interest	Each class of series 2007-C2 certificates—other than the series 2007-C2 REMIC residual certificates and the class V certificates—will bear interest. In each case, that interest will accrue during each interest accrual period based upon—

•	the pass-through rate applicable for the particular class of series 2007-C2 certificates for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of the particular class of series 2007-C2 certificates outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months.

Interest payments with respect to the class A-1, A-2, A-AB, A-3, A-1A, X-CL, X-CP and X-W certificates are to be made concurrently:

•	in the case of the class A-1, A-2, A-AB and A-3 certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of series 2007-C2 certificates, from available funds attributable to loan group 1;

•	in the case of the class A-1A certificates, from available funds attributable to loan group 2; and

•	in the case of the class X-CP, X-CL and X-W certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of series 2007-C2 certificates, from available funds attributable to loan group 1 and/or loan group 2;

provided that, if the foregoing would result in a shortfall in the interest payment on any of the A-1, A-2, A-AB, A-3, A-1A, X-CL, X-CP and/or X-W classes, then payments of interest will be made on those classes of series 2007-C2 certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced thereby, from available funds attributable to the entire mortgage pool; and provided, further, that the ‘‘available funds’’ referred to above in this sentence do not include amounts attributable to any non-trust mortgage loan.

The borrowers under the underlying mortgage loans are generally prohibited from making whole or partial voluntary prepayments that are not accompanied by a full month’s interest on the prepayment. If, however, a whole or partial voluntary prepayment—or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment —on an underlying mortgage loan is not accompanied by the amount of one full month’s interest on the prepayment, then, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this offering prospectus, the resulting shortfall, less—

•	the amount of the master servicing fee that would have been payable from that uncollected interest, and

•	in the case of a voluntary prepayment on a non-specially serviced mortgage loan, the applicable portion of the payment made by the master servicer (if any) to cover prepayment interest shortfalls resulting from the voluntary prepayments on non-specially serviced mortgage loans during the related collection period, will generally be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2007-C2 certificates, including the offered certificates, on a pro rata basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period.

On each distribution date, subject to available funds and the payment priority described under ‘‘—Payments—General’’ above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

See ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ and ‘‘—Payments—Priority of Payments’’ in this offering prospectus.

D. Payments of Principal	Subject to available funds and the payment priority described under ‘‘—Payments—General’’ above, the holders of each class of offered certificates, other than the class X-CP and X-W certificates, will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

Subject to the discussion under ‘‘—Payments—Amortization, Liquidation and Payment Triggers’’ below, the trustee is required to make payments of principal to the holders of the various classes of the series 2007-C2 principal balance certificates, in a specified sequential order, such that:

•	no payments of principal will be made to the holders of any of the class G, H, J, K, L, M, N, P, Q, S and T certificates until the total principal balance of the offered certificates (exclusive of the class X-CP and X-W certificates) is reduced to zero;

•	no payments of principal will be made to the holders of the class A-M, A-J, B, C, D, E or F certificates until, in the case of each class of those offered certificates, the total principal balance of all more senior classes of offered certificates (exclusive of the class X-CP and X-W certificates) is reduced to zero;

•	no payments of principal with respect to loan group 1 will be made to the holders of the class A-1A certificates until the total principal balance of the class A-1, A-2, A-AB and A-3 certificates is reduced to zero;

•	no payments of principal with respect to loan group 2 will be made to the holders of the class A-1, A-2, A-AB and/or A-3 certificates until the total principal balance of the class A-1A certificates is reduced to zero;

•	no payments of principal will be made to the holders of the class A-1, A-2, A-AB and/or A-3 certificates on any given distribution date until the holders of the class A-1A certificates have received all payments of principal to which they are entitled on that distribution date with respect to loan group 2;

•	on any given distribution date, beginning with the distribution date in , the total principal balance of the class A-AB certificates must be paid down to the applicable scheduled principal balance for that class set forth on Annex F to this offering prospectus before any payments of principal are made with respect to the class A-1, A-2 and/or A-3 certificates; and

•	no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1, A-2 and A-AB certificates is reduced to zero, no payments of principal will be made to the holders of the class A-AB certificates (other than as described in the immediately preceding bullet) until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

The total payments of principal to be made on the series 2007-C2 principal balance certificates on any distribution date will, in general, be a function of—

•	the amount of scheduled payments of principal due or, in some cases, deemed due on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee; and

•	the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

However, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2007-C2 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the series 2007-C2 certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group (i.e., loan group 1 or loan group 2, as applicable) that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

The class X-CL, X-CP, X-W and V certificates and the series 2007-C2 REMIC residual certificates do not have principal balances and do not entitle their holders to payments of principal.

See ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘—Payments—Priority of Payments’’ in this offering prospectus.

E.	Amortization, Liquidation and Payment Triggers	Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the issuing entity, the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates may be reduced to zero at a time when the class A-1, A-2, A-AB, A-3 and A-1A certificates, or any two or more classes of those certificates, remain outstanding. If that occurs, then any payments of principal on the outstanding class A-1, A-2, A-AB, A-3 and A-1A certificates will be made among those classes of series 2007-C2 certificates on a pro rata basis in accordance with their respective total principal balances.

Also, specified parties may terminate the trust when the mortgage pool balance is reduced to less than approximately 1.0% of the initial total principal balance of the series 2007-C2 principal balance certificates, as described under ‘‘—Optional Termination’’ below.

F.	Payments of Prepayment Premiums and Yield Maintenance Charges	If any prepayment premium or yield maintenance charge is collected on any of the underlying mortgage loans, then the trustee will pay that amount, net of any liquidation fee or workout fee payable in connection with the receipt thereof, in the proportions described under ‘‘Description of the Offered Certificates— Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus, to—

•	the holders of the class X-CL certificates;

•	the holders of the class X-CP certificates;

•	the holders of the class X-W certificates; and/or

•	the holders of any of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and/or K certificates that are then entitled to receive any principal payments with respect to the loan group that includes the prepaid mortgage loan.

Fees and Expenses	The amounts available for distribution on the series 2007-C2 certificates on any distribution date will generally be net of the following amounts:

Type / Recipient (1)	Amount	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, an interest strip that accrues at the related master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on that mortgage loan. (2)	Monthly

Type / Recipient (1)	Amount	Frequency
Additional Master Servicing Compensation / Master Servicer	Prepayment interest excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period.	Time to time
	All interest and investment income earned on amounts on deposit in the master servicer’s pool custodial account and in any serviced loan combination-specific custodial account.	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account maintained by the master servicer, to the extent not otherwise payable to the borrowers.	Monthly
Outside Master Servicing Fee/ Applicable Master Servicer of an Outside Serviced Underlying Mortgage Loan	With respect to each of the Extendicare Portfolio underlying mortgage loan and the State Street Building underlying mortgage loan, an interest strip that accrues at the related outside master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on the subject outside serviced underlying mortgage loan.(3)	Monthly
Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan (other than the outside serviced underlying mortgage loans) and non-trust mortgage loan that is being specially serviced or as to which the related mortgaged real property has become an REO property, an amount that, for any one-month period, will equal one-twelfth of the product of the annual special servicing fee rate, multiplied by the same principal amount on which interest accrues or is deemed to accrue from time to time on such mortgage loan. (4)	Monthly
Workout Fee / Special Servicer	With respect to each underlying mortgage loan (other than the outside serviced underlying mortgage loans) and non-trust mortgage loan that has been and continues to be worked out, the workout fee rate of 1.0% multiplied by each collection of interest (other than default interest), principal and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.	Time to time

Type / Recipient (1)	Amount	Frequency
Liquidation Fee / Special Servicer	With respect to any specially serviced mortgage loan (other than an outside serviced underlying mortgage loan) for which the special servicer obtains a full, partial or discounted payoff and with respect to any specially serviced mortgage loan (other than an outside serviced underlying mortgage loan) or REO property as to which the special servicer obtains any liquidation proceeds, with limited exceptions, an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of default interest).	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the special servicer’s REO account.	Monthly
Outside Special Servicing Fee/ Applicable Special Servicer of an Outside Serviced Underlying Mortgage Loan	With respect to each of the Extendicare Portfolio underlying mortgage loan and the State Street Building underlying mortgage loan, an amount that, for any one-month period, will equal one-twelfth of the product of the related annual outside special servicing fee rate, multiplied by the same principal amount on which interest accrues or is deemed to accrue from time to time on the subject outside serviced underlying mortgage loan.(3)	Monthly
Outside Serviced Trust Mortgage Loan Workout Fee and Liquidation Fee / Other Special Servicer of an Outside Serviced Underlying Mortgage Loan	With respect to each outside serviced underlying mortgage loan, the related liquidation fee and workout fee due and owing under the applicable outside servicing agreement are substantially identical to the corresponding fees under the series 2007-C2 pooling and servicing agreement.	Time to Time

Type / Recipient (1)	Amount	Frequency
Additional Servicing Compensation / Master Servicer and/or Special Servicer(5)	All assumption fees, assumption application fees, modification fees, consent fees, extension fees, defeasance fees and similar fees actually collected on the underlying mortgage loans (other than the outside serviced underlying mortgage loans) and the non-trust mortgage loans.	Monthly
	Late payment charges and default interest collected on any mortgage loan (and, in the case of an outside serviced underlying mortgage loan, passed through to the issuing entity), but only to the extent such late payment charges and default interest are not otherwise applied to cover (i) interest on advances or (ii) additional trust fund expenses (exclusive of special servicing fees, liquidation fees and workout fees) with respect to the subject mortgage loan or mortgaged real property, which items either are then currently payable or were previously paid from collections on the mortgage pool and not previously reimbursed.	Time to time
Trustee Fee / Trustee	With respect to each and every underlying mortgage loan, an interest strip that accrues at the trustee fee rate on the stated principal balance of that mortgage loan from time to time. (6)	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s collection account and interest reserve account.	Monthly
Expenses
Servicing Advances / Trustee, Master Servicer or Special Servicer	To the extent of funds available, the amount of any servicing advances. (7)(9)	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding servicing advance. (8)(9)	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances. (7)	Time to Time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding P&I advance. (8)	Time to time
Indemnification Expenses / Trustee, Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the series 2007-C2 pooling and servicing agreement. (10)	Time to time

Type / Recipient (1)	Amount	Frequency
Servicing Advances, Interest on Servicing Advances, Indemnification Expenses / Master Servicer or Special Servicer of an Outside Serviced Underlying Mortgage Loan	Substantially the same as corresponding items under the series 2007-C2 pooling and servicing agreement. (11)	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and be reimbursed for the same expenses of the master servicer described in this offering prospectus. Any change to the fees and expenses described in this offering prospectus would require an amendment to the series 2007-C2 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus.
(2)	The master servicing fee rate payable under the series 2007-C2 pooling and servicing agreement for each outside serviced underlying mortgage loan will be 0.01% per annum. The master servicing fee rate payable under the series 2007-C2 pooling and servicing agreement for each other underlying mortgage loan will range, on a loan-by-loan basis, from 0.02% per annum to 0.08% per annum.
(3)	The outside master servicing fee rate for the Extendicare Portfolio underlying mortgage loan will equal 0.01% per annum and the outside special servicing fee rate for the Extendicare Portfolio underlying mortgage loan will equal 0.25% per annum. The outside master servicing fee rate for the State Street Building underlying mortgage loan will equal 0.01% per annum and the outside special servicing fee rate for the State Street Building underlying mortgage loan will equal 0.25% per annum.
(4)	The special servicing fee rate for each underlying mortgage loan (other than an outside serviced underlying mortgage loan) will equal 0.25% per annum.
(5)	Allocable between the master servicer and the special servicer as provided in the series 2007-C2 pooling and servicing agreement.
(6)	The trustee fee rate will equal 0.0005% per annum.
(7)	Reimbursable out of collections on the related underlying mortgage loan, except that advances that are determined not to be recoverable out of related collections will, in general, be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool.
(8)	In general, payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool.
(9)	In the case of a loan combination serviced under the series 2007-C2 pooling and servicing agreement, payable out of collections thereon.
(10)	Payable out of general collections on the mortgage pool. In general, none of the above specified persons is entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2007-C2 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 2007-C2 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2007-C2 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2007-C2 pooling and servicing agreement, or allocable overhead.
(11)	To the extent related to the Extendicare Portfolio loan combination or the State Street Building loan combination, payable out of collections on the subject loan combination.

The foregoing fees and expenses will generally be payable prior to distribution on the series 2007-C2 certificates. Further information with respect to the foregoing fees and expenses, as well as additional expenses of the trust, including information regarding the general purpose of and the source of payment for those fees and expenses, is set forth under ‘‘Description of the Offered Certificates—Fees and Expenses’’ in this offering prospectus.

Reductions of Certificate Principal Balances in Connection with Losses on the Underlying Mortgage Loans and Default-Related and Other Unanticipated Expenses	Because of losses on the underlying mortgage loans—including, for this purpose, advances that are reimbursed out of general collections on the mortgage pool because collections on the related underlying mortgage loan are determined to be insufficient to make such reimbursement—and/or default-related and other unanticipated expenses of the issuing entity, the total principal balance of the mortgage pool, net of outstanding advances of principal, may fall below the total principal balance of the series 2007-C2 principal balance certificates. If and to the extent that those losses on the underlying mortgage loans and/or expenses of the issuing entity cause such a deficit to exist following the payments made on the series 2007-C2 certificates on any distribution date, the total principal balances of the following classes of series 2007-C2 principal balance certificates will be sequentially reduced, in the following order, until that deficit is eliminated:

Reduction Order	Class
1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J
18th	A-M
19th	A-1, A-2, A-AB, A-3 and A-1A, pro rata by total principal balance

See ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus.

Reports to Certificateholders	On each distribution date, the trustee will provide or make available to the registered holders of the series 2007-C2 certificates a monthly report substantially in the form of Annex D to this offering prospectus. The trustee’s report will detail, among other things, the payments made to the series 2007-C2 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties.

Upon reasonable prior notice, you may also review at the trustee’s offices during normal business hours a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans.

See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this offering prospectus.

Optional Termination	Specified parties to the transaction may terminate the trust by purchasing all of the mortgage loans and any foreclosure properties held by the trust, but only when the total principal balance of the mortgage pool, net of outstanding advances of principal, is less than 1.0% of the initial total principal balance of the series 2007-C2 principal balance certificates.

In addition, following the date on which the total principal balances of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F and G certificates are reduced to zero, the trust fund may also be terminated, with the consent of 100% of the remaining 2007-C2 certificateholders and the master servicer and subject to such additional conditions as may be set forth in the series 2007-C2 pooling and servicing agreement, in connection with an exchange of all the remaining series 2007-C2 certificates for all the mortgage loans and foreclosure properties remaining in the trust fund at the time of exchange.

See ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus.

The Underlying Mortgage Loans and the Mortgaged Real Properties

General	In this section, ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties,’’ we provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information regarding those mortgage loans, you should review the following sections in this offering prospectus:

•	‘‘Risk Factors;’’

•	‘‘Description of the Mortgage Pool;’’

•	Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans;

•	Annex A-2—Certain Characteristics of the Mortgage Pool;

•	Annex A-3—Certain Characteristics of Loan Group 1;

•	Annex A-4—Certain Characteristics of Loan Group 2;

•	Annex A-5—Certain Monetary Terms of the Underlying Mortgage Loans;

•	Annex A-6—Certain Information Regarding Reserves; and

•	Annex B—Certain Information Regarding Multifamily Properties.

For purposes of calculating distributions on certain classes of the offered certificates, the pool of mortgage loans backing the series 2007-C2 certificates will be divided into a loan group 1 and a loan group 2.

Loan group 1 will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park, together with two (2) other underlying mortgage loans that are each secured by a multifamily or mobile home park property. Loan group 1 will consist of 124 mortgage loans, with an initial loan group 1 balance of $2,898,682,978.61, representing approximately 81.5% of the initial mortgage pool balance.

Loan group 2 will consist of all but two (2) of the underlying mortgage loans that are secured by multifamily or mobile home park properties. Loan group 2 will consist of 47 mortgage loans, with an initial loan group 2 balance of $659,832,881.85, representing approximately 18.5% of the initial mortgage pool balance. See Annex B—Certain Information Regarding Multifamily Properties.

When reviewing the information that we have included in this offering prospectus, including the Annexes hereto, with respect to the mortgage loans that are to back the offered certificates, please note that—

•	All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

•	References to initial mortgage pool balance mean the aggregate cut-off date principal balance of all the underlying mortgage loans, references to the initial loan group 1 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group 1 and references to the initial loan group 2 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group 2. We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the trust. We show the cut-off date principal balance for each of the underlying mortgage loans on Annex A-1 to this offering prospectus.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances.

•	When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group 1 balance or the initial loan group 2 balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances.

•	With respect to each of the underlying mortgage loans that are part of a loan combination, unless the context clearly indicates otherwise, certain statistical information—in particular, information relating to debt service coverage ratios, loan-to-value ratios and loan amount per square foot or other unit of measurement—in this offering prospectus is calculated in the following manner:

1.	with respect to each of the Sears Tower underlying mortgage loan, the Extendicare Portfolio underlying mortgage loan and the State Street Building underlying mortgage loan, taking into account the corresponding pari passu non-trust mortgage loan(s) in the subject loan combination; and

2.	with respect to each of the Sears Tower underlying mortgage loan, the Bethany Maryland Portfolio II underlying mortgage loan, the Homer Building underlying mortgage loan, the 2445 M Street underlying mortgage loan, the 2000 Pennsylvania Avenue underlying mortgage loan, the 2100 Pennsylvania Avenue underlying mortgage loan and the Fed Ex Portfolio underlying mortgage loan, without regard to the corresponding subordinate non-trust mortgage loan(s) in the subject loan combination.

See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Sears Tower Mortgage Loan’’, ‘‘—Significant Underlying Mortgage Loans—The Bethany Maryland Portfolio II Mortgage Loan’’, ‘‘—Significant Underlying Mortgage Loans—The Extendicare Portfolio Mortgage Loan,’’ ‘‘—Significant Underlying Mortgage Loans—The Homer Building Mortgage Loan’’ and ‘‘—Loan Combinations’’ in this offering prospectus.

•	The series 2007-C2 securitization transaction will include an underlying mortgage loan with an aggregate debt in the amount of $165,000,000 as of the cut-off date, which aggregate debt is (a) secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as One Alliance Center and (b) evidenced by two separate promissory notes—one in the aggregate current principal amount of $84,150,000 that will be contributed to the securitization by Lehman Brothers Holdings Inc., and one in the aggregate current principal amount of $80,850,000 that will be contributed to the securitization by Countrywide Commercial Real Estate Finance, Inc. Notwithstanding that it is evidenced by two mortgage notes, such aggregate debt is generally treated in this offering prospectus as a single underlying mortgage loan unless the context indicates otherwise, provided that, for the purposes of identifying the respective obligations of us, as depositor, and Countrywide Commercial Real Estate Finance, Inc. with respect to such underlying mortgage loan in this offering prospectus, such aggregate debt is treated as two (2) separate underlying mortgage loans.

•	The series 2007-C2 securitization transaction will include an underlying mortgage loan in the principal amount of $86,700,000 as of the cut-off date, which underlying mortgage loan is secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 2445 M Street and evidenced by a single promissory note. A $42,483,000 portion of that underlying mortgage loan will be contributed to the series 2007-C2 securitization by Lehman Brothers Holdings Inc. and a $44,217,000 portion of that underlying mortgage loan will be contributed to the series 2007-C2 securitization by Greenwich Capital Financial Products, Inc. Notwithstanding that the 2445 M Street underlying mortgage loan is evidenced by a single promissory note and is generally treated as a single underlying mortgage loan, the 2445 M Street underlying mortgage loan is treated, for the purposes of identifying the respective obligations of us, as depositor, and Greenwich Capital Financial Products, Inc. with respect to such underlying mortgage loan in this offering prospectus, as two separate underlying mortgage loans. The 2445 M Street underlying mortgage loan is also part of a loan combination that includes a subordinate non-trust loan, which is represented by a separate $15,165,572 promissory note that is not part of the trust.

•	If any of the underlying mortgage loans is secured by multiple real properties located in more than one state or representing more than one property type, a portion of the subject mortgage loan has been allocated to each of those properties.

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group 1 or loan group 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group 1 and loan group 2. The general characteristics of each such loan group should also be analyzed when making an investment decision. See ‘‘—Additional Statistical Information’’ below.

•	Whenever we refer to a particular mortgaged real property, or mortgage loan, by name, unless the particular term is otherwise specifically defined, we mean the mortgaged real property, or the mortgage loan secured by the mortgaged real property, identified by that name on Annex A-1 to this offering prospectus.

•	Two (2) mortgage loans that we intend to transfer to the issuing entity, representing 5.1% of the initial mortgage pool balance, 6.2% of the initial loan group 1 balance, have not closed as of the date of the preparation of this offering prospectus and therefore certain mortgage loan characteristics included in this offering prospectus for those mortgage loans may have been estimated. As a result, certain statistical information in this offering prospectus may change if those mortgage loans have different loan characteristics than anticipated.

•	Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates as a result of changes in the composition of the mortgage pool prior to that date.

It has been confirmed to us by S&P and/or Fitch that seven (7) of the mortgage loans that we intend to include in the trust, representing 26.5% of the initial mortgage pool balance, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. Four (4) of those mortgage loans are described under ‘‘Description of the Mortgage Pool — Significant Underlying Mortgage Loans’’ in this offering prospectus.

Loan Combinations	Nine (9) underlying mortgage loans, representing 29.1% of the initial mortgage pool balance, are, in each case, part of a loan combination comprised of two (2) or more cross-defaulted mortgage loans that are all: (a) obligations of the same borrower(s); and (b) secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. However, not all of the mortgage loans comprising any particular loan combination will be included in the trust. Any mortgage loan that is part of a loan combination, but is not included in the trust, is sometimes referred to in this offering prospectus as a non-trust mortgage loan.

The following underlying mortgage loans are each part of a loan combination:

Mortgaged Property Name (as identified on Annex A-1 to this Offering Prospectus)	Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Original Principal Balance of Related Pari Passu Non-Trust Loan(s)(1)	Original Principal Balance of Related Subordinate Non-Trust Loan(s)(2)
Sears Tower	$340,000,000	9.6%	$340,000,000	$100,000,000
Bethany Maryland Portfolio II	$185,000,000	5.2%	NAP	$32,000,000
Extendicare Portfolio	$125,000,000	3.5%	$375,000,000	NAP
Homer Building	$88,000,000	2.5%	NAP	$70,000,000
2445 M Street	$86,700,000	2.4%	NAP	$15,165,572
2000 Pennsylvania Avenue	$84,354,091	2.4%	NAP	$27,649,909
2100 Pennsylvania Avenue	$68,700,000	1.9%	NAP	$19,300,000
Fed Ex Portfolio	$30,800,000	0.9%	NAP	$1,160,000
State Street Building	$25,500,000	0.7%	$749,500,000	NAP

(1)	Reflects pari passu non-trust mortgage loans that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the subject loan combination.
(2)	Reflects subordinate non-trust mortgage loans that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a sequentially subordinate, but pro rata, basis with the related underlying mortgage loan, any related pari passu non-trust mortgage loan(s) and, in certain cases, another related subordinate non-trust mortgage loan, in the subject loan combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject loan combination, entitled to payments of principal and interest, only following payment of all accrued interest (other than default interest) and the total outstanding principal balance of the related underlying mortgage loan, any related pari passu non-trust mortgage loan(s) and, in certain cases, another related subordinate non-trust mortgage loan, in the subject loan combination.

For a more detailed description of the priority of payments among the mortgage loans comprising each loan combination, see ‘‘Description of the Mortgage Pool —Loan Combinations’’ in this offering prospectus.

Except as discussed above under ‘‘—Extendicare Portfolio Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—State Street Building Mortgagee of Record, Master Servicer and Special Servicer,’’ each of the loan combinations will be serviced under the series 2007-C2 pooling and servicing agreement by the master servicer and the special servicer thereunder.

See ‘‘Description of the Mortgage Pool—Loan Combinations’’, ‘‘The Series 2007-C2 Pooling and Servicing Agreement—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ and ‘‘Servicing of the Extendicare Portfolio Loan Combination and the State Street Building Loan Combination’’ in this offering prospectus for a more detailed description of certain rights of the respective non-trust mortgage loan noteholders and/or their representatives and designees. See also ‘‘Risk Factors—Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property’’ in this offering prospectus.

Acquisition of Mortgage Loans	On or prior to the date of initial issuance of the offered certificates, we will acquire the mortgage loans from Lehman Brothers Holdings Inc. and/or an affiliate thereof, UBS Real Estate Investments Inc., Greenwich Capital Financial Products, Inc. and Countrywide Commercial Real Estate Finance, Inc. and will transfer the mortgage loans to the trust. Following the date of initial issuance of the series 2007-C2 certificates, no party will have the ability to add mortgage loans to the trust fund.

Payment and Other Terms	Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with interest. Repayment of each of the mortgage loans that we intend to include in the trust is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for limited permitted encumbrances, which we identify in the glossary to this offering prospectus, that mortgage lien will be a first priority lien.

All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse. None of those mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

Each of the mortgage loans that we intend to include in the trust currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this offering prospectus. The mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan, except with respect to (i) the mortgage loan that has an anticipated repayment date, as described below, (ii) the Bethany Maryland Portfolio II underlying mortgage loan, which provides for a one-time step-up in rate and then a subsequent one-time step-down in rate, (iii) the 200 Galleria underlying mortgage loan, which provides for a one-time step-up in rate and (iv) the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Northstar, which mortgage loan provides for a one-time step-up in rate and then a subsequent one-time step-down in rate. Except for the mortgage loan that has an anticipated repayment date, as described below, none of the underlying mortgage loans provides for negative amortization or the deferral of interest payments.

Subject, in some cases, to a next business day convention—

•	170 of the mortgage loans that we intend to include in the trust, representing 97.6% of the initial mortgage pool balance, each provides for scheduled payments of principal and/or interest to be due on the eleventh day of each month; and

•	one (1) of the mortgage loans that we intend to include in the trust, representing 2.4% of the initial mortgage pool balance, each provides for scheduled payments of principal and/or interest to be due on the sixth day of each month.

One hundred seventy (170) of the mortgage loans that we intend to include in the trust, representing 96.3% of the initial mortgage pool balance, of which 123 mortgage loans are in loan group 1, representing 95.4% of the initial loan group 1 balance, and 47 mortgage loans are in loan group 2, representing 100.0% of the initial loan group 2 balance, respectively, are balloon mortgage loans, which provide for:

•	either (a) amortization schedules that (i) are significantly longer than their respective remaining terms to stated maturity and (ii) in some cases, begin following the end of an initial interest-only period or (b) no amortization prior to stated maturity; and

•	a substantial balloon payment of principal on each of their respective maturity dates.

Sixty-seven (67) of the balloon mortgage loans identified in the prior paragraph, representing 65.4% of the initial mortgage pool balance, of which 45 mortgage loans are in loan group 1, representing 62.5% of the initial loan group 1 balance, and 22 mortgage loans are in loan group 2, representing 78.2% of the initial loan group 2 balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another 62 of the balloon mortgage loans identified in the prior paragraph, representing 24.7% of the initial mortgage pool balance, of which 42 mortgage loans are in loan group 1, representing 26.0% of the initial loan group 1 balance, and 20 mortgage loans are in loan group 2, representing 19.0% of the initial loan group 2 balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the related stated maturity date.

One (1) of the mortgage loans that we intend to include in the trust, representing 3.7% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1 and represents 4.6% of the initial loan group no. 1 balance, provides material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to the related maturity date. We consider that date to be the anticipated repayment date for that mortgage loan. There can be no assurance, however, that these incentives will result in the subject mortgage loan being paid in full on or before its anticipated repayment date. The incentives, which in each case will become effective as of the related anticipated repayment date, include:

1.	the calculation of interest at a rate per annum in excess of the initial mortgage interest rate, with payment of the additional interest in excess of interest at the initial mortgage interest rate to be deferred until after the outstanding principal balance of the mortgage loan is paid in full; and

2.	the application of excess cash flow from the mortgaged real property, after debt service payments and any specified reserves or expenses have been funded or paid, to pay the principal amount of the mortgage loan, such payment of principal from excess cash flow to be in addition to the principal portion, if any, of the normal monthly debt service payment.

Delinquency/Loss Information	Except as described in the next paragraph, none of the mortgage loans that we intend to include in the trust were as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment, and there has been no forgiveness of interest or principal with respect to any of the mortgage loans that we intend to include in the trust.

Prepayment Provisions	All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

•	a prepayment lock-out period, during which the principal balance of the mortgage loan may not be voluntarily prepaid in whole or in part;

•	a defeasance period, during which voluntary prepayments are still prohibited, but the related borrower may obtain a full or partial release of the related mortgaged real property through defeasance; and/or

•	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions’’ in this offering prospectus.

Advances of Delinquent Monthly Debt Service Payments	Except as described below in this ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ subsection, the master servicer will be required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due or assumed due on the underlying mortgage loans, in each case net of related master servicing fees and workout fees (and, in the case of an outside serviced underlying mortgage loan, further net of any comparable fees payable for the subject mortgage loan pursuant to the governing servicing agreement). In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make. As described under ‘‘The Series 2007-C2 Pooling and Servicing Agreement—Advances— Advances of Delinquent Monthly Debt Service Payments’’ in this offering prospectus, any party that makes an advance will be entitled to be reimbursed for that advance, together with interest at a published prime rate.

Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it or the special servicer determines will not be recoverable from proceeds of the related underlying mortgage loan.

Neither the master servicer nor the trustee will be required to make any advance of delinquent debt service payments with respect to any non-trust mortgage loan included in any of the loan combinations described in this offering prospectus.

Subject to the discussions below regarding the outside serviced underlying mortgage loans, if there occurs or exists any of various specified adverse events or circumstances with respect to any underlying mortgage loan or the mortgaged real property for that mortgage loan, then a new appraisal—or, in cases involving underlying mortgage loans or mortgaged real properties with principal balances or allocated loan amounts, as the case may be, of less than $2,000,000, a valuation estimate of that property—must be obtained or conducted. If, based on that appraisal or other valuation, subject to the discussion below regarding underlying mortgage loans that are part of loan combinations, it is determined that—

•	the principal balance of, and other delinquent amounts due under, the subject underlying mortgage loan, exceed

•	an amount equal to—

1.	90% of the new appraised or estimated value of that real property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information, minus

2.	the amount of any obligations secured by liens on the property, which liens are prior to the lien of the mortgage loan, plus

3.	certain escrows and reserves and any letters of credit constituting additional security for the mortgage loan,

then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced. The reduction will be in generally the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, net of related advances of principal. Appraisal reduction amounts will not affect the principal portion of P&I advances.

The calculation of any appraisal reduction amount, as described above under this ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ section, in respect of any underlying mortgage loan that is part of a loan combination will, in each case, take into account all of the mortgage loans comprising the related loan combination. The applicable servicer will determine whether an appraisal reduction amount exists with respect to the entire subject loan combination based on a calculation that generally treats the subject loan combination as if it was a single underlying mortgage loan. Any resulting appraisal reduction amount will be allocated among the mortgage loans in a loan combination, in general, first, to any related non-trust mortgage loan(s) that are subordinate and, then, to the related underlying mortgage loan or, if applicable, on a pro rata basis by balance, between the related pari passu non-trust mortgage loan(s) and the related underlying mortgage loan, as described in the definition of ‘‘Appraisal Reduction Amount’’ in the Glossary to this offering prospectus. The amount of advances of interest on any of the underlying mortgage loans that are part of a loan combination will reflect any appraisal reduction amount allocable thereto.

Any appraisal reduction amount in respect of the Extendicare Portfolio loan combination or the State Street Building loan combination will be calculated based on a formula set forth in, and an appraisal conducted in accordance with, the pooling and servicing agreement that governs the servicing thereof.

See ‘‘The Series 2007-C2 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments,’’ ‘‘—Required Appraisals’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in this offering prospectus. See also ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus.

Removal of Underlying Mortgage Loans

A.	Repurchase Due to Breach of Representation or Warranty	As of the date of initial issuance of the offered certificates, and subject to certain exceptions, we will make with respect to each underlying mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, and each of UBS Real Estate Investments Inc., Countrywide Commercial Real Estate Finance, Inc. and Greenwich Capital Financial Products, Inc. will make with respect to each underlying mortgage loan contributed by that mortgage loan seller, the representations and warranties generally described under ‘‘Description of the Mortgage Pool—Representations and Warranties’’ in this offering prospectus. If there exists a material uncured breach of any of those representations and warranties, or if there exists a material uncured document omission with respect to any underlying mortgage loan, as discussed under ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ below in this offering prospectus, then we, in the case of a mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, and each of UBS Real Estate Investments Inc., Countrywide Commercial Real Estate Finance, Inc. and Greenwich Capital Financial Products, Inc., in the case of a mortgage loan contributed by that mortgage loan seller, may be required, under certain circumstances, to repurchase the affected mortgage loan at a price generally equal to the sum of (a) the unpaid principal balance of that mortgage loan at the time of purchase, (b) all unpaid interest, other than default interest, due with respect to that mortgage loan through the due date in the collection period of purchase, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made with respect to that mortgage loan, and (e) certain other amounts payable under the series 2007-C2 pooling and servicing agreement.

Notwithstanding the foregoing, the obligation to repurchase an underlying mortgage loan only arises if we are, or the applicable mortgage loan seller is, as the case may be, unable to cure the subject material breach or material document defect, as the case may be, and we do not, or the applicable mortgage loan seller does not, as the case may be, exercise the option to instead pay an amount equal to the loss of value directly attributed to such material breach or material document omission (which amount may not cover the amount of actual losses and expenses incurred by the trust). The foregoing obligation to cure, pay loss of value or repurchase is further contingent on (i) us, UBS Real Estate Investments Inc., Countrywide Commercial Real Estate Finance, Inc. or Greenwich Capital Financial Products, Inc. being notified of the subject missing document or breach and (ii) either (a) we, in the case of an underlying mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, or UBS Real Estate Investments Inc., Countrywide Commercial Real Estate Finance, Inc. or Greenwich Capital Financial Products, Inc., in the case of an underlying mortgage loan contributed by that mortgage loan seller, agreeing that, or (b) an arbitration panel making a binding determination that, a material breach or a material document omission, as the case may be, exists.

The underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as One Alliance Center is actually evidenced by two mortgage notes, one in the current aggregate principal amount of $84,150,000 that will be contributed to the series 2007-C2 securitization transaction by Lehman Brothers Holdings Inc., and one in the current aggregate principal amount of $80,850,000 that will be contributed to the series 2007-C2 securitization transaction by Countrywide Commercial Real Estate Finance, Inc. For purposes of the discussion in the two preceding paragraphs, the respective notes representing that underlying mortgage loan contributed to the series 2007-C2 securitization transaction by Lehman Brothers Holdings Inc. and Countrywide Commercial Real Estate Finance, Inc. will be considered to be two (2) separate mortgage loans. We will not have any obligation to the trust with respect to the One Alliance Center mortgage note contributed to the series 2007-C2 securitization transaction by Countrywide Commercial Real Estate Finance, Inc., and it will not have any obligation to the trust with respect to the One Alliance Center mortgage notes contributed to the series 2007-C2 securitization transaction by Lehman Brothers Holdings Inc.

The underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 2445 M Street is evidenced by a single mortgage note in the aggregate principal amount of $86,700,000 — a $42,483,000 portion of which will be contributed to the series 2007-C2 securitization transaction by Lehman Brothers Holdings Inc. and a $44,217,000 portion of which will be contributed to the series 2007-C2 securitization transaction by

Greenwich Capital Financial Products, Inc. Although the 2445 M Street underlying mortgage loan is generally treated as a single underlying mortgage loan for purposes of this offering prospectus, for purposes of the discussion in the second and third preceding paragraphs, the respective portions of that underlying mortgage loan contributed to the series 2007-C2 securitization transaction by Lehman Brothers Holdings Inc. and Greenwich Capital Financial Products, Inc. will be considered to be two (2) separate mortgage loans. We will not have any obligation to the trust with respect to the portion of the 2445 M Street underlying mortgage loan contributed to the series 2007-C2 securitization transaction by Greenwich Capital Financial Products, Inc., and it will not have any obligation to the trust with respect to the portion of the 2445 M Street underlying mortgage loan contributed to the series 2007-C2 securitization transaction by Lehman Brothers Holdings Inc. The 2445 M Street underlying mortgage loan is also part of a loan combination that includes a subordinate non-trust loan, which is represented by a separate $15,165,572 promissory note that is not part of the trust.

See ‘‘Description of the Mortgage Pool—Representations and Warranties,’’ ‘‘—Assignment of the Underlying Mortgage Loans’’ and ‘‘—Cures and Repurchases’’ in this offering prospectus.

B. Fair Value Option	Any single certificateholder or group of certificateholders with a majority interest in the series 2007-C2 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, at a price generally equal to the sum of (a) the outstanding principal balance of that mortgage loan, (b) all accrued and unpaid interest on that mortgage loan, other than default interest, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and (e) any other amounts payable under the series 2007-C2 pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this ‘‘—Fair Value Option’’ section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. See ‘‘The Series 2007-C2 Pooling and Servicing Agreement—Fair Value Option’’ in this offering prospectus.

C. Other Purchase Options	The following third parties or their designees will have the option to purchase one or more underlying mortgage loans out of the trust, generally after such mortgage loan has become a specially serviced mortgage loan or otherwise satisfied the requisite default criteria:

•	with respect to each underlying mortgage loan that is part of a loan combination, pursuant to a related co-lender or similar agreement, the holder of a particular non-trust mortgage loan in the subject loan combination, or a group of holders of non-trust mortgage loans in the subject loan combination (acting together), may be granted the right to purchase the subject underlying mortgage loan, in each case under the circumstances described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus; and

•	a mezzanine lender with respect to the borrower under an underlying mortgage loan may be entitled to purchase that mortgage loan from the trust fund upon the occurrence of a default thereunder or upon the transfer thereof to special servicing, pursuant to a purchase right as set forth in the related intercreditor agreement (see, for example, the discussion regarding several underlying mortgage loans with related mezzanine loans under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ and ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this offering prospectus).

Additional Statistical Information

A. General Characteristics	The mortgage pool, loan group 1 and loan group 2 will have the following general characteristics as of the cut-off date:

	Mortgage Pool		Loan Group 1		Loan Group 2
Total cut-off date principal balance	$3,558,515,860		$2,898,682,979		$659,832,882
Number of mortgage loans	171		124		47
Number of mortgaged real properties	318		262		56
Maximum cut-off date principal balance	$400,000,000		$400,000,000		$185,000,000
Minimum cut-off date principal balance	$844,888		$844,888		$1,260,000
Average cut-off date principal balance	$20,810,034		$23,376,476		$14,038,997
Maximum mortgage interest rate	6.7900%		6.7900%		6.4600%
Minimum mortgage interest rate	5.1825%		5.1825%		5.5600%
Weighted average mortgage interest rate	6.0017%		6.0387%		5.8391%
Maximum original term to maturity or anticipated repayment date	180 months		180 months		120 months
Minimum original term to maturity or anticipated repayment date	60 months		60 months		60 months
Weighted average original term to maturity or anticipated repayment date	109 months		111 months		99 months
Maximum remaining term to maturity or anticipated repayment date	178 months		178 months		120 months
Minimum remaining term to maturity or anticipated repayment date	52 months		52 months		57 months
Weighted average remaining term to maturity or anticipated repayment date	107 months		109 months		97 months
Weighted average underwritten debt service coverage ratio	1.43	x	1.48	x	1.20	x
Weighted average cut-off date underwritten debt service coverage ratio	1.50	x	1.56	x	1.24	x
Weighted average cut-off date loan-to-value ratio	66.7%		64.5%		76.8%

In reviewing the foregoing table, please note that:

•	The initial mortgage pool balance is subject to a permitted variance of plus or minus 5%. The initial loan group 1 balance and/or the initial loan group 2 balance will vary with any change in the initial mortgage pool balance.

•	Except as described below in the second succeeding bullet, the underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the product of 12 times the monthly debt service payment due in respect of that underlying mortgage loan on the first due date following the cut-off date or, if that mortgage loan is currently in an interest-only period that ends prior to maturity or the related anticipated repayment date, as applicable, on the first due date after the commencement of the scheduled amortization.

•	Except as described in the following bullet, the cut-off date loan-to-value ratio for any mortgage loan to be included in the trust is equal to its cut-off date principal balance, divided by the estimated value of the related mortgaged real property as set forth in a related third-party appraisal dated as specified on Annex A-1 to this offering prospectus.

•	The exceptions to the foregoing calculations of underwritten debt service coverage ratio and cut-off date loan-to-value ratio are as follows:

(1)	in the case of an underlying mortgage loan that provides for payments of interest only until the related stated maturity date or anticipated repayment date, as applicable, the calculation of underwritten debt service coverage ratio is based upon the actual interest-only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date;

(2)	in the case of an underlying mortgage loan that is part of a loan combination (as set forth under ‘‘Description of the Mortgage Pool— Loan Combinations’’ in this offering prospectus), the underwritten debt service coverage ratio and the cut-off date loan-to-value ratio are, in general, each calculated based on the entire subject loan combination, excluding any non-trust mortgage loan in the subject loan combination that is subordinate to the related underlying mortgage loan in such loan combination; and

(3)	in the case of each underlying mortgage loan that requires the related borrower to make additional monthly amortization payments solely to the extent available from excess cash flow after a certain date, the calculation of underwritten debt service coverage ratio is based upon interest only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date.

•	Cut-off date underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten debt service coverage ratio for that mortgage loan, calculated as described above, except that for any mortgage loan that provides for payments of interest only for a specified period ending prior to the related maturity date or anticipated repayment date, as applicable, the cut-off date underwritten debt service coverage ratio is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the sum of the actual interest-only payments (calculated in accordance with the related loan documents) that would accrue in respect of that underlying mortgage loan (or, in the case of an underlying mortgage loan that is part of a loan combination, that would accrue in respect of that underlying mortgage loan and all pari passu non-trust mortgage loans, if any, in the subject loan combination) during the 12-month period following the cut-off date based on the related cut-off date principal balance and mortgage interest rate.

•	In the case of many of the mortgage loans that we intend to include in the trust, the calculation of underwritten annual net cash flow for the related mortgaged real property or properties—which is, in turn, used in the calculation of underwritten debt service coverage ratios—was based on certain assumptions regarding projected rental income and/or occupancy, as described under the definitions of Net Cash Flow, Occupancy Percentage and Underwritten Debt Service Coverage Ratio, respectively, in the Glossary to this offering prospectus.

B. Geographic Concentration	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated jurisdictions:

Jurisdiction	Number of Properties	% of Initial Mortgage Pool Balance
District of Columbia	9	17.4%
Illinois	8	10.8%
Georgia	10	8.0%
California	26	7.3%
Virginia	6	7.0%
Ohio	43	7.0%
Maryland	4	6.1%
Texas	37	5.9%

The remaining mortgaged real properties with respect to the mortgage pool are located throughout 27 other states. No more than 3.4% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other jurisdictions.

C. Property Types	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties predominantly operated for each indicated purpose:

Property Type	Number of Properties	% of Initial Mortgage Pool Balance
Office	48	54.1%
Multifamily(1)	61	19.1%
Retail	75	9.5%
Anchored Retail	60	7.0%
Regional Mall	0	0.0%
Unanchored Retail	15	1.9%
Hotel	19	6.1%
Healthcare	96	6.0%
Mixed Use	6	2.5%
Industrial/Warehouse	7	1.9%
Self Storage	5	0.6%
Other	1	0.0%

(1)	‘‘Multifamily’’ includes mobile home park properties securing 1.1% of the initial mortgage pool balance.

D. Encumbered Interests	The table below shows the number of mortgage loans and the percentage of the initial mortgage pool balance represented thereby, that are secured by mortgaged real properties for which the whole or predominant encumbered interest is as indicated:

Encumbered Interest in the Mortgaged Real Property	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
Fee Simple	167	96.7%
Leasehold	4	3.3%

It should be noted that each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this offering prospectus and is therefore included within the category referred to as ‘‘fee simple’’ in the chart above.

E.	Significant Underlying Mortgage Loans	The ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust collectively represent 49.6% of the initial mortgage pool balance. For a discussion of those ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans, see ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this offering prospectus.

Legal and Investment Considerations

Federal Income Tax Consequences	The trustee or its agent will make elections to treat designated portions of the assets of the trust as one or more real estate mortgage investment conduits, or REMICs, under sections 860A through 860G of the Internal Revenue Code of 1986, as amended. Any assets not included in a REMIC will constitute one or more grantor trusts for U.S. federal income tax purposes

The offered certificates will be treated as regular interests in a REMIC. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust(s) referred to above.

The class X-CP and X-W certificates will, and the other classes of the offered certificates may, be issued with more than a de minimis amount of original issue discount. Certain classes of the offered certificates may, in some cases, be treated as having been issued at a premium. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment. When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 2007-C2 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	the underlying mortgage loan with an anticipated repayment date will be paid in full on that date;

•	no mortgage loan in the trust will be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see ‘‘Federal Income Tax Consequences’’ in each of this offering prospectus and the accompanying base prospectus.

ERISA	We anticipate that, subject to satisfaction of the conditions referred to under ‘‘ERISA Considerations’’ in this offering prospectus, retirement plans and other employee benefit plans and arrangements subject to—

•	Title I of the Employee Retirement Income Security Act of 1974, as amended, or

•	section 4975 of the Internal Revenue Code of 1986, as amended,

will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to a predecessor to Lehman Brothers Inc. by the U.S. Department of Labor.

If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, you are encouraged to review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See ‘‘ERISA Considerations’’ in this offering prospectus and in the accompanying base prospectus.

Legal Investment	None of the offered certificates will be mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for them. See, however, ‘‘Legal Investment’’ in this offering prospectus and in the accompanying base prospectus.

Investment Considerations	The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans may affect the yield to maturity on your offered certificates. In the case of any offered certificate purchased at a discount from its principal balance, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificate purchased at a premium from its principal balance, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

In addition, if you are contemplating the purchase of class X-CP and/or X-W certificates, you should be aware that—

•	the yield to maturity on the class X-CP and X-W certificates will be highly sensitive to the rate and timing of any principal prepayments and/or other early liquidations of the underlying mortgage loans;

•	a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield with respect to the class X-CP and/or X-W certificates, and

•	an extremely rapid rate of prepayments and/or other liquidations of the underlying mortgage loans could result in a complete or partial loss of your initial investment with respect to the class X-CP and/or X-W certificates.

The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the underlying mortgage loans with relatively lower net mortgage interest rates.

In addition, the respective pass-through rates for, and yields on, the class X-CP and X-W certificates will, in the case of each of those classes, vary with changes in the relative sizes of the respective components that make up the related total notional amount of the subject class, with each of those components consisting of a designated portion of the total principal balance of a specified class of series 2007-C2 principal balance certificates.

Holders of the class A-1, A-2, A-AB and A-3 certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2. Conversely, holders of the class A-1A certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2 and, only after the retirement of the class A-1, A-2, A-AB and A-3 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 1.

See ‘‘Yield and Maturity Considerations’’ in this offering prospectus and in the accompanying base prospectus.

RISK FACTORS

The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this offering prospectus and the accompanying base prospectus in the context of your financial situation.

You should consider the following factors, as well as those set forth under ‘‘Risk Factors’’ in the accompanying base prospectus, in deciding whether to purchase any offered certificates. The ‘‘Risk Factors’’ section in the accompanying base prospectus includes a number of general risks associated with making an investment in the offered certificates.

The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-AB, A-3 and A-1A Certificates

If you purchase class A-M, A-J, B, C, D, E and F certificates, then your offered certificates will provide credit support to other classes of series 2007-C2 certificates, including the A-1, A-2, A-AB, A-3, A-1A, X-CP, X-CL and X-W classes. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2007-C2 certificates.

When making an investment decision, you should consider, among other things—

•	the payment priorities of the respective classes of the series 2007-C2 certificates,

•	the order in which the principal balances of the respective classes of the series 2007-C2 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the trust.

See ‘‘Description of the Mortgage Pool’’ and ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable,’’ ‘‘—Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates’’ and ‘‘—Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses’’ in the accompanying base prospectus.

The Offered Certificates Have Uncertain Yields to Maturity

The yields on your offered certificates will depend on—

•	the price you paid for your offered certificates, and

•	the rate, timing and amount of payments on your offered certificates.

The rate, timing and amount of payments on your offered certificates will depend on:

(a)	the pass-through rate for, and other payment terms of, your offered certificates;

(b)	the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

(c)	the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

(d)	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

(e)	the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

(f)	servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

In general, the factors described in clauses (a) through (f) of the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates. In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-AB and A-3 certificates should be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group 1. Until the class A-1, A-2, A-AB and A-3 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar are they relate to the underlying mortgage loans in loan group 2.

See ‘‘Description of the Mortgage Pool,’’ ‘‘The Series 2007-C2 Pooling and Servicing Agreement,’’ ‘‘Servicing of the Extendicare Portfolio Loan Combination and the State Street Building Loan Combination,’’ ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ and ‘‘Yield and Maturity Considerations’’ in this offering prospectus. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable’’ and ‘‘Yield and Maturity Considerations’’ in the accompanying base prospectus.

The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated

If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

Holders of the class A-1, A-2, A-AB and A-3 certificates will be affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2. Conversely, holders of the class A-1A certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2 and, only after the retirement of the class A-1, A-2, A-AB and A-3 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 1.

If you purchase a class X-CP or X-W certificate, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the underlying mortgage loans. A payment of principal in reduction of the total principal balance of any class of series 2007-C2 principal balance certificates will result in a reduction of the total notional amount of the class X-W certificates and may result in a reduction of the total notional amount of the class X-CP certificates. Accordingly, if principal payments on the underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class X-CP and/or X-W certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by—

•	the repurchase of any underlying mortgage loan in connection with a material breach of representation and warranty or a material document omission, all as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus,

•	the sale of defaulted underlying mortgage loans out of the trust in accordance with a fair value or other purchase option, and

•	the termination of the trust, as described under ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus.

Prior to investing in the class X-CP and/or X-W certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other early liquidation of the underlying mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class X-CP and X-W certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. For example, a federal district court in Illinois in September, 2006 held that, under Illinois law, the subject

‘‘yield maintenance’’ premium due in connection with a voluntary prepayment of a commercial mortgage loan was an unenforceable penalty. The decision is currently on appeal to the US Court of Appeals for the Seventh Circuit. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

The yield on offered certificates with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates. In addition, the respective pass-through rates for, and yields on, the class X-CP and X-W certificates will, in the case of each of those classes, vary with changes in the relative sizes of the respective components that make up the related total notional amount of the subject class, with each of those components consisting of a designation portion of the total principal balance of a specified class of series 2007-C2 principal balance certificates.

The Interests of the Series 2007-C2 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders

The holders or beneficial owners of series 2007-C2 certificates representing a majority interest in the controlling class of series 2007-C2 certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under ‘‘The Series 2007-C2 Pooling and Servicing Agreement—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus; and (b) replace the special servicer under the series 2007-C2 pooling and servicing agreement, as and to the extent and subject to satisfaction of the conditions described under ‘‘The Series 2007-C2 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this offering prospectus. Among other things, the series 2007-C2 controlling class representative may direct the special servicer under the series 2007-C2 pooling and servicing agreement or other applicable servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties in the trust (other than the Extendicare Portfolio underlying mortgage loan and the State Street Building underlying mortgage loan) that the series 2007-C2 controlling class representative may consider advisable, subject to any rights in that regard that the related non-trust mortgage loan noteholder(s) may have with respect to an underlying mortgage loan that is part of a loan combination.

In the absence of significant losses on the underlying mortgage loans, the series 2007-C2 controlling class will be a non-offered class of series 2007-C2 certificates. The series 2007-C2 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2007-C2 controlling class representative will exercise its rights and powers on behalf of the series 2007-C2 controlling class certificateholders, and it will not be liable to any other class of series 2007-C2 certificateholders for so doing.

The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates

After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk Insurance Act of 2002, which was amended and extended by the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government currently covers 85% of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group’s prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $100 million for acts of terrorism occurring in 2007. The Terrorism Risk Insurance Extension Act of 2005 now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners’ multiperil. The Terrorism Risk Insurance Extension Act of 2005 will expire on December 31, 2007.

The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an ‘‘act of terrorism’’ by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk Insurance Extension Act of 2005. Moreover, the Terrorism

Risk Insurance Extension Act of 2005’s deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

With respect to most of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that, in certain instances, including in the case of several of the mortgage loans described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this offering prospectus, such as the Sears Tower underlying mortgage loan, the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located), (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available. In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2007-C2 certificates.

In addition, with respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as Sears Tower, which mortgage real property secures a mortgage loan which represents 9.6% of the initial mortgage pool balance and 11.7% of the initial loan group 1 balance, the related borrower has the right, subject to the satisfaction of certain conditions, to provide all or a portion of the insurance it is required to maintain under the related loan documents through an insurance company that is wholly owned by an affiliate of such related borrower, which is known as a ‘‘captive insurer’’. The related borrower currently maintains all property insurance for the property through a captive insurer. Such insurance company has been established in the District of Columbia and therefore is subject to the supervision of the District of Columbia Commissioner of Insurance and the insurance laws and regulations of the District of Columbia, and has been capitalized with an initial contribution of $3,000,000. In particular, such captive insurance company is subject to restrictions upon its licensors and delinquency proceedings instituted by the  D.C. Commissioner of Insurance, which may result in delays or failures to pay under its policy covering the related mortgaged property. In addition, the related borrower may not have access to state guaranty funds in such an event. The loan documents require that the captive insurer re-insure its risk for losses other than those covered by the Terrorism Risk Insurance Extension Act of 2005. To the extent that such captive insurance company buys third party reinsurance coverage and the third party reinsurers fail to pay, the captive insurance company may not have sufficient funds to pay claims under the policy issued to the related borrower. Because such captive insurance company is a wholly owned subsidiary of an affiliate of the related borrower, to the extent that such affiliate becomes subject to a bankruptcy proceeding and the independent corporate existence of such captive insurance company is not respected, the assets of such captive insurance company could be applied to satisfy the claims of the creditors of such affiliate rather than the related borrower. In addition, the captive insurer is not able to satisfy insurance claims with its own capital and the captive insurance structure may result in additional delays in collecting insurance proceeds from the re-insurance carriers. Finally, there can be no assurances that the re-insurers will pay on their re-insurance agreements or that the federal government will make payments to the captive insurer under the Terrorism Risk Insurance Extension Act of 2005.

Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties

The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

•	office;

•	multifamily;

•	retail;

•	hotel;

•	healthcare;

•	mixed use;

•	industrial/warehouse;

•	self storage; and

•	other.

The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on—

•	the successful operation and value of the related mortgaged real property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged real property.

In addition certain of the mortgaged real properties that we intend to include in our trust may compete with other properties for business in the area of the subject property and/or the continued successful operation of certain mortgaged real properties may depend on the fact that there are no competing businesses located in the vicinity of the subject property.

See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ and ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ in the accompanying base prospectus.

Risks Associated with Condominium Ownership

With respect to four (4) mortgage loans that we intend to include in the trust, secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Cornerstone Office Orlando, Premiere Trade Plaza, A&P-NYC and 545 West 25th Street, representing 0.7%, 0.3%, 0.3% and 0.1%, respectively, of the initial mortgage pool balance, those mortgaged real properties consist of the borrower’s fee or leasehold interest in one or more commercial condominium units. See ‘‘Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums’’ in the accompanying base prospectus, for risks related to lending on a mortgage loan secured by an interest in one or more condominium unit(s).

The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default

All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse’’ in the accompanying base prospectus.

In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property

In the case of 108 retail, office and/or industrial/warehouse mortgaged real properties, securing 40.9% of the initial mortgage pool balance and 50.2% of the initial loan group 1 balance, respectively, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property or properties. In the case of 60 of those 108 properties, securing 12.3% of the initial mortgage pool balance and 15.1% of the initial loan group 1 balance, respectively, the related borrower has leased the particular property to a single tenant that occupies 90% or more of the property. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—The Successful Operation of a Multifamily or Commercial Property Depends on Tenants,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Tenant Bankruptcy Adversely Affects Property Performance’’ in the accompanying base prospectus.

Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower’s Interests in Each of the Following Property Types—Office, Multifamily, Retail, Hotel and Healthcare

Forty-eight (48) of the mortgaged real properties, securing 54.1% of the initial mortgage pool balance and 66.4% of the initial loan group 1 balance, respectively, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the related mortgaged real property. A number of factors may adversely affect the value and successful operation of an office property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Office Properties’’ in the accompanying base prospectus.

Sixty-one (61) of the mortgaged real properties, securing 19.1% of the initial mortgage pool balance, 0.7% of the initial loan group 1 balance and 100% of the initial loan group 2 balance, respectively, are primarily used for multifamily rental purposes (including mobile home park properties securing 1.1% of the initial mortgage pool balance). Some of those multifamily properties are subject to rent control laws. A number of factors may adversely affect the value and successful operation of a multifamily property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Properties’’ in the accompanying base prospectus.

Seventy-five (75) of the mortgaged real properties, securing 9.5% of the initial mortgage pool balance and 11.7% of the initial loan group 1 balance, respectively, are primarily used for retail purposes. We consider 60 of the subject retail properties, securing 7.6% of the initial mortgage pool balance and 9.3% of the initial loan group 1 balance, respectively, to be anchored, including shadow anchored; and 15 of the subject retail properties, securing 1.9% of the initial mortgage pool balance and 2.4% of the initial loan group 1 balance, respectively, to be unanchored. A number of factors may adversely affect the value and successful operation of a retail property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties’’ in the accompanying base prospectus.

In addition, 19 of the mortgaged real properties, securing 6.1% of the initial mortgage pool balance and 7.5% of the initial loan group 1 balance, are hospitality properties, and 96 of the mortgaged real properties, securing 6.0% of the initial mortgage pool balance and 7.4% of the initial loan group 1 balance, are healthcare properties. See ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Hospitality Properties’’ and ‘‘—The Various Types of Multifamily and Commercial Properties that

May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Health Care-Related Properties’’ in the accompanying base prospectus.

In general, the inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ in the accompanying base prospectus.

Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property

With respect to some of the mortgaged real properties operated for office, retail or other commercial use, different tenants may have rights of first offer, rights of first refusal or expansion rights with respect to the same space in the related improvements. There is a risk that a tenant who loses any such right in the event of a simultaneous exercise of another tenant’s right for the same space may have remedies under its lease due to such tenant’s inability to exercise such right. Several other leases of space at the related mortgaged real property contain exclusive use provisions which may become operative upon the granting of a currently operative exclusive use right to another tenant, and such exclusive use provisions may allow tenants benefiting therefrom to terminate their lease or take other remedial action in the event that another tenant’s operation violates such tenant’s exclusive use provision. In addition, certain leases of space at the related mortgaged real property contain co-tenancy provisions (which may permit a tenant to terminate its lease and/or to pay reduced rent) which could be triggered if certain tenants exercised their right to terminate their lease for breach of the exclusive use provisions. There are likely other underlying mortgage loans as to which tenants at the subject mortgaged real property have the foregoing rights.

Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of the District of Columbia and Illinois and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of Georgia, California, Virginia, Ohio, Maryland and Texas

The mortgaged real properties located in each of the following jurisdictions secure mortgage loans or allocated portions of mortgage loans that represent 5% or more of the initial mortgage pool balance:

Jurisdiction	Number of Properties	% of Initial Mortgage Pool Balance
District of Columbia	9	17.4
Illinois	8	10.8
Georgia	10	8.0
California	26	7.3
Virginia	6	7.0
Ohio	43	7.0
Maryland	4	6.1
Texas	37	5.9

The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that jurisdiction. See ‘‘Risk Factors—Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex A-1 to this offering prospectus contains the address for each mortgaged real property.

The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Loans with Anticipated Repayment Dates

One hundred seventy (170) of the mortgage loans that we intend to include in the trust, representing 96.3% of the initial mortgage pool balance, of which 123 mortgage loans are in loan group 1, representing 95.4% of the initial loan group 1 balance, and 47 mortgage loans are in loan group 2, representing 100% of the initial loan group 2 balance, respectively, are balloon loans. Sixty-seven (67) of those balloon loans, representing 65.4% of the initial mortgage pool balance, of which 45 mortgage loans are in loan group 1, representing 62.5% of the initial loan group 1 balance, and 22 mortgage loans are in loan group 2, representing 78.2% of the initial loan group 2 balance, respectively, are interest-only balloon loans. In addition, one (1) mortgage loan, representing 3.7% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1 and represents 4.6% of the initial loan group no. 1 balance, provides material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. That mortgage loan provides for payments of interest-only prior to the related anticipated repayment date. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity, and the ability of a borrower to repay a mortgage loan, on or before any related anticipated repayment date, in each case depends upon the borrower’s ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans’’ in this offering prospectus and ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—There Is an Increased Risk of Default Associated with Balloon Payments’’ in the accompanying base prospectus.

The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans

The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The five (5) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 34.4% of the initial mortgage pool balance, and the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 49.6% of the initial mortgage pool balance. It has been confirmed to us by S&P and/or Fitch, however, that four (4) of the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust, representing 19.8% of the initial mortgage pool balance, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. See ‘‘Description of the Mortgage Pool—General,’’ ‘‘—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ and ‘‘—Significant Underlying Mortgage Loans’’ in this offering prospectus and ‘‘Risk Factors—Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus.

The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property

Four (4) underlying mortgage loans, representing 3.3% of the initial mortgage pool balance, all of which are in loan group 1, representing 4.1% of the initial loan group 1 balance, as identified on Annex A-1 under the heading ‘‘Ownership Interest’’ as leaseholds, are secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. Because of possible termination of the related lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related lease. Furthermore, the terms of certain leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See ‘‘Risk Factors—Lending on Ground Leases Creates Risks For Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property’’ and ‘‘Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Considerations’’ in the accompanying base prospectus.

Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures

Many of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Zoning and Building Code Compliance’’ in this offering prospectus and ‘‘Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990

Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to include in the trust do not have outstanding building code violations. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Zoning and Building Code Compliance’’ in this offering prospectus and ‘‘Risk Factors—Compliance with the Americans with Disabilities Act of 1990 May Be Expensive’’ and ‘‘Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the accompanying base prospectus.

For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 200 Galleria, which mortgage loan represents 2.0% of the initial mortgage pool balance and 2.4% of the initial loan group 1 balance, the property zoning report with respect to such mortgaged real property disclosed required fire code repairs. The related borrower under the related loan documents has agreed to make all required fire code repairs on or prior to June 1, 2007, however, there can be no assurance that the borrower will make such repairs.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Central Florida Business Park, which mortgage loan represents 0.7% of the initial mortgage pool balance and 0.9% of the initial loan group 1 balance, a certificate of occupancy was not available from the county or the related borrower for such mortgaged real property, however, it is unable to be determined whether certificates of occupancy were issued at the time the property was originally built and occupied.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Cornerstone Office Orlando, which mortgage loan represents 0.7% of the initial mortgage pool balance and 0.8% of the initial loan group 1 balance, the related mortgaged property does not currently comply with the applicable parking laws and ordinances. The related borrower has entered into an agreement with the City of Orlando, Florida pursuant to which the related borrower will lease 350 parking spaces in the municipal parking garage which is situated across the street from the related mortgaged real property. Upon completion of the parking garage, which is scheduled for July 2007, the related mortgaged real property will be in compliance with the applicable parking requirements. There is no assurance that the parking garage will be completed.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Sea Air, which mortgage loan represents 0.6% of the initial mortgage pool balance and 3.0% of the initial loan group 2 balance, such mortgaged real property consists of a mobile home park with 527 mobile home pad sites located in Sussex County, Delaware. The local government in Sussex County has issued a moratorium on variances, permits and certificates of occupancy at the related mortgaged real property. The site plan for such mortgaged real property reflecting designated boundaries for each mobile home site pad had not been approved by the local government in Sussex County as of the closing of the underlying mortgage loan. There can be no assurance that the related borrower has remedied or will remedy these issues. There is an indemnity from the sponsor of the related borrower in favor of the lender to cover losses related to the foregoing issues, however, there can be no assurance that the lender will recover under such indemnity.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Sandwich Manor Apartments, which mortgage loan represents 0.1% of the initial mortgage pool balance and 0.6% of the initial loan group 2 balance, pursuant to a Zoning and Site Requirements Summary prepared for the related mortgaged real property, (i) the property is deficient 131,667 square feet of lot area that is required for 89 single bedroom units, (ii) the property density is exceeded by 60 units or 28.68 units per acre and (iii) the parking at the property is deficient 79 spaces.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 1101 North Point Parkway, which mortgage loan represents 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group 1 balance, there are four fire code violations that existed as of the closing of such underlying mortgage loan. There can be no assurance that the related borrower has remedied or will in the future remedy these violations.

Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. If any of those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant

Twenty-two (22) separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The nine (9) largest of these separate groups represent 15.9%, 6.0%, 4.3%, 2.9%, 2.7%, 2.7%, 1.7%, 1.1% and 1.0%, respectively, of the initial mortgage pool balance. See ‘‘Description of the Mortgage Pool—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ in this offering prospectus.

In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower and, like other contracts with affiliates, leases with tenants who are affiliates of the landlord may not have been negotiated on an arm’s-length basis and may contain terms more favorable to the affiliate tenant than might be available to tenants unrelated to the borrower.

The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Tenant Bankruptcy Adversely Affects Property Performance,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property

Nine (9) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 29.1% of the initial mortgage pool balance and 29.3% of the initial loan group 1 balance and 28.0% of the initial loan group 2 balance, are each part of a loan combination that includes one or more additional mortgage loans—not included in the trust—that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. We provide a more detailed discussion of these loan combinations under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus, and we have included a table under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ that identifies each underlying mortgage loan that is part of a loan combination. See ‘‘With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests’’ in the accompanying base prospectus.

One or more co-lender or similar agreements have been executed and delivered with respect to each of the loan combinations referred to in the prior paragraph. However, some provisions contained in a related co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable. If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a mortgagee’s claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee’s ability to recover with respect to the related borrower. See ‘‘Risk Factors—Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable’’ in the accompanying base prospectus.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Coconut Grove, which mortgage loan represents 0.5% of the initial mortgage pool balance and 0.6%

of the initial loan group 1 balance, the related borrower may obtain a second mortgage secured by such mortgaged real property, as further described under ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this offering prospectus.

In addition, with respect to each of 11 mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 19.0% of the initial mortgage pool balance (five (5) of which are in loan group 1, representing 19.3% of the initial loan group 1 balance, and six (6) of which are in loan group 2, representing 17.5% of the initial loan group 2 balance), the direct or indirect equity interests in the related borrowers have been pledged to secure related mezzanine and affiliate loans, in each case as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Tishman Speyer DC Portfolio II Mortgage Loan—Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Lembi Trophy Portfolio Mortgage Loan—Mezzanine Financing’’ and ‘‘—Additional Loan and Property Information—Other Financing’’ in this offering prospectus.

Further, with respect to each of 31 mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 15.2% of the initial mortgage pool balance, 15.6% of the initial loan group 1 balance and 13.6% of the initial loan group 2 balance, respectively, the equity holders of the borrower have a right to obtain mezzanine or affiliate financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Duke Cleveland East Suburban Portfolio Mortgage Loan—Permitted Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Watergate 600 Mortgage Loan—Permitted Mezzanine Financing’’ and ‘‘—Additional Loan and Property Information—Other Financing’’ in this offering prospectus.

It is also possible that, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred without our knowledge or may in the future also incur mezzanine or affiliate debt.

Mezzanine debt is secured by the principal’s direct ownership interest in the related borrower. Affiliate debt is secured by an entity’s indirect ownership interest in the related borrower. While a mezzanine or affiliate debt lender has no security interest in or rights to the related mortgaged real properties, a default under the subject mezzanine or affiliate loan could cause a change in control of the related borrower. Mezzanine and/or affiliate financing reduces the subject principal’s indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

In addition, with respect to each of three (3) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 17.3% of the initial mortgage pool balance and 21.2% of the initial loan group 1 balance, respectively, the ultimate owners of the related borrowers have a revolving loan in place, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Extendicare Portfolio Mortgage Loan—Revolving Loan,’’ ‘‘—Significant Underlying Mortgage Loans—The Extendicare Portfolio II Mortgage Loan—Revolving Loan’’ and ‘‘—Significant Underlying Mortgage Loans—The Tishman Speyer DC Portfolio II Mortgage Loan—Revolving Loan’’ in this offering prospectus.

See ‘‘Description of the Mortgage Pool—Loan Combinations’’ and ‘‘—Additional Loan and Property Information—Other Financing’’ in this offering prospectus.

Certain Borrower Covenants May Affect That Borrower’s Available Cash Flow

Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower’s available cash flow and the failure to satisfy those obligations may result in a default under the subject lease.

With respect to certain of the mortgaged real properties, there may be restrictive covenants in place as to the use of such property or as to the ability of the related borrower to convert such property to alternative or more profitable uses in a changing economic climate. For example, in the case of the mortgaged real property identified on Annex A-1 to this offering prospectus as Jared—The Galleria of Jewelry—Lakeline,’’ which property secures 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group 1 balance, there is a restrictive covenant recorded against the mortgaged real property requiring the borrower to operate the property solely as a Jared Jewelers at all times. See also, Description of the Mortgage Pool—Additional Loan and Property Information—Purchase Option/Right of Recapture.’’ The inability to convert the foregoing mortgaged real property to an alternate use in the event the operation of the property as a Jared Jewelers was determined to be unprofitable would have an adverse effect on payments under that underlying mortgage loan.

Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities

The business activities of the borrowers under many of the underlying mortgage loans with cut-off date principal balances below $5,000,000 are not, or previously have not been, limited to owning their respective mortgaged real properties. In addition, the business activities of borrowers under some of the underlying mortgage loans with cut-off date principal balances above $5,000,000 may not be, or previously have not been, limited to owning their respective mortgaged real properties. Several of the borrowers are recycled special purpose entities.

In addition, with respect to two (2) underlying mortgage loans (one (1) of which mortgage loans has a cut-off date principal balance of $84,354,091, is secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 2000 Pennsylvania Avenue, and represents 2.4% of the initial mortgage pool balance, and one (1) of which mortgage loans has a cut-off date principal balance of $68,700,000, is secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 2100 Pennsylvania Avenue, and represents 1.9% of the initial mortgage pool balance), the related borrower is The George Washington University, which is not a single purpose entity. While the related loan documents prohibit further encumbrance of the 2000 Pennsylvania Avenue and 2100 Pennsylvania Avenue mortgaged real properties, they impose no restrictions on the related borrower’s other business activities, on the transfer of beneficial interests in such borrower, or on such borrower’s ability to incur other additional debt.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Village Square, which mortgage loan represents 0.3% of the initial mortgage pool balance and 0.4% of the initial loan group 1 balance, the related mortgage is a fee and leasehold mortgage. The ground lessor (whom is a co-grantor of the mortgage) is not a special purpose entity and is not restricted from incurring additional secured debt.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Green Acres, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.9% of the initial loan group 2 balance, the related mortgaged real property is owned by a 501(c)(3) organization which is not a special purpose entity.

See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery’’ in the accompanying base prospectus.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans that we intend to include in the trust have borrowers that own the related mortgaged real properties as tenants-in-common or permit the transfer of more than 49% of the direct or indirect equity interests in the related borrower into a tenant-in-common form of ownership. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant-in-common has the ability to seek a partition of the property (requesting that a court order a sale of the property and a distribution of the proceeds proportionally). In order to reduce the likelihood of a partition action, certain tenant-in-common borrowers have waived their partition rights, however, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more other tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan.

In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases.

The mortgaged real properties identified on Annex A-1 to this offering prospectus as Watergate 600, Elizabeth Place, Fed Ex Portfolio – Athens, Fed Ex Portfolio – New Stanton, Fed Ex Portfolio – Middleborough, Fed Ex Portfolio – Cambridge, East Town Mall, Eagle Rock Apartments, Holiday Inn Express-Saginaw, The Lock Up, Sunnyview Apartments,

Four Points by Sheraton-Saginaw, Spring Pine Apartments, Regency Apartments and Deer Park Self Storage, respectively, which mortgaged real properties secure mortgage loans that collectively represent 7.2% of the initial mortgage pool balance, 8.1% of the initial loan group 1 balance and 3.3% of the initial loan group 2 balance, are owned by tenant-in-common borrowers. Not all tenant-in-common borrowers for these mortgage loans are special purpose entities and some of those tenants-in-common are individuals.

See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery’’ in the accompanying base prospectus.

Operating or Master Leases May Hinder Recovery

The underlying mortgaged real properties securing certain of the mortgage loans that we intend to include in the trust are subject to an operating lease or master lease with an entity that is not a party to the mortgage loan documents but may be an affiliate of the related borrower. Upon a foreclosure of the related mortgage loan, the lessee under the related operating lease or master lease, as applicable, may have certain rights that could hinder or delay a lender’s ability to foreclose on or dispose of the related mortgaged real property. In addition, with respect to certain underlying mortgage loans for which the related mortgaged property or a portion thereof is subject to a master lease, the underwriting may have taken into account payments under the master lease, whether or not the property generated income from or was subject to leases with third-party tenants. In any event where a mortgaged real property securing a mortgage loan in our trust is subject to a master lease, there can be no assurance that there will be sufficient cash flow generated by the property to enable the master lessee to comply with its payment obligations under the master lease and any deficiency in cash flow could adversely affect payments on the offered certificates.

For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Watergate 600, which mortgage loan represents 3.7% of the initial mortgage pool balance and 4.6% of the initial loan group 1 balance, the sponsors of the borrower have entered into a master lease with respect to approximately 6.3% of the rentable area at the related mortgaged real property at a specified rent, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Watergate 600 Mortgage Loan—Master Lease’’ in this offering prospectus.

With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Extendicare Portfolio, which mortgage loans represent 3.5% of the initial mortgage pool balance and 4.3% of the initial loan group 1 balance, and the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Extendicare Portfolio II, which mortgage loans represent 2.5% of the initial mortgage pool balance and 3.1% of the initial loan group 1 balance, each individual related mortgaged real property is master leased by the applicable borrower that is the fee or leasehold owner of such property pursuant to a master lease, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Extendicare Portfolio Mortgage Loan—Master Lease/Operating Leases’’ and ‘‘—Significant Underlying Mortgage Loans—The Extendicare Portfolio II Mortgage Loan—Master Lease/Operating Leases’’ below in this offering prospectus.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as East Town Mall, which mortgage loan represents 0.3% of the initial mortgage pool balance and 0.3% of the initial loan group 1 balance, the tenant-in-common owners of the related property have master leased the entire premises to one of the tenant-in-common owners.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Rancho Las Polomas, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.3% of the initial loan group 1 balance, the largest tenant at the mortgaged real property (occupying approximately 25% thereof) (a) is considered a dark tenant, (b) continues to pay rent and (c) has a termination option effective January 2009 upon payment of a termination payment. There is also a master lease between the related borrower and its principal covering the largest tenant’s premises, which terminates January 31, 2014.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 545 West 25th Street, which mortgage loan represents 0.1% of the mortgage pool balance and 0.1% of the initial loan group 1 balance, a borrower affiliate entered into a master lease with respect to the entire premises.

Changes in Mortgage Pool Composition Can Change the Nature of Your Investment

In general, if you purchase any offered certificates that have a relatively longer weighted average life, or if you purchase class X-CP or X-W certificates, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives. See ‘‘Risk Factors—Changes in Pool Composition Will Change the Nature of Your Investment’’ in the accompanying base prospectus.

Lending on Income-Producing Real Properties Entails Environmental Risks

The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

With respect to each of the mortgaged real properties securing mortgage loans that we intend to include in the trust, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of three (3) mortgaged real properties, securing 0.2% of the initial mortgage pool balance, 0.2% of the initial loan group 1 balance and 0.3% of the initial loan group 2 balance, conducted a transaction screen. All of the environmental assessments, updates and transaction screens referred to in the first sentence of this paragraph—or, in the case of 11 mortgaged real properties, securing mortgage loans that represent 1.5% of the initial mortgage pool balance and 1.8% of the initial loan group 1 balance, respectively, related Phase II environmental site assessments—were completed during the 12-month period ending on the cut-off date, other than the report with respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as BJ’s Warehouse—Rochester, Citizens 20 Portfolio—Route 32 and Old Temple Hill Road, Citizens 20 Portfolio—118 Main Street and Citizens 32, which were completed during the 18-month period ending on the cut-off date. Other Phase II environmental site assessments may have been completed with respect to the mortgaged real properties prior to the origination of the related mortgage loans.

The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition. The historical uses of some mortgaged real properties may have resulted in a greater number of adverse or potentially adverse environmental conditions that are significant and could result in a claim for damages or remedial liability. Except as noted below, in the case of such mortgaged real properties, an environmental consultant has not recommended any further remedial action. However, there can be no assurance that the historic uses will not result in a claim for damages or remedial liability.

In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels or mold or suspect mold was identified, the environmental consultant generally recommended, and the related loan documents generally required—

•	the continuation or the establishment of an operation and maintenance plan to address the issue, or

•	the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials, mold and/or lead-based paint, may have been required to be delivered.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

•	a responsible third party was identified as being responsible for the remediation; or

•	the related originator of the subject underlying mortgage loan generally required the related borrower:

(a)	to take investigative and/or remedial action; or

(b)	to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

(c)	to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

(d)	to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

(e)	to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

•	the mortgaged real property had not been affected or had been minimally affected,

•	the potential for the problem to affect the mortgaged real property was limited, or

•	a person responsible for remediation had been identified.

Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Canal Center Plaza, which mortgage loan represents 2.5% of the initial mortgage pool balance and 3.1% of the initial loan group 1 balance, the Phase I environmental site assessment reported that the mortgaged real property was formerly equipped with a 8,000 gallon heating oil underground storage tank. The underground storage tank has a ‘‘closed in ground’’ status with the Virginia Department of Environmental Quality. The environmental consultant recommended that (1) tank closure documents be reviewed to determine (a) if the underground storage tank was properly closed and (b) whether confirmatory soil and ground water samples were obtained or (2) in lieu of (1) a formal file review be made at the Virginia Department of Environmental Quality regional office.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 2445 M Street, which mortgage loan represents 2.4% of the initial mortgage pool balance and 3.0% of the initial loan group 1 balance, the Phase I environmental site assessment reported that the mortgaged real property is on the ‘‘hazardous materials information reporting system’’ maintained by the U.S. Department of Transportation for a 60 gallon fuel oil spill that was reported June 15, 2001. The environmental consultant recommended obtaining documentation of the spill and remediation.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Elizabeth Place, which mortgage loan represents 1.2% of the initial mortgage pool balance and 1.4% of the initial loan group 1 balance, the Phase I environmental site assessment reported that the mortgaged real property was listed twice on the leaking underground storage tank registry. The environmental consultant reported that one listing related to the removal of a 6,000 gallon underground storage tank in 1995 and was granted ‘‘no further action’’ status on July 18, 2005. The other listing occurred in October, 1997 and relates to piping system upgrades and remains ‘‘open’’. The environmental consultant recommends that closure documentation be sent to obtain a ‘‘no further action’’ for this listing. In addition, the Phase I environmental site assessment reported that the mortgaged real property has five diesel underground storage tanks currently in use and noted additional underground storage tanks that were previously removed. A Phase II limited subsurface investigation conducted in 2002 in the area of the current and former underground storage tanks revealed no evidence of contamination in the soil and groundwater above regulatory levels.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Central Florida Business Park, which mortgage loan represents 0.7% of the initial mortgage pool balance and 0.9% of the initial loan group 1 balance, the Phase I environmental site assessment identified an environmental concern at the mortgaged real property due to the use and operations of truck repair center at the mortgaged real property for over 33 years by Penske Trucking Leasing Co. According to the environmental consultant, Penske Trucking Leasing Co. has provided an environmental indemnity to the related borrower. There can be no assurance that the environmental indemnity indemnifies against all environmental concerns at the mortgaged real property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Christina Mills Apartments, which mortgage loan represents 0.6% of the initial mortgage pool balance and 3.0% of the initial loan group 2 balance, the Phase I environmental site assessment reported that, based on a review of the regulatory database report and by cross-referencing name, address and zip code, the subject property is listed on the State Hazardous Waste Sites (SHWS) and No Further Remedial Action Planned (NFRAP) databases as an ‘‘unmappable’’ site. Information in the SHWS and NFRAP databases indicates that the site listed was an unpermitted municipal landfill and an NFRAP site, due to the fact that construction debris, roadway demolition rubble and domestic bulk trash were deposited on the site. During construction of the improvements on the related mortgaged real property, a drum rest was uncovered and under the Delaware Department of Natural Resources and Environmental Control (DNREC) supervision, a consent order between the Delaware DNREC and the identified responsible party, Lokey Construction Company, was signed. According to the environmental report, the requirements of the consent order were met, the order was dismissed and no long term monitoring or land use restrictions were included as part of the remediation. In addition, a Phase II environmental site assessment was conducted and the Delaware DNREC recommended that the site be formally classified as ‘‘inactive’’. There can be no assurance, however that the environmental condition was completely remedied, that additional environmental conditions will not be discovered due to the historical use of the property or that the responsible party will be willing or able to remedy and such environmental conditions.

With respect to the mortgaged real properties identified on Annex A-1 to this offering prospectus as Citizens Ohio Portfolio I, Citizens 12 Portfolio, Citizens 5 Portfolio, Citizens 17 Portfolio, Citizens 20 Portfolio and Citizens 32, securing, in the aggregate, 0.6% of the initial mortgage pool balance and 0.8% of the initial loan group 1 balance, due to the historical uses at the properties, an aggregate of $6,000,000 was reserved by the seller with the title company at the time the properties were acquired by the related borrower. The lender has no control over these reserve amounts which may be used to cover certain potential environmental remediation costs associated with these and other properties. In addition, a blanket insurance policy with an aggregate limit of $20,000,000 and a per occurrence limit of $1,000,000, covering such mortgaged real properties, along with certain other properties not related to this securitization, was obtained for the benefit of the related borrower to contribute to certain potential remediation costs. There can be no assurance that the reserve and/or the environmental insurance coverage will be adequate to cover all costs of remediation with respect to environmental conditions at these mortgaged properties.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as High Point, which mortgage loan represents 0.5% of the initial mortgage pool balance and 2.7% of the initial loan group 2 balance, the mortgaged real property consists of a manufactured housing community of 411 home sites. The Phase I environmental site assessment reports that there have been historical exceedances of iron and coliform bacteria in the private water supply of the mortgaged real property. The related borrower has deposited with the lender a reserve in the amount of $135,415 for a water system upgrade. There can be no assurance that the related borrower will remediate the environmental contamination at the mortgaged real property or that the reserve will be adequate to cover all costs of remediation of the environmental condition at the mortgaged real property. In addition, the Phase I environmental site assessment reported that a Phase I environmental site assessment conducted in 1997 identified 212 unregulated 275-gallon home heating oil underground storage tanks at the mortgaged real property. The environmental consultant reported that in 1998, the underground storage tanks appeared to have been removed or closed in place and no testing was conducted at the mortgaged real property and no releases where documented. The environmental consultant concluded that no further action or investigation was warranted at the time of closing but noted that residual petroleum impact may be present at the mortgaged real property and recommended that the owner address any issues as they arise. The related borrower and an affiliate of the related borrower have provided lender with an environmental indemnity which indemnifies the related lender for losses attributable to the underground storage tanks. There can be no assurance that the environmental indemnity indemnifies against all environmental concerns.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as A&P-NYC, which mortgage loan represents 0.3% of the initial mortgage pool balance and 0.3% of the initial loan group 1 balance, the environmental consultant reported that the mortgaged real property is currently listed as a ‘‘spill site facility’’ by the New York State Department of Environmental Conservation with three listed spills relating to releases of elevator hydraulic oil in 1994 (2 spills) and 1998 (1 spill). Although the environmental consultant reported that the New York State Department of Environmental Conservation had closed such cases in 1994 and 1998, there is still an ‘‘active’’ spill number open for one of the spills from 1994. The Phase I environmental site assessment recommended that the related borrower submit documentation to the New York State Department of Environmental Conservation to close out the ‘‘active’’ spill number.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Village Square, which mortgage loan represents 0.3% of the initial mortgage pool balance and 0.4% of the initial loan group 1 balance, the Phase I environmental site assessment references a Phase II environmental site assessment dated July 21, 2006 and a prioritization assessment report dated August 18, 2006 which identified dry cleaning solvent contamination in the soil and groundwater from an on-site dry-cleaner. The contamination was reported to the state of North Carolina and the mortgaged real property was accepted into the ‘‘North Carolina Dry-Cleaning Solvent Clean-up Act and Amendments Program.’’ The North Carolina Department of Environmental and Natural Resources will initiate further investigation and remediation.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Market Place at Hobe Sound, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, the Phase I environmental site assessment reported that a ‘‘post active remediation monitoring report’’ dated August 30, 2006 identified a petroleum plume from the adjacent gas station crossing the southwest corner of the mortgaged real property. The adjacent gas station has been identified as a leaking underground storage tank facility and, according to the environmental consultant, ongoing remediation is being conducted by Exxon Mobil Corporation, the owner of the adjacent property. In addition, the Phase I environmental assessment reported that a former on-site dry cleaner (now a drop-off location only) is identified as a ‘‘priority cleaners site’’ by Florida Department of Environmental Protection and enrolled in the state-funded ‘‘dry cleaning solvent clean up program.’’ The Phase II environmental site assessment performed in 2006 at the mortgaged real property did not identify any volatile organic compound in the groundwater and soil samples and the environmental consultant recommended no further investigation relating to the dry cleaning facility.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Rancho Las Polomas, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.3% of the initial loan group 1 balance, the Phase II limited subsurface investigation conducted at the mortgaged real property identified dry cleaning solvent in the groundwater in amounts fractionally above the California Department of Health Services drinking water ‘‘maximum contamination level.’’ The Phase I environmental site assessment and Phase II limited subsurface investigation reported that the dry cleaning solvent contamination appears to be attributable to a previous dry cleaning facility located at the mortgaged real property and not the dry cleaning facility currently at the mortgaged real property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as The Lock Up, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, the Phase I environmental site assessment reported that the mortgaged real property was part of a former landfill that has been identified as having soil and groundwater contamination associated with the landfill material once located at the mortgaged real property. The former landfill was reportedly capped with clay and a methane venting system was installed beneath the building to prevent the build-up of methane gas. An indemnification for future liability and clean-up at the mortgaged real property has been provided by the Town of North Hempstead to the related borrower. There can be no assurance that the environmental indemnity indemnifies against all environmental concerns at the mortgaged real property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Crescent Cove III, which mortgage loan represents 0.2% of the initial mortgage pool balance and 1.1% of the initial loan group 2 balance, the Phase I environmental site assessment reported that the Colorado Oil and Gas Conservation Commission (OGCC) indicated that an oil and gas production well is located on a property directly to the north of the subject mortgaged real property, but that this oil and gas well passed the Colorado OGCC inspections in 1996 and 2003. In addition the environmental consultant noted that two aboveground storage tanks are located approximately one-eighth mile north of the mortgaged real property and appear to be associated with the oil and gas well. The environmental consultant found no significant stains or other indications of a release in the vicinity of the oil and gas well and, based on such findings, recommended no further action. In addition, pursuant to the loan documents, the related borrower is required to install and test the radon system in one of the buildings within 60 days of the origination of the mortgage loan. There can be no assurance that the oil and gas production well will not cause an environmental issue with respect to the mortgaged real property, that the borrower will complete the installation and testing of the radon system in a timely fashion, that the radon system will not detect levels in excess of the threshold level or that any responsible parties will be willing or able to remedy any associated environmental matters.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Rite Aid-Crestline, which underlying mortgage loan represents 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group 1 balance, the Phase I environmental site assessment reported that an existing active leaking underground storage tank facility and an inactive leaking underground storage tank facility are located on the subject mortgaged real property due to its historic use as the site of two gasoline stations. According to the environmental consultant, additional soil and groundwater sampling were requested by the Ohio Bureau of Underground Storage Tank Regulations (BUSTR) with respect to the active leaking underground storage tank facility. Subsequent to the issuance of the Phase I environmental site assessment report, the Ohio BUSTR issued a no further action letter on November 1, 2006 regarding the active leaking underground storage tank facility, which includes restrictions regarding potable wells and non-commercial land use. There can be no assurance that additional environmental conditions will not be detected on the mortgaged real property due to its historic use or that the responsible parties will be willing or able to remedy any such environmental conditions.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as CVS-Bridgeport, which mortgage loan represents 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group 1 balance, the Phase II limited subsurface investigation performed at the mortgaged real property reported concentrations of petroleum hydrocarbons in soil samples that exceed the Connecticut Department of Environmental Protection direct exposure criteria, and lead and petroleum hydrocarbons in the groundwater that exceed the Connecticut Department of Environmental Protection groundwater protection criteria. The environmental consultant reported that the likely source of the identified contaminants is the former gas station that was present on the mortgaged real property from the 1940’s to the 1980’s. The related borrower has agreed to submit an application to the voluntary cleanup program administered by the Connecticut Department of Environmental Protection and to remediate the mortgaged real property until site closure. A principal of the borrower has provided the lender with an indemnity for any loss arising from borrower’s failure to remediate the property. The environmental consultant has estimated the cost of remediation to be $25,000 to $32,500. There can be no assurance that the related borrower will remediate the environmental issues at the mortgaged real property, that the environmental indemnity indemnifies against all environmental concerns at the mortgaged real property, that the principal of the related borrower will have the financial ability to perform under the environmental indemnity or that any third party will be responsible for remediating the foregoing environmental issues.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Energy Park, which mortgage loan represents 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group 1 balance, the Phase I environmental site assessment reported that the mortgaged real property is located adjacent to a former coking facility operated by Koppers Coke, which is listed on several environmental databases, including the database known as the ‘‘National Priority List.’’ Soil and groundwater contamination have been documented at the Koppers Coke facility and the Phase I environmental site assessment reports that the soil and groundwater of mortgaged real property has likely been impacted by the Koppers Coke facility. The environmental consultant reported that the contamination appears to be defined and does not impact the use of the mortgaged real property and, therefore, no further environmental investigation was required. There is no assurance that any third party will be responsible for remediating the foregoing environmental issues.

With respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as The French Quarter Retail, securing 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group 1 balance, per the environmental consultant, the Mortgaged real property has been occupied by an on-site dry cleaner facility since approximately 1985. A Phase II investigation was conducted at the mortgaged real property and one of three samples taken identified groundwater contamination due to tetrachloroethene exceeding the maximum contaminant level. The Georgia Department of Natural Resources Environmental Protection Division (DNR-EPD) was notified of the release and calculated the groundwater pathway score to be below the threshold level and the soil exposure pathway to be slightly below the threshold level. As such, according to a Georgia DNR-EPD letter dated October 4, 2006, the subject property will not be listed on the Georgia Hazardous Sites Inventory. There can be no assurance that additional environmental matters will not be discovered at the mortgaged real property or that the levels of groundwater contamination will not increase due to the use of the mortgaged real property as a dry cleaner facility.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Donald Zucker Garage, which mortgage loan represents less than 0.05% of the initial mortgage pool balance and less than 0.05% of the initial loan group 1 balance, the Phase I environmental site assessment references a Phase II subsurface site investigation which was performed by another environmental consultant at the mortgaged real property in April 2006. The Phase II subsurface site investigation identified several volatile organic compounds at the mortgaged real property in concentrations in excess of New York State Department of Environmental Technical and Administrative Guidance Memorandum Groundwater Standards. The Phase I environmental site assessment recommends no further action or investigation at the mortgaged real property based on the following considerations: no underground tanks or grossly impacted soils or groundwater were identified beneath the building; the building resides in an urban setting; no risk to human health is evident; the levels and constituents are indicative of migration of an off-site plume. There is no assurance that any third party will be responsible for remediating the foregoing environmental issues.

A particular environmental assessment may not have conducted a review for all potentially adverse conditions. For example, an analysis for lead-based paint, lead in drinking water, mold, and/or radon was done only if the originating lender determined or the environmental consultant recommended that the use, age, location and condition of the subject property warranted that analysis. There can be no assurance that—

•	the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

•	the results of the environmental testing were accurately evaluated in all cases;

•	the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

•	the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

•	the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks;

•	any environmental insurance or indemnities will be sufficient or will cover the recommended remediation or other action; and/or

•	any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

The information provided by us in this offering prospectus regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this ‘‘—Lending on Income-Producing Real Properties Entails Environmental Risks’’ subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

See ‘‘Description of the Mortgage Pool—Assessments of Property Condition—Environmental Assessments’’ in this offering prospectus and ‘‘Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing’’ and ‘‘Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the accompanying base prospectus.

Lending on Income-Producing Properties Entails Risks Related to Property Condition

Engineering firms inspected substantially all of the mortgaged real properties during the 12-month period preceding the cut-off date, in order to assess—

•	the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

•	the general condition of the site, buildings and other improvements located at each property.

In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

In connection with the foregoing, the mortgage lender holds reserves in excess of $1,000,000 to be disbursed for capital improvements and/or repairs at each of the following mortgaged real properties:

Property Name	Cut-off Date Principal Balance of Related Underlying Mortgage Loan	Reserve Amount
Sears Tower	$340,000,000	$13,000,000
Bethany Maryland Portfolio II	$185,000,000	$18,520,000
Northstar	$62,150,000	$16,000,000
Raleigh Flex Portfolio	$53,700,000	$2,360,489
Hilton – Springfield	$17,300,000	$4,000,000
Holiday Inn – Philadelphia Stadium	$15,000,000	$1,000,000
Hampton Inn – Voorhees	$10,050,000	$1,058,125

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 690 Hempstead Turnpike, which mortgage loan represents 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group 1 balance, the related fee mortgage is subject to a 20 year ground lease between the related borrower as ground lessor and Commerce Bank N.A. as ground lessee. Under such ground lease, Commerce Bank is permitted to demolish all existing structures and to construct a bank branch on the related mortgaged property at its sole cost. Commerce Bank is required to pay a base annual fixed rent under the ground lease to the related borrower in equal monthly installments, plus additional rent during the term of the ground lease, including, without limitation, during the time that the existing improvements are being demolished and the new bank branch is being constructed. There is no assurance that Commerce Bank will complete the demolition or construction referenced above.

There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real Properties

In the case of some of the mortgage loans that we intend to include in the trust, the property manager and/or the property management agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property including the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee (after expenses and a specified return to the property owner). Further, those property management agreements (including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. These restrictions may restrict the liquidity of the related mortgaged real property.

With Respect to Nine (9) Mortgage Loans (Including Some of the Ten (10) Largest Mortgage Loans) That We Intend to Include in the Trust, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests; The Series 2007-C2 Certificateholders May Have a Limited Ability to Control the Servicing of the Subject Loan Combinations

Nine (9) mortgage loans that we intend to include in the trust, which mortgage loans are described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ and/or ‘‘—Significant Underlying Mortgage Loans’’ in this offering prospectus and collectively represent 29.1% of the initial mortgage pool balance, 29.3% of the initial loan group 1 balance and 28.0% of the initial loan group 2 balance, are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) cure rights with respect to the underlying mortgage loan in that loan combination, (b) a purchase option with respect to the underlying mortgage loan in that loan combination, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer (without cause). In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2007-C2 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 2007-C2 certificateholders and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the series 2007-C2 certificateholders for so doing. See ‘‘Description of the Mortgage Pool—Loan Combinations’’, ‘‘The Series 2007-C2 Pooling and Servicing Agreement—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ and ‘‘Servicing of the Extendicare Portfolio Loan Combination and the State Street Building Loan Combination’’ in this offering prospectus for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders.

In addition, the following two (2) underlying mortgage loans are each being serviced and administered pursuant to a servicing agreement other than 2007-C2 pooling and servicing agreement: (a) the Extendicare Portfolio underlying mortgage loan, which represents 3.5% of the initial mortgage pool balance, is being serviced pursuant to the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2006-C7, Commercial Mortgage Pass-Through Certificates, Series 2006-C7, which is the governing document for the securitization of an Extendicare Portfolio pari passu non-trust mortgage loan and (b) the State Street Building underlying mortgage loan, which represents 0.7% of the initial mortgage pool balance, is being serviced pursuant to the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates, Series 2007-C1, which is the governing document for the securitization of a State Street Building pari passu non-trust mortgage loan. See ‘‘Servicing of the Extendicare Portfolio Loan Combination and the State Street Building Loan Combination’’ in this offering prospectus. As a result, the holders of the offered certificates will have limited ability to control the servicing of those underlying mortgage loans and the parties with control over the servicing of those underlying mortgage loans may have interests that conflict with your interests.

Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties

Certain of the underlying mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, or a mortgage loan seller or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans included in the trust. In addition, a mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust.

Further, a mortgage loan seller and/or its affiliates may have had or may have (currently or at a future time) a managing or non-managing ownership interest in certain of the borrowers under the mortgage loans in the trust. For example, with respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Tishman Speyer DC Portfolio II, Bethany Maryland Portfolio II, One Alliance Center, 200 Galleria, Tilton Center, BJ’s Warehouse – Rochester, Jackson Square, Citizens Ohio Portfolio 1, Walgreens – Holland, Walgreens – Memphis, CVS – Myrtle Beach, Walgreens – New Ulm, Citizens 12 Portfolio, Walgreens – Faribault, Walgreens – Clarence, Walgreens – Gary, Walgreens – Austin, Walgreens – Melrose, Citizens 5 Portfolio, Citizens 17 Portfolio, Citizens 20 Portfolio and Citizens 32, collectively representing 26.2% of the initial mortgage pool balance, 25.7% of the initial loan group 1 balance and 28.0% the initial loan group 2 balance, respectively, the related mortgage loan seller or an affiliate thereof has a direct or indirect ownership interest in the related borrower. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Tishman Speyer DC Portfolio II Mortgage Loan—The Borrower and the Sponsor,’’ ‘‘—Significant Underlying Mortgage Loans—The Bethany Maryland Portfolio Mortgage Loan—The Borrowers and Sponsors’’ and ‘‘—Significant Underlying Mortgage Loans—The One Alliance Center Mortgage Loan—The Borrower and the Sponsor.’’ Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans in the trust may create conflicts of interest.

In the foregoing cases, the relationship of the mortgage loan seller or an affiliate to, or the ownership interest of the mortgage loan seller or an affiliate in, the borrower under any mortgage loan to be included in the trust or a borrower affiliate may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan. There can be no assurance that there are not other underlying mortgage loans that involve the related mortgage loan seller or its affiliates in a manner similar to those described above.

Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits

The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1 to this offering prospectus. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit—

•	the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

•	a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans’’ and ‘‘—Cross Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers’’ in this offering prospectus.

If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower’s bankruptcy estate could challenge that borrower’s pledging of the underlying mortgaged real property as a fraudulent conveyance. See ‘‘Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements’’ in the accompanying base prospectus.

In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

Investors May Want to Consider Prior Bankruptcies

We are aware of one (1) mortgage loan that we intend to include in the trust, representing 1.5% of the initial mortgage pool balance and 1.8% of the initial loan group no. 1 balance, respectively, where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. That underlying mortgage loan is secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as

Marriott Suites-Garden Grove. The prior owner of the related mortgaged real property and sole member of the related borrower, Landmark Hospitality LLC, filed for Chapter 11 bankruptcy and the plan of reorganization with respect thereto was confirmed by the bankruptcy court on November 3, 2004. However, there is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See ‘‘Risk Factors—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

Litigation May Adversely Affect Property Performance

There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, guarantors, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

For instance, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as State Street Building, which mortgage loan represents 0.7% of the initial mortgage pool balance and 0.9% of the initial loan group 1 balance, respectively, according to information from the related borrower, the sole tenant has filed a lawsuit against the borrower asking for damages in excess of $4.2 million for alleged overcharges of certain operating expenses in years prior to the borrower’s acquisition of the related mortgaged real property. There can be no assurance regarding how such lawsuit will be settled or resolved or that such lawsuit will not adversely affect the borrower or the operation of the mortgaged real property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Watergate 600, which mortgage loan represents 3.7% of the initial mortgage pool balance and 4.6% of the initial loan group 1 balance, respectively, David G. Bradley, a sponsor of the related borrower, served as a director of Sunrise Senior Living from 1997 until 2005. Bradley was a member of the Sunrise stock option committee, the Sunrise compensation committee and the Sunrise audit committee during portions of his tenure as a director at Sunrise. On December 11, 2006, Sunrise issued a press release confirming its creation of a special committee to investigate recent allegations regarding insider sales of Sunrise stock and Sunrise’s practices with respect to the grant of stock options, which was in response to an SEC request for information from Sunrise. Bradley has been named as a defendant in three derivative actions (and served as a defendant in two of such actions) against Sunrise officers and directors in which it has been alleged that Bradley violated his fiduciary duties to Sunrise and its shareholders by, inter alia, approving the backdating of grants of stock options in violation of the company’s shareholder-approved stock option plans, permitting Sunrise to improperly account for the stock options and take tax deductions in violation of the IRS rules and regulations and colluding with others in connection with the dissemination of incorrect financial statements and materially misleading SEC filings that concealed the grants of the backdated options (many of which it is alleged were granted to Bradley). Bradley has denied the accuracy of the foregoing allegations made against him. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Watergate 600 Mortgage Loan—The Borrowers and Sponsors.’’

In addition, with respect to the underlying mortgage loans secured by the portfolio of mortgaged real properties identified on Annex A-1 to this offering prospectus Lembi Trophy Portfolio, which mortgage loans represent 2.9% of the initial mortgage pool balance, 0.7% of the initial group 1 balance and 12.5% of the initial loan group 2 balance, respectively, entities affiliated with the leasing agents and entities affiliated with the sponsor are defendants in certain lawsuits relating to the Lembi Trophy Portfolio mortgaged real properties or other properties owned by such entities alleging, among other things, unlawful business practices, violations of the San Francisco rent control ordinance, significant delay in providing ADA accommodation for ‘‘comfort animals,’’ negligence, harassment and intimidation. This litigation has led to negative press with respect to the related borrowers, may divert the related borrowers’ attention from operating the Lembi Trophy Portfolio mortgaged real properties and may adversely affect the ability of the related borrowers to renovate the Lembi Trophy Portfolio mortgaged real properties and/or increase revenues with respect thereto. There can be no assurance regarding how such lawsuits will be settled or resolved and such lawsuits could result in monetary damages or the appointment of a receiver, as requested by the plaintiff. In addition, there can be no assurance that the related borrowers will not be named in similar lawsuits in the future. If such litigation were decided adversely to the related borrowers and resulted in the award of monetary damages by the related borrowers to the plaintiffs, such payment may adversely affect the ability of the related borrowers to repay the mortgage loans secured by the Lembi Trophy Portfolio mortgaged real properties. For a more detailed description of this litigation, see ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Lembi Trophy Portfolio Mortgage Loan—Litigation’’ in this offering prospectus.

Finally, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as IRS Building, which mortgage loan represents 0.4% of the initial mortgage pool balance and 0.5% of the initial loan group 1 balance, the husband of a principal and guarantor of the loan is currently a co-defendant in a lawsuit alleging he and other extended family members conspired to defraud the creditors of a cousin, thus violating the civil RICO statute. The complaint requests triple damages, which may result in damages in excess of $12 million. The defendants have filed a motion to dismiss. In addition, several lawsuits were filed against the husband of such principal and guarantor and his apparel business in 2000 with respect to violations of trademark and licensing agreements, which lawsuits were settled. There can be no assurance regarding how the pending lawsuit will be settled or resolved, whether the principal and guarantor will be named in any similar lawsuits or whether such lawsuit or any similar lawsuits filed in the future will have an adverse effect on the financial stability of the principal and guarantor of the related mortgage loan.

Risks Related to the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio II Mortgage Loan

The underlying mortgage loan secured by the portfolio of mortgaged real properties identified on Annex A-1 to this offering prospectus as the Extendicare Portfolio, which underlying mortgage loan represents 3.5% of the initial mortgage pool balance and 4.3% of the initial loan group 1 balance, and the underlying mortgage loan secured by the portfolio of mortgaged real properties identified on Annex A-1 to this offering prospectus as Extendicare Portfolio II, securing 2.5% of the initial mortgage pool balance and 3.1% of the initial loan group 1 balance, are each secured by liens on the related borrowers’ interests in various skilled nursing and/or assisted living facilities. Nursing facilities and assisted living facilities must meet various federal and state requirements that relate, among other things, to personnel qualifications, quality of care and the adequacy of facility buildings, equipment and supplies. Federal and state agencies routinely conduct annual surveys and complaint investigation surveys to confirm compliance with the Medicare and Medicaid requirements. These agencies may issue statements of deficiencies for non-compliance and may provide the facility with an opportunity to correct cited deficiencies by preparing and implementing a ‘‘plan of correction.’’ In the case of nursing facilities, where deficiencies pose a threat of immediate jeopardy to the health, safety or welfare of the residents, upon repeat deficiencies or upon continued substantial noncompliance with requirements, the agency is authorized to take various adverse actions against the nursing facility, including imposing fines (up to $10,000 per day), denial of payments for new admissions, bans on admission of new residents, termination of payments, license revocation, appointment of a receiver, or temporary manager (at the operator’s expense), decertification as a Medicare or Medicaid program participant and closure. Singly or in combination, available sanctions for quality deficiencies can have a material adverse effect on facilities, particularly nursing facilities, results of operations, liquidity and financial position. There are often significant delays in the process for facilities to appeal sanctions and certain sanctions continue for long periods of time. Proceedings to contest sanctions often involve significant legal expense and facility resources, and there can be no assurance that any appeals will be successful.

With respect to the Extendicare Portfolio mortgaged real properties, the Extendicare Portfolio borrower has informed the lender that, as of April 10, 2007, 32 facilities were reported to have received a ‘‘G’’ level deficiency or higher on their most recent survey (Standard and/or Complaint Investigation), which means that if any such mortgaged real property receives a ‘‘G’’ level or higher deficiency on its next survey the government may impose a remedy, such as denial of payments for new admissions, in as little as two days if there is immediate jeopardy or 15 days if there is no immediate jeopardy. Of those 32 ‘‘G’’ or higher level deficiencies, four of the Extendicare Portfolio mortgaged real properties have ‘‘G’’ or higher level deficiencies that had not been cleared by the state. The Extendicare Portfolio borrower has informed the lender that, with respect to each of these four mortgaged real properties, the related operator was in the process of remediating the problem, had submitted a plan of correction to the appropriate agency and was awaiting the agency’s acceptance of the plan. None of the Extendicare Portfolio mortgaged real properties were reported to be the subject of a ‘‘double G’’ determination for the last three years which had not been resolved by submission of an acceptable plan and as a result thereof such properties had no material impairment of reimbursement. None of the Extendicare Portfolio mortgaged real properties were found to have delivered substandard quality of care in their last two consecutive surveys. During this reporting period, the borrower also reported that five facilities had denials of payments for new admissions imposed one time per facility as a result of the last/most recent Standard and/or Complaint Survey and one nursing facility had been reported as being a Special Focus Facility (as that term is defined by the Centers for Medicare and Medicaid Services Special Focus Facility Program which focuses on facilities with a history of poor survey performance).

With respect to the Extendicare Portfolio II mortgaged real properties, the Extendicare Portfolio II borrower has informed the lender that, as of April 10, 2007, three facilities were reported to have received a ‘‘G’’ level deficiency or higher on their most recent survey (Standard and/or Complaint Investigation), which means that if any such mortgaged real property receives a ‘‘G’’ level or higher deficiency on its next survey the government may impose a remedy, such as denial of payments for new admissions, in as little as two days if there is immediate jeopardy or 15 days if there is no immediate jeopardy. None of the Extendicare Portfolio II mortgaged real properties were reported to be the subject of a ‘‘double G’’ determination for the last three years which had not been resolved by submission of an acceptable plan and as a result thereof such properties had no material impairment of reimbursement. None of the Extendicare Portfolio II mortgaged real properties were found to have delivered substandard quality of care in their last two consecutive surveys.

There can be no assurance that any of the facilities will remain in compliance with applicable requirements and thus not be subject to sanctions, including denials of payments for new admissions, civil monetary penalties and, in extreme cases, termination of licensure and/or participation in federal, state and third-party payor programs.

The Extendicare Portfolio and Extendicare Portfolio II borrowers have informed the lender that certain of the nursing facilities have been subject to audits and that some of these audits have been settled, others have been inactive and still others are pending. An adverse determination in any such audits, whether currently asserted or arising in the future, could have an adverse effect on an audited nursing facility. The borrowers have also represented to the lender that, from time to time, the nursing facilities are subject to investigations by the state Medicaid Fraud Control Units. However, for any open investigations, the borrowers represented to the lender that they are not aware of any findings from these investigations that require disclosure or accrual of fines or penalties. An adverse determination in any proceedings or governmental investigations, whether currently asserted or arising in the future, could have an adverse effect on the nursing facility and the operators.

CAPITALIZED TERMS USED IN THIS OFFERING PROSPECTUS

From time to time we use capitalized terms in this offering prospectus, including in the Annexes to this offering prospectus. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in the glossary attached to this offering prospectus.

FORWARD-LOOKING STATEMENTS

This offering prospectus and the accompanying base prospectus include the words ‘‘expects,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘estimates’’ and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this offering prospectus are accurate as of the date stated on the cover of this offering prospectus. We have no obligation to update or revise any forward-looking statement.

DESCRIPTION OF THE MORTGAGE POOL

General

We intend to include the 171 mortgage loans identified on Annex A-1 to this offering prospectus in the trust. Those mortgage loans will have an Initial Mortgage Pool Balance of $3,558,515,860. However, the actual Initial Mortgage Pool Balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or an other mortgage loans are added to the mortgage pool. See ‘‘—Changes in Mortgage Pool Characteristics’’ below.

For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into a ‘‘Loan Group 1’’ and a ‘‘Loan Group 2.’’ ‘‘Loan Group 1’’ will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park, together with two (2) underlying mortgage loans that are each secured by a multifamily or mobile home park property. Loan Group 1 will consist of 124 mortgage loans, with an Initial Loan Group 1 Balance of $2,898,682,979, representing 81.5% of the Initial Mortgage Pool Balance. ‘‘Loan Group 2’’ will consist of all but two (2) of the underlying mortgage loans that are secured by multifamily and mobile home park properties. Loan Group 2 will consist of 47 mortgage loans, with an Initial Loan Group 2 Balance of $659,832,882, representing 18.5% of the Initial Mortgage Pool Balance. See Annex B—Certain Information Regarding Multifamily Properties. The two (2) multifamily mortgage loans that are included in Loan Group 1 and excluded from Loan Group 2 are the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Lembi Trophy Portfolio and 1461-1465 Burlingame Avenue. The loan group in which each underlying mortgage loan is included is identified on Annex A-1 to this offering prospectus.

The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the mortgage loans included in the trust, the Initial Loan Group 1 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group 1, and the Initial Loan Group 2 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group 2.

The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this offering prospectus.

Each of the mortgage loans that we intend to include in the trust was originated or co-originated by the related mortgage loan seller, by a predecessor in interest to the related mortgage loan seller, by an affiliate of the related mortgage loan seller or by a correspondent in the related mortgage loan seller’s or one of its affiliates’ conduit lending program.

The Lehman Mortgage Loan Seller is our affiliate and an affiliate of Lehman Brothers Inc. The UBS Mortgage Loan Seller is an affiliate of UBS Global Asset Management (US) Inc. The Countrywide Mortgage Loan Seller is an affiliate of Countrywide Securities Corporation.

Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances and subject to the following sentence.

You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower’s obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

It has been confirmed to us by S&P and/or Fitch that seven (7) of the mortgage loans that we intend to include in the trust, collectively representing 26.5% of the Initial Mortgage Pool Balance, each has, in the context of its inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

We provide in this offering prospectus a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that—

•	All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

•	If a mortgage loan is secured by multiple mortgaged real properties located in more than one state or representing more than one property type, a portion of that mortgage loan has been allocated to each of those properties.

•	When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the Initial Loan Group 1 Balance or the Initial Loan Group 2 Balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances.

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either Loan Group 1 or Loan Group 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of Loan Group 1 and Loan Group 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

•	The series 2007-C2 securitization transaction will include the One Alliance Center Mortgage Loan, which has a cut-off date principal balance of $165,000,000 and is evidenced by two (2) separate promissory notes — one (1) in the current principal amount of $84,150,000 that will be contributed to the securitization by Lehman Mortgage Loan Seller, and one (1) in the current principal amount of $80,850,000 that will be contributed to the securitization by the Countrywide Mortgage Loan Seller. Notwithstanding that it is evidenced by two (2) promissory notes, the One Alliance Center Mortgage Loan is treated in this offering prospectus as a single underlying mortgage loan, provided that, for the purposes of identifying the respective obligations of us and the Countrywide Mortgage Loan Seller with respect to the One Alliance Center Mortgage Loan in this offering prospectus, the One Alliance Center Mortgage Loan is treated as two (2) separate underlying mortgage loans.

•	The series 2007-C2 securitization transaction will include the 2445 M Street Mortgage Loan, which is evidenced by a single promissory note in the aggregate current principal amount of $86,700,000. A $42,483,000 portion of the 2445 M Street Mortgage Loan will be contributed to the series 2007-C2 securitization by the Lehman Mortgage Loan Seller, and a $44,217,000 portion of the 2445 M Street Mortgage Loan will be contributed to the series 2007-C2 securitization by the Greenwich Mortgage Loan Seller. Notwithstanding that the 2445 M Street Mortgage Loan is evidenced by a single note and is generally treated as a single underlying mortgage loan in this offering prospectus, the 2445 M Street Mortgage Loan is treated, solely for the purposes of identifying the respective obligations of us and the Greenwich Mortgage Loan Seller with respect to the 2445 M Street Mortgage Loan in this offering prospectus, as two (2) separate underlying mortgage loans. The 2445 M Street Mortgage Loan is also part of a Loan Combination that includes the 2445 M Street Non-Trust Loan that is not part of the trust.

•	Whenever we refer to a particular mortgaged real property by name, unless the particular item is otherwise specifically defined, we mean the mortgaged real property identified by that name on Annex A-1 to this offering prospectus. Whenever we refer to a particular mortgage loan by name, unless the particular item is otherwise specifically defined, we mean the mortgage loan secured by the mortgaged real property identified by that name on Annex A-1 to this offering prospectus.

•	Two (2) mortgage loans that we intend to transfer to the issuing entity, representing 5.1% of the Initial Mortgage Pool Balance, 6.2% of the Initial Loan Group 1 Balance, have not closed as of the date of the preparation of this offering prospectus and therefore certain mortgage loan characteristics included in this offering prospectus for those mortgage loans may have been estimated. As a result, certain statistical information in this offering prospectus may change if those mortgage loans have different loan characteristics than anticipated.

•	Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates as a result of changes in the composition of the mortgage pool prior to that date.

Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers

The mortgage pool will include 25 underlying mortgage loans, collectively representing 35.0% of the Initial Mortgage Pool Balance, that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

The table below identifies, by property or portfolio name set forth on Annex A-1 to this offering prospectus, each individual multi-property mortgage loan that represents at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names			Number of Properties	% of Initial Mortgage Pool Balance
1	.	Tishman Speyer DC Portfolio II	8	11.2%
2	.	Bethany Maryland Portfolio II	3	5.2%
3	.	Duke Cleveland East Suburban Portfolio	8	3.8%
4	.	Extendicare Portfolio	82	3.5%
5	.	Extendicare Portfolio II	14	2.5%
6	.	Lembi Trophy Portfolio	8	2.1%
7	.	Raleigh Flex Portfolio	2	1.5%

The table below identifies, by property or portfolio name set forth on Annex A-1 to this offering prospectus, each group of cross-collateralized mortgage loans that represents at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names		Number of Properties	% of Initial Mortgage Pool Balance
1.	Lembi Trophy Portfolio, Lembi Trophy Portfolio 2, 950 Franklin Street, 1461-1465 Burlingame Avenue	14	2.9%

Some or all of the groups of cross-collateralized mortgage loans and/or individual multi-property mortgage loans that we intend to include in the trust entitle the related borrowers to release one or more of the corresponding mortgaged real properties through partial defeasance. The partial defeasance of a group of cross-collateralized mortgage loans or any individual multi-property loan would result in the defeased and undefeased portions of the subject aggregate debt ceasing to be cross-collateralized. See ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Defeasance Loans’’ below.

The following table identifies the various separate groups of mortgaged real properties that are under common ownership and/or control, that are not reflected, or are not fully reflected, in the prior two tables and that represent at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names		Number of Properties	% of Initial Mortgage Pool Balance
1.	Tishman Speyer DC Portfolio II, One Alliance Center	9	15.9%
2.	Extendicare Portfolio, Extendicare Portfolio II	96	6.0
3.	2000 Pennsylvania Avenue, 2100 Pennsylvania Avenue	2	4.3
4.	Citicorp Louisville KY, Citicorp McLeansville NC and Citicorp Meridian ID	3	2.7
5.	Tilton Center, BJ’s Warehouse – Rochester, Citizens Ohio Portfolio 1, Walgreens – Holland, Walgreens – Memphis, CVS – Myrtle Beach, Walgreens – New Ulm, Citizens 12 Portfolio, Walgreens – Faribault, Walgreens – Clarence, Walgreens – Gary, Walgreens – Austin, Walgreens – Melrose, Citizens 5 Portfolio, Citizens 17 Portfolio, Citizens 20 Portfolio and Citizens 32	33	2.7
6.	Campus Commons, Villages of Cinnamon Creek and Crossings on the Marsh	3	1.7
7.	Sea Air, High Point	2	1.1
8.	Cornerstone Office Orlando, Premiere Trade Plaza	2	1.0

Partial Releases

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Jackson Square, which mortgage loan represents 0.4% of the Initial Mortgage Pool Balance and 0.5% of the Initial Loan Group 1 Balance, the related borrower is permitted to obtain the release of a specified portion (the Albertson/Savon Drug parcel) of the related mortgaged real property provided certain conditions are satisfied, including, among others (i) the achievement of certain DSCR and LTV tests, (ii) payment of a yield maintenance fee and (iii) the underlying mortgage loan is prepaid in the principal amount of $460,000.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Highlands at Galloway Apartments, which mortgage loan represents 0.4% of the Initial Mortgage Pool Balance and 2.0% of the Initial Loan Group 2 Balance, a material portion of the related mortgaged real property (building 4949 which contains eight units or 3.2% of the total complex) may be released without compensation pending the outcome of a condemnation proceeding.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Village Square, which mortgage loan represents 0.3% of the Initial Mortgage Pool Balance and 0.4% of the Initial Loan Group 1 Balance, the related borrower is permitted to obtain a release of specified portions of the related mortgaged real property (the Madstone Theater Parcel, the Magnolia Marketplace Parcel, or the Future Development Parcel) after the expiration of the prepayment lockout period upon satisfaction of certain conditions set forth in the related loan documents, including (a) payment of the yield maintenance premium and the related release price (the lender is to receive for each such release (i) $1,000,000 with respect to the Madstone Theater Parcel, (ii) $1,250,000 with respect to the Magnolia Marketplace Parcel, and (iii) $0 with respect to the Future Development Parcel), (b) satisfaction of a DSCR test of 1.20x with respect to the remaining related collateral, and (c) satisfaction of a LTV test of 80% with respect to the remaining related collateral, provided that the released parcel is transferred to any entity other than the related borrower and such transfer shall not result in a violation of the provisions of the related loan documents.

Some of the mortgage loans that we intend to include in the trust may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, shown on Annex A-1 to this offering prospectus. See, for example, ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Duke Cleveland East Suburban Portfolio Mortgage Loan—Property Releases’’ in this offering prospectus.

Property Substitutions

With respect to the Tishman Speyer DC Portfolio II Mortgage Loan, representing 11.2% of the Initial Mortgage Pool Balance and 13.8% of the Initial Loan Group 1 Balance, the related borrower may obtain the release of one or more individual properties from the lien of the mortgage loan by substituting one or more other office building properties of like kind and quality acquired by the Tishman Speyer DC Portfolio II Borrower, provided that the aggregate loan amount for all individual properties so released may not constitute more than 33% of the original principal balance of the Tishman Speyer DC Portfolio II Mortgage Loan and subject to further conditions, as more fully described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Tishman Speyer DC Portfolio II Mortgage Loan—Property Substitutions’’ in this offering prospectus.

With respect to the Extendicare Portfolio Mortgage Loan, representing 3.5% of the Initial Mortgage Pool Balance and 4.3% of the Initial Loan Group 1 Balance, the Extendicare Portfolio Borrowers may obtain the release of one or more Extendicare Portfolio Mortgaged Properties from the lien of the mortgage by substituting one or more substitute properties, subject to the satisfaction of certain conditions, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Extendicare Portfolio Mortgage Loan—Substitutions’’ in this offering prospectus. In addition, in the event of an ‘‘operating lease default’’ or a ‘‘health care default’’ under the terms of the related loan documents with respect to a particular Extendicare Portfolio Mortgaged Property, such default will not constitute an event of default if the Extendicare Portfolio Borrower effects a substitution of the subject property in accordance with the related loan documents, as further described under ‘‘—Significant Underlying Mortgage Loans—The Extendicare Portfolio Mortgage Loan—Other Defeasance/Substitution Provisions’’ in this offering prospectus.

With respect to the Extendicare Portfolio II Mortgage Loan, representing 2.5% of the Initial Mortgage Pool Balance and 3.1% of the Initial Loan Group 1 Balance, the Extendicare Portfolio II Borrowers may obtain the release of one or more Extendicare Portfolio II Mortgaged Properties from the lien of the mortgage by substituting one or more substitute properties, subject to the satisfaction of certain conditions, as further described under ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans—The Extendicare Portfolio II Mortgage Loan—Substitutions’’ in this offering prospectus. In addition, in the event of an ‘‘operating lease default’’ or a ‘‘health care default’’ under the terms of the related loan documents with respect to a particular Extendicare Portfolio II Mortgaged Property, such default will not constitute an event of default if the Extendicare Portfolio II Borrower effects a substitution of the subject property in accordance with the related loan documents, as further described under ‘‘—Significant Underlying Mortgage Loans—The Extendicare Portfolio II Mortgage Loan—Other Defeasance/Substitution Provisions’’ in this offering prospectus.

Terms and Conditions of the Underlying Mortgage Loans

Due Dates.    Subject, in some cases, to a next business day convention—

•	170 of the mortgage loans that we intend to include in the trust, representing 97.6% of the Initial Mortgage Pool Balance, each provides for scheduled payments of principal and/or interest to be due on the eleventh day of each month, and

•	one (1) of the mortgage loans that we intend to include in the trust, representing 2.4% of the Initial Mortgage Pool Balance, each provides for scheduled payments of principal and/or interest to be due on the sixth day of each month.

Each mortgage loan that we intend to include in the trust provides for one or both of the following—

•	a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

•	that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month or, if that 11th day is not a business day, then as of the next business day;

provided that, because the grace period with respect to certain underlying mortgage loans does not commence until a notice required under the related loan documents is delivered to the related borrower, if the master servicer fails to deliver the requisite notice for such an underlying mortgage loan in a timely manner in any given month, the grace period for that underlying mortgage loan could expire later than the 11th day (or the next business day) in that month. For example, some of the underlying mortgage loans, with respect to the related borrower’s first two failures to timely make constant monthly payments in any calendar year, Default Interest will not accrue until five days after notice from lender of such default.

Mortgage Rates; Calculations of Interest.    In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under ‘‘—ARD Loans’’ below, an ARD Loan that remains outstanding past its anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the mortgage loan has been paid in full. In addition, notwithstanding the foregoing: (a) the Bethany Maryland Portfolio II Mortgage Loan, which represents 5.2% of the Initial Mortgage Pool Balance and 28.0% of the Initial Loan Group 2 Balance, accrues interest at a rate of 5.5679% per annum through and including the accrual period expiring on April 10, 2010, at rate of 6.0779% per annum during each accrual period from and including the interest accrual period commencing on April 11, 2010 through and including the accrual period expiring on January 10, 2014, and at a rate of 5.8179% per annum during each accrual period thereafter; (b) the 200 Galleria Mortgage Loan, which represents 2.0% of the Initial Mortgage Pool Balance and 2.4% of the Initial Loan Group 1 Balance, accrues interest at a rate of 5.954% per annum through and including the accrual period expiring on February 10, 2009 and at a rate of 6.294% per annum with respect to each accrual period thereafter; and (c) the Northstar Mortgage Loan, which represents 1.7% of the Initial Mortgage Pool Balance and 2.1% of the Initial Loan Group 1 Balance, accrues interest at a rate of 5.895% per annum through and including the accrual period expiring on May 10, 2009, at a rate of 6.175% per annum from and including the accrual period commencing on May 11, 2009 through and including the accrual period expiring on May 10, 2016, and at a rate of 6.095% per annum with respect to each accrual period thereafter.

The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this offering prospectus. As of the cut-off date, those mortgage interest rates ranged from 5.18250% per annum to 6.79000% per annum, and the weighted average of those mortgage interest rates was 6.00168% per annum.

Except in the case of the ARD Loan, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

Balloon Loans. One hundred seventy (170) of the mortgage loans that we intend to include in the trust, representing 96.3% of the Initial Mortgage Pool Balance, of which 123 mortgage loans are in Loan Group 1, representing 95.4% of the Initial Loan Group 1 Balance, and 47 mortgage loans are in Loan Group 2, representing 100.0% of the Initial Loan Group 2 Balance, respectively, are Balloon Loans and are characterized by—

•	either (a) an amortization schedule that is significantly longer than the actual term of the mortgage loan and that may begin after the end of an initial interest-only period or (b) no amortization prior to stated maturity, and

•	a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

Sixty-seven (67) of the Balloon Loans identified in the prior paragraph, representing 65.4% of the Initial Mortgage Pool Balance, of which 45 mortgage loans are in Loan Group 1, representing 62.5% of the Initial Loan Group 1 Balance, and 22 mortgage loans are in Loan Group 2, representing 78.2% of the Initial Loan Group 2 Balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another 62 of the Balloon Loans identified in the prior paragraph, representing 24.7% of the Initial Mortgage Pool Balance, of which 42 mortgage loans are in Loan Group 1, representing 26.0% of the Initial Loan Group 1 Balance, and 20 mortgage loans are in Loan Group 2, representing 19.0% of the Initial Loan Group 2 Balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date.

ARD Loans.    The Watergate 600 Mortgage Loan, which represents 3.7% of the Initial Mortgage Pool Balance and 4.6% of the Initial Loan Group 1 Balance, is an ARD Loan and, as such, is characterized by the following features:

•	a maturity date that is approximately 30 years following origination;

•	the designation of an anticipated repayment date that is approximately 10 years following origination;

•	the ability of the related borrower to prepay the Watergate 600 Mortgage Loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is six months prior to the related anticipated repayment date;

•	until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate;

•	from and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be in excess of its initial mortgage interest rate;

•	the deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate, with such deferral to continue until the entire principal balance of that mortgage loan has been paid in full, but may compound at the new revised mortgage interest rate; and

•	from and after its anticipated repayment date, the accelerated amortization of the Watergate 600 Mortgage Loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payment, permitted operating expenses, capital expenditures and/or specified reserves, as the case may be, with such accelerated amortization payments to be separate from and in addition to the monthly debt service payments due with respect to the Watergate 600 Mortgage Loan.

The ratings on the respective classes of offered certificates do not represent any assessment of whether the Watergate 600 Loan will be paid in full by its anticipated repayment date or whether and to what extent Post-ARD Additional Interest will be received.

If the Watergate 600 Mortgage Loan is not repaid by the date 30 days prior to its anticipated repayment date, the Watergate 600 Borrowers will be required to enter into a lockbox agreement with a bank designated by the lender and cause all rents from the Watergate 600 Mortgaged Property to be deposited into a designated account established with the lockbox bank which shall be controlled by the lender under the Watergate 600 Mortgage Loan.

Amortization of Principal.    The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans. For purposes of the following table, the Watergate 600 Mortgage Loan is assumed to mature on its anticipated repayment date.

	Balloon Loans			ARD Loans			All Mortgage Loans
	Mortgage Pool	Loan Group 1	Loan Group 2	Mortgage Pool	Loan Group 1	Loan Group 2	Mortgage Pool	Loan Group 1	Loan Group 2
Original Term to Maturity (Mos.)
Maximum	180	180	120	120	120	0	180	180	120
Minimum	60	60	60	120	120	0	60	60	60
Weighted Average	108	110	99	120	120	0	109	111	99
Remaining Term to Maturity (Mos.)
Maximum	178	178	120	120	120	0	178	178	120
Minimum	52	52	57	120	120	0	52	52	57
Weighted Average	106	109	97	120	120	0	107	109	97
Original Amortization Term (Mos.)
Maximum	360	360	360	0	0	0	360	360	360
Minimum	180	180	300	0	0	0	180	180	300
Weighted Average	345	343	358	0	0	0	345	343	358
Remaining Amortization Term (Mos.)
Maximum	360	360	360	0	0	0	360	360	360
Minimum	179	179	295	0	0	0	179	179	295
Weighted Average	345	343	357	0	0	0	345	343	357

The calculation of original and remaining amortization terms in the foregoing table does not take into account 68 mortgage loans that we intend to include in the trust, collectively representing 69.1% of the Initial Mortgage Pool Balance, of which 46 mortgage loans are in Loan Group 1, representing 67.1% of the Initial Loan Group 1 Balance, and 22 mortgage loans are in Loan Group 2, representing 78.2% of the Initial Loan Group 2 Balance, respectively, that each provides for payments of interest only until the related stated maturity date or anticipated repayment date, as applicable. In addition, with respect to 62 other mortgage loans that we intend to include in the trust, representing 24.7% of the Initial Mortgage Pool Balance, of which 42 mortgage loans are in Loan Group 1, representing 26.0% of the Initial Loan Group 1 Balance, and 20 mortgage loans are in Loan Group 2, representing 19.0% of the Initial Loan Group 2 Balance, respectively, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest-only period.

The following underlying mortgage loans permit additional amortization payments solely to the extent available from excess cash flow, as described below:

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Sears Tower, on each monthly payment date from and after March 11, 2011, solely to the extent available from excess cash flow, the related borrower is required to make a principal payment in an amount equal to (x) a constant payment amount (assuming no default, equal to $2,097,752.42 allocable to the underlying mortgage loan from March 11, 2011 through and including February 11, 2014 and $2,149,564.24 from March 11, 2014 to the maturity date), less (y) the monthly interest payment actually paid with respect to such underlying mortgage loan in such calendar month;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Nob Hill Apartments, the related borrower is required to make additional monthly amortization payments of $15,277.46, solely to the extent available from excess cash flow, on and after the payment date in April 2012;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as One Washington Place, the related borrower is required to make additional monthly amortization payments of $13,184.44, solely to the extent available from excess cash flow, on and after the payment date in May 2010;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Fast Building, the related borrower is required to make additional monthly amortization payments of $9,538.25, solely to the extent available from excess cash flow, on and after the payment date in May 2012; and

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as PetSmart-Killeen, the related borrower is required to make additional monthly amortization payments of $4,164.06, solely to the extent available from excess cash flow, on and after the payment date in March 2010.

The underlying mortgage loans identified in the preceding bullets are treated as interest-only mortgage loans for purposes of the foregoing table and therefore the calculation of original and remaining amortization terms in that table does not take those loans into account.

Some of the underlying mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

Prepayment Provisions

Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods.    All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

•	a prepayment lock-out period, during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

•	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance;

•	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and

•	an open period, during which voluntarily prepayments are permitted without payment of any prepayment consideration.

Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions—Other Prepayment Provisions’’ below. The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this offering prospectus.

The table below shows, with respect to all of the mortgage loans we intend to include in the trust, the prepayment provisions in effect as of the cut-off date, the number of mortgage loans with each specified prepayment provision string that are in the entire mortgage pool, Loan Group 1 and Loan Group 2, and the percentage represented thereby of the Initial Mortgage Pool Balance, the Initial Loan Group 1 Balance and the Initial Loan Group 2 Balance.

Prepayment Provisions as of the Cut-off Date

	Number of Loans
Prepayment Provisions(1)	Mortgage Pool	Loan Group 1	Loan Group 2	% of Initial Mortgage Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
L, D, O	102	75	27	69.7	70.7	65.6
L, D	34	23	11	11.4	9.8	18.3
YM, D or YM, O	19	19	0	8.7	10.7	0.0
L, D, D or YM, O	1	1	0	4.6	5.7	0.0
L, YM1%, O	8	3	5	2.7	2.4	4.3
L, D or YM, O	2	0	2	1.1	0.0	5.7
L, YM1%, % Penalty, O	1	0	1	0.9	0.0	5.0
L, YM1%	3	2	1	0.6	0.5	1.1
YM 1%, O	1	1	0	0.2	0.2	0.0
Total:	171	124	47	100.0	100.0	100.0

(1)	The prepayment consideration period identified as ‘‘D or YM’’ is, for the purposes of this offering prospectus, treated as a yield maintenance period.

For the purposes of the foregoing table, the letter designations under the heading ‘‘Prepayment Provisions’’ have the following meanings, as further described in the first paragraph of this ‘‘—Prepayments Provisions’’ section—

•	‘‘L’’ means the mortgage loan provides for a prepayment lock-out period;

•	‘‘D’’ means the mortgage loan provides for a defeasance period;

•	‘‘YM’’ means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of a yield maintenance charge;

•	‘‘YM1%’’ means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) 1% of the prepaid amount;

•	‘‘% Penalty’’ means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of a prepayment premium calculated as a percentage of the amount prepaid.

•	‘‘D or YM’’ means the mortgage loan provides for a period during which the borrower has the option to either defease the mortgage loan or prepay the mortgage loan together with payment of a yield maintenance charge; and

•	‘‘O’’ means the mortgage loan provides for an open period.

Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/ defeasance periods, as applicable, for the 151 underlying mortgage loans for which a prepayment lock-out period is currently in effect:

•	the maximum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 121 months with respect to the entire mortgage pool, 121 months with respect to Loan Group 1 and 120 months with respect to Loan Group 2;

•	the minimum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is three (3) months with respect to the entire mortgage pool, 12 months with respect to Loan Group 1 and three (3) months with respect to Loan Group 2; and

•	the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 102 months with respect to the entire mortgage pool, 108 months with respect to Loan Group 1 and 81 months with respect to Loan Group 2.

Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the holders of certain classes of the series 2007-C2 certificates, in the amounts and in accordance with the priorities described under ‘‘Description of the Offered Certificates— Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus. However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See ‘‘Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges’’ and ‘‘Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the accompanying base prospectus.

Other Prepayment Provisions.    Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan’s principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender’s application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph. With respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, single tenant mortgage loans and other mortgage loans which require that insurance and/or condemnation proceeds be used to repair or restore the mortgaged real property, such proceeds may be required to be used to restore the related mortgaged real property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Jackson Square, which mortgage loan represents 0.4% of the Initial Mortgage Pool Balance and 0.5% of the Initial Loan Group 1 Balance, the related borrower is permitted to obtain the release of a specified portion (the Albertson/Savon Drug parcel) of the related mortgaged real property if certain conditions are satisfied, including, among others, (i) the achievement of certain DSCR and LTV tests, (ii) payment of a yield maintenance fee and (iii) the underlying mortgage loan is prepaid in the principal amount of $460,000.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Jared—The Galleria of Jewelry—Lakeline, which mortgage loan represents 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial Loan Group 1 Balance, the related borrower has the right to prepay such underlying mortgage loan, provided that no event of default exists, together with the payment of a yield maintenance premium, in the event that Lakeline Developers exercises its right and option to recapture the property in accordance with a restrictive covenant recorded against the subject mortgaged real property. That restrictive covenant grants to Lakeline Developers a right to recapture the related property upon written notice to the owner in the event that the owner fails to open and operate the related property as a Jared Jewelers retail store any time after construction is completed, or fails to operate the related property as a Jared Jewelers retail store after opening, and such failure continues for a period of 180 consecutive days or more, as further described under ‘‘—Additional Loan and Property Information—Purchase Option / Right of Recapture’’ below in this offering prospectus.

Defeasance Loans. One hundred thirty-seven (137) of the mortgage loans that we intend to include in the trust, representing 85.8% of the Initial Mortgage Pool Balance, of which 99 mortgage loans are in Loan Group 1, representing 86.2% of the Initial Loan Group 1 Balance, and 38 mortgage loans are in Loan Group 2, representing 83.9% of the Initial Loan Group 2 Balance, respectively, permit the respective borrowers (subsequent to an initial prepayment lock-out period, which is currently in effect, and subject to the satisfaction of various conditions) to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the mortgage loan the requisite amount of Government Securities, and thereby obtain a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties. As to any such mortgage loan, the permitted defeasance period does not begin prior to the second anniversary of the Issue Date.

In general, the Government Securities that are to be delivered in connection with the defeasance of any underlying mortgage loan, must provide for a series of payments that:

•	will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, if applicable, the related anticipated repayment date, or, in some instances, the expiration of the prepayment lock-out period; and

•	will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or a successor borrower.

Each group of cross-collateralized mortgage loans and each individual multi-property mortgage loan that allows for partial defeasance of the aggregate debt, and that we intend to include in the trust, provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged real properties would be released and the cross-collateralization would terminate as to the released property or properties.

If fewer than all of the mortgaged real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are permitted by the related loan documents to be released in connection with any defeasance, then the borrower generally must deliver one of the following: (a) an amount sufficient to purchase government securities that provide payments equal to at least 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased; or (b) an amount sufficient to purchase government securities that provide payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased and (ii) the total of all remaining scheduled payments on, as applicable, all of the subject cross-collateralized mortgage loans or the entire individual multi-property mortgage loan (assuming no defeasance has occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance.

In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity or, if applicable, the related anticipated repayment date.

In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities.

Due-on-Sale and Due-on-Encumbrance Provisions.    All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers or encumbrances discussed below in this ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ subsection, these clauses either:

•	permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if, without the consent of the holder of the mortgage, the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

•	prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable’’ and ‘‘—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses’’ and ‘‘Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions’’ in the accompanying base prospectus.

In addition, all of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

•	transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following—

1.	confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

2.	the reasonable acceptability of the transferee to the lender;

•	a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or a principal of the borrower;

•	transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

•	issuance by the borrower of new partnership or membership interests;

•	changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

•	a transfer of non-controlling ownership interests in the related borrower;

•	a transfer of controlling ownership interests in the related borrower to specified persons, entities or types of entities and/or subject to the satisfaction of certain gross asset tests or other conditions specified in the related mortgage loan documents;

•	transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

•	other transfers similar in nature to the foregoing.

In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as 2000 Pennsylvania Avenue and 2100 Pennsylvania Avenue, respectively, as long as the related borrower is the borrower named in the related mortgage loan documents at closing, such documents do not prohibit the transfer or encumbrance of any direct or indirect interest in that borrower.

Mortgage Pool Characteristics

A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this offering prospectus. The statistics in the tables and schedules on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this offering prospectus were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

Significant Underlying Mortgage Loans

General.    Set forth below are summary discussions of the ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans that we intend to include in the trust.

I. The Tishman Speyer DC Portfolio II Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$400,000,000
Loan per Square Foot:	$191
% of Initial Mortgage Pool Balance:	11.2%
Shadow Rating (S&P/Fitch):	BBB−/A+
Loan Purpose:	Acquisition
Mortgage Interest Rate:	6.320% per annum
Interest Calculation:	Actual/360
First Payment Date:	February 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	January 11, 2017
Maturity Balance:	$400,000,000
Borrowers:	Reston Crossing, L.P., 2550 M Street, L. P., 1655 N. Fort Myer, L.P., Presidential Plaza, L.P., Canal Center, L.P., Tysons International Plaza I & II, L.P., 1717 Pennsylvania Avenue, L.P., 1747 Pennsylvania Avenue, L.P.
Sponsor:	Tishman Speyer Real Estate Venture VI, L.P. and an affiliate of Lehman Brothers
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted six months prior to maturity date.
Up-Front Reserves:	Unfunded Tenant Obligations Reserve(2) Leasing Reserve(3)
Ongoing Reserves:	Tax and Insurance Reserve(4) Replacement Reserve(5)
Lockbox:	Hard(6)
Other Secured Debt:	$146,026,820 Aggregate Mezzanine Debt(7)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio
Property Type:	Office
Location:	Various(8)
Year Built:	1962-1998
Year Renovated:	1996-2001
Square Feet:	2,097,957(9)
Occupancy:	93.2%(10)
Occupancy Date:	December 31, 2006
Ownership Interest:	Fee
Property Management:	Tishman Speyer Properties, L.P., an affiliate of the borrower
UW NCF:	$43,008,144(11)
U/W NCF DSCR:	1.68x(12)
Cut-off Date U/W NCF DSCR:	1.68x(12)
Appraised Value:	$991,300,000(13)
Appraisal As of Date:	October 1, 2006
Cut-off Date LTV Ratio:	40.4%
Maturity LTV Ratio:	40.4%

(1)	NAP means not applicable.
(2)	At closing, the Tishman Speyer DC Portfolio II Borrowers deposited $11,934,802 into an unfunded tenant obligations reserve account to pay for the costs of tenant allowances, tenant improvements and leasing commissions at the Tishman Speyer DC Portfolio II Mortgaged Properties.
(3)	At closing, the Tishman Speyer DC Portfolio II Borrowers deposited $5,700,000 into a leasing reserve account to pay for tenant improvements and allowances, leasing commissions and other related costs of leasing. In addition, all lease termination payments in excess of $500,000 shall be deposited into the leasing reserve account.
(4)	The Tishman Speyer DC Portfolio II Borrowers are required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the Tishman Speyer DC Portfolio II Borrowers provide evidence of a blanket insurance policy covering the Tishman Speyer DC Portfolio II Mortgaged Properties, as approved by the lender, the monthly insurance escrow payments will not be required.
(5)	The Tishman Speyer DC Portfolio II Borrowers are required to make monthly deposits into a replacement reserve account in an amount equal to the product obtained by multiplying one-twelfth of (x) $0.15 per square foot by (y) an initial aggregate of 2,209,253 square feet for the Tishman Speyer DC Portfolio II Mortgaged Properties, provided however, replacement reserves are not required so long as funds are available under credit facility of affiliated entity.
(6)	See ‘‘—Lockbox’’ below.
(7)	Represents mezzanine loans in the aggregate principal amount, as of the cut-off date, of $146,026,820. See ‘‘—Mezzanine Financing’’ below.
(8)	The eight buildings are located in Washington, D.C., Alexandria, Virginia, Vienna, Virginia, Reston, Virginia and Arlington, Virginia.
(9)	Total square footage is comprised of the 504,205 square foot Canal Center Plaza, the 456,780 square foot Tyson International Plaza, the 327,788 square foot Reston Crossing building, the 183,184 square foot 2550 M Street building, the 179,407 square foot Park Place building, the 174,287 square foot 1717 Pennsylvania Avenue building, the 167,589 square foot 1747 Pennsylvania Avenue building and the 104,717 square foot Presidential Plaza.
(10)	Weighted average as of December 31, 2006 based on allocated loan amounts and individual property occupancy.
(11)	Reflects in-place U/W NCF. U/W NCF is projected to be $50,433,842 based on assumed mark-to-market rent adjustments applied to below-market tenant leases, projected increase of portfolio square footage by approximately 114,971 square feet upon building re-measurements and additional rent related to that increased square footage at current market rents, lease-up of current vacant space to appraiser’s stabilized occupancy of 93.9% and certain other lease-up assumptions.
(12)	Based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W DSCR based on the projected U/W NCF of $50,433,842 (described in footnote (11) above) is 1.97x.
(13)	Aggregate for the eight (8) Tishman Speyer DC Portfolio II Mortgaged Properties.

Major Tenant Information
Tenant(1)	Property	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
Nextel Communications, Inc.	Reston Crossing	327,788	15.6%	11.6%	$21.35	BBB/BBB	7/31/2009
Patton Boggs LLP	2550 M Street	181,630	8.7	12.0	$37.54	NR	4/30/2017(5)
Verizon Communications, Inc.	1717 Pennsylvania Avenue	106,322	5.1	7.2	$40.54	A/A+	10/31/2007(6)
Robbins Gioia, Inc.	Canal Center Plaza	66,500	3.2	4.0	$36.00	NR	12/31/2017(7)
Close Up Foundation	Canal Center Plaza	60,721	2.9	3.0	$29.47	NR	1/31/2011
Total		742,961	35.4%	37.8%

(1)	Ranked by approximate square feet.
(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues.
(3)	Reflects in-place base rent.
(4)	Credit ratings are those by S&P and Fitch, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.
(5)	Patton Boggs LLP’s lease expiration includes 180,490 square feet expiring 4/30/2017 and 1,140 square feet expiring 4/30/2012.
(6)	Verizon Communication, Inc.’s lease expiration includes 105,206 square feet in the 1717 Pennsylvania Avenue building which expires on 10/31/2007 and 1,116 square feet in the Tyson International Plaza that expires on 12/31/2011.
(7)	Robins Gioia, Inc.’s lease begins on 1/1/2008.

Historical Annual Rent Per Square Foot Information(1)
2004	2005	2006
$21.02	$23.06	$27.14(2)

(1)	The effective annual rent based on base rent information provided by the Tishman Speyer DC Portfolio II Borrower.
(2)	Rent per square foot is as of the trailing 12 months ending 7/31/2006.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007(2)	284,402	13.6%	13.6%	$10,299,463	17.1%	17.1%
2008	151,692	7.2	20.8%	4,588,444	7.6	24.7%
2009	435,617	20.8	41.6%	10,643,601	17.7	42.4%
2010	162,831	7.8	49.3%	5,040,259	8.4	50.8%
2011	148,508	7.1	56.4%	4,694,717	7.8	58.6%
2012	136,545	6.5	62.9%	4,519,291	7.5	66.1%
2013	54,523	2.6	65.5%	1,813,890	3.0	69.1%
2014	27,807	1.3	66.8%	927,323	1.5	70.7%
2015	133,257	6.4	73.2%	3,791,517	6.3	77.0%
2016	48,540	2.3	75.5%	1,884,554	3.1	80.1%
2017 and beyond	305,152	14.5	90.0%	11,972,816	19.9	100.0%
Vacant	209,083	10.0	100.0%	0	—
Total	2,097,957	100.0%		$60,175,875	100.0%

(1)	Based on in-place underwritten base rental revenues.
(2)	Includes any month-to-month tenants.

The Borrowers and Sponsor. The Tishman Speyer DC Portfolio II Borrowers are Reston Crossing, L.P., 2550 M Street, L.P., 1655 N. Fort Myer, L.P., Presidential Plaza, L.P., Canal Center, L.P., Tysons International Plaza I & II, L.P., 1717 Pennsylvania Avenue, L.P. and 1747 Pennsylvania Avenue, L.P., each a Delaware limited partnership, which are sponsored by Tishman Speyer Real Estate Venture VI, L.P., an investment fund of Tishman Speyer. Tishman Speyer was founded in 1978 by Robert Tishman. Tishman Speyer operates from its headquarters in Manhattan and from 19 other offices worldwide including offices in Frankfurt, Berlin, London, Paris, Madrid, Bangalore, Sao Paulo and Sydney, as well as eight other offices in the United States. Since its formation, Tishman Speyer has developed or acquired a portfolio of over 77 million square feet of constructed area valued at over $24 billion. In addition to well known developments of high rise office buildings in major urban locations, Tishman Speyer also creates mixed-use, retail, residential and entertainment centers, as well as mid and low rise office buildings. An affiliate of the related mortgage loan seller is an indirect equity holder in the Tishman Speyer DC Portfolio II Borrowers.

The Mortgage Loan. The Tishman Speyer DC Portfolio II Mortgage Loan was originated on December 27, 2006 and has a cut-off date balance of $400,000,000. The Tishman Speyer DC Portfolio II Mortgage Loan is a ten-year loan with a stated maturity date of January 11, 2017. The Tishman Speyer DC Portfolio II Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.320% per annum. On the eleventh day of each month through but excluding the stated maturity date, the Tishman Speyer DC Portfolio II Borrowers are required to make interest-only payments on the Tishman Speyer DC Portfolio II Mortgage Loan. The principal balance of the Tishman Speyer DC Portfolio II Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The Tishman Speyer DC Portfolio II Borrowers are prohibited from voluntarily prepaying the Tishman Speyer DC Portfolio II Mortgage Loan, in whole or in part, prior to July 11, 2016. From and after July 11, 2016, the Tishman Speyer DC Portfolio II Borrowers may prepay the Tishman Speyer DC Portfolio II Mortgage Loan, in whole, but not in part (other than in connection with the release of an Individual Property as defined under ‘‘—Property Substitutions’’ below), without payment of any prepayment consideration, provided that each mezzanine borrower under its respective Tishman Speyer DC Portfolio II Mezzanine Loan (as defined under ‘‘—Intercreditor Agreement’’ below) simultaneously prepays its related Tishman Speyer DC Portfolio II Mezzanine Loan by a dollar amount which bears the same relation to the principal amount of the subject Tishman Speyer DC Portfolio II Mezzanine Loan outstanding immediately prior to such prepayment as the amount of the Tishman Speyer DC Portfolio II Mortgage Loan prepaid bears to the principal amount of the Tishman Speyer DC Portfolio II Mortgage Loan outstanding immediately prior to such prepayment.

The Tishman Speyer DC Portfolio II Borrowers may defease the Tishman Speyer DC Portfolio II Mortgage Loan in whole at any time after the expiration of two years following the Issue Date, and by doing so obtain the release of the Tishman Speyer DC Portfolio II Mortgaged Properties. A defeasance will be effected by the Tishman Speyer DC Portfolio II Borrowers’ pledging substitute collateral that consists of direct non-callable obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 that produce payments which replicate the payment obligations of the Tishman Speyer DC Portfolio II Borrowers under the Tishman Speyer DC Portfolio II Mortgage Loan and are sufficient to pay off the Tishman Speyer DC Portfolio II Mortgage Loan in its entirety on July 11, 2016. The Tishman Speyer DC Portfolio II Borrowers’ right to defease the entire Tishman Speyer DC Portfolio II Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C2 certificates by such rating agency. As a condition to the defeasance of the entire Tishman Speyer DC Portfolio II Mortgage Loan, the borrower under each Tishman Speyer DC Portfolio II Mezzanine Loan must simultaneously prepay its related Tishman Speyer DC Portfolio II Mezzanine Loan.

The Tishman Speyer DC Portfolio II Borrowers may defease the Tishman Speyer DC Portfolio II Mortgage Loan in part at any time after the expiration of two years following the Issue Date, in connection with the release an ‘‘Individual Property’’ (as defined in the related loan documents) from the lien of the Tishman Speyer DC Portfolio II Mortgage Loan and the release of the applicable Tishman Speyer DC Portfolio II Borrowers from their obligations under the Tishman Speyer DC Portfolio II Mortgage Loan. The amount of the Tishman Speyer DC Portfolio II Mortgage Loan to be partially defeased shall equal or exceed the release price for the applicable Individual Property as set forth in the Tishman Speyer DC Portfolio II loan documents. A defeasance will be effected by the Tishman Speyer DC Portfolio II Borrowers’ pledging substitute collateral that consists of direct non-callable obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 that produce payments which replicate the payment obligations of the Tishman Speyer DC Portfolio II Borrowers under the portion of the Tishman Speyer DC Portfolio II Mortgage Loan so defeased and are sufficient to pay off such portion of the Tishman Speyer DC Portfolio II Mortgage Loan in its entirety on July 11, 2016. The Tishman Speyer DC Portfolio II Borrowers’ right to partially defease the entire Tishman Speyer DC Portfolio II Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C2 certificates by such rating agency. As a condition to the partial defeasance of the Tishman Speyer DC Portfolio II Mortgage Loan, the borrower under each Tishman Speyer DC Portfolio II Mezzanine Loan must simultaneously partially prepay its related Tishman Speyer DC Portfolio II Mezzanine Loan in an amount equal to the release price for such mezzanine loan as set forth in the applicable mezzanine loan documents. In addition to the foregoing, as a condition to the release of an Individual Property from the lien of the Tishman Speyer DC Portfolio II Mortgage Loan and the release of the applicable Tishman Speyer DC Portfolio II Borrowers from their obligations under the Tishman Speyer DC Portfolio II Mortgage Loan, the Tishman Speyer DC Portfolio II Mortgage Loan must meet a DSCR test set forth in the Tishman Speyer DC Portfolio II Mortgage Loan documents and the borrower under each Tishman Speyer DC Portfolio II Mezzanine Loan must satisfy the requirements for the release of such Individual Property as set forth in the applicable mezzanine loan documents.

Property Substitutions. The Tishman Speyer DC Portfolio II Borrowers may also obtain the release of one or more Individual Properties from the lien of the Tishman Speyer DC Portfolio II Mortgage Loan by substituting therefor one or more office building properties of like kind and quality acquired by the Tishman Speyer DC Portfolio II Borrowers or an affiliate thereof; provided, however, that the Tishman Speyer DC Portfolio II Borrowers may not obtain such release and substitution if and to the extent that the allocated loan amount for the Individual Property so released, as set forth in the Tishman Speyer DC Portfolio II loan documents (taking into account any Individual Properties previously released and substituted), constitute more than 33% of the original principal balance of the Tishman Speyer DC Portfolio II Mortgage Loan. The Tishman Speyer DC Portfolio II Borrowers’ right to obtain such release and substitution is subject to, among other things, (i) the applicable rating agencies each confirming that such release and substitution would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C2 certificates by such rating agency, (ii) the receipt by the lender of a satisfactory appraisal for the substitute property showing an appraised value for the substitute property equal to or greater than the appraised value of the released property, (iii) the satisfaction certain debt service coverage tests and loan-to-value ratio tests, (iv) the receipt by lender of satisfactory environmental and property engineering reports for the substitute property and (v) the receipt by lender of satisfactory title insurance for the substitute property. As a condition to the release and substitution of an Individual Property the borrower under each Tishman Speyer DC Portfolio II Mezzanine Loan must simultaneously comply with the requirements for such release and substitution set forth in the mezzanine loan documents for its related Tishman Speyer DC Portfolio II Mezzanine Loan.

The Mortgaged Properties. The Tishman Speyer DC Portfolio II Mortgage Loan is secured by a first mortgage lien on the fee simple interest of the Tishman Speyer DC Portfolio II Borrowers in the Tishman Speyer DC Portfolio II Mortgaged Properties. The Tishman Speyer DC Portfolio II Mortgaged Properties consist of eight class A office buildings with an aggregate of 2,097,957 square feet located in Washington, D.C., Alexandria, Virginia, Vienna, Virginia, Reston, Virginia and Arlington, Virginia. The eight properties are comprised of the 504,205 square foot Canal Center Plaza which was built in 1987, the 456,780 square foot Tyson International Plaza which was built in 1987 and renovated in 2001, the 327,788 square foot Reston Crossing building which was built in 1998, the 183,184 square foot 2550 M Street building which was built in 1978 and renovated in 2000, the 179,407 square foot Park Place building which was built in 1981 and renovated in 1998, the 174,287 square foot 1717 Pennsylvania Avenue building which was built in 1962 and renovated in 1996, the 167,589 square foot 1747 Pennsylvania Avenue building which was built in 1970 and the 104,717 square foot Presidential Plaza which was built in 1986. The Tishman Speyer DC Portfolio II Mortgaged Properties are occupied by a diverse mix of companies and industries including, Nextel Communications, Inc. (which is rated BBB/BBB by S&P and Fitch, respectively) with 327,788 square feet (15.6% of total space), Patton Boggs LLP with 181,630 square feet (8.7% of total space), Verizon Communications, Inc. (which is rated A/A+ by S&P and Fitch, respectively) with 106,322 square feet (5.1% of total space), Robbins Gioia, Inc. with 66,500 square feet (3.2% of total space) and Close Up Foundation with 60,721 square feet (2.9% of total space). As of December 31, 2006, the weighted average occupancy of the Tishman Speyer DC Portfolio II Mortgaged Properties, based on allocated loan amount, was 93.2%. Based on historical financial information provided by the Tishman Speyer DC Portfolio II Borrowers, the aggregate net operating income for the Tishman Speyer DC Portfolio II Mortgaged Properties was $36,398,427 for fiscal year 2005, and $26,703,810 for the interim period January 2006 through July 2006.

Tishman Speyer DC Portfolio II Mortgaged Properties
Property(1)	Location	Year Built/ Renovated(2)	Approximate Square Feet	Occupancy(3)	Appraised Value	Allocated LoanAmount
Canal Center Plaza	Alexandria, VA	1987/NAP	504,205	93.4%	$212,000,000	$89,388,372
Reston Crossing	Reston, VA	1998/NAP	327,788	100.0	138,900,000	66,785,696
Tyson International Plaza	Vienna, VA	1987/2001	456,780	65.1	136,400,000	51,537,094
2550 M Street	Washington, D.C.	1978/2000	183,184	100.0	127,500,000	48,805,928
1717 Pennsylvania Avenue	Washington, D.C.	1962/1996	174,287	100.0	133,000,000	43,989,668
1747 Pennsylvania Avenue	Washington, D.C.	1970/NAP	167,589	96.8	97,000,000	40,855,208
Park Place	Arlington, VA	1981/1998	179,407	94.5	79,000,000	33,912,693
Presidential Plaza	Washington, D.C.	1986/NAP	104,717	98.8	67,500,000	24,725,341
Total/Weighted Average(4)			2,097,957	93.2%	$991,300,000	$400,000,000

(1)	The properties are ranked by allocated loan amounts for the Tishman Speyer DC Portfolio II Mortgage Loan.
(2) NAP means not applicable.
(3) Occupancy for each building, based on square footage leased, as of December 31, 2006.
(4) Weighted average occupancy based on allocated loan amounts.

The following is an occupancy chart for the Tishman Speyer DC Portfolio II Mortgaged Properties, as reported by the Tishman Speyer DC Portfolio II Borrower.

Historical Occupancy Information
Year	Occupancy
2006	93.2%
2005	91.1%
2004	95.8%

The Market. According to information in the appraisals performed in connection with the origination of the Tishman Speyer DC Portfolio II Mortgage Loan, the Tishman Speyer DC Portfolio II Mortgaged Properties are located in and around the Washington DC area in the Reston/Herndon, West End, Downtown, Rossyln, Old Town Alexandria and Tysons Corner/McLean submarkets. According to the appraisals, asking rents for the six submarkets range from $27.55 to $40.14 and occupancy percentages range from 88.4% to 97.5%.

Lockbox. The Tishman Speyer DC Portfolio II Borrowers are required to deposit (or cause to be deposited) all rents and other income from the Tishman Speyer DC Portfolio II Properties into a segregated lockbox account controlled by, and pledged to, the mortgage lender. All funds on deposit in such lockbox account are required to be allocated on each Business Day as follows: (a) to the tax account in the amount of the monthly deposit for taxes; (b) to the insurance premium account in the amount of the monthly deposit for insurance premiums if any are required; (c) to the debt service account in the amount of monthly payment of the debt service; (d) to the replacement reserve account in the amount of the monthly replacement reserve deposit; (e) to the lockbox bank in the amount of any outstanding fees and expenses of such bank; (f) to the debt service account in the amount of funds sufficient to pay any interest accruing at the default rate and late payment charges; (g) provided no event of default exists, to the holder of the Tishman Speyer DC Portfolio II Mezzanine A Loan (as defined below) in an amount equal to the monthly debt service due under the Tishman Speyer DC Portfolio II Mezzanine A Loan; (h) provided no event of default exists and no event of default exists under the Tishman Speyer DC Portfolio II Mezzanine A Loan, to the holder of the Tishman Speyer DC Portfolio II Mezzanine B Loan (as defined below) in an amount equal to the monthly debt service due under the Tishman Speyer DC Portfolio II B Loan; (i) provided no event of default exists, upon the occurrence of an event of default under the Mezzanine A Loan or the Tishman Speyer DC Portfolio II Mezzanine B Loan or the failure of a debt service coverage ratio test under the Tishman Speyer DC Portfolio II Mezzanine A Loan or the Tishman Speyer DC Portfolio II Mezzanine B Loan, to the operating expense account in an amount equal to budgeted monthly operating expenses and any extraordinary operating expenses approved by the mortgage lender for disbursement to the Tishman Speyer DC Portfolio II Borrowers; and (j) provided no event of default exists, all sums on deposit in the lockbox account after the foregoing deposits under clauses (a) through (i) above shall be disbursed (A), to the holder of the Tishman Speyer DC Portfolio II Mezzanine A Loan if the mortgage lender has received notice that an event of default exists under the Tishman Speyer DC Portfolio II Mezzanine A Loan, (B) provided the mortgage has not received notice that an event of default exists under the Tishman Speyer DC Portfolio II Mezzanine A Loan, to the holder of the Tishman Speyer DC Portfolio II Mezzanine B Loan if the Lender has received notice that an event of default exists under the Tishman Speyer DC Portfolio II Mezzanine B Loan or (C) to the Tishman Speyer DC Portfolio II Borrowers if the

mortgage has not received notice that an event of default exists under the Tishman Speyer DC Portfolio II Mezzanine A Loan or the Tishman Speyer DC Portfolio II Mezzanine B Loan.

Terrorism Coverage. The Tishman Speyer DC Portfolio II Borrowers are required to maintain insurance against terrorism, terrorist acts or similar acts of sabotage, but excluding acts of war with coverage amounts of not less than an amount equal to the full insurable value of the Tishman Speyer DC Portfolio II Properties (the ‘‘Terrorism Insurance Required Amount’’) and the business interruption/rent loss insurance required under the Tishman Speyer DC Portfolio II Loan Documents may not contain an exclusion from coverage under such policy for loss incurred as a result of an act of terrorism (but may contain an exclusion for acts of war). Notwithstanding the foregoing sentence, the Tishman Speyer DC Portfolio II Borrowers are not obligated to expend more than (i) $254,757 if the Tishman Speyer DC Portfolio II Properties are controlled by certain individuals affiliated with Tishman Speyer and the Tishman Speyer DC Portfolio II Borrowers maintain the insurance for the Tishman Speyer DC Portfolio II Properties under a blanket policy maintained by the property manager or an entity controlled by one or more designated individuals affiliated with Tishman Speyer or (ii) $424,595 if either (A) the Tishman Speyer DC Portfolio II Properties are not controlled by certain individuals affiliated with Tishman Speyer or (B) the insurance for the Tishman Speyer DC Portfolio II Properties are maintained under a stand alone policy, in any fiscal year on insurance premiums for terrorism insurance, as adjusted to reflect any increase during the preceding year in the consumer price index (the ‘‘Terrorism Insurance Cap’’) and if the cost of the Terrorism Insurance Required Amount exceeds the Terrorism Insurance Cap, the Tishman Speyer DC Portfolio II Borrowers shall purchase the maximum amount of terrorism insurance obtainable for a premium equal in amount to the Terrorism Insurance Cap. For so long as the terrorism insurance is part of the Tishman Speyer DC Portfolio II Borrowers’ all risk insurance, such terrorism insurance shall be subject to a limit of not less than $500,000,000 per occurrence. If such terrorism insurance is maintained under a stand alone policy, the amount of terrorism insurance limits shall be not less than the greater of (x) the outstanding principal balance of the Loan or (y) the replacement cost of the Tishman Speyer DC Portfolio II Properties, subject to the Terrorism Insurance Cap.

Mezzanine Financing.

Tishman Speyer DC Portfolio II Mezzanine Loans.    The ‘‘Tishman Speyer DC Portfolio II Mezzanine A Loan’’ and the ‘‘Tishman Speyer DC Portfolio II Mezzanine B Loan’’ were made on December 27, 2006 by an affiliate of the related mortgage loan seller and have an aggregate cut-off date principal balance of $146,026,820. The Tishman Speyer DC Portfolio II Mezzanine A Loan and the Tishman Speyer DC Portfolio II Mezzanine B Loan are together referred to herein as the ‘‘Tishman Speyer DC Portfolio II Mezzanine Loans.’’ The Tishman Speyer DC Portfolio II Mezzanine A Loan accrues interest at a fixed rate per annum and matures on January 11, 2017. The Tishman Speyer DC Portfolio II Mezzanine A Loan is secured by the pledge by each Tishman Speyer DC Portfolio II Mezzanine A Loan borrower of 100% of the equity interests in (a) the applicable Tishman Speyer DC Portfolio II Borrowers and (b) the applicable general partner of each Tishman Speyer DC Portfolio II Borrowers. The Tishman Speyer DC Portfolio II Mezzanine B Loan accrues interest at a fixed rate per annum and matures on January 11, 2017. The Tishman Speyer DC Portfolio II Mezzanine B Loan is secured by the pledge by each Tishman Speyer DC Portfolio II Mezzanine B Loan borrower of 100% of the equity interests in (a) the applicable Tishman Speyer DC Portfolio II Mezzanine A Loan borrower and (b) the applicable general partner of each Tishman Speyer DC Portfolio II Mezzanine A Loan borrower. The Tishman Speyer DC Portfolio II Mezzanine A Loan and the Tishman Speyer DC Portfolio II Mezzanine B Loan may, at the option of the mezzanine lenders, be consolidated into a single mezzanine loan or further divided into additional mezzanine loans.

The Tishman Speyer DC Portfolio II Mezzanine Loan borrowers are each prohibited from voluntarily prepaying their respective Tishman Speyer DC Portfolio II Mezzanine Loan, in whole or in part, prior to the expiration of two years following the Issue Date. From and after the expiration of two years following the Issue Date, the Tishman Speyer DC Portfolio II Mezzanine Loan borrowers may prepay their respective Tishman Speyer DC Portfolio II Mezzanine Loan in whole, but not in part, provided (a) if such prepayment occurs prior to July 11, 2016, the applicable Tishman Speyer DC Portfolio II Mezzanine Loan borrowers must pay a prepayment premium in an amount equal to the greater of (x) one percent (1%) of the principal balance of the applicable Tishman Speyer DC Portfolio II Mezzanine Loan being prepaid and (y) a yield maintenance treasury make whole premium based on the corresponding Treasury yield for the remaining scheduled interest payments required under the applicable Tishman Speyer DC Portfolio II Mezzanine Loan and (b) the other Tishman Speyer DC Portfolio II Mezzanine Loan borrowers simultaneously prepay the other Tishman Speyer DC Portfolio II Mezzanine Loan in whole. From and after July 11, 2016, the Tishman Speyer DC Portfolio II Mezzanine Loan borrowers may prepay their respective Tishman Speyer DC Portfolio II Mezzanine Loan in whole or in part without payment of any prepayment consideration, provided (a) the Tishman Speyer DC Portfolio II Borrowers simultaneously prepay the Tishman Speyer DC Portfolio II Mortgage Loan by a dollar amount which bears the same relation to the principal amount of the Tishman Speyer

DC Portfolio II Mortgage Loan outstanding immediately prior to such prepayment as the amount of the applicable Tishman Speyer DC Portfolio II Mezzanine Loan being prepaid bears to the principal amount of such Tishman Speyer DC Portfolio II Mezzanine Loan outstanding immediately prior to such prepayment and (b) the other Tishman Speyer DC Portfolio II Mezzanine Loan borrower simultaneously prepays the other Tishman Speyer DC Portfolio II Mezzanine Loan by a dollar amount which bears the same relation to the principal amount of such Tishman Speyer DC Portfolio II Mezzanine Loan outstanding immediately prior to such prepayment as the amount of the Tishman Speyer DC Portfolio II Mezzanine Loan being prepaid bears to the principal amount of such Tishman Speyer DC Portfolio II Mezzanine Loan outstanding immediately prior to such prepayment.

Mezzanine Intercreditor Agreements.    The mortgage lender has entered into certain intercreditor agreements (collectively, the ‘‘Intercreditor Agreements’’) with the lenders under the Tishman Speyer DC Portfolio II Mezzanine A Loan and the Tishman Speyer DC Portfolio II Mezzanine B Loan and with the administrative agent (the ‘‘Credit Facility Agent’’) for the Credit Facility Lenders (as defined below), that set forth the relative priorities between the Tishman Speyer DC Portfolio II Mortgage Loan, the Tishman Speyer DC Portfolio II Mezzanine A Loan, the Tishman Speyer DC Portfolio II Mezzanine B Loan and the Credit Facility Loans. The Intercreditor Agreements provide that, among other things:

•	Each of the Tishman Speyer DC Portfolio II Mezzanine A Loan, the Tishman Speyer DC Portfolio II Mezzanine B Loan and the Credit Facility Loans are generally subordinate to the Tishman Speyer DC Portfolio II Mortgage Loan in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the Tishman Speyer DC Portfolio II Mortgage Loan, subject to the terms of the Intercreditor Agreements, the Tishman Speyer DC Portfolio II Mezzanine A Loan lender, Tishman Speyer DC Portfolio II Mezzanine B Loan lender and Credit Facility Agent may accept payments due and payable from time to time under the loan documents evidencing or securing the Tishman Speyer DC Portfolio II Mezzanine A Loan, Tishman Speyer DC Portfolio II Mezzanine B Loan and Credit Facility Loans, as applicable, and prepayments of the Tishman Speyer DC Portfolio II Mezzanine A Loan, Tishman Speyer DC Portfolio II Mezzanine B Loan and Credit Facility Loans, as applicable, made in accordance with loan documents evidencing or securing the Tishman Speyer DC Portfolio II Mezzanine A Loan, the Tishman Speyer DC Portfolio II Mezzanine B Loan or Credit Facility Loans, as applicable.

•	Pursuant to the terms of the Intercreditor Agreements the Tishman Speyer DC Portfolio II Mezzanine A Loan lender, Tishman Speyer DC Portfolio II Mezzanine B Loan lender and Credit Facility Agent may not exercise any rights it may have under the Tishman Speyer DC Portfolio II Mezzanine A Loan, Tishman Speyer DC Portfolio II Mezzanine B Loan or Credit Facility Loan documents, as applicable, with respect to a foreclosure or other realization upon the collateral for the Tishman Speyer DC Portfolio II Mezzanine A Loan, Tishman Speyer DC Portfolio II Mezzanine B Loan or Credit Facility Loans, as applicable, without obtaining confirmation from the applicable rating agencies that such realization will not result in a downgrade, qualification or withdrawal of the applicable rating or ratings ascribed by such rating agency to any of the series 2007-C2 certificates then outstanding unless (i) the transferee of title to such collateral meets certain standards set forth in the Intercreditor Agreements, (ii) the Tishman Speyer DC Portfolio II Mortgaged Properties is managed by a manager meeting certain standards set forth in the Intercreditor Agreements and (iii) a cash management system meeting the requirements of the Intercreditor Agreements is in place.

•	Upon an ‘‘event of default’’ under the Tishman Speyer DC Portfolio II Mezzanine A Loan or the Tishman Speyer DC Portfolio II Mezzanine B Loan, the Tishman Speyer DC Portfolio II Mezzanine A Loan lender or the Tishman Speyer DC Portfolio II Mezzanine B Loan lender, as applicable, will have the right, subject to the terms of the Intercreditor Agreements, to select a replacement manager for the Tishman Speyer DC Portfolio II Mortgaged Properties. The Intercreditor Agreements do not provide for the replacement of the manager for the Tishman Speyer DC Portfolio II Mortgaged Properties by the Credit Facility Agent.

•	Each of the Tishman Speyer DC Portfolio II Mezzanine A Loan lender, Tishman Speyer DC Portfolio II Mezzanine B Loan lender and Credit Facility Agent has the right to receive notice of any event of default under the Tishman Speyer DC Portfolio II Mortgage Loan and the right to cure any monetary default within a period ending 10 business days after the later of receipt of such notice or the expiration of the Mortgage Borrower’s cure periods under the Tishman Speyer DC Portfolio II Mortgage Loan documents; provided that none of the Tishman Speyer DC Portfolio II Mezzanine A Loan lender, Tishman Speyer DC Portfolio II Mezzanine B Loan lender or Credit Facility Agent will have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless the Tishman Speyer DC Portfolio II Mezzanine A Loan lender, Tishman Speyer DC Portfolio II Mezzanine B Loan lender or Credit Facility Agent undertaking such cure, as applicable, has commenced and is continuing to diligently pursue its rights against the collateral for the Tishman Speyer DC Portfolio II Mezzanine A Loan, Tishman Speyer DC Portfolio II Mezzanine B Loan or Credit Facility Loans, as applicable. In addition, if the default is of a non-monetary nature, each of the Tishman Speyer DC Portfolio II Mezzanine A Loan lender, Tishman Speyer DC Portfolio II Mezzanine B Loan lender and Credit Facility Agent will have the same amount of time as the Tishman Speyer DC Portfolio II Borrowers’ cure period to cure such non-monetary default plus 10 business days; provided, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within that period (or is not susceptible of cure without foreclosure on the collateral for the Tishman Speyer DC Portfolio II Mezzanine A Loan, Tishman Speyer DC Portfolio II Mezzanine B Loan or Credit Facility Loans, as applicable) then, subject to certain conditions, the Tishman Speyer DC Portfolio II Mezzanine A Loan lender, Tishman Speyer DC Portfolio II Mezzanine B Loan lender or Credit Facility Agent that is undertaking such cure, as applicable, will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default or to pursue such foreclosure.

•	If the Tishman Speyer DC Portfolio II Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the Tishman Speyer DC Portfolio II Mortgage Loan has been commenced, or if the Tishman Speyer DC Portfolio II Mortgage Loan is a specially serviced mortgage loan, then, subject to the terms of the Intercreditor Agreement, the Tishman Speyer DC Portfolio II Mezzanine A Loan lender, Tishman Speyer DC Portfolio II Mezzanine B Loan lender and Credit Facility Agent will each have the right to purchase the Tishman Speyer DC Portfolio II Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, any advances and post-petition interest, but excluding any liquidated damages, prepayment premiums or fees, late charges or default interest), any protective advances made by the mortgagee and any interest on any advances.

•	The loan documents evidencing and securing the Tishman Speyer DC Portfolio II Mezzanine A Loan and the Tishman Speyer DC Portfolio II Mezzanine B Loan generally may be modified without the mortgage lender’s consent, except that certain provisions may not be modified without the Tishman Speyer DC Portfolio II Mortgage Loan lender’s consent, including, without limitation, a material increase in any monetary obligations of the Tishman Speyer DC Portfolio II Mezzanine A Loan borrowers or the Tishman Speyer DC Portfolio II Mezzanine B Loan borrowers, as applicable. Notwithstanding the foregoing, upon the occurrence of an event of default under the loan documents evidencing or securing the Tishman Speyer DC Portfolio II Mezzanine A Loan or the Tishman Speyer DC Portfolio II Mezzanine B Loan, as applicable, the Tishman Speyer DC Portfolio II Mezzanine A Loan lender or the Tishman Speyer DC Portfolio II Mezzanine B Loan lender, as applicable, will be permitted, subject to the satisfaction of certain conditions, to amend or modify the Tishman Speyer DC Portfolio II Mezzanine A Loan and the Tishman Speyer DC Portfolio II Mezzanine B Loan, as applicable, in connection with a work-out or other surrender, compromise, release, renewal or modification of the Tishman Speyer DC Portfolio II Mezzanine A Loan or the Tishman Speyer DC Portfolio II Mezzanine B Loan, as applicable.

Credit Facility.    Pursuant to the terms of that certain Credit Agreement, dated as of December 27, 2006 (the ‘‘Credit Facility Agreement’’) among certain indirect owners of the Tishman Speyer DC Portfolio II Borrowers and of other borrowers affiliated with the Tishman Speyer DC Portfolio II Borrowers (collectively, the ‘‘Credit Facility Borrowers’’), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the ‘‘Credit Facility Lenders’’) and an affiliate of the related mortgage loan seller, as administrative agent for the Credit Facility Lenders and others, the Credit Facility Lenders have made available to the Credit Facility Borrowers a term loan in the principal amount of $370,000,000 with incremental term loans in a maximum aggregate principal amount of $200,000,000 and revolving credit loans, letters of credit and swing line loans in the maximum principal amount of $200,000,000 (collectively, the ‘‘Credit Facility Loans’’).

The Credit Facility Loans are secured by, among other things, pledges made by certain of the Credit Facility Borrowers and certain of their subsidiaries of equity interests in various affiliates of the Tishman Speyer DC Portfolio II Borrowers. Such pledges include pledges of 100% of the equity interests in each of the Tishman Speyer DC Portfolio II Mezzanine B Loan borrowers and their respective general partners. The balance of the equity interests securing the Credit Facility Loans relate to the owners of other properties owned by affiliates of the Tishman Speyer DC Portfolio II Borrowers. A default by any Credit Facility Borrower will constitute a default under the Credit Facility Loans and a default by the owners of such other properties owned by affiliates of the Tishman Speyer DC Portfolio II Borrowers under any mortgage loan encumbering such other properties owned by the affiliates of the Tishman Speyer DC Portfolio II Borrowers will constitute a default under the Credit Facility Loans.

II. The Sears Tower Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$340,000,000(1)
Loan per Square Foot:	$180(2)
% of Initial Mortgage Pool Balance:	9.6%
Loan Purpose:	Refinance
Mortgage Interest Rate:	6.2695% per annum
Interest Calculation:	Actual/360
First Payment Date:	March 11, 2007
Amortization Term:	Interest Only(3)
Anticipated Repayment Date:	NAP(4)
Hyperamortization:	NAP(4)
Maturity Date:	February 11, 2017
Maturity Balance:	$340,000,000(3)
Borrowers:	233 S. Wacker LLC, 233 Broadcast LLC, 233 Conference LLC, 233 Health Club LLC, 233 Restaurants LLC and 233 Skydeck LLC
Sponsors:	Jacob Chetrit, Joseph Moinian and Yisroel Gluck
Defeasance/Prepayment:	Defeasance permitted two years after the Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Capital Expenditure Reserve(5) Skydeck Reserve(6) Rollover Reserve(7) Tax Reserve(8) Insurance Reserve(9) Existing TI Obligation Account(10)
Ongoing Reserves:(12)	Tax Reserve(8) Insurance Reserve(9) Capital Expenditures Reserve(5) Existing TI Obligation Account(10)
Lockbox:	Hard(11)
Other Secured Debt:	$440,000,000 Sears Tower Non-Trust Loans(1)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Class A Office
Location:	Chicago, Illinois
Year Built:	1973
Year Renovated:	Additions in 1985 and 1993
Square Feet:	3,781,045
Occupancy:	77.2%(13)
Occupancy Date:	January 31, 2007
Ownership Interest:	Fee
Property Management:	U.S. Equities Asset Management, LLC
U/W NCF:	$60,287,074(14)
U/W NCF DSCR:	1.39x(14)(15)
Cut-off Date U/W NCF DSCR:	1.39x(14)(15)
Appraised Value:	$1,200,000,000
Appraisal As of Date:	August 1, 2006
Cut-off Date LTV Ratio:	56.7%(16)
Maturity LTV Ratio:	56.7%(3)(16)

(1)	The Sears Tower Mortgage Loan is one of multiple mortgage loans comprising the Sears Tower Loan Combination that includes: (a) the Sears Tower Mortgage Loan, (b) the Sears Tower Note A Non-Trust Loan (which may consist of one or more loans), with an aggregate cut-off date principal balance of $340,000,000 and (c) the Sears Tower Note B Non-Trust Loan (which may consist of one or more loans), with an aggregate cut-off date principal balance of $100,000,000. The Sears Tower Note A Non-Trust Loan is, at all times, pari passu in right of payment with the Sears Tower Mortgage Loan. The Sears Tower Note B Non-Trust Loan is, following and during the continuance of certain material uncured events of default with respect to the Sears Tower Loan Combination, subordinate in right of payment to the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan. The Cut-off Date Principal Balance in the table above is based on the Sears Tower Mortgage Loan only. As of the cut-off date, the aggregate principal balance of the entire Sears Tower Loan Combination is $780,000,000.
(2)	Based on a loan amount comprised of the aggregate cut-off date principal balance of the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan. The Loan per Square Foot on the $340,000,000 Sears Tower Mortgage Loan is $90 and Loan per Square Foot on the $780,000,000 Sears Tower Loan Combination is $206.
(3)	Based on the Sears Tower Mortgage Loan only. The Maturity Balance of the entire Sears Tower Loan Combination is $780,000,000. From and after March 11, 2011, and on each monthly payment date thereafter throughout the term, where there is available cash, the Sears Tower Borrower is required to pay to the lender a payment of principal in an amount equal to the applicable monthly constant payment less the monthly interest payment actually paid in that calendar month. Assuming no default, the applicable monthly constant payment allocable to the Sears Tower Mortgage Loan is (a) from March 11, 2011 through and including February 11, 2014, a constant payment of $2,097,752 and (b) from and after March 11, 2014 until the stated maturity date, a constant monthly payment of $2,149,564. Such amount will accrue to the extent not paid. The calculation of Maturity Balance, U/W NCF DSCR, Cut-Off Date U/W NCF DSCR, and Maturity LTV Ratio are based on interest-only payments. The Maturity Balance of the Sears Tower Mortgage Loan calculated based on each scheduled amortization payment being made in full when due, is $312,117,978. The Maturity Balance of the entire Sears Tower Loan Combination calculated based on each scheduled amortization payment being made in full when due, is $716,035,362.
(4)	NAP means not applicable.

(5)	At origination, the Sears Tower Borrower deposited $5,000,000 into a capital expenditure reserve account. On each monthly payment date through and including February 11, 2012, the Sears Tower Borrower is required to deposit with the lender the amount of $83,333.34, to be transferred into an account established at a deposit bank to hold such funds for annual capital expenditures. A principal of the Sears Tower Borrower provided a $5,000,000 guaranty with respect to required ongoing deposits into such reserve, which guaranty is reduced dollar-for-dollar as such ongoing deposits are made.
(6)	At origination, the Sears Tower Borrower deposited $8,000,000 into a reserve account for certain capital expenditures related to the Skydeck premises and lower levels of the property.
(7)	At origination, the Sears Tower Borrower deposited $30,000,000 into a rollover account. The Sears Tower Borrower is required to deposit with the lender, (i) on each monthly payment date occurring from and including March 11, 2007 through and including February 11, 2010, the sum of $277,777.78, (ii) on each monthly payment date occurring from and including February 11, 2010 through and including January 11, 2011, the sum of $416,667.00 (unless a Goldman Suspension Period, as defined in the related loan documents, is in effect), and (iii) on each monthly payment date occurring from and including May 11, 2011 through and including April 11, 2012 the sum of $416,667.00 (unless an E&Y Suspension Period, as defined in the related loan documents, is in effect), in each case for tenant improvements and leasing commissions that may be incurred following the date hereof. A principal of the Sears Tower Borrower provided a $10,000,000 guaranty with respect to required ongoing deposits into such reserve, which guaranty is reduced dollar-for-dollar as such ongoing deposits are made.
(8)	At origination, the Sears Tower Borrower deposited $2,491,959.50 into a tax reserve account. On each monthly payment date, the Sears Tower Borrower is required to deposit with the lender an amount equal to one-twelfth of the taxes that the lender reasonably estimates will be payable during the next ensuing twelve (12) months, in order to accumulate sufficient funds to pay all such taxes at least ten (10) days prior to their respective due dates, which amounts are to be transferred into an account established at a deposit bank to hold such funds.
(9)	At origination, the Sears Tower Borrower deposited $2,259,891.59 into an insurance reserve account. On each monthly payment date, the Sears Tower Borrower is required to deposit with the lender an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof, in order to accumulate sufficient funds to pay all such insurance premiums at least thirty (30) days prior to the expiration of the policies, which amounts are required to be transferred into an account established at the deposit bank to hold such funds.
(10)	At origination, the Sears Tower Borrower deposited $5,000,000 into an existing TI obligation reserve account to pay for the costs of a tenant improvement obligation pursuant to a lease in effect as of the date of origination. On each monthly payment date occurring from and including March 11, 2007 through and including February 11, 2010, the Sears Tower Borrower is required to deposit with the lender the sum of $358,333.33, to be transferred into an account established at a deposit bank to hold such funds for tenant improvements that are due to be paid pursuant to leases in effect as of the date of the related loan documents.
(11)	See ‘‘Lockbox’’ below.
(12)	See ‘‘Letters of Credit’’ below.
(13)	Occupancy includes 119,642 SF of recently executed leases for tenants (Segal McCambridge Singer & Mahoney, Ltd., SPRI Partners, Schiff Hardin expansion, Latham & Watkins expansion, Augustino’s Restaurant and Salseria Loco) that are not yet in occupancy, and 150,206 SF of space leased to Goldman Sachs that is currently dark. Actual in-place occupancy excluding such space is 70.1%
(14)	The U/W NCF and U/W NCF DSCR include 119,642 SF of recently executed leases for tenants (Segal McCambridge Singer & Mahoney, Ltd., SPRI Partners, Schiff Hardin LLP expansion, Latham & Watkins expansion, Augustino’s Restaurant and Salseria Loco) that are not yet in occupancy, and 150,206 SF of dark Goldman Sachs Group, Inc. space. U/W NCF and U/W NCF DSCR also includes the amount by which average rent over the remaining term of the lease or mortgage loan term exceeds the current base rent amount for Bank of America N.A., Federal Insurance Company, Oracle Corporation, Goldman Sachs Group, Inc., Ernst & Young U.S. LLP, Latham & Watkins, Citigroup Global Markets Inc., and Schiff Hardin LLP.
(15)	The U/W NCF DSCR was calculated based on U/W NCF and interest-only payments based on a loan amount comprised of the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan totaling $680,000,000. The U/W NCF DSCR calculated based on U/W NCF and interest-only payments based on a loan amount comprised of the entire Sears Tower Loan Combination totaling $780,000,000 is 1.22x.
(16)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan, totaling $680,000,000. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the Sears Tower Loan Combination are each 65.0%. The Maturity LTV Ratio of the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan, calculated based on each scheduled amortization payment being made in full when due, is 52.0% . The Maturity LTV Ratio of the Sears Tower Loan Combination, calculated based on each scheduled amortization payment being made in full when due, is 59.7%.

Major Tenant Information
Tenant	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(5)	Rent PSF(6)	Ratings(7)	Lease Expiration Date
Ernst & Young U.S. LLP(1)	352,356	9.3%	19.0%	$35.16	NR	5/31/2012
Goldman Sachs Group, Inc.(2)	243,411	6.4	10.0	26.87	AA-/AA-	2/28/2011
Schiff Hardin LLP(3)	218,410	5.8	7.3	21.76	NR	10/31/2021
Sonnenschein Nath & Rosenthal LLP	204,832	5.4	10.5	33.43	NR	8/31/2014
Bank of America N.A.(4)	181,257	4.8	3.7	13.31	AA+/AA	2/28/2015
Major Tenants	1,782,232	47.1	66.4
Other	1,138,341	30.1	33.6
Vacant	860,472(8)	22.8	0.0
Total All Tenants	3,781,045	100.0%	100.0%

(1)	Ernst & Young U.S. LLP is subleasing a total of 150,026 sf. 99,440 SF is subleased to SPSS Inc. and 50,856 is subleased to Sonnenschein Nath & Rosenthal.
(2)	The Goldman Sachs Group, Inc. space is currently dark, with the tenant subleasing a total of 93,105 SF. 19,764 SF is subleased to Guiliani Capital Advisors, LLC, 15,874 SF is subleased to Bridge Finance Group, 17,404 SF is subleased to Global Futures & Forex, Ltd, 5,814 SF is subleased to Backstop Solutions Group, LLC, 5,923 SF is subleased to Bridge Net Solutions, 10,400 SF is subleased to TradeStation Securities, Inc. and 17,926 SF is subleased to Williams Lea, Inc.
(3)	Schiff Hardin LLP signed a lease renewal through 2021 at $32.00 per SF gross with annual increases. There is a partial rent abatement for the first five years. The year one rent after abatement is $22.99 per SF gross. There is a termination option in October 2009 with 12 months written notice and payment of a termination fee, pursuant to the lease. The lease also offers the tenant a right to reduce the premises by up to one full floor, which may be exercised by the tenant to be effective in one (1) or two (2) parts effective as of October 31, 2010 or October 31, 2013.
(4)	Bank of America N.A. has the right to terminate the lease or to decrease the rentable area of the premises by one or two floors, which must be contiguous to each other and must be the bottom floors of the premises. The termination option shall be effective at any time between August 1, 2008 and July 31, 2009, and the termination right must be exercised by the tenant no later than twelve months prior to the effective date of the termination of the lease and be accompanied by payment of a termination fee, pursuant to the lease. The termination option is only exercisable once, and upon exercise the tenant has no further rights pursuant to the termination option.
(5)	The percentages of total base rent are based on in-place underwritten base rental revenues.
(6)	Reflects in-place underwritten base rental payments, including adjustments for the partial free rent period related to 207,368 square feet of space leased to Schiff Harding LLP and including rent steps through July 2007.
(7)	Credit ratings are those of S&P and Fitch, respectively, and may reflect the rating of the parent company if the parent company has guaranteed the related lease. NR means not rated.
(8)	Vacant space does not include 119,642 SF of recently executed leases for tenants (Segal McCambridge Singer & Mahoney, Ltd., SPRI Partners, Schiff Hardin LLP expansion, Latham & Watkins expansion, Augustino’s Restaurant and Salseria Loco) that are not yet in occupancy, and 150,206 SF of dark Goldman Sachs Group, Inc. space

Lease Expiration Information(1)
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007	97,502	2.6%	2.6%	$2,059,697	3.2%	3.2%
2008	230,084	6.1	8.7%	$4,084,071	6.3	9.4%
2009	84,719	2.2	10.9%	$2,142,635	3.3	12.7%
2010	156,639	4.1	15.0%	$4,403,428	6.8	19.5%
2011	378,205	10.0	25.0%	$9,310,842	14.3	33.8%
2012	427,469	11.3	36.4%	$14,159,333	21.7	55.5%
2013	26,773	0.7	37.1%	$581,563	0.9	56.4%
2014	341,670	9.0	46.1%	$8,128,331	12.5	68.9%
2015	264,887	7.0	53.1%	$4,641,868	7.1	76.0%
2016	86,206	2.3	55.4%	$2,391,257	3.7	79.7%
2017 and Beyond	751,732	19.9	75.3%	$13,220,642	20.3	100.0%
Building Space	74,687	2.0	77.2%	—	0.0	100.0%
Vacant	860,472	22.8	100.0%	—	0.0	100.0%
Total	3,781,045	100.0%		$65,123,665	100.0%

(1)	Lease expiration is based on the actual lease expiration date and do not reflect early termination options which are included in certain leases. Including certain of these early termination options in the calculation of square footage of potential leases expiring each year would result in the following totals: 129,512 square feet in 2007, 435,978 square feet in 2008, 449,880 square feet in 2009, 163,788 square feet in 2010, 379,904 square feet in 2011, 461,928 square feet in 2012, 101,545 square feet in 2013, 565,881 square feet in 2014, 427,647 square feet in 2015, 86,206 square feet in 2016, 751,732 square feet in 2017 and beyond. Certain other termination options which are more contingent in nature have not been included in this expiration schedule.

The Borrowers and Sponsors.    The Sears Tower Borrower is comprised of six special purpose entities. The entities are 233 S. Wacker LLC, 233 Broadcast LLC, 233 Conference LLC, 233 Health Club LLC, 233 Restaurants LLC and 233 Skydeck LLC, which are controlled by, 233 S. Wacker Mezz One LLC, which is controlled by 233 S. Wacker Mezz Two LLC, which is controlled by 233 S. Wacker Holder LLC, which is controlled by CF 233 LLC, Landmark Tower LLC and Migdal LLC, the indirect owners of the Sears Tower Borrower.

The Mortgage Loan.    The Sears Tower Mortgage Loan was originated on January 31, 2007 and has a cut-off date balance of $340,000,000. The Sears Tower Mortgage Loan is one of multiple mortgage loans comprising the Sears Tower Loan Combination that includes: (a) the Sears Tower Mortgage Loan, (b) the Sears Tower Note A Non-Trust Loan (which may consist of one or more loans), with an aggregate cut-off date principal balance of $340,000,000, and (c) the Sears Tower Note B Non-Trust Loan (which may consist of one or more loans), with an aggregate cut-off date principal balance of $100,000,000. The Sears Tower Note A Non-Trust Loan is, at all times, pari passu in right of payment with the Sears Tower Mortgage Loan. The Sears Tower Note B Non-Trust Loan is, following and during the continuance of certain material uncured events of default with respect to the Sears Tower Loan Combination, subordinate in right of payment to the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan. As of the cut-off date, the aggregate principal balance of the entire Sears Tower Loan Combination is $780,000,000. All of the mortgage loans in the Sears Tower Loan Combination are obligations of the Sears Tower Borrower, are secured by the Sears Tower Mortgaged Property and are cross-defaulted with each other. The respective rights of the holders of the Sears Tower Mortgage Loan and the Sears Tower Non-Trust Loans are governed by the Sears Tower Co-Lender Agreement, which is described under Loan Combinations—The Sears Tower Mortgage Loan—Co-Lender Agreement’’.

The Sears Tower Mortgage Loan (as well as each of the Sears Tower Non-Trust Loans) is a ten year loan with a stated maturity date of February 11, 2017 which accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.2695% per annum. On the eleventh day of each month, but excluding the stated maturity date, the Sears Tower Borrower is required to make interest-only payments on the Sears Tower Mortgage Loan. The principal balance of the Sears Tower Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The Sears Tower Borrower is prohibited from voluntarily prepaying the Sears Tower Mortgage Loan, in whole or in part, on or prior to November 11, 2016. At any time subsequent to November 11, 2016, the Sears Tower Borrower may prepay the Sears Tower Mortgage Loan, in whole, but not in part, without payment of any prepayment consideration, (i) on any monthly payment date thereafter, or (ii) on any date thereafter provided such payment includes interest due on such amount through the next monthly payment date, provided that the Sears Tower Borrower simultaneously prepays the Sears Tower Non-Trust Loans.

The Sears Tower Borrower may defease the Sears Tower Loan Combination, in whole only, on any monthly payment date after the second anniversary of the last securitization involving any portion of the Sears Tower Loan Combination, and prior to the monthly payment date occurring three months prior to the Maturity Date, and by doing so in full obtain the release of the Sears Tower Mortgaged Property. A defeasance will be effected by the Sears Tower Borrower pledging substitute collateral that consists of direct, non-callable government securities that produce payments which replicate the payment obligations of the Sears Tower Borrower under the Sears Tower Loan Combination and are sufficient to pay off the Sears Tower Loan Combination in its entirety, at the Sears Tower Borrower’s election. The Sears Tower Borrower’s right to defease the Sears Tower Loan Combination is subject to, among other things, the applicable rating agencies each confirming, in connection with the securitization of any mortgage loan comprising the Sears Tower Loan Combination, that such defeasance would not result in a qualification, downgrade or withdrawal by such rating agency of the ratings then assigned to any class of certificates backed by such mortgage loan.

The Mortgaged Property.    The Sears Tower Mortgage Loan is secured by a first mortgage lien on the fee simple interest of the Sears Tower Borrower in the Sears Tower Mortgaged Property, a 110-story Class A office building located at 233 South Wacker Drive, Chicago, Cook County, Illinois. The building encompasses an entire city block in the West Loop office market of downtown Chicago, bounded by West Adams Street to the north, West Jackson Boulevard to the south, South Franklin Street to the east, and South Wacker drive to the west. Built in 1973, with additions constructed in 1985 and 1993, the Sears Tower Mortgaged Property contains approximately 3,781,045 SF of net rentable area. Included in the net rentable area is approximately 159,000 SF of retail and restaurant space, 18,586 square feet of health club space, 48,718 square feet of broadcast space, 44,527 square feet of space related to the Skydeck and 142,597 square feet of storage space. As of the rent roll dated January 31, 2007, the building was approximately 70.1% occupied and 77.2% leased, with the major tenants being Ernst & Young U.S. LLP, leasing approximately 352,356 SF (9.3% of total space), Goldman Sachs Group, Inc. (rated AA−/AA− by S&P and Fitch, respectively), leasing approximately 243,311 SF (6.4% of total space), Schiff Hardin LLP, leasing approximately 218,410 SF (5.8% of total space), Sonnenschein Nath & Rosenthal LLP, leasing approximately 204,832 SF (5.4% of total space) and Bank of America N.A. (rated AA+/AA+ by S&P and Fitch, respectively). The Sears Tower Mortgaged Property also includes a 162-car underground parking garage and easement rights to 810 spaces of a 950-space parking garage located on Franklin Street.

Lockbox.    The Sears Tower Borrower is required to deposit all rents paid by non-residential tenants of the Sears Tower Mortgaged Property into a trust account established and maintained by the Sears Tower Borrower at a local bank selected by the Sears Tower Borrower and reasonably approved by the lender. The lender has the right to require the Sears Tower Borrower to replace North Fork Bank with an eligible institution reasonably acceptable to the lender within 30 days after such demand. If the Sears Tower Borrower or any manager receives any gross revenue from the Sears Tower Mortgaged Property, then (i) such amounts are deemed to be collateral for the obligations and are required to be held in trust for the benefit, and as the property, of the lender, (ii) such amounts shall not be commingled with any other funds or property of any borrower or manager, and (iii) the Sears Tower Borrower or any manager is required to deposit such amounts within one business day of receipt. The funds will be swept by the local bank on a daily basis into an eligible account at the deposit bank controlled by the lender and applied and disbursed in accordance with the related loan documents. Funds in the deposit account must be invested in permitted investments, as more particularly described in the cash management agreement. The lender may also establish sub-accounts of the deposit account which shall at all times be eligible accounts (and may be ledger or book entry accounts and not actual accounts). The deposit account and all other sub-accounts are under the sole control of the lender, and the Sears Tower Borrower has no right of withdrawal. The Sears Tower Borrower is required to pay for all expenses of opening and maintaining all of the above accounts.

Letters of Credit.    In lieu of making ongoing reserve deposits, the Sears Tower Borrower may deliver to the lender a letter of credit in accordance with the provisions of the related loan documents. Additionally, the Sears Tower Borrower may deliver to the lender a letter of credit in accordance with the provisions of the related loan documents in exchange for the return to the Sears Tower Borrower of ongoing reserve deposits previously made, and upon the delivery of the letter of credit in accordance with the provisions of the related loan documents, the lender is required to promptly return to the Sears Tower Borrower such deposits previously made. The aggregate balance of any letter of credit delivered in lieu of ongoing reserves deposits and cash on deposit must always be at least equal to the aggregate amount which the Sears Tower Borrower is required to have on deposit in the reserve funds specified in the related loan documents.

Terrorism Coverage.    The Sears Tower Borrower is required under the related loan documents to maintain comprehensive all risk insurance and insurance against certain acts of terrorism, with coverage of at least (i) $1,000,000,000 with respect to so-called ‘‘certified acts’’ of terrorism that are defined in TRIA, and (ii) $705,000,000 with respect to acts of terrorism that are not ‘‘certified acts’’ of terrorism under TRIA providing for no deductible in excess of $5,000,000.00 for all such coverage. However, the cost for such terrorism insurance coverage is subject to a cap of, with respect to each policy year, an amount equal to the greater of (i) $7,500,000 and (ii) 50% of the aggregate insurance premiums payable with respect to all other insurance coverage required pursuant to the loan documents for the preceding policy year, plus, for so long as the required terrorism insurance or any portion thereof is provided under the captive insurance policy described below or any other insurance policy issued by a captive insurer, the amount of any captive insurer retained terrorism insurance premium. If the annual premium for terrorism coverage in an amount equal to the full replacement cost coverage exceeds the terrorism premium cap, the lender has a right to purchase the policy, with the Sears Tower Borrower paying such portion of the insurance premiums equal to the terrorism premium cap and the lender paying such portion of the insurance premiums in excess of the terrorism premium cap upon demand and until paid will be secured by the Sears Tower Mortgaged Property and will bear interest at the default rate.

Captive Insurance.    The Sears Tower Borrower has the right, subject to the satisfaction of certain conditions, to provide all or a portion of the insurance it is required to maintain under the related loan documents through an insurance company that is wholly owned by an affiliate of the Sears Tower Borrower, which is known as a ‘‘captive insurer’’. The Sears Tower Borrower currently maintains all property insurance for the property through a captive insurer. Such insurance company has been established in the District of Columbia and therefore is subject to the supervision of the and the insurance laws and regulations of the District of Columbia, the District of Columbia Commissioner of Insurance (‘‘the Commissioner’’) and has been capitalized with an initial contribution of $3,000,000. In particular, such captive insurance company is subject to restrictions upon its licensors and delinquency proceedings instituted by the  Commissioner, which may result in delays or failures to pay under its policy covering the related mortgaged real property. In addition, the Sears Tower Borrower may not have access to state guaranty funds in such an event. The loan documents require that the captive insurer re-insure its risk for losses other than those covered by the TRIA. To the extent that such captive insurance company buys third party reinsurance coverage and the third party reinsurers fail to pay, the captive insurance company may not have sufficient funds to pay claims under the policy issued to the Sears Tower Borrower. Because such captive insurance company is a wholly owned subsidiary of an affiliate of the Sears Tower Borrower, to the extent that such affiliate becomes subject to a bankruptcy proceeding and the independent corporate existence of such captive insurance company is not respected, the assets of such captive insurance company could be applied to satisfy the claims of the creditors of such affiliate rather than the Sears Tower Borrower.

III. The Bethany Maryland Portfolio II Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$185,000,000(1)
Loan per Unit:	$96,909(2)
% of Initial Mortgage Pool Balance:	5.2%
Shadow Rating (S&P/Fitch):	NAP(3)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.5679% per annum(4)
Interest Calculation:	Actual/360
First Payment Date:	May 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(3)
Hyperamortization:	NAP(3)
Maturity Date:	April 11, 2014
Maturity Balance:	$185,000,000
Borrowers:	CRE-Bethany Coopers Crossing-B, LLC, et al.(5)
Sponsors:	Bethany Holdings Group, LLC, CORE Realty Holdings, LLC and an affiliate of Lehman Brothers
Prepayment/Defeasance:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Required Repair Reserve(6) Interest Reserve(7) Renovation Reserve(8) Working Capital Reserve(9)
Ongoing Reserves:	Tax and Insurance Reserve(10) Replacement Reserve(11)
Lockbox:	Soft(12)
Other Secured Debt:	$32,000,000 Subordinated Non-Trust Loan(1)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio(13)
Property Type:	Multifamily
Location:	Maryland(13)
Year Built:	1963-1981
Year Renovated:	NAP(3)
Number of Units:	1,909(13)
Occupancy:	88.4%(14)
Occupancy Date:	March 22, 2007
Ownership Interest:	Fee
Property Management:	CORE Realty Holdings Management, Inc., an affiliate of the borrower
U/W NCF:	$11,344,674(15)
U/W NCF DSCR:	1.09x(16)
Cut-off Date U/W NCF DSCR:	1.09x(16)
Aggregate Appraised Value:	$231,700,000(17)
Appraisal As of Date:	March 1, 2007(17)
Aggregate Cut-off Date LTV Ratio:	79.8%(18)
Aggregate Maturity LTV Ratio:	79.8%(18)

(1)	The Bethany Maryland Portfolio II Mortgage Loan is part of the Bethany Maryland Portfolio II Loan Combination that also includes the Bethany Maryland Portfolio II Non-Trust Loan in the cut-off date principal amount of $32,000,000. The Bethany Maryland Portfolio II Loan Combination has a cut-off date principal balance of $217,000,000.
(2)	Based solely on a loan amount comprised of the Bethany Maryland Portfolio II Mortgage Loan.
(3)	NAP means not applicable.
(4)	The Bethany Maryland Portfolio II Mortgage Loan accrues interest at a rate of (a) 5.5679% per annum, through and including the interest accrual period expiring on April 10, 2010; (b) with respect to each interest accrual period from and after the interest accrual period commencing on April 11, 2010 through and including the interest accrual period expiring on January 10, 2014, 6.0779% per annum and (c) with respect to each interest accrual period thereafter, 5.8179% per annum. The Bethany Maryland Portfolio II Non-Trust Loan accrues interest at a rate of 9.43719% per annum.
(5)	CRE-Bethany Coopers Crossing-B, LLC is the Bethany Maryland Portfolio II Borrower with the largest percentage interest. The other Bethany Maryland Portfolio II Borrowers are CRE-Bethany Henson Creek-B, LLC, 1 CRE Bethany Bel Air-B, LLC, 5 CRE Bethany Bel Air-B, LLC, 3 CRE Bethany Bel Air-B, LLC and 4 CRE Bethany Bel Air-B, LLC.
(6)	At closing, the Bethany Maryland Portfolio II Borrowers deposited $680,000 into a required repair fund.
(7)	At closing, the Bethany Maryland Portfolio II Borrowers deposited $3,800,000 into an interest reserve account to be used to pay interest on the Bethany Maryland Portfolio II Non-Trust Loan to the extent cash flow from the Bethany Maryland Portfolio II Mortgaged Properties is not available for such purpose.
(8)	The Bethany Maryland Portfolio II Borrowers deposited $17,840,000 into a renovation reserve to be used to pay for the costs of certain renovations to the Bethany Maryland Portfolio II Mortgaged Properties. Disbursements of more than $9,000,000 are subject to a DSCR of at least 1.20x with respect to the Bethany Maryland Portfolio II Mortgage Loan. Disbursements of more than $14,000,000 are subject to a DSCR of at least 1.25x with respect to the Bethany Maryland Portfolio II Mortgage Loan. Furthermore, a $157,450 portion of the renovation reserve shall be made available solely for completion of the certain scheduled repairs (following depletion of the required repairs reserve) before such portion of the renovation reserve can be used for any other purpose.
(9)	The Bethany Maryland Portfolio II Borrowers deposited $2,000,000 in a working capital reserve to be used for working capital costs designated by the Bethany Maryland Portfolio II Borrowers, including the payment of debt service in connection with debentures issued by CORE Realty Holdings, LLC. The amounts in the working capital reserve cannot be disbursed until the equity held by an affiliate of the related mortgage loan seller is redeemed.

(10)	The Bethany Maryland Portfolio II Borrowers are required to make monthly deposits into tax and insurance reserve accounts in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the following 12 months with respect to the Bethany Maryland Portfolio II Mortgaged Properties, provided, however, no insurance reserve deposits are required if lender approves a blanket or umbrella policy maintained by the Bethany Maryland Portfolio II Borrowers.
(11)	The Bethany Maryland Portfolio II Borrowers are required to make monthly deposits into a replacement reserve from and after April 11, 2009 equal to $15,146 for Coopers Crossing Apartments, $9,375 for Henson Creek, and $15,250 for Seasons at Bel Air Apartments.
(12)	See ‘‘—Lockbox’’ below.
(13)	The Bethany Maryland Portfolio II Mortgaged Properties consist of three garden-style apartment complexes located in Maryland with an aggregate of 1,909 residential units. See ‘‘—Mortgaged Properties’’ below.
(14)	Weighted average occupancy of the Bethany Maryland Portfolio II Mortgaged Properties based on the number of units at each property.
(15)	Reflects aggregate in-place U/W NCF of the Bethany Maryland Portfolio II Mortgaged Properties. Projected U/W NCF is $12,331,086 based on assumed market vacancy of 9.33%.
(16)	Based on aggregate in-place U/W NCF and calculated based on the annual interest-only payments for the Bethany Maryland Portfolio II Mortgage Loan only, without regard to the Bethany Maryland Portfolio II Non-Trust Loan. The aggregate in-place U/W DSCR based on in-place U/W NCF for the entire Bethany Maryland Portfolio II Loan Combination is 0.84x, based on the initial rate of 5.5679% per annum for the Bethany Maryland Portfolio II Mortgage Loan and a rate of 9.43719% for the Bethany Maryland Portfolio II Non-Trust Loan. The U/W DSCR based on the projected U/W NCF of $12,331,086 (described in footnote (15) above), calculated based on the annual interest-only payments (at the cut-off date interest rate of 5.5679% and taking into account the Bethany Maryland Portfolio II Mortgage Loan only is 1.18x. The U/W DSCR based on that projected U/W NCF, calculated based on annual interest-only payments (at the cut-off date interest rate of 5.5679%) and taking into account the entire Bethany Maryland Portfolio II Loan Combination would be 0.91x, based on a rate of 9.43719% for the Bethany Maryland Portfolio II Non-Trust Loan.
(17)	Reflects aggregate as-is appraised value of the three Bethany Maryland Portfolio II Mortgaged Properties. Coopers Crossing Apartments and Henson Creek Apartments were appraised as of March 1, 2007. Seasons at Bel Air Apartments was appraised as of March 5, 2007. The aggregate stabilized appraised value of the three Bethany Maryland Portfolio II Mortgaged Properties as of March 1, 2010 is $283,100,000.
(18)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio (based on the aggregate as-is appraised value) are based on the Bethany Maryland Portfolio II Mortgage Loan and do not take into account the Bethany Maryland Portfolio II Non-Trust Loan. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the aggregate as-is appraised value of the entire Bethany Maryland Portfolio II Loan Combination (including the Bethany Maryland Portfolio II Non-Trust Loan) would each be 93.7%. Based on the aggregate stabilized value set forth above, the Cut-off Date LTV Ratio and the Maturity LTV Ratio based on that stabilized value and the Bethany Maryland Portfolio II Mortgage Loan only would each be 65.3%. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on that stabilized value and the entire Bethany Maryland Portfolio II Loan Combination would each be 76.7%.

The Bethany Maryland Portfolio II Mortgaged Properties
Property(1)	Location	Approximate Number of Units	Occupancy(2)	Appraised Value(3)
Seasons at Bel Air Apartments	Bel Air, MD	732	87.4%	$86,800,000
Coopers Crossing Apartments	Landover Hills, MD	727	87.2	85,400,000
Henson Creek Apartments	Temple Hills, MD	450	92.0	59,500,000
Total/Weighted Average(4)		1,909	88.4%	$231,700,000

(1)	Ranked by appraised value.
(2)	Occupancy for each property is as of March 22, 2007.
(3)	Represents ‘‘as is’’ appraised values as of March 5, 2007 for Seasons at Bel Air Apartments and March 1, 2007 for Coopers Crossing Apartments and Henson Creek. The stabilized appraised values for the Bethany Maryland Portfolio II Mortgaged Properties as of March 2010 are $106,600,000 for Seasons at Bel Air Apartments, $104,200,000 for Coopers Crossing Apartments, and $72,300,000 for Henson Creek for an aggregate stabilized value for the Bethany Maryland Portfolio II Mortgaged Properties of $283,100,000.
(4)	Weighted average occupancy is weighted based on the number of units at each property.

The Borrowers and Sponsors.    The Bethany Maryland Portfolio II Borrowers are CRE-Bethany Coopers Crossing-B, LLC, CRE-Bethany Henson Creek-B, LLC, 1 CRE Bethany Bel Air-B, LLC, 5 CRE Bethany Bel Air-B, LLC, 3 CRE Bethany Bel Air-B, LLC and 4 CRE Bethany Bel Air-B, LLC, each a Delaware limited liability company. Each of the Bethany Maryland Portfolio II Borrowers is wholly-owned by a separate entity (each, a ‘‘Bethany Maryland Portfolio II Owner) that is also the owner of the related individual Bethany Maryland Portfolio II Mortgaged Property. Each Bethany Maryland Portfolio II Owner has guaranteed payment of the Bethany Maryland Portfolio II Mortgage Loan and has secured its payment guaranty with, among other things, a first deed of trust lien in favor of the lender on its respective Bethany Maryland Portfolio II Mortgaged Property. Except as otherwise expressly set forth herein, all references herein to the Bethany Maryland Portfolio II Borrowers shall include the Bethany Maryland Portfolio II Owners. The sponsors of the Bethany Maryland Portfolio II Mortgage Loan are Bethany Holdings Group, LLC, an Irvine, California based full service real estate and investment company, specializing in multifamily properties, and CORE Realty Holdings, LLC, a California limited liability company. Bethany Holdings Group reports that it has multi-family operations which currently encompasses more than $685 million in assets, with over 11,900 apartments nationwide. CORE Realty Holdings, LLC and its affiliates report that it owns and professionally manages over 10.6 million square feet of commercial and multifamily real estate located throughout the United States.

An affiliate of the related mortgage loan seller of the Bethany Maryland Portfolio II Mortgage Loan has made a preferred equity investment in the Bethany Maryland Portfolio II Borrowers that is required to be repaid within nine months of origination of the mortgage loan (the ‘‘Equity Redemption Date’’), provided, that the Equity Redemption Date may be extended for an additional 3 months subject to payment of a fee to the holder of the equity investment. If the equity investment is not repaid by the Equity Redemption Date, the holder of the equity investment will receive a substantially higher return on its preferred equity investment, have the right to manage the affairs of the Bethany Maryland Portfolio II Borrowers and have the right, subject to certain conditions, to buy out the other equity investors in the Bethany Maryland Portfolio II Borrowers or to purchase or sell the Bethany Maryland Portfolio II Mortgaged Properties. The proceeds of the debenture offering described under ‘‘—Equity Pledge’’ below may be used by the equity investors in the Bethany Maryland Portfolio II Borrowers to repay their preferred equity investment.

The Mortgage Loan.    The Bethany Maryland Portfolio II Mortgage Loan was originated on March 30, 2007 and has a cut-off Date principal balance of $185,000,000. The Bethany Maryland Portfolio II Mortgage Loan is one of two (2) mortgage loans, collectively referred to as the ‘‘Bethany Maryland Portfolio II Loan Combination,’’ both of which are obligations of the Bethany Maryland Portfolio II Borrowers, are secured by the Bethany Maryland Portfolio II Mortgaged Properties, and are cross-defaulted with each other. The Bethany Maryland Portfolio II Loan Combination is comprised of (a) the Bethany Maryland Portfolio II Mortgage Loan and (b) the ‘‘Bethany Maryland Portfolio II Non-Trust Loan,’’ which has a cut-off date principal balance of $32,000,000 which will not be included in the trust. The Bethany Maryland Portfolio II Non-Trust Loan is generally subordinate in right of payment to the Bethany Maryland Portfolio II Mortgage Loan. The respective rights of the holders of the Bethany Maryland Portfolio II Mortgage Loan and the Bethany Maryland Portfolio II Non-Trust Loan will be governed by a co-lender agreement, as further described under ‘‘—Loan Combinations’’ in this offering prospectus.

The Bethany Maryland Portfolio II Mortgage Loan is a seven-year loan with a stated maturity date of April 11, 2014 which accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of (a) 5.5679% per annum, through and including the accrual period expiring on April 10, 2010, (b) with respect to each accrual period from and after the accrual period commencing on April 11, 2010 through and including the accrual period expiring on January 10, 2014, 6.0779% per annum and (c) with respect to each accrual period thereafter, 5.8179% per annum. On the eleventh day of each month to but excluding the stated maturity date, the Bethany Maryland Portfolio II Borrowers are required to make interest-only payments on the Bethany Maryland Portfolio II Mortgage Loan. The principal balance of the Bethany Maryland Portfolio II Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The Bethany Maryland Portfolio II Borrowers are prohibited from voluntarily prepaying the Bethany Maryland Portfolio II Mortgage Loan, in whole or in part, prior to January 11, 2014. From and after January 11, 2014, the Bethany Maryland Portfolio II Borrower may prepay the Bethany Maryland Portfolio II Mortgage Loan, in whole, without payment of any prepayment consideration, provided that the Bethany Maryland Portfolio II Borrower simultaneously prepays the Bethany Maryland Portfolio II Non-Trust Loan.

Following the date that is two years from the Issue Date, the Bethany Maryland Portfolio II Borrowers may obtain the release of individual parcels comprising the Bethany Maryland Portfolio II Mortgaged Properties by simultaneously defeasing 120% of the Bethany Maryland Portfolio II Mortgage Loan allocated thereto. A defeasance will be effected by the Bethany Maryland Portfolio II Borrowers’ pledging direct, non-callable obligations of the United States of America or, if approved by the applicable rating agencies, other ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments that are equal to or greater than 120% of the remaining payments due with respect to the allocated loan amount, including the balloon payment due at maturity. The right of the Bethany Maryland Portfolio II Borrowers to partially defease the Bethany Maryland Portfolio II Mortgage Loan and obtain a release of individual mortgaged properties is subject to the satisfaction of certain conditions set forth in the Bethany Maryland Portfolio II loan documents, including (i) that the remaining Bethany Maryland Portfolio II Mortgaged Properties shall have a debt service coverage ratio with respect to the entire Bethany Maryland Portfolio II Loan Combination of at least 1.10x (following the first release of a Bethany Maryland Portfolio II Mortgaged Property) or 1.30x (if only one Bethany Maryland Portfolio II Mortgaged Property shall remain as collateral after the related release) and a loan to value ratio with respect to the entire Bethany Maryland Portfolio II Loan Combination of no more than 82% (following the first release of a Bethany Maryland Portfolio II Mortgaged Property) or 66% (if only one Bethany Maryland Portfolio II Mortgaged Property shall remain as collateral after the related release) and (ii) the applicable rating agencies having confirmed that the related partial defeasance and release will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings then assigned to any class of the series 2007-C2 certificates. For the purposes of determining the principal amount of the defeased note and undefeased note with respect to each of the Bethany Maryland Portfolio II Mortgage Loan and the Bethany Maryland Portfolio II Non-Trust Loan in connection with the related partial defeasance, the defeasance collateral shall be allocated 85.25% to the principal amount of the Bethany Maryland Portfolio II Mortgage Loan and 14.75% to the principal amount of the Bethany Maryland Portfolio II Non-Trust Loan. As a condition precedent to the defeasance of the entire Bethany Maryland Portfolio II Mortgage Loan, the Bethany Maryland Portfolio II Borrowers must also simultaneously defease the entire Bethany Maryland Portfolio II Non-Trust Loan.

The Bethany Maryland Portfolio II Non-Trust Loan is a seven-year loan with a stated maturity date of April 11, 2014 that accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 9.43719% per annum. On the eleventh day of each month up to but excluding the stated maturity date, the Bethany Maryland Portfolio II Borrowers are required to pay accrued interest on the Bethany Maryland Portfolio II Non-Trust Loan. The principal balance of the Bethany Maryland Portfolio II Non-Trust Loan, plus all accrued and unpaid interest, will be due on the stated maturity date. The Bethany Maryland Portfolio II Non-Trust Loan may be prepaid or defeased on substantially the same terms as the Bethany Maryland Portfolio II Mortgage Loan.

The Mortgaged Properties.    The Bethany Maryland Portfolio II Mortgaged Properties are comprised of three garden-style apartment complexes comprised of an aggregate of 118 two-, three- and four-story buildings situated on approximately 108 landscaped acres with on-site parking and located in Maryland. The Bethany Maryland Portfolio II Mortgaged Properties, with an aggregate of 1,909 units, were constructed between 1963 and 1981. Amenities at the complexes include swimming pools, fitness centers, tennis courts and playgrounds. As of March 22, 2007, the weighted average occupancy of the Bethany Maryland Portfolio II Mortgaged Properties was 88.4%.

Mix of Residential Units at the Bethany Maryland Portfolio II Mortgaged Properties
Property(1)	Location	Year Built	Approximate Number of Units	One Bedroom	Two Bedroom	Three Bedroom
Seasons at Bel Air Apartments	Bel Air, MD	1975, 1979, 1981	732	228	504	—
Coopers Crossing Apartments	Landover Hills, MD	1963-1966	727	264	384	79
Henson Creek Apartments	Temple Hills, MD	1966	450	127	210	113
Total			1,909	619	1098	192

(1)	Ranked by appraised value.

Lockbox.    The Bethany Maryland Portfolio II Borrower is required to deposit all income from the Bethany Maryland Portfolio II Mortgaged Properties into a segregated lockbox account that has been pledged to the holder of the Bethany Maryland Portfolio II Mortgage Loan. All amounts in the lockbox account are required to be transferred each business day to another account (the ‘‘Bethany Maryland Portfolio II Property Account’’) that has also been pledged to the holder of the Bethany Maryland Portfolio II Mortgage Loan. Provided no event of default shall exist with respect to the Bethany Maryland Portfolio II Mortgage Loan, all amounts in the Bethany Maryland Portfolio II Property Account will be applied on each payment date in the following order of priority: (i) first, to payment of the Bethany Maryland Portfolio II Borrower’s monthly real estate tax reserve obligation, (ii) second, to the payment of the Bethany Maryland Portfolio II Borrower’s monthly insurance premium reserve obligation (if any), (iii) third, commencing in April 2009, to the payment of the Bethany Maryland Portfolio II Borrower’s monthly replacement reserve obligation, (iv) fourth, to the payment of interest on the Bethany Maryland Portfolio II Mortgage Loan, (v) fifth, to the payment of interest accruing at the default rate and late payment charges, if any, with respect to the Bethany Maryland Portfolio II Mortgage Loan, (vi) sixth, funds sufficient to pay budgeted operating expenses and certain non-budgeted expenses of the Bethany Maryland Portfolio II Mortgaged Properties shall be paid to the Bethany Maryland Portfolio II Borrowers, (vii) seventh, to the payment of interest required to be paid on the Bethany Maryland Portfolio II Non-Trust Mortgage Loan, (viii) eighth, to the payment of interest accruing at the default rate and late payment charges, if any, with respect to the Bethany Maryland Portfolio II Non-Trust Mortgage Loan, (ix) ninth, to the payment of the fees and expenses of the bank maintaining the Bethany Maryland Portfolio II Property Account, and (x) tenth, all remaining proceeds shall be paid to the Bethany Maryland Portfolio II Borrowers.

Terrorism Coverage.    The Bethany Maryland Portfolio II Borrowers are required to maintain insurance against acts of terrorism or similar acts of sabotage covering 100% or the replacement value of the Bethany Maryland Portfolio II Mortgaged Properties, if such insurance is commercially available, and provided such insurance is available at a cost not in excess of $114,400 for Coopers Crossing Apartments, $64,400 for Henson Creek, and $86,800 for Seasons at Bel Air Apartments. If the cost of such insurance is greater than these caps, the Bethany Maryland Portfolio II Borrowers are required to obtain the maximum coverage available for acts of terrorism at the cost of the respective caps; provided, however, in the event such terrorism insurance is customarily maintained by owners of multifamily properties in the United States as part of the all-risk coverage required pursuant to Section 6.1(a)(i) of the Bethany Maryland Portfolio II loan agreement, the Bethany Maryland

Portfolio II Borrower shall maintain such terrorism insurance as a part thereof, regardless of the cost of the related insurance premium. While the Federal Terrorism Risk Insurance Act of 2002, as amended (‘‘TRIA’’) is in effect, ‘‘terrorism’’ shall have the meaning ascribed thereto in TRIA.

Guarantees.    The following limited payment guaranties were executed and delivered, by the sponsors and certain affiliated third parties in connection with the Bethany Maryland Portfolio Mortgage Loan: (i) a guaranty of payment of principal in the maximum amount of $3,800,000 (minus amounts in the interest reserve account that have been applied to the reduction of the principal balance of the Bethany Maryland Portfolio Mortgage Loan) and (ii) with respect to the Bethany Maryland Portfolio II Non-Trust Mortgage Loan, a guaranty of payment of interest. The guarantors do not have a net worth or liquidity requirement. Further, there can be no assurance that the guarantors will have the creditworthiness or financial ability to make any payments due under the foregoing guaranties.

Equity Pledge.    97% of the indirect non-managing membership interests in the Bethany Maryland Portfolio II Borrowers may be pledged to the trustee for the holders of debentures issued by CORE Realty Holdings, LLC (for the purpose of raising capital to redeem the equity held by an affiliate of the mortgage loan seller), or such pledged interests may be transferred to the trustee by foreclosure or assignment in lieu thereof, provided that (a) the trustee is a qualified transferee, (b) the debentures shall be offered in accordance with applicable law and shall only be issued to ‘‘accredited investors’’ (as defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission), (c) the debentures shall not mature earlier than the maturity date, (d) the issuer shall at all times be personally liable for the payment of all sums payable under the debenture, and (e) neither the holders of the non-managing membership interests nor the debenture holders shall have the right to (i) replace the managing member of, (ii) make any material decisions for, or (iii) control, the Bethany Maryland Portfolio II Borrowers.

IV. The One Alliance Center Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$165,000,000
Loan per Square Foot:	$298
% of Initial Mortgage Pool Balance:	4.6%
Shadow Rating (S&P/Fitch):	NAP(1)
Loan Purpose:	Recapitalization
Mortgage Interest Rate:	5.690% per annum
Interest Calculation:	Actual/360
First Payment Date:	May 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	May 11, 2017
Maturity Balance:	$165,000,000
Borrower:	One Alliance Center L.P.
Sponsors:	ABG Sundal Collier ASA, Tishman Speyer Real Estate Venture VI, L.P., and an affiliate of Lehman Brothers
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment with yield maintenance permitted twelve months prior to maturity date. Prepayment without yield maintenance permitted six months prior to maturity date.
Up-Front Reserves:	Leasing Reserve(2) Unfunded Tenant Obligations Reserve Account(3)
Ongoing Reserves:	Leasing Reserve(2) Towers Perrin Termination Payment Reserve(4) Tax and Insurance Reserve(5) Excess Cash Flow Reserve(6) Replacement Reserve (7)
Lockbox:	Hard(8)
Other Secured Debt:	NAP(1)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Class A Office
Location:	Atlanta, Georgia
Year Built:	2001
Year Renovated:	NAP(1)
Square Feet:	553,017
Occupancy:	99.7%
Occupancy Date:	January 1, 2007
Ownership Interest:	Fee
Property Management:	Tishman Speyer Properties, L.P., an affiliate of the borrower
U/W NCF:	$10,843,822(9)
U/W NCF DSCR:	1.14x(10)
Cut-off Date U/W NCF DSCR:	1.14x(10)
Appraised Value:	$221,000,000
Appraisal As of Date:	January 25, 2007
Cut-off Date LTV Ratio:	74.7%
Maturity LTV Ratio:	74.7%

(1)	NAP means not applicable.
(2)	At closing, the One Alliance Center Borrower deposited $2,750,000 into a rollover reserve account for tenant improvements and leasing commissions at the One Alliance Center Mortgaged Property. Following depletion of this reserve, the One Alliance Center Borrower is required to make monthly deposits into the rollover reserve in an amount equal to $46,085 until the One Alliance Center Property maintains a debt service coverage ratio of at least 1.25x for two consecutive calendar quarters after which the One Alliance Center Borrower is required to make monthly deposits into the rollover reserve in an amount equal to $23,042. In addition, the One Alliance Center Borrower is required to deposit into the leasing reserve any lease termination payments in excess of $500,000 to be used for tenant improvements, leasing commissions and legal expenses related to leases at the One Alliance Center Mortgaged Property.
(3)	At closing, the One Alliance Center Borrower deposited $199,805 into an unfunded tenant obligations reserve account to pay for the costs of tenant allowances, tenant improvements and leasing commissions at the One Alliance Center Mortgaged Property
(4)	Upon payment to the One Alliance Center Borrower of the Towers Perrin Forster & Crosby lease termination payment due under the Towers Perrin Forster & Crosby lease, the One Alliance Center Borrower is required to deposit into the Towers Perrin Termination Reserve an amount equal to the amount paid by Towers Perrin Forster & Crosby to the One Alliance Center Borrower.
(5)	The One Alliance Center Borrower is required to make monthly escrow deposits for the payment of real estate taxes and insurance premiums in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums for the One Alliance Center Mortgaged Property. Notwithstanding the foregoing, so long as an approved blanket insurance policy covering the One Alliance Center Mortgaged Property, the monthly insurance escrow payment will not be required.
(6)	If BBDO Worldwide, Inc. fails to renew or extend its lease for all or any portion of its space for a period of no less than five years from the expiration date, the One Alliance Center Borrower shall be required to make monthly deposits into the excess cash flow reserve account until the amount in the reserve account is equal to $30 multiplied by the number of square feet of space that is not renewed or extended (up to a maximum of $2,041,305). If Towers Perrín Forster & Crosby fails to renew or extend its lease for a period of no less than five years from the expiration date, the One Alliance Center Borrower shall be required to make monthly deposits into the excess cash flow reserve account until the amount in the reserve account is equal to $30 multiplied by the number of square feet of space that is not renewed or extended (up to a maximum of $2,274,270).
(7)	The One Alliance Center Borrower is required to make monthly deposits into the replacement reserve for ongoing repairs and replacements at the One Alliance Center Property in an amount equal to $6,913 until a balance of $165,905 is maintained in the replacement reserve.
(8)	See ‘‘—Lockbox’’ below.
(9)	Reflects projected U/W NCF. The in-place U/W NCF for the One Alliance Center Mortgaged Property is $11,695,307. Projected U/W NCF takes into account a 5% market vacancy.
(10)	Calculated based on projected U/W NCF. The in-place U/W NCF DSCR based on the in-place U/W NCF (described in footnote (9) above) is 1.23x.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues (2)	Rent PSF (3)	Ratings(4)	Lease Expiration Date
S1 Corporation	184,785	33.4%	30.6%	$25.24	NR	8/31/2011(5)
Towers Perrin Forster & Crosby	101,076	18.3	19.9	$33.20	NR	8/31/2012(6)
BBDO Worldwide, Inc.	68,045	12.3	15.7	$34.83	A-/A-	11/30/2011(7)
Interactive Offices	26,002	4.7	2.8	$24.72	NR	6/30/2010
Government of Japan	25,728	4.7	2.3	$37.01	AA-/AA	3/31/2012
Total	405,636	73.3%	71.3%

(1)	The five major tenants are ranked by approximate square feet.
(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues, excluding vacant lease–up assumptions.
(3)	Reflects in-place base rent.
(4)	Credit ratings are those by S&P and Fitch, respectively, and may reflect the parent company rating even though the parent company may have no obligations under the related lease if the tenant company is not rated. NR means not rated.
(5)	Tenant vacated all of its space and subleases 74,360 square feet. Tenant provided a $4 million letter of credit for tenant improvements and leasing commissions in connection with the re-leasing of its space.
(6)	Tenant may terminate the lease effective 8/31/2007 provided the landlord receives 12 months prior written notice along with the applicable termination fee. Tenant currently subleases 32,159 square feet and will terminate its lease on the 8th floor totaling approximately 25,000 square feet effective 8/31/2007.
(7)	Tenant shall have the option to terminate the lease or reduce the size of the premises with 12 months prior written notice and applicable termination fees.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007	61,125	11.1%	11.1%	$1,894,426	11.9%	11.9%
2008	19,980	3.6	14.7%	529,437	3.3	15.3%
2009	29,731	5.4	20.0%	854,492	5.4	20.6%
2010	34,098	6.2	26.2%	887,895	5.6	26.2%
2011	259,755	47.0	73.2%	7,213,619	45.4	71.7%
2012	114,326	20.7	93.9%	3,828,935	24.1	95.8%
2013	11,822	2.1	96.0%	325,377	2.0	97.8%
2014	0	0.0	96.0%	0	0.0	97.8%
2015	0	0.0	96.0%	0	0.0	97.8%
2016	0	0.0	96.0%	0	0.0	97.8%
2017 and beyond(2)	20,780	3.8	99.7%	342,282	2.2	100.0%
Vacant	1,400	0.3	100.0%	—	—
Total	553,017	100.0%		$15,876,462	100.0%

(1)	Based on in-place underwritten base rental revenues.
(2)	Includes 10,245 square feet consisting of a health club, conference rooms and a management office.

The Borrower and Sponsors.    The One Alliance Center Borrower is One Alliance Center L.P., a Delaware limited partnership. The sponsors of the One Alliance Center Borrower are Tishman Speyer Real Estate Venture VI, L.P. and ABG Sundal Collier ASA. Founded in 1978 by Robert Tishman, Tishman Speyer operates from its headquarters in Manhattan and from 19 other offices worldwide including offices in Frankfurt, Berlin, London, Paris, Madrid, Bangalore, São Paulo and Sydney, as well as eight other offices in the United States. Since its formation, Tishman Speyer has developed or acquired a portfolio of over 77 million square feet of constructed area valued at over $24 billion. In addition to well-known developments of high rise office buildings in major urban locations, Tishman Speyer also creates mixed use, retail, residential and entertainment centers, as well as mid and low rise office buildings. ABG Sundal Collier ASA provides securities brokerage and research services and mergers and acquisition, restructuring and other corporate finance advisory activities, as well as real estate business. An affiliate of the mortgage loan seller is an indirect equity holder in the One Alliance Center Borrower.

The Mortgage Loan.    The One Alliance Center Mortgage Loan, originated on or about April 20, 2007, has a cut-off date principal balance of $165,000,000. The One Alliance Center Mortgage Loan is a ten-year loan with a stated maturity date of May 11, 2017. The One Alliance Center Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.690% per annum. On the eleventh day of each month to but not including the stated maturity date, the One Alliance Center Borrower is required to make interest-only payments on the One Alliance Center Mortgage Loan. The principal balance of the One Alliance Center Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

The One Alliance Center Borrower is prohibited from voluntarily prepaying the One Alliance Center Mortgage Loan, in whole or in part, prior to May 11, 2016. From and after May 11, 2016, the One Alliance Center Borrower may prepay the One Alliance Center Mortgage Loan, in whole only, provided that for a prepayment of the One Alliance Center Mortgage Loan made prior to November 11, 2016, the prepayment is accompanied by payment of a yield maintenance premium. From and after November 11, 2016, the One Alliance Center Borrower may prepay the One Alliance Center Mortgage Loan in whole only without payment of any yield maintenance premium.

The One Alliance Center Borrower may defease the One Alliance Center Mortgage Loan, in whole only, on any date following the second anniversary of the Issue Date, and by doing so obtain the release of the One Alliance Center Mortgaged Property. A defeasance will be effected by the One Alliance Center Borrower’s pledging substitute collateral that consists of direct, non-callable, fixed rate obligations that are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the One Alliance Center Borrower under the One Alliance Center Mortgage Loan and are sufficient to pay off the One Alliance Center Mortgage Loan in its entirety on November 11, 2016. The One Alliance Center Borrower’s right to defease the entire One Alliance Center Mortgage Loan is subject to, among other things the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C2 certificates by such rating agency.

The Mortgaged Property.    The One Alliance Center Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the One Alliance Center Mortgaged Property, a class A office located at 3500 Lenox Road in the Buckhead office submarket of Atlanta, Georgia. The One Alliance Center Mortgaged Property is a two building project with a primary 20-story tower containing 467,965 square feet and a 10-story parking deck with two floors of garden office space above the parking deck containing 85,052 square feet, aggregating 553,017 square feet of net rentable area. On site amenities include Emeril’s Atlanta, Alliance Cafe, a newsstand, a 3,800 square foot health club located on the sixth floor with panoramic views, a 3,000 square foot conference center, a drop-off dry cleaner, an ATM and an on-site car detailer. The One Alliance Center Mortgaged Property is leased by multiple tenants. The major tenants at the property are S1 Corporation, with 184,785 square feet (33.4% of the total space) through August 2011, Towers Perrin Forster & Crosby, with 101,076 square feet (18.3% of the total space) through August 2012, and BBDO Worldwide, Inc. (which is rated A-/A- by S&P and Fitch, respectively), with 68,045 square feet (12.3% of the total space) through November 2011. Approximately 126,127 square feet (22.8% of the total space) of the One Alliance Center Mortgaged Property is subleased. Of the major tenants, 74,360 square feet of the S1 Corporation space and 32,159 square feet of the Towers Perrin space is subleased. As of January 1, 2007, occupancy at the One Alliance Center Mortgaged Property, based on square footage leased, was 99.7%. Based on historical financial information provided by the One Alliance Center Borrower, the net operating income for the One Alliance Center Mortgaged Property was $13,649,330 for fiscal year 2005, and $6,847,365 for the interim period January through June 2006.

Lockbox.    The One Alliance Center Borrower is required to directly deposit, or cause to be deposited, all rents and other income from the One Alliance Center Mortgaged Property into a segregated lockbox account controlled by, and pledged to, the lender. All funds on deposit in such lockbox account are required to be allocated on each business day as follows: (a) to the tax account in the amount of the monthly deposit for taxes; (b) to the insurance premium account in the amount of the monthly deposit for insurance premiums if any are required; (c) to the debt service account in the amount of monthly payment of the debt service; (d) to the replacement reserve account in the amount of the monthly replacement reserve deposit; (e) to the leasing reserve account in the amount of the monthly leasing reserve deposit; (f) to the lockbox bank in the amount of any outstanding fees and expenses of such bank; (g) to the debt service account in the amount of funds sufficient to pay any interest accruing at the default rate and late payment charges; (h) upon the occurrence of an Excess Cash Flow Triggering Event, to the excess cash flow reserve account in an amount equal to all amounts remaining on deposit in the lockbox account after the foregoing deposits under clauses (a) through (g) above until (i) the amount in the reserve account is equal to $30 multiplied by the number of square feet of space that is not renewed or extended (up to a maximum of $2,041,350) has been so deposited with respect to BBDO Worldwide, Inc. and/or (ii) the amount in the reserve account is equal to $30 multiplied by the number of square feet of space that is not renewed or extended (up to a maximum of $2,274,270) has been so deposited with respect to Towers Perrin Forster & Crosby; (i) provided no event of default exists, all sums on deposit in the lockbox account after the foregoing deposits under clauses (a) through (h) above will be disbursed to the One Alliance Center Borrower. ‘‘Excess Cash Flow Triggering Event’’ means if Towers Perrin Forster & Crosby or BBDO Worldwide, Inc. fails to renew or extend its lease for all or any portion of its space for a period of no less than five years from the expiration date.

Terrorism Coverage.    The One Alliance Center Borrower is required to maintain insurance against terrorism, terrorist acts or similar acts of sabotage, but excluding acts of war, with coverage amounts at least equal to the full insurable value of the One Alliance Center Mortgaged Property (the ‘‘Terrorism Insurance Required Amount’’) and the business interruption/rent loss insurance required under the loan documents may not contain an exclusion from coverage under such policy for loss incurred as a result of an act of terrorism (but may contain an exclusion for acts of war). Notwithstanding the foregoing sentence, the One Alliance Center Borrower is not obligated to expend, in any fiscal year on insurance premiums for terrorism insurance, more than (i) $100,000 if the One Alliance Center Mortgaged Property is controlled by certain individuals affiliated with Tishman Speyer and the One Alliance Center Borrower maintains the property insurance under a blanket policy maintained by the property manager or an entity controlled by one or more designated individuals affiliated with Tishman Speyer or (ii) $200,000 if either (A) the One Alliance Center Mortgaged Property is not controlled by certain individuals affiliated with Tishman Speyer or (B) the property insurance is maintained under a stand-alone policy, in each case as adjusted to reflect any increase during the preceding year in the consumer price index (the ‘‘Terrorism Insurance Cap’’). If the cost of the Terrorism Insurance Required Amount exceeds the Terrorism Insurance Cap, the One Alliance Center Borrower is required to purchase the maximum amount of terrorism insurance obtainable for a premium equal in amount to the Terrorism Insurance Cap.

V. The Duke Cleveland East Suburban Portfolio Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$135,000,000
Loan per Square Foot:	$151
% of Initial Mortgage Pool Balance:	3.8%
Shadow Rating (S&P/Fitch):	NAP(1)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.976% per annum
Interest Calculation:	Actual/360
First Payment Date:	May 11, 2007
Amortization Term:	30 years(2)
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	April 11, 2017
Maturity Balance:	$126,245,356
Borrower:	Gotham King Fee Owner, LLC
Sponsor:	Charles Ishay
Defeasance/Prepayment:	Defeasance permitted after March 16, 2011
Up-Front Reserves:	Leasing Reserve(3) Required Repair Reserve(4)
Ongoing Reserves:	Leasing Reserve(3) Tax and Insurance Reserve(5) Replacement Reserve(6)
Lockbox:	Hard(7)
Other Secured Debt:	Permitted Mezzanine Financing(8)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio
Property Type:	Office
Location:	Various(9)
Year Built:	1983-2001
Year Renovated:	NAP(1)
Square Feet:	895,487(10)
Occupancy:	95.1%(11)
Occupancy Date:	March 1, 2007
Ownership Interest:	Fee
Property Management:	DK Management Realty Company LLC
UW NCF:	$10,176,095(12)
U/W NCF DSCR:	1.05x(13)
Cut-off Date U/W NCF DSCR:	1.24x(14)
Appraised Value:	$171,100,000(15)
Appraisal As of Date:	January 24, 2007
Cut-off Date LTV Ratio:	78.9%
Maturity LTV Ratio:	73.8%

(1)	NAP means not applicable.
(2)	Payments of interest only are required through and including the payment date in April 2012.
(3)	At closing, the Duke Cleveland East Suburban Portfolio Borrower delivered a $6,000,000 letter of credit to the lender, in lieu of a cash deposit into a leasing reserve account to pay for the costs of tenant improvements and leasing commissions. During such time as the balance in the leasing reserve is less than $3,000,000 (inclusive of the up-front $6,000,000 letter of credit, but exclusive of the $2,000,000 reserve payment described below), the Duke Cleveland East Suburban Portfolio Borrower is required to make monthly deposits of $74,624 into the leasing reserve. In the event that, on or before December 31, 2011, the current lease of a portion of the Duke Cleveland East Suburban Portfolio Mortgaged Properties to Progressive Insurance is not renewed for a term of at least five years at market rent and/or otherwise on terms reasonably acceptable to the lender, or leased to one or more other tenants on terms acceptable to the lender, then the Duke Cleveland East Suburban Portfolio Borrower shall be required to deposit an additional $2,000,000 into the leasing reserve, to be utilized for the costs of tenant improvements and leasing commissions with respect to the Progressive Insurance space.
(4)	At closing, the Duke Cleveland East Suburban Portfolio Borrower deposited $54,306 into a reserve account to pay for the costs of certain required repairs with respect to the Duke Cleveland East Suburban Portfolio Mortgaged Properties.
(5)	The Duke Cleveland East Suburban Portfolio Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months, and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the Duke Cleveland East Suburban Portfolio Borrower provides evidence of a blanket insurance policy covering the Duke Cleveland East Suburban Portfolio Mortgaged Properties, as approved by the lender, and reserves one-quarter of the annual insurance premium for such blanket insurance policy for the Duke Cleveland East Suburban Portfolio Mortgaged Properties with lender, the monthly insurance escrow payments will not be required. In lieu of making deposits, the Duke Cleveland East Suburban Portfolio Borrower is permitted to deliver letters of credit to the lender.
(6)	The Duke Cleveland East Suburban Portfolio Borrower is required to make monthly deposits into a replacement reserve account in an amount equal to $11,492.
(7)	See ‘‘—Lockbox’’ below.
(8)	See ‘‘—Permitted Mezzanine Financing’’ below.
(9)	The eight buildings are located within the Cleveland, Ohio metropolitan area, specifically Mayfield Heights, Ohio; Highland Hills, Ohio; Beachwood, Ohio and Pepper Pike, Ohio.

(10)	Total square footage is comprised of the 159,741 square foot Metropolitan Plaza, 112,800 square foot Landerbrook Corporate Center I, 114,448 square foot Landerbrook Corporate Center III, 120,420 square foot Corporate Circle I&II, 105,823 square foot Landerbrook Corporate Center II, 107,864 square foot One Harvard Crossing, 88,546 square foot One Corporate Exchange and the 85,845 square foot Corporate Place.
(11)	Weighted average as of March 1, 2007 based on allocated loan amount and individual property occupancy.
(12)	Aggregate U/W NCF for the eight Duke Cleveland East Suburban Portfolio Properties.
(13)	Based on U/W NCF and calculated based on an annual debt constant of 7.176101% commencing with the payment date in May 2012.
(14)	Based on the U/W NCF and calculated based on the aggregate annual interest-only payments.
(15)	Aggregate for the eight Duke Cleveland East Suburban Portfolio Mortgaged Properties.

Major Tenant Information
Tenant(1)	Property	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
Progressive Casualty Insurance	Landerbrook Corporate Center III & Landerbrook Corporate Center II	171,243	19.1%	14.4%	$14.53	AA+/AA+	12/31/2012(5)
Pfizer, Inc.	Metropolitan Plaza	64,410	7.2	8.6	$23.00	AAA/AAA	5/31/2010
Intuit Inc.	One Harvard Crossing	54,796	6.1	5.5	$17.33	BBB−/NR	2/29/2012
Christian & Timbers LLC	One Corporate Exchange	46,309	5.2	5.8	$21.50	NR	8/31/2010
THI Holdings, Inc.	One Harvard Crossing	43,001	4.8	4.9	$19.51	A+/A+	7/31/2010
Total		379,759	42.4%	39.0%

(1)	Ranked by approximate square feet.
(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues.
(3)	Reflects in-place base rent.
(4)	Credit ratings are by S&P and Fitch, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.
(5)	Approximately 56,795 square feet expires January 31, 2012.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007	13,872	1.5%	1.5%	$281,452	1.7%	1.7%
2008	57,306	6.4	7.9%	1,158,524	7.1	8.9%
2009	103,350	11.5	19.5%	2,248,007	13.9	22.7%
2010	216,579	24.2	43.7%	4,646,184	28.6	51.4%
2011	114,519	12.8	56.5%	2,319,273	14.3	65.7%
2012	268,748	30.0	86.5%	4,120,767	25.4	91.1%
2013	40,403	4.5	91.0%	769,462	4.7	95.8%
2014	17,686	2.0	93.0%	353,720	2.2	98.0%
2015	9,541	1.1	94.0%	200,361	1.2	99.2%
2016	7,014	0.8	94.8%	125,901	0.8	100.0%
2017 and beyond	0	0.0	100.0%	—	—	100.0%
Vacant	46,469	5.2	100.0%	—	—
Total	895,487	100.0%		$16,223,650	100.0%

(1)	Based on in-place underwritten base rental revenues.

The Borrower and Sponsor.    The Duke Cleveland East Suburban Portfolio Borrower is Gotham King Fee Owner, LLC, which is indirectly owned 100% by Gotham King Investor, LLC. The largest investor in Gotham King Investor, LLC is Charles Ishay who owns 19.53%. The borrowing entity is an affiliate of Gotham Realty Holdings. Gotham Realty Holdings, through its subsidiaries and affiliates has ownership in over seven million square feet of office space across the country. The company was started in 1992 by Charles Ishay along with a small group of private investors. The company’s headquarters are in New York, New York.

The Mortgage Loan.    The Duke Cleveland East Suburban Portfolio Mortgage Loan was originated on March 16, 2007 and has a cut-off date balance of $135,000,000. The Duke Cleveland East Suburban Portfolio Mortgage Loan is a ten-year loan with a stated maturity date of April 11, 2017. The Duke Cleveland East Suburban Portfolio Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.976% per annum. On the eleventh day of each month through and including the payment date in April 2012, the Duke Cleveland East Suburban Portfolio Borrower is required to make interest-only payments on the Duke Cleveland East Suburban Portfolio Mortgage Loan. On the eleventh day of each month from and including May 11, 2012, up to but excluding the stated maturity date, the Duke Cleveland East Suburban Portfolio Borrower is required to make constant monthly debt service payments equaling $807,311.33 on the Duke Cleveland East Suburban Portfolio Mortgage Loan (based on a 30-year amortization schedule). The outstanding principal balance of the Duke Cleveland East Suburban Portfolio Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The Duke Cleveland East Suburban Portfolio Borrower may defease the Duke Cleveland East Suburban Portfolio Mortgage Loan in whole at any time after March 16, 2011, and by doing so obtain the release of the Duke Cleveland East Suburban Portfolio Mortgaged Properties. A defeasance will be effected by the Duke Cleveland East Suburban Portfolio Borrower’s pledging substitute collateral that consists of direct non-callable fixed rate obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 that produce payments which replicate the payment obligations of the Duke Cleveland East Suburban Portfolio Borrower under the Duke Cleveland East Suburban Portfolio Mortgage Loan and are sufficient to pay off the Duke Cleveland East Suburban Portfolio Mortgage Loan in its entirety or on the stated maturity date. The Duke Cleveland East Suburban Portfolio Borrower’s right to defease the entire Duke Cleveland East Suburban Portfolio Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C2 certificates by such rating agency.

After March 16, 2011, the Duke Cleveland East Suburban Portfolio Borrower may obtain the release of individual parcels comprising the Duke Cleveland East Suburban Portfolio Mortgaged Properties by simultaneously defeasing 115% of the Duke Cleveland East Suburban Portfolio Mortgage Loan allocated thereto. A defeasance will be effected by the Duke Cleveland East Suburban Portfolio Borrower pledging direct non-callable fixed rate obligations of the United States of America or other obligations that are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments that are equal to or exceed the lesser of (a) 115% of the product of (x) the monthly payment obligations of the Duke Cleveland East Suburban Portfolio Borrower, plus the balloon payment due at maturity, multiplied by a fraction, the numerator of which is the loan amount allocated to the individual parcel(s) to be released and the denominator of which is the original principal amount of the Duke Cleveland East Suburban Portfolio Mortgage Loan and (b) the remaining undefeased monthly payment obligations of the Duke Cleveland East Suburban Portfolio Borrower, plus the remaining undefeased balloon payment due at maturity. The right of the Duke Cleveland East Suburban Portfolio Borrower to defease the Duke Cleveland East Suburban Portfolio Mortgage Loan is subject to the satisfaction of certain conditions set forth in the Duke Cleveland East Suburban Portfolio Mortgage Loan documents, including (i) that the remaining Duke Cleveland East Suburban Portfolio Mortgaged Properties shall have a DSCR of at least 1.20x and a LTV ratio of no more than 80% and (ii) the lender having received from the applicable rating agencies written confirmation that such release will not in itself result in the downgrade of the then-current ratings assigned to any class of the series 2007-C2 certificates.

Property Releases.    The Duke Cleveland East Suburban Portfolio Borrower may obtain a release of a vacant outparcel from the lien of the Duke Cleveland East Suburban Portfolio Mortgage Loan without defeasing or prepaying any portion of the Duke Cleveland East Suburban Portfolio Mortgage Loan, subject to certain conditions, including that the remaining mortgage collateral shall constitute a lawfully subdivided parcel(s), consisting of separate and distinct tax lot(s) and shall conform to all applicable zoning by-laws and ordinances.

Loan Bifurcation.    The Duke Cleveland East Suburban Portfolio Borrower may bifurcate the Duke Cleveland East Suburban Portfolio Mortgage Loan into two or more separate mortgage loans in connection with the transfer of individual parcels comprising the Duke Cleveland East Suburban Portfolio Mortgaged Properties, such that the individual parcel(s) being transferred (the ‘‘Splitter Parcel’’) shall secure a loan in an amount equal to the allocated loan amount with respect to the Splitter Parcel (the ‘‘Duke Cleveland East Suburban Portfolio Splitter Loan’’), and the balance of the Loan (the ‘‘Duke Cleveland East Suburban Portfolio Remainder Loan’’) shall be secured by all of the other parcels not previously released from the lien of Duke Cleveland East Suburban Portfolio Mortgage Loan (collectively, the ‘‘Remainder Parcel’’). The Duke Cleveland East Suburban Portfolio Splitter Loan and the Duke Cleveland East Suburban Portfolio Remainder Loan shall not be cross-collateralized or cross-defaulted with one another. The Duke Cleveland East Suburban Portfolio Borrower’s right to bifurcate the Duke Cleveland East Suburban Portfolio Mortgage Loan shall apply to the Duke Cleveland East Suburban Portfolio Remainder Loan such that multiple bifurcations shall be permitted. The Duke Cleveland East Suburban Portfolio

Borrower’s right to bifurcate the Duke Cleveland East Suburban Portfolio Mortgage Loan is subject to certain conditions, including that no event of default exists, the debt service coverage ratio for each of the Duke Cleveland East Suburban Portfolio Splitter Loan and the Duke Cleveland East Suburban Portfolio Remaining Loan shall be at least 1.20x, and the loan to value percentage for each of the Duke Cleveland East Suburban Portfolio Splitter Loan and the Duke Cleveland East Suburban Portfolio Remaining Loan shall be no more than 80%.

The Mortgaged Properties.    The Duke Cleveland East Suburban Portfolio Mortgage Loan is secured by a first mortgage lien on the fee simple interest of the Duke Cleveland East Suburban Portfolio Borrower in the Duke Cleveland East Suburban Portfolio Mortgaged Properties. The Duke Cleveland East Suburban Portfolio Mortgaged Properties consist of eight properties with an aggregate of 895,487 square feet located in Mayfield Heights, Highland Hills, Beachwood and Pepper Pike, Ohio. The Duke Cleveland East Suburban Portfolio Properties are occupied by a diverse mix of companies and industries including Progressive Casualty Insurance (which is rated AA+/AA+ by S&P and Fitch, respectively) with 171,243 square feet (19.1% of total space), Pfizer, Inc. (which is rated AAA/AAA by S&P and Fitch, respectively) with 64,410 square feet (7.2% of total space), Intuit Inc. (which is rated BBB−/NR by S&P and Fitch, respectively) with 54,796 square feet (6.1% of total space), Christian & Timbers LLC with 46,309 square feet (5.2% of total space), and THI Holdings, Inc. (which is rated A+/A+ by S&P and Fitch, respectively) with 43,001 square feet (4.8% of total space). As of March 1, 2007, the weighted average occupancy of the Duke Cleveland East Suburban Portfolio Mortgaged Properties, based on allocated loan amount, was 95.1%.

Duke Cleveland East Suburban Portfolio Mortgaged Properties
Property(1)	Location	Year Built	Approximate Square Feet	Occupancy(2)	Appraised Value	Allocated Loan Amount
Metropolitan Plaza	Highland Hills, OH	2000	159,741	98.3%	$29,500,000	$23,600,000
Landerbrook Corporate Center I	Mayfield Heights, OH	1997	112,800	93.5	23,700,000	18,900,000
Landerbrook Corporate Center III	Mayfield Heights, OH	2001	114,448	100.0	23,600,000	18,560,000
Corporate Circle I & II	Pepper Pike, OH	1983	120,420	94.4	22,500,000	18,000,000
Landerbrook Corporate Center II	Mayfield Heights, OH	1998	105,823	96.9	22,100,000	17,680,000
One Harvard Crossing	Highland Hills, OH	1999	107,864	90.7	16,900,000	13,500,000
One Corporate Exchange	Beachwood, OH	1989	88,546	100.0	16,700,000	13,360,000
Corporate Place	Beachwood, OH	1988	85,845	80.9	16,100,000	11,400,000
Total/Weighted Average(3)			895,487	95.1%	$171,100,000	$135,000,000

(1)	The properties are ranked by aggregate allocated loan amounts for the Duke Cleveland East Suburban Portfolio Mortgage Loan.
(2)	Occupancy for each building, based on square footage leased, as of March 1, 2007.
(3)	Weighted average occupancy based on allocated loan amount.

Lockbox.    The Duke Cleveland East Suburban Portfolio Borrower is required to deposit all income from the Duke Cleveland East Suburban Portfolio Mortgaged Property into a segregated account (the ‘‘Duke Cleveland East Suburban Portfolio Clearing Account’’) that has been pledged to the holder of the Duke Cleveland East Suburban Portfolio Mortgage Loan. Prior to (a) an event of default under the Duke Cleveland East Suburban Portfolio Mortgage Loan, or (b) the DSCR falling below 1.10x (each, a ‘‘Duke Cleveland East Suburban Portfolio Triggering Event’’), sums in the Duke Cleveland East Suburban Portfolio Clearing Account may be transferred to accounts designated by the Duke Cleveland East Suburban Portfolio Borrower. Following a Duke Cleveland East Suburban Portfolio Triggering Event, all funds in the Duke Cleveland East Suburban Portfolio Clearing Account will be transferred to another account that is under the sole control of the lender (the ‘‘Duke Cleveland East Suburban Portfolio Deposit Account’’). While a Duke Cleveland East Suburban Portfolio Triggering Event (other than based on an event of default) exists with respect to the Duke Cleveland East Suburban Portfolio Mortgage Loan, all amounts in the Duke Cleveland East Suburban Portfolio Deposit Account will be applied on each monthly payment date in the following order of priority: (a) first, to the tax and insurance escrow fund, (b) second, to the payment of the fees of the Duke Cleveland East Suburban Portfolio Clearing Account bank, (c) third, to the payment of monthly debt service payment amount, (d) fourth, to the replacement reserve monthly deposit and the rollover reserve monthly deposit, (e) fifth, to the payment of expenses of the Duke Cleveland East Suburban Portfolio Mortgaged Properties approved by lender, (f) sixth, provided no event of default shall exist, to the leasing reserve. In the event of a Duke Cleveland East Suburban Portfolio Triggering Event resulting from event of default, amounts in the Duke Cleveland East Suburban Portfolio Deposit Account shall be applied in lender’s discretion. At such time as the DSCR for the Duke Cleveland East Suburban Portfolio Mortgage Loan is greater than 1.10x for three consecutive months or an event of default has been waived in writing by lender, all retained amounts in the Duke Cleveland East Suburban Portfolio Clearing Account will be released, and access by the Duke Cleveland East Suburban Portfolio Borrower to the funds in the Duke Cleveland East Suburban Portfolio Clearing Account will be restored.

Terrorism Coverage.    The Duke Cleveland East Suburban Portfolio Borrower is required to maintain insurance against acts of terrorism, provided such insurance is available at cost not in excess of $375,000 for each year of the Duke Cleveland East Suburban Portfolio Mortgage Loan term. Insurance against acts of terrorism is defined as insurance that does not include an exclusion for, or that affirmatively insures against, acts of terrorism (including bio-terrorism, if commercially available), provided, however, that while the Terrorism Risk Insurance Act of 2002, as amended (‘‘TRIA’’), is in effect, insurance against terrorism shall mean insurance against an ‘‘Act of Terrorism’’ as such term is defined in Section 102(1) of the TRIA.

Permitted Mezzanine Financing.    The equity holders of the Duke Cleveland East Suburban Portfolio Borrower shall have the right to obtain mezzanine financing from an acceptable mezzanine lender as provided for in the related loan documents, subject to the following conditions, among others: (a) such mezzanine financing is secured solely by a pledge of equity interests in the Duke Cleveland East Suburban Portfolio Borrower, (b) the sum of the then outstanding principal balance of the Duke Cleveland East Suburban Portfolio Mortgage Loan and the amount of the proposed mezzanine financing shall (i) be no more than 90% of the then current value of the Duke Cleveland East Suburban Portfolio Mortgaged Properties, as determined by lender, and (ii) have a combined DSCR of at least 1.05x, as determined by lender, and (c) lender’s receipt of written confirmation from each of the applicable rating agencies that such mezzanine financing will not result in the downgrade, withdrawal or qualification of any rating assigned to any class of series 2007-C2 certificates by such rating agency.

Guaranties.    At closing, Charles Ishay (‘‘Ishay’’) guaranteed the payment of the entire Duke Cleveland East Suburban Portfolio Mortgage Loan, with the amount of liability not to exceed $2,000,000. Ishay’s liability shall terminate upon the Duke Cleveland East Suburban Portfolio Borrower’s deposit of an additional $2,000,000 into the leasing reserve relating to the tenant known as Progressive Insurance, as described above in footnote (3).

VI. The Watergate 600 Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$132,000,000
Loan per Square Foot:	$466
% of Initial Mortgage Pool Balance:	3.7%
Shadow Rating (S&P/Fitch):	NAP(1)
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.745% per annum(2)
Interest Calculation:	Actual/360
First Payment Date:	May 11, 2007
Amortization Term:	Interest Only(3)
Anticipated Repayment Date:	4/11/2017
Hyperamortization:	20 years
Maturity Date:	4/11/2037
ARD Balance:	$132,000,000
Borrower:	Watergate Holding I, LLC and Watergate Holdings II, LLC
Sponsor:	David G. Bradley and Katherine B. Bradley
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted six months prior to ARD
Up-Front Reserves:	Rollover Reserve(4)
Tenant Allowance Reserve(5)
Ongoing Reserves:	Replacement Reserve(6)
Tax and Insurance Reserve(7)
Lockbox:	Springing Soft prior to ARD(8)
Other Secured Debt:	Permitted Mezzanine Financing(9)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Class A Office
Location:	Washington, D.C.
Year Built:	1971
Year Renovated:	1994-1998
Square Feet:	283,336
Occupancy:	100.0%(10)
Occupancy Date:	March 3, 2007
Ownership Interest:	Fee
Property Management:	The John Akridge Management Company, a third party manager
U/W NCF:	$9,102,675
U/W NCF DSCR:	1.18x
Cut-off Date U/W NCF DSCR:	1.18x
Appraised Value:	$162,000,000
Appraisal As of Date:	March 1, 2007
Cut-off Date LTV Ratio:	81.5%
Maturity LTV Ratio:	81.5%(11)

(1)	NAP means not applicable.
(2)	From and after the anticipated repayment date, the Mortgage Interest Rate shall increase to the greater of (i) 500 basis points in excess of the initial rate (5.745%) and (ii) 500 basis points in excess of the interpolated yield, as of the anticipated repayment date, of the United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such date of determination to the maturity date.
(3)	Payments of interest only are required through and including the anticipated repayment date. From and after the anticipated repayment date, monthly payments of principal and interest in the amount of $926,373 (based on a 20-year amortization schedule) shall be required and all excess cash flow (calculated in accordance with the related loan documents after the payment of scheduled debt service) from the Watergate 600 Mortgaged Property shall be applied toward additional amortization of the Watergate 600 Mortgage Loan and the payment of additional accrued interest.
(4)	At closing, the Watergate 600 Borrowers deposited $2,000,000 into a lease rollover reserve account for the payment of leasing commissions and tenant improvement expenses. In addition, $9,583 will be deposited monthly into this account.
(5)	At closing, the Watergate 600 Borrowers deposited $955,222 into a tenant allowance account for the payment of tenant improvement allowances owed to DGB Enterprises - Atlantic Media and Blank Rome, tenants at the Watergate 600 Property ($837,280 is reserved with respect to DGB Enterprises - Atlantic Media and $117,942 is reserved with respect to Blank Rome).
(6)	The Watergate 600 Borrowers are required to make monthly deposits into the replacement reserve account in the amount of $2,361 for the payment of certain costs of repairs and replacements properly classified as capital expenditures.
(7)	The Watergate 600 Borrowers are to make monthly escrow deposits for the payment of real estate taxes and insurance premiums in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums for the Watergate 600 Mortgaged Property. Notwithstanding the foregoing, so long as there is an approved blanket insurance policy covering the Watergate 600 Mortgaged Property, the monthly insurance escrow payment will not be required, in which case the Watergate 600 Borrowers shall be obligated to maintain with the mortgage lender a deposit equal to one-fourth of the annual premium on such blanket policy.
(8)	See ‘‘—Lockbox’’ below.
(9)	See ‘‘—Permitted Mezzanine Financing’’ below.
(10)	Occupancy includes 17,843 square feet of vacant space formerly occupied by DGB Enterprises – Atlantic Media that is master leased by the sponsors through April 11, 2017.
(11)	Based on the ARD Balance.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Lease Expiration Date
DGB Enterprises – Atlantic Media	183,341	64.7%	67.6%	$50.71	10/31/2023(4	)(5)
Blank Rome	83,165	29.4	27.9	$46.14	12/31/2018
Arlington Capital	6,567	2.3	2.4	$50.69	4/30/2009
Hunter’s Watergate	6,270	2.2	1.2	$26.46	4/30/2010
HWASUNG	2,575	0.9	0.5	$24.48	11/30/2010
Total	281,918	99.5%	99.6%

(1)	The five major tenants are ranked by approximate square feet.
(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues, excluding vacant lease –up assumptions.
(3)	Reflects in-place base rent.
(4)	The sponsors have personally guaranteed the lease obligations under the DGB Enterprises – Atlantic Media lease of 165,498 square feet through October 31, 2023.
(5)	Includes 17,843 square feet of vacant space formerly occupied by DGB Enterprises – Atlantic Media that is master leased by the sponsors through April 11, 2017.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007(2)	0	0.0%	0.0%	$0	0.0%	0.0%
2008	0	0.0	0.0%	0	0.0	0.0%
2009	6,567	2.3	2.3%	332,881	2.4	2.4%
2010	8,845	3.1	5.4%	228,940	1.7	4.1%
2011	0	0.0	5.4%	0	0.0	4.1%
2012	0	0.0	5.4%	0	0.0	4.1%
2013	0	0.0	5.4%	0	0.0	4.1%
2014	0	0.0	5.4%	0	0.0	4.1%
2015	0	0.0	5.4%	0	0.0	4.1%
2016	1,418	0.5	5.9%	58,422	0.4	4.5%
2017 and beyond	266,506	94.1	100.0%	13,134,250	95.5	100.0%
Vacant	0	0.0	100.0%	0	—
Total	283,336	100.0%		$13,754,493	100.0%

(1)	Based on in-place underwritten base rental revenues.
(2)	Includes any month-to-month tenants.

The Borrowers and Sponsors.    The Watergate 600 Borrowers are Watergate Holdings I, LLC and Watergate Holdings II, LLC, each of which is a Delaware limited liability company. The Watergate 600 Borrowers own the Watergate 600 Mortgaged Property as tenants-in-common. The Watergate 600 Mortgage Loan sponsors are David G. Bradley (‘‘Bradley’’) and Katherine B. Bradley. Bradley launched the Advisory Board Company, a for-profit think tank ultimately serving 4,000 corporations, financial institutions and medical centers around the world. The Advisory Board and its sister enterprise, the Corporate Executive Board, are public companies, listed on NASDAQ. Bradley sold his ownership in the two companies for more than $300 million soon after their public listing. Bradley owns a controlling interest in Atlantic Media (identified herein as DB Enterprises – Atlantic Media, and formerly known as DGB Enterprises), which is the publisher of several high-end magazines and news services for the national and Washington professional classes. Atlantic Media’s holdings include The Atlantic, National Journal, Congress Daily, Government Executive and The Hotline. Atlantic Media employs more than 350 professionals.

The Mortgage Loan.    The Watergate 600 Mortgage Loan was originated on April 3, 2007 and has a cut-off date principal balance of $132,000,000. The Watergate 600 Mortgage Loan is an ARD Loan with an anticipated repayment date of April 11, 2017 and a stated maturity date of April 11, 2037. The Watergate 600 Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate of 5.745% per annum until the anticipated repayment date. From and after such anticipated repayment date, the Watergate 600 Mortgage Loan shall accrue interest at a rate equal to the greater of (i) 500 basis points in excess of the initial interest rate and (ii) 500 basis points in excess of the interpolated yield, as of the anticipated repayment date, of United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such date of determination to the stated maturity date of the Watergate 600 Mortgage Loan.

On the eleventh day of each month through and including the anticipated repayment date, the Watergate 600 Borrowers are required to make interest-only payments on the Watergate 600 Mortgage Loan. From and after the anticipated repayment date, the Watergate 600 Borrowers are required to make a constant monthly debt service payment on the Watergate 600 Mortgage Loan equal to $926,373.49 (based on a 20-year amortization schedule) and to also apply excess cash flow (calculated in accordance with the related loan documents after the payment of scheduled debt service and approved property expenses) from the Watergate 600 Mortgaged Property toward accrued and unpaid interest and additional amortization of the Watergate 600 Mortgage Loan. The post-anticipated repayment date constant monthly debt service payment will be applied to principal and interest based on the pre-anticipated repayment date interest rate. The payment of any Post-ARD Additional Interest accrued on the Watergate 600 Mortgage Loan at the applicable rate and not paid currently will be added to the principal balance of the Watergate 600 Mortgage Loan and, to the extent permitted by applicable law, bear interest at the rate for Post-ARD Additional Interest. The payment of such additional interest shall be deferred until the stated maturity date of the Watergate 600 Mortgage Loan or such earlier date on which there shall be sufficient excess cash flow to pay such additional interest.

The Watergate 600 Borrowers are prohibited from voluntarily prepaying the Watergate 600 Mortgage Loan, in whole or in part, prior to October 11, 2016. From and after October 11, 2016, the Watergate 600 Borrowers may prepay the Watergate 600 Mortgage Loan in whole, but not in part, without payment of any yield maintenance premium.

The Watergate 600 Borrowers may defease the Watergate 600 Mortgage Loan, in whole only, on any monthly payment date following the second anniversary of the Issue Date, and by doing so obtain the release of the Watergate 600 Mortgaged Property. A defeasance will be effected by the Watergate 600 Borrowers’ pledging substitute collateral that consists of direct, non-callable, fixed rate obligations that are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Watergate 600 Borrowers under the Watergate 600 Mortgage Loan and are sufficient to pay off the Watergate 600 Mortgage Loan in its entirety on October 11, 2016 (based on the assumed acceleration of the maturity date of the Watergate 600 Mortgage Loan to such date). The Watergate 600 Borrowers’ right to defease the entire Watergate 600 Mortgage Loan is subject to, among other things, each of the applicable rating agencies confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C2 certificates by such rating agency.

The Mortgaged Property.    The Watergate 600 Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Watergate 600 Borrowers in the Watergate 600 Mortgaged Property, a class A office complex located in Washington, D.C. The Watergate 600 Mortgaged Property is a 12-story Class A office building containing 283,336 square feet of net rentable area . The Watergate 600 Mortgaged Property is leased by multiple tenants. The major tenants at the property are DGB Enterprises - Atlantic Media with 183,341 square feet (64.7% of the total space) through October 2023, Blank Rome with 83,165 square feet (29.4% of the total space) through December 2018 and Arlington Capital with 6,567 square feet (2.3% of the total space) through April 2009. As of March 3, 2007, occupancy at the Watergate 600 Mortgaged Property, based on square footage leased, and taking into account the terms and conditions of the master lease described below, was 100.0%.

Lockbox.    Upon the occurrence of a default beyond applicable cure periods under the related Watergate 600 mortgage loan documents, the continuation of any period of three months or greater during which the debt service coverage ratio for the Watergate 600 Mortgaged Property shall remain below 1.00x, or the continuation of any period during which any tenant which leases 20% or more of the Watergate 600 Mortgaged Property, or accounts for 20% or more of the rental income for the Watergate 600 Mortgaged Property, (x) shall have ceased its normal business operations at the Watergate 600 Mortgaged Property, (y) shall be in default under its lease beyond applicable cure periods or (z) shall be the subject of any bankruptcy or similar proceeding, the mortgage lender, upon notice to the Watergate 600 Borrowers, may require that all rents from the Watergate 600 Mortgaged Property be paid directly to the property manager and deposited into a lockbox account under the exclusive control of the mortgage lender. If, in the mortgage lender’s reasonable judgment, the property manager’s performance in the collection of rents shall decline, the mortgage lender may require the Watergate 600 Borrowers to irrevocably instruct all of the tenants to deposit rent payments directly into such lockbox account. Amounts on deposit in the lockbox account on any monthly payment date shall be applied in the following order of priority: (i) to pay any taxes, other charges that can create liens upon the Watergate 600 Mortgaged Property and insurance premiums then due and payable; (ii) to pay the fees of the lockbox bank; (iii) to pay interest and principal due on such date with respect to Watergate 600 Mortgage Loan; (iv) to replenish all reserves and escrow funds required to be paid by the Watergate 600 Borrowers to the mortgage lender; (v) to pay normal and customary operating expenses of the Property which have been approved by the mortgage lender and (vi) so long as no default beyond applicable notice and cure periods shall exist at the time, to a lease rollover account. In addition, if the Watergate 600 Mortgage Loan is not repaid on or before the date 30 days prior to its anticipated repayment date, all rents shall be paid directly to a lockbox account within the exclusive control of the mortgage lender for application to the payment of the Watergate 600 Borrowers’ obligations under the Watergate 600 Mortgage Loan and approved property expenses with any excess cash flow to be applied to the prepayment of principal and accrued interest.

Terrorism Coverage.    The Watergate 600 Borrowers are required to maintain insurance against acts of terrorism, provided such insurance is available at a cost not in excess of $146,600 for each year of the Watergate 600 Mortgage Loan term. Insurance against acts of terrorism is defined as insurance that does not include an exclusion for, or that affirmatively insures against, acts of terrorism; (including bio-terrorism, if commercially available), provided, however, that for so long as Terrorism Risk Insurance Act of 2002, as amended (‘‘TRIA’’), is in effect, insurance against terrorism shall mean insurance against an ‘‘Act of Terrorism’’ as such term is defined in Section 102(1) of TRIA

Permitted Mezzanine Financing.    The Watergate 600 Borrowers are permitted to obtain mezzanine financing from a lending institution acceptable to the mortgage lender, subject to the mortgage lender’s approval of the terms of the mezzanine financing, which approval shall not be withheld, provided that (w) the mezzanine financing terms are commercially reasonable and consistent with mezzanine financing terms routinely used in connection with commercial mortgage-backed securities transactions, (x) the mezzanine financing shall not mature prior to the scheduled maturity date of the Watergate 600 Mortgage Loan, (y) the amount of the mezzanine financing shall not result in a combined loan-to-value ratio of greater than 85% or a combined debt service coverage ratio of less than 1.05x and (z) the mortgage lender and the mezzanine lender enter into a subordination and intercreditor agreement reasonably acceptable to the mortgage lender. Pursuant to the terms of the subordination and intercreditor agreement, the mezzanine lender shall be permitted to acquire equity interests in the Watergate 600 Borrowers upon the occurrence of a default under the mezzanine financing without payment of an assumption fee.

Master Lease.    The Watergate 600 Mortgage Loan sponsors entered into a Master Lease with the Watergate 600 Mortgage Loan Borrowers pursuant to which the Watergate 600 Mortgage Loan Sponsors have agreed to lease approximately 17,843 square feet of rentable area at the Watergate 600 Mortgaged Property for a term expiring no earlier than the anticipated repayment date and at a per square foot rental rate not less than the per square foot rental under the lease between the Watergate 600 Borrowers and DGB Enterprises - Atlantic Media.

Personal Guarantees.    The Watergate 600 Mortgage Loan sponsors delivered the following personal guarantees to the holder of the Watergate 600 Mortgage Loan:

•	Guaranty of Lease for the benefit of the Watergate 600 Loan Borrowers and the holder of the Watergate 600 Mortgage Loan pursuant to which the Watergate 600 Mortgage Loan sponsors guaranteed the payment of the obligations of the tenant under the DGB Enterprises - Atlantic Media lease through April 11, 2019.

•	Guaranty of Recourse Obligations of Borrower pursuant to which the Watergate 600 Mortgage Loan sponsors guaranteed the payment of the obligations of the Watergate 600 Borrowers with respect to carve-outs from exculpation contained in the Watergate 600 mortgage loan documents, subject to a $10,000,000 cap on liability and a dollar for dollar reduction for any sums paid by the Watergate 600 Mortgage Loan sponsors under the environmental indemnity agreement executed by them in connection with the Watergate 600 Mortgage Loan.

There can be no assurance that the Watergate 600 Mortgage Loan sponsors will have the creditworthiness or financial ability to make any payments due under the foregoing guarantees.

Litigation. Bradley, one of the Watergate 600 Mortgage Loan sponsors, who served as a director of Sunrise Senior Living Inc. (‘‘Sunrise’’) from 1997 until 2005, has been named as a defendant in three derivative actions (and served as a defendant in two of such actions) against Sunrise officers and directors in which it has been alleged that Bradley violated his fiduciary duties to Sunrise and its shareholders, as further described under ‘‘Risk Factors—Litigation May Adversely Affect Property Performance’’ in this offering prospectus.

VII. The Extendicare Portfolio Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$125,000,000(1)
Loan per Bed:	$58,879(2)
% of Initial Mortgage Pool Balance:	3.5%
Shadow Rating (S&P/Fitch):	AAA/AAA
Loan Purpose:	Recapitalization
Mortgage Interest Rate:	6.6525% per annum
Interest Calculation:	Actual/360
First Payment Date:	December 11, 2006
Amortization Term:	25 years(3)
Anticipated Repayment Date:	NAP(4)
Hyperamortization:	NAP(4)
Maturity Date:	November 11, 2011
Maturity Balance:	$121,068,645
Borrowers:	Various(5)
Sponsor:	Extendicare Health Services, Inc.
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment with penalty permitted at any time. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Ground Rent Reserve(6)
Ongoing Reserves:	Tax and Insurance Reserve(7) Replacement Reserve(8) Ground Rent Reserve(9)
Lockbox:	Hard(10)
Other Secured Debt:	$375,000,000 Pari Passu Non-Trust Loans(1) Revolving Loan(11)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio(12)
Property Type:	Skilled Nursing and Assisted Living(12)
Location:	10 states(12)
Year Built:	1948-2000
Year Renovated:	1980-2006
Number of Beds:	8,492
Occupancy:	93.9%(13)
Occupancy Date:	June 30, 2006(13)
Ownership Interest:	Fee(14)
Property Management:	Self Managed(15)
U/W NCF:	$111,783,127(16)
U/W NCF DSCR:	2.72x(17)
Cut-off Date U/W NCF DSCR:	3.31x(18)
Aggregate Appraised Value:	$785,120,000(19)
Appraisal As of Date:	August 31, 2006(19)
Aggregate Cut-off Date LTV Ratio:	63.7%(20)
Aggregate Maturity LTV Ratio:	61.7%(20)

(1)	The Extendicare Portfolio Mortgage Loan is part of the Extendicare Portfolio Loan Combination that also includes the Extendicare Portfolio Pari Passu Non-Trust Loans in the aggregate principal amount of $375,000,000.
(2)	Based on a loan amount comprised of the entire Extendicare Portfolio Loan Combination of $500,000,000. The amount of $500,000,000 is comprised of three pari passu A notes.
(3)	Payments of interest only are required through and including the payment date in November 2009.
(4)	NAP means not applicable.
(5)	See ‘‘—The Borrowers and Sponsor’’ below.
(6)	At origination, the Extendicare Portfolio Borrowers deposited $3,000 into a ground rent reserve account for one month of ground lease base rent payments.
(7)	The Extendicare Portfolio Borrowers are required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due for the renewal of insurance policies. Notwithstanding the foregoing, so long as (a) the debt yield exceeds 13%, (b) the Extendicare Portfolio Borrowers have delivered to the lender a guaranty of such obligation from Guarantor (as defined below), and (c) the Extendicare Portfolio Borrowers deliver evidence reasonably satisfactory to the lender that all taxes required to be paid have been paid, the monthly tax escrow payments will not be required. Notwithstanding the foregoing, so long as the Extendicare Portfolio Borrowers provide evidence of a blanket insurance policy covering the Extendicare Portfolio Mortgaged Property, as approved by the lender, the monthly insurance escrow payment will not be required.
(8)	The Extendicare Portfolio Borrowers are required to make monthly deposits into a replacement reserve account in an amount equal to one-twelfth of the product of $300 multiplied by the aggregate number of beds at the Extendicare Portfolio facilities.
(9)	The Extendicare Portfolio Borrowers are required to make monthly deposits into a ground rent reserve account in an amount equal to the ground rent that will be payable under each ground lease for the month in which such payment occurs. Notwithstanding the foregoing, the Extendicare Portfolio Borrowers will not be required to make monthly ground rent reserve deposits provided the Extendicare Portfolio Borrowers deliver, throughout the term of the Extendicare Portfolio Mortgage Loan, evidence reasonably satisfactory to the lender that all ground rent required to be paid by the Extendicare Portfolio Borrowers pursuant to any ground lease has timely been paid by the Extendicare Portfolio Borrowers. As long as the Extendicare

Portfolio Borrowers are not required to make monthly deposits of the ground rent monthly deposit, the initial ground rent deposit will, other than during the continuance of an event of default, be held in the ground rent reserve account and will not be disbursed for the payment of ground rent.
(10)	See ‘‘—Lockbox’’ below.
(11)	See ‘‘—Revolving Loan’’ below.
(12)	Portfolio of 80 skilled nursing facilities and 2 skilled nursing and assisted living facilities located in Kentucky, Pennsylvania, Wisconsin, Indiana, Washington, Ohio, Minnesota, Delaware, West Virginia and Idaho.
(13)	Weighted average as of June 30, 2006, based on allocated loan amounts and individual property occupancy.
(14)	One of the Extendicare Portfolio Mortgaged Properties known as Arbors at Dayton Nursing & Subacute Center is a leasehold interest pursuant to a ground lease expiring on or about October 23, 2045. See ‘‘—Ground Lease’’ below. Two of the Extendicare Portfolio Mortgaged Properties known as Cedar Springs Health & Rehab Center and River’s Bend Health & Rehab are fee interests in commercial condominium units.
(15)	The Extendicare Portfolio Mortgaged Properties are managed by affiliates of the Extendicare Portfolio Borrowers. See ‘‘—Operators’’ below.
(16)	U/W NCF is the aggregate for the 82 Extendicare Mortgaged Properties.
(17)	Based on U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the payment date in December 2009 and a loan amount comprised of the entire Extendicare Portfolio Loan Combination.
(18)	Based on U/W NCF and calculated based on the annual interest-only payments and a loan amount comprised of the entire Extendicare Portfolio Loan Combination.
(19)	Aggregate for the 82 Extendicare Mortgaged Properties. The appraisal as of date for the Extendicare Portfolio Mortgaged Property known as Parkview Nursing Center is as of September 1, 2006. The appraised values and appraisal as of dates for three of the Extendicare Portfolio Mortgaged Properties are based on stabilized values and stabilized as of dates of January 1, 2007 for River’s Bend Health & Rehab and as of March 1, 2007 for each of Willowcrest Care Center and Heritage Nursing & Rehab Center.
(20)	The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio are based on the entire Extendicare Portfolio Loan Combination.

The Borrowers and Sponsor.    The 22 Extendicare Portfolio Borrowers are: AAT RE 1 LLC, Abington Crest RE 1 LP, Beaver Valley RE 1 LP, Belair Health RE 1 LP, Columbus RE 1 LLC, Dayton RE 1 LLC, Dresher Hill RE 1 LP, Elkins Crest RE 1 LP, Fairlawn RE 1 LLC, FLT RE 1 LLC, Homes RE 1 LLC, IHR RE 1 LLC, Kaufman RE 1 LLC, London RE 1 LLC, MP RE 1 LLC, New Castle RE 1 LLC, NHF RE 1 LLC, Slate Belt RE 1 LP, Spruce Manor RE 1 LP, Tremont Health RE 1 LP, Valley Manor RE 1 LP, West RE 1 LLC. The sponsor of the Extendicare Portfolio Borrowers is Extendicare Health Services, Inc., the U.S. subsidiary of Extendicare REIT (formerly known as Extendicare Inc.). Extendicare, a Canadian-based company founded in 1968, is a major provider of long-term care and related services in North America. On November 10, 2006, the publicly traded Extendicare Inc. completed its reorganization plans by spinning off to shareholders its assisted living housing subsidiary, Assisted Living Concepts, Inc., as a separately traded entity listed on the New York Stock Exchange, and by converting itself to a Canadian real estate investment trust (‘‘REIT’’). The Extendicare REIT units are listed on the Toronto Stock Exchange under the symbol EXE.UN. Following this reorganization, Extendicare REIT reports that through its subsidiaries (including its U.S.-based Extendicare Health Services, Inc. subsidiary), it operates 235 nursing and assisted living facilities in North America, with capacity for over 26,800 residents and employs approximately 34,000 people in North America.

The Mortgage Loan.    The Extendicare Portfolio Mortgage Loan was originated on October 16, 2006 and has a cut-off date balance of $125,000,000. The Extendicare Portfolio Mortgage Loan is one of three (3) mortgage loans, together referred to as the ‘‘Extendicare Portfolio Loan Combination,’’ that are all secured by the Extendicare Portfolio Mortgaged Property. The Extendicare Portfolio Loan Combination is comprised of: (a) the Extendicare Portfolio Mortgage Loan; and (b) two Extendicare Portfolio Non-Trust Loans in the principal amounts of $250,000,000 and $125,000,000, which will not be included in the trust, and which are, at all times, pari passu in right of payment with the Extendicare Portfolio Mortgage Loan. All three of the mortgage loans in the Extendicare Portfolio Loan Combination are obligations of the Extendicare Portfolio Borrowers, are secured by the Extendicare Portfolio Mortgaged Property and are cross-defaulted with each other. The respective rights of the holders of the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans will be governed by the Extendicare Portfolio Co-Lender Agreement. See ‘‘Loan Combinations—The Extendicare Portfolio Loan Combination.’’

The Extendicare Portfolio Mortgage Loan (as well as the Extendicare Portfolio Non-Trust Loans) is a five-year loan with a stated maturity date of November 11, 2011 which accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.6525% per annum. On the eleventh day of each month through and including the payment date in November 2009, the Extendicare Portfolio Borrowers are required to make payments of interest-only on the Extendicare Portfolio Mortgage Loan (as well as the Extendicare Portfolio Non-Trust Loans). On the eleventh day of each month from and including December 11, 2009, up to but excluding the stated maturity date, the Extendicare Portfolio Borrowers are required to make constant monthly debt service payments aggregating $3,423,836.08 on the Extendicare Portfolio Loan Combination

(based on a 25-year amortization schedule). The outstanding principal balance of the Extendicare Portfolio Loan Combination, plus all accrued and unpaid interest thereon, are due and payable on such stated maturity date.

The Extendicare Portfolio Borrowers are permitted at any time to voluntarily prepay in whole (but not in part) the Extendicare Portfolio Loan Combination, provided such prepayment is accompanied by a payment of prepayment consideration equal to the greater of 1% of the principal amount prepaid and yield maintenance. From and after August 11, 2011, the Extendicare Portfolio Borrowers may prepay the Extendicare Portfolio Loan Combination, in whole or in part, without payment of any prepayment consideration.

The Extendicare Portfolio Borrowers may defease the Extendicare Portfolio Loan Combination in whole at any time after two years after the latest securitization of any mortgage loan comprising the Extendicare Portfolio Loan Combination, and by doing so obtain the release of the Extendicare Portfolio Mortgaged Properties. A defeasance will be effected by the Extendicare Portfolio Borrowers’ pledging substitute collateral that consists of direct, non-callable ‘‘government securities’’ as defined in Treasury Regulations Section 1.860G-2(a)(8)(i) that produce payments which replicate the payment obligations of the Extendicare Portfolio Borrowers under the Extendicare Portfolio Loan Combination and are sufficient to pay off the Extendicare Portfolio Loan Combination in its entirety on August 11, 2011. The Extendicare Portfolio Borrowers’ right to defease the entire Extendicare Portfolio Loan Combination is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C2 Certificates by such rating agency.

The Extendicare Portfolio Borrowers may also partially defease the Extendicare Portfolio Loan Combination at any time after two years after the latest securitization of any mortgage loan comprising the Extendicare Portfolio Loan Combination, and by doing so obtain the release of an individual Extendicare Portfolio Mortgaged Property (each such individual property, a ‘‘Release Property’’) from the lien of the related mortgage, upon the satisfaction of the following conditions, among others: (a) payment of a defeasance amount (the ‘‘Defeasance Amount’’) that is equal to or exceeds 110-120% (depending on the aggregate amount of the allocated loan amounts of all released Extendicare Portfolio Properties) of the allocated loan amount for the applicable Release Property; (b) after giving effect to such release, the DSCR for the Extendicare Portfolio Mortgaged Properties then remaining subject to the liens of the mortgages must be equal to or greater than the greater of (i)the DSCR on the date of origination and (ii)the DSCR for all of the then remaining Extendicare Portfolio Mortgaged Properties (including the proposed Release Property and taking into account the debt represented by the defeasance collateral in question) for the twelve full calendar months immediately preceding the release of the Release Property; provided, that the Extendicare Portfolio Borrowers will be permitted to increase the principal amount of the debt evidenced by the subject defeased note and accordingly the Defeasance Amount in order to satisfy this DSCR test; and (c) the proposed Release Property must be conveyed to a person other than the Extendicare Portfolio Borrowers or if the Extendicare Portfolio Borrower which owns the proposed Release Property does not own any other Extendicare Portfolio Mortgaged Properties, then such Extendicare Portfolio Borrower may at its option continue to own such proposed Release Property and such Extendicare Portfolio Borrower will be released from obligations under the Extendicare Portfolio Mortgage Loan documents accruing thereafter.

The Mortgaged Properties.    The Extendicare Portfolio Mortgage Loan is secured by first priority mortgage liens on the fee simple and, in the case of one property, leasehold interest of the Extendicare Portfolio Borrowers in the Extendicare Portfolio Mortgaged Properties. The Extendicare Portfolio Mortgaged Properties consist of 80 skilled nursing facilities and two skilled nursing and assisted living facilities containing approximately 8,492 beds. These facilities are located in ten states across the country, as noted in the chart below. Skilled nursing facilities, in addition to room, board, housekeeping and laundry, provide long-term professional nursing care and therapies, assistance with activities of daily living, and, in some cases, shorter-term subacute rehabilitative care, to the frail, elderly, convalescent, chronically ill and others who require such care. Skilled nursing facilities are eligible to become certified in the Medicare and Medicaid programs. Assisted living facilities provide room, board, housekeeping, laundry and assistance with normal daily living activities, which is not necessarily provided by a professional nurse. An assisted living facility is designed to provide services to an established number of persons who may or may not be ambulatory or who may need minimal assistance with bathing, personal grooming or table service. An assisted living facility provides personal need services and supervision of residents’ activities, but does not offer any type of direct medical management unless it participates in a specialized state program, in which case it may provide some health care services.

The Extendicare Portfolio Mortgage Loan by Property Type
Property Type	Number of Mortgaged Properties	Allocated Loan Amount(1)	Percentage of Mortgage Loan Balance
Skilled Nursing Facilities	80	$487,371,357	97.5%
Skilled Nursing Facilities & Assisted Living Facilities	2	$12,628,643	2.5%
Total	82	$500,000,000	100.0%

(1)	Reflects aggregate allocated loan amount of the entire Extendicare Loan Combination.

The Extendicare Portfolio Mortgage Loan by State(1)
Location	Number of Properties	Approximate Number of Beds	Year Built	Weighted Average Occupancy(2)	Appraised Value	Allocated Loan Amount(3)
Kentucky	19	1,638	1963-2000	92.8%	$154,550,000	$98,424,445
Pennsylvania	9	1,257	1963-1984	98.3	154,080,000	98,125,127
Wisconsin	11	992	1948-1997	91.9	123,040,000	78,357,449
Indiana	14	1,418	1958-1988	90.4	99,750,000	63,525,321
Washington	10	1,089	1965-1985	94.0	99,290,000	63,232,372
Ohio	11	1,218	1965-1998	94.7	83,980,000	53,482,270
Minnesota	4	446	1949-1971	94.1	29,130,000	18,551,304
Delaware	1	120	1990	94.5	14,910,000	9,495,364
West Virginia	1	120	1985	98.0	13,270,000	8,450,937
Idaho	2	194	1967-1973	91.7	13,120,000	8,355,411
Total/Weighted Average	82	8,492		93.9%	$785,120,000	$500,000,000

(1)	Ranked by the aggregate allocated loan amount per state for the entire Extendicare Loan Combination.
(2)	Weighted average occupancy for each state based on average occupancy per property in the specified state as of June 30, 2006.
(3)	Based on the entire amount of the Extendicare Portfolio Loan Combination.

Lockbox.    The Extendicare Portfolio Borrowers are required to deliver to the Master Tenant (defined below) the master tenant rent direction letter directing the Master Tenant to deposit all rent payable under the Master Lease (as defined below) directly into a cash management account. The Extendicare Portfolio Borrowers have established such cash management account and various mortgage sub-accounts (collectively, the ‘‘Lockbox Accounts’’) with Wachovia Bank National Association as eligible accounts for the benefit of the lender, each of which Accounts is under the sole dominion and control of the lender. The Extendicare Portfolio Borrowers have granted to the lender a first priority security interest in the Lockbox Accounts and all deposits at any time contained therein and the proceeds thereof. The lender has the sole right to make withdrawals from the Lockbox Accounts and all costs and expenses for establishing and maintaining the Lockbox Accounts will be paid by the Extendicare Portfolio Borrowers. All funds on deposit in the Lockbox Accounts are to be applied as follows: (a) funds sufficient to pay the monthly tax and insurance amount for such payment date, if any, will be transferred to the tax and insurance reserve sub-account; (b) during any time that the monthly ground rent reserve amount is required to be deposited pursuant to the Extendicare Portfolio Mortgage Loan documents, funds sufficient to pay the monthly ground rent reserve amount for such payment date will be transferred to the ground rent reserve sub-account; (c) funds sufficient to pay the monthly debt service payment amount for such payment date will be transferred to the debt service reserve sub-account to be applied in accordance with the Extendicare Portfolio Mortgage Loan documents; (d) funds sufficient to pay the monthly replacement reserve amount for such payment date will be transferred to the replacement reserve sub-account; (e) funds sufficient to pay any interest accruing at the default rate and late payment charges, if any, will be transferred to the debt service reserve sub-account to be applied in accordance with the Extendicare Portfolio Mortgage Loan documents; (f) to the extent of excess cash flow, as described below, funds sufficient to pay the deposits, if any, required to be made by the Extendicare Portfolio Borrowers in the event that the test described below under ‘‘—Excess Cash Flow’’ is not met will be transferred to an account designated by the lender; and (g) all amounts remaining in the Lockbox Accounts after deposits for the foregoing will be transferred by wire transfer to the Extendicare Portfolio Mortgage Borrower’s agent. All funds on deposit in the Lockbox Accounts during the continuance of an event of default may be applied by the lender in such order and priority as the lender shall determine.

Terrorism Coverage.    The Extendicare Portfolio Borrowers are required to maintain commercial property and business income insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required in connection with the commercial property and business income insurance set forth in the Extendicare Portfolio Mortgage Loan documents at all times during the term of the Extendicare Portfolio Mortgage Loan as long as such coverage is available in the commercial market at a premium no greater than $600,000 per annum; provided that if the foregoing required terrorism coverages cost more than $600,000 per annum, the Extendicare Portfolio Borrowers will only be required to obtain such coverage which is available for a premium of $600,000 per annum.

Guarantees.    Extendicare Health Services, Inc. (the ‘‘Guarantor’’) has executed a guaranty in favor of the lender in lieu of the Extendicare Portfolio Borrowers making monthly escrow deposits relating to taxes, pursuant to which the Guarantor guaranties the payment and performance of the Extendicare Portfolio Borrowers’ obligations to pay taxes (the ‘‘Guaranteed Obligations’’), excluding any taxes accruing after the time that the Extendicare Portfolio Borrowers again become obligated pursuant to the applicable Extendicare Portfolio Mortgage Loan documents to make monthly deposits into the tax and insurance reserve account. The Guaranteed Obligations include any initial deposit of tax and insurance reserve funds attributable to taxes in accordance with the Extendicare Portfolio Mortgage Loan documents required by the lender in connection with such commencement of monthly deposits of tax and insurance reserve funds. The Guarantor has executed and delivered to the lender an insurance payment guaranty pursuant to which Guarantor guaranties to reimburse the lender for any loss, damage, cost, expense, liability, claim or other obligation incurred by lender (including reasonable attorneys’ fees and costs reasonably incurred) arising out of or in connection with any failure on the part of a specified insurer to pay in full any claim or claims that are due to and owing to a claimant pursuant to the professional liability and/or general liability insurance coverage provided by a specified insurer to the Extendicare Portfolio Borrowers, up to and including the full $10,000,000 of aggregate coverage.

Ground Lease.    The Extendicare Portfolio Borrower is the ground lessee of that certain individual property commonly known as the Arbors at Dayton Nursing and Subacute Center. Under the terms of the ground lease, the Extendicare Portfolio Borrower is obligated to pay to ground lessor the amount of $3,720 per month. The lease expires 50 years from the commencement date thereof (the commencement date being on or about October 23, 1995).

Insurance.    Pursuant to the related loan documents, the Extendicare Portfolio Borrowers are required to procure and maintain commercial general liability insurance and professional liability insurance against claims for personal injury, bodily injury, death or property damages occurring upon, in or about the related mortgaged real properties, on the ‘‘claims made’’ form with a combined limit of not less than $100,000,000 in the annual aggregate and $100,000,000 per occurrence or professional incident. Such amounts will be subject to a self-insured retention of not more than $2,000,000 per each occurrence or professional incident. Such amounts will continue at not less than the specified limit until required to be changed by lender in writing by reason of changed economic conditions making such protection inadequate; and will cover at least the following hazards: (i) premises, operations and professional services; (ii) products and completed operations; (iii) liabilities arising out of the activities of independent contractors; (iv) blanket contractual liability; and (v) contractual liability covering the indemnities contained in the related mortgages to the extent the same is available. Notwithstanding the foregoing, as long as the insurance payment guaranty, described under ‘‘—Guarantees’’ above, given in connection with the mortgages remains in full force and effect, the Extendicare Portfolio Borrower shall be deemed to satisfy the above requirements if such borrower obtains and maintains (i) professional liability and general liability coverage from a specified insurer as a captive insurer insuring not more than $10,000,000 of aggregate exposure under such professional liability and general liability coverage, which coverage shall be in excess of the self-insured retention described above and (ii) additional insurance or reinsurance in a coverage amount not less than $90,000,000 pursuant to policies that satisfy the conditions and applicable provisions including, without limitation, the ratings requirements set forth in the related mortgages.

Master Lease/Operating Leases.    Each individual Extendicare Portfolio Mortgaged Property is master leased by the applicable Extendicare Portfolio Borrower that is the fee or, in the case of one such Extendicare Portfolio Mortgaged Property, leasehold owner of such property to Extendicare Master Tenant 1 LLC, as master tenant (the ‘‘Master Tenant’’) pursuant to a master lease (the ‘‘Master Lease’’). The Master Tenant sub-leases, pursuant to an individual sub-lease (an ‘‘Operating Lease’’), each Extendicare Portfolio Mortgaged Property demised to it pursuant to the Master Lease to a sub-tenant (a ‘‘Healthcare Operator’’). The Master Tenant is a special purpose entity which is an affiliate of each of the Extendicare Portfolio Borrowers. Each Healthcare Operator is a limited special purpose entity as required under the Extendicare Portfolio Mortgage Loan documents. The Operating Leases are cross-defaulted. In addition, the Healthcare Operators, along with certain other related entities, are permitted to incur and have incurred certain additional intercompany debt.

The Master Lease with respect to the Extendicare Portfolio Loan Combination is a lease of the land, buildings and fixtures of the entire Extendicare Portfolio Mortgaged Property. The leased premises under the Master Lease may only be used as an Extendicare Portfolio Mortgaged Property. The Master Lease is subject and subordinate to the Extendicare Portfolio Loan Combination. The Master Lease has a term of 10 years, expiring October 16, 2016, subject to two (2) options to extend the term of the Master Lease each for an additional 10 year period.

The annual base rent due under the Master Lease (the ‘‘Master Lease Base Rent’’) for the first year of the lease term is $35,410,703, payable in advance in equal consecutive monthly installments on the first day of each month. Thereafter, the Master Lease Base Rent for each consecutive lease year will be the annual base rent due with respect to the immediately prior lease year multiplied by an escalation percentage which will be an amount per annum equal to a fraction, the numerator of which will be the Consumer Price Index on the first day of the applicable lease year and the denominator of which will be the Consumer Price Index on the first day of the preceding lease year. If, during any period during the initial term and the first renewal term, the Master Lease Base Rent is not equal to or greater than the product of one hundred and five percent (105.0%) and the regularly scheduled payments of interest and principal (excluding any balloon payments of principal that are due and payable at maturity, any accelerated payments, and any default interest) required by the applicable Extendicare Portfolio Mortgage Loan documents (‘‘Fee Mortgage Debt Service’’), the Master Lease Base Rent for such period will also, in addition to the annual increases set forth above, be increased by an amount equal to the Fee Mortgage Debt Service for such period minus the Master Lease Base Rent for such period. Based on the first year annual base rent due under the Master Lease, the DSCR as of the Cut-off date is 1.05x. The Master Tenant is also required to pay and discharge, as supplementary rent or additional rent, all other amounts, liabilities and obligations of any nature relating to the leased premises, including, without limitation, all impositions, those arising under any applicable laws, requirements, easements or other similar agreements and all interest and penalties that may accrue thereon in the event of the Master Tenant’s failure to pay such amounts when due, and all damages, costs and expenses which the Extendicare Portfolio Borrowers may incur by reason of the Master Tenant’s failure to comply with the terms of the Master Lease. The Master Lease Base Rent and all other sums payable under the Master Lease will be payable in all events without regard to the performance or non-performance, by either party, of any other provisions of the Master Lease. The Master Tenant is obligated to pay the Master Lease Base Rent to the Extendicare Portfolio Borrowers, free from any charges, assessments, impositions or deductions of any kind and without abatement, deduction or set-off whatsoever other than expressly set forth in the Master Lease. The Master Tenant is required to pay all costs, expenses and charges of every kind and nature relating to the leased premises from and after the date of the Master Lease, including, without limitation, all taxes, costs and improvements, maintenance, repairs, alterations, additions, replacements and insurance and other impositions except debt service on the Extendicare Portfolio Mortgage Loan or any other indebtedness of the Extendicare Portfolio Borrowers which becomes due and payable or accrues during the term of the Master Lease.

The Operating Leases have terms substantially similar to the terms of the Master Lease described above, with changes made based on the type and number of Extendicare Portfolio Mortgage Properties and the specific situations with respect thereto and with respect to the related tenant.

Substitutions.    At any time prior to the date which is three months prior to the maturity date, the Extendicare Portfolio Borrowers may obtain the release of one or more Extendicare Portfolio Mortgaged Properties from the lien of the mortgage thereon and the release of the Extendicare Portfolio Borrowers’ obligations under the Extendicare Portfolio Mortgage Loan documents with respect to such Extendicare Portfolio Mortgaged Properties (other than those expressly stated to survive) (each such Extendicare Portfolio Mortgaged Property, a ‘‘Substituted Property’’), by substituting therefor one or more properties (such properties, individually and collectively as the context requires, a ‘‘Substitute Property’’), provided that, among other things, (a) after giving effect to the proposed substitution, no event of default shall be continuing; (b) the allocated loan amount of the Substituted Property, when taken together with the allocated loan amounts of all other Substituted Properties substituted pursuant to the Extendicare Portfolio Mortgage Loan documents, does not exceed $100,000,000 in the aggregate; (c) the Substitute Property is not located in Arkansas, Mississippi, Florida or Texas (unless the applicable Substituted Property is located in the same such state as the Substitute Property); (d) the Substitute Property has not suffered a casualty or condemnation which has not been fully restored; (e) either (i) the Substituted Property must be conveyed or (ii) the ownership interests in the new Borrower owning such Substituted Property must be transferred, in either case, to a person other than an Extendicare Portfolio Borrower, the Master Tenant or an Operator; (f) the appraised value of the Substitute Property and the ‘‘leased fee value’’ as shown in the related appraisal is equal to or exceeds the appraised value of the Substituted Property and the ‘‘leased fee value’’ immediately prior to the substitution; (g) after giving effect to the proposed substitution, the DSCR for the Extendicare Portfolio Mortgage Properties then remaining subject to the liens of the mortgages must be equal to or greater than the greater of (i) the DSCR for the twelve full calendar months immediately preceding origination and (ii) the DSCR for all of the then remaining Extendicare Portfolio Mortgage Properties (including the Substituted Property) for the twelve full calendar months ending on the last day of the month immediately preceding the substitution of the Substituted Property; (h) the Extendicare Portfolio Borrower must have obtained and delivered to the lender prior written confirmation from the applicable rating agencies that the substitution will not cause a downgrade, withdrawal or qualification of the then-current ratings of the any certificates backed by the Extendicare Portfolio Loan Combination; (i) the operator of the facility located on the Substitute Property must be a qualified operator which must possess or must have applied for and obtained all material health care licenses necessary to operate the facility located on the Substitute Property; (j) the facility located on the Substitute Property must be operated as a skilled nursing facility and/or an assisted living facility; (k) an operating lease meeting criteria set forth in the loan agreement is entered into with respect to the Substitute Property, (l) the new Borrower will agree to assume and be bound by the Extendicare Portfolio Mortgage Loan documents and have executed a mortgage with respect to the Substitute Property; (m) the lender receives such evidence that the Substitute Property, the facility thereon and the operations thereof are in compliance with all health care requirements as would be acceptable to a reasonably prudent lender; (n) the lender receives valid certificates of insurance evidencing coverage with respect to the Substitute Property as required in the Extendicare Portfolio Mortgage Loan documents; (o) the lender receives certain third party reports with respect to the zoning, structural and environmental conditions of the Substitute Property; and (p) the applicable Extendicare portfolio Borrower pays all reasonable out-of-pocket costs and expenses incurred by the lender in connection with the substitution.

The Extendicare Portfolio Borrower has notified the lender that it intends to substitute the Extendicare Portfolio Mortgaged Property identified as Northwood Nursing & Rehabilitation Center on Annex A-1 to this offering prospectus, with an allocated loan amount of $6,540,401 (based on the entire Extendicare Portfolio Loan Combination) for another proposed Extendicare Portfolio Mortgaged Property. Such request is being reviewed, however, there can be no assurance that the proposed substitution will occur.

Other Defeasance/Substitution Provisions.    Certain ‘‘operating lease defaults’’ and/or ‘‘health care defaults’’ relating to individual Extendicare Portfolio Mortgaged Properties (a ‘‘Limited Cure Default’’) will not, in each instance, constitute an event of default under the Extendicare Portfolio Mortgage Loan documents in the event that the Extendicare Portfolio Borrowers either (i) obtain the release of the applicable Extendicare Portfolio Mortgaged Property from the lien of the mortgage thereon by partial defeasance as described under ‘‘—the Mortgage Loan’’ above or (ii) effect a substitution of such applicable Extendicare Portfolio Mortgaged Property in accordance with the Extendicare Portfolio Mortgage Loan documents as described under ‘‘—Substitutions’’ above within 60 days (which time period will be extended for such time as is reasonably necessary for the related Extendicare Portfolio Borrower in the exercise of due diligence to obtain such release, such additional period not to exceed 30 days) of such Limited Cure Default. The release amount for each such Extendicare Portfolio Mortgaged Property must be equal to one hundred twenty five percent (125%) of the allocated loan amount for such property (the ‘‘Limited Cure Release Amount’’). If the defeasance lockout date has not occurred, the related Extendicare Portfolio Borrower must deposit the Limited Cure Release Amount with the lender to be held by the lender as additional collateral for the Extendicare Portfolio Mortgage Loan and the related Extendicare Portfolio Borrower must effect such Limited Cure Release within ten (10) business days after the occurrence of the defeasance lockout date. In no event will the Extendicare Portfolio Borrowers be entitled to more than six limited cure releases during the term of the Extendicare Portfolio Mortgage Loan.

With respect to any casualty or condemnation at any individual Extendicare Portfolio Mortgaged Property, in the event the lender does not make the net proceeds available to the Extendicare Portfolio Borrowers for restoration in accordance with the terms of the Extendicare Portfolio Mortgage Loan documents, the Extendicare Portfolio Borrowers may partially defease the Extendicare Portfolio Mortgage Loan and obtain the release of such Extendicare Portfolio Mortgaged Property from the lien of the mortgage thereon in accordance with the Extendicare Portfolio Mortgage Loan documents, except that the release amount for such individual Property must be equal to the allocated loan amount for such Extendicare Portfolio Mortgaged Property.

Revolver Loan.    An affiliate of the related mortgage loan seller, as agent (‘‘Agent’’) for itself and other lenders from time to time (the ‘‘Revolving Loan Lenders’’), entered into an amended and restated credit agreement (the ‘‘Revolving Loan’’) with Extendicare Health Services, Inc. in the maximum principal amount of $120,000,000. The Revolving Loan is guaranteed by Extendicare Holdings Inc. The Revolving Loan is not secured by the Extendicare Portfolio Mortgage Properties or the direct interests of the Extendicare Mortgage Portfolio Borrowers. The Revolving Loan is secured by, among other things, a pledge of the direct and indirect equity interests in the Operators of the Extendicare Portfolio Mortgaged Properties and a pledge of the indirect equity of the Extendicare Portfolio Borrowers and the Master Tenant. The Revolving Loan Lenders have entered into an intercreditor agreement (the ‘‘Extendicare Intercreditor’’) with the mortgage lender. In the Extendicare Intercreditor, the Revolving Loan Lenders and the lender each acknowledge that such lender does not have any interest in the collateral securing the Revolving Loan or the Extendicare Portfolio Loan Combination, as applicable, and agree that they will not advocate, induce or cause any third party to (x) make, initiate or challenge the validity, priority or effectiveness of any assertion or claim in any action, suit or proceeding of any nature whatsoever in any way challenging the priority, validity or effectiveness of the liens and security interests granted to the other lenders or (y) in any way interfere with the lien of the other lender on its collateral or its rights of collection with respect thereto. Additionally, the Revolving Loan Lender’s ability to foreclose on the equity interests in the Extendicare Portfolio Borrowers, the Master Tenant and Healthcare Operators is subject to, among other things: (a) the monthly payment amount continuing to be paid to the lender at all times during any enforcement action pursuant to the Extendicare Intercreditor; (b) there having been no material impairment of the value, use or operation of the Extendicare Portfolio Mortgaged Properties taken as a whole; (c) all non-monetary defaults under the Extendicare Portfolio Mortgage Loan documents which are susceptible of cure by any party other than the Extendicare Portfolio Borrowers having been remedied and cured (or proposed remedies and cures have been commenced and are being diligently pursued to the reasonable satisfaction of the lender); (d) the mortgage lender having not commenced an enforcement action; (e) any new borrower being directly or indirectly owned and controlled by a qualified transferee and being a ‘‘special purpose entity’’ meeting applicable criteria of the applicable rating agencies; and (f) Revolving Loan Lender must have received: (i) a rating agency confirmation with respect to such Agent enforcement action and (ii) an additional insolvency opinion and an additional true lease opinion acceptable to the rating agencies). Further, after any foreclosure by the Agent of the pledge of indirect equity interest in the Extendicare Portfolio Borrowers, the Agent or such new borrower, as applicable, will be obligated to commence and diligently pursue to completion the cure of any remaining defaults under the Extendicare Portfolio Mortgage Loan documents which are susceptible of cure by any party other than the original borrower.

Consolidated Leverage Ratio.    At all times during the term of the Extendicare Portfolio Mortgage Loan, Extendicare Health Services Inc. and its subsidiaries, in the aggregate, are required to maintain, as of the last day of each fiscal quarter, a ratio (the ‘‘Consolidated Leverage Ratio’’) of the principal amount of Consolidated Total Debt (as defined below) to consolidated EBITDA for such period that is not in excess of 5.50x; provided that after any permitted transfer of the direct or indirect interests in a ‘‘restricted party’’ (as defined under the related loan agreement) that results in a change of control of Extendicare Health Services Inc., Extendicare Health Services Inc. and its subsidiaries in the aggregate are required to maintain a Consolidated Leverage Ratio as of the last day of each fiscal quarter that is not in excess of 7.1x. For the purposes of determining the Consolidated Leverage Ratio, ‘‘Consolidated Total Debt’’ includes all indebtedness of Extendicare Health Services Inc. and its subsidiaries (which includes the Extendicare Portfolio Borrower) determined on a consolidated basis (including, without limitation, the Extendicare Portfolio Mortgage Loan, the Revolving Loan, debt for borrowed money and all forms of corporate debt), minus certain Extendicare REIT notes and intercompany loans.

Excess Cash Flow Reserve.    If at the end of any calendar quarter the lease DSCR (based on the Master Lease base rent as set forth under ‘‘—Master Lease/Operating Leases’’ above) is not at least 1.05x, the related Extendicare Portfolio Borrowers will be required to deposit all excess cash flow into an account designated by lender. Such funds will be additional collateral for the Extendicare Portfolio Mortgage Loan, which funds may be withdrawn by the lender during the continuance of an event of default and applied by the lender in such order and priority as the lender may determine. Any such funds escrowed will be returned to the related the Extendicare Portfolio Borrowers if such lease debt service coverage ratio becomes at least 1.05x for two consecutive determination dates.

VIII. The Lembi Trophy Portfolio Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$103,300,000(1)
Loan per Unit:	$246,382(2)
% of Initial Mortgage Pool Balance:	2.9%
Loan Purpose:	Refinance
Mortgage Interest Rate:	6.440% per annum
Interest Calculation:	Actual/360
First Payment Date:	April 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(3)
Hyperamortization:	NAP(3)
Maturity Date:	March 11, 2012
Maturity/ARD Balance:	$103,300,000
Borrowers:	LSL Properties B14 DE, LLC, FEL Properties B14 DE, LLC, and 950 B14 DE, LLC, and FEL-WRL Properties B14 DE, LLC
Sponsors:	Frank E. Lembi, Olga Lembi Residual Trust, Frank E. Lembi Survivor’s Trust, Walter R. Lembi, The Walter and Linda Lembi Family Trust, Billie Salevouris and The Billie Salevouris Revocable Trust
Prepayment/Defeasance:	Defeasance permitted beginning two years after Issue Date. Prepayment without penalty permitted 90 days prior to Maturity Date.
Up-Front Reserves:	Tax and Insurance Reserve(4)
Ongoing Reserves:	Tax and Insurance Reserve(5) CapEx Reserve(6) Operating Expense Account(7)
Lockbox:	Soft(8)
Mezzanine Debt:	$29,700,000

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio
Property Type:	Multifamily with Commercial
Location:	San Francisco and Burlingame, California(9)
Year Built:	Various
Year Renovated:	Various
Units:	437 units(10)
Weighted Average Occupancy:	97.6%(11)
Occupancy Date:	January 3, 2007
Ownership Interest:	Fee
Property Management:	Self-managed by Borrowers
U/W NCF:	$8,119,048
U/W NCF DSCR:	1.20x(12)
Aggregate Appraised Value:	$153,850,000(13)
Appraisal As of Date:	Various
Aggregate Cut-off Date
LTV Ratio:	67.4%(12)
Maturity/ARD LTV Ratio:	67.4%(12)

(1)	The Lembi Trophy Portfolio consists of four cross-collateralized and cross-defaulted mortgage loans: Lembi Trophy Portfolio 1 ($73,620,000, eight properties), Lembi Trophy Portfolio 2 ($18,770,000, four properties), 950 Franklin Street ($9,080,000, one property), and 1461-1465 Burlingame Avenue ($1,830,000, one property).
(2)	Calculated as a weighted average based on allocated loan balance and includes commercial units.
(3)	NAP means not applicable.
(4)	At origination, the Lembi Trophy Portfolio Borrower deposited $27,361.02 with respect to taxes and $99,687.91 with respect to insurance into a tax and insurance escrow account.
(5)	The Lembi Trophy Portfolio Borrower is required to make monthly escrow deposits into a reserve account equal to one-twelfth of estimated annual real estate taxes and insurance premiums.
(6)	The Lembi Trophy Portfolio Borrower is required to make monthly escrow deposits into a capital expenditures account in the amount of $7,283.33 for costs relating to capital improvements at the Lembi Trophy Portfolio Mortgaged Properties.
(7)	During a Lembi Trophy Portfolio Sweep Period, the Lembi Trophy Portfolio Borrower is required to make monthly escrow deposits into the operating expense account in the amount set forth in the approved annual budget for the following month for payment of approved operating expenses for such month (together with any additional funds for extraordinary expenses requested by the Lembi Trophy Portfolio Borrower and approved by lender).
(8)	See ‘‘—Lockbox’’ below.
(9)	One of the Lembi Trophy Portfolio Mortgaged Properties is located in the City of Burlingame, County of San Mateo, California, and all of the other Lembi Trophy Portfolio Mortgaged Properties are located in the City and County of San Francisco, California.
(10)	Includes 24 commercial units.
(11)	Weighted Average Occupancy is the average occupancy, weighted based on the allocated loan amounts, of each of the Lembi Trophy Portfolio Mortgaged Properties as of the trailing 12 months ending January 3, 2007 and includes commercial units.
(12)	Calculated as a weighted average based on allocated loan balance.
(13)	Aggregate of the appraised values for the 14 Lembi Trophy Portfolio Mortgaged Properties.

The Borrowers and Sponsors.    The Lembi Trophy Portfolio Borrower, collectively, consists of LSL Properties B14 DE, LLC, FEL Properties B14 DE, LLC, 950 B14 DE, LLC and FEL-WRL Properties B14 DE, LLC, each of which is a single-purpose Delaware limited liability company. The Lembi Trophy Portfolio Borrower is owned and sponsored by one or more of the following individuals and/or trusts: Frank E. Lembi (an individual); Frank E. Lembi (as Trustee for the Olga Lembi Residual Trust, created under the provisions of Part Three of the Lembi Family Revocable Trust dated February 17, 1984); Frank E. Lembi (as Trustee for the Frank E. Lembi Survivor’s Trust); Walter R. Lembi (an individual); Walter R. Lembi (as Trustee for the Walter and Linda Lembi Family Trust dated June 30, 2004); Billie Salevouris (an individual); and Billie Salevouris (as Trustee for the Billie Salevouris Revocable Trust dated August 23, 1983, as restated on May 24, 2002). A non-consolidation opinion with respect to the Lembi Trophy Portfolio Borrower and the related sponsors was not obtained at origination of the Lembi Trophy Portfolio Mortgage Loan as the Lembi Trophy Portfolio Mortgage Loan is fully recourse to the principals until certain conditions as set forth in the loan documents are satisfied.

The Mortgage Loan.    The Lembi Trophy Portfolio Mortgage Loan is comprised of four (4) mortgage loans referenced on Annex A-1 as Lembi Trophy Portfolio 1, Lembi Trophy Portfolio 2, 950 Franklin Street and 1461-1465 Burlingame Avenue, all of which are collectively defined herein as the ‘‘Lembi Trophy Portfolio Mortgage Loan’’. The Lembi Trophy Portfolio Mortgage Loan was originated on March 2, 2007 and has a cut-off date principal balance of $103,300,000. The Lembi Trophy Portfolio Mortgage Loan is a five-year balloon loan with a stated maturity date of March 11, 2012. The Lembi Trophy Portfolio Mortgage Loan accrues interest on an Actual/360 Basis at a fixed rate, in the absence of a default, of 6.440% per annum. On the eleventh day of each month during the term of the Lembi Trophy Portfolio Mortgage Loan, the Lembi Trophy Portfolio Borrower is required to make payments of interest only calculated on the outstanding principal balance of the Lembi Trophy Portfolio Mortgage Loan. The principal balance of the Lembi Trophy Portfolio Mortgage Loan, plus all accrued and unpaid interest thereon, is due on the stated Maturity Date.

The Lembi Trophy Portfolio Borrower is prohibited from voluntarily prepaying the Lembi Trophy Portfolio Mortgage Loan, in whole or in part, prior to the date that is 90 days prior to the stated maturity date. From and after such date, the Lembi Trophy Portfolio Borrower may prepay the Lembi Trophy Portfolio Mortgage Loan, in whole only, without payment of any prepayment consideration.

Except as provided in the following paragraph, the Lembi Trophy Portfolio Borrower may defease each of the mortgage loans comprising the Lembi Trophy Portfolio Mortgage Loan in whole only at a single time, provided no event of default then exists, at any time (i) after the date that is two years following the initial issuance of the series 2007-C2 certificates and (ii) prior to December 11, 2011, and by doing so obtain the release of all the Lembi Trophy Portfolio Mortgaged Properties. A defeasance will be effected by the Lembi Trophy Portfolio Borrower pledging substitute collateral that consists of non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the Lembi Trophy Portfolio Borrower under the Lembi Trophy Portfolio Mortgage Loan and that are sufficient to pay off the Lembi Trophy Portfolio Mortgage Loan in its entirety on the scheduled maturity date of March 11, 2012.

The Lembi Trophy Portfolio Borrower may also defease a portion of the Lembi Trophy Portfolio Mortgage Loan in order to effect the release of one or more of the Lembi Trophy Portfolio Mortgaged Properties, provided no event of default then exists, at any time after the date that is two years following the initial issuance of the series 2007-C2 certificates and prior to December 11, 2011, and by doing so obtain the release of the applicable Lembi Trophy Portfolio Mortgaged Property. A partial defeasance will be effected by the applicable Lembi Trophy Portfolio Borrower pledging substitute collateral that consists of non-callable United States Treasury obligations that produce payments (including the repayment of principal on the scheduled maturity date of March 11, 2012) which replicate the payment obligations of the applicable Lembi Trophy Portfolio Borrower under the Lembi Trophy Portfolio Mortgage Loan with respect to a portion of the loan equal to 125% of the allocated loan amount for the Lembi Trophy Portfolio Mortgaged Property being released.

The Lembi Trophy Portfolio Borrower’s right to defease the Lembi Trophy Portfolio Mortgage Loan, or to effect a partial defeasance as described above, is subject to, among other things, each rating agency then rating series 2007-C2 certificates confirming that such defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C2 certificates by such rating agency. In addition, the Lembi Trophy Portfolio Borrower may only effect a partial defeasance of the Lembi Trophy Portfolio Mortgage Loan and the release of the applicable Lembi Trophy Portfolio Mortgaged Properties as described above if (i) the aggregate debt service coverage ratio of all of the Lembi Trophy Portfolio Mortgaged Properties after such release is at least equal to the greater of (a) the debt service coverage ratio of the Lembi Trophy Portfolio Mortgaged Properties on the date of origination of the Lembi Trophy Portfolio Mortgage Loan or (b) the debt service coverage ratio of the Lembi Trophy Portfolio Mortgaged Properties immediately prior to such release, each as determined pursuant to the related loan documents, and (ii) the loan-to-value ratio of the then remaining

Lembi TrophyPortfolio Mortgaged Properties immediately following the release shall be no greater than the lesser of (a) the loan-to-value ratio for all of the Lembi Trophy Portfolio Mortgaged Properties inclusive of the applicable Lembi Trophy Portfolio Mortgaged Properties immediately preceding such release and (b) the loan-to-value ratio for all of the Lembi Trophy Portfolio Mortgaged Properties inclusive of the applicable Lembi Trophy Portfolio Mortgaged Properties as of the Closing Date.

The Mortgaged Properties.    The Lembi Trophy Portfolio Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the 14 Lembi Trophy Portfolio Mortgaged Properties, one of which is located in the City of Burlingame, County of San Mateo, California, and all of remainder of which are located in the City and County of San Francisco, California. In the aggregate, the Lembi Trophy Portfolio Mortgaged Properties contain 413 multi-family apartments and 24 commercial units. As of January 3, 2007, the weighted average occupancy for the Lembi Trophy Portfolio Mortgaged Properties was 97.6%, weighted based on allocated loan amounts. The unit mix of the Lembi Trophy Portfolio Mortgaged Properties is as follows:

The Lembi Trophy Portfolio Mortgaged Properties
Unit Type	Number of Units	Average Rate
Studio	116	$1,113
One Bedroom	257	$1,701
Two Bedroom	33	$2,354
Three Bedroom	6	$2,780
Four Bedroom	1	$2,183
Commercial Units	24	$5,202

Lockbox.    The Lembi Trophy Portfolio Borrower is required to deposit all gross revenue from the Lembi Trophy Portfolio Mortgaged Properties to a clearing account established and maintained by the Lembi Trophy Portfolio Borrower at a local bank selected by the Lembi Trophy Portfolio Borrower and reasonably approved by the lender, which clearing account is pledged to the lender. Funds on deposit in the clearing account are required to be swept by the bank on a daily basis into the Lembi Trophy Portfolio Borrower’s operating account, except that during any Lembi Trophy Portfolio Sweep Period, funds are required to be swept on a daily basis into a deposit account controlled by the lender at the deposit bank, from which funds will be applied, at the option of lender, (i) to the payment of the Lembi Trophy Portfolio Borrower’s monthly tax reserve obligation, (ii) to the payment of the Lembi Trophy Portfolio Borrower’s monthly insurance premium reserve obligation, (iii) to the payment of debt service, (iv) to the payment of the Lembi Trophy Portfolio Borrower’s monthly capital expenditure reserve obligation, (v) to the payment of late payment charges and default interest, if any, (vi) to the payment of the Lembi Trophy Portfolio Borrower’s monthly operating expense reserve obligation and (vii) if no event of default has occurred or is continuing, to make payments to the mezzanine lender. A ‘‘Lembi Trophy Portfolio Sweep Period’’ means the period commencing upon delivery of a written notice by the lender to the clearing bank of the occurrence of (a) an event of default under the Lembi Trophy Portfolio Mortgage Loan, (b) an event of default under the Lembi Trophy Portfolio Mezzanine Loan (as defined below), (c) an event of default under any management agreement or (d) the debt service coverage ratio for the preceding twelve month period falling below 1.10x, and ending upon delivery of written notice by the lender to the clearing bank to cease sweeping funds.

Terrorism Coverage.    The Lembi Trophy Portfolio Borrower is required, in accordance with the related loan documents, to maintain insurance against acts of terrorism, provided that the Lembi Trophy Portfolio Borrower will not be required to pay any insurance premiums with respect to terrorism insurance coverage in excess of three times the cost for all other insurance coverage required under the applicable loan documents.

Mezzanine Financing.    The Lembi Trophy Portfolio Mezzanine Borrower, collectively, consists of: LSL Properties B14 Mezz DE, LLC, FEL Properties B14 Mezz DE, LLC, 950 B14 Mezz DE, LLC, and FEL-WRL Properties B14 Mezz DE, LLC, each of which is a single-purpose Delaware limited liability company and is the sole member of one of the four entities which collectively constitute the Lembi Trophy Portfolio Borrower. At closing, the Lembi Trophy Portfolio Mezzanine Borrower obtained mezzanine financing in the amounts of $21,190,000, $5,380,000, $2,610,000, and $520,000, respectively, for an aggregate mezzanine financing amount of $29,700,000 (collectively, the ‘‘Lembi Trophy Portfolio Mezzanine Loan’’). The Lembi Trophy Portfolio Mezzanine Loan matures on March 11, 2012 and interest accrues at a fixed rate per annum equal to 11.5%. The Lembi Trophy Portfolio Mezzanine Loan is secured by pledges of 100% of the interest in the Lembi Trophy Portfolio Mezzanine Borrower. Provided no Event of Default as defined under the related loan documents shall have occurred and be continuing, the Lembi Trophy Portfolio Mezzanine Borrower may prepay the Loan in whole upon the satisfaction of the requirements set forth in the related loan documents. The Lembi Trophy Portfolio Mezzanine Loan is cross-collateralized and subject to an intercreditor agreement between the senior lender and the mezzanine lender. Such intercreditor agreement provides, among other things, that (a) the mezzanine lender will have certain rights to cure defaults under the subject mortgage loan, (b) upon the occurrence of an event of default under the subject mortgage loan, no payments will be retained by the mezzanine lender on the applicable mezzanine loan until all payments that are due or that will become due under the related mortgage loan are paid in full to the related mortgagee, (c) the mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgagee, (d) the mezzanine lender is not permitted to transfer more than 49% of its beneficial interest in the related mezzanine loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2007-C2 certificates has been received, and (e) if a related mortgage loan is accelerated or becomes a specially serviced mortgage loan or if the related mortgagee under the subject mortgage loan exercises any right or remedy under the related loan documents with respect to the related mortgagor or mortgaged real property, the mezzanine lender has the right to purchase the subject mortgage loan, in whole but not in part, for a price equal to the outstanding principal balance thereof, together with all accrued interest thereon, and any advances made by the mortgagee or its servicer under the subject mortgage loan and any interest thereon.

Repayment Guaranty.    As of the closing of the loan, the Lembi Trophy Portfolio Mortgage Loan was fully guaranteed as to payment and will continue to be so guaranteed as to payment until such time (if ever) as the Lembi Trophy Portfolio Mortgage Loan and the Lembi Trophy Portfolio Mezzanine Loan have achieved, in the aggregate, a debt service coverage ratio equal to or greater than 1.20x, based upon the trailing 12 -month underwritten net cash flow (as determined by lender) for the Lembi Trophy Portfolio Mortgaged Properties, a 30-year amortization schedule (notwithstanding that the loan documents for both the senior and mezzanine loans provide for interest only payments), and the actual interest rates provided in the loan documents for both the senior and mezzanine loans, at which time the payment guaranty will terminate and the Lembi Trophy Portfolio Mortgage Loan will become nonrecourse, except for standard springing recourse events and nonrecourse carveouts, liability for which shall continue to be guaranteed by the sponsors, as described in the related loan documents. The aggregate mezzanine financing amount of $29,700,000 is guaranteed throughout the term of such loan.

Litigation.    Entities affiliated with the related Lembi Trophy Portfolio I Borrowers, entities affiliated with the related leasing agents and entities affiliated with the sponsor of the Lembi Trophy Portfolio I Mortgage Loan (the ‘‘Lembi Group’’) are defendants in certain lawsuits relating to the Lembi Trophy Portfolio I Properties or other properties owned by the Lembi Group. In City and County of San Francisco v. Skyline Realty, Inc., filed in San Francisco Superior Court in August 2006, the City of San Francisco alleges that Skyline Realty (an affiliate of Frank Lembi and Walter Lembi) devised a series of unlawful business practices designed to systematically recover possession of rental units in order to subsequently renovate those units and relet them to new tenants at higher rental rates. Specific allegations include use of ‘‘intimidating tactics,’’ making ‘‘misleading representations,’’ and ‘‘retaliating’’ against tenants who exercise their legal rights.) The case just passed the initial pleadings stage and the parties are arranging for city inspection of the properties in anticipation of settlement discussions. No timeline or trial date has been set.

In Dungca v. CitiApartments, filed in San Francisco Superior Court in April 2006, a group of current and former tenants sought damages and injunctive relief for alleged violations of the San Francisco rent control ordinance, unfair business practices, nuisance, negligence and intentional infliction of emotional distress. The related cases of Moninger v. CitiApartments, Inc and Dickson v. CitiApartments, filed in July 2006, contained similar allegations. In February 2007, the Lembi Group defendants reached a tentative global settlement with the plaintiffs in all three cases, with a draft global settlement agreement currently under review. The parties hope to finalize and execute the definitive written settlement agreement by late April 2007, with the cases formally dismissed by late April or early May 2007.

Another related case, Citi Apartments, Inc. v. Markel Insurance Co., filed in September 2006, is pending in federal court while both parties prepare to file cross-motions for summary judgment. A hearing is scheduled for mid-May, and the parties have been ordered to complete mediation by mid-July.

In GNP Enterprises v. Personality Hotels, filed in May 2006, the plaintiffs are seeking monetary damages for property damage caused by flooding at a restaurant located in one of the Lembi Group’s hotels. The complaint in the case was not properly served, and the court has issued an Order to Show Cause against the plaintiffs for failure to serve the complaint, set for a hearing in late May.

In Feldman v. 1100 Park Lane, et al., the defendant filed an unlawful detainer action against plaintiff for illegal subletting. The sublessor settled, but the sublessee vacated and subsequently cross-claimed alleging wrongful eviction and related claims.

The defendants filed an anti-SLAPP motion to strike, which the court granted as to one cause of action, but denied as to others. The defendants appealed and the plaintiffs cross-appealed. Appellate briefs have been filed. No hearing date is set.

In George v. Lembi, et al., the plaintiff, a former employee, filed suite alleging racial discrimination after she was laid off. Following the filing of a first amended complaint and a motion to strike portions of the same, the case is still in the preliminary pleadings stage. There has been no discovery. No trial date is set.

Finally, in Baier v. Raynal, filed in October 2006, the plaintiff/tenant alleges ‘‘significant delay’’ in defendants’ providing ADA accommodation for ‘‘comfort animals’’ despite a ‘‘no pets’’ restriction in the lease. The case just passed the initial pleadings stage and the parties have just begun written discovery. No trial date has been set.

IX. The Extendicare Portfolio II Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$90,000,000
Loan per Bed:	$58,901
% of Initial Mortgage Pool Balance:	2.5%
Shadow Rating (S&P/Fitch):	A/AA
Loan Purpose:	Recapitalization
Mortgage Interest Rate:	6.790% per annum
Interest Calculation:	Actual/360
First Payment Date:	April 11, 2007
Amortization Term:	25 years(1)
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	March 11, 2012
Maturity Balance:	$85,725,079
Borrowers:	Various(3)
Sponsor:	Extendicare Health Services, Inc.
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment with penalty permitted at any time. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	NAP(2)
Ongoing Reserves:	Tax and Insurance Reserve(4)
Replacement Reserve(5)
Lockbox:	Hard(6)
Other Secured Debt:	Revolving Loan(7)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio(8)
Property Type:	Skilled Nursing
Location:	5 states(8)
Year Built:	1967-1989
Year Renovated:	1993-2005
Number of Beds:	1,528
Occupancy:	92.8%(9)
Occupancy Date:	December 31, 2006(9)
Ownership Interest:	Fee(10)
Property Management:	Self Managed(11)
U/W NCF:	$17,673,537(12)
U/W NCF DSCR:	2.36x(13)
Cut-off Date U/W NCF DSCR:	2.85x(14)
Aggregate Appraised Value:	$141,680,000(15)
Appraisal As of Date:	August 31, 2006(15)
Aggregate Cut-off Date
LTV Ratio:	63.5%
Aggregate Maturity LTV Ratio:	60.5%

(1)	Payments of interest only are required through and including the payment date in March 2009.
(2)	NAP means not applicable.
(3)	See ‘‘—The Borrowers and Sponsor’’ below.
(4)	The Extendicare Portfolio II Borrowers are required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due for the renewal of insurance policies. Notwithstanding the foregoing, so long as (a) the debt yield exceeds 13%, (b) the Extendicare Portfolio II Borrowers have delivered to the lender a guaranty of such obligation from Guarantor (as defined below), and (c) the Extendicare Portfolio II Borrowers deliver evidence reasonably satisfactory to the lender that all taxes required to be paid have been paid, the monthly tax escrow payments will not be required. Notwithstanding the foregoing, so long as the Extendicare Portfolio II Borrowers provide evidence of a blanket insurance policy covering the Extendicare Portfolio II Mortgaged Property, as approved by the lender, the monthly insurance escrow payment will not be required.
(5)	The Extendicare Portfolio II Borrowers are required to make monthly deposits into a replacement reserve account in an amount equal to one-twelfth of the product of $300 multiplied by the aggregate number of beds at the Extendicare Portfolio II facilities. In lieu of making deposits to the replacement reserve account, the Extendicare Portfolio II Borrowers are permitted to deliver letters of credit to the lender.
(6)	See ‘‘—Lockbox’’ below.
(7)	See ‘‘—Revolving Loan’’ below.
(8)	Portfolio of 14 skilled nursing facilities located in Ohio, Pennsylvania, Indiana, Kentucky and Washington.
(9)	Weighted average as December 31, 2006, based on allocated loan amounts and individual property occupancy.
(10)	One of the Extendicare Portfolio II Mortgaged Properties known as Statesman Health and Rehabilitation Center is a fee interests in a commercial condominium unit.
(11)	The Extendicare Portfolio II Mortgaged Properties are managed by affiliates of the Extendicare Portfolio II Borrowers. See ‘‘—Operators’’ below.
(12)	U/W NCF is the aggregate for the 14 Extendicare Portfolio II Mortgaged Properties.
(13)	Based on U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the payment date in April 2009.
(14)	Based on U/W NCF and calculated based on the annual interest-only payment.
(15)	Aggregate for the 14 Extendicare Portfolio II Mortgaged Properties. The appraisal as of date for the Extendicare Portfolio II Mortgaged Property known as Arbors at Delaware is as of August 2, 2006.

The Borrowers and Sponsor.    The 10 Extendicare Portfolio II Borrowers are: Broad Mountain RE 2 LP, EGT RE 2 LLC, FLT RE 2 LLC, Homes RE 2 LLC, IHR RE 2 LLC, Langhorne Gardens RE 2 LP, MP RE 2 LLC, NHF RE 2 LLC, Statesman Health RE 2 LP and Stonebridge Health RE 2 LP. The sponsor of the Extendicare Portfolio II Borrowers is Extendicare Health Services, Inc., the U.S. subsidiary of Extendicare REIT (formerly known as Extendicare Inc.). Extendicare, a Canadian-based company founded in 1968, is a major provider of long-term care and related services in North America. On November 10, 2006, the publicly traded Extendicare Inc. completed its reorganization plans by spinning off to shareholders its assisted living housing subsidiary, Assisted Living Concepts, Inc., as a separately traded entity listed on the New York Stock Exchange, and by converting itself to a Canadian real estate investment trust (‘‘REIT’’). The Extendicare REIT units are listed on the Toronto Stock Exchange under the symbol EXE.UN. Following this reorganization, Extendicare REIT reports that through its subsidiaries (including its U.S.-based Extendicare Health Services, Inc. subsidiary), it operates 235 nursing and assisted living facilities in North America, with capacity for over 26,800 residents and employs approximately 34,000 people in North America.

The Mortgage Loan.    The Extendicare Portfolio II Mortgage Loan was originated on March 6, 2006 and has a cut-off date balance of $90,000,000. The Extendicare Portfolio II Mortgage Loan is secured by the Extendicare Portfolio II Mortgaged Properties. The Extendicare Portfolio II Mortgage Loan is a five-year loan with a stated maturity date of March 11, 2012 which accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.790% per annum. On the eleventh day of each month through and including the payment date in March 2009, the Extendicare Portfolio II Borrowers are required to make payments of interest-only on the Extendicare Portfolio II Mortgage Loan. On the eleventh day of each month from and including April 11, 2009, up to but excluding the stated maturity date, the Extendicare Portfolio II Borrowers are required to make constant monthly debt service payments aggregating $624,095.52 on the Extendicare Portfolio II Mortgage Loan (based on a 25-year amortization schedule). The outstanding principal balance of the Extendicare Portfolio II Mortgage Loan, plus all accrued and unpaid interest thereon, are due and payable on such stated maturity date.

The Extendicare Portfolio II Borrowers are permitted at any time to voluntarily prepay in whole (but not in part) the Extendicare Portfolio II Mortgage Loan, provided such prepayment is accompanied by a payment of prepayment consideration equal to the greater of 1% of the principal amount prepaid and yield maintenance. From and after December 11, 2011, the Extendicare Portfolio II Borrowers may prepay the Extendicare Portfolio II Mortgage Loan, in whole or in part, without payment of any prepayment consideration.

The Extendicare Portfolio II Borrowers may defease the Extendicare Portfolio II Mortgage Loan in whole at any time after two years after the Issue Date, and by doing so obtain the release of the Extendicare Portfolio II Mortgaged Properties. A defeasance will be effected by the Extendicare Portfolio II Borrowers’ pledging substitute collateral that consists of direct, non-callable ‘‘government securities’’ as defined in Treasury regulations section 1.860G-2(a)(8)(i) that produce payments which replicate the payment obligations of the Extendicare Portfolio II Borrowers under the Extendicare Portfolio II Mortgage Loan and are sufficient to pay off the Extendicare Portfolio II Mortgage Loan in its entirety on March 11, 2012. The Extendicare Portfolio II Borrowers’ right to defease the entire Extendicare Portfolio II Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C2 Certificates by such rating agency.

The Extendicare Portfolio II Borrowers may also partially defease the Extendicare Portfolio II Mortgage Loan at any time after two years after the latest securitization of any mortgage loan comprising the Extendicare Portfolio II Mortgage Loan, and by doing so obtain the release of an individual Extendicare Portfolio II Mortgaged Property (each such individual property, a ‘‘Release Property’’) from the lien of the related mortgage, upon the satisfaction of the following conditions, among others: (a) payment of a defeasance amount (the ‘‘Defeasance Amount’’) that is equal to 110%-120% (depending on the aggregate amount of the allocated loan amounts of all released Extendicare Portfolio II Properties) of the allocated loan amount for the applicable Release Property; (b) after giving effect to such release, the DSCR for the Extendicare Portfolio II Mortgaged Properties then remaining subject to the liens of the mortgages must be equal to or greater than the greater of (i) the DSCR on the date of origination and (ii) the DSCR for all of the then remaining Extendicare Portfolio II Mortgaged Properties (including the proposed Release Property and taking into account the debt represented by the defeasance collateral in question) for the 12 full calendar months immediately preceding the release of the Release Property; provided, that the Extendicare Portfolio II Borrowers will be permitted to increase the principal amount of the debt evidenced by the subject defeased note and accordingly the Defeasance Amount in order to satisfy this DSCR test; and (c) the proposed Release Property must be conveyed to a person other than the Extendicare Portfolio II Borrowers or if the Extendicare Portfolio II Borrower which owns the proposed Release Property does not own any other Extendicare Portfolio II Mortgaged Properties, then such Extendicare Portfolio II Borrower may at its option continue to own such proposed Release

Property and such Extendicare Portfolio II Borrower will be released from obligations under the Extendicare Portfolio II Mortgage Loan documents accruing thereafter.

The Mortgaged Properties.    The Extendicare Portfolio II Mortgage Loan is secured by first priority mortgage liens on the fee simple interest of the Extendicare Portfolio II Borrowers in the Extendicare Portfolio II Mortgaged Properties. The Extendicare Portfolio II Mortgaged Properties consist of 14 skilled nursing facilities containing approximately 1,528 beds. These facilities are located in five states across the country, as noted in the chart below. Skilled nursing facilities, in addition to room, board, housekeeping and laundry, provide long-term professional nursing care and therapies, assistance with activities of daily living, and, in some cases, shorter-term subacute rehabilitative care, to the frail, elderly, convalescent, chronically ill and others who require such care. Skilled nursing facilities are eligible to become certified in the Medicare and Medicaid programs.

The Extendicare Portfolio II Mortgage Loan by State(1)
Location	Number of Properties	Approximate Number of Beds	Year Built	Weighted Average Occupancy(2)	Appraised Value	Allocated Loan Amount
Pennsylvania	4	410	1967-1988	96.9%	$49,620,000	$31,520,327
Ohio	5	585	1978-1989	94.0	48,490,000	30,802,513
Indiana	2	208	1969-1981	88.2	20,130,000	12,787,267
Kentucky	2	190	1969-1974	81.9	12,890,000	8,188,171
Washington	1	135	1968	90.7	10,550,000	6,701,722
Total/Weighted Average	14	1,528		92.8%	$141,680,000	$90,000,000

(1)	Ranked by the aggregate allocated loan amount per state.
(2)	Weighted average occupancy for each state based on average occupancy per property in the specified state as of December 31, 2006.

Lockbox.    The Extendicare Portfolio II Borrowers are required to deliver to the Master Tenant (defined below) the master tenant rent direction letter directing the Master Tenant to deposit all rent payable under the Master Lease (as defined below) directly into a cash management account. The Extendicare Portfolio II Borrowers have established such cash management account and various mortgage sub-accounts (collectively, the ‘‘Lockbox Accounts’’) with Wachovia Bank National Association as eligible accounts for the benefit of the lender, each of which Accounts is under the sole dominion and control of the lender. The Extendicare Portfolio II Borrowers have granted to the lender a first priority security interest in the Lockbox Accounts and all deposits at any time contained therein and the proceeds thereof. The lender has the sole right to make withdrawals from the Lockbox Accounts and all costs and expenses for establishing and maintaining the Lockbox Accounts will be paid by the Extendicare Portfolio II Borrowers. All funds on deposit in the Lockbox Accounts are to be applied as follows: (a) funds sufficient to pay the monthly tax and insurance amount for such payment date, if any, will be transferred to the tax and insurance reserve sub-account; (b) funds sufficient to pay the monthly debt service payment amount for such payment date will be transferred to the debt service reserve sub-account to be applied in accordance with the Extendicare Portfolio II Mortgage Loan documents; (c) funds sufficient to pay the monthly replacement reserve amount for such payment date will be transferred to the replacement reserve sub-account; (d) funds sufficient to pay any interest accruing at the default rate and late payment charges, if any, will be transferred to the debt service reserve sub-account to be applied in accordance with the Extendicare Portfolio II Mortgage Loan documents; (e) to the extent of excess cash flow, as described below, funds sufficient to pay the deposits, if any, required to be made by the Extendicare Portfolio II Borrowers in the event that the test described below under ‘‘—Excess Cash Flow’’ is not met will be transferred to an account designated by the lender; and (f) all amounts remaining in the Lockbox Accounts after deposits for the foregoing will be transferred by wire transfer to the Extendicare Portfolio II Mortgage Borrower’s agent. All funds on deposit in the Lockbox Accounts during the continuance of an event of default may be applied by the lender in such order and priority as the lender shall determine.

Terrorism Coverage.    The Extendicare Portfolio II Borrowers are required to maintain commercial property and business income insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required in connection with the commercial property and business income insurance set forth in the Extendicare Portfolio II Mortgage Loan documents at all times during the term of the Extendicare Portfolio II Mortgage Loan as long as such coverage is available in the commercial market at a premium no greater than $600,000 per annum; provided that if the foregoing required terrorism coverages cost more than $600,000 per annum, the Extendicare Portfolio II Borrowers will only be required to obtain such coverage which is available for a premium of $600,000 per annum.

Guarantees.    Extendicare Health Services, Inc. (the ‘‘Guarantor’’) has executed a guaranty in favor of the lender in lieu of the Extendicare Portfolio II Borrowers making monthly escrow deposits relating to taxes, pursuant to which the Guarantor guaranties the payment and performance of the Extendicare Portfolio II Borrowers’ obligations to pay taxes (the ‘‘Guaranteed Obligations’’), excluding any taxes accruing after the time that the Extendicare Portfolio II Borrowers again become obligated pursuant to the applicable Extendicare Portfolio II Mortgage Loan documents to make monthly deposits into the tax and insurance reserve account. The Guaranteed Obligations include any initial deposit of tax and insurance reserve funds attributable to taxes in accordance with the Extendicare Portfolio II Mortgage Loan documents required by the lender in connection with such commencement of monthly deposits of tax and insurance reserve funds. The Guarantor has executed and delivered to the lender an insurance payment guaranty pursuant to which Guarantor guaranties to reimburse the lender for any loss, damage, cost, expense, liability, claim or other obligation incurred by lender (including reasonable attorneys’ fees and costs reasonably incurred) arising out of or in connection with any failure on the part of a specified insurer to pay in full any claim or claims that are due to and owing to a claimant pursuant to the professional liability and/or general liability insurance coverage provided by a specified insurer to the Extendicare Portfolio II Borrowers, up to and including the full $10,000,000 of aggregate coverage.

Insurance.    Pursuant to the related loan documents, the Extendicare Portfolio II Borrowers are required to procure and maintain commercial general liability insurance and professional liability insurance against claims for personal injury, bodily injury, death or property damages occurring upon, in or about the related mortgaged real properties, on the ‘‘claims made’’ form with a combined limit of not less than $100,000,000 in the annual aggregate and $100,000,000 per occurrence or professional incident. Such amounts will be subject to a self-insured retention of not more than $2,000,000 per each occurrence or professional incident. Such amounts will continue at not less than the specified limit until required to be changed by lender in writing by reason of changed economic conditions making such protection inadequate; and will cover at least the following hazards: (i) premises, operations and professional services; (ii) products and completed operations; (iii) liabilities arising out of the activities of independent contractors; (iv) blanket contractual liability; and (v) contractual liability covering the indemnities contained in the related mortgages to the extent the same is available. Notwithstanding the foregoing, as long as the insurance payment guaranty, described under ‘‘—Guarantees’’ above, given in connection with the mortgages remains in full force and effect, the Extendicare Portfolio II Borrower shall be deemed to satisfy the above requirements if such borrower obtains and maintains (i) professional liability and general liability coverage from a specified insurer as a captive insurer insuring not more than $10,000,000 of aggregate exposure under such professional liability and general liability coverage, which coverage shall be in excess of the self-insured retention described above and (ii) additional insurance or reinsurance in a coverage amount not less than $90,000,000 pursuant to policies that satisfy the conditions and applicable provisions including, without limitation, the ratings requirements set forth in the related mortgages.

Master Lease/Operating Leases.    Each individual Extendicare Portfolio II Mortgaged Property is master leased by the applicable Extendicare Portfolio II Borrower that is the fee owner of such property to Extendicare Master Tenant 2 LLC, as master tenant (the ‘‘Master Tenant’’) pursuant to a master lease (the ‘‘Master Lease’’). The Master Tenant sub-leases, pursuant to an individual sub-lease (an ‘‘Operating Lease’’), each Extendicare Portfolio II Mortgaged Property demised to it pursuant to the Master Lease to a sub-tenant (a ‘‘Healthcare Operator’’). The Master Tenant is a special purpose entity which is an affiliate of each of the Extendicare Portfolio II Borrowers. Each Healthcare Operator is a limited special purpose entity as required under the Extendicare Portfolio II Mortgage Loan documents. The Operating Leases are cross-defaulted. In addition, the Healthcare Operators, along with certain other related entities, are permitted to incur and have incurred certain additional intercompany debt.

The Master Lease with respect to the Extendicare Portfolio II Mortgage Loan is a lease of the land, buildings and fixtures of the entire Extendicare Portfolio II Mortgaged Property. The leased premises under the Master Lease may only be used as an Extendicare Portfolio II Mortgaged Property. The Master Lease is subject and subordinate to the Extendicare Portfolio II Mortgage Loan. The Master Lease has a term of 10 years, expiring March 6, 2017, subject to three options to extend the term of the Master Lease each for an additional 10-year period.

The annual base rent due under the Master Lease (the ‘‘Master Lease Base Rent’’) for the first year of the lease term is $6,523,493, payable in advance in equal consecutive monthly installments on the first day of each month. Thereafter, the Master Lease Base Rent for each consecutive lease year will be the annual base rent due with respect to the immediately prior lease year multiplied by an escalation percentage which will be an amount per annum equal to a fraction, the numerator of which will be the Consumer Price Index on the first day of the applicable lease year and the denominator of which will be the Consumer Price Index on the first day of the preceding lease year. If, during any period during the initial term and the first renewal term, the Master Lease Base Rent is not equal to or greater than the product of 105.0% and the regularly scheduled payments of interest and principal (excluding any balloon payments of principal that are due and payable at maturity, any accelerated payments, and any default interest) required by the applicable Extendicare Portfolio II Mortgage Loan documents (‘‘Fee Mortgage Debt Service’’), the Master Lease Base Rent for such period will also, in addition to the annual increases set forth above, be increased by an amount equal to the Fee Mortgage Debt Service for such period minus the Master Lease Base Rent for such period. Based on the first year annual base rent due under the Master Lease, the DSCR as of the cut-off date is 1.05x. The Master Tenant is also required to pay and discharge, as supplementary rent or additional rent, all other amounts, liabilities and obligations of any nature relating to the leased premises, including, without limitation, all impositions, those arising under any applicable laws, requirements, easements or other similar agreements and all interest and penalties that may accrue thereon in the event of the Master Tenant’s failure to pay such amounts when due, and all damages, costs and expenses which the Extendicare Portfolio II Borrowers may incur by reason of the Master Tenant’s failure to comply with the terms of the Master Lease. The Master Lease Base Rent and all other sums payable under the Master Lease will be payable in all events without regard to the performance or non-performance, by either party, of any other provisions of the Master Lease. The Master Tenant is obligated to pay the Master Lease Base Rent to the Extendicare Portfolio II Borrowers, free from any charges, assessments, impositions or deductions of any kind and without abatement, deduction or set-off whatsoever other than expressly set forth in the Master Lease. The Master Tenant is required to pay all costs, expenses and charges of every kind and nature relating to the leased premises from and after the date of the Master Lease, including, without limitation, all taxes, costs and improvements, maintenance, repairs, alterations, additions, replacements and insurance and other impositions except debt service on the Extendicare Portfolio II Mortgage Loan or any other indebtedness of the Extendicare Portfolio II Borrowers which becomes due and payable or accrues during the term of the Master Lease.

The Operating Leases have terms substantially similar to the terms of the Master Lease described above, with changes made based on the type and number of Extendicare Portfolio II Mortgage Properties and the specific situations with respect thereto and with respect to the related tenant.

Substitutions.    At any time prior to the date which is three months prior to the maturity date, the Extendicare Portfolio II Borrowers may obtain the release of one or more Extendicare Portfolio II Mortgaged Properties from the lien of the mortgage thereon and the release of the Extendicare Portfolio II Borrowers’ obligations under the Extendicare Portfolio II Mortgage Loan documents with respect to such Extendicare Portfolio II Mortgaged Properties (other than those expressly stated to survive) (each such Extendicare Portfolio II Mortgaged Property, a ‘‘Substituted Property’’), by substituting therefor one or more properties (such properties, individually and collectively as the context requires, a ‘‘Substitute Property’’), provided that, among other things, (a) after giving effect to the proposed substitution, no event of default shall be continuing; (b) the allocated loan amount of the Substituted Property, when taken together with the allocated loan amounts of all other Substituted Properties substituted pursuant to the Extendicare Portfolio II Mortgage Loan documents, does not exceed $18,000,000 in the aggregate; (c) the Substitute Property is not located in Arkansas, Mississippi, Florida or Texas; (d) the Substitute Property has not suffered a casualty or condemnation which has not been fully restored; (e) either (i) the Substituted Property must be conveyed or (ii) the ownership interests in the new Borrower owning such Substituted Property must be transferred, in either case, to a person other than an Extendicare Portfolio II Borrower, the Master Tenant or an Operator; (f) the appraised value of the Substitute Property and the ‘‘leased fee value’’ as shown in the related appraisal is equal to or exceeds the appraised value of the Substituted Property and the ‘‘leased fee value’’ immediately prior to the substitution; (g) after giving effect to the proposed substitution, the DSCR for the Extendicare Portfolio II Mortgage Properties then remaining subject to the liens of the mortgages must be equal to or greater than the greater of (i) the DSCR for the 12 full calendar months immediately preceding origination and (ii) the DSCR for all of the then remaining Extendicare Portfolio II Mortgage Properties (including the Substituted Property) for the twelve full calendar months ending on the last day of the month immediately preceding the substitution of the Substituted Property; (h) the Extendicare Portfolio II Borrower must have obtained and delivered to the lender prior written confirmation from the applicable rating agencies that the substitution will not cause a downgrade, withdrawal or qualification of the then-current ratings of the any certificates backed by the Extendicare Portfolio II Mortgage Loan ; (i) the operator of the facility located on the Substitute Property must be a qualified operator which must possess or must have applied for and obtained all material health care licenses necessary to operate the facility located on the Substitute Property; (j) the facility located on the Substitute Property must be operated as a skilled nursing facility and/or an assisted living facility; (k) an operating lease meeting criteria set forth in the loan agreement is entered into with respect to the Substitute Property, (l) the new Borrower will agree to assume and be bound by the Extendicare Portfolio II Mortgage Loan documents and have executed a mortgage with respect to the Substitute Property; (m) the lender receives such evidence that the Substitute Property, the facility thereon and the operations thereof are in compliance with all health care requirements as would be acceptable to a reasonably prudent lender; (n) the lender receives valid certificates of insurance evidencing coverage with respect to the Substitute Property as required in the Extendicare Portfolio II Mortgage Loan documents; (o) the lender receives certain third party reports with respect to the zoning, structural and environmental conditions of the Substitute Property; and (p) the applicable Extendicare Portfolio II Borrower pays all reasonable out-of-pocket costs and expenses incurred by the lender in connection with the substitution.

Other Defeasance/Substitution Provisions.    Certain ‘‘operating lease defaults’’ and/or ‘‘health care defaults’’ relating to individual Extendicare Portfolio II Mortgaged Properties (a ‘‘Limited Cure Default’’) will not, in each instance, constitute an event of default under the Extendicare Portfolio II Mortgage Loan documents in the event that the Extendicare Portfolio II Borrowers either (A) obtain the release of the applicable Extendicare Portfolio II Mortgaged Property from the lien of the mortgage thereon by partial defeasance as described under ‘‘—the Mortgage Loan’’ above or (B) effect a substitution of such applicable Extendicare Portfolio II Mortgaged Property in accordance with the Extendicare Portfolio II Mortgage Loan documents as described under ‘‘—Substitutions’’ above within 60 days (which time period will be extended for such time as is reasonably necessary for the related Extendicare Portfolio II Borrower in the exercise of due diligence to obtain such release, such additional period not to exceed 30 days) of such Limited Cure Default. The release amount for each such Extendicare Portfolio II Mortgaged Property must be equal to 125% of the allocated loan amount for such property (the ‘‘Limited Cure Release Amount’’). If the defeasance lockout date has not occurred, the related Extendicare Portfolio II Borrower must deposit the Limited Cure Release Amount with the lender to be held by the lender as additional collateral for the Extendicare Portfolio II Mortgage Loan and the related Extendicare Portfolio II Borrower must effect such Limited Cure Release within 10 business days after the occurrence of the defeasance lockout date. In no event will the Extendicare Portfolio II Borrowers be entitled to more than one limited cure release during the term of the Extendicare Portfolio II Mortgage Loan.

With respect to any casualty or condemnation at any individual Extendicare Portfolio II Mortgaged Property, in the event the lender does not make the net proceeds available to the Extendicare Portfolio II Borrowers for restoration in accordance with the terms of the Extendicare Portfolio II Mortgage Loan documents, the Extendicare Portfolio II Borrowers may partially defease the Extendicare Portfolio II Mortgage Loan and obtain the release of such Extendicare Portfolio II Mortgaged Property from the lien of the mortgage thereon in accordance with the Extendicare Portfolio II Mortgage Loan documents, except that the release amount for such individual Property must be equal to the allocated loan amount for such Extendicare Portfolio II Mortgaged Property.

Revolver Loan.    An affiliate of the related mortgage loan seller, as agent (‘‘Agent’’) for itself and other lenders from time to time (the ‘‘Revolving Loan Lenders’’), entered into an amended and restated credit agreement (the ‘‘Revolving Loan’’) with Extendicare Health Services, Inc. in the maximum principal amount of $120,000,000. The Revolving Loan is guaranteed by Extendicare Holdings Inc. The Revolving Loan is not secured by the Extendicare Portfolio II Mortgage Properties or the direct interests of the Extendicare Mortgage Portfolio Borrowers. The Revolving Loan is secured by, among other things, a pledge of the direct and indirect equity interests in the Operators of the Extendicare Portfolio II Mortgaged Properties and a pledge of the indirect equity of the Extendicare Portfolio II Borrowers and the Master Tenant. The Revolving Loan Lenders have entered into an intercreditor agreement (the ‘‘Extendicare Intercreditor’’) with the mortgage lender. In the Extendicare Intercreditor, the Revolving Loan Lenders and the lender each acknowledge that such lender does not have any interest in the collateral securing the Revolving Loan or the Extendicare Portfolio II Mortgage Loan, as applicable, and agree that they will not advocate, induce or cause any third party to (x) make, initiate or challenge the validity, priority or effectiveness of any assertion or claim in any action, suit or proceeding of any nature whatsoever in any way challenging the priority, validity or effectiveness of the liens and security interests granted to the other lenders or (y) in any way interfere with the lien of the other lender on its collateral or its rights of collection with respect thereto. Additionally, the Revolving Loan Lender’s ability to foreclose on the equity interests in the Extendicare Portfolio II Borrowers, the Master Tenant and Healthcare Operators is subject to, among other things: (a) the monthly payment amount continuing to be paid to the lender at all times during any enforcement action pursuant to the Extendicare Intercreditor; (b) there having been no material impairment of the value, use or operation of the Extendicare Portfolio II Mortgaged Properties taken as a whole; (c) all non-monetary defaults under the Extendicare Portfolio II Mortgage Loan documents which are susceptible of cure by any party other than the Extendicare Portfolio II Borrowers having been remedied and cured (or proposed remedies and cures have been commenced and are being diligently pursued to the reasonable satisfaction of the lender); (d) the mortgage lender having not commenced an enforcement action; (e) any new borrower being directly or indirectly owned and controlled by a qualified transferee and being a ‘‘special purpose entity’’ meeting applicable criteria of the applicable rating agencies; and (f) Revolving Loan Lender must have received: (i) a rating agency confirmation with respect to such Agent enforcement action and (ii) an additional insolvency opinion and an additional true lease opinion acceptable to the rating agencies). Further, after any foreclosure by the Agent of the pledge of indirect equity interest in the Extendicare Portfolio II Borrowers, the Agent or such new borrower, as applicable, will be obligated to commence and diligently pursue to completion the cure of any remaining defaults under the Extendicare Portfolio II Mortgage Loan documents which are susceptible of cure by any party other than the original borrower.

Consolidated Leverage Ratio.    At all times during the term of the Extendicare Portfolio II Mortgage Loan, Extendicare Health Services Inc. and its subsidiaries, in the aggregate, are required to maintain, as of the last day of each fiscal quarter, a ratio (the ‘‘Consolidated Leverage Ratio’’) of the principal amount of Consolidated Total Debt (as defined below) to consolidated EBITDA for such period that is not in excess of 5.50x; provided that after any permitted transfer of the direct or indirect interests in a ‘‘restricted party’’ (as defined under the related loan agreement) that results in a change of control of Extendicare Health Services Inc., Extendicare Health Services Inc. and its subsidiaries in the aggregate are required to maintain a Consolidated Leverage Ratio as of the last day of each fiscal quarter that is not in excess of 7.1x. For the purposes of determining the Consolidated Leverage Ratio, ‘‘Consolidated Total Debt’’ includes all indebtedness of Extendicare Health Services Inc. and its subsidiaries (which includes the Extendicare Portfolio II Borrower) determined on a consolidated basis (including, without limitation, the Extendicare Portfolio II Mortgage Loan, the Revolving Loan, debt for borrowed money and all forms of corporate debt), minus certain Extendicare REIT notes and intercompany loans.

Excess Cash Flow Reserve.    If at the end of any calendar quarter the lease DSCR (based on the Master Lease base rent as set forth under ‘‘—Master Lease/Operating Lease’’ above) is not at least 1.50x, the related Extendicare Portfolio II Borrowers will be required to deposit all excess cash flow into an account designated by lender. Such funds will be additional collateral for the Extendicare Portfolio II Mortgage Loan, which funds may be withdrawn by the lender during the continuance of an event of default and applied by the lender in such order and priority as the lender may determine. Any such funds escrowed will be returned to the related the Extendicare Portfolio II Borrowers if such lease debt service coverage ratio becomes at least 1.50x for two consecutive determination dates.

X. The Homer Building Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$88,000,000(1)
Loan per Square Foot:	$210
% of Initial Mortgage Pool Balance:	2.5%
Shadow Rating (S&P/Fitch):	AA+/AAA
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.1825% per annum(2)
Interest Calculation:	Actual/360
First Payment Date:	February 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(3)
Hyperamortization:	NAP(3)
Maturity Date:	January 11, 2012
Maturity Balance:	$88,000,000
Borrower:	601 Thirteenth Street, N.W. Associates Limited Partnership
Sponsor:	ING US Office Corporation and The John Akridge Company
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Unfunded Tenant Obligation Reserve(4)
Ongoing Reserves:	Tax and Insurance Reserve(5)
Ground Rent Reserve(6)
Replacement Reserve(7)
Rollover Reserve(8)
Lockbox:	Hard(9)
Other Secured Debt:	$70,000,000(1) Non-Trust Loan

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Class A Office
Location:	Washington, D.C.
Year Built:	1914
Year Renovated:	1990
Square Feet:	419,619
Occupancy:	97.0%
Occupancy Date:	January 1, 2007
Ownership Interest:	Leasehold(10)
Property Management:	The John Akridge Management Company, an affiliate of the borrower
U/W NCF:	$12,473,643(11)
U/W NCF DSCR:	2.70x(12)
Cut-off Date U/W NCF DSCR:	2.70x(12)
Appraised Value:	$251,000,000
Appraisal As of Date:	December 15, 2006
Cut-off Date LTV Ratio:	35.1%(13)
Maturity LTV Ratio:	35.1%(13)

(1)	The Homer Building Mortgage Loan is part of the Homer Building Loan Combination that also includes the Homer Building Non-Trust Loan in the cut-off date principal amount of $70,000,000.
(2)	The mortgage interest rate for the Homer Building Non-Trust Loan is 5.63% per annum.
(3)	NAP means not applicable.
(4)	At closing, ING US Office Corporation, an affiliate of the Homer Building Borrower, guaranteed $3,651,135 for unfunded tenant obligations for costs incurred to finish, ‘‘build out’’ or furnish the space related to the Amgen Inc. lease.
(5)	Upon an event of default or if the DSCR for the Homer Building Loan Combination falls below 1.25x, the Homer Building Borrower is required to make monthly escrow deposits for the payment of real estate taxes and insurance premiums in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums for the Homer Building Mortgaged Property. The Homer Building Borrower may deliver letters of credit in lieu of the foregoing cash deposits. The Homer Building Borrower will not be required to fund the insurance reserve provided that all insurance premiums have been paid under the Sponsor’s blanket policy.
(6)	Upon an event of default or if the DSCR for the Homer Building Loan Combination falls below 1.25x, the Homer Building Borrower is required to make monthly escrow deposits for the payment of ground rent. The Homer Building Borrower may deliver letters of credit in lieu of the foregoing cash deposits.
(7)	Upon an event of default or if the DSCR for the Homer Building Loan Combination falls below 1.25x, the Homer Building Borrower is required to make monthly escrow deposits in the amount of $83,675 for replacements and repairs required to be made to the Homer Building Mortgaged Property. The Homer Building Borrower may deliver letters of credit in lieu of the foregoing cash deposits.
(8)	Commencing with the payment date on April 11, 2007 and lasting until the payment date on May 11, 2008, the Homer Building Borrower is required to make deposits into the rollover reserve account aggregating to $2,100,000 for tenant improvements, tenant allowances and leasing commission obligations incurred by the Homer Building Borrower in connection with the re-leasing of the Jenner & Block space. The Homer Building Borrower may provide a letter of credit or rollover guaranty in lieu of the reserve funds provided the aggregate amount of the letter of credit and/or rollover guaranty is at least the amount of the required reserves. Provided further, rollover reserves shall not be required if at least 95% of the Jenner & Block space is leased pursuant to one or more acceptable replacement leases and DSCR is at least 1.25x, and any funds in the rollover reserve account shall be returned to the Homer Building Borrower subject to overall property occupancy of at least 93% and DSCR is at least 1.25x.
(9)	See ‘‘—Lockbox’’ below.
(10)	The Homer Building Mortgaged Property is a leasehold interest pursuant to a ground lease expiring April 8, 2104. See ‘‘—Ground Lease’’ below.
(11)	Reflects in-place U/W NCF Projected U/W NCF is $12,813,833 based on rent steps through October 31, 2007 and certain other lease-up assumptions.
(12)	Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 5.1825% calculated on an Actual/360 Basis and without regard to the Homer Building Non-Trust Loan. The U/W NCF DSCR based on in-place U/W NCF and interest-only payments based on a weighted average interest rate of 5.38076% calculated on an Actual/360 Basis for the entire Homer Building Loan Combination is 1.45x. The U/W NCF DSCR for the Homer Building Mortgage Loan based on the projected U/W NCF (described in footnote (11) above) and without regard to the Homer Building Non-Trust Loan is 2.77x. The U/W NCF DSCR based on that projected U/W NCF for the entire Homer Building Loan Combination is 1.49x.
(13)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based solely on the Homer Building Mortgage Loan and do not take into account the Homer Building Non-Trust Loan. The Cut-off Date LTV Ratio and the Maturity LTV Ratio of the entire Homer Building Loan Combination are both 62.9%.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
Jenner & Block, LLP	101,788	24.3%	20.9%	$38.14	NR	5/1/2008(5)
USAID.	40,221	9.6	8.3	$38.44	NR	10/20/2010(6)
Ballard Spahr Andrews & Ingersoll, LLP.	38,297	9.1	11.8	$55.20	NR	4/20/2012
General Services Administration	26,361	6.3	7.6	$46.47	AAA/AAA	1/20/2012(7)
Toyota Motor North America, Inc.	25,100	6.0	5.2	$37.74	AAA/AAA	5/20/2015
Total	231,767	55.2%	53.7%

(1)	The five major tenants are ranked by approximate square feet.
(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues.
(3)	Reflects in-place base rent.
(4)	Credit ratings are those by S&P and Fitch, respectively, and may reflect the parent company rating even though the parent company may have no obligations under the related lease. NR means not rated.
(5)	Jenner & Block, LLP has indicated it will not renew its lease. Amgen Inc. (rated A+/NR by S&P and Fitch, respectively) has entered into a 10 year lease to lease the 11th and 12th floors with an aggregate of 76,866 square feet of the Jenner & Block space at an initial base rent of $44.50 per square foot.
(6)	USAID (U.S. Agency for International Development) has vacated its space, however, it remains fully obligated for rent and other obligations under the terms of its lease. USAID will be terminating its lease accompanied by payment of a lease termination fee. Amgen Inc. has leased the 6th floor comprised of 33,742 square feet of the USAID space for approximately one year commencing April 1, 2007.
(7)	General Services Administration’s lease expiration includes 5,135 square feet expiring 1/1/2012.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007(2)	23,232	5.5%	5.5%	$938,633	5.0%	5.0%
2008	108,781	25.9	31.5%	4,244,727	22.8	27.8%
2009	7,312	1.7	33.2%	422,255	2.3	30.1%
2010	65,807	15.7	48.9%	2,873,321	15.4	45.6%
2011	37,899	9.0	57.9%	1,942,665	10.4	56.0%
2012	94,736	22.6	80.5%	5,066,957	27.2	83.2%
2013	16,325	3.9	84.4%	890,655	4.8	88.0%
2014	20,109	4.8	89.2%	952,996	5.1	93.1%
2015	25,100	6.0	95.2%	966,099	5.2	98.3%
2016	7,907	1.9	97.0%	315,331	1.7	100.0%
2017 and beyond	0	0.0	97.0%	0	0.0	100.0%
Vacant	12,411	3.0	100.0%	0	—
Total	419,619	100.0%		$18,613,639	100.0%

(1)	Based on in-place underwritten base rental revenues of the office portion of the Homer Building Mortgaged Property excluding vacant lease-up assumptions.
(2)	Includes any month-to-month tenants.

The Borrower and Sponsor.    The Homer Building Borrower is 601 Thirteenth Street, N.W. Associates Limited Partnership, a District of Columbia limited partnership, that is 100% indirectly owned and controlled by ING US Office Corporation and The John Akridge Company. The ING US Office Corporation is 100% owned by the ING Office Fund, which is a listed property trust investing in office properties that are predominantly leased on a long-term basis to investment grade and blue chip tenants. The ING Office Fund owns a portfolio of 24 quality office properties located throughout Australia the United States and Europe, with total assets of $3 billion as of December 31, 2006. The John Akridge Company has three decades of experience as a full-service real estate firm in the mid-Atlantic region. The John Akridge Company’s projects total over 9.7 million square feet of office, industrial/flex, residential, retail and entertainment space at an aggregate value of over $2.0 billion.

The Mortgage Loan.    The Homer Building Mortgage Loan is part of the Homer Building Loan Combination which is comprised of (i) the Homer Building Mortgage Loan and (ii) the Homer Building Non-Trust Loan in the amount of $70,000,000. Both of the loans which comprise the Homer Building Loan Combination are secured by the Homer Building Mortgaged Property. The Homer Building Non-Trust Loan, which will not be included in the trust, is, subsequent to an uncured event of default on the Homer Building Loan Combination, subordinate in right of payment to the Homer Building Mortgage Loan. Both of the loans in the Homer Building Loan Combination are obligations of the Homer Building Borrower and are cross-defaulted with each other. The respective rights of the holders of the Homer Building Mortgage Loan and the Homer Building Non-Trust Loan will be governed by the Homer Building Co-Lender Agreement. See ‘‘Loan Combinations—The Homer Building Loan Combination.’’

The Homer Building Mortgage Loan was originated on December 29, 2006 and has a cut-off date principal balance of $88,000,000. The Homer Building Mortgage Loan is a five-year loan with a stated maturity date of January 11, 2012. The Homer Building Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 5.1825% per annum. On the eleventh day of each month to, but not including the stated maturity date, the Homer Building Borrower is required to make interest-only payments on the Homer Building Mortgage Loan and the Homer Building Non-Trust Loan. The principal balance of the Homer Building Mortgage Loan and the Homer Building Non-Trust Loan plus all accrued and unpaid interest thereon is due and payable on the stated maturity date.

The Homer Building Borrower is prohibited from voluntarily prepaying the Homer Building Mortgage Loan and the Homer Building Non-Trust Loan, in whole or in part, prior to October 11, 2011. From and after October 11, 2011, the Homer Building Borrower may prepay the Homer Building Mortgage Loan and the Homer Building Non-Trust Loan, in whole only, without payment of any prepayment fee or penalty.

The Homer Building Borrower may defease the Homer Building Mortgage Loan in whole only on any date following the second anniversary of the Issue Date and prior to October 11, 2011, and by doing so obtain the release of the Homer Building Mortgaged Property. A defeasance will be effected by the Homer Building Borrower’s pledging substitute collateral that consists of direct non-callable obligations of the United States of America that produce payments which replicate the payment obligations of the Homer Building Borrower under the Homer Building Mortgage Loan and are sufficient to pay off the Homer Building Mortgage Loan in its entirety on the stated maturity date. The Homer Building Borrower’s right to defease the entire Homer Building Mortgage Loan is conditioned upon, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C2 certificates by such rating agency and is further conditioned on the Homer Building Non-Trust Mortgage Loan being simultaneously prepaid in whole.

The Mortgaged Property.    The Homer Building Loan Combination is secured by a first priority mortgage lien on the leasehold interests of the Homer Building Borrower in the Homer Building Mortgaged Property, a Class A office property situated in Washington, D.C. The Homer Building Mortgaged Property consists a 12-story office building containing 419,519 square feet of net rentable area. The 419,519 square feet of office space is leased to a diverse mix of tenants including Jenner & Block, LLP, which leases 101,788 square feet (24.3% of total office space), USAID, which leases 40,221 square feet (9.6% of the total office space) through October 2010, Ballard Spahr Andrews & Ingersoll, LLP, which leases 38,297 square feet (9.1% of the total office space) through April 2012, General Services Administration (rated AAA/AAA by S&P and Fitch, respectively), which leases 26,361 square feet (6.3% of the total office space) through January 2012 and Toyota Motor North America, Inc. (rated AAA/AAA by S&P and Fitch, respectively), which leases 25,100 square feet (6.0% of the total office space) through May 2015 . As of January 1, 2007, based on square footage leased, occupancy at the Homer Building Mortgaged Property was 97.0%.

Lockbox.    The Homer Building Borrower is required under the Homer Building Mortgage Loan to establish an account (the ‘‘Homer Building Lockbox Account’’) under the control of the lender into which all tenants at the Homer Building Mortgaged Property are required to directly deposit their applicable rents. Provided that a Homer Building Trigger Event (defined below) has not occurred and is not continuing under the Homer Building Loan or the Homer Building Non-Trust Loan, all rents on deposit in the Homer Building Lockbox Account will be released to the Homer Building Borrower. Upon the occurrence and during the continuance of a Homer Building Trigger Event, all rents on deposit in the Homer Building Lockbox Account are to be applied as set forth below. A ‘‘Homer Building Trigger Event’’ is the occurrence of one or more of the following events: (i) any time that the DSCR for the Homer Building Mortgage Loan and the Homer Building Non-Trust Loan is less than 1.25x or (ii) an event of default under the Homer Building Mortgage Loan or the Homer Building Non-Trust Loan.

Upon the occurrence and during the continuance of a Homer Building Trigger Event, all amounts on deposit in the Homer Building Lockbox Account are required to be transferred each business day to an account to be established by the Homer Building Borrower under the control of the lender and unless the Homer Building Trigger Event is an event of default under the Homer Building Mortgage Loan, will applied in the following order of priority: (i) an amount equal to the amount due for ground rent will be deposited in the applicable reserve account, (ii) an amount equal to 1/12th of the annual amount due for taxes will be deposited in the applicable reserve account, (iii) an amount equal to 1/12th of the annual amount due for insurance premiums will be deposited in the applicable reserve account, (iv) the amount due for interest on the Homer Building Mortgage Loan and the Homer Building Non-Trust Loan will be paid to the applicable lender, (v) an amount equal to the sums required to be deposited for replacements will be deposited in the applicable reserve account, (vi) an amount equal to the operating expenses based on the annual budget will be paid to the Homer Building Borrower, (vii) if required under the loan documents, between April 11, 2007 and May 11, 2008, an amount equal to the sums required to be deposited for reserves to the rollover reserve for the Jenner & Block space until the required amount is deposited in the applicable reserve account, (viii) interest under the Homer Building Mortgage Loan and the Homer Building Non-Trust Loan at the default rate and late payment charges, and (ix) provided that an event of default shall not have occurred, the balance remaining will be paid to the Homer Building Borrower. Upon the occurrence of an event of default under the Homer Building Mortgage Loan and the Homer Building Non-Trust Loan, all amounts on deposit in the Homer Building Lockbox Account are required to be transferred each business day to an account to be established by the Homer Building Borrower under the control of the lender and will be applied in such priority as the lender in its sole discretion determines.

Terrorism Coverage.    The Homer Building Borrower is required to maintain insurance against terrorism, terrorist acts (including bio-terrorism) or similar acts of sabotage. Notwithstanding the foregoing sentence, as long as TRIA is in effect (including any extensions or if another federal governmental program is in effect which provides substantially similar protections as TRIA), lender is required to accept terrorism insurance which covers against ‘‘covered acts’’ as defined by TRIA (or such other program). For the life of the Homer Building Mortgage Loan, the Homer Building Borrower is not obligated to expend in any fiscal year, on insurance premiums for terrorism insurance, more than 200% of the amount of such premiums at the time of origination.

Ground Lease.    The Homer Building Mortgaged Property is a leasehold interest pursuant to that certain amended and restated ground lease dated January 1, 1987 between The S. Kann Sons Company, as lessor, and Borrower, as lessee, as recorded October 21, 1987 in the Land Records of the District of Columbia as Instrument No. 59641, as amended by First Amendment to Second Amended and Restated Lease recorded April 11, 2005 as Document No. 2005050048, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time (the ‘‘Homer Building Ground Lease’’). The term of Homer Building Ground Lease will expire on April 8, 2104. The Homer Building Ground Lease provides for minimum annual rent of $1,571,799.00 from January 1, 1987 to December 31, 2014. Commencing January 1, 2015 and on the first day of each fifth calendar year thereafter, the minimum annual rent will be increased (but never decreased) to reflect increases in the Consumer Price Index. The Homer Building Borrower is responsible for 100% of the ground rent payments. The Homer Building Ground Lease provides, among other things, that under certain circumstances the portion of any award payable to the lender following a condemnation of all or any portion of the Homer Building Mortgaged Property may be reduced by the amount equal to the amortization that would have occurred had the Homer Building Mortgage Loan provided for amortization in 480 equal monthly installments (the ‘‘Ground Lease Condemnation Formula’’) and the amount of such reduction will be paid to the mortgage lender, to the extent that proceeds of the award permit, following payment of certain other amounts to the ground lessor.

Guarantees.    At closing, ING US Office Corporation delivered to the lender a guaranty covering, among other things, (i) the Homer Building Borrower’s obligation to pay unfunded tenant obligations for costs to finish, ‘‘build out’’ or furnish the space related to the Amgen Inc. lease, (ii) the amount of any rent offset under the Amgen Inc. lease as a result of the Homer Building Borrower’s failure to pay amounts due under the Amgen Inc. lease for finish, ‘‘build out’’ or furnish expenses and (iii) any shortfall in a principal repayment to the lender following a condemnation resulting from the application of the Ground Lease Condemnation Formula. There can be no assurance that the guarantors will have the creditworthiness or financial ability to make any payments due under the foregoing guaranties.

Loan Combinations

General.    The mortgage pool will include nine (9) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular Loan Combination is evidenced by a separate promissory note. The aggregate debt represented by the entire Loan Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans constituting a particular Loan Combination are obligations of the same borrower(s) and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan Combination, whether on a senior/ subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan Combination. Further, each such co-lender agreement or other intercreditor arrangement will generally prohibit the transfer of the ownership of any mortgage loan that is part of a Loan Combination to any person or entity other than: (i) institutional lenders, institutional investors, investment funds or other substantially similar institutions that, in each such case, exceeds a minimum net worth, surplus or shareholder equity requirement and are regularly engaged in the business of making or owning mortgage loans similar to the underlying mortgage loans; (ii) affiliates of the foregoing; or (iii) a trustee of a rated securitization trust.

The table below identifies each underlying mortgage loan that is part of a Loan Combination.

Underlying Mortgage Loans That are Part of a Loan Combination(1)			Related Pari Passu Non-Trust Loan(s)(1) (2)	Related Subordinate Non-Trust Loan(s)(1) (3)	U/W NCF DSCR and Original LTV of Entire Loan Combination
Mortgaged Property Name (as identified on Annex A-1 to this Offering Prospectus)	Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Original Principal Balance	Original Principal Balance	U/W NCF DSCR	Original LTV Ratio
1. Sears Tower(4)	$340,000,000	9.6%	$340,000,000	$100,000,000	1.22x	65.0%
2. Bethany Maryland Portfolio II(4)	$185,000,000	5.2%	NAP	$32,000,000	0.84x	93.7%
			$250,000,000
3.Extendicare Portfolio(5)	$125,000,000	3.5%	$125,000,000	NAP	2.72x	63.7%
4. Homer Building(4)	$88,000,000	2.5%	NAP	$70,000,000	1.45x	62.9%
5. 2445 M Street(4)	$86,700,000	2.4%	NAP	$15,165,572	1.80x	44.9x
6. 2000 Pennsylvania Avenue(4)	$84,354,091	2.4%	NAP	$27,645,909	1.53x	55.9%
7. 2100 Pennsylvania Avenue(4)	$68,700,000	1.9%	NAP	$19,300,000	1.53x	55.9%
8. Fed Ex Portfolio(4)	$30,800,000	0.9%	NAP	$1,160,000	1.15x	83.2%
			$387,500,000
9. State Street Building(5)	$25,500,000	0.7%	$362,000,000	NAP	1.15x	87.2%

(1)	See each italicized section below entitled ‘‘—Priority of Payments’’ for specific information regarding the application of payments for each of the Loan Combinations listed in the foregoing table.
(2)	Reflects those Non-Trust Loans (the ‘‘Pari Passu Non-Trust Loans’’) that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the same Loan Combination.
(3)	Reflects those Non-Trust Loans (the ‘‘Subordinate Non-Trust Loans’’) that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a sequentially subordinate, but pro rata, basis with the related underlying mortgage loan and any related Pari Passu Non-Trust Loan(s) and, in certain cases, another related subordinate non-trust mortgage loan, in the subject Loan Combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject Loan Combination, generally entitled to payments of principal and interest only following payment of all accrued interest (other than Default Interest) and the total outstanding principal balance of the related underlying mortgage loan, any related Pari Passu Non-Trust Loan(s) and, in certain cases, another related subordinate non-trust mortgage loan in the subject Loan Combination.
(4)	The subject Loan Combination is a Senior/Subordinate Loan Combination.
(5)	The subject Loan Combination is an Pari Passu Loan Combination.

Set forth below is a brief description of the co-lender arrangement regarding the nine (9) underlying mortgage loans that are each part of a Loan Combination.

The Sears Tower Loan Combination.    The Sears Tower Mortgage Loan is part of the Sears Tower Loan Combination, which is comprised of multiple mortgage loans that are all secured by the Sears Tower Mortgaged Property. The Sears Tower Loan Combination is comprised of: (a) the Sears Tower Mortgage Loan; (b) one or more pari passu mortgage loans (collectively, the ‘‘Sears Tower Note A Non-Trust Loan’’), with an aggregate original principal balance of $340,000,000; and (c) one or more subordinate mortgage loans (collectively, the ‘‘Sears Tower Note B Non-Trust Loan’’), with an aggregate original principal balance of $100,000,000. The Sears Tower Note A Non-Trust Loan and the Sears Tower Note B Non-Trust Loan together constitute the Sears Tower Non-Trust Loans. See ‘‘—Significant Underlying Mortgage Loans—The Sears Tower Mortgage Loan’’ above for a more detailed description of the Sears Tower Mortgage Loan. See ‘‘The Series 2007-C2 Pooling and Servicing Agreement—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus for a more detailed description of certain rights of the respective holders of the Sears Tower Mortgage Loan and the Sears Tower Non-Trust Loans. The Sears Tower Non-Trust Loans will be serviced, along with the Sears Tower Mortgage Loan, under the series 2007-C2 pooling and servicing agreement by the master servicer and the special servicer (subject to the rights of certain parties to replace the special servicer with respect to a specific Loan Combination as described under ‘‘The Series 2007-C2 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this offering prospectus), generally as if those Non-Trust Loans were mortgage loans in the trust (provided, however, that the master servicer shall not be required to make P&I advances with respect to the Sears Tower Non-Trust Loans).

Co-Lender Agreement.    The holders of the mortgage loans comprising the Sears Tower Loan Combination are bound by the terms and provisions of the Sears Tower Co-Lender Agreement, which generally includes the following provisions, among others:

•	Consent Rights. The Loan Combination Controlling Party for the Sears Tower Loan Combination will have the ability to advise and direct the master servicer and/or the special servicer with respect to certain specified servicing actions under the series 2007-C2 pooling and servicing agreement regarding the Sears Tower Loan Combination, including certain actions involving foreclosure or material modification of the Sears Tower Loan Combination (see ‘‘The Series 2007-C2 Pooling and Servicing Agreement—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus), subject to certain conditions described in the Sears Tower Loan Combination Co-Lender Agreement. As of any date of determination, the Loan Combination Controlling Party for the Sears Tower Loan Combination will be (A) the most junior Sears Tower Note B Non-Trust Loan Noteholder or its designee, if and for so long as the unpaid principal balance of the most junior Sears Tower Note B Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Sears Tower Loan Combination that is allocable to such most junior Sears Tower Note B Non-Trust Loan, is equal to or greater than 25.0% of the original principal balance of such most junior Sears Tower Note B Non-Trust Loan, (B) the next most junior Sears Tower Note B Non-Trust Loan Noteholder or its designee, if and for so long as the unpaid principal balance of the next most junior Sears Tower Note B Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Sears Tower Loan Combination that is allocable to such next most junior Sears Tower Note B Non-Trust Loan, is equal to or greater than 25.0% of the original principal balance of such next most junior Sears Tower Note B Non-Trust Loan, and (C) at such time as the unpaid principal balance of the most senior Sears Tower Note B Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Sears Tower Loan Combination that is allocable to such most senior Sears Tower Note B Non-Trust Loan, is less than 25.0% of the original principal balance of such most senior Sears Tower Note B Non-Trust Loan, the holders of the Sears Tower Mortgage Loan and the holders of the Sears Tower Note A Non-Trust Loan, each of whom may act directly or through a representative (which representative, in the case of the Sears Tower Mortgage Loan, under the series 2007-C2 pooling and servicing agreement, will be the series 2007-C2 controlling class representative). Notwithstanding the foregoing, if the Sears Tower Mortgage Loan and the holders of the Sears Tower Note A Non-Trust Loan have not, within the requisite time period provided for in the Sears Tower Co-Lender Agreement, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the special servicer or master servicer, as applicable, will implement the servicing action that it deems to be in accordance with the servicing standards, and the decision of the special servicer or master servicer, as applicable, will be binding on all such parties, subject to the conditions described under ‘‘The Series 2007-C2 Pooling and Servicing Agreement—The Series 2007-C2 Controlling Class Representative and the

Non-Trust Note B Loan Noteholders—Rights and Powers of the Series 2007-C2 Controlling Class Representative and the Non-Trust Loan Noteholders’’ in this offering prospectus.
•	Purchase Option. If and for so long as the Sears Tower Loan Combination is specially serviced and a scheduled payment on the Sears Tower Loan Combination is at least 60 days delinquent, the Sears Tower Note B Non-Trust Loan Noteholders each have the option to purchase the Sears Tower Mortgage Loan, the Sears Tower Note A Non-Trust Loan and any more senior Sears Tower Note B Non-Trust Loan (together only) at a price generally equal to the aggregate unpaid principal balance of the Sears Tower Mortgage Loan, the Sears Tower Note A Non-Trust Loan and any more senior Sears Tower Note B Non-Trust Loan, together with all accrued unpaid interest on those loans (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2007-C2 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).
•	Cure Rights. Each of the Sears Tower Note B Non-Trust Loan Noteholders has the assignable right, but not the obligation, to cure a monetary default or a default susceptible to cure by the payment of money that is not cured within the applicable grace period, within 10 business days of the later of (a) receipt of notice of the subject default and (b) the expiration of the applicable grace period for the subject default; provided that (i) no more than seven cure events in the aggregate are permitted during the term of the Sears Tower Loan Combination, (ii) no more than three consecutive cure events by any Sears Tower Note B Non-Trust Loan Noteholder are permitted and (iii) no more than four cure events by any Sears Tower Note B Non-Trust Loan Noteholder, whether or not consecutive, are permitted within any 12-month period. An individual ‘‘cure event’’ means the one-month period for which the holder of either promissory note for the applicable Sears Tower Note B Non-Trust Loan has exercised its cure rights under the Sears Tower Co-Lender Agreement.
•	Replacement of Special Servicer. The related Loan Combination Controlling Party may replace the series 2007-C2 special servicer with respect to the Sears Tower Loan Combination only, subject to satisfaction of the conditions set forth in the Sears Tower Co-Lender Agreement.

Priority of Payments.    Pursuant to the Sears Tower Co-Lender Agreement, following the allocation of payments to each mortgage loan in the Sears Tower Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the Sears Tower Mortgage Loan or the Sears Tower Note A Non-Trust Loan for which a Sears Tower Note B Non-Trust Loan Noteholder has not exercised its cure rights as described under ‘‘—Loan Combinations—The Sears Tower Mortgage Loan—Co-Lender Agreement—Cure Rights’’ above, or (b) certain non-monetary events of default with respect to the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan at a time when the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan are being specially serviced, collections on the Sears Tower Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

•	first, to the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to (i) all scheduled principal payments attributable to the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination), (ii) all voluntary principal prepayments attributable to the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination), (iii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination), and (iv) on the maturity date of the Sears Tower Loan Combination, all principal payments attributable to the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination);

•	third, to each of the Sears Tower Note B Non-Trust Loans, in order of seniority, up to the amount of any unreimbursed cure payments paid or advanced by the Sears Tower Note B Non-Trust Loan Noteholder with respect to the Sears Tower Loan Combination pursuant to the Sears Tower Co-Lender Agreement or the applicable servicing agreement;

•	fourth, to each of the Sears Tower Note B Non-Trust Loans, in order of priority, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fifth, to each of the Sears Tower Note B Non-Trust Loans, in order of priority, in an amount equal to (i) all scheduled principal payments attributable to such Sears Tower Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination), (ii) all voluntary principal prepayments attributable to such Sears Tower Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination), (iii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to such Sears Tower Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination), and (iv) on the maturity date of the Sears Tower Loan Combination, all principal payments attributable to such Sears Tower Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination);

•	sixth, to the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan, on a pro rata and pari passu basis, any prepayment consideration attributable to the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan in accordance with the related loan documents;

•	seventh, to the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

•	eighth, to each Sears Tower Note B Non-Trust Loan, in order of seniority, any prepayment consideration attributable to such Sears Tower Note B Non-Trust Loan in accordance with the related loan documents;

•	ninth, to each Sears Tower Note B Non-Trust Loan, in order of seniority, any late payment charges and Default Interest due in respect of such Sears Tower Note B Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement); and

•	tenth, for such remaining purposes as are provided in the Sears Tower Co-Lender Agreement.

Pursuant to the Sears Tower Co-Lender Agreement, during the continuance of: (a) certain monetary events of default with respect to the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan for which a Sears Tower Note B Non-Trust Loan Noteholder has not exercised its cure rights as described under ‘‘—Loan Combinations—The Sears Tower Mortgage Loan—Co-Lender Agreement—Cure Rights’’ above, or (b) certain non-monetary events of default with respect to the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan at a time when the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan are being specially serviced, collections on the Sears Tower Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

•	first, to the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	second, to the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	third, to each Sears Tower Note B Non-Trust Loan, in order of seniority, up to the amount of any unreimbursed cure payments paid or advanced by such Sears Tower Note B Non-Trust Loan Noteholder with respect to the Sears Tower Loan Combination pursuant to the Sears Tower Co-Lender Agreement or the applicable servicing agreement;

•	fourth, to each Sears Tower B-Note Non-Trust Loan, in order of seniority, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	fifth, to each Sears Tower Note B Non-Trust Loan, in order of seniority, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	sixth, to the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan, on a pro rata and pari passu basis, any prepayment consideration attributable to the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents;

•	seventh, to each Sears Tower Note B Non-Trust Loan, in order of seniority, any prepayment consideration attributable to such Sears Tower Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents;

•	eighth, to the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

•	ninth, to each Sears Tower Note B Non-Trust Loan, in order of seniority, any late payment charges and Default Interest due in respect of the Sears Tower Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

•	tenth, to the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan, on a pro rata and pari passu basis, any other amounts paid by the Sears Tower Borrower and due in respect of the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan;

•	eleventh, to each Sears Tower Note B Non-Trust Loan, in order of seniority, any other amounts paid by The Sears Tower Borrower and due in respect of such Sears Tower Note B Non-Trust Loan;

•	twelfth, to each Sears Tower Note B Non-Trust Loan, in order of seniority, up to the amount of any unreimbursed costs and expenses paid or advanced by such Sears Tower Note B Non-Trust Loan Noteholder with respect to the Sears Tower Loan Combination pursuant to the Sears Tower Co-Lender Agreement or the applicable servicing agreement; and

•	thirteenth, for such remaining purposes as are provided in the Sears Tower Co-Lender Agreement.

The Bethany Maryland Portfolio II Loan Combination, the 2445 M Street Loan Combination, the 2100 Pennsylvania Loan Combination and the 2000 Pennsylvania Loan Combination.    Each of the Bethany Maryland Portfolio II Loan, the 2445 M Street Loan Combination, the 2100 Pennsylvania Avenue Mortgage Loan and the 2000 Pennsylvania Mortgage Loan is part of a Loan Combination comprised of two (2) mortgage loans that are both secured by a mortgage lien on the related mortgaged real property or properties. See ‘‘—Significant Underlying Mortgage Loans—The Bethany Maryland Portfolio II Mortgage Loan’’ above for a more detailed description of the Bethany Maryland Portfolio II Mortgage Loan. See also ‘‘The Series 2007-C2 Pooling and Servicing Agreement—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus for a more detailed description of certain rights of the respective holders of the underlying mortgage loan and the Non-Trust Loan that comprise each such Loan Combination. The Non-Trust Loan in each of these three Loan Combinations will be serviced, along with the related underlying mortgage loan, under the series 2007-C2 pooling and servicing agreement by the master servicer and the special servicer (subject to the rights of certain parties to replace the special servicer with respect to a specific Loan Combination as described under ‘‘The Series 2007-C2 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this offering prospectus), generally as if each such Non-Trust Loan was a mortgage loan in the trust (provided, however, that neither the master servicer nor the trustee shall be required to make P&I advances with respect to any such Non-Trust Loan).

Co-Lender Agreement.    The holders of the mortgage loans comprising each of the Bethany Maryland Portfolio II Loan Combination, the 2445 M Street Loan Combination, the 2100 Pennsylvania Avenue Loan Combination and the 2000 Pennsylvania Loan Combination are bound by the terms and provisions of the related Co-Lender Agreement. Each of those three Co-Lender Agreements generally includes the following provisions, among others:

•	Consent Rights. The Loan Combination Controlling Party for the subject Loan Combination will have the ability to advise and direct the series 2007-C2 master servicer and/or special servicer with respect to certain specified servicing actions regarding such Loan Combination, including those involving foreclosure or material modification of the related underlying mortgage loan and the related Non-Trust Loan (see ‘‘The Series 2007-C2 Pooling and Servicing Agreement—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus), subject to certain conditions described in the subject Co-Lender Agreement. As of any date of determination, the Loan Combination Controlling Party for the subject Loan Combination will be: (A) the related Non-Trust Loan Noteholder or its designee, if and for so long as the unpaid principal balance of the related Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the subject Loan Combination that is allocable to such Non-Trust Loan, is equal to or greater than 25.0% of an amount equal to the original principal balance of such Non-Trust Loan less any principal payments made by the related Borrower and received on and allocated to the related Non-Trust Loan; and (B) otherwise, the holder of the related underlying mortgage loan or its designee (which designee, in accordance with the series 2007-C2 pooling and servicing agreement, will be the series 2007-C2 controlling class representative).

•	Purchase Option. If and for so long as the subject Loan Combination is specially serviced and, further, upon the date when a scheduled payment on such Loan Combination, as applicable, becomes at least 60 days delinquent, the related Non-Trust Loan Noteholder (or its assignee) will have the option to purchase the related underlying mortgage loan at a price generally equal to the unpaid principal balance of such underlying mortgage loan, together with all accrued unpaid interest thereon (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2007-C2 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

•	Cure Rights. The related Non-Trust Loan Noteholder has the assignable right to cure a monetary default or a default susceptible to cure by the payment of money, in each case within 10 business days of the later of (a) receipt by such Non-Trust Loan Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that no more than (A) eight such cure events are permitted during the term of such Loan Combination, (B) three consecutive such cure events are permitted and (C) four such cure events are permitted in any 12-month period.

•	Replacement of Special Servicer. The related Non-Trust Loan Noteholder (for so long as it is the related Loan Combination Controlling Party) may replace the Special Servicer with respect to the subject Loan Combination only, subject to satisfaction of the conditions set forth under ‘‘The Series 2007-C2 Pooling and Servicing Agreement— Replacement of the Special Servicer’’ in this offering prospectus.

Priority of Payments.    With respect to each of the Bethany Maryland Portfolio II Loan Combination, the 2445 M Street Loan Combination, the 2100 Pennsylvania Avenue Loan Combination and the 2000 Pennsylvania Loan Combination, pursuant to the related Co-Lender Agreement, following the allocation of payments to each mortgage loan in such Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the related underlying mortgage loan that have not been cured by the related Non-Trust Loan Noteholder (or its designee) or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when such underlying mortgage loan is being specially serviced, collections on the subject Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the related underlying mortgage loan and the related Non-Trust Loan generally in the following manner:

•	first, to the related underlying mortgage loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the related underlying mortgage loan, in an amount equal to (a) a pro rata share of all voluntary principal prepayments received with respect to the subject Loan Combination, (b) a pro rata share of all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds received with respect to the subject Loan Combination and (c) on the related maturity date, a pro rata share of all principal payments made on such maturity date with respect to the subject Loan Combination, in each case, principal to be attributable to the related underlying mortgage loan on a pro rata basis in accordance with the outstanding principal balance of such underlying mortgage loan relative to the outstanding principal balance of the related Loan Combination;

•	third, to the related Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fourth, to the related Non-Trust Loan, until the unpaid principal balance of the subject Non-Trust Loan has been reduced to zero, in an amount equal to (a) a pro rata share of all voluntary principal prepayments received with respect to the subject Loan Combination, (b) a pro rata share of all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds received with respect to the subject Loan Combination and (c) on the related maturity date, a pro rata share of all principal payments made on such maturity date with respect to the subject Loan Combination, in each case, principal to be attributable to the related Non-Trust Loan on a pro rata basis in accordance with the outstanding principal balance of such Non-Trust Loan relative to the outstanding principal balance of the related Loan Combination;

•	fifth, to the related underlying mortgage loan, a pro rata share of any prepayment consideration received with respect to the subject Loan Combination (based on the relative amount of principal being paid on each mortgage loan in the subject Loan Combination), to the extent actually paid;

•	sixth, to the related Non-Trust Loan, a pro rata share of any prepayment consideration received with respect to the subject Loan Combination (based on the relative amount of principal being paid on each mortgage loan in the subject Loan Combination), to the extent actually paid;

•	seventh, to the related underlying mortgage loan, any late payment charges and Default Interest due in respect of the related underlying mortgage loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement), until all such amounts are paid;

•	eighth, to the related Non-Trust Loan, any late payment charges and Default Interest due in respect of the related Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement), until all such amounts are paid;

•	ninth, to the related Non-Trust Loan, up to the amount of any cure payments made by the related Non-Trust Loan Noteholder with respect to the related Loan Combination;

•	tenth, for such remaining purposes as are provided in the related Co-Lender Agreement.

With respect to each of the Bethany Maryland Portfolio II Loan Combination, the 2445 M Street Loan Combination, the 2100 Pennsylvania Avenue Loan Combination and the 2000 Pennsylvania Loan Combination, pursuant to the related Co-Lender Agreement, during the existence of (a) certain monetary events of default as to the related underlying mortgage loan that have not been cured by the related Non-Trust Loan Noteholder or (b) certain non-monetary events of default as to the related underlying mortgage loan at a time when the related underlying mortgage loan is being specially serviced, collections on the subject Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to such underlying mortgage loan and the related Non-Trust Loans generally in the following manner:

•	first, to the related underlying mortgage loan, in an amount equal to all accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the related underlying mortgage loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	third, to the related Non-Trust Loan, in an amount equal to all accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fourth, to the related Non-Trust Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	fifth, to the related underlying mortgage loan, a pro rata share of any prepayment consideration received with respect to the subject Loan Combination (based on the relative amount of principal being paid on each mortgage loan in the subject Loan Combination), to the extent actually paid;

•	sixth, to the related Non-Trust Loan, a pro rata share of any prepayment consideration received with respect to the subject Loan Combination (based on the relative amount of principal being paid on each mortgage loan in the subject Loan Combination), to the extent actually paid;

•	seventh, to the related underlying mortgage loan, any late payment charges and Default Interest due in respect of the related underlying mortgage loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement), until all such amounts are paid;

•	eighth, to the related Non-Trust Loan, any late payment charges and Default Interest due in respect of the related Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement), until all such amounts are paid in full;

•	ninth, to the related underlying mortgage loan, any other amounts paid by the related borrower and due in respect of the related underlying mortgage loan;

•	tenth, to the related Non-Trust Loan, any other amounts paid by the related borrower and due in respect of the related Non-Trust Loan;

•	eleventh, to the related Non-Trust Loan Noteholder, up to the amount of any cure payments made by the related Non-Trust Loan with respect to the related Loan Combination; and

•	twelfth, for such remaining purposes as are provided in the related Co-Lender Agreement.

The Extendicare Portfolio Loan Combination.    The Extendicare Portfolio Mortgage Loan is part of a Loan Combination comprised of three (3) mortgage loans that are all secured by the Extendicare Portfolio Mortgaged Properties, identified in this offering prospectus as the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans. The Extendicare Portfolio Mortgage Loan will be serviced, along with the Extendicare Portfolio Non-Trust Loans, under the series 2006-C7 pooling and servicing agreement, which is the governing document for the securitization of the Extendicare Portfolio Note A-1 Non-Trust Loan and for the servicing of the entire Extendicare Portfolio Loan Combination. See ‘‘—Significant Underlying Mortgage Loans—The Extendicare Portfolio Mortgage Loan’’ above for a more detailed description of the Extendicare Portfolio Mortgage Loan. See also ‘‘Servicing of the Extendicare Portfolio Loan Combination and the State Street Building Loan Combination’’ in this offering prospectus for a more detailed description of certain rights of the Extendicare Portfolio Non-Trust Loan Noteholders.

Co-Lender Agreement.    The Extendicare Portfolio Co-Lender Agreement, dated as of November 13, 2006, between the two holders of the mortgage loans comprising the Extendicare Portfolio Loan Combination, generally provides that:

•	Consent Rights. Subject to certain limitations, the related Loan Combination Controlling Party will have the ability to advise and direct the series 2006-C7 master servicer and/or the 2006-C7 special servicer with respect to certain specified servicing actions regarding the Extendicare Portfolio Loan Combination, including those involving foreclosure or material modification of the Extendicare Portfolio Loan Combination. As of any date of determination, the Loan Combination Controlling Party for the Extendicare Portfolio Loan Combination will be the holder of the Extendicare Portfolio Mortgage Loan and the holders of the Extendicare Portfolio Non-Trust Loans, acting jointly (directly or through representatives, which representative, in the case of the Extendicare Portfolio Mortgage Loan will be, in accordance with the series 2007-C2 pooling and servicing agreement, the series 2007-C2 controlling class representative); except that, if the holders of the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans have not, within the requisite time period, directly or through representatives, executed a consent with respect to any advice, consent or direction regarding a specified servicing action, then the series 2006-C7 special servicer or master servicer, as applicable, will implement such servicing action as it deems to be in accordance with the servicing standard set forth in the series 2006-C7 pooling and servicing agreement, and the decision of such series 2006-C7 special servicer or master servicer, as applicable, will be binding on all such parties.

Priority of Payments.    Pursuant to the Extendicare Portfolio Co-Lender Agreement, all amounts received with respect to the Extendicare Portfolio Loan Combination will generally be allocated between the three (3) mortgage loans comprising the Extendicare Portfolio Loan Combination on a pro rata and pari passu basis.

The Homer Building Loan Combination.    The Homer Building Mortgage Loan is part of a Loan Combination comprised of two (2) mortgage loans that are both secured by the Homer Building Mortgaged Property, which two (2) mortgage loans are identified in this offering prospectus as the Homer Building Mortgage Loan and the Homer Building Non-Trust Loan. See ‘‘—Significant Underlying Mortgage Loans—The Homer Building Mortgage Loan’’ above for a more detailed description of the Homer Building Mortgage Loan. See also ‘‘The Series 2007-C2 Pooling and Servicing Agreement—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus for a more detailed description of certain rights of the related Non-Trust Loan Noteholder. The Homer

Building Non-Trust Loan will be serviced, along with the Homer Building Mortgage Loan, under the series 2007-C2 pooling and servicing agreement by the master servicer and the special servicer, generally as if that Non-Trust Loan was a mortgage loan in the trust (provided, however, that neither the master servicer nor the trustee will be required to make P&I advances with respect to that Non-Trust Loan)

Co-Lender Agreement.    The holders of the Homer Building Mortgage Loan and the Homer Building Non-Trust Loan are bound by the terms and provisions of the Homer Building Co-Lender Agreement. The Homer Building Co-Lender Agreement generally includes the following provisions, among others:

•	Consent Rights. The Loan Combination Controlling Party for the Homer Building Loan Combination will have the ability to advise and direct the series 2007-C2 master servicer and/or special servicer with respect to certain specified servicing actions regarding the Homer Building Loan Combination, including those involving foreclosure or material modification of the Homer Building Mortgage Loan and the Homer Building Non-Trust Loan (see ‘‘The Series 2007-C2 Pooling and Servicing Agreement—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus), subject to certain conditions described in the Homer Building Co-Lender Agreement. As of any date of determination, the Loan Combination Controlling Party for the Homer Building Loan Combination will be (a) the related Non-Trust Loan Noteholder or its designee, if and for so long as the unpaid principal balance of the Homer Building Non-Trust Loan, net of any existing Appraisal Reduction Amount with respect to the Homer Building Loan Combination, is equal to or greater than 25% of an amount equal to (i) the original principal balance of the Homer Building Non-Trust Loan, less (ii) any principal payments made by the related borrower and received on and allocated to the Homer Building Non-Trust Loan, and (b) otherwise, the holder of the Homer Building Mortgage Loan or its designee (which designee, in accordance with the series 2007-C2 pooling and servicing agreement, will be the series 2007-C2 controlling class representative).

•	Purchase Option. If and for so long as the Homer Building Loan Combination is specially serviced and, further, upon the date when a scheduled payment on the Homer Building Loan Combination becomes at least 60 days delinquent, the related Non-Trust Loan Noteholder (or its assignee) will have the option to purchase the Homer Building Mortgage Loan at a price generally equal to the unpaid principal balance of the Homer Building Mortgage Loan, together with all accrued unpaid interest on the Homer Building Mortgage Loan (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2007-C2 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

•	Cure Rights. The related Non-Trust Loan Noteholder has the assignable right to cure (i) a monetary default or a default susceptible to cure by the payment of money, within 10 business days of the later of (a) receipt by that Non-Trust Loan Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default and (ii) a non-monetary default within 30 days of the receipt by that Non-Trust Noteholder of notice of the subject event of default; provided that no more than (A) three consecutive cure events are permitted, and (B) eight cure events are permitted during the term of the Homer Building Loan Combination.

•	Replacement of Special Servicer. The related Non-Trust Loan Noteholder (for so long as it is the related Loan Combination Controlling Party) may replace the Special Servicer with respect to the Homer Building Loan Combination only, subject to satisfaction of the conditions set forth under ‘‘The Series 2007-C2 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this offering prospectus

Priority of Payments.    Pursuant to the Homer Building Co-Lender Agreement, following the allocation of payments to each mortgage loan in the Homer Building Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the Homer Building Mortgage Loan and the related Non-Trust Loan Noteholder has not cured those defaults or (b) certain non-monetary events of default with respect to the Homer Building Mortgage Loan at a time when the Homer Building Mortgage Loan is being specially serviced, collections on the Homer Building Loan Combination will generally be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the Homer Building Mortgage Loan and the Homer Building Non-Trust Loan generally in the following manner:

•	first, to the Homer Building Mortgage Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the Homer Building Mortgage Loan, in an amount equal to (a) all voluntary principal prepayments attributable to the Homer Building Mortgage Loan in accordance with the related loan documents or the Homer Building Co-Lender Agreement, as applicable, (b) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Homer Building Mortgage Loan in accordance with the related loan documents or the Homer Building Co-Lender Agreement, as applicable and (c) on the maturity date, all principal payments attributable to the Homer Building Mortgage Loan in accordance with the related loan documents or the Homer Building Co-Lender Agreement, as applicable, with (in each case) principal to be attributable to the Homer Building Mortgage Loan under the related loan documents or the Homer Building Co-Lender Agreement, as applicable, on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan relative to the outstanding principal balance of the Homer Building Loan Combination;

•	third, to the Homer Building Non-Trust Loan, up to the amount of any unreimbursed cure payments made by the Homer Building Non-Trust Loan Noteholder with respect to the Homer Building Loan Combination pursuant to the Homer Building Co-Lender Agreement or the applicable servicing agreement;

•	fourth, to the Homer Building Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fifth, to the Homer Building Non-Trust Loan, in an amount equal to (a) all voluntary principal prepayments attributable to the Homer Building Non-Trust Loan in accordance with the related loan documents or the Homer Building Co-Lender Agreement, as applicable, (b) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Homer Building Non-Trust Loan in accordance with the related loan documents or the Homer Building Co-Lender Agreement, as applicable, and (c) on the maturity date, all principal payments attributable to the Homer Building Non-Trust Loan in accordance with the related loan documents or the Homer Building Co-Lender Agreement, as applicable, with (in each case) principal to be attributable to the Homer Building Non-Trust Loan under the related loan documents or the Homer Building Co-Lender Agreement, as applicable, on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan relative to the outstanding principal balance of the Homer Building Loan Combination;

•	sixth, to the Homer Building Mortgage Loan, any prepayment consideration attributable to the Homer Building Mortgage Loan in accordance with the related loan documents or the Homer Building Co-Lender Agreement, as applicable;

•	seventh, to the Homer Building Non-Trust Loan, any prepayment consideration attributable to the Homer Building Non-Trust Loan in accordance with the related loan documents or the Homer Building Co-Lender Agreement, as applicable;

•	eighth, to the Homer Building Mortgage Loan, any late payment charges and Default Interest due in respect of the Homer Building Mortgage Loan in accordance with the related loan documents or the Homer Building Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	ninth, to the Homer Building Non-Trust Loan, any late payment charges and Default Interest due in respect of the Homer Building Non-Trust Loan in accordance with the related loan documents or the Homer Building Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement); and

•	tenth, for such remaining purposes as are provided in the Homer Building Co-Lender Agreement.

Pursuant to the Homer Building Co-Lender Agreement, during the existence of: (a) certain monetary events of default with respect to the Homer Building Mortgage Loan and the related Non-Trust Loan Noteholder has not cured those defaults or (b) certain non-monetary events of default with respect to the Homer Building Mortgage Loan at a time when the Homer Building Mortgage Loan is being specially serviced, collections on the Homer Building Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the Homer Building Mortgage Loan and the Homer Building Non-Trust Loan generally in the following manner:

•	first, to the Homer Building Mortgage Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the unpaid principal balance thereof (net of related master servicing fees);

•	second, to the Homer Building Mortgage Loan, in an amount equal to the unpaid principal balance thereof, until such principal balance has been reduced to zero;

•	third, to the Homer Building Non-Trust Loan, up to the amount of any cure payments made by the related Non-Trust Loan Noteholder with respect to the Homer Building Loan Combination pursuant to the Homer Building Co-Lender Agreement or the applicable servicing agreement;

•	fourth, to the Homer Building Non-Trust Loan in an amount equal to accrued and unpaid interest (excluding Default Interest) on the unpaid principal balance thereof (net of related master servicing fees);

•	fifth, to the Homer Building Non-Trust Loan in an amount equal to the unpaid principal balance thereof, until such principal balance has been reduced to zero;

•	sixth, to the Homer Building Mortgage Loan, any prepayment consideration attributable to the Homer Building Mortgage Loan in accordance with the related loan documents or the Homer Building Co-Lender Agreement, as applicable;

•	seventh, to the Homer Building Non-Trust Loan, any prepayment consideration attributable to the Homer Building Non-Trust Loan in accordance with the related loan documents or the Homer Building Co-Lender Agreement, as applicable;

•	eighth, to the Homer Building Mortgage Loan, any late payment charges and Default Interest due in respect of the Homer Building Mortgage Loan in accordance with the related loan documents or the Homer Building Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	ninth, to the Homer Building Non-Trust Loan, any late payment charges and Default Interest due in respect of the Homer Building Non-Trust Loan in accordance with the related loan documents or the Homer Building Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	tenth, to the Homer Building Mortgage Loan, any other amounts paid by the related borrower and due in respect of the Homer Building Mortgage Loan;

•	eleventh, to the Homer Building Non-Trust Loan, any other amounts paid by the related borrower and due in respect of the Homer Building Non-Trust Loan; and

•	twelfth, for such remaining purposes as are provided in the Homer Building Co-Lender Agreement.

The Fed Ex Portfolio Loan Combination.    The Fed Ex Portfolio Mortgage Loan is part of a Loan Combination comprised of two (2) mortgage loans that are both secured by the Fed Ex Portfolio Mortgaged Property, identified in this offering prospectus as the Fed Ex Portfolio Mortgage Loan and the Fed Ex Portfolio Non-Trust Loan. See ‘‘The Series 2007-C2 Pooling and Servicing Agreement—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus for a more detailed description of certain rights of the holders of the underlying mortgage loan and the Non-Trust Loan that comprise the Fed Ex Portfolio Loan Combination. The Fed Ex Portfolio Non-Trust Loan will be serviced, along with the Fed Ex Portfolio Mortgage Loan, under the series 2007-C2 pooling and servicing agreement by the master servicer and the special servicer, generally as if the Fed Ex Portfolio Non-Trust Loan was a mortgage loan in the trust (provided, however, that neither the master servicer nor the trustee will be required to make P&I advances with respect to the Fed Ex Portfolio Non-Trust Loan).

Co-Lender Agreement.    The holders of the mortgage loans comprising the Fed Ex Portfolio Loan Combination are bound by the terms and provisions of the Fed Ex Portfolio Co-Lender Agreement. The Fed Ex Portfolio Co-Lender Agreement generally includes the following provisions, among others:

•	Consent Rights. The Loan Combination Controlling Party for the Fed Ex Portfolio Loan Combinations will have the ability to advise and direct the series 2007-C2 master servicer and/or special servicer with respect to certain specified servicing actions regarding the Fed Ex Portfolio Loan Combination, including those involving foreclosure or material modification of the Fed Ex Portfolio Mortgage Loan and the Fed Ex Portfolio Non-Trust Loan (see ‘‘The Series 2007-C2 Pooling and Servicing Agreement—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus), subject to certain conditions described in the Fed Ex Portfolio Co-Lender Agreement. As of any date of determination, the Loan Combination Controlling Party for the Fed Ex Portfolio Loan Combination will be (A) the Fed Ex Portfolio Non-Trust Loan Noteholder or its designee, if and for so long as the unpaid principal balance of the Fed Ex Portfolio Non-Trust Loan, net of any existing Appraisal Reduction Amount with respect to the Fed Ex Portfolio Mortgage Loan Combination, is equal to or greater than 25.0% of the original principal balance of the Fed Ex Portfolio Non-Trust Loan, and (B) otherwise, the holder of the Fed Ex Portfolio Mortgage Loan or its designee (which designee, in accordance with the series 2007-C2 pooling and servicing agreement, will be the series 2007-C2 controlling class representative).

•	Purchase Option. If and for so long as the Fed Ex Portfolio Loan Combination is specially serviced and, further, upon the date when a scheduled payment on the Fed Ex Portfolio Loan Combination becomes at least 60 days delinquent, the Fed Ex Portfolio Non-Trust Loan Noteholder (or its assignee) will have the option to purchase the Fed Ex Portfolio Mortgage Loan at a price generally equal to the unpaid principal balance of Fed Ex Portfolio Mortgage Loan together with all accrued unpaid interest on that loan (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2007-C2 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

Priority of Payments.    Pursuant to the Fed Ex Portfolio Co-Lender Agreement, following the allocation of payments to each mortgage loan in the Fed Ex Portfolio Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the Fed Ex Portfolio Mortgage Loan or (b) certain non-monetary events of default with respect to the Fed Ex Portfolio Mortgage Loan at a time when the Fed Ex Portfolio Mortgage Loan is being specially serviced, collections on the Fed Ex Portfolio Loan Combination will generally be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the Fed Ex Portfolio Mortgage Loan and the Fed Ex Portfolio Non-Trust Loan generally in the following manner:

•	first, to the Fed Ex Portfolio Mortgage Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the Fed Ex Portfolio Mortgage Loan, in an amount equal to (a) all voluntary principal prepayments attributable to the Fed Ex Portfolio Mortgage Loan in accordance with the related loan documents or the Fed Ex Portfolio Co-Lender Agreement, as applicable, (b) all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds attributable to the Fed Ex Portfolio Mortgage Loan in accordance with the related loan documents or the Fed Ex Portfolio Co-Lender Agreement, as applicable and (c) on the maturity date, all principal payments attributable to the Fed Ex Portfolio Mortgage Loan in accordance with the related loan documents or the Fed Ex Portfolio Co-Lender Agreement, as applicable, with (in each case) principal to be attributable to the Fed Ex Portfolio Mortgage Loan under the related loan documents or the Fed Ex Portfolio Co-Lender Agreement, as applicable, on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan relative to the outstanding principal balance of the Fed Ex Portfolio Loan Combination;

•	third, to the Fed Ex Portfolio Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fourth, to the Fed Ex Portfolio Non-Trust Loan, in an amount equal to (a) all voluntary principal prepayments attributable to the Fed Ex Portfolio Non-Trust Loan in accordance with the related loan documents or the Fed Ex Portfolio Co-Lender Agreement, as applicable, (b) all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds attributable to the Fed Ex Portfolio Non-Trust Loan in accordance with the related loan documents or the Fed Ex Portfolio Co-Lender Agreement, as applicable and (c) on the maturity date, all principal payments attributable to the Fed Ex Portfolio Non-Trust Loan in accordance with the related loan documents or the Fed Ex Portfolio Co-Lender Agreement, as applicable, with (in each case) principal to be attributable to the Fed Ex Portfolio Non-Trust Loan under the related loan documents or the Fed Ex Portfolio Co-Lender Agreement, as applicable, on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan relative to the outstanding principal balance of the Fed Ex Portfolio Loan Combination;

•	fifth, to the Fed Ex Portfolio Mortgage Loan, any prepayment consideration attributable to the Fed Ex Portfolio Mortgage Loan in accordance with the related loan documents or the Fed Ex Portfolio Co-Lender Agreement, as applicable;

•	sixth, to the Fed Ex Portfolio Non-Trust Loan, any prepayment consideration attributable to the Fed Ex Portfolio Non-Trust Loan in accordance with the related loan documents or the Fed Ex Portfolio Co-Lender Agreement, as applicable;

•	seventh, to the Fed Ex Portfolio Mortgage Loan, any late payment charges and Default Interest due in respect of the Fed Ex Portfolio Mortgage Loan in accordance with the related loan documents or the Fed Ex Portfolio Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	eighth, to the Fed Ex Portfolio Non-Trust Loan, any late payment charges and Default Interest due in respect of the Fed Ex Portfolio Non-Trust Loan in accordance with the related loan documents or the Fed Ex Portfolio Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	ninth, to the Fed Ex Portfolio Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the Fed Ex Portfolio Non-Trust Loan Noteholder with respect to the Fed Ex Portfolio Loan Combination pursuant to the Fed Ex Portfolio Co-Lender Agreement or the applicable servicing agreement; and

•	tenth, for such remaining purposes as are provided in the Fed Ex Portfolio Co-Lender Agreement.

Pursuant to the Fed Ex Portfolio Co-Lender Agreement, during the existence of (a) certain monetary events of default with respect to the Fed Ex Portfolio Mortgage Loan or (b) certain non-monetary events of default with respect to the Fed Ex Portfolio Mortgage Loan at a time when the Fed Ex Portfolio Mortgage Loan is being specially serviced, collections on the Fed Ex Portfolio Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the Fed Ex Portfolio Mortgage Loan and the Fed Ex Portfolio Non-Trust Loan generally in the following manner:

•	first, to the Fed Ex Portfolio Mortgage Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	second, to the Fed Ex Portfolio Mortgage Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	third, to the Fed Ex Portfolio Non-Trust Loan in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	fourth, to the Fed Ex Portfolio Non-Trust Loan in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	fifth, to the Fed Ex Portfolio Mortgage Loan, any prepayment consideration attributable to the Fed Ex Portfolio Mortgage Loan in accordance with the related loan documents or the Fed Ex Portfolio Co-Lender Agreement, as applicable;

•	sixth, to the Fed Ex Portfolio Non-Trust Loan, any prepayment consideration attributable to the Fed Ex Portfolio Non-Trust Loan in accordance with the related loan documents or the Fed Ex Portfolio Co-Lender Agreement, as applicable;

•	seventh, to the Fed Ex Portfolio Mortgage Loan, any late payment charges and Default Interest due in respect of the Fed Ex Portfolio Mortgage Loan in accordance with the related loan documents or the Fed Ex Portfolio Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	eighth, to the Fed Ex Portfolio Non-Trust Loan, any late payment charges and Default Interest due in respect of the Fed Ex Portfolio Non-Trust Loan in accordance with the related loan documents or the Fed Ex Portfolio Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	ninth, to the Fed Ex Portfolio Mortgage Loan, any other amounts paid by the related borrower and due in respect of the Fed Ex Portfolio Mortgage Loan;

•	tenth, to the Fed Ex Portfolio Non-Trust Loan, any other amounts paid by the related borrower and due in respect of the Fed Ex Portfolio Non-Trust Loan;

•	eleventh, to the Fed Ex Portfolio Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the Fed Ex Portfolio Non-Trust Loan Noteholder with respect to the Fed Ex Portfolio Loan Combination pursuant to the Fed Ex Portfolio Co-Lender Agreement or the applicable servicing agreement; and

•	twelfth, for such remaining purposes as are provided in the Fed Ex Portfolio Co-Lender Agreement.

The State Street Loan Combination.    The State Street Building Mortgage Loan is part of a Loan Combination comprised of three (3) mortgage loans that are all secured by the State Street Building Mortgaged Property, identified in this offering prospectus as the State Street Building Mortgage Loan and the State Street Building Non-Trust Loans. The State Street Building Mortgage Loan will be serviced, along with the State Street Building Non-Trust Loans, under the series 2007-C1 pooling and servicing agreement, which is the governing document for the securitization of one of the State Street Building Non-Trust Loans and for the servicing of the entire State Street Building Loan Combination. See ‘‘Servicing of the Extendicare Portfolio Loan Combination and the State Street Building Loan Combination’’ in this offering prospectus for a more detailed description of the servicing of the State Street Building Loan Combination.

Intercreditor Agreement.    The State Street Intercreditor and Servicing Agreement, dated December 27, 2006, between the holders of the mortgage loans comprising the State Street Building Loan Combination, generally provides that:

•	Consent Rights. The Loan Combination Controlling Party for the State Street Building Loan Combination will have the ability to advise and direct the series 2007-C1 master servicer and/or special servicer with respect to certain specified servicing actions regarding the State Street Building Loan Combination, including those involving foreclosure or material modification of the State Street Building Loan Combination (see ‘‘Servicing of the Extendicare Portfolio Loan Combination and the State Street Building Loan Combination’’ in this offering prospectus), subject to certain conditions set forth in the related Co-Lender Agreement. As of any date of determination, the Loan Combination Controlling Party for the State Street Building Loan Combination will be the holder of the State Street Building Non-Trust Loan included in the series 2007-C1 securitization transaction or its designee (which designee is, in accordance with the series 2007-C1 pooling and servicing agreement, the series 2007-C1 controlling class representative).

•	Consultation Rights. Subject to certain limitations, the series 2007-C1 master servicer or the series 2007-C1 special servicer will be required to consult with the holder of the State Street Building Mortgage Loan or its designee (which designee, in accordance with the series 2007-C2 pooling and servicing agreement, will be the series 2007-C2 controlling class representative) for a period of ten business days (or such shorter period as such servicer deems prudent in accordance with the servicing standard) with respect to certain specified servicing actions regarding the State Street Building Loan Combination, including those involving foreclosure or material modification of the State Street Building Loan Combination. Such consultation will be non-binding on the series 2007-C1 master servicer and the series 2007-C1 special servicer.

•	Replacement of Special Servicer. The holders of a majority interest in the controlling class of the series 2007-C1 certificates will be entitled to replace the special servicer for the State Street Building Loan Combination under the series 2007-C1 pooling and servicing agreement (without cause) under circumstances and subject to conditions substantially similar to those applicable to the replacement of the special servicer under the series 2007-C2 pooling and servicing agreement by the holders of a majority interest in the controlling class of the series 2007-C2 certificates. See ‘‘The Series 2007-C2 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this offering prospectus.

Priority of Payments.    Pursuant to the State Street Intercreditor and Servicing Agreement, all amounts received with respect to the State Street Building Loan Combination will generally be allocated among the three (3) mortgage loans comprising the State Street Loan Building Combination on a pro rata and pari passu basis.

Additional Loan and Property Information

Delinquency and Loss Information.    None of the mortgage loans that we intend to include in the trust were, as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment due thereunder. There has been no forgiveness of interest or principal with respect to the mortgage loans that we intend to include in the trust.

Tenant Matters.    Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust—

•	With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Hickory Glen, which mortgage loan represents 0.3% of the Initial Mortgage Pool Balance and 1.4% of the Initial Loan Group 2 Balance, the related mortgaged real property is leased to persons 55 years old and older.

•	With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Rancho Las Polomas, which mortgage loan represents 0.2% of the Initial Mortgage Pool

Balance and 0.3% of the Initial Loan Group 1 Balance, the largest tenant at the mortgaged real property (occupying approximately 25% thereof) (a) is considered a dark tenant, (b) continues to pay rent and (c) has a termination option effective January 2009 upon payment of a termination payment. There is also a master lease between the related borrower and its principal covering the largest tenant’s premises, which terminates January 31, 2014. See also ‘‘Risk Factors—Operating or Master Leases May Hinder Recovery’’ in this offering prospectus.

•	With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Watermarke at Lake Highlands, Bachman Oaks and Brazos Park, which mortgage loans collectively represent 0.4% of the Initial Mortgage Pool Balance and 1.9% of the Initial Loan Group 2 Balance, each of the related mortgaged real properties is owned by a not-for-profit organization that receives a 100% real estate tax abatement in return for leasing its multifamily rental units to tenants who earn 80% or less of the Dallas metropolitan area median income.

•	With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Sandwich Manor Apartments, which mortgage loan represents 0.1% of the Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group 2 Balance, the related mortgaged real property is a senior subsidized apartment property and is required to rent to persons 62 years and older who earn below 30% of the DeKalb County, Illinois metropolitan area median income.

•	With respect to the underlying mortgage loans secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Wellington Place Apartments, which mortgage loan represents 0.1% of the Initial Mortgage Pool Balance and 0.8% of the Initial Loan Group 2 Balance, a land use restriction agreement requires the owner of such mortgaged real property to make at least 30% of the units available for families making 50% or less of the median income and at least 65% of the units available for families making 80% or less of the median income, at rents set by the Texas Department of Housing and Community Affairs based on bedroom count and household size.

•	With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Green Acres, which mortgage loan represents 0.2% of the Initial Mortgage Pool Balance and 0.9% of the Initial Loan Group 2 Balance, the related mortgaged real property is owned by a 501(c)(3) organization that participates in the Community Health Development Organization (CHDO) program and is required to rent 58 of the units to tenants making less than 50% of the area’s median income and to rent 87 of the units to tenants that making less than 60% of the area’s median income.

•	With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as St. Mary’s Medical, representing 0.2% of the Initial Pool Balance and 0.2% of the Initial Loan Group 1 Balance, the parking easement contains use restrictions, which require the medical office building to operate in a manner consistent with the Ethical and Religious Directives for Catholic Health Care Services. Such directives may be adopted and amended from time to time by the National Conference on Catholic Bishops, but currently prohibit abortion, some forms of artificial fertilization, sterilization and similar procedures. Each lease executed with respect to the related mortgaged real property is required to include a covenant by the tenant to comply with such directives.

•	With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Oak View Apartments, which mortgage loan represents 0.1% of the Initial Mortgage Pool Balance and 0.4% of the Initial Loan Group 2 Balance, and Hillcrest Apartments, representing 0.2% of the Initial Mortgage Pool Balance and 1.2% of the Initial Loan Group 2 Balance, each of the related mortgaged real properties has housing assistance program (HAP) contracts in place.

•	With respect to the Bethany Maryland Portfolio II Mortgaged Properties, securing an underlying mortgage loan representing 5.2% of the Initial Mortgage Pool Balance and 28.0% of the Initial Loan Group 2 Balance, there are HAP contracts in place.

•	With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Del Nido Apartments, which mortgage loan represents 0.4% of the Initial Mortgage Pool Balance and 2.2% of the Initial Loan Group 2 Balance, the related mortgaged real property is owned by a limited partnership that leases 100% of the multifamily rental units to low income tenants. All of the multifamily rental units are subject to maximum rent levels.

•	One hundred eight (108) of the mortgaged real properties, securing 40.9% of the Initial Mortgage Pool Balance and 50.2% of the Initial Loan Group 1 Balance, respectively, are, in each case, a retail property, an office property or an industrial/warehouse property that has space leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property.

•	Sixty (60) of the mortgaged real properties, securing 12.3% of the Initial Mortgage Pool Balance and 15.1% of the Initial Loan Group 1 Balance, respectively, are entirely or substantially leased to a single tenant.

•	A number of companies are major tenants at more than one of the mortgaged real properties.

•	There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

•	With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Lookout Ridge Apartments, representing 0.1% of the Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group 2 Balance, respectively, the related mortgaged real property has a material tenant concentration of military personnel. This mortgaged real property would be adversely affected by the closing of the local military base.

•	Two (2) of the mortgaged real properties, securing 0.9% of the Initial Mortgage Pool Balance and 4.8% of the Initial Loan Group 2 Balance, respectively, are each a multifamily rental property that has a material tenant concentration of students. These mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

•	Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter. For example, see ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans’’ and the footnotes to Annex A-1 to this offering prospectus.

•	Several anchors at the retail properties do not have operating covenants or those covenants have lapsed.

•	There may be one or more cases in which the sole tenant or a significant tenant of a related mortgaged real property is an agency of the United States Federal Government or a state or local government. Typically the terms of such tenancies are prescribed by the Government Services Administration or the applicable state authority and may contain few or no limitations on the ability of such tenant to terminate the lease and/or vacate the premises and cease the payment of rent.

Leasehold Mortgages.    Four (4) of the mortgage loans that we intend to include in the trust, representing 3.3% of the Initial Mortgage Pool Balance, and 4.1% of the Initial Loan Group 1 Balance, respectively, as identified on Annex A-1 under the heading ‘‘Ownership Interest’’ as leaseholds are secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. In each of those cases, the related ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated maturity of the related mortgage loan and the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Village Square, which mortgage loan represents 0.3% of the Initial Mortgage Pool Balance and 0.4% of the Initial Loan Group 1 Balance, the related mortgage is a fee and leasehold mortgage. The ground lessor (whom is a co-grantor of the mortgage) is not a special purpose entity and is not restricted from incurring additional secured debt.

Purchase Options/Right of Recapture.    With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as The Lock Up, which underlying mortgage loan represents 0.2% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group 1 Balance, the Town of North Hempstead has the right to purchase such mortgaged real property for a purchase price equal to the appraised value of such mortgaged real property in the event the related borrower fails to undertake to perform any obligation imposed upon the Town of North Hempstead to remediate the environmental contamination present at the related mortgaged real property. Such right is not subordinate to the mortgage. There is no assurance that the amount of such appraised value will be an amount sufficient to prepay the underlying mortgage loan.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Jared – The Galleria of Jewelry – Lakeline, which mortgage loan represents 0.1% of the Initial

Mortgage Pool Balance and 0.1% of the Initial Loan Group 1 Balance, a restrictive covenant recorded against such mortgaged real property grants to a Lakeline Developers (‘‘Developer’’) a right to recapture the related property upon written notice to the owner in the event that the owner fails to open and operate the related property as a Jared Jewelers retail store, any time after construction is completed, or fails to operate the related property as a Jared Jewelers retail store after opening, and such failure continues for a period of 180 consecutive days or more (‘‘Closure Period’’). The Closure Period will be extended for a reasonable and necessary period required to complete work if the owner’s failure to open and operate the related property is due to remodeling, renovation or repair and restoration from fire, casualty or eminent domain and owner is diligently pursuing completion of such remodeling, renovation, repair and restoration. A third party may exercise the right to recapture at any time after the Closure Period but shall not exercise such right (i) for so long as a bona fide lease of the related property, the improvements thereon, or any portion thereof, by and between owner and Sterling Jewelers, a/k/a Jared Jewelers, remains in full force and effect or (ii) 180 days after said lease is no longer in full force and effect. The purchase price paid in connection with a recapture of the subject mortgaged real property will be the greater of (i) the fair market value of the owner’s property, (ii) the unamortized balance of any debt secured by a first mortgage on the owner’s property including, without limitation, any prepayment premium, default interest, late charges and any other sums due and payable under the first mortgage and the related loan documents (in the event of a cross-collateralization there shall be a fixed release price assigned in the loan documents to owner’s property), and (iii) the owner’s net book value of the land, building and improvements as certified by an independent certified public accountant. If owner and a third party disagree on the fair market value, they will appoint appraisers to determine the fair market value of the related property.

Rights of First Refusal/Rights of First Offer.    With respect to certain of the mortgage loans that we intend to include in the trust, one or more of the leases between the related borrowers and tenants requires that, in the event the borrowers negotiate a sale of the mortgaged real property with a third party, the borrowers are required to provide the related tenant with an opportunity to purchase the mortgaged real property at such negotiated price. If such tenant does not accept an offer submitted to it by the borrower within the time period specified in the lease, such right of first refusal shall be considered waived as to that offer; provided, however, that the right of first refusal will be a continuing right as to any subsequent or modified purchase offer. With respect to certain other mortgage loans that we intend to include in the trust, one or more of the leases between the related borrowers and tenants require that, prior to negotiating a sale of the mortgaged real property with a third party, the borrowers are required to permit the related tenant to make the first offer as to the purchase price of the related mortgaged real property. Set forth below in this ‘‘—Rights of First Refusal/Rights of First Offer’’ section are some examples of the foregoing.

With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Citicorp – McLeansville NC, Citicorp – Meridian ID, and Citicorp – Louisville KY, which mortgage loans collectively represent 2.7% of the Initial Mortgage Pool Balance and 3.3% of the Initial Loan Group 1 Balance, (i) Citicorp North America, Inc., the related tenant at each property, has a right of first offer to purchase such mortgaged real property, which right does not apply to foreclosure of any mortgage or deed in lieu thereof and (ii) First States Group, L.P., an affiliate of the former owner of each of the related mortgaged real properties, has a right of first offer which is subordinate to the related tenant’s right to purchase such mortgaged real property, which right does not apply to foreclosure of any mortgage or deed in lieu thereof.

With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Walgreens – Holland, Walgreens – Memphis, Walgreens – New Ulm, Walgreens – Fairbault, Walgreens – Sanford, Walgreens – Clarence, Walgreens – Gary, Walgreens – Austin and Walgreens – Melrose, which mortgage loans collectively represent 1.1% of the Initial Mortgage Pool Balance and 1.4% of the Initial Loan Group 1 Balance, respectively, the lease between the sole tenant and the mortgagor grants to the tenant a right of first offer to purchase the related mortgaged property or any entity owning such property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Cornerstone Office Orlando, representing 0.7% of the Initial Mortgage Pool Balance and 0.8% of the Initial Loan Group 1 Balance, the related borrower’s tenant, Glatting Jackson Kercher Anglin Lopez Rinehart, Inc. has an ongoing right of first offer to purchase its leased premises during the applicable term, pursuant to the provisions of its lease agreement. At any time therein that the related borrower desires to sell the leased premises, the same shall be first offered to the tenant and the tenant shall have five business days in which to accept or reject the offer. If the tenant rejects the offer, the related borrower may sell the premises to a third party at no less than 95% and no greater than 105% of the purchase price offered to the tenant. The tenant has executed a lease subordination, non-disturbance and attornment agreement in favor of the lender and thereby has subordinated all of its rights and options under the lease to the mortgage agreement, and has agreed that the same shall automatically terminate in the event of a foreclosure.

With respect to the State Street Building Mortgage Loan, representing 0.7% of the Initial Mortgage Pool Balance and 0.9% of the Initial Loan Group 1 Balance, respectively, the lease between the sole tenant and the mortgagor grants to the tenant a right of first offer to purchase the related mortgaged property or any entity owning such property.

With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Tilton Center, which mortgage loan represents 0.5% of the Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group 1 Balance, respectively, two of the tenant leases grant such tenants certain rights of first offer to purchase the related mortgaged property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Jackson Square, which mortgage loan represents 0.4% of the Initial Mortgage Pool Balance and 0.5% of the Initial Loan Group 1 Balance, the lease between the related borrower and one of the tenants (McDonald’s) provides McDonald’s with a right of first offer for McDonald’s parcel, however, such right of first offer specifically exempts foreclosures or deeds in lieu of foreclosure. The McDonald’s lease is subordinate to the related mortgage.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Premiere Trade Plaza, which mortgage loan represents 0.3% of the Initial Mortgage Pool Balance and 0.4% of the Initial Loan Group 1 Balance, Digital Risk, a tenant at such mortgaged real property has a right of first refusal to purchase their leased premises, which right has been subordinated to the related mortgage and which is automatically terminated in the event of a foreclosure.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Village Square, which mortgage loan represents 0.3% of the Initial Mortgage Pool Balance and 0.4% of the Initial Loan Group 1 Balance, the lease between the related borrower and one of the tenants (McDonald’s Corporation) provides McDonald’s with a right of first refusal to purchase the parcel demised under such lease if the leasehold mortgagor acquires the fee interest in the related mortgaged property. Foreclosures and deeds in lieu of foreclosure are not exempted from McDonald’s right of first refusal.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Pomona Tech Center, which mortgage loan represents 0.2% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group 1 Balance, MRMLS, a tenant at such mortgaged real property, has a right of first offer to purchase such mortgaged real property, which right has been subordinated to the related mortgage.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Jared – The Galleria of Jewelry – Lakeline, which mortgage loan represents 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial Loan Group 1 Balance, Lakeline Developers has a right of first offer to purchase, lease or accept any lien, pledge or encumbrance of such mortgage real property, which right does not apply to any mortgage, foreclosure of any mortgage or deed in lieu thereof.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 690 Hempstead Turnpike, which mortgage loan represents 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial Loan Group 1 Balance, the related fee mortgage is subject to a 20 year ground lease between the related borrower as ground lessor and Commerce Bank N.A. as ground lessee. Such ground lessee has a right of first refusal to purchase the related mortgaged property in the event the related borrower receives a bona fide offer from a third party for the purchase of the related mortgaged property during the first 20 years of the ground lease term, as well as during the extension term if the ground lease is extended. Such right of first refusal to purchase the related mortgaged property shall be subject to the conditions contained in the ground lease agreement. Any transfer by foreclosure is exempted from Commerce Bank’s right of first refusal.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 690 Hempstead Turnpike, which mortgage loan represents 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial Loan Group 1 Balance, the related fee mortgage is subject to a 20 year ground lease between the related borrower as ground lessor and Commerce Bank N.A. as ground lessee. If Commerce Bank renews the ground lease beyond the first 20 year term, the related borrower is obligated to first offer the related mortgaged property to Commerce Bank for purchase prior to offering the related mortgaged property for sale to third parties. Such right of first offer shall be subject to the conditions contained in the ground lease agreement. Any transfer by foreclosure is exempted from Commerce Bank’s right of first offer.

Other Financing.    In the case of the underlying mortgage loans described under ‘‘Loan Combinations’’ above in this offering prospectus, the mortgaged real property or properties that secure each such underlying mortgage loan also secure one or more related mortgage loans that are not included in the trust. See ‘‘Risk Factors—Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property’’ in this offering prospectus and ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans— The Sears Tower Mortgage Loan’’, ‘‘—Significant Underlying Mortgage Loans—The Bethany Maryland Portfolio II Mortgage Loan’’, ‘‘—Significant Underlying Mortgage Loans—The Extendicare Portfolio Mortgage Loan’’, ‘‘—Significant Underlying Mortgage Loans—The Homer Building Mortgage Loan’’ and ‘‘—Loan Combinations’’ above.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Coconut Grove, which underlying mortgage loan represents 0.5% of the Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group 1 Balance, the related borrower may obtain subordinate financing secured by the mortgaged real property (a second mortgage) at any time from the first anniversary of the loan to two years prior to maturity upon notice to the related lender and fulfillment of the conditions set forth in the loan documents, including the requirement that a minimum DSCR of 1.20x and a maximum LTV of 80% are met.

Except as disclosed under this ‘‘—Other Financing’’ subsection, including as described in the second succeeding paragraph, we are not aware of any other mortgage loans that we intend to include in the trust, as to which there is any additional secured debt encumbering the related mortgaged real property. However, the direct or indirect equity interests in borrowers under some of the underlying mortgage loans have been or are permitted to be pledged to secure mezzanine or affiliate debt. ‘‘Mezzanine debt’’ is debt secured by the principal’s direct ownership interest in a related borrower, and the affiliate debt referred to in this ‘‘—Other Financing’’ section is secured by an entity’s indirect ownership interest in a related borrower.

With respect to the Tishman Speyer DC Portfolio II Mortgage Loan, which mortgage loan represents 11.2% of the Initial Mortgage Pool Balance and 13.8% of the Initial Loan Group 1 Balance, respectively, there is mezzanine financing in the aggregate maximum principal amount of $146,026,820 as further described under ‘‘—Significant Underlying Mortgage Loans—The Tishman Speyer DC Portfolio II Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

With respect to the Lembi Trophy Portfolio Mortgage loan, which group of cross collateralized mortgage loans represents 2.9% of the Initial Mortgage Pool Balance and 0.7% of the Initial Loan Group 1 Balance and 12.5% of the Initial Loan Group 2 Balance, respectively, there is a mezzanine loan secured by a pledge of 100% of the direct and indirect equity interests in the related borrowers in the aggregate amount of $29,700,000 as further described under ‘‘—Significant Underlying Mortgage Loans—The Lembi Trophy Portfolio Mortgage Loan— Mezzanine Financing’’ in this offering prospectus.

With respect to the 2445 M Street Mortgage Loan, which mortgage loan represents 2.4% of the Initial Mortgage Pool Balance and 3.0% of the Initial Loan Group 1 Balance, respectively, there is a mezzanine loan in the original principal amount of $723,806,033 (the ‘‘Initial 2445 M Street Mezzanine Loan’’) incurred by the sole member of the 2445 M Street Borrower and various other affiliates of the 2445 M Street Borrower. The 2445 M Street Mezzanine Loan is secured by the equity interests of the sole member in the 2445 M Street Borrower and certain equity interests in affiliated borrowers under five other mortgage loans not included in the trust. The Initial 2445 M Street Mezzanine Loan has an initial term which expires January 6, 2008 and has two six-month extension options. The Initial 2445 M Street Mezzanine Loan requires payments of interest only at a floating rate for its term (including extensions). The initial lenders with respect to the Initial 2445 M Street Mezzanine Loan are affiliates of the related mortgage loan sellers, however, portions of the Initial 2445 M Street Mezzanine Loan have been sold or are being sold to third-party institutional investors. The lenders under the 2445 M Street Mortgage Loan and the mezzanine lender entered into an intercreditor agreement whereby all payments due under the Initial 2445 M Street Mezzanine Loan are subordinate to any and all payments required under the 2445 M Street Mortgage Loan documents. Under that related intercreditor agreement, (i) the mezzanine lender has the right to cure a default under the 2445 M Street Mortgage Loan, (ii) in certain circumstances, the mezzanine lender may purchase the 2445 M Street Mortgage Loan from the trust, generally with the payment of, among other things, prepayment penalties, (iii) the 2445 M Street Mortgage Loan lender is restricted from certain amendments to the 2445 M Street Mortgage Loan documents without the consent of the holder of the Initial 2445 M Street Mezzanine Loan, (iv) upon the occurrence of an event of default under the mezzanine loan documents, the mezzanine lender may foreclose upon the membership interests in any 2445 M Street Mortgage Loan borrower, which could result in a change of control with respect to the 2445 M Street Mortgage Loan borrower and a change in the management of the 2445 M Street Mortgaged Property, and (v) transfers of more than 49% of the mezzanine lender’s interest in the Initial 2445 M Street Mezzanine Loan are prohibited unless such transfer is to a ‘‘qualified transferee’’ under the intercreditor agreement (together with the satisfaction of certain other conditions) or rating agency approval has been obtained. After the Initial 2445 M Street Mezzanine Loan has been paid in full, the direct or indirect holder(s) of the equity interests in the 2445 M Street Mortgage Loan borrower are permitted to obtain a new mezzanine loan, subject to satisfaction of certain conditions set forth in the loan documents for the 2445 M Street Mortgage Loan including, but not limited to, (i) such mezzanine loan is from an approved mezzanine lender, (ii) the combined loan to the then ‘‘as-is’’ appraised value of the 2445 M Street Mortgaged Property is less than 75%, (iii) the combined DSCR on the 2445 M Street Mortgage Loan and the proposed mezzanine loan is no less than 1.15x (provided that this DSCR condition may be satisfied by the delivery of an acceptable letter of credit in an amount that would reduce the outstanding principal balance of the 2445 M Street Mortgage Loan by an amount necessary to achieve a combined DSCR of 1.15x), (iv) the proposed mezzanine loan has a term expiring on or after the stated maturity date of 2445 M Street Mortgage Loan, (v) the mezzanine lender enters into an intercreditor agreement with the lender which is reasonably acceptable to the rating agencies, and (vi) the proposed mezzanine loan is secured only by collateral that is not collateral of the 2445 M Street Mortgage Loan.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Christina Mills, which mortgage loan represents 0.6% of the Initial Mortgage Pool Balance and 3.0% of the Initial Loan Group 2 Balance, respectively, there is an existing mezzanine loan secured by a pledge of 90% of equity interests in the 100% owner of the related borrower in the aggregate maximum principal amount of $3,000,000. Provided no event of default, as defined under the related loan documents, has occurred and is continuing, the mezzanine borrower may prepay the mezzanine loan in increments of $100,000 upon the satisfaction of the requirements set forth in the related mezzanine loan documents. In addition, if the mezzanine borrower does not prepay 50% of the outstanding principal balance of the mezzanine loan by November 11, 2007 and the remaining balance of the mezzanine loan by August 11, 2008, with applicable exit fees, the mezzanine loan becomes fully recourse to an affiliate of the mezzanine borrower. The related mezzanine intercreditor agreement provides, among other things, that (a) the mezzanine lender will have certain rights to cure defaults under the subject mortgage loan, (b) upon the occurrence of an event of default under the subject mortgage loan, no payments will be retained by the mezzanine lender on the applicable mezzanine loan until all payments that are due or that will become due under the related mortgage loan are paid in full to the related mortgagee, (c) the mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgagee, (d) the mezzanine lender is not permitted to transfer more than 49% of its beneficial interest in the related mezzanine loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2007-C2 certificates has been received, and (e) if a related mortgage loan is accelerated or becomes a specially serviced mortgage loan or if the related mortgagee under the subject mortgage loan exercises any right or remedy under the related loan documents with respect to the related mortgagor or mortgaged real property, the mezzanine lender has the right to purchase the subject mortgage loan, in whole but not in part, for a price equal to the outstanding principal balance thereof, together with all accrued interest thereon, and any advances made by the mortgagee or its servicer under the subject mortgage loan and any interest thereon.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Bachman Oaks, which mortgage loan represents 0.2% of the Initial Mortgage Pool Balance and 0.9% of the Initial Loan Group 2 Balance, there is an existing mezzanine loan secured by a pledge of 100% of the direct and indirect equity interest in the related borrower in the amount of $1,820,000. The related mezzanine intercreditor agreement provides that (i) the mezzanine lender is restricted in its ability to transfer the mezzanine loan, (ii) the mezzanine lender may foreclose the mezzanine loan without any consent of the mortgage lender, and (iii) the mezzanine lender may not collect any portion of the mezzanine debt while the subject underlying mortgage loan is outstanding.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Watermarke at Lake Highlands, which mortgage loan represents 0.1% of the Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group 2 Balance, respectively, there is an existing mezzanine loan secured by a pledge of 100% of the direct and indirect equity interest in the related borrower in the amount of $1,006,558.05. The related mezzanine intercreditor agreement provides that (i) the mezzanine lender is restricted in its ability to transfer the mezzanine loan, (ii) the mezzanine lender may foreclose on the mezzanine loan without any consent of the mortgage lender, and (iii) the mezzanine lender may not collect any portion of the mezzanine debt while the subject underlying mortgage loan is outstanding.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Brazos Park, which mortgage loan represents 0.1% of the Initial Mortgage Pool Balance and 0.4% of the Initial Loan Group 2 Balance, there is an existing mezzanine loan made by a third party mezzanine lender in the amount of $1,000,000 secured by a pledge of 100% of the related mezzanine borrowers’ partnership interests in the related borrower.

The related mezzanine intercreditor agreement provides that (i) the mezzanine lender is restricted in its ability to transfer the mezzanine loan, (ii) the mezzanine lender may foreclose the mezzanine loan without any consent of the mortgage lender, and (iii) the mezzanine lender may not collect any portion of the mezzanine debt while there is an event of default existing under the subject underlying mortgage loan.

The table below identifies, by property or portfolio name set forth on Annex A-1 to this offering prospectus, those mortgage loans, collectively representing 15.2% of the Initial Mortgage Pool Balance, 15.6% of the Initial Loan Group 1 Balance, and 13.6% of the Initial Loan Group 2 Balance, respectively, for which the owners of the related borrowers are permitted to pledge their ownership interests in the borrower as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions:

•	consent of the mortgage lender;

•	satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject mezzanine debt may not exceed a specified percentage and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject mezzanine loan may not be less than a specified amount;

•	subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

•	confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Maximum Combined LTV Ratio Permitted	Minimum Combined DSCR Permitted
Duke Cleveland East Suburban Portfolio (1)	$135,000,000.00	90.0%	1.05x
Watergate 600 (2)	$132,000,000.00	85.0%	1.05x
Delamar	$37,500,000.00	85.0%	1.15x
Briarwood Apartments	$33,000,000.00	85.0%	1.05x
Central Florida Business Park	$25,000,000.00	85.0%	1.15x
Shiloh Valley Overlook Apartments	$22,400,000.00	85.0%	1.05x
Tilton Center	$18,000,000.00	90.0%	1.00x
BJ’s Warehouse – Rochester	$15,467,000.00	90.0%	1.00x
Jackson Square	$15,100,000.00	90.0%	1.15x
Highlands at Galloway Apartments	$12,920,000.00	85.0%	1.15x
Garden Estates Apartments	$11,250,000.00	90.0%	1.05x
East Town Mall	$10,000,000.00	90.0%	1.10x
Citizens Ohio Portfolio 1	$9,556,063.00	95.0%	1.00x
Walgreens – Holland	$5,968,000.00	90.0%	1.00x
Walgreens – Memphis	$5,058,000.00	90.0%	1.00x
CVS – Myrtle Beach	$4,788,000.00	90.0%	1.00x
Chase Crossing Apartments	$4,600,000.00	85.0%	1.15x
Walgreens - New Ulm	$4,590,000.00	90.0%	1.00x
Citizens 12 Portfolio	$4,403,905.00	95.0%	1.00x
Walgreen - Faribault	$4,378,000.00	90.0%	1.00x
Lookout Ridge Apartments	$4,200,000.00	80.0%	1.15x
Walgreen’s Clarence	$4,114,000.00	90.0%	1.00x
Walgreen - Gary	$3,884,000.00	90.0%	1.00x
Walgreen - Austin	$3,531,000.00	90.0%	1.00x
Walgreen - Melrose	$3,467,000.00	90.0%	1.00x
Citizens 5 Portfolio	$2,926,980.00	95.0%	1.00x
Creekside Plaza	$2,500,000.00	85.0%	1.15x
Citizens 17 Portfolio	$2,321,977.00	95.0%	1.00x
Citizens 20 Portfolio	$2,292,943.00	95.0%	1.00x
Brassworks Apartments	$1,260,000.00	85.0%	1.05x
Citizens 32	$844,888.00	95.0%	1.00x

(1)	See ‘‘—Significant Underlying Mortgage Loans—The Duke Cleveland East Suburban Portfolio Mortgage Loan— Permitted Mezzanine Financing’’ above in this offering prospectus.
(2)	See ‘‘—Significant Underlying Mortgage Loans—The Watergate 600 Mortgage Loan— Permitted Mezzanine Financing’’ above in this offering prospectus.

While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See ‘‘Risk Factors—Risks Relating to the Mortgage Loans—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Real Property Which May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Real Property’’ in this offering prospectus.

Furthermore, in connection with most of the underlying mortgage loans for which mezzanine financing is permitted as referenced above in this section, if the mezzanine financing bears interest at a floating rate, lender may determine the debt service average ratio on the basis of a market-based constant reasonably determined by lender.

With respect to the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio II Mortgage Loan, collectively representing 6.0% of the Initial Mortgage Pool Balance and 7.4% of the Initial Loan Group 1 Balance, the ultimate owner of the related borrower has a revolving loan in place in the maximum principal amount of $120,000,000, secured by a pledge of the direct and indirect equity in the operators of the related mortgaged real properties and the indirect equity in the related borrower and the related master tenant, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Extendicare Portfolio Mortgage Loan—Revolving Loan’’ and ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Extendicare Portfolio II Mortgage Loan—Revolving Loan’’ and below in this offering prospectus.

In addition, with respect to the Tishman Speyer DC Portfolio II Mortgage Loan, representing 11.2% of the Initial Mortgage Pool Balance and 13.8% of the Initial Loan Group 1 Balance, the ultimate common owner of the related borrowers has term loan and incremental term loan commitments and a revolving credit facility in place in the aggregate maximum principal amount of $770,000,000, secured by a pledge of the direct and indirect equity in the operators of the related mortgaged real properties and the indirect equity in the related borrowers, as further described under ‘‘—Significant Underlying Mortgage Loans—The Tishman Speyer DC Portfolio II Mortgage Loan—Revolving Loan’’ above in this offering prospectus.

Finally, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Marriott Suites-Garden Grove, representing 1.5% of initial mortgage pool balance and 1.8% of initial loan group 1 balance. the related borrower is the obligor on a loan secured by tax rebates owed to the borrower pursuant to a disposition and development agreement entered into by a predecessor in interest of the borrower. The original balance of the loan was $6,700,000, the approximate current balance is $1,300,000 and the loan matures in 2010. A standstill agreement with respect to this loan was provided on closing of the underlying mortgage loan.

In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine or affiliate debt.

Except as disclosed under this ‘‘—Other Financing’’ subsection, we are not aware of any other mezzanine or affiliate debt affecting borrowers under the mortgage loans that we intend to include in the trust.

In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur unsecured debt, including loans from members or partners, that is in addition to customary trade debt and equipment financing.

Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See ‘‘Risk Factors—Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights’’ in the accompanying base prospectus.

Zoning and Building Code Compliance.    In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator generally examined whether the use and occupancy of the mortgaged real property were in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator—

•	determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	determined that casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

•	determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator’s judgment constitute adequate security for the related mortgage loan; and/or

•	required law and ordinance insurance.

See ‘‘Risk Factors—Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures’’ in this offering prospectus. See also ‘‘Risk Factors—Some of the Mortgaged Real Properties May Not Comply With All Applicable Zoning Laws and/or Local Building Codes or with the Americans With Disabilities Act of 1990’’ in this offering prospectus, and ‘‘Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying base prospectus.

Outstanding building and/or fire code violations, in addition to other zoning violations, may exist with respect to some of the mortgaged real properties that secure the underlying mortgage loans. In some, but not all, of those circumstances, the borrower under the related mortgage loan has agreed to cure such violations within a set period of time from the date of the closing of such mortgage loan; however, there can be no assurance that the borrowers will comply with their obligations to cure any such violations with respect to the related mortgaged real properties.

In addition, certificates of occupancy or other evidence of compliance with zoning and building codes may not be available for all or for certain portions of some of the mortgaged real properties which secure mortgage loans included in the trust.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 200 Galleria, which mortgage loan represents 2.0% of the Initial Mortgage Pool Balance and 2,4% of the Initial Loan Group 1 Balance, the property zoning report with respect to such mortgaged real property disclosed required fire code repairs. The related borrower has agreed to make all required fire code repairs on or prior to June 1, 2007, however, there can be no assurance that the borrower will make such repairs. In addition, the related borrower’s failure to make the required repairs will constitute an event of default under the related loan agreement.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Central Florida Business Park, which mortgage loan represents 0.7% of the Initial Mortgage Pool Balance and 0.9% of the Initial Loan Group 1 Balance, a certificate of occupancy was not available from the county or the related borrower for such mortgaged real property, however, it is unable to be determined whether certificates of occupancy were issued at the time the property was originally built and occupied.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Sea Air, which mortgage loan represents 0.6% of the Initial Mortgage Pool Balance and 3.0% of the Initial Loan Group 2 Balance, such mortgaged real property consists of a mobile home park with 527 mobile home pad sites located in Sussex County, Delaware. The local government in Sussex County has issued a moratorium on variances, permits and certificates of occupancy at the related mortgaged real property. The site plan for such mortgaged real property reflecting designated boundaries for each mobile home site pad had not been approved by the local government in Sussex County as of the closing of the underlying mortgage loan. There can be no assurance that the related borrower has remedied or will remedy these issues. There is an indemnity from the related sponsor of the property in favor of the lender to cover losses related to the foregoing issues, however, there can be no assurance that the lender will recover under such indemnity.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Sandwich Manor Apartments, which mortgage loan represents 0.1% of the Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group 2 Balance, pursuant to a Zoning and Site Requirements Summary prepared for the related mortgaged real property, (i) the property is deficient 131,667 sq. ft. of lot area that is required for 89 single bedroom units, (ii) the property density is exceeded by 60 units or 28.68 units per acre and (iii) the parking at the property is deficient 79 spaces.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Cornerstone Office Orlando, representing 0.7% of the Initial Mortgage Pool Balance and 0.8% of the Initial Loan Group 1 Balance, the related mortgaged property does not currently comply with the applicable parking laws and ordinances. The related borrower has entered into an agreement with the City of Orlando, Florida pursuant to which the related borrower will lease 350 parking spaces in the municipal parking garage which is situated across the street from the related mortgaged property. Upon completion of the parking garage, which is scheduled for July 2007, the related mortgaged property will be in compliance with the applicable parking requirements. There is no assurance that the parking garage will be completed.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 1101 North Point Parkway, representing 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial Loan Group 1 Balance, there are four fire code violations that existed as of the closing of such underlying mortgage loan. There can be no assurance that the related borrower has remedied or will in the future remedy these violations.

Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if any of those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

Lockboxes.    One hundred sixty-two (162) mortgage loans that we intend to include in the trust, representing approximately 98.7% of the Initial Mortgage Pool Balance, generally provide that rents and certain other income derived from the related mortgaged real properties will be paid, currently or upon the occurrence of a triggering event, into one of the following types of lockboxes:

Type of Lockbox	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
Hard	36	57.5%
Springing Soft	90	24.0%
Soft	8	10.2%
Springing Hard	28	7.0%

•	Hard Lockbox. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay certain of the items described in clause (a) above, with the remainder disbursed to the borrower. In a few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required (without the requirement of a triggering event) to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.
•	Hard/Hotel Lockbox. With respect to hospitality properties only, cash or ‘‘over-the-counter’’ receipts are deposited into the lockbox account by a property manager (which may be affiliated with the borrower), while credit card receivables are deposited directly into a lockbox account) controlled by the lender. In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay the items described in clause (a) above, with the remainder disbursed to the borrower. In very few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.
•	Springing Hard Lockbox. Either—
1.	income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a Hard Lockbox with lender cash management; or
2.	a lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in certain cases upon lender’s request, following the occurrence of certain triggering events, of a Hard Lockbox with lender cash management.
•	Soft Lockbox. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a Hard Lockbox.

•	Springing Soft Lockbox. A lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in certain cases upon lender’s request, following the occurrence of certain triggering events, of a Soft Lockbox as described in the preceding bullet.

For the purposes of the foregoing lockbox definitions, examples of triggering events may include one or more of the following:

1.	a failure to pay the related mortgage loan in full on or before any related anticipated repayment date;
2.	a decline, by more than a specified amount, in the net operating income of the related mortgaged real property;
3.	a failure to meet a specified debt service coverage ratio;
4.	a discontinuation of operations, lease default, lease termination, lease non-renewal or similar event involving one or more major tenants; and/or

5.	an event of default under the mortgage loan.

Property, Liability and Other Insurance.    Although exceptions exist, such as in cases where tenants maintain insurance or are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage:

•	property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of—

1.	the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination), and

2.	the full insurable value or the full insurable replacement cost of the improvements located on the insured property;

•	if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of—

1.	the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination),

2.	the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

3.	the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

4.	the full insurable replacement cost of the improvements located on the mortgaged real property;

•	comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

•	business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

Not all mortgage loans require all such insurance, however. For example, with respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Citicorp – McLeansville NC, Citicorp – Meridian ID and Citicorp – Louisville KY, representing 2.7% of the Initial Mortgage Pool Balance and 3.3% of the Initial Loan Group 1 Balance, the loan documents provide that business interruption or rent loss insurance maintained by each related tenant at each property is satisfactory so long as it covers all risks provided for in the loan documents for a period of time of not less than the length of time it takes to repair or replace the loss. Such length of time may be less than 12 months. Notwithstanding the insurance provisions under the loan documents, as long as the related tenant leases are in existence and as long as the related tenants are in compliance with the insurance provisions under the related tenant leases, then all of the requirements for insurance coverage under the loan documents as to types and amounts of coverage will be deemed to have been satisfied.

In the case of the Sears Tower Mortgage Loan, which mortgage loan represents 9.6% of the Initial Mortgage Pool Balance and 11.7% of the Initial Loan Group 1 Balance, the related borrower has the right, subject to the satisfaction of certain conditions, to provide all or a portion of the insurance it is required to maintain under the related loan documents through an insurance company that is wholly owned by an affiliate of such related borrower, which is known as a ‘‘captive insurer’’. The related borrower currently maintains all property insurance for the property through a captive insurer. Such insurance company has been established in the District of Columbia and therefore is subject to the supervision of the District of Columbia Commissioner of Insurance and the insurance laws and regulations of the District of Columbia, and has been capitalized with an initial contribution of $3,000,000. In particular, such captive insurance company is subject to restrictions upon its licensors and delinquency proceedings instituted by the D.C. Commissioner of Insurance, which may result in delays or failures to pay under its policy covering the related mortgaged property. In addition, the related borrower may not have access to state guaranty funds in such an event. The loan documents require that the captive insurer re-insure its risk for losses other than those covered by TRIA. To the extent that such captive insurance company buys third party reinsurance coverage and the third party reinsurers fail to pay, the captive insurance company may not have sufficient funds to pay claims under the policy issued to the related borrower. Because such captive insurance company is a wholly owned subsidiary of an affiliate of the related borrower, to the extent that such affiliate becomes subject to a bankruptcy proceeding and the independent corporate existence of such captive insurance company is not respected, the assets of such captive insurance company could be applied to satisfy the claims of the creditors of such affiliate rather than the related borrower.

With respect to most of the mortgage loans that we intend to include in the trust, the related loan documents generally provide for at least one of the following: (a) the related borrower is required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located); (b) the related borrower is required to provide such additional insurance coverage as the lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties (except that the related borrower may object to the reasonableness of having to maintain insurance against acts of terrorism); (c) a credit-rated tenant is obligated to restore the related mortgaged real property in the event of a casualty; or (d) a principal of the related borrower is responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. Such policies generally do not provide coverage for biological, chemical or nuclear events or domestic terrorism.

The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports obtained in connection with the origination of the mortgage loan concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was required to obtain earthquake insurance. There may be certain limitations on the foregoing obligation to obtain earthquake insurance.

Forty-nine (49) of the mortgaged real properties, securing 9.4% of the Initial Mortgage Pool Balance, 6.3% of the Initial Loan Group 1 Balance, and 23.2% of the Initial Loan Group 2 Balance, respectively, are located in Florida, Texas or Louisiana, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. The related mortgage loan documents with respect to most of those mortgaged real properties, together with the related mortgage loan documents with respect to a significant number of mortgaged real properties located in various other states, generally require the related borrower to maintain windstorm insurance, except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located.

Various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See ‘‘Risk Factors—Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses’’ in the accompanying base prospectus.

The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions and/or exclusions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 2007-C2 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers’ title to the subject mortgaged real property.

Assessments of Property Condition

Property Inspections.    Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

Appraisals.    Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation’s Uniform Standards of Professional Appraisal Practices. Each of those appraisals was conducted within approximately 12 months of the origination of the related mortgage loan that we intend to include in the trust and generally have not been updated. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The dates of the subject appraisals, or appraisal updates, and the resulting appraised values are shown on Annex A-1 to this offering prospectus.

Environmental Assessments.    With respect to each of the mortgaged real properties securing the underlying mortgage loans, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or conducted a transaction screen, as described under ‘‘Risk Factors—Lending on Income-Producing Real Properties Entails Environmental Risks’’ in this offering prospectus.

The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, then this could result in a claim for damages by any party injured by the condition. In addition, in certain cases the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property. Further, in certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. See ‘‘Risk Factors—Lending on Income-Producing Real Properties Entails Environmental Risks’’ in this offering prospectus for a discussion of certain environmental conditions identified at some of the mortgaged real properties securing mortgage loans that we intend to include in our trust.

The information provided by us in this offering prospectus regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to above and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

Environmental Insurance.    As discussed above, certain mortgaged real properties securing the underlying mortgage loans may, in each case, be covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

1.	With respect to secured creditor impaired property policies which provide full loan balance coverage, if during the term of the policy there is an event of default under the subject mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default, including interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to 10% of the outstanding balance on the date of default. Under the policy, a ‘‘pollution condition’’

is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or directive. With respect to certain other secured creditor impaired property policies, policy terms may limit the coverage under such policies to the lesser of actual losses resulting from such pollution condition or the amount of the related mortgage loan.

2.	If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

3.	If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with applicable environmental laws in effect at the time of the discovery of the pollution conditions.

The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policy does not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. The environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See ‘‘—Property, Liability and Other Insurance’’ above.

The premium for the secured creditor impaired property policies described above has been paid in full as of the Issue Date.

Engineering Assessments.    In connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm’s estimated cost of the recommended repairs, corrections or replacements to assure their completion.

Assignment of the Underlying Mortgage Loans

On or before the Issue Date, we will acquire, pursuant to one or more mortgage loan purchase agreements—

•	one (1) mortgage loan, with a cut-off date principal balance of $165,000,000, from the Lehman Mortgage Loan Seller (51.0% of the subject mortgage loan) and the Countrywide Mortgage Loan Seller (49% of the subject mortgage loan);

•	one (1) mortgage loan, with a cut-off date principal balance of $86,700,000, from the Greenwich Mortgage Loan Seller (51% of the subject mortgage loan) and the Lehman Mortgage Loan Seller (49% of the subject mortgage loan);

•	103 other mortgage loans (excluding the mortgage loans referred to in the prior two bullets), with an aggregate cut-off date principal balance of $2,318,868,876, from the Lehman Mortgage Loan Seller; and

•	66 mortgage loans, with an aggregate cut-off date principal balance of $987,946,984, from the UBS Mortgage Loan Seller.

The One Alliance Center Mortgage Loan, which has a cut-off date principal balance of $165,000,000 and is generally being treated as a single mortgage loan in this offering prospectus unless the context indicates otherwise, is actually represented by two pari passu A notes—an A-1 note in the name of one of our affiliates with a principal balance of $84,150,000, and an A-2 note in the name of Countrywide Commercial Real Estate Finance, Inc. with a principal balance of $80,850,000. With respect to the One Alliance Center Mortgage Loan, we will acquire the A-1 note from the Lehman Mortgage Loan Seller and the A-2 note from the Countrywide Mortgage Loan Seller. For purposes of the discussion under this ‘‘—Assignment of the Underlying Mortgage Loans’’ section, as well as the discussion under ‘‘—Representations and Warranties’’ and ‘‘—Cures and Repurchases’’ below, however, the A-1 note will be treated as evidencing one separate underlying mortgage loan and the A-2 note will be treated as evidencing a second separate underlying mortgage loan. We will not have any obligations to the trust with respect to the One Alliance Center A-2 note, and the Countrywide Mortgage Loan Seller will not have any obligations to the trust with respect to the One Alliance Center A-1 note.

The 2445 M Street Mortgage Loan, which has a cut-off date principal balance of $86,700,000, was originated jointly by the Lehman Mortgage Loan Seller and by the Greenwich Mortgage Loan Seller. We will acquire a $42,483,000 portion of the 2445 M Street Mortgage Loan from the Lehman Mortgage Loan Seller and a $44,217,000 portion of the 2445 M Street Mortgage Loan from the Greenwich Mortgage Loan Seller. However, notwithstanding that the 2445 M Street Mortgage Loan is evidenced by a single promissory note and is generally treated as a single underlying mortgage loan for purposes of this offering prospectus, for purposes of the discussion under this ‘‘—Assignment of the Underlying Mortgage Loans’’ section, as well as the discussion under ‘‘—Representations and Warranties’’ and ‘‘—Cures and Repurchases’’ below, the $42,483,000 portion of the 2445 M Street Mortgage Loan contributed by the Lehman Mortgage Loan Seller will be treated as one separate underlying mortgage loan and the $44,217,000 portion of the 2445 M Street Mortgage Loan contributed by the Greenwich Mortgage Loan Seller will be treated as a second separate underlying mortgage loan. We will not have any obligations to the trust with respect to the Greenwich Mortgage Loan Seller portion of the 2445 M Street Mortgage Loan, and the Greenwich Mortgage Loan Seller will not have any obligations to the trust with respect to the Lehman Mortgage Loan Seller portion of the 2445 M Mortgage Loan.

We will transfer to the trustee, for the benefit of the series 2007-C2 certificateholders, all of the mortgage loans that we so acquire from the Lehman Mortgage Loan Seller, the UBS Mortgage Loan Seller, the Countrywide Mortgage Loan Seller and the Greenwich Mortgage Loan Seller.

In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. In connection with the foregoing transfers, the UBS Mortgage Loan Seller will be required to deliver to the trustee, with respect to each UBS Mortgage Loan, the Countrywide Mortgage Loan Seller will be required to deliver to the trustee, with respect to the Countrywide Mortgage Loan, the Greenwich Mortgage Loan Seller will be required to deliver to the trustee, with respect to the Greenwich Mortgage Loan and we will be required to deliver to the trustee, with respect to each Lehman Mortgage Loan, the following documents, among others:

•	either—

1.	the original promissory note(s) evidencing that mortgage loan, or

2.	if any original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

•	the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

•	the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

•	either—

1.	an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to a mortgage instrument that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording;

•	either—

1.	an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording; and

•	an original or copy of the related policy or certificate of lender’s title insurance policy, or if a title insurance policy has not yet been issued, a ‘‘marked-up’’ commitment for title insurance or a pro forma policy;

provided that, in the case of the Extendicare Portfolio Mortgage Loan and the State Street Building Mortgage Loan, we will only be obligated to deliver the original promissory note evidencing that mortgage loan, a copy of the related Co-Lender Agreement and a copy of the agreement governing the servicing of that mortgage loan.

The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2007-C2 certificateholders and, in the case of a Serviced Loan Combination, also for the benefit of the related Serviced Non-Trust Loan Noteholder(s). Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee’s review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

The above loan documents, among others, with respect to the Extendicare Portfolio Mortgage Loan (with the exception of the original mortgage note evidencing the Extendicare Portfolio Mortgage Loan) have been delivered to LaSalle Bank National Association, as trustee under the series 2006-C7 pooling and servicing agreement, which governs the securitization of a pool of commercial and multifamily mortgage loans that includes one of the Extendicare Portfolio Non-Trust Loans.

The above loan documents, among others, with respect to the State Street Building Mortgage Loan (with the exception of the original mortgage note evidencing the State Street Building Mortgage Loan) have been delivered to LaSalle Bank National Association, as trustee under the series 2007-C1 pooling and servicing agreement, which governs the securitization of one of the State Street Building Non-Trust Loans.

The trustee may appoint, at the trustee’s expense, one or more custodians to hold all or a portion of the mortgage files as agent for the trustee, which custodian may not be the depositor, any mortgage loan seller or any affiliate of any of them. Neither the master servicer nor the special servicer has any duty to verify that any such custodian is qualified to act as such in accordance with the series 2007-C2 pooling and servicing agreement. The trustee may enter into an agreement to appoint a custodian which is not the trustee, so long as that agreement: (a) is consistent with the series 2007-C2 pooling and servicing agreement in all material respects and requires the custodian to comply with all of the applicable conditions of the series 2007-C2 pooling and servicing agreement; (b) provides that if the trustee no longer acts in the capacity of trustee thereunder, the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the custodian under the subject agreement or, alternatively, may terminate that agreement without cause and without payment of any penalty or termination fee; and (c) may provide that the related custodian will be entitled to be indemnified out of the assets of the trust fund in connection with losses arising from the performance by such custodian of its duties in accordance with the provisions of the related custodial agreement if and to the extent that such indemnification would be permitted for any other agent of the trustee. See ‘‘Description of the Governing Documents— Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus. The appointment of one or more custodians does not relieve the trustee from any of its obligations under the series 2007-C2 pooling and servicing agreement, and the trustee is responsible for all acts and omissions of any custodian. The series 2007-C2 pooling and servicing agreement requires that any custodian engaged by the trustee must maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in therein. LaSalle itself will act as initial custodian on behalf of the trustee. See ‘‘Transaction Participants—The Trustee’’ in this offering prospectus for a discussion of the procedures to be employed by LaSalle in connection with the safekeeping and preservation of the documents with respect to the underlying mortgage loans.

If, as provided in the series 2007-C2 pooling and servicing agreement—

•	any of the above-described documents required to be delivered by us, the UBS Mortgage Loan Seller, the Countrywide Mortgage Loan Seller or the Greenwich Mortgage Loan Seller to the trustee is not delivered,

•	we, the UBS Mortgage Loan Seller, the Countrywide Mortgage Loan Seller or the Greenwich Mortgage Loan Seller, as applicable, are notified of the missing document, and

•	either (a) we, in the case of a Lehman Mortgage Loan, the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, the Countrywide Mortgage Loan Seller, in the case of the Countrywide Mortgage Loan, and the Greenwich Mortgage Loan Seller, in the case of the Greenwich Mortgage Loan, agree that, or (b) an arbitration panel makes a binding determination that, in the case of (a) or (b), such omission materially and adversely affects the value of the subject underlying mortgage loan, such material and adverse effect to be determined (i) with respect to any notice of a document omission that is delivered within the 24-month period following the Issue Date, as of the pricing date for the series 2007-C2 certificates, and (ii) with respect to any notice of a document omission that is delivered subsequent to the 24-month period following the Issue Date, as of the date of such notice, then the omission will constitute a ‘‘Material Document Omission’’ as to which the trust will have the rights against us, the UBS Mortgage Loan Seller, the Countrywide Mortgage Loan Seller or the Greenwich Mortgage Loan Seller, as applicable, that are described under ‘‘—Cures and Repurchases’’ below.

Within a specified period following the later of—

•	the Issue Date, and

•	the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of us, in the case of the Lehman Mortgage Loans, the UBS Mortgage Loan Seller, in the case of the UBS Mortgage Loans, the Countrywide Mortgage Loan Seller, in the case of the Countrywide Mortgage Loan, and the Greenwich Mortgage Loan Seller, in the case of the Greenwich Mortgage Loan, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

In addition to the foregoing, the UBS Mortgage Loan Seller will be required to deliver to the master servicer with respect to each UBS Mortgage Loan (other than an Outside Serviced Trust Mortgage Loan), the Countrywide Mortgage Loan Seller will be required to deliver to the master servicer with respect to the Countrywide Mortgage Loan, the Greenwich Mortgage Loan Seller will be required to deliver to the master servicer with respect to the Greenwich Mortgage Loan and we will be required to deliver to the master servicer with respect to each Lehman Mortgage Loan (other than an Outside Serviced Trust Mortgage Loan), only the documents required to be included in the related Servicing File pursuant to the series 2007-C2 pooling and servicing agreement for the subject underlying mortgage loan and only to the extent such documents: (a) were delivered in connection with the origination of such underlying mortgage loan, (b) are reasonably necessary for the ongoing administration or servicing of such underlying mortgage loan by the master servicer or the special servicer in connection with its duties under the series 2007-C2 pooling and servicing agreement, and (c) are in our possession or under our control, or in the possession or under the control of the UBS Mortgage Loan Seller, or in the possession or under the control of the Countrywide Mortgage Loan Seller, or in the possession or under the control of the Greenwich Mortgage Loan Seller, as applicable; provided that none of us, the UBS Mortgage Loan Seller, the Countrywide Mortgage Loan Seller or the Greenwich Mortgage Loan Seller will be required to deliver any draft documents, privileged or other communications or correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations. With respect to each underlying mortgage loan, within a specified period of time following the Issue Date, the master servicer will be required to certify solely as to its receipt, but not the sufficiency or accuracy, of the documents constituting the Servicing File that are then in its possession. In addition, if any document required to be included in the related Servicing File and delivered to the master servicer with respect to a subject underlying mortgage loan, is not so delivered, and if a written request therefor is not made to us, in the case of a Lehman Mortgage Loan, or the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, or the Countrywide Mortgage Loan Seller, in the case of the Countrywide Mortgage Loan, or the Greenwich Mortgage Loan Seller, in the case of the Greenwich Mortgage Loan, within approximately 18 months of the date of the certification referred to in the preceding sentence, then none of us, the UBS Mortgage Loan Seller, the Countrywide Mortgage Loan Seller or the Greenwich Mortgage Loan Seller, as applicable, will have any further obligation to deliver such document with respect to the subject mortgage loan. The master servicer will not be under any duty or obligation to inspect, review or examine any of the documents constituting the Servicing File to determine whether they are valid, effective, enforceable or otherwise appropriate for the represented purpose and will not be obligated to pursue any remedies against us, the UBS Mortgage Loan Seller, the Countrywide Mortgage Loan Seller or the Greenwich Mortgage Loan Seller, as the case may be, in the event those documents are not delivered.

Representations and Warranties

As of the Issue Date, and subject to certain exceptions (including, without limitation, any conflicting disclosure contained in this offering prospectus), we will make with respect to each Lehman Mortgage Loan that we include in the trust, the UBS Mortgage Loan Seller will make with respect to each UBS Mortgage Loan that we include in the trust, the Countrywide Mortgage Loan Seller will make with respect to the Countrywide Mortgage Loan and the Greenwich Mortgage Loan Seller will make with respect to the Greenwich Mortgage Loan, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

•	The information pertaining to the mortgage loan set forth in the mortgage loan schedule attached to the series 2007-C2 pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the cut-off date.

•	To the actual knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

•	The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

•	The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property; and there is no requirement for future advances thereunder.

•	The promissory note, each mortgage instrument and each assignment of leases and rents, if separate from the related mortgage instrument, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors’ rights generally and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) of this bullet, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the lender’s realization of the principal benefits and/or security provided by the subject agreement or instrument.

•	Subject to the exceptions and limitations on enforceability set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

•	The assignment of each related mortgage instrument in favor of the trustee (or, in the case of the Extendicare Portfolio Mortgage Loan, the trustee under the series 2006-C7 pooling and servicing agreement or, in the case of the State Street Building Mortgage Loan, the trustee under the series 2007-C1 pooling and servicing agreement) constitutes the legal, valid, binding and, subject to the exceptions and limitations set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, enforceable assignment of that mortgage instrument to the trustee.

•	Each related mortgage instrument is a valid and, subject to the exceptions and limitations set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, enforceable first lien on the related mortgaged real property, which mortgaged real property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for Permitted Encumbrances, and except that the mortgage instrument relating to each underlying mortgage loan that is part of a Loan Combination also secures one or more related Non-Trust Loans that will not be included in the trust. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate sufficient cashflow to enable the related borrower to timely pay in full the principal and interest on the subject mortgage loan (other than a balloon payment, which would require a refinancing).

•	All taxes and governmental assessments which, in all such cases, were directly related to the subject mortgaged real property and could constitute liens on the subject mortgaged real property prior to the lien of the related mortgage, and that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged real property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

•	To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of any related mortgaged real property that materially affects its value, and such related mortgaged real property was free of material damage.

•	A nationally recognized title insurance company has issued an ALTA (or its equivalent) lender’s title insurance policy insuring that the mortgage is a valid first lien on the mortgaged real property subject only to Permitted Encumbrances.

•	To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, except where a tenant is permitted under a lease to insure or self-insure or is required to restore the premises or a related sponsor has agreed to be responsible for certain losses due to windstorm or certain acts of terrorism, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property; provided that the insurance for acts of terrorism and the amount thereof may be limited by the commercial availability of such coverage, whether the lender may reasonably require such insurance, cost limitations and/or whether such hazards are commonly insured against for similar properties.

•	Other than payments due but not yet 30 days or more delinquent, to the actual knowledge of the representing party, no material default, breach, violation or event of acceleration exists under the related mortgage loan documents, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration exists under any of such documents.

•	As of the Issue Date, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

•	Subject to certain identified exceptions, the related mortgage loan documents do not provide for or permit, without the prior written consent of the holder of the related mortgage note or the satisfaction of certain conditions in the related mortgage, any related mortgaged real property or any direct controlling interest in the borrower to secure any other promissory note or debt (other than another mortgage loan in the trust or a Non-Trust Loan which is part of a Loan Combination).

•	One or more environmental site assessments, or updates thereof were performed with respect to each the mortgaged real property during the 12-month period preceding the cut-off date and none of the environmental reports reveal any circumstances or conditions that are in violation of any applicable environmental laws, or if such report does reveal such circumstances, then such report also identifies one or more factors mitigating such circumstances. Additionally, the borrower has represented and warranted generally to the effect that, to its knowledge, except as set forth in the environmental reports described above, it has not used, caused or permitted to exist, and will not use, cause or permit to exist, on the mortgaged real property, any hazardous materials in any manner which violates applicable environmental laws.

•	The related mortgage loans documents require the borrower to comply with applicable environmental laws.

•	To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

•	The mortgage loan documents do not provide for any contingent interest in the cash flow of the related mortgaged real property.

•	Subject to certain identified exceptions, the related mortgage loan contains provisions for the acceleration thereof if, without the prior written consent of the lender, confirmation from the applicable rating agencies that the ratings assigned to the series 2007-C2 certificates will not be withdrawn, qualified or downgraded and/or the satisfaction of certain conditions, any related mortgaged real property, or any direct controlling interest in the borrower is directly encumbered in connection with subordinate financing. Subject to certain identified exceptions, the representing party has not consented to such subordinate financing. To the representing party’s knowledge, subject to certain identified exceptions, the related mortgaged real property is not encumbered in connection with subordinate financing and none of the direct controlling equity holders in the related borrower have incurred debt secured by such interest in the related borrower.

•	Subject to certain identified exceptions, and except with respect to transfers of certain non-controlling and/or minority interests in the related borrower as specified in the related mortgage loan documents or with respect to transfers of interests in the related borrower between affiliates, principals and/or immediate family members and with respect to transfers by devise, by descent or by operation of law or otherwise upon the death or incapacity of a person having an interest in the related borrower, the mortgage loan documents contain provisions for the acceleration of the mortgage loan if any related mortgaged real property or interest therein is directly or indirectly transferred or sold without the prior written consent of the lender, rating agency confirmation, or the satisfaction of certain conditions.

•	Subject to certain identified exceptions, none of the material terms of the mortgage loan documents have been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded by the mortgage lender, and no material portion of the mortgaged real property has been released from the lien of the related mortgage.

•	The related mortgage loan documents do not provide for the release from the lien of the mortgage of any material portion of the related mortgaged real property that is necessary to the operation of such mortgaged real property or was given material value in the underwriting of such mortgage loan at origination, without requiring payment of the loan in full, payment of a specified release price, or the delivery of defeasance collateral or acceptable substitute collateral.

•	The borrower has covenanted in the mortgage loan documents to maintain the mortgaged real property in compliance in all material respects with, to the extent it is not grandfathered under, all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such mortgaged real property. The representing party has received no notice of any material violation of, to the extent is has not been grandfathered under, such laws, ordinances, rules, covenants and restrictions which is not affirmatively covered by the lender’s title insurance policy.

•	Generally the borrower is obligated by its organizational documents or the related mortgage loan documents or both to be, for the term of the mortgage loan, an entity that is formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing such mortgage loan and is prohibited from engaging in any business unrelated to the mortgaged real property, does not have any material assets other than those related to its interest in and operation of the mortgaged real property and may not incur indebtedness other than as permitted by the mortgage loan documents.

•	To the actual knowledge of the representing party, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the borrower or any mortgaged real property the adverse determination of which would materially and adversely affect the value of the mortgaged real property or the ability of the borrower to pay principal, interest or any other amounts due under the mortgage loan.

•	To the actual knowledge of the representing party, the mortgaged real property is not collateral or security for any mortgage loan that is not in the trust, other than a related Non-Trust Loan.

•	None of improvements on the mortgaged real property are located in a flood hazard area as defined by the Federal Insurance Administration, or if any of such improvements are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards falling within zones A or V in the national flood insurance program, the borrower is required to maintain flood insurance.

•	One or more engineering assessments, or assessment updates, were performed with respect to the mortgaged real property during the 12-month period preceding the cut-off date and, to the extent the assessments revealed material deficiencies or deferred maintenance the related loan documents provide for reserves, escrows or other security and/or require the borrower to effect repairs.

•	The borrower has represented in the mortgage loan documents that all material licenses, permits and authorizations then required for use of the related mortgaged real property by such borrower, the related lessee, franchisor or operator were issued and were then valid and in full force and effect.

•	If the mortgage loan is secured in whole or in material part by the interest of the borrower as a lessee under a ground lease but not by the fee interest in that property, then, subject to certain identified exceptions: (a) the ground lease or a memorandum thereof has been recorded; (b) all lessor consents required for the operation of the leasehold mortgage have been or will be obtained; (c) upon a foreclosure of the leasehold mortgage, the ground lease can be assigned to the lender; (d) the ground lease cannot be modified without the lender’s consent; (e) the ground lease is in full force and effect; (f) to the actual knowledge of the representing party, there are no current material defaults under the ground lease; (g) the ground lease—or an estoppel or consent letter—requires notices of default to be delivered to the lender; (h) the lender can enter a new ground lease if the current ground lease is terminated, provided the lender cures any then-existing defaults; (i) the lender will have an opportunity to cure lessee defaults; and (j) the ground lease has a current term—including options—which exceeds the mortgage loan maturity date.

•	If the mortgage loan is secured by the interest of the related borrower under a ground lease and also by the fee interest in the same property, then the fee mortgage is a first lien on such fee interest, subject only to Permitted Encumbrances.

•	The mortgaged real property currently does, or, within a time period specified in the mortgage loan documents, constitutes, or will constitute one or more complete separate tax lots.

•	If the mortgage loan permits defeasance, the mortgage loan documents require the borrower to pay all reasonable costs associated with the defeasance thereof, and provide either that the lender consent in advance, the borrower comply with the requirements set forth therein for defeasance, or defeasance not occur prior to the second anniversary of the Issue Date and then with defeasance collateral consisting of Government Securities sufficient to make all scheduled payments under the mortgage note or, for a partial defeasance, to make all scheduled payments under the mortgage note equal to at least 100% of the allocated loan amount for the portion of the mortgaged real property being released.

•	As of origination, the mortgaged real property is free and clear of mechanics’ and materialmen’s liens that are not bonded, insured against or escrowed for, and no claims exist that under law could give rise to any such lien that would be prior or equal to the lien of the mortgage unless affirmatively covered by the lender’s title insurance policy in any jurisdiction where such coverage is available.

The foregoing representations and warranties are subject to certain exceptions, including, without limitation, any conflicting disclosure contained in this offering prospectus.

If, as provided in the series 2007-C2 pooling and servicing agreement—

•	there exists a breach of any of the above-described representations and warranties made by us, the UBS Mortgage Loan Seller, the Countrywide Mortgage Loan Seller or the Greenwich Mortgage Loan Seller,

•	we, the UBS Mortgage Loan Seller, the Countrywide Mortgage Loan Seller or the Greenwich Mortgage Loan Seller, as applicable, are notified of the breach, and

•	either (a) we, in the case of a Lehman Mortgage Loan, the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, the Countrywide Mortgage Loan Seller, in the case of the Countrywide Mortgage Loan, and the Greenwich Mortgage Loan Seller, in the case of the Greenwich Mortgage Loan, agree that, or (b) an arbitration panel makes a binding determination that, in the case of (a) or (b), such breach materially and adversely affects the value of the subject underlying mortgage loan, such material and adverse effect to be determined (i) with respect to any notice of a breach that is delivered within the 24-month period following the Issue Date, as of the pricing date for the series 2007-C2 certificates, and (ii) with respect to any notice of a breach that is delivered subsequent to the 24-month period following the Issue Date, as of the date of such notice, then that breach will be a ‘‘Material Breach’’ as to which the trust will have the rights against us, the UBS Mortgage Loan Seller, the Countrywide Mortgage Loan Seller or the Greenwich Mortgage Loan Seller, as applicable, that are described under ‘‘—Cures and Repurchases’’ below.

Cures and Repurchases

If there exists a Material Breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans, by the UBS Mortgage Loan Seller with respect to any of the UBS Mortgage Loans, by the Countrywide Mortgage Loan Seller with respect to the Countrywide Mortgage Loan or by the Greenwich Mortgage Loan Seller with respect to the Greenwich Mortgage Loan, as discussed under ‘‘—Representations and Warranties’’ above, or if there exists a Material Document Omission with respect to any Lehman Mortgage Loan, any UBS Mortgage Loan, the Countrywide Mortgage Loan or the Greenwich Mortgage Loan, to the extent discussed under ‘‘—Assignment of the Underlying Mortgage Loans’’ above, then we, in the case of a Lehman Mortgage Loan, the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, the Countrywide Mortgage Loan Seller, in the case of the Countrywide Mortgage Loan, and the Greenwich Mortgage Loan Seller, in the case of the Greenwich Mortgage Loan, will be required either:

•	to cure that Material Breach or Material Document Omission, as the case may be, in all material respects,

•	at our option (in the case of a Lehman Mortgage Loan), at the option of the UBS Mortgage Loan Seller (in the case of a UBS Mortgage Loan), at the option of the Countrywide Mortgage Loan Seller (in the case of the Countrywide Mortgage Loan) or at the option of the Greenwich Mortgage Loan Seller (in the case of the Greenwich Mortgage Loan) in the event such party determines that such Material Breach or Material Document Omission cannot be cured, to pay an amount (which would be held in a reserve fund and applied to any losses on and expenses related to the subject underlying mortgage loan) equal to the loss of value directly attributed to such Material Breach or Material Document Omission, provided that there can be no assurance that any such loss of value payment will, in fact, cover the amount of actual losses and expenses incurred by the trust in connection with the subject underlying mortgage loan, including unpaid special servicing compensation and other related costs and expenses, and provided, further, that the foregoing loss of value payment option will not be available if 95% or more of the loss of value of the subject underlying mortgage loan was caused by the subject Material Breach or Material Document Omission, as applicable, and the subject Material Breach or Material Document Omission is not capable of being cured, or

•	to repurchase the affected mortgage loan at a price generally equal to the sum of—

1.	the unpaid principal balance of that mortgage loan at the time of purchase, plus

2.	all unpaid interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

3.	all unreimbursed servicing advances made under the series 2007-C2 pooling and servicing agreement with respect to that mortgage loan, plus

4.	all unpaid interest accrued on advances made under the series 2007-C2 pooling and servicing agreement with respect to that mortgage loan, plus

5.	subject to certain limitations, to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan (including any liquidation fee, if payable under the series 2007-C2 pooling and servicing agreement).

The time period within which we, the UBS Mortgage Loan Seller, the Countrywide Mortgage Loan Seller or the Greenwich Mortgage Loan Seller, as applicable, must complete that cure or repurchase will generally be limited to either (a) 90 days following the date on which we, in the case of a Lehman Mortgage Loan, the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, the Countrywide Mortgage Loan Seller, in the case of the Countrywide Mortgage Loan, or the Greenwich Mortgage Loan Seller, in the case of the Greenwich Mortgage Loan, as the case may be, agree that, or (b) 60 days after an arbitration panel makes a binding determination that, in the case of (a) or (b), as applicable, a Material Breach or a Material Document Omission, as the case may be, exists. However, if the responsible party is diligently attempting to correct the problem, then, with limited exception, it will be entitled to as much as an additional 90 days (in the case of clause (a) above in this paragraph) or 45 days (in the case of clause (b) above in this paragraph), or more in the case of a Material Document Omission resulting from the failure of the responsible party to have received the recorded documents, to complete that cure or repurchase.

If a Material Breach or a Material Document Omission exists with respect to any underlying mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series 2007-C2 controlling class representative so consents, then we, the UBS Mortgage Loan Seller, the Countrywide Mortgage Loan Seller or the Greenwich Mortgage Loan Seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of—

•	determining whether the subject breach or document omission materially and adversely affects the value of that cross-collateralized group, and

•	the application of remedies.

The cure/payment/repurchase obligations of us, the UBS Mortgage Loan Seller, the Countrywide Mortgage Loan Seller and the Greenwich Mortgage Loan Seller described above will constitute the sole remedies available to the series 2007-C2 certificateholders in connection with a Material Breach or a Material Document Omission with respect to any mortgage loan in the trust.

In connection with the enforcement of any cure/payment/repurchase obligations of us, the UBS Mortgage Loan Seller, the Countrywide Mortgage Loan Seller or the Greenwich Mortgage Loan Seller, as applicable, relating to a Material Breach or a Material Document Omission with respect to any mortgage loan in the trust, the parties to the series 2007-C2 pooling and servicing agreement and/or the applicable mortgage loan purchase agreement have agreed that any claims with respect thereto are to be resolved through non-binding mediation and, if an agreement with respect to the subject Material Breach or a Material Document Omission is not reached through non-binding mediation after a period of approximately 90 days following the commencement thereof, then through a binding arbitration proceeding conducted in accordance with the terms of the pooling and servicing agreement, the applicable mortgage loan purchase agreement and the American Arbitration Association Rules for Large Complex Disputes. We, the UBS Mortgage Loan Seller, the Countrywide Mortgage Loan Seller and the Greenwich Mortgage Loan Seller, as applicable, and the other parties to the series 2007-C2 pooling and servicing agreement and/or the applicable mortgage loan purchase agreement have waived the right to resolve any claim related to the enforcement of any cure/payment/repurchase obligations of us, the UBS Mortgage Loan Seller, the Countrywide Mortgage Loan Seller or the Greenwich Mortgage Loan Seller, as applicable, in connection with a Material Breach or a Material Document Omission through the judicial process.

Further, no other person will be obligated to cure, pay loss of value or repurchase any affected mortgage loan in connection with, or otherwise address, a Material Breach or a Material Document Omission, if we, the UBS Mortgage Loan Seller, the Countrywide Mortgage Loan Seller or the Greenwich Mortgage Loan Seller, as the case may be, default on our obligations to do so. There can be no assurance that we, the UBS Mortgage Loan Seller, the Countrywide Mortgage Loan Seller or the Greenwich Mortgage Loan Seller will have sufficient assets to cure, pay the loss of value or repurchase a mortgage loan if required to do so.

Changes in Mortgage Pool Characteristics

The description in this offering prospectus of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before the cut-off date. Prior to the Issue Date, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this offering prospectus. We believe that the information in this offering prospectus will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this offering prospectus, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this offering prospectus.

A copy of the series 2007-C2 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Exchange Act, following the Issue Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on Form 8-K. In addition, if and to the extent that any material terms of the series 2007-C2 pooling and servicing agreement or the exhibits thereto have not been disclosed in this offering prospectus, then the series 2007-C2 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the Issue Date. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See ‘‘Available Information’’ in the accompanying base prospectus.

TRANSACTION PARTICIPANTS

The Issuing Entity

The issuing entity with respect to the series 2007-C2 certificates will be the LB-UBS Commercial Mortgage Trust 2007-C2, a common law trust created under the laws of the State of New York pursuant to the series 2007-C2 pooling and servicing agreement. LB-UBS Commercial Mortgage Trust 2007-C2 is sometimes referred to in this offering prospectus as the ‘‘trust’’ or the ‘‘trust fund.’’ We will transfer the underlying mortgage loans to the issuing entity in exchange for the series 2007-C2 certificates being issued to us or at our direction.

The trust’s activities will be limited to the transactions and activities entered into in connection with the securitization described in this offering prospectus, and except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this offering prospectus. Because the trust will be created pursuant to the series 2007-C2 pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the series 2007-C2 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

The trust will not have any directors, officers or employees. The trustee, the master servicer and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the series 2007-C2 pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a ‘‘business trust.’’

The Depositor

The depositor is Structured Asset Securities Corporation II, a Delaware corporation and a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc. The depositor’s principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. The depositor is only engaged in the securitization of commercial and multifamily mortgage loans and has been since it was organized in October 2002. See ‘‘Transaction Participants—The Depositor’’ in the accompanying base prospectus.

The Sponsors

Lehman Brothers Holdings Inc.    Lehman Brothers Holdings Inc. will act as co-sponsor of the series 2007-C2 transaction. Lehman Brothers Holdings Inc., a Delaware corporation (‘‘LBHI’’), was founded in 1850 and its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

LBHI, together with its affiliates, engages in mortgage- and asset-backed securitizations and other structured financing arrangements. LBHI has been engaged in the securitization of assets since 1987 and in the securitization of multifamily and commercial mortgage loans since 1991. LBHI and its affiliates securitized approximately (a) $9.0 billion of multifamily and commercial mortgage loans during fiscal year 2003, (b) $9.7 billion of multifamily and commercial mortgage loans during fiscal year 2004, (c) $11.4 billion of multifamily and commercial mortgage loans during fiscal year 2005, and (d) over $15.0 billion of multifamily and commercial mortgage loans during fiscal year 2006.

LBHI and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad and have been engaged in the origination of commercial mortgage loans since 1994. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by LBHI and its affiliates have been originated, directly or through correspondents, by LBHI or an affiliate.

For further information about LBHI and its affiliates, the general character if its business, its securitization program and a general discussion of LBHI’s procedures for originating or acquiring and securitizing commercial and multifamily mortgage loans, see ‘‘The Sponsor’’ in the accompanying base prospectus.

UBS Real Estate Investments Inc.    UBS Real Estate Investments Inc. will also act as co-sponsor of the series 2007-C2 transaction. UBS Real Estate Investments Inc., a Delaware corporation (‘‘UBSREI’’), has its executive offices located at 1251 Avenue of the Americas, 21st Floor, New York, New York 10020, U.S.A. UBSREI’s predecessor entity was founded in 1994.

General Character of UBSREI’s Business.    UBSREI, together with its affiliates, engages in real estate acquisitions and finance, including mortgage-backed securitizations and other structured financing arrangements. UBSREI originates and purchases commercial and multifamily mortgage loans, some of which are originated or purchased primarily for securitization or resale. UBSREI has been an active participant in securitizations of commercial mortgage loans with Lehman Brothers since 2000. UBSREI securitized approximately (a) $2.9 billion of fixed rate commercial mortgage loans in the LB-UBS program during fiscal year 2003, (b) $2.7 billion of fixed rate commercial mortgage loans in the LB-UBS program during fiscal year 2004, (c) in excess of $3.1 billion of fixed rate commercial mortgage loans in the LB-UBS program during fiscal year 2005, and (d) in excess of $3.6 billion of fixed rate commercial mortgage loans in the LB-UBS program during fiscal year 2006. The statistics set forth in (a), (b), (c) and (d) of the previous sentence do not include whole loan sales or stand-alone securitizations outside the LB-UBS program. In addition to its securitization program with Lehman Brothers, UBSREI acquires commercial real estate and originates fixed and floating rate mortgage loans and mezzanine loans to be held in a portfolio. Most of the commercial mortgage loans included in commercial mortgage securitizations sponsored by UBSREI and its affiliates have been originated by UBSREI, directly or through correspondents.

UBSREI is an indirect subsidiary of UBS AG. UBS AG provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. Its has global headquarters in Switzerland, regional headquarters in New York and London, and offices in additional locations throughout the world.

UBSREI’s Securitization Program.    UBSREI engages in mortgage securitizations and other structured financing arrangements. UBSREI has been an active participant in securitizations of commercial mortgage loans with Lehman Brothers since 2000.

UBSREI and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad. UBSREI, its affiliates and its predecessor entity have been engaged in the origination of commercial mortgage loans since 1994. The commercial mortgage loans originated and securitized by UBSREI and its affiliates include both small balance and large balance fixed-rate and floating-rate loans. Most of the more recent commercial mortgage loans included in commercial mortgage securitizations sponsored by UBSREI and its affiliates have been originated by UBSREI, directly or through correspondents.

In addition, in the normal course of its securitization program, UBSREI and its affiliates, may also acquire mortgage assets from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by UBSREI or any of its affiliates. The related trust fund may include mortgage loans originated by one or more of these third parties.

UBSREI and its affiliates may also originate mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on certain criteria established or reviewed by UBSREI, and UBSREI or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In connection with its commercial mortgage securitization transactions, UBSREI or an affiliate generally transfers the mortgage assets to the depositor, who then transfers such assets to the issuing entity for the related securitization. In return for the transfer of the mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Pursuant to a mortgage loan purchase agreement, UBSREI will make certain representations and warranties, subject to certain exceptions set forth therein, to the depositor and will covenant to provide certain documents regarding the mortgage loans for which it acts as mortgage loan seller and, in connection with certain breaches thereof or certain defects with respect thereto, which breaches or defects are determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related mortgage loan purchase agreement, may have an obligation to repurchase such mortgage asset from the depositor, cure the subject defect or breach or pay a loss of value amount with respect to the subject defect or breach, as the case may be. See ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans,’’ ‘‘—Representations and Warranties’’ and ‘‘—Cures and Repurchases’’ in this offering prospectus.

Underwriting Standards.    Set forth below is a discussion of certain general underwriting guidelines of UBSREI with respect to multifamily and commercial mortgage loans originated by UBSREI. In the case of a multifamily or commercial mortgage loan originated by UBSREI through a correspondent, that correspondent generally collects certain relevant information for analysis by UBSREI, and assists in the origination of the subject mortgage loan on documents approved by UBSREI. The underwriting guidelines described below generally do not apply to mortgage loans acquired by UBSREI or its affiliates from third-party originators.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described in this ‘‘—Underwriting Standards’’ section.

A.    Loan Analysis:    UBSREI generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. Generally, borrowers are required to be single-purpose entities, although exceptions are made, particularly with respect to mortgage loans that are in the amount of $15,000,000 or less. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBSREI’s credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable.

B.    Loan Approval:    Prior to commitment, all multifamily and commercial mortgage loans to be originated by UBSREI must be approved by a loan committee which includes senior personnel from UBSREI or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

C.    Debt Service Coverage Ratio:    UBSREI’s underwriting includes a calculation of the Debt Service Coverage Ratio (the ‘‘DSCR’’) in connection with the origination of a loan. The DSCR will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSREI and payments on the loan based on actual principal and/or interest due on the loan.

However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBSREI may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and the related tenant will take occupancy and commence paying rent on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates to tenants that will take occupancy and commence paying rent;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

D.    Loan-to-Value Ratio:    UBSREI’s underwriting also generally includes a calculation of the loan-to-value ratio of a prospective multifamily or commercial mortgage loan in connection with the origination of the mortgage loan. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

E.    Additional Debt:    Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBSREI will be the lender on that additional debt.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described under ‘‘—Loan-to-Value Ratio’’ may be higher based on the inclusion of the amount of any such additional debt.

F.    Assessments of Property Condition:    As part of the underwriting process, UBSREI will obtain the property assessments and reports described below.

(1)	Appraisals: UBSREI will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the ‘‘Uniform Standards of Professional Appraisal Practice’’ as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBSREI may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(2)	Environmental Assessment: UBSREI will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBSREI may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBSREI might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSREI or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBSREI may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

(3)	Engineering Assessment: In connection with the origination process, UBSREI will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBSREI will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(4)	Seismic Report: If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, UBSREI may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, UBSREI may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

G.    Zoning and Building Code Compliance:    In connection with the origination of a multifamily or commercial mortgage loan, UBSREI will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

H.    Escrow Requirements:    Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBSREI may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBSREI conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSREI. Furthermore, UBSREI may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—Underwriting Standards’’ section, we may purchase mortgage loans from UBSREI for inclusion in the trust fund which vary from, or do not comply with, UBSREI’s underwriting guidelines. In addition, in some cases, UBSREI and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case by case permitted exception based upon other compensating factors.

Mortgage Loan Sellers

LBHI or an affiliate thereof, UBSREI, Countrywide and Greenwich are the mortgage loan sellers for the series 2007-C2 securitization transaction. LBHI is our affiliate and an affiliate of Lehman Brothers Inc., one of the underwriters. UBSREI is an affiliate of UBS Global Asset Management (US) Inc., one of the underwriters. Countrywide is an affiliate of Countrywide Securities Corporation, one of the underwriters. See ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ for further information on our acquisition of the underlying mortgage loans.

The Servicers

General.    The parties primarily responsible for servicing the underlying mortgage loans include the master servicer and the special servicer. The obligations of the master servicer and the special servicer are set forth in the series 2007-C2 pooling and servicing agreement, and are described under ‘‘The Series 2007-C2 Pooling and Servicing Agreement’’ in this offering prospectus and ‘‘Description of the Governing Documents’’ in the accompanying base prospectus. In addition, as permitted under the series 2007-C2 pooling and servicing agreement, the master servicer and/or special servicer may delegate their respective servicing obligations to one or more sub-servicers and/or agents. With respect to most of the underlying mortgage loans, the master servicer is responsible for master servicing and primary servicing functions and the special servicer is responsible for special servicing functions. However, with respect to certain underlying mortgage loans or groups of underlying mortgage loans, in each case as of the cut-off date aggregating less than 10% of the Initial Mortgage Pool Balance, the master servicer has engaged or will engage a sub-servicer, and the master servicer will be responsible for overseeing the obligations of the related sub-servicer and aggregating relating collections and reports with the remaining mortgage pool. See ‘‘The Series 2007-C2 Pooling and Servicing Agreement—Sub-Servicers’’ in this offering prospectus.

The Initial Master Servicer.    Wachovia Bank, National Association (‘‘Wachovia’’) will be the master servicer under the series 2007-C2 pooling and servicing agreement. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

Wachovia has been servicing commercial and multifamily mortgage loans, on behalf of investors in commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, for over ten years. Wachovia’s primary servicing system runs on EnableUs software. Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2003	As of 12/31/2004	As of 12/31/2005	As of 12/31/2006	As of 3/31/2007
By Approximate Number	10,015	15,531	17,641	20,725	21,551
By Approximate Aggregate Unpaid Principal Balance (in billions)	$88.6	$141.3	$182.5	$262.1	$286.7

Within this portfolio, as of March 31, 2007, are approximately 17,950 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $217.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia’s servicing portfolio as of March 31, 2007 were located in, all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

Date	Approximate Securitized Master Serviced Portfolio (UPB)*	Outstanding Advance (P&I and PPA)*	Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%
December 31, 2006	$201,283,960,215	$162,396,491	0.1%

*	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘PPA’’ means property protection advances.

Pursuant to an interim servicing agreement between Wachovia and the UBS Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the UBS Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the UBS Mortgage Loan Seller. There are currently no outstanding property protection advances made by Wachovia on those underlying mortgage loans being contributed by the UBS Mortgage Loan Seller that were serviced by Wachovia prior to their inclusion in the trust. Pursuant to an interim servicing agreement between Wachovia and the Lehman Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the Lehman Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller. There are currently no outstanding property protection advances made by Wachovia on those underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller that were serviced by Wachovia prior to their inclusion in the trust. Pursuant to an interim servicing agreement between Wachovia and the Greenwich Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the Greenwich Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the Greenwich Mortgage Loan Seller. There are currently no outstanding property protection advances made by Wachovia on those underlying mortgage loans being contributed by the Greenwich Mortgage Loan Seller that were serviced by Wachovia prior to their inclusion in the trust. Pursuant to an interim servicing agreement between Wachovia and the Countrywide Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the Countrywide Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the Countrywide Mortgage Loan Seller. There are currently no outstanding property protection advances made by Wachovia on those underlying mortgage loans being contributed by the Countrywide Mortgage Loan Seller that were serviced by Wachovia prior to their inclusion in the trust.

Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia are ‘‘A-1+’’ by S&P, ‘‘P-1’’ by Moody’s and ‘‘F1+’’ by Fitch.

Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wachovia’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

Wachovia may perform any of its obligations under the series 2007-C2 pooling and servicing agreement or with respect to the Extendicare Portfolio Mortgage Loan through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

•	provision of Strategy and Strategy CS software;

•	identification, classification, imaging and storage of documents;

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance;

•	entry of rent roll information and property performance data from operating statements;

•	tracking and reporting of flood zone changes;

•	tracking, maintenance and payment of rents due under ground leases;

•	abstracting of insurance requirements contained in loan documents;

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia;

•	maintenance and storage of letters of credit;

•	tracking of anticipated repayment dates for loans with such terms;

•	reconciliation of deal pricing, tapes and annexes prior to securitization;

•	entry of new loan data and document collection;

•	initiation of loan payoff process and provision of payoff quotes;

•	printing, imaging and mailing of statements to borrowers;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	review of financial spreads performed by sub-servicers;

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval; and

•	performance of UCC searches and filing of UCCs.

Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account described under ‘‘The Series 2007-C2 Pooling and Servicing

Agreement—Accounts’’ in this offering prospectus within the time required by the Series 2007-C2 Pooling and Servicing Agreement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the series 2007-C2 certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in this offering prospectus concerning Wachovia has been provided by it.

The Initial Outside Master Servicers.    Wachovia is the initial master servicer for the Extendicare Portfolio Loan Combination.

KeyCorp Real Estate Capital Markets, Inc. (‘‘KRECM’’) will be the initial master servicer of the State Street Building Loan Combination under the series 2007-C1 pooling and servicing agreement. KRECM is an Ohio corporation that is a wholly-owned subsidiary of KeyBank National Association. KeyBank National Association is a wholly-owned subsidiary of KeyCorp. KRECM maintains servicing offices at 911 Main Street, Suite 1500, Kansas City, Missouri 64105 and 1717 Main Street, Suite 1000, Dallas, Texas 75201.

KRECM has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KRECM’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/2004	12/31/2005	12/30/2006
By Approximate Number:	5,345	11,218	11,322
By Approximate Aggregate Principal Balance (in billions):	$34.094	$73.692	$94.726

Within this servicing portfolio are, as of December 31, 2006, approximately 9,384 loans with a total principal balance of approximately $70 billion that are included in approximately 116 commercial mortgage-backed securitization transactions. KRECM’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third-parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2006, the Mortgage Bankers Association of America ranked KRECM the fifth largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

KRECM is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P and Fitch. Moody’s does not assign specific ratings to servicers. KRECM is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer, and S&P has assigned to KRECM the rating of STRONG as a master servicer, primary servicer and special servicer. Fitch has assigned to KRECM the ratings of CMS1- as a master servicer, CPS1- as a primary servicer and CSS2+ as a special servicer. S&P’s and Fitch’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

No securitization transaction involving commercial mortgage loans in which KRECM is or has been acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of KRECM as master servicer, including as a result of KRECM’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

KRECM’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the CMSA format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.Key.com\Key2CRE) that provides access to reports and other information to investors in CMBS transactions for which KRECM is a master servicer.

Certain duties and obligations of the series 2007-C1 master servicer and the provisions of the series 2007-C1 pooling and servicing agreement are described in this offering prospectus under ‘‘Servicing of the Extendicare Portfolio Loan Combination and the State Street Building Loan Combination’’. KRECM’s ability to waive or modify any terms, fees, penalties or payments on the State Street Building Mortgage Loan are substantially the same as those of the series 2007-C2 master servicer described in this offering prospectus under ‘‘The Series 2007-C2 Pooling and Servicing Agreement—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders,’’ ‘‘—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions’’ and ‘‘—Modifications, Waivers, Amendments and Consents.’’

The series 2007-C1 master servicer’s obligations to make servicing advances, and the interest or other fees charged for those advances and the terms of the series 2007-C1 master servicer’s recovery of those advances, are substantially similar to those of the series 2007-C2 master servicer described in this offering prospectus under ‘‘Description of the Offered Certificates—Fees and Expenses’’ and ‘‘The Series 2007-C2 Pooling and Servicing Agreement—Required Appraisals,’’ ‘‘—Servicing Compensation and Payment of Expenses’’ and ‘‘—Advances.’’ KRECM will not have primary responsibility for the custody of original documents evidencing the State Street Building Mortgage Loan. But on occasion, KRECM may have custody of certain original documents as necessary for enforcement actions involving the State Street Building Mortgage Loan or otherwise. To the extent KRECM performs custodial functions as the master servicer, original documents will be maintained in a manner consistent with the series 2007-C1 servicing standard.

The terms of the series 2007-C1 pooling and servicing agreement regarding the series 2007-C1 master servicer’s removal, replacement, resignation or transfer are substantially similar to those of the series 2007-C2 pooling and servicing agreement described in this offering prospectus under ‘‘The Series 2007-C2 Pooling and Servicing Agreement—Events of Default’’ and ‘‘—Rights Upon Event of Default.’’ Pursuant to the terms of the series 2007-C1 pooling and servicing agreement, KRECM will be under no liability to the series 2007-C1 trust, the other parties to the series 2007-C1 pooling and servicing agreement or the certificateholders for any action taken, or not taken, in good faith pursuant to the series 2007-C1 pooling and servicing agreement or for errors in judgment; but KRECM will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, its obligations or duties under the series 2007-C1 pooling and servicing agreement. In addition, KRECM (and, among others, its affiliates, shareholders, directors, officers, employees and agents) will be entitled to indemnification by the series 2007-C1 trust and, to the extent that it relates to the State Street Building Loan Combination, the series 2007-C2 issuing entity, against any loss, liability or expense incurred in connection with any legal action that relates to, among other things, the series 2007-C1 pooling and servicing agreement, the underlying mortgage loans or the certificates.

Generally, all amounts received by KRECM on the State Street Building Loan Combination are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KRECM and are then allocated and transferred to the appropriate account under the series 2007-C1 pooling and servicing agreement within the time required by the series 2007-C1 pooling and servicing agreement. Similarly, KRECM generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KRECM maintains the accounts it uses in connection with servicing commercial mortgage loans with its parent company, KeyBank National Association. The following table sets forth the ratings assigned to KeyBank National Association’s long-term deposits and short-term deposits.

	S&P	Fitch	Moody’s
Long-Term Deposits:	A	A	A1
Short-Term Deposits:	A-1	F1	P-1

KRECM believes that its financial condition will not have any material adverse effect on the performance of its duties under the series 2007-C1 pooling and servicing agreement and, accordingly, will not have any material adverse impact on the mortgage pool performance or the performance of the series 2007-C2 certificates. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against KRECM or of which any of its property is the subject, that is material to the series 2007-C2 certificateholders.

KRECM has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, and (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer. KRECM’s servicing policies and procedures for the servicing functions it will perform under the series 2007-C1 pooling and servicing agreement for assets of the same type included in the series 2007-C1 securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KRECM’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KRECM is, as the master servicer, generally responsible for both master servicing functions and primary servicing functions with respect to the mortgage loans it is obligated to service under the series 2007-C1 pooling and servicing agreement. However, KRECM will be permitted to appoint one or more subservicers to perform all or any portion of its primary servicing functions under the series 2007-C1 pooling and servicing agreement.

In addition, KRECM may from time to time perform some of its servicing obligations under the series 2007-C1 pooling and servicing agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches or filing UCC financing statements and amendments.

KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of the subservicers that it appoints and any third-party vendors retained by it to perform servicing functions.

KRECM is not an affiliate of the depositor, the sponsors, the issuing entity, the special servicer, the trustee, or any originator of any of the underlying mortgage loans identified in this offering prospectus.

The information set forth in this section titled ‘‘Transaction Parties—The Servicers—The Initial Outside Master Servicers’’ regarding KRECM has been provided by it. KRECM will make no representations as to the validity or sufficiency of the series 2007-C1 pooling and servicing agreement, the series 2007-C1 or series 2007-C2 certificates, the underlying mortgage loans or this offering prospectus.

The Initial Special Servicer.    LNR Partners, Inc. (‘‘LNR Partners’’), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. (‘‘LNR’’), is the special servicer for the mortgage pool (other than the State Street Building Mortgage Loan). The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the series 2007-C2 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 14 years. The number of commercial mortgaged backed security pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 193 as of December 31, 2006. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic commercial mortgaged backed security pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic commercial mortgaged backed security pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic commercial mortgaged backed security pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic commercial mortgaged backed security pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic commercial mortgaged backed security pools as of December 31, 2005, with a then current face value in excess of $148 billion and (f) 143 domestic commercial mortgaged backed security pools as of December 31, 2006, with a then current face value in excess of $201 billion. Additionally, LNR Partners has resolved over $17.4 billion of U.S. commercial and multifamily loans over the past 14 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005 and $0.9 billion for the 12 months ended December 31, 2006.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina, California and Colorado, and in Europe in England and Germany. As of December 31, 2006, LNR Partners had approximately 180 employees responsible for the special servicing of commercial real estate assets. As of December 31, 2006, LNR Partners and its affiliates specially service a portfolio, which included over 23,000 assets in the 50 states and in Europe with a then current face value in excess of $252 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series 2007-C2 certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the applicable servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by Moody’s, S&P and Fitch, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the series 2007-C2 pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the series 2007-C2 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series 2007-C2 certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the Servicing Standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the commercial mortgaged backed securities pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in five commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series 2007-C2 certificateholders.

LNR Partners is not an affiliate of the depositor, the sponsors, the trust, the master servicer, the trustee or any originator of any of the underlying mortgage loans identified in this offering prospectus.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the certificates. Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsors or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsors or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the offered certificates.

The Initial Outside Special Servicers.    LNR Partners is the initial special servicer for the Extendicare Portfolio Loan Combination.

Midland Loan Services, Inc. (‘‘Midland’’) a Delaware corporation, is the initial special servicer for the State Street Building Loan Combination. The principal servicing office of Midland is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

The Trustee

LaSalle Bank National Association, a national banking association (‘‘LaSalle’’), will act as trustee under the series 2007-C2 pooling and servicing agreement, on behalf of the series 2007-C2 certificateholders. In addition, LaSalle will act as custodian on behalf of the trustee. The trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services—LB-UBS Commercial Mortgage Trust 2007-C2 or at such other address as the trustee may designate from time to time.

LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 695 commercial mortgage-backed security transactions involving assets similar to the mortgage loans that we intend to include in the trust. As of March 31, 2007, LaSalle serves as trustee or paying agent on over 465 commercial mortgage-backed security transactions. The long-term unsecured debt of LaSalle is rated ‘‘A+’’ by S&P, ‘‘Aa3’’ by Moody’s and ‘‘AA−’’ by Fitch Ratings.

In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the series 2007-C2 pooling and servicing agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

LaSalle Bank National Association and UBSREI are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to UBSREI for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by UBSREI to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

LaSalle Bank National Association and Lehman Brothers Bank, FSB (‘‘LBB’’), an affiliate of LBHI (LBB and LBHI, collectively, for purposes of this paragraph, ‘‘Lehman’’), are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Lehman for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by Lehman to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

LaSalle Bank National Association and Greenwich Capital Financial Products, Inc. (‘‘Greenwich’’) are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Greenwich for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for the mortgage loan or portion of a mortgage loan to be sold by Greenwich to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

Using information set forth in this offering prospectus, the trustee will develop the cashflow model for the trust. Based on the monthly mortgage loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of series 2007-C2 certificates on each distribution date. In accordance with the cashflow model and based on the monthly mortgage loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to series 2007-C2 certificateholders and prepare a monthly statement to series 2007-C2 certificateholders detailing the payments received and the activity on the mortgage loans during the related collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer. LaSalle regularly performs such obligations with respect to commercial mortgage-backed securities transactions for which it acts as trustee.

There are no legal proceedings pending against LaSalle, or to which any property of LaSalle is subject, that is material to the series 2007-C2 certificateholders, nor does LaSalle have actual knowledge of any proceedings of this type contemplated by governmental authorities.

We, the master servicer, the special servicer and our and their respective affiliates, may from time to time maintain and enter into other banking and trustee relationships in the ordinary course of business with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2007-C2 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

In addition to having express duties under the series 2007-C2 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series 2007-C2 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2007-C2 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the ‘‘prudent person’’ standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series 2007-C2 pooling and servicing agreement provides that the Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

LaSalle is also the trustee under the series 2006-C7 pooling and servicing agreement, which governs the administration of the Extendicare Portfolio Loan Combination, and the series 2007-C1 pooling and servicing agreement, which governs the administration of the State Street Building Loan Combination.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., one of the underwriters with respect to this offering. Lehman Brothers Inc. is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc., the co-sponsor and one of the mortgage loan sellers. In general, one of our affiliates and an affiliate of Lehman Brothers Holdings Inc. is also the originator with respect to certain of the underlying mortgage loans contributed to the trust by the Lehman Mortgage Loan Seller. See also ‘‘Transaction Participants—The Depositor,’’ ‘‘—The Sponsor’’ and ‘‘—The Originators’’ in the accompanying base prospectus. One of our affiliates and an affiliate of Lehman Brothers Holdings Inc. is an owner of indirect equity interests in the borrower under the Tishman Speyer DC Portfolio II Mortgage Loan, which represents 11.2% of the Initial Mortgage Pool Balance. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Tishman Speyer DC Portfolio II Mortgage Loan—The Borrower and Sponsor.’’ In addition, one of our affiliates and an affiliate of Lehman Brothers Holdings Inc. is an owner of controlling indirect equity interests in the borrower under the One Alliance Center Mortgage Loan, which represents 4.6% of the Initial Mortgage Pool Balance. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One Alliance Center Mortgage Loan—The Borrower and Sponsor.’’ Tishman Speyer Real Estate Venture VI, L.P. is a sponsor of both the Tishman Speyer DC Portfolio II Borrower and the One Alliance Center Borrower and Tishman Speyer Properties, L.P. is the property manager of both the Tishman Speyer DC Portfolio II Mortgaged Property and the One Alliance Center Mortgaged Property.

UBS Real Estate Investments Inc., the co-sponsor and one of the mortgage loan sellers, is an affiliate of UBS Global Asset Management (US) Inc., one of the underwriters with respect to the offered certificates. In addition, all of the mortgage loans contributed to the trust by the UBS Mortgage Loan Seller were originated or co-originated by the UBS Mortgage Loan Seller or its affiliates, directly or through correspondents. See also ‘‘Transaction Participants—The Sponsors’’ and ‘‘—The Mortgage Loan Sellers’’ and ‘‘Summary of Offering Prospectus—Relevant Parties—Underwriters’’ in this offering prospectus.

Countrywide Commercial Real Estate Finance, Inc., one of the mortgage loan sellers, is an affiliate of Countrywide Securities Corporation, one of the underwriters with respect to the offered certificates. See also ‘‘Transaction Participants— The Sponsors’’ and ‘‘—The Mortgage Loan Sellers’’ and ‘‘Summary of Offering Prospectus—Relevant Parties—Underwriters’’ in this offering prospectus.

Pursuant to an interim servicing agreement between Wachovia and the UBS Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the UBS Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the UBS Mortgage Loan Seller. Pursuant to an interim servicing agreement between Wachovia and the Lehman Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the Lehman Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller.

The trustee has entered into separate custodial agreements with each of UBS Real Estate Investments Inc. and Lehman Brothers Bank, FSB, an affiliate of Lehman Brothers Holdings Inc. (Lehman Brothers Bank, FSB and Lehman Brothers Holdings Inc., collectively, for purposes of this paragraph, ‘‘Lehman’’) whereby the trustee, for consideration, provides custodial services to each of UBS Real Estate Investments Inc. and Lehman for certain commercial mortgage loans originated or purchased by UBS Real Estate Investments Inc. or Lehman, as the case may be. Pursuant to these custodial agreements, the trustee is currently providing custodial services for most of the mortgage loans to be sold by each of UBS Real Estate Investments Inc. and Lehman to the Depositor in connection with this securitization. See also ‘‘Transaction Participants — The Trustee’’ in this offering prospectus.

The master servicer may enter into agreements with certain firms, including without limitation, the transaction participants of the 2007-C2 securitization transaction, to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans, which may include, without limitation, the underlying mortgage loans. See also ‘‘Transaction Participants—The Servicers’’ in this offering prospectus.

THE SERIES 2007-C2 POOLING AND SERVICING AGREEMENT

General

The parties to the series 2007-C2 pooling and servicing agreement will consist of us, the trustee, the master servicer and the special servicer. The series 2007-C2 pooling and servicing agreement will govern, among other things:

•	the issuance of the series 2007-C2 certificates;

•	the formation of the issuing entity;

•	the transfer of the initial trust assets to the issuing entity;

•	the retention of the trust assets on behalf of the series 2007-C2 certificateholders; and

•	the servicing and administration of the mortgage loans in the trust (other than the Outside Serviced Trust Mortgage Loans), as well as the servicing and administration of (a) the Serviced Non-Trust Loans, and (b) any REO Properties acquired by the special servicer on behalf of the series 2007-C2 certificateholders and, if and when applicable, the related Serviced Non-Trust Loan Noteholder(s) as a result of foreclosure or other similar action.

Because the Sears Tower Loan Combination, the Bethany Maryland Portfolio II Loan Combination, the Homer Building Loan Combination, the 2445 M Street Loan Combination, the 2000 Pennsylvania Avenue Loan Combination, the 2100 Pennsylvania Avenue Loan Combination and the Fed Ex Portfolio Loan Combination are to be serviced and administered under the series 2007-C2 pooling and servicing agreement, while the Extendicare Portfolio Loan Combination and the State Street Building Loan Combination are subject to other servicing arrangements, we have adopted the use of the following terms:

•	‘‘Serviced Loan Combination’’ refers to a Loan Combination that is being serviced and administered under the series 2007-C2 pooling and servicing agreement. The Sears Tower Loan Combination, the Bethany Maryland Portfolio II Loan Combination, the Homer Building Loan Combination, the 2445 M Street Loan Combination, the 2000 Pennsylvania Avenue Loan Combination, the 2100 Pennsylvania Avenue Loan Combination and the Fed Ex Portfolio Loan Combination are the Serviced Loan Combinations.

•	‘‘Serviced Non-Trust Loan’’ refers to a Non-Trust Loan that is part of a Serviced Loan Combination. The Sears Tower Non-Trust Loans, the Bethany Maryland Portfolio II Non-Trust Loan, the Homer Building Non-Trust Loan, the 2445 M Street Non-Trust Loan, the 2000 Pennsylvania Avenue Non-Trust Loan, the 2100 Pennsylvania Avenue Non-Trust Loan and the Fed Ex Portfolio Non-Trust Loan are the Serviced Non-Trust Loans.

•	‘‘Serviced Non-Trust Loan Noteholder’’ refers to the holder of the promissory note evidencing a Serviced Non-Trust Loan.

•	‘‘Outside Serviced Loan Combination’’ refers to a Loan Combination that is being serviced and administered under a servicing agreement other than the series 2007-C2 pooling and servicing agreement. The Extendicare Portfolio Loan Combination and the State Street Building Loan Combination are the Outside Serviced Loan Combinations.

•	‘‘Outside Serviced Trust Mortgage Loan’’ refers to an underlying mortgage loan that is part of an Outside Serviced Loan Combination. The Extendicare Portfolio Mortgage Loan and the State Street Building Mortgage Loan are the Outside Serviced Trust Mortgage Loans.

The following summaries describe some of the material provisions of the series 2007-C2 pooling and servicing agreement. In addition, see ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans,’’ ‘‘—Representations and Warranties’’ and ‘‘—Cures and Repurchases’’ and ‘‘Description of the Offered Certificates’’ in this offering prospectus and ‘‘Description of the Governing Documents’’ in the accompanying base prospectus.

Overview of Servicing

The series 2007-C2 pooling and servicing agreement will provide that the master servicer and the special servicer must each service and administer the mortgage loans (except to the extent provided in the series 2007-C2 pooling and servicing agreement and other than the Outside Serviced Trust Mortgage Loans) and any REO Properties in the trust for which it is responsible, together with, when appropriate, the Serviced Non-Trust Loans, directly or through sub-servicers, in accordance with:

•	any and all applicable laws;

•	the express terms of the series 2007-C2 pooling and servicing agreement;

•	the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements; and

•	to the extent consistent with the foregoing, the Servicing Standard.

In general, the master servicer will be responsible for the servicing and administration of each mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loans) and each Serviced Non-Trust Loan—

•	as to which no Servicing Transfer Event has occurred, or

•	that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred.

The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan in the trust (excluding, if applicable, the Outside Serviced Trust Mortgage Loans) and each Serviced Non-Trust Loan, as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. In addition, the special servicer will be responsible for the administration of any REO Properties acquired by the trust (other than those that relate to Outside Serviced Loan Combinations).

Despite the foregoing, the series 2007-C2 pooling and servicing agreement will require the master servicer to continue to receive information (which information, with respect to an Outside Serviced Trust Mortgage Loan, will be received from the master servicer under the governing servicing agreement for the related Outside Serviced Loan Combination) and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans (other than, if applicable, an Outside Serviced Loan Combination) and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans (other than, if applicable, an Outside Serviced Loan Combination). In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans (other than the Outside Serviced Trust Mortgage Loans) in the trust and the Serviced Non-Trust Loan. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2007-C2 pooling and servicing agreement.

The master servicer will transfer servicing of a mortgage loan for which it is responsible under the series 2007-C2 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of ‘‘Servicing Transfer Event’’ in the glossary to this offering prospectus.

In general, the occurrence of a Servicing Transfer Event with respect to any mortgage loan in a Serviced Loan Combination will automatically result in the occurrence of a Servicing Transfer Event with respect to the other mortgage loan(s) in that Loan Combination. However, if, subject to the terms, conditions and limitations of the related Co-Lender Agreement, a Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing Transfer Event may occur with respect thereto.

In general, the Serviced Non-Trust Loans will be serviced and administered under the series 2007-C2 pooling and servicing agreement as if each such Serviced Non-Trust Loan was a mortgage loan in the trust.

Notwithstanding the foregoing, the Outside Serviced Trust Mortgage Loans will not be serviced under the series 2007-C2 pooling and servicing agreement. Under the terms of the related Co-Lender Agreement—

•	for so long as the applicable Extendicare Portfolio Non-Trust Loan is part of the Series 2006-C7 Securitization, the Extendicare Portfolio Loan Combination will be serviced and administered by the master servicer and a special servicer for the Series 2006-C7 Securitization (subject to replacement of each such party), in accordance with the series 2006-C7 pooling and servicing agreement (or any permitted successor servicing agreement), and

•	for so long as the applicable State Street Building Non-Trust Loan is part of the Series 2007-C1 Securitization, the State Street Building Loan Combination will be serviced and administered by the master servicer and a special servicer for the Series 2007-C1 Securitization (subject to replacement of each such party), in accordance with the series 2007-C1 pooling and servicing agreement (or any permitted successor servicing agreement).

The discussion below regarding servicing generally relates solely to the servicing of the mortgage loans in the trust (excluding the Outside Serviced Trust Mortgage Loans) under the series 2007-C2 pooling and servicing agreement. For a description of certain of the servicing arrangements for the Outside Serviced Loan Combinations, see ‘‘Servicing of the Extendicare Portfolio Loan Combination and the State Street Building Loan Combination’’ in this offering prospectus.

Sub-Servicers

Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans pursuant to a sub-servicing agreement with of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

The series 2007-C2 pooling and servicing agreement will permit each of the master servicer and, with the consent of the series 2007-C2 controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the series 2007-C2 pooling and servicing agreement, provided that in each case, the sub-servicing agreement: (a) is consistent with the series 2007-C2 pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable conditions of the series 2007-C2 pooling and servicing agreement and, with limited exceptions, provides for events of default with respect to the subject sub-servicer substantially the same as those applicable to the master servicer or the special servicer, as the case may be, modified as necessary to apply to the subject sub-servicer’s obligations under that sub-servicing agreement; (b) provides that if the master servicer or the special servicer, as the case may be, will for any reason no longer act in such capacity under the series 2007-C2 pooling and servicing agreement, including by reason of an event of default, the trustee or its designee may assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the master servicer or the special servicer, as the case may be, under that sub-servicing agreement or may terminate that sub-servicing agreement without cause, except that any sub-servicing agreement in effect as of the Issue Date or within 90 days thereafter may only be terminated for cause; (c) provides that the trustee, for the benefit of the series 2007-C2 certificateholders and, in the case of a sub-servicing agreement relating to a Serviced Loan Combination, the related Serviced Non-Trust Loan Noteholder(s), will each be a third-party beneficiary under that sub-servicing agreement; (d) permits any purchaser of an underlying mortgage loan to terminate that sub-servicing agreement with respect to such purchased mortgage loan at its option and without penalty; (e) does not permit the sub-servicer to enter into or consent to (subject to certain limited exceptions) material modifications, extensions, waivers or amendments of or otherwise take enforcement actions with respect to the subject mortgage loans on behalf of the master servicer or the special servicer, as the case may be, without the consent of the master servicer or special servicer, as the case may be; and (f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the series 2007-C2 pooling and servicing agreement, each sub-servicing agreement entered into by the master servicer must provide that such agreement will, with respect to any underlying mortgage loan, terminate at the time such underlying mortgage loan becomes a specially serviced mortgage loan (or, alternatively, be subject to the special servicer’s rights to service such underlying mortgage loan for so long as such underlying mortgage loan continues to be a specially serviced mortgage loan), and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such underlying mortgage loan which ceases to be a specially serviced mortgage loan.

References in the series 2007-C2 pooling and servicing agreement, and under this ‘‘The Series 2007-C2 Pooling and Servicing Agreement’’ section, to actions taken or to be taken by the master servicer or the special servicer include actions taken or to be taken by a sub-servicer on behalf of the master servicer or the special servicer, as the case may be. In connection with the foregoing, all amounts advanced by any sub-servicer to satisfy the obligations of the master servicer or the special servicer under the series 2007-C2 pooling and servicing agreement to make P&I advances or servicing advances are deemed to have been advanced by the master servicer or the special servicer, as the case may be, out of its own funds and, accordingly, those advances will be recoverable by that sub-servicer in the same manner and out of the same funds as if that sub-servicer were the master servicer or the special servicer, as the case may be. The series 2007-C2 pooling and servicing agreement will provide that, for so long as they are outstanding, advances under any sub-servicing agreement will accrue interest at the rate set forth in the series 2007-C2 pooling and servicing agreement, with that interest to be allocable between the master servicer or the special servicer, as the case may be, and the subject sub-servicer as they may agree. For purposes of the series 2007-C2 pooling and servicing agreement, each of the master servicer and the special servicer will be deemed to have received any payment when a sub-servicer retained by it receives the payment.

The series 2007-C2 pooling and servicing agreement will require the master servicer and the special servicer, for the benefit of the trustee, the series 2007-C2 certificateholders and, in the case of a Loan Combination, the related Serviced

Non-Trust Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the series 2007-C2 pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicer and the special servicer will remain obligated and liable to the trustee, the series 2007-C2 certificateholders and the Serviced Non-Trust Loan Noteholder(s) for the performance of their respective obligations and duties under the series 2007-C2 pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and the master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

Servicing Compensation and Payment of Expenses

Principal Master Servicing Compensation.    The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee will be earned with respect to each and every mortgage loan in the trust (including the Outside Serviced Trust Mortgage Loans) and each and every Serviced Non-Trust Loan, including each such mortgage loan—

•	that is being specially serviced;

•	as to which the corresponding mortgaged real property has become an REO Property; or

•	that has been defeased.

In the case of each mortgage loan in the trust, the master servicing fee will—

•	be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at the related master servicing fee rate, which will vary on a loan-by-loan basis,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

Principal Special Servicing Compensation.    The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool (other than the Outside Serviced Trust Mortgage Loans) and the Serviced Non-Trust Loans will generally consist of—

•	the special servicing fee,

•	the workout fee, and

•	the liquidation fee.

The Special Servicing Fee.    The special servicing fee will be earned with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) and each Serviced Non-Trust Loan—

•	that is being specially serviced, or

•	as to which the corresponding mortgaged real property has become an REO Property.

In the case of each underlying mortgage loan that satisfies the criteria described in the prior paragraph, the special servicing fee will—

•	be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at a special servicing fee rate of 0.25% per annum,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

Special servicing fees earned with respect to a Serviced Loan Combination may be paid out of collections on the entire subject Loan Combination.

The Workout Fee.    The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) and Serviced Non-Trust Loan that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred. The workout fee will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of—

•	interest, other than Default Interest and Post-ARD Additional Interest,

•	principal, and

•	prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked out mortgage loan; provided that any workout fees payable with respect to a Serviced Loan Combination will generally be payable out of and based on collections on the entire such Loan Combination.

The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan is worked out with respect to that new Servicing Transfer Event.

If the special servicer is terminated or replaced—other than for cause—or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan serviced under the series 2007-C2 pooling and servicing agreement that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2007-C2 certificateholders.

The Liquidation Fee.    Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to: (a) any specially serviced mortgage loan (other than a mortgage loan that is part of an Outside Serviced Loan Combination) and Serviced Non-Trust Loan for which it obtains a full, partial or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property (other than a mortgage loan that is part of, or an REO Property that relates to, an Outside Serviced Loan Combination) and Serviced Non-Trust Loan as to which it receives any Liquidation Proceeds. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest; provided that any liquidation fees in respect of a Serviced Loan Combination will generally be payable out of and based on collections on the entire such Loan Combination.

Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

•	a specially serviced mortgage loan that becomes a worked-out mortgage loan (unless it again becomes a specially serviced mortgage loan);

•	the repurchase of any mortgage loan in the trust (or the applicable portion thereof) by us, the UBS Mortgage Loan Seller, the Countrywide Mortgage Loan Seller or the Greenwich Mortgage Loan Seller, due to a breach of representation or warranty or for missing mortgage loan documentation, prior to the expiration of a specified period of time set forth in the series 2007-C2 pooling and servicing agreement, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus;

•	the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under ‘‘—Fair Value Option’’ below, unless (a) such purchase occurs more than 90 days after the purchase option arose, and (b) the purchase is by certain specified parties under the series 2007-C2 pooling and servicing agreement;

•	the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement, unless the liquidation fee is payable and is actually paid pursuant to such intercreditor agreement;

•	the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2007-C2 controlling class or the master servicer in connection with the termination of the trust, as described under ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus;

•	the purchase of an underlying mortgage loan that is part of a Loan Combination by any related Non-Trust Loan Noteholder or its designee in accordance with the related Co-Lender Agreement, unless (a) such purchase occurs more than 60 days after the purchase right arose, and (b) the liquidation fee is actually paid; or

•	the receipt or application of loss of value payments, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus.

Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2007-C2 certificateholders.

Outside Serviced Loan Combinations.    Special servicing fees, liquidation fees and workout fees will be payable with respect to the Outside Serviced Loan Combinations in accordance with the applicable governing servicing agreement under generally the same circumstances as such fees will be payable with respect to the Serviced Loan Combinations under the series 2007-C2 pooling and servicing agreement and may reduce amounts payable to the series 2007-C2 certificateholders.

Additional Servicing Compensation.    As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire mortgage pool (but, in the case of Outside Serviced Trust Mortgage Loan, only to the extent passed through to the trust).

In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow accounts, reserve accounts and/or Serviced Loan Combination-specific accounts maintained by the master servicer, in Permitted Investments. See ‘‘—Accounts—Custodial Account’’ below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any investment losses from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See ‘‘—Accounts—REO Account’’ below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer’s REO account.

In addition, the special servicer will be entitled to a separate fee of $1,500 per loan payable from the custodial account for making a fair value price determination with respect to an Outside Serviced Trust Mortgage Loan, as described under ‘‘—Fair Value Option’’ below.

All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) and the Serviced Non-Trust Loan will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2007-C2 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected (and, in the case of an Outside Serviced Trust Mortgage Loan, remitted to the trust) with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2007-C2 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable—

•	to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursable to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

•	to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust Fund Expense, or

•	to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool—other than late payment charges and Default Interest collected with respect to the subject mortgage loan—and that were not previously reimbursed in accordance with this bullet.

Some or all of the items referred to in the prior paragraph that are collected in respect of the Serviced Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2007-C2 pooling and servicing agreement. Some or all of the items referred to in the prior paragraph (exclusive of Default Interest and late payment charges) that are collected in respect of an Outside Serviced Trust Mortgage Loan will likely be paid to, and allocated between, the applicable servicers as additional compensation, as provided under the governing servicing agreement for the subject Outside Serviced Loan Combination. However, Default Interest and late payment charges allocable to an Outside Serviced Trust Mortgage Loan may be applied, in accordance with the related governing servicing agreement, first, to offset interest on servicing advances made under such governing servicing agreement, and then, to the extent passed through to the trust, for the same purposes as Default Interest and late payment charges on the other underlying mortgage loans.

Prepayment Interest Shortfalls.    The series 2007-C2 pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool (including, if applicable, the Outside Serviced Trust Mortgage Loans) during any collection period, the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

•	the total amount of those Prepayment Interest Shortfalls, and

•	the sum of the following components of the master servicer’s total servicing compensation for that same collection period—

1.	all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

2.	with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2007-C2 certificates on that distribution date as described under ‘‘Description of the Offered Certificates—Payments’’ in this offering prospectus. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated to the respective interest-bearing classes of the series 2007-C2 certificates, in reduction of the interest payable on those certificates, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this offering prospectus, and the master servicer will have no subsequent liability for such amounts.

Payment of Expenses.    Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2007-C2 pooling and servicing agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for any expenses incurred by it in connection with performing its duties under the series 2007-C2 pooling and servicing agreement except as expressly provided therein.

The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer’s custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan serviced under the series 2007-C2 pooling and servicing agreement. In addition, the series 2007-C2 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer’s custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. See ‘‘—Advances’’ below. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2007-C2 certificateholders (or, if the subject specially serviced asset is a Serviced Loan Combination or any related REO Property, the best interests of the series 2007-C2 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole.

Trustee Compensation

The trustee will be entitled to receive monthly, out of general collections with respect to the mortgage pool on deposit in its collection account, the trustee fee. With respect to each calendar month, the trustee fee will equal one month’s interest accrued at 0.0005% per annum on the Stated Principal Balance outstanding immediately prior to the distribution date in that month of each and every mortgage loan in the trust. The trustee fee will generally accrue on a 30/360 Basis.

In addition, the trustee will be authorized to invest or direct the investment of funds held in its collection account and its interest reserve account in Permitted Investments. See ‘‘—Accounts—Collection Account’’ and ‘‘—Accounts—Interest Reserve Account’’ below. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee’s collection account or interest reserve account.

Advances

Servicing Advances.    Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred or to be incurred, as the case may be, by the master servicer, the special servicer or the trustee in connection with the servicing of a mortgage loan under the series 2007-C2 pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be required to make any servicing advances with respect to any Outside Serviced Trust Mortgage Loan or any related mortgaged real property under the series 2007-C2 pooling and servicing agreement. Those servicing advances will be made by the applicable master servicer, special servicer, trustee or fiscal agent, if any (and will be reimbursable together with interest thereon at a published prime rate) under the governing servicing agreement for the related Outside Serviced Loan Combination, on generally the same terms and conditions as are applicable under the series 2007-C2 pooling and servicing agreement. See ‘‘Servicing of the Extendicare Portfolio Loan Combination and the State Street Building Loan Combination’’ in this offering prospectus.

The special servicer may request that the master servicer make servicing advances with respect to a specially serviced mortgage loan or REO Property under the series 2007-C2 pooling and servicing agreement, in lieu of the special servicer’s making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 2007-C2 pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer’s receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests that the master servicer make, regardless of whether or not the master servicer actually makes that advance.

If the master servicer or the special servicer is required under the series 2007-C2 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

•	if it has actual knowledge of the failure, to give the master servicer or the special servicer, as applicable, notice of its failure; and

•	if the failure continues for three more business days, to make the servicing advance.

None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer with regard to advances by parties other than the special servicer, would not be ultimately recoverable from expected collections on the related mortgage loan or REO

Property. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its ‘‘as is’’ or then current condition and with its then current occupancy, as modified by that party’s assumptions—consistent with the Servicing Standard—regarding the possibility and effects of future adverse change with respect to the related mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines—or, with regard to advances by parties other than the special servicer, that the special servicer subsequently determines—is not recoverable from expected collections on the related mortgage loan or REO Property, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer’s custodial account from time to time. See, however, ‘‘—Advances— Special Considerations Regarding the Reimbursement of Nonrecoverable Advances’’ below. See also ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus and ‘‘—Accounts—Custodial Account’’ below.

Advances of Delinquent Monthly Debt Service Payments.    The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees (and, in the case of each Outside Serviced Trust Mortgage Loan, further net of any comparable fees payable pursuant to the governing servicing agreement for that mortgage loan), that—

•	were due or deemed due, as the case may be, with respect to the mortgage loans in the trust during the related collection period, and

•	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

Notwithstanding the foregoing, if the special servicer determines that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (or, with respect to an Outside Serviced Trust Mortgage Loan, if the master servicer has received notice from a servicer under the applicable governing servicing agreement of the existence of an Appraisal Reduction Amount with respect thereto upon which the master servicer may conclusively rely), then the master servicer will generally reduce the interest portion—but not the principal portion—of each P&I advance, if any, that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

•	the amount of the interest portion of that P&I advance that would otherwise be required to be made with respect to the subject mortgage loan for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

•	a fraction, the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount (or, if applicable, the relevant portion thereof allocable to the subject mortgage loan), and the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

Notwithstanding the foregoing, in the case of any underlying mortgage loan that is part of a Loan Combination, any reduction in the interest portion of P&I advances to be made with respect to that underlying mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction Amount with respect to the subject Loan Combination that is allocable to that underlying mortgage loan.

Each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated in accordance with the definition of ‘‘Appraisal Reduction Amount’’ set forth in the Glossary to this offering prospectus.

With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2007-C2 pooling and servicing agreement, funds held in the master servicer’s custodial account that are not required to be paid on the series 2007-C2 certificates on that distribution date.

The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make, including with respect to an Outside Serviced Trust Mortgage Loan.

The master servicer and the trustee will each be entitled to recover any P&I advance made by it out of its own funds from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any P&I advance for any underlying mortgage loan—including any specially serviced mortgage loan or any mortgage loan as to which the related mortgaged real property has become an REO Property—that, in its judgment, or in the judgment of the special servicer, would not ultimately be recoverable out of collections on the related underlying mortgage loan. If the master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines will not be recoverable out of collections on the related underlying mortgage loan, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer’s custodial account from time to time. See, however, ‘‘—Advances—Special Considerations Regarding the Reimbursement of Nonrecoverable Advances’’ below. The master servicer and the trustee will be required to rely on the special servicer’s determination (and may rely on the determination of the servicer of the Outside Serviced Trust Mortgage Loan), and the trustee will be entitled to rely on the master servicer’s determination, that an advance, if made, would not be ultimately recoverable from collections on the related underlying mortgage loan. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its ‘‘as is’’ or then current condition and with its then current occupancy, as modified by such party’s assumptions—consistent with the Servicing Standard— regarding the possibility and effects of future adverse change with respect to such mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. See ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus and ‘‘—Accounts—Custodial Account’’ below.

A monthly debt service payment will be assumed to be due with respect to:

•	each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

•	each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if applicable) and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will generally equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for an ARD Loan do not include Post-ARD Additional Interest or accelerated amortization payments.

Neither the master servicer nor the trustee will be required to make any P&I advance with respect to a Non-Trust Loan.

Special Considerations Regarding the Reimbursement of Nonrecoverable Advances.    If the master servicer, the trustee or the special servicer reimburses itself out of general collections on the mortgage pool for any advance that has been determined not to be recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2007-C2 principal balance certificates, and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2007-C2 certificates, thereby reducing the payments of principal on the series 2007-C2 principal balance certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related mortgage loan (or, if such mortgage loan is part of the Serviced Loan Combination, on or in respect of such Loan Combination), as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject mortgage loan as to which the advance was made, and then, out of payments or other collections of principal on the other loan group.

Notwithstanding the foregoing, upon a determination that a previously made advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable advance over a period of time (not to exceed 12 months without the consent of the series 2007-C2 controlling class representative), with interest thereon at the prime rate described under ‘‘—Advances—Interest on Advances’’ below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover over time an advance that is nonrecoverable on a loan-specific basis, or not to do so, benefits some classes of series 2007-C2 certificateholders to the detriment of other classes of series 2007-C2 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2007-C2 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2007-C2 certificateholders.

Interest on Advances.    Each of the master servicer, the special servicer and the trustee will be entitled to receive interest on any servicing advances and, except in the case of the special servicer, P&I advances made by it. The interest will accrue on the amount of each servicing advance and P&I advance, and compound annually, for so long as that advance is outstanding, at a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance or P&I advance will generally be payable—

•	first, out of Default Interest and late payment charges on deposit in the master servicer’s collection account that were collected on the related underlying mortgage loan during the collection period in which the advance is reimbursed, and

•	then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer’s custodial account.

Any delay between a sub-servicer’s receipt of a late collection of any monthly debt service or other payment as to which an advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the special servicer, as the case may be, on that advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on any outstanding advance will result in a reduction in amounts payable on one or more classes of the series 2007-C2 certificates.

The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders

Series 2007-C2 Controlling Class.    As of any date of determination, the controlling class of series 2007-C2 certificateholders will be the holders of the most subordinate class of series 2007-C2 principal balance certificates, then outstanding that has a total principal balance that is at least equal to 25% of that class’s original total principal balance. However, if no class of series 2007-C2 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2007-C2 certificateholders will be the holders of the most subordinate class of series 2007-C2 principal balance certificates, then outstanding that has a total principal balance greater than zero. For purposes of the foregoing, whether a class of series 2007-C2 principal balance certificates is more subordinate than another such class will be based on the payment priority described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this offering prospectus. The class A-1, A-2, A-AB, A-3 and A-1A certificates will be treated as one class for purposes of determining, and exercising the rights of, the controlling class of series 2007-C2 certificates. For clarification, the controlling class of series 2007-C2 certificateholders will in no event be the holders of the class X-CL, X-CP, X-W or V certificates or the holders of the series 2007-C2 REMIC residual certificates.

Selection of the Series 2007-C2 Controlling Class Representative.    The series 2007-C2 pooling and servicing agreement permits the holder or holders of series 2007-C2 certificates representing a majority of the voting rights allocated to the series 2007-C2 controlling class to select a representative with the rights and powers described below in this ‘‘—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ section and elsewhere in this offering prospectus. In addition, if the series 2007-C2 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2007-C2 controlling class will be entitled to directly select a controlling class representative. Notwithstanding the foregoing, until a series 2007-C2 controlling class representative is so selected in accordance with the preceding two sentences, or after receipt of a notice from the holders—or, if applicable, the beneficial owners—of series 2007-C2 certificates representing a majority of the voting rights allocated to the series 2007-C2 controlling class that a series 2007-C2 controlling class representative is no longer designated, any party identified to the trustee as beneficially owning more than 50% of the aggregate principal balance of the series 2007-C2 controlling class certificates will be the series 2007-C2 controlling class representative.

If the series 2007-C2 controlling class of certificates is held in book-entry form, then costs incurred in determining the identity of the series 2007-C2 controlling class representative may be an expense of the trust.

Designation of the Loan Combination Controlling Parties.    The Co-Lender Agreement for each Loan Combination provides for, or allows for, one or more particular holders of the mortgage loans comprising that Loan Combination or its or their designee or designees (as to that Loan Combination, the ‘‘Loan Combination Controlling Party’’) to provide advice and direction to the master servicer and/or the special servicer (or, with respect to an Outside Serviced Loan Combination, to provide advice and direction to the master servicer and special servicer under the related governing servicing agreement) with respect to various servicing actions regarding that Loan Combination, including as described below in this ‘‘—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ section. The Loan Combination Controlling Party for each Loan Combination is identified under the subheading ‘‘—Co-Lender Agreement—Consent Rights’’ relating to such Loan Combination that appears under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus.

Rights and Powers of The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders.    Neither the special servicer nor the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2007-C2 pooling and servicing agreement) will, in general, be permitted to take (or, in the case of the special servicer, if and when applicable, consent to the master servicer’s taking), among others, any of the following actions under the series 2007-C2 pooling and servicing agreement with respect to the mortgage pool (exclusive of each underlying mortgage loan that is part of a Loan Combination), as to which action the series 2007-C2 controlling class representative has objected in writing within ten business days (or, in the case of certain of those actions, five business days) of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action—

•	any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

•	any modification, extension, amendment or waiver of a monetary term (including the timing of payments, but excluding the waiver of Default Interest and late charges) (or, in the case of a non-specially serviced mortgage loan, a material monetary term) or any material non-monetary term (including any material term relating to insurance) of a mortgage loan in the trust;

•	any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus, for less than an amount approximately equal to the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest and Post-ARD Additional Interest) thereon, plus any related unreimbursed servicing advances thereon, plus such other items set forth in the 2007-C2 pooling and servicing agreement;

•	any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

•	any determination to bring an REO Property, or the mortgaged real property securing a specially serviced mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

•	any release of collateral for specially serviced mortgage loans other than any release of collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs upon satisfaction of such mortgage loan or (c) occurs in connection with a defeasance;

•	any release of a parcel of land with respect to a non-specially serviced mortgage loan in the trust (other than parcels that were not given value in the calculation of loan-to-value ratio in connection with the underwriting of such mortgage loan), other than any release of collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs upon satisfaction of such mortgage loan, (c) occurs in connection with a defeasance, or (d) may be approved by the master servicer in accordance with the series 2007-C2 pooling and servicing agreement;

•	any acceptance of substitute or additional collateral for a mortgage loan in the trust, other than any acceptance of substitute or additional collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs in connection with a defeasance, or (c) may be approved by the master servicer in accordance with the series 2007-C2 pooling and servicing agreement;

•	any acceptance of a change in the property management company or, if applicable, the hotel franchise for a mortgaged real property, in each case other than as required by the terms of the mortgage loan; provided that, in each case, there is no material discretion by the lender, and provided, further, that, with respect to a change in the property management company, the unpaid principal balance of such mortgage loan is greater than $5,000,000;

•	any waiver of a due-on-sale or due-on-encumbrance clause with respect to an underlying mortgage loan;

•	any determination by the special servicer not to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan;

•	any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan; and

•	any other actions, including with respect to particular underlying mortgage loans, as may be specified in the series 2007-C2 pooling and servicing agreement.

provided that, if the special servicer or the master servicer, as applicable, determines that failure to take such action would violate the Servicing Standard, then the special servicer or the master servicer, as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer’s taking) any such action without waiting for the series 2007-C2 controlling class representative’s response.

In addition, the series 2007-C2 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of any specially serviced mortgage loans and REO Properties in the trust—other than any such mortgage loans that are part of, and any such REO Properties that relate to, a Loan Combination—that the series 2007-C2 controlling class representative may consider advisable or as to which provision is otherwise made in the series 2007-C2 pooling and servicing agreement.

Similarly, neither the special servicer nor the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2007-C2 pooling and servicing agreement) will be permitted to take (or, in case of the special servicer, if and when appropriate, to consent to the master servicer’s taking) any of the following actions (or, subject to the related Co-Lender Agreement, some subset of the following actions) under the series 2007-C2 pooling and servicing agreement with respect to a Serviced Loan Combination, as to which action the related Loan Combination Controlling Party has objected within ten business days (or within such other time period provided for in the related Co-Lender Agreement) of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

•	any proposed foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the related mortgaged real property and the other collateral securing the subject Loan Combination if it comes into and continues in default;

•	any modification, extension, amendment or waiver of a monetary term (including the timing of payments or the maturity date and any acceleration of the loan unless such acceleration is by its terms automatic under the related loan documents) or any material non-monetary term (including a material term relating to insurance) of a mortgage loan that is part of the subject Loan Combination;

•	any proposed sale of a related REO Property or any proposed sale of the loan other than in connection with the exercise of a fair value purchase option pursuant to the pooling and servicing agreement;

•	any acceptance of a discounted payoff or the forgiveness of any interest or principal payments of a mortgage loan that is part of the subject Loan Combination;

•	any determination to bring the related mortgaged real property (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged real property;

•	any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if lender’s approval is required by the related loan documents;

•	any adoption or approval of a plan in bankruptcy of the related borrower or similar event in a bankruptcy or similar proceeding;

•	any release of collateral for the subject Loan Combination (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the subject Loan Combination;

•	any acceptance of substitute or additional collateral for the subject Loan Combination or any release of the borrower or any guarantor, other than in accordance with the terms thereof;

•	any waiver of or determination to enforce or not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to the subject Loan Combination;

•	any acceptance of an assumption agreement releasing the related borrower from liability under the subject Loan Combination;

•	any approval of annual budgets, business plans, major leases, modifications to or terminations of major leases or a material capital expenditure, if lender’s approval is required by the related loan documents;

•	any replacement of the property manager or any proposed termination or material modification of the property management agreement, if lender’s approval is required by the related loan documents;

•	any approval of the transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional indebtedness secured by the related mortgaged real property or any mezzanine financing by any beneficial owner of the borrower, if lender’s approval is required by the related loan documents;

•	any modification to a ground lease or certain designated space leases;

•	any determination to apply casualty proceeds or condemnation awards toward repayment of a mortgage loan that is part of the subject Loan Combination rather than toward restoration of the related mortgaged real property;

•	any release, waiver or reduction of the amounts of escrows or reserves not expressly required by the terms of the related loan documents or under applicable law;

•	the subordination of any lien created pursuant to the terms of the related loan documents;

•	any material alteration to the related mortgaged real property, to the extent the lender has approval rights with respect to such item in the related loan documents;

•	any proposed amendment to any single purpose entity provision of the related loan documents;

•	any determination by the master servicer that a Servicing Transfer Event that is based on imminent default has occurred with respect to a mortgage loan that is part of the subject Loan Combination; and

•	any proposed sale of the related mortgaged real property for less than the unpaid principal amount of the underlying mortgage loan that is part of the subject Loan Combination, accrued and unpaid interest thereon, all amounts required to be paid or reimbursed to the master servicer, special servicer and trustee under the series 2007-C2 pooling and servicing agreement and any unreimbursed realized losses allocated to the underlying mortgage loan that is part of the subject Loan Combination;

provided that, if the special servicer or the master servicer, as applicable, determines that immediate action is necessary to protect the interests of the series 2007-C2 certificateholders and the related Serviced Non-Trust Loan Noteholder(s), as a collective whole, then the special servicer or the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2007-C2 pooling and servicing agreement), as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer’s taking) any such action without waiting for the related Loan Combination Controlling Party’s response.

In addition, the related Loan Combination Controlling Party may generally direct the special servicer and/or the master servicer, as applicable, to take, or refrain from taking, any actions with respect to a Serviced Loan Combination that such Loan Combination Controlling Party may consider consistent with the related Co-Lender Agreement or as to which provision is otherwise made in the related Co-Lender Agreement.

Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2007-C2 controlling class representative or by the Loan Combination Controlling Party for any Serviced Loan Combination, as contemplated by any of the foregoing paragraphs in this ‘‘—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders — Rights and Powers of The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ subsection, may require or cause the special servicer or master servicer, as applicable, to violate (a) any other provision of the series 2007-C2 pooling and servicing agreement described in this offering prospectus or the accompanying base prospectus, including the obligation of that servicer to act in accordance with the Servicing Standard, (b) the related mortgage loan documents, including any applicable co-lender and/or intercreditor agreements, or (c) applicable law, including the REMIC provisions of the Internal Revenue Code; and that servicer is to ignore any such advice, direction or objection that would cause such a violation.

Furthermore, the special servicer will not be obligated to seek approval from the series 2007-C2 controlling class representative or the related Loan Combination Controlling Party for the Serviced Loan Combination, as applicable, for any actions to be taken by the special servicer with respect to the workout or liquidation of any particular specially serviced mortgage loan in the trust or any Serviced Loan Combination that is being specially serviced under the series 2007-C2 pooling and servicing agreement if—

•	the special servicer has, as described above, notified the series 2007-C2 controlling class representative or the related Loan Combination Controlling Party, as the case may be, in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan or that Loan Combination, and

•	for 60 days following the first of those notices, the series 2007-C2 controlling class representative or the related Loan Combination Controlling Party, as the case may be, has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

With respect to the Extendicare Portfolio Loan Combination, the provisions of the series 2006-C7 pooling and servicing agreement and the Extendicare Portfolio Co-Lender Agreement relating to the rights and powers of the related Loan Combination Controlling Party are similar but not identical to those described above with respect to the Serviced Loan Combinations in this ‘‘—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders —Rights and Powers of The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ section. See ‘‘Description of the Mortgage Pool—Loan Combinations—The Extendicare Portfolio Loan Combination’’ and ‘‘Servicing of the Extendicare Portfolio Loan Combination and State Street Building Loan Combination’’ in this offering prospectus. Notwithstanding the foregoing, in the case of the Extendicare Portfolio Loan Combination, if the holders of the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans—or their respective representatives — have not, within the requisite time period provided for in the related Co-Lender Agreement, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the series 2006-C7 special servicer or the series 2006-C7 master servicer, as applicable, will implement the servicing action that it deems to be in accordance with the applicable servicing standard, and the decision of the series 2006-C7 special servicer or the series 2006-C7 master servicer, as applicable, will be binding on all such parties.

With respect to the State Street Building Loan Combination, the provisions of the series 2007-C1 pooling and servicing agreement and the State Street Building Co-Lender Agreement relating to the rights and powers of the related Loan Combination Controlling Party are similar but not identical to those described above with respect to the Serviced Loan Combinations in this ‘‘—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders — Rights and Powers of The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ section. See ‘‘Description of the Mortgage Pool—Loan Combinations—The State Street Building Loan Combination’’ and ‘‘Servicing of the Extendicare Portfolio Loan Combination and the State Street Building Loan Combination’’ in this offering prospectus.

Limitation on Liability of The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders.    The series 2007-C2 controlling class representative will not be liable to the trust or the series 2007-C2 certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; except that the series 2007-C2 controlling class representative will not be protected against any liability to a series 2007-C2 controlling class certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2007-C2 certificateholder acknowledges and agrees, by its acceptance of its series 2007-C2 certificates, that:

•	the series 2007-C2 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2007-C2 certificates;

•	the series 2007-C2 controlling class representative may act solely in the interests of the holders of the series 2007-C2 controlling class;

•	the series 2007-C2 controlling class representative does not have any duties or liability to the holders of any class of series 2007-C2 certificates other than the series 2007-C2 controlling class;

•	the series 2007-C2 controlling class representative may take actions that favor the interests of the holders of the series 2007-C2 controlling class over the interests of the holders of one or more other classes of series 2007-C2 certificates;

•	the series 2007-C2 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2007-C2 controlling class; and

•	the series 2007-C2 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2007-C2 controlling class, and no series 2007-C2 certificateholder may take any action whatsoever against the series 2007-C2 controlling class representative for having so acted.

A Serviced Non-Trust Loan Noteholder or its designee, in connection with exercising the rights and powers described under ‘‘—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above with respect to a Serviced Loan Combination, will be entitled to substantially the same limitations on liability to which the series 2007-C2 controlling class representative is entitled.

Additional Rights of the Non-Trust Loan Noteholders; Right to Purchase and Right to Cure Defaults.

Right to Purchase.    With respect to each of the Serviced Loan Combinations, if and for so long as such Loan Combination is specially serviced and, further, upon any monthly debt service payment with respect to that Loan Combination becoming at least 60 days delinquent, then one or more holders of a related Non-Trust Loan have the option to purchase the underlying mortgage loan, as further described under ‘‘Description of the Mortgage Pool—Loan Combinations—The Bethany Maryland Portfolio II Loan Combination, the 2445 M Street Loan Combination, the 2001 Pennsylvania Avenue Loan Combination and the 2000 Pennsylvania Avenue Loan Combination—Co-Lender Agreement —Purchase Option’’, ‘‘Description of the Mortgage Pool—Loan Combinations—The Homer Building Loan Combination— Co-Lender Agreement—Purchase Option’’ and ‘‘Description of the Mortgage Pool—Loan Combinations—The Fed Ex Portfolio Loan Combination—Co-Lender Agreement—Purchase Option’’ in this offering prospectus.

Right to Cure Defaults.    With respect to the each of the Serviced Loan Combinations (other than the Fed Ex Portfolio Loan Combination), one or more related Non-Trust Loan Noteholders will have an assignable right to cure certain events of default with respect to the related underlying mortgage loan in the subject Loan Combination, as further described under ‘‘Description of the Mortgage Pool—Loan Combinations—The Bethany Maryland Portfolio II Loan Combination, the 2445 M Street Loan Combination, the 2001 Pennsylvania Avenue Loan Combination and the 2000 Pennsylvania Avenue Loan Combination—Co-Lender Agreement—Cure Rights’’ and ‘‘Description of the Mortgage Pool—Loan Combinations—The Homer Building Loan Combination—Co-Lender Agreement—Cure Rights’’ in this offering prospectus.

Replacement of the Special Servicer

Subject to the discussion below in this ‘‘—Replacement of the Special Servicer’’ section, series 2007-C2 certificateholders entitled to a majority of the voting rights allocated to the series 2007-C2 controlling class may—

•	terminate an existing special servicer with or without cause, and

•	appoint a successor to any special servicer that has resigned or been terminated.

Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of—

1.	written confirmation from each of S&P and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any class of the series 2007-C2 certificates, and

2.	the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2007-C2 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2007-C2 pooling and servicing agreement against the proposed special servicer.

In connection with the foregoing right of the series 2007-C2 certificateholders entitled to a majority of the voting rights allocated to the series 2007-C2 controlling class to replace the special servicer, those series 2007-C2 certificateholders may be required to consult with one or more of the related Serviced Non-Trust Loan Noteholders with respect to each Serviced Loan Combination prior to appointing a replacement special servicer; provided that those series 2007-C2 certificateholders may, in their sole discretion, reject any advice provided by any such Serviced Non-Trust Loan Noteholder.

If the controlling class of series 2007-C2 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2007-C2 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

If the special servicer is terminated or replaced or resigns, the outgoing special servicer will be required to cooperate with the trustee and the replacement special servicer in effecting the termination of the outgoing special servicer’s responsibilities and rights under the series 2007-C2 pooling and servicing agreement, including the transfer within two business days to the replacement special servicer for administration by it of all cash amounts that are at the time credited or should have been credited by the outgoing special servicer to a custodial account, a servicing account, a reserve account or an REO account or should have been delivered to the master servicer or that are thereafter received with respect to specially serviced mortgage loans and administered REO Properties. The trustee is required to notify the other parties to the series 2007-C2 pooling and servicing agreement, the certificateholders and the Serviced Non-Trust Loan Noteholders of any termination of the special servicer and appointment of a new special servicer.

Any costs and expenses incurred in connection with the removal of a special servicer (without cause) and the appointment of a successor thereto, as described above, that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2007-C2 controlling class. Any costs and expenses incurred in connection with the removal of a special servicer (with cause) and appointment of a successor thereto, as described above, will be payable by the terminated special servicer and, if not paid by the terminated special servicer, will constitute an Additional Trust Fund Expense.

With respect to the each of the Serviced Loan Combinations (other than the Fed Ex Portfolio Loan Combination), the related Subordinate Non-Trust Loan Noteholder(s) (and, in the case of the Sears Tower Loan Combination, any other related Loan Combination Controlling Party) may terminate an existing special servicer with respect to, but solely with respect to, the subject Loan Combination, with or without cause, and appoint a successor to any special servicer with respect to, but solely with respect to, the subject Loan Combination that has resigned or been terminated, subject to, among other things, receipt by the trustee of the items described in clauses (1) and (2) of the second paragraph under this ‘‘—Replacement of the Special Servicer’’ section; provided that the Subordinate Non-Trust Loan Noteholder(s) with respect to the subject Loan Combination will cease to be able to replace the special servicer if it is or they are, as the case may be, no longer the related Loan Combination Controlling Party.

If the special servicer for any Serviced Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 2007-C2 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this offering prospectus and the accompanying base prospectus are intended to mean the applicable special servicer or all special servicers together, as appropriate in light of the circumstances.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

Subject to the discussion under ‘‘—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above, the special servicer or the master servicer, in accordance with the series 2007-C2 pooling and servicing agreement, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) and any Serviced Non-Trust Loan may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, the special servicer or the master servicer may not waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause, unless either (a)

written confirmation has been received from each of S&P and Fitch that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of series 2007-C2 certificates, or (b) such confirmation of ratings is not necessary because of the satisfaction of such criteria, including the size of the subject mortgage loan being below any minimum threshold, as may be established by those rating agencies and set forth in the series 2007-C2 pooling and servicing agreement.

Notwithstanding the foregoing, with respect to an Outside Serviced Trust Mortgage Loan, the master servicer and special servicer for the related Outside Serviced Loan Combination will be responsible for enforcing or waiving the mortgagee’s rights under any due-on-encumbrance or due-on-sale clause in a manner consistent with that described above.

Modifications, Waivers, Amendments and Consents

In general, the master servicer and the special servicer, subject to the limitations described below in this—Modifications, Waivers, Amendments and Consents’’ section, will be responsible for any waivers, modifications or amendments of any mortgage loan documents for the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) and the Serviced Non-Trust Loans.

The series 2007-C2 pooling and servicing agreement will generally provide that, with respect to any mortgage loan (other than an Outside Serviced Trust Mortgage Loan) in the trust that is not specially serviced, subject to the rights of the special servicer and the discussion under ‘‘—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above, and further subject to obtaining any rating confirmations required under the series 2007-C2 pooling and servicing agreement, the master servicer will be responsible for any request by a borrower for lender consent to modifications, waivers or amendments. As specified in the series 2007-C2 pooling and servicing agreement, the master servicer will be primarily responsible (without the approvals and confirmations described in the preceding sentence) for approving certain modifications, consents, waivers or amendments, including without limitation—

•	consenting to subordination of the lien of the subject mortgage loan to an easement, right-of-way or similar agreement for utilities, access, parking, public improvements or another purpose, provided that the master servicer has determined in accordance with the Servicing Standard that such easement, right-of-way or similar agreement will not materially interfere with the then-current use of the related mortgaged real property, the security intended to be provided by the related mortgage instrument or the related borrower’s ability to repay the subject mortgage loan, or materially or adversely affect the value of the related mortgaged real property;

•	granting waivers of minor covenant defaults (other than financial covenants), including delivery of late financial statements;

•	granting releases of non-material parcels of mortgaged real property, releases of mortgaged real property in connection with a defeasance or a pending or threatened condemnation and, if the related loan documents expressly require the mortgagee thereunder to grant a release upon the satisfaction of certain conditions, releases of mortgaged real property as required by the related loan documents;

•	approving routine leasing activity (including any subordination, standstill and attornment agreement) with respect to leases for less than the lesser of (a) 20,000 square feet and (b) 20% of the related mortgaged real property;

•	subject to certain related conditions, approving annual budgets for the related mortgaged property;

•	disbursements of any earnout or holdback amounts in accordance with the related loan documents;

•	waiving provisions of a mortgage loan requiring the receipt of a rating confirmation if the balance such mortgage loan does not exceed certain levels and the related provision of the mortgage loan does not relate to a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause;

•	subject to certain other restrictions regarding principal prepayments, waiving any provision of a mortgage loan requiring a specified number of days notice prior to a principal prepayment;

•	consenting to changing the property manager with respect to any mortgage loan with an unpaid principal balance of less than $5,000,000; and

•	granting other similar non-material waivers, consents, modifications or amendments;

provided that (1) any such modification, waiver or amendment would not in any way affect a payment term of the related mortgage loan (other than, in the case of a non-specially serviced mortgage loan, a waiver of payment of Default Interest or a late payment charge) and (2) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard. Furthermore, neither the master servicer nor the special servicer may agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC or grantor trust created under the series 2007-C2 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code or result in the imposition of any tax on ‘‘prohibited transactions’’ or ‘‘contributions’’ after the startup day under the REMIC provisions of the Internal Revenue Code.

Notwithstanding the foregoing, none of the trustee, the master servicer or the special servicer, as applicable, may give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if the related mortgaged real property is a hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any mortgaged real property that secures a mortgage loan in the trust with an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the mortgage pool, unless: (1) the mortgagee is not given discretion under the terms of the related mortgage loan to withhold its consent; or (2) it has received prior written confirmation from each of S&P and Fitch that such action will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of the series 2007-C2 certificates.

The management, prosecution, defense and/or settlement of claims and litigation relating to any mortgage loan brought against the trust fund or any party to the series 2007-C2 pooling and servicing agreement will generally be handled by the master servicer and the special servicer, as more specifically provided for in the series 2007-C2 pooling and servicing agreement. In connection with handling such matters, the master servicer and the special servicer may be required to seek the consent of the series 2007-C2 controlling class representative with respect to material decisions and settlement proposals. In addition, the master servicer and the special servicer, as applicable, may be entitled to reasonable compensation for directing, managing, prosecuting and/or defending any such claims, as set forth in the series 2007-C2 pooling and servicing agreement.

The series 2007-C2 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan serviced thereunder if that modification, extension, waiver or amendment:

•	is consistent with the Servicing Standard, and

•	except under the circumstances described below or as otherwise described under ‘‘—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions’’ above and/or ‘‘—Maintenance of Insurance’’ below, will not—

1.	affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and, with some limitations, other amounts constituting additional servicing compensation, payable under the mortgage loan,

2.	affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

3.	except as expressly provided by the related mortgage instrument or in connection with defeasance, condemnation, or a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

4.	in the special servicer’s judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under ‘‘—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above, the special servicer may, among other things—

•	reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest, including Post-ARD Additional Interest and/or any prepayment premium or yield maintenance charge,

•	reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

•	forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

•	accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

•	subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that—

1.	the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

2.	in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2007-C2 certificateholders (or, if a Serviced Loan Combination is involved, to the series 2007-C2 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole, on a present value basis,

3.	that modification, extension, waiver or amendment does not result in a tax on ‘‘prohibited transactions’’ or ‘‘contributions’’ being imposed on the trust after the startup day under the REMIC provisions of the Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the series 2007-C2 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code, and

4.	the subject mortgage loan is not an Outside Serviced Trust Mortgage Loan.

In no event, however, will the special servicer be permitted to:

•	extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final distribution date;

•	extend the maturity date of a mortgage loan for more than five years beyond its original maturity date; or

•	if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

The master servicer will be permitted, with the special servicer’s consent, to waive any or all Post-ARD Additional Interest accrued on an ARD Loan, if—

•	that ARD Loan is not being specially serviced,

•	prior to the related maturity date, the related borrower has requested the right to prepay the mortgage loan in full, together with all payments required by the related loan documents in connection with the prepayment except for all or a portion of that Post-ARD Additional Interest, and

•	the master servicer has determined that the waiver of all or a portion of Post-ARD Additional Interest would result in a greater recovery to the series 2007-C2 certificateholders, as a collective whole, on a present value basis, than not waiving it.

The master servicer will not have any liability to the trust, the series 2007-C2 certificateholders or any other person for the determination referred to in the third bullet of the preceding sentence if it is made in accordance with the Servicing Standard. The series 2007-C2 pooling and servicing agreement will also limit the master servicer’s and the special servicer’s ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination must be structured so as to be reasonably consistent with the allocation and payment priorities in the related loan documents and the related Co-Lender Agreement, such that neither the trust as holder of the subject underlying mortgage loan, on the one hand, nor any related Serviced Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the related loan documents and the related Co-Lender Agreement prior to the subject modification, extension, waiver or amendment.

Further, to the extent consistent with the Servicing Standard, if a Serviced Loan Combination includes a Subordinate Non-Trust Loan:

•	no waiver, reduction or deferral of any amounts due on the underlying mortgage loan in that Serviced Loan Combination will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of that Subordinate Non-Trust Loan; and

•	no reduction of the mortgage interest rate of the underlying mortgage loan in that Serviced Loan Combination may be effected prior to the reduction of the mortgage interest rate of that Subordinate Non-Trust Loan, to the fullest extent possible.

The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this offering prospectus.

Notwithstanding the foregoing, (a) the master servicer and special servicer for the Series 2006-C7 Securitization will be responsible for entering into any modifications or amendments and for granting any waivers or consents with respect to the Extendicare Portfolio Loan Combination under terms and conditions similar to those described above in this ‘‘—Modifications, Waivers, Amendments and Consents’’ section, and (b) the master servicer and/or the special servicer for the Series 2007-C1 Securitization will be responsible for entering into any modifications or amendments and for granting any waivers or consents with respect to the State Street Building Loan Combination, and under the terms and conditions described under ‘‘Description of the Mortgage Pool—Loan Combinations—The Extendicare Portfolio Loan Combination’’ and ‘‘—Loan Combinations—The State Street Building Loan Combination’’ and ‘‘Servicing of the Extendicare Portfolio Loan Combination and the State Street Building Loan Combination’’ in this offering prospectus.

Required Appraisals

Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the underlying mortgage loans (other than an Outside Serviced Trust Mortgage Loan), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 2007-C2 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged real property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan or, if applicable, the subject Loan Combination. An Appraisal Reduction Amount is relevant to: (a) the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan; and (b) in the case of a Senior/Subordinate Loan Combination, the determination of the identity of the related Loan Combination Controlling Party. See ‘‘Description of the Series 2007-C2 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments’’ and ‘‘—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above. The Appraisal Reduction Amount for any mortgage loan or Loan Combination serviced under the series 2007-C2 pooling and servicing agreement will be determined following either—

•	the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

•	the receipt of a new appraisal or estimate, if one is required and obtained,

and on a monthly basis thereafter until satisfaction of the conditions described in the bullets to the next paragraph.

If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when—

•	if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under ‘‘—General’’ above,

•	the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

•	no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the request of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) or, if applicable, any Serviced Loan Combination, the series 2007-C2 controlling class representative or a related Non-Trust Loan Noteholder, as applicable, under the series 2007-C2 pooling and servicing agreement, will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal reasonably satisfactory to the special servicer. Upon request of the series 2007-C2 controlling class representative or that related Non-Trust Loan Noteholder, as the case may be, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

Subject to the Servicing Standard, the special servicer will be permitted, but not obligated, to adjust downward (but not upward) the value of any mortgaged real property as reflected in an appraisal obtained by it.

Notwithstanding the foregoing, (a) any Appraisal Reduction Amounts with respect to the Extendicare Portfolio Loan Combination will be determined based upon appraisals obtained in accordance with the series 2006-C7 pooling and servicing agreement and (b) any Appraisal Reduction Amounts with respect to the State Street Building Loan Combination will be determined based upon appraisals obtained in accordance with the series 2007-C1 pooling and servicing agreement, in each case on terms similar to those described above, and each such determination will affect the amount of any advances of delinquent interest required to be made on the Extendicare Portfolio Mortgage Loan or the State Street Building Mortgage Loan, as applicable.

Maintenance of Insurance

The series 2007-C2 pooling and servicing agreement will require the master servicer to use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property (other than a mortgaged real property with respect to an Outside Serviced Loan Combination) that is not an REO Property all insurance coverage as is required under the related underlying mortgage loan. In addition, the master servicer will generally be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain, but only to the extent that (a) the trust has an insurable interest and (b) the subject insurance is available at a commercially reasonable rate.

Notwithstanding the foregoing, neither the master servicer nor the special servicer, as applicable, will be required to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan, in the event that the special servicer determines, based on due inquiry in accordance with the Servicing Standard (subject to any required consent of the series 2007-C2 controlling class representative or the related Loan Combination Controlling Party, in each case if and as applicable) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate.

The related Loan Combination Controlling Party, in the case of a mortgaged real property that secures a Serviced Loan Combination, or the series 2007-C2 controlling class representative, otherwise, may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that (a) insurance may be obtained at a commercially reasonable price and (b) the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee’s request.

The series 2007-C2 pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property (other than an REO Property relating to an Outside Serviced Loan Combination) no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b)

the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

If either the master servicer or the special servicer obtains and maintains a blanket policy or master force placed policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2007-C2 pooling and servicing agreement, then, to the extent such policy—

•	is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series 2007-C2 pooling and servicing agreement, and

•	provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy or master force placed policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this ‘‘—Maintenance of Insurance’’ section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer’s custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy or master force placed policy because of the deductible clause in the blanket policy or master force placed policy.

In the case of the Extendicare Portfolio Loan Combination, the master servicer and/or the special servicer under the series 2006-C7 pooling and servicing agreement will be responsible for causing the related borrower to maintain insurance on the related mortgaged real property on substantially similar terms to those described above. In the case of the State Street Building Loan Combination, the master servicer and/or the special servicer under the series 2007-C1 pooling and servicing agreement will be responsible for causing the related borrower to maintain insurance on the related mortgaged real property on substantially similar terms to those described above.

Fair Value Option

Any single certificateholder or group of certificateholders with a majority interest in the series 2007-C2 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust (including, if applicable, an Outside Serviced Trust Mortgage Loan) as to which a material default exists, at a price generally equal to the sum of—

•	the outstanding principal balance of that mortgage loan,

•	all accrued and unpaid interest on that mortgage loan, other than Default Interest and Post-ARD Additional Interest,

•	all unreimbursed servicing advances with respect to that mortgage loan,

•	all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and

•	any other amounts payable under the series 2007-C2 pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this ‘‘—Fair Value Option’’ section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph of this ‘‘—Fair Value Option’’ section, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal. Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the next to last paragraph of this ‘‘—Fair Value Option’’ section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

If the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, then the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten-business day period, the special servicer will be required, subject to the following sentence, to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, that holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of the acceptance.

If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer will be required, within 45 days, to recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee will be required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years’ experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than (a) another holder of the purchase option, (b) the related borrower, or (c) if such assignment would violate the terms of any related co-lender, intercreditor or similar agreement, any affiliate of the related borrower; and, upon such assignment, that third party will have all of the rights that had been granted to the assignor in respect of the purchase option. That assignment will only be effective after written notice, together with a copy of the executed assignment and assumption agreement, has been delivered to the trustee, the master servicer and the special servicer.

In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 2007-C2 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling that mortgage loan to a holder of the purchase option.

Notwithstanding the foregoing, with respect to an Outside Serviced Trust Mortgage Loan, if it becomes a specially serviced mortgage loan under the terms of the applicable servicing agreement as to which a material default exists, the fair value price described above may be calculated based upon, among other things, appraisals and other information obtained from the applicable outside servicers, but only to the extent such information is so obtained. If the special servicer under the series 2007-C2 pooling and servicing agreement has received insufficient information from the applicable outside servicer with respect to such Outside Serviced Trust Mortgage Loan in order to establish a fair value price, it will base such determination only on information otherwise available or easily obtainable by it, at the expense of the trust. If the special servicer determines that a fair value price cannot be established for such Outside Serviced Trust Mortgage Loan based on the information available to it, then none of the purchase option holders will be permitted to exercise the purchase option at a fair value price. In connection with the foregoing, the special servicer will be entitled to a separate fee of $1,500 per loan payable from the custodial account for making a fair value price determination with respect to any such Outside Serviced

Trust Mortgage Loan, in addition to being entitled to withdraw from the collection account any out-of-pocket expenses associated with making such fair value determination.

The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price (although the purchase option will resume if the purchase is not completed within the requisite time period), (b) the subject specially serviced mortgage loan has ceased to be a specially serviced mortgage loan or is otherwise no longer in material default, (c) the related mortgaged real property has become an REO Property, (d) a final recovery determination has been made with respect to the subject specially serviced mortgage loan or (e) the subject specially serviced mortgage loan has been removed from the trust fund. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the series 2007-C2 pooling and servicing agreement and the Servicing Standard.

Notwithstanding the foregoing, any party exercising a fair value purchase option under the series 2007-C2 pooling and servicing agreement will be subject to any restrictions on transfer contained in any related co-lender or intercreditor agreement or in any related loan document.

Realization Upon Defaulted Mortgage Loans

If a default on an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) or Serviced Loan Combination has occurred, then, subject to the discussion under ‘‘—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above and applicable law, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), take any of the following actions:

•	institute foreclosure proceedings;

•	exercise any power of sale contained in the related mortgage instrument;

•	obtain a deed in lieu of foreclosure; or

•	otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

Notwithstanding the foregoing, the special servicer may not, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2007-C2 certificateholders and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

•	the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

•	in the event that the determination described in the preceding bullet cannot be made, the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2007-C2 certificateholders and, if the subject mortgaged real property secures a Loan Combination, the affected Serviced Non-Trust Loan Noteholder(s), as a collective whole, on a present value basis, to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet.

See, however, ‘‘—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders — Rights and Powers of the Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above.

The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this ‘‘—Realization Upon Defaulted Mortgage Loans’’ section will generally be payable directly out of the master servicer’s custodial account.

If neither of the conditions relating to environmental matters set forth in the two bullets of the second paragraph of this ‘‘—Realization Upon Defaulted Mortgage Loans’’ section has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2007-C2 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the subject mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), but subject to the discussion under ‘‘—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders — Rights and Powers of The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above, release all or a portion of the subject mortgaged real property from the lien of the related mortgage.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on that mortgage loan and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of those Liquidation Proceeds to the series 2007-C2 certificateholders, for—

•	any and all amounts that represent unpaid servicing compensation with respect to the subject mortgage loan,

•	any unreimbursed servicing expenses incurred with respect to the subject mortgage loan, and

•	any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan.

In addition, amounts otherwise payable on the series 2007-C2 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

The special servicer under the applicable governing servicing agreement for each Outside Serviced Loan Combination will be responsible for realizing against the related mortgaged real property following an event of default under the related Outside Serviced Loan Combination, and assuming no alternative arrangements can be made for the resolution of that event of default. See ‘‘Servicing of the Extendicare Portfolio Loan Combination and the State Street Building Loan Combination’’ in this offering prospectus.

REO Properties

If title to any mortgaged real property is acquired by the special servicer on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

•	the IRS grants an extension of time to sell the property, or

•	the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2007-C2 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

Regardless of whether the special servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the special servicer must act in accordance with the Servicing Standard and the terms and conditions of the series 2007-C2 pooling and servicing agreement to liquidate the property. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property; provided that the special servicer may not be obligated to accept the highest cash bid for the subject REO Property if, subject to the discussion under ‘‘—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above, the special servicer determines, in accordance with the Servicing Standard, that acceptance of a lower cash bid would be in the best interests of the series 2007-C2 certificateholders (and, if the subject REO Property relates to a Serviced Loan Combination, the related

Serviced Non-Trust Loan Noteholder(s)), as a collective whole. Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property.

In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

•	maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

•	would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer’s ability to sell the REO Property promptly at a fair price.

The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust’s federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of—

•	a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

•	a tax on prohibited transactions under section 860F of the Internal Revenue Code.

To the extent that income the trust receives from an REO Property is subject to—

•	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

•	a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2007-C2 certificateholders. See ‘‘Federal Income Tax Consequences’’ in this offering prospectus and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer’s custodial account.

Notwithstanding anything to the contrary described above, the special servicer will not have any obligations under the series 2007-C2 pooling and servicing agreement with respect to any REO Property relating to an Outside Serviced Loan Combination. If a mortgaged real property relating to an Outside Serviced Loan Combination is acquired as an REO property under the governing servicing agreement for that Loan Combination, then the special servicer under that governing servicing agreement will be required to operate, manage, lease, maintain and dispose of that property pursuant to the terms of the governing servicing agreement, which will be similar (but not identical) to those described above with respect to the special servicer under the series 2007-C2 pooling and servicing agreement and any REO Properties administered thereunder. See ‘‘Servicing of the Extendicare Portfolio Loan Combination and the State Street Building Loan Combination’’ in this offering prospectus.

Inspections; Collection of Operating Information

The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) becomes a specially serviced mortgage loan and annually thereafter for so long as the related underlying mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer’s custodial account. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust and administered under the series 2007-C2 pooling and servicing agreement at least once per calendar year, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer’s custodial account. Beginning in 2008, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan—

•	at least once every two calendar years in the case of mortgaged real properties securing underlying mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

•	at least once every calendar year in the case of all other mortgaged real properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months. Notwithstanding the foregoing, however, neither the master servicer nor the special servicer will be obligated to inspect the mortgaged real property related to an Outside Serviced Loan Combination.

The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the subject mortgaged real property and, insofar as the master servicer or the special servicer is aware thereof, that specifies the existence of any sale, transfer or abandonment of the subject mortgaged real property or any material change in its condition or value.

With respect to each Outside Serviced Loan Combination, periodic inspections of the related mortgaged real property are to be performed by the master servicer and/or special servicer under the governing servicing agreement for that Loan Combination.

The special servicer, in the case of any specially serviced mortgage loans for which it is responsible, and the master servicer, in the case of all other mortgage loans serviced under the series 2007-C2 pooling and servicing agreement, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers required to deliver them the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties other than a mortgaged real property related to an Outside Serviced Loan Combination. The special servicer will also be required to obtain operating statements and rent rolls with respect to any REO Properties held by the trust and administered under the Series 2007-C2 pooling and servicing agreement. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects, and the master servicer will, upon request, be required to deliver to the trustee copies of the operating statements and rent rolls it collects or receives. The master servicer or the special servicer, as applicable, will be required to prepare and, upon request, deliver to the trustee, an operating statement analysis report with respect to each mortgaged real property and REO Property (other than any mortgaged real property or REO Property related to an Outside Serviced Loan Combination) for the applicable period. See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this offering prospectus. Each of the mortgage loans in the trust requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

With respect to an Outside Serviced Trust Mortgage Loan, a servicer under the governing servicing agreement for the related Loan Combination will be responsible for collecting financial information with respect to the related mortgaged real property and will be required to deliver such information to the master servicer under the series 2007-C2 pooling and servicing agreement. Such information will be made available to the series 2007-C2 certificateholders by the trustee as provided in this offering prospectus.

Evidence as to Compliance

No later than April 30 of each year (or March 15th of any year during which an annual report on Form 10-K under the Securities Exchange Act of 1934, as amended, is required to be filed with the SEC with respect to the trust), beginning in 2008, each of the master servicer and the special servicer (and the trustee to the extent it constitutes a servicer for the purposes of Regulation AB) must deliver or cause to be delivered, as applicable, to us and the trustee, among others:

•	a report on an assessment of compliance by it with the specified servicing criteria, signed by an authorized officer of the master servicer, the special servicer or the trustee, as the case may be, which report shall contain (a) a statement by the master servicer, the special servicer or the trustee, as the case may be, of its responsibility for assessing compliance with the specified servicing criteria applicable to it, (b) a statement that the master servicer, the special servicer or the trustee, as the case may be, used the servicing criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the master servicer, the special servicer or the trustee, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year; and

•	as to each annual assessment report delivered by the master servicer, the special servicer or the trustee, as the case may be, as described in the preceding bullet, a report from a registered public accounting firm—made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board—that attests to, and reports on, the assessment made by the asserting party in such report delivered as described in the immediately preceding bullet; and

•	a statement of compliance signed by an officer of the master servicer, the special servicer or the trustee, as the case may be, to the effect that (i) a review of the activities of the master servicer, the special servicer or the trustee, as the case may be, during the preceding calendar year—or, in the case of the first such certification, during the period from the Issue Date to December 31, 2007, inclusive—and of its performance under the series 2007-C2 pooling and servicing agreement, has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the master servicer, special servicer or trustee, as the case may be, has fulfilled its obligations under the series 2007-C2 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2007-C2 certificates were outstanding (or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof).

Copies of the above-mentioned annual assessment report, annual attestation report and annual statement of compliance with respect to each of the master servicer, the special servicer and the trustee, as the case may be, will be made available to series 2007-C2 certificateholders, at their expense, upon written request to the trustee.

Accounts

General.    Apart from escrow accounts, reserve accounts and servicing accounts maintained by the master servicer on behalf of the respective borrowers and the trust, for purposes of holding escrow payments and reserve amounts, the primary transaction accounts to be established under the series 2007-C2 pooling and servicing agreement will consist of:

•	the master servicer’s custodial account;

•	each of the Serviced Loan Combination-specific accounts maintained by the master servicer, which Loan Combination-specific accounts arc comparable to the custodial account;

•	the trustee’s collection account;

•	the special servicer’s REO account; and

•	the special servicer’s loss of value reserve fund.

In general, the party maintaining the subject account will make any decisions regarding the deposit of funds therein and the transfer and/or disbursement of funds therefrom. However, those decisions may be made in response to a request by, or based upon information provided by, another party to the series 2007-C2 pooling and servicing agreement or other third party.

Collections of principal, interest and prepayment consideration on the underlying mortgage loans, exclusive of any fees or expenses payable by the trust therefrom, will be distributable to the applicable series 2007-C2 certificateholders on the distribution date relating to the collection period in which those collections were received.

There will be no independent verification of the above-referenced transaction accounts or account activity.

Custodial Account.

General.    The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. That custodial account will be maintained separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the master servicer. Payments and collections received in respect of the Serviced Non-Trust Loan will not be deposited in the custodial account.

The funds held in the master servicer’s custodial account may be held as cash or, at the master servicer’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the master servicer’s custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2007-C2 pooling and servicing agreement.

Deposits.    Under the series 2007-C2 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2007-C2 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

•	all payments on account of principal on the underlying mortgage loans, including principal prepayments;

•	all payments on account of interest on the underlying mortgage loans, including Default Interest and Post-ARD Additional Interest;

•	all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

•	all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the underlying mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer’s REO account;

•	any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from any Serviced Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

•	all remittances to the trust under the series 2006-C7 pooling and servicing agreement and/or the Extendicare Portfolio Co-Lender Agreement with respect to the Extendicare Portfolio Mortgage Loan;

•	all remittances to the trust under the series 2007-C1 pooling and servicing agreement and/or the State Street Building Co-Lender Agreement with respect to the State Street Building Mortgage Loan;

•	any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

•	all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master force placed insurance policy maintained by it as described under ‘‘—Maintenance of Insurance’’ above;

•	any amount required to be transferred from a loss of value reserve fund, any Loan Combination custodial account or the special servicer’s REO account;

•	any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans; and

•	insofar as they do not constitute escrow payments, any amount paid by a borrower with respect to an underlying mortgage loan specifically to cover items for which a servicing advance has been made.

Upon its receipt of any of the amounts described in the first five bullets and the last bullet of the prior paragraph with respect to any specially serviced mortgage loan in the trust (other than, if applicable, an Outside Serviced Trust Mortgage Loan), the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer’s custodial account.

The obligation of the master servicer to deposit the amounts identified in this ‘‘—Custodial Account—Deposits’’ section with respect to any Outside Serviced Trust Mortgage Loan is dependent upon its receipt of such amounts from a party responsible for servicing or administering that Outside Serviced Trust Mortgage Loan.

Notwithstanding the foregoing, amounts received on each underlying mortgage loan that is part of a Serviced Loan Combination will be deposited into a separate account maintained by the master servicer before being transferred to the master servicer’s custodial account. Each such separate account will be substantially similar to the custodial account with respect to the manner in which it is maintained and the amounts deposited therein, but will relate only to a particular Serviced Loan Combination.

Also notwithstanding the foregoing, the custodial account and each Serviced Loan Combination-specific account may, in fact, be separate sub-accounts of the same account.

Withdrawals.    The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

1.	to remit to the trustee for deposit in the trustee’s collection account described under ‘‘—Accounts—Collection Account’’ below, on the business day preceding each distribution date, an amount (the ‘‘Master Servicer Remittance Amount’’) equal to the aggregate of all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)	monthly debt service payments due on a due date subsequent to the end of the related collection period,

(b)	payments and other collections received after the end of the related collection period,

(c)	amounts that are payable or reimbursable from the custodial account to any person other than the series 2007-C2 certificateholders in accordance with any of clauses 3. through 22. below, and

(d)	amounts deposited in the custodial account in error;

2.	apply amounts held for future distribution on the series 2007-C2 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under ‘‘—Advances —Advances of Delinquent Monthly Debt Service Payments’’ in this offering prospectus;

3.	to reimburse the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the series 2007-C2 pooling and servicing agreement, which reimbursement is to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

4.	to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

5.	to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loans), that is either—

(a)	specially serviced mortgage loan, or

(b)	mortgage loan as to which the related mortgaged real property has become an REO Property;

6.	to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan), which payment is to be made from the sources described under ‘‘—Servicing Compensation and Payment of Expenses’’ above;

7.	to reimburse the trustee, itself or the special servicer, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance made by that party under the series 2007-C2 pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3. above or otherwise out of collections on the subject mortgage loan or any related REO Property;

8.	to pay the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the series 2007-C2 pooling and servicing agreement, which payment is to be made out of any Default Interest and late payment charges on deposit in the custodial account that were received, during the collection period in which the advance is reimbursed, with respect to the underlying mortgage loan as to which that advance was made;

9.	to pay unpaid expenses—other than interest on advances which is covered by clauses 8. above and 10. below, and other than special servicing fees, workout fees and liquidation fees—that were incurred with respect to any underlying mortgage loan or related REO Property and that, if paid from collections on the mortgage pool other than the late payment charges and Default Interest received with respect to that mortgage loan, would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received with respect to the underlying mortgage loan as to which the expense was incurred, to the extent such amounts have not been otherwise applied according to clause 8. above;

10.	in connection with the reimbursement of advances as described in clause 3. or 7. above or out of the trustee’s collection account, to pay the trustee, itself or the special servicer, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

11.	to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Additional Servicing Compensation’’ above;

12.	to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Additional Servicing Compensation’’ above;

13.	to pay, out of general collections on deposit in the custodial account, certain servicing expenses that, if advanced, would not be recoverable under clause 3. above, as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Payment of Expenses’’ above;

14.	to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

15.	to pay the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ and ‘‘—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus;

16.	to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained pursuant to the series 2007-C2 pooling and servicing agreement, to the extent that such cost is not covered by a servicing advance;

17.	in the event the master servicer determines, in accordance with the Servicing Standard, that it has received insufficient information from the master servicer or special servicer under the governing servicing agreement for an Outside Serviced Trust Mortgage Loan to make a recoverability determination with respect to required P&I advances on that mortgage loan, to pay, out of general collections on deposit in the custodial account, for costs incurred in connection with obtaining an appraisal and/or other relevant information necessary to make such determination;

18.	to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the fees of an independent contractor retained to manage an REO Property, the cost of various opinions of counsel, the cost of recording the series 2007-C2 pooling and servicing agreement and the cost of the trustee’s transferring mortgage files to a successor after having been terminated by series 2007-C2 certificateholders without cause, all as set forth in the series 2007-C2 pooling and servicing agreement;

19.	with respect to each mortgage loan purchased out of the trust fund, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

20.	to make any required payments—other than normal monthly remittances—due under the related Co-Lender Agreement from the trust, as holder of an underlying mortgage loan that is part of a Loan Combination, including to reimburse a servicer of an Outside Serviced Loan Combination for a servicing advance that is not recoverable out of collections on that Outside Serviced Loan Combination;

21.	to pay any other items described in this offering prospectus as being payable from the custodial account;

22.	to withdraw amounts deposited in the custodial account in error;

23.	to invest amounts held in the custodial account in Permitted Investments; and

24.	to clear and terminate the custodial account upon the termination of the series 2007-C2 pooling and servicing agreement.

Withdrawals from any Serviced Loan Combination-specific accounts may be made by the master servicer to make payments to the trust and the applicable Serviced Non-Trust Loan Noteholder(s) and, to the extent they relate solely to the related Loan Combination, for substantially the same purposes identified in clauses 3. through 19. and 22. through 24. of the prior paragraph.

The series 2007-C2 pooling and servicing agreement will prohibit the application of amounts received on a Serviced Non-Trust Loan to cover fees and expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust, which fees and expenses are not related to the applicable Serviced Loan Combination.

Only the master servicer and sub-servicers retained by it will have access to funds in the custodial account and the Serviced Loan Combination-specific accounts.

REO Account.    The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust and administered under the Series 2007-C2 pooling and servicing agreement, separate and apart from its own funds and general assets. If any such REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by it with respect to each REO Property held by the trust and administered under the Series 2007-C2 pooling and servicing agreement. The funds held in this REO account may be held as cash or, at the discretion of the special servicer, invested in Permitted Investments. Any interest or other income earned on funds in the special servicer’s REO account will be payable to the special servicer, subject to the limitations described in the series 2007-C2 pooling and servicing agreement.

The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust and administered under the Series 2007-C2 pooling and servicing agreement, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer’s custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of—

•	any withdrawals made out of those amounts as described in the preceding sentence,

•	any portion of those amounts that may be retained as reserves as described in the next paragraph, and

•	if the subject REO Property relates to a Serviced Loan Combination, any portion of those amounts that are payable to the related Serviced Non-Trust Loan Noteholder.

The special servicer may, subject to the limitations described in the series 2007-C2 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

Only the special servicer will have access to funds in the special servicer’s REO account.

The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

If an REO Property relates to an Outside Serviced Loan Combination, then collections thereon will not be deposited in the special servicer’s REO account.

Collection Account.

General.    The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2007-C2 certificates, and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

The funds held in the trustee’s collection account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s collection account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2007-C2 pooling and servicing agreement.

Deposits.    On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

•	the applicable Master Servicer Remittance Amount;

•	any advances of delinquent monthly debt service payments made by the master servicer on the underlying mortgage loans with respect to that distribution date; and

•	any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

See ‘‘—Advances—Advances of Delinquent Monthly Debt Service Payments,’’ ‘‘—Accounts—Custodial Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ above.

With respect to each distribution date that occurs during March, commencing in 2008, the trustee will be required to transfer from its interest reserve account, which we describe under ‘‘—Accounts—Interest Reserve Account’’ below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis.

Withdrawals.    The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

•	to pay itself a monthly fee, which is described under ‘‘—Trustee Compensation’’ above, to invest funds held in the collection account in Permitted Investments and to pay itself investment earnings on Permitted Investments of funds in the collection account;

•	to indemnify itself and various related persons as described under ‘‘Description of the Governing Documents— Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus;

•	to pay for various opinions of counsel or the advice of counsel required to be obtained in connection with any amendments to the series 2007-C2 pooling and servicing agreement and the administration of the trust;

•	to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus and ‘‘—REO Properties’’ above;

•	to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

•	with respect to each distribution date during January of 2009 or any year thereafter that is not a leap year or during February of 2008 or any year thereafter, to transfer to the trustee’s interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis; and

•	to withdraw amounts deposited in the collection account in error.

On each distribution date, all amounts on deposit in the trustee’s collection account, exclusive of any portion of those amounts that may be withdrawn for the purposes contemplated in the foregoing paragraph or that was deposited in the collection account in error, will be withdrawn and applied to make payments on the series 2007-C2 certificates. For any distribution date, the funds available to make payments on the series 2007-C2 certificates will consist of the following separate components—

•	the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-2, A-AB, A-3, A-1A, X-CL, X-CP, X-W, A-M, A-J, B, C, D, E, F, G, H, J and/or K certificates as and to the extent described under ‘‘Description of the Offered Certificates—Payments— Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus,

•	the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust during the related collection period, which will be paid to the holders of the class V certificates as described under ‘‘Description of the Offered Certificates—Payments—Payments of Post-ARD Additional Interest’’ in this offering prospectus, and

•	the remaining portion of those funds, which—

1.	we refer to as the Available P&I Funds, and

2.	will be paid to the holders of all the series 2007-C2 certificates, as described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this offering prospectus.

Only the trustee will have access to funds in the collection account.

Interest Reserve Account.    The trustee must maintain an account in which it will hold the interest reserve amounts described in the second and third following paragraphs with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates.

The funds held in the trustee’s interest reserve account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s interest reserve account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2007-C2 pooling and servicing agreement.

During January, except in a leap year, and February of each calendar year, beginning in February 2008, the trustee will, on or before the distribution date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will, in general, equal one day’s interest accrued at the related mortgage interest rate (or (i) in the case of the Extendicare Portfolio Mortgage Loan, the related mortgage interest rate, minus the actual/360 equivalent of the per annum rate at which the master servicing fee under the series 2006-C7 pooling and servicing agreement accrues with respect to the Extendicare Portfolio Mortgage Loan on a 30/360 Basis, and (ii) in the case of the State Street Building Mortgage Loan, the related mortgage interest rate, minus the actual/360 equivalent of the per annum rate at which the master servicing fee under the series 2007-C1 pooling and servicing agreement accrues with respect to the State Street Building Mortgage Loan on a 30/360 Basis), on the Stated Principal Balance of that mortgage loan as of the end of the related collection period.

During March of each calendar year, beginning with March 2008, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Available P&I Funds for the distribution date during the month of transfer.

Only the trustee will have access to funds in the interest reserve account.

Loss of Value Reserve Fund.    If we, with respect to a Lehman Mortgage Loan, the UBS Mortgage Loan Seller, with respect to a UBS Mortgage Loan, the Countrywide Mortgage Loan Seller, with respect to the Countrywide Mortgage Loan Seller, or the Greenwich Mortgage Loan Seller, with respect to the Greenwich Mortgage Loan, make a loss of value payment in connection with a Material Breach or Material Document Defect, as described under ‘‘Description of the Mortgage Pool — Cures and Repurchases’’ in this offering prospectus, then a party to the series 2007-C2 pooling and servicing agreement will be required to establish a loss of value reserve fund in which to hold that payment pending application thereof. The loss of value reserve fund must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds in the loss of value reserve fund will be held uninvested.

Withdrawals may be made from the loss of value reserve fund, out of any loss of value payment or deposit therein, in order to cover losses and Additional Trust Fund Expenses, as incurred, with respect to the underlying mortgage loan as to which that loss of value payment was made and, following a liquidation of that mortgage loan, to cover losses and Additional Trust Fund Expenses with respect to any other underlying mortgage loan.

Events of Default

Each of the following events, circumstances and conditions will be considered events of default with respect to the master servicer or the special servicer, as applicable, under the series 2007-C2 pooling and servicing agreement:

•	the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer’s custodial account or the special servicer’s REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

•	the master servicer fails to remit to the trustee for deposit in the trustee’s collection account any amount required to be so remitted, which failure is not remedied by 11:00 a.m., New York City time, on the applicable distribution date, or the master servicer fails to make in a timely manner any payment required to be made to a Serviced Non-Trust Loan Noteholder, which failure is not remedied by 11:00 a.m., New York City time, on the business day immediately following the date on which the payment was required to be made;

•	the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2007-C2 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the series 2007-C2 pooling and servicing agreement;

•	the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2007-C2 pooling and servicing agreement, and that failure continues unremedied for 30 days—or such shorter period as may be provided for in the series 2007-C2 pooling and servicing agreement for certain specified acts—or, if the responsible party is diligently attempting to remedy the failure, 60 days—or such shorter period as may be provided for in the series 2007-C2 pooling and servicing agreement for certain specified acts—after written notice of the failure (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2007-C2 pooling and servicing agreement, by series 2007-C2 certificateholders entitled to not less than 25% of the voting rights for the series 2007-C2 certificates or by any affected Serviced Non-Trust Loan Noteholder;

•	it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2007-C2 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2007-C2 certificateholders or any Serviced Non-Trust Loan Noteholder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2007-C2 pooling and servicing agreement, by series 2007-C2 certificateholders entitled to not less than 25% of the voting rights for the series 2007-C2 certificates or by any affected Serviced Non-Trust Loan Noteholder;

•	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

•	the master servicer or the special servicer is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days, and the ratings assigned by S&P to one or more classes of the series 2007-C2 certificates are qualified, downgraded or withdrawn in connection therewith;

•	a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that one or more ratings assigned by Fitch to one or more classes of the series 2007-C2 certificates have been qualified, downgraded or withdrawn, or otherwise made the subject of a ‘‘negative’’ credit watch that remains in effect for at least 60 days, which action Fitch has determined is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in that capacity; and

•	the master servicer ceases to be rated at least CMS3 by Fitch or the special servicer ceases to be rated at least CSS3 by Fitch and, in either case, that rating is not restored within 60 days after the subject downgrade or withdrawal or ‘‘negative’’ credit watch.

The series 2007-C2 pooling and servicing agreement may include other events of default that apply only to the Serviced Non-Trust Loans and/or securities backed thereby.

If an officer of the trustee responsible for administration of the trust has notice of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default with respect to the master servicer or the special servicer, then—within 10 days after such officer’s receipt of that notice—the trustee will transmit by mail to us, all the series 2007-C2 certificateholders, S&P and Fitch notice of that occurrence, unless the default has been cured.

Rights Upon Event of Default

If an event of default described above under ‘‘—Events of Default’’ occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the written direction of the series 2007-C2 certificateholders entitled to not less than 25% of the voting rights for the series 2007-C2 certificates, the trustee will be required, to terminate all of the future rights and obligations of the defaulting party under the series 2007-C2 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2007-C2 certificateholder.

Upon receipt by a defaulting party of written notice of termination for which that defaulting party may be terminated under the series 2007-C2 pooling and servicing agreement, all authority and power of the defaulting party under the series 2007-C2 pooling and servicing agreement will pass to and be vested in the trustee, and the trustee will be authorized and empowered under the series 2007-C2 pooling and servicing agreement to execute and deliver, on behalf of and at the expense of the defaulting party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the subject termination, whether to complete the transfer and endorsement or assignment of the mortgage loans included in the trust and the Serviced Non-Trust Mortgage Loans and related documents or otherwise. Any costs or expenses in connection with any actions to be taken by any party to the series 2007-C2 pooling and servicing agreement in connection with an event of default on the part of the master servicer or the special servicer are required to be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, those costs and expenses will be reimbursed out of the trust fund; provided that the defaulting party will not be relieved of its liability for those costs and expenses.

Upon any termination of the master servicer or special servicer as a result of an event of default, the trustee must either:

•	succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2007-C2 pooling and servicing agreement; or

•	appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2007-C2 pooling and servicing agreement.

The holders of series 2007-C2 certificates entitled to a majority of the voting rights for the series 2007-C2 Certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2007-C2 pooling and servicing agreement, rather than have the trustee act as that successor.

Notwithstanding the foregoing discussion in this ‘‘—Rights Upon Event of Default’’ section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last four bullets under ‘‘—Events of Default’’ above, the master servicer will have the right for a period of approximately 60 days—during which time the master servicer will continue to master service the mortgage loans—to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment S&P and Fitch have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2007-C2 certificates. The terminated master servicer is responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the underlying mortgage loans, to the extent such expenses are not reimbursed by the replacement servicer.

In general, series 2007-C2 certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2007-C2 certificates affected by any event of default may waive the event of default. However, some events of default may only be waived by all of the holders of the affected classes of the series 2007-C2 certificates. In addition, any waiver of an event of default under the second bullet of the ‘‘—Events of Default’’ section above in this offering prospectus requires the written consent of the trustee; and, in limited circumstances, a waiver of certain events of default under the fourth bullet of the ‘‘—Events of Default’’ section above requires our consent. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2007-C2 pooling and servicing agreement.

Notwithstanding the foregoing in this ‘‘—Rights Upon Event of Default’’ section, (a) if an event of default on the part of the master servicer affects a Serviced Non-Trust Loan Noteholder, and if the master servicer is not otherwise terminated as provided above, then the master servicer may not be terminated by or at the direction of the related Serviced Non-Trust Loan Noteholder, and (b) furthermore, if an event of default affects solely a Serviced Non-Trust Loan Noteholder, then the master servicer may not be terminated by the trustee. However, in the case of each of clause (a) and (b) of the prior sentence, at the request of the affected Serviced Non-Trust Loan Noteholder, the master servicer must appoint a sub-servicer that will be responsible for servicing the subject Loan Combination.

Also notwithstanding the foregoing in this ‘‘—Rights Upon Event of Default’’ section, if an event of default on the part of the special servicer affects a Serviced Non-Trust Loan and the special servicer is not otherwise terminated as provided above, then the related Serviced Non-Trust Loan Noteholder may, subject to certain conditions, require the termination of the duties and obligations of the special servicer with respect to the subject Loan Combination only, but no other mortgage loan in the trust, in accordance with the terms of the series 2007-C2 pooling and servicing agreement. If the special servicer for a Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 2007-C2 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this offering prospectus and the accompanying base prospectus are intended to mean the applicable special servicer or both special servicers together, as appropriate in light of the circumstances.

In general, with respect to each Outside Serviced Trust Mortgage Loan, the trustee may waive any event of default on the part of the related master servicer and/or special servicer under the governing servicing agreement only if so directed by series 2007-C2 certificateholders entitled to waive a comparable event of default under the series 2007-C2 pooling and servicing agreement. In the event of any such event of default that is not waived or cured and that materially and adversely affects the trust as holder of the subject Outside Serviced Trust Mortgage Loan, the trustee may (and, at the direction of the series 2007-C2 controlling class representative or the holders of series 2007-C2 certificates entitled to 25% of the series 2007-C2 voting rights, will be required to) pursue such rights, if any, as the holder of the subject Outside Serviced Trust Mortgage Loan may have pursuant to the applicable servicing agreement. The trustee, as holder of the Extendicare Portfolio Mortgage Loan, will have substantially the same rights in respect of events of default on the part of the master servicer and/or the special servicer under the series 2006-C7 pooling and servicing agreement as are granted to the Serviced Non-Trust Loan Noteholders in respect of events of default on the part of the master servicer and/or the special servicer under the series 2007-C2 pooling and servicing agreement. The trustee, as holder of the State Street Building Mortgage Loan, will have substantially the same rights in respect of events of default on the part of the master servicer and/or the special servicer under the series 2007-C1 pooling and servicing agreement as are granted to the Serviced Non-Trust Loan Noteholders in respect of events of default on the part of the master servicer and/or the special servicer under the series 2007-C2 pooling and servicing agreement. Subject to any waiver of the subject event of default on substantially the same terms as are applicable to an event of default under the series 2007-C2 pooling and servicing agreement, the trustee will be required to exercise those rights, together with any similar rights in that regard under the series 2007-C1 pooling and servicing agreement or the series 2006-C7 pooling and servicing agreement, as the case may be, at the direction of the series 2007-C2 controlling class representative or the holders of series 2007-C2 certificates entitled to at least 25% of the series 2007-C2 voting rights.

No series 2007-C2 certificateholder will have the right under the series 2007-C2 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless—

•	that holder previously has given to the trustee written notice of default,

•	except in the case of a default by the trustee, series 2007-C2 certificateholders entitled to not less than 25% of the series 2007-C2 voting rights have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2007-C2 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

•	except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

See ‘‘Description of the Governing Documents—Rights, Protection, Indemnities and Immunities of the Trustee’’ for a description of certain limitations regarding the trustee’s duties with respect to the foregoing matters.

Non-Trust Loan Securities

If any Serviced Non-Trust Loan is securitized, the master servicer and/or the special servicer may be required to obtain rating agency confirmations with respect to the related Non-Trust Loan Securities in connection with certain servicing actions involving the related Serviced Loan Combination, which may result in delays.

Administration of the Outside Serviced Trust Mortgage Loans

The Outside Serviced Trust Mortgage Loans and any related REO Property will be serviced and administered in accordance with the governing servicing agreement for the related Loan Combination. If the trustee is requested to take any action in its capacity as holder of an Outside Serviced Trust Mortgage Loan, pursuant to that governing servicing agreement, or if a responsible officer of the trustee becomes aware of a default or event of default on the part of any party under that governing servicing agreement, then (subject to any more specific discussion within this offering prospectus, including under ‘‘—Rights Upon Event of Default’’ above, with respect to the matter in question) the trustee will notify, and act in accordance with the instructions of, the series 2007-C2 controlling class representative.

SERVICING OF THE EXTENDICARE PORTFOLIO LOAN COMBINATION
AND THE STATE STREET BUILDING LOAN COMBINATION

The series 2006-C7 pooling and servicing agreement initially governs the servicing and administration of the Extendicare Portfolio Loan Combination and any related REO Property. The series 2006-C7 pooling and servicing agreement is the governing document for the Series 2006-C7 Securitization, which closed prior to the Issue Date. Under the series 2006-C7 pooling and servicing agreement, the master servicer is Wachovia Bank, National Association, the trustee is LaSalle Bank National Association and the initial special servicer is LNR Partners, Inc. The series 2007-C1 pooling and servicing agreement initially governs the servicing and administration of the State Street Building Loan Combination and any related REO Property. The series 2007-C1 pooling and servicing agreement is the governing document for the Series 2007-C1 Securitization, which closed prior to the Issue Date. Under the series 2007-C1 pooling and servicing agreement, the master servicer is KeyCorp Real Estate Capital Markets, Inc., the trustee is LaSalle Bank National Association and the initial special servicer is Midland Loan Services, Inc. The master servicer, special servicer and trustee under the series 2007-C2 pooling and servicing agreement will not have any obligation or authority to supervise the series 2006-C7 master servicer, the series 2006-C7 special servicer, the series 2006-C7 trustee, the series 2007-C1 master servicer, the series 2007-C1 special servicer, the series 2007-C1 trustee or to make servicing advances with respect to either the Extendicare Portfolio Loan Combination or the State Street Building Loan Combination. Each of the series 2006-C7 pooling and servicing agreement and the series 2007-C1 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series 2007-C2 securitization and the servicing arrangements under each of the series 2006-C7 pooling and servicing agreement and the series 2007-C1 pooling and servicing agreement are generally similar, but not identical, to the servicing arrangements under the series 2007-C2 pooling and servicing agreement. In that regard—

•	one or more parties to each of the series 2006-C7 pooling and servicing agreement and the series 2007-C1 pooling and servicing agreement will be responsible for making servicing advances with respect to the subject Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the subject Loan Combination, and none of the parties to that agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the related underlying mortgage loan included in the series 2007-C2 securitization transaction;

•	the mortgage loans that form the subject Loan Combination are to be serviced and administered under a general servicing standard that is substantially similar (but not identical) to the Servicing Standard under the series 2007-C2 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the related Loan Combination Controlling Party or a representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the subject Loan Combination);

•	the mortgage loans that form the subject Loan Combination will become specially serviced mortgage loans if specified events occur, which events are substantially similar (but not identical) to the Servicing Transfer Events under the Series 2007-C2 pooling and servicing agreement, in which case the party serving as the special servicer under the series 2006-C7 pooling and servicing agreement or the series 2007-C1 pooling and servicing agreement, as applicable, will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the related underlying mortgage loan included in the series 2007-C2 securitization transaction that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2007-C2 pooling and servicing agreement with respect to other underlying mortgage loans;

•	any modification, extension, waiver or amendment of the payment terms of the subject Loan Combination is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related Co-Lender Agreement, such that neither the trust as holder of the related underlying mortgage loan nor any holder of a related Non-Trust Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related Co-Lender Agreement;

•	in the case of the subject Loan Combination, the master servicer and special servicer under the series 2006-C7 pooling and servicing agreement or the series 2007-C1 pooling and servicing agreement, as applicable, will each have duties to consult with or obtain the approval of or take direction from the related Loan Combination Controlling Party under that agreement under provisions that are substantially similar to those described in this offering prospectus with respect to the Serviced Loan Combinations (see ‘‘The Series 2007-C2 Pooling and Servicing Agreement—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders —Rights and Powers of The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’), subject to the discussions under ‘‘Description of the Mortgage Pool—Loan Combinations—The Extendicare Portfolio Mortgage Loan—Co-Lender Agreement—Consent Rights’’ and ‘‘Description of the Mortgage Pool—Loan Combinations—The State Street Building Mortgage Loan—Co-Lender Agreement—Consent Rights’’ in this offering prospectus, and except that some of the servicing actions as to which the Loan Combination Controlling Party for the subject Loan Combination has consent rights, and the time periods within which such Loan Combination Controlling Party must exercise any right to object, may be different in some respects;

•	in connection with the foregoing bullet, if the holder of the Extendicare Portfolio Mortgage Loan and the holder of the Extendicare Portfolio Non-Trust Loans, acting jointly (directly or through representatives) as the related Loan Combination Controlling Party, have not, within the requisite time period provided for in the related Co-Lender Agreement, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the special servicer or master servicer, as applicable, under the series 2006-C7 pooling and servicing agreement will implement the servicing action that it deems to be in accordance with the applicable servicing standard, and the decision of such special servicer or such master servicer, as applicable, will be binding on all such parties;

•	the Loan Combination Controlling Party for the State Street Building Loan Combination is expected to be the series 2007-C1 controlling class representative;

•	the holders of a majority interest in each of the series 2006-C7 controlling class and the series 2007-C1 controlling class will have the right to replace the special servicer under the series 2006-C7 pooling and servicing agreement and series 2007-C1 pooling and servicing agreement, respectively, on terms and conditions that are similar to those applicable to the replacement of the special servicer under the series 2007-C2 pooling and servicing agreement by the holders of a majority interest in the series 2007-C2 controlling class, as described under ‘‘The Series 2007-C2 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this offering prospectus.

•	in general, the respective parties to each of the series 2006-C7 pooling and servicing agreement and the series 2007-C1 pooling and servicing agreement will have substantially the same limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2007-C2 pooling and servicing agreement; and

•	if the related Non-Trust Loan is ever no longer part of the trust fund created pursuant to the series 2006-C7 pooling and servicing agreement or the series 2007-C1 pooling and servicing agreement, as applicable, then the subject Loan Combination will be serviced and administered under one or more successor servicing agreements entered into with the master servicer under the related pooling and servicing agreement, as applicable, and, if applicable, the special servicer under the related pooling and servicing agreement, on terms substantially similar to those in the related pooling and servicing agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the subject Loan Combination otherwise agree; no such other servicing agreement may be entered into on behalf of the trust as the holder of the related underlying mortgage loan unless the holders of all mortgage loans comprising the subject Loan Combination collectively agree to grant consent to such other servicing agreement; and entry into any successor servicing agreement will be conditioned upon receipt from S&P and Fitch of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series 2007-C2 certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES

The series 2007-C2 certificates will be issued, on or about May 9, 2007, under the series 2007-C2 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

•	the underlying mortgage loans;

•	any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

•	the loan documents for the underlying mortgage loans;

•	our rights under our mortgage loan purchase agreement with the UBS Mortgage Loan Seller;

•	our rights under our mortgage loan purchase agreement with the Countrywide Mortgage Loan Seller;

•	our rights under our mortgage loan purchase agreement with the Greenwich Mortgage Loan Seller;

•	any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans; and

•	those funds or assets as from time to time are deposited in the various transaction accounts described under ‘‘Description of the Series 2007-C2 Pooling and Servicing Agreement—Accounts’’ in this offering prospectus.

The series 2007-C2 certificates will include the following classes:

•	the A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, X-CP and X-W classes, which are the classes of series 2007-C2 certificates that are offered by this offering prospectus, and

•	the X-CL, G, H, J, K, L, M, N, P, Q, S, T and V certificates and the series 2007-C2 REMIC residual certificates, which are the classes of series 2007-C2 certificates that—

1.	will be retained by us or sold in transactions that do not require registration under the Securities Act of 1933 as amended, and

2.	are not offered by this offering prospectus.

The class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates are the series 2007-C2 certificates that will have principal balances and are sometimes referred to as the series 2007-C2 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to that certificate on that distribution date. See ‘‘—Payments’’ below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below. However, in limited circumstances, if and to the extent that the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2007-C2 principal balance certificates immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2007-C2 principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

The class X-CL, X-CP and X-W certificates will not have principal balances and are sometimes referred to as the series 2007-C2 interest-only certificates. For purposes of calculating the amount of accrued interest, each class of series 2007-C2 interest-only certificates will have a total notional amount.

The total notional amount of the class X-CL certificates will equal     % of the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time.

The total notional amount of the Class X-W certificates will equal     % of the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time.

The total notional amount of the class X-CP certificates will equal:

•	during the period from the date of initial issuance of the series 2007-C2 certificates through and including the distribution date in , % of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , % of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , % of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , % of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class , , , , , , , and certificates outstanding from time to time, and (d) the lesser of $ and the total principal balance of the class certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , % of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , % of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class , and certificates outstanding from time to time, and (d) the lesser of $ and the total principal balance of the class certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , % of the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class and certificates outstanding from time to time, and (d) the lesser of $ and the total principal balance of the class certificates outstanding from time to time; and

•	following the distribution date in , $0.

The class V certificates and the series 2007-C2 REMIC residual certificates will not have principal balances or notional amounts.

In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount, as applicable, of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount, as applicable, of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee’s distribution date statement.

Registration and Denominations

General.    The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance—or, solely in the case of the class X-CP and X-W certificates, $250,000 initial notional amount—and in any additional whole dollar denominations.

Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under ‘‘Description of the Certificates—Book-Entry Registration.’’ For so long as any class of offered certificates is held in book-entry form—

•	all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

•	all references in this offering prospectus to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC’s procedures.

The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

DTC, Euroclear and Clearstream.    You will hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see ‘‘Description of the Certificates—Book-Entry Registration—DTC, Euroclear and Clearstream’’ in the accompanying base prospectus.

Transfers between participants in DTC will occur in accordance with DTC’s rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See ‘‘Description of the Certificates—Book-Entry Registration—Holding and Transferring Book-Entry Certificates’’ in the accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex G hereto.

Payments

General.    For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series 2007-C2 certificates will be divided into Loan Group 1 and Loan Group 2. See ‘‘Description of the Mortgage Pool—General’’ in this offering prospectus.

On each distribution date, the trustee will, subject to the available funds, make all payments required to be made on the series 2007-C2 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur (or, in the case of the initial distribution date, to the holders of record at the close of business on the Issue Date). The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

In order for a series 2007-C2 certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that distribution date (or, in the case of the initial distribution date, no later than the close of business on the later of (a) the fifth business day prior to the record date for the initial distribution date and (b) the Issue Date). Otherwise, that certificateholder will receive its payments by check mailed to it.

Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See ‘‘—Registration and Denominations’’ above.

Payments of Interest.    All of the classes of the series 2007-C2 certificates, except for the class V and series 2007-C2 REMIC residual certificates, will bear interest.

With respect to each interest-bearing class of the series 2007-C2 certificates, that interest will accrue during each interest accrual period based upon—

•	the pass-through rate applicable for that particular class of series 2007-C2 certificates for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of that particular class of series 2007-C2 certificates outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months.

However, no interest will accrue with respect to the class X-CP certificates following the interest accrual period that ends in                                 .

On each distribution date, subject to the Available P&I Funds for that date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the total amount of interest distributable with respect to each interest-bearing class of the series 2007-C2 certificates will equal—

•	the total amount of interest accrued during the related interest accrual period with respect to that class of series 2007-C2 certificates, reduced by

•	the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2007-C2 certificates.

If the full amount of interest distributable with respect to any interest-bearing class of the series 2007-C2 certificates is not paid on any distribution date, then the unpaid portion of that interest will continue to be payable on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the priorities of payment described under ‘‘—Payments—Priority of Payments’’ below. However, no interest will accrue on any of that unpaid interest.

The Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of series 2007-C2 certificates on a pro rata basis in accordance with the respective amounts of accrued interest in respect of each such class of series 2007-C2 certificates for the related interest accrual period.

Calculation of Pass-Through Rates.    The table on page 7 of this offering prospectus provides the initial pass-through rate for each interest-bearing class of the series 2007-C2 certificates, provided that as and when indicated thereon that initial pass-through rate is approximate. Set forth below is a description of how the pass-through rate will be calculated with respect to each class of the series 2007-C2 certificates.

The pass-through rates for the class         ,         ,         ,         ,         ,         ,         ,         ,         ,         ,         ,         ,         ,         ,          and          certificates will be fixed at the rate per annum identified in the table beginning on page 7 of this offering prospectus as the initial pass-through rate for that class.

The pass-through rates for the class         ,         ,         ,          and          certificates will, in the case of each of those classes, generally be fixed at the rate per annum identified in the table beginning on page 7 of this offering prospectus as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the applicable Weighted Average Pool Pass-Through Rate is below the identified initial pass-through rate for the class     ,     ,     ,      or      certificates, as the case may be, then the pass-through rate that will be in effect for the subject class of series 2007-C2 certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

The pass-through rates for the class          and          certificates will, in the case of each of those classes, for any interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period, minus a specified class margin. That class margin is, as to each such class, set forth below.

Class Margin	Class
%
%

The pass-through rate for the class          certificates will, with respect to any interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period.

The pass-through rate for the class X-CP certificates, for each interest accrual period from and including the initial interest accrual period through and including the interest accrual period that ends in                                 , will equal the weighted average of the respective strip rates, which we refer to as class X-CP strip rates, at which interest accrues during the subject interest accrual period on the respective components (each, a ‘‘Class X-CP Component’’) of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of the Class X-CP Components. Each Class X-CP Component will be comprised of a designated portion of the total principal balance of a specified class of series 2007-C2 principal balance certificates as described under ‘‘—General’’ above. If any portion of the total principal balance of any class of series 2007-C2 principal balance certificates is identified under ‘‘—General’’ above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then such portion of the total principal balance of that particular class of series 2007-C2 principal balance certificates will represent a separate Class X-CP Component for purposes of calculating the accrual of interest during the related interest accrual period.

For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in                                 , on any particular Class X-CP Component immediately prior to the related distribution date, the applicable class X-CP strip rate will equal the excess, if any, of:

(1)	the lesser of (a) the reference rate specified on Annex E to this offering prospectus for that interest accrual period and (b) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over

(2)	the pass-through rate in effect during that interest accrual period for the class of series 2007-C2 principal balance certificates that relates to the subject Class X-CP Component.

Following the interest accrual period that ends in                                 , the class X-CP certificates will cease to accrue interest. In connection therewith, the class X-CP certificates will have a 0% pass-through rate for the interest accrual period beginning in                                  and for each interest accrual period thereafter.

The pass-through rate for the class X-CL certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues during that interest accrual period on the respective components (each, a ‘‘Class X-CL Component’’) of the total notional amount of the class X-CL certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each Class X-CL Component will be comprised of a designated portion of the total principal balance of one of the classes of series 2007-C2 principal balance certificates. With respect to any distribution date and any class of series 2007-C2, principal balance certificates: (1) if there is, as described under ‘‘—General’’ above, a Class X-CP Component that relates to such class immediately prior to such distribution date, and such Class X-CP Component is less than     % of the total principal balance of such class, then, for purposes of calculating the accrual of interest during the related interest accrual period, there will be two separate Class X-CL Components that relate to such class of series 2007-C2 principal balance certificates—one Class X-CL Component that will equal the difference between (x)     % of the total principal balance of such class of series 2007-C2 principal balance certificates, and (y) the amount of the Class X-CP Component identified under ‘‘—General’’ above as relating to such class of series 2007-C2 principal balance certificates immediately prior to such distribution date, and a second Class X-CL Component that will equal the amount of the Class X-CP Component identified under clause (y) above; and (2) in all other cases, for purposes of calculating the accrual of interest during the related interest accrual period,     % of the total principal balance of such class of series 2007-C2 principal balance certificates will constitute a sole, separate Class X-CL Component for such class of series 2007-C2 principal balance certificates.

For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in                                 , on any particular Class X-CL Component in effect immediately prior to the related distribution date, the applicable class X-CL strip rate will be calculated as follows:

(1)	if the subject Class X-CL Component consists of a designated portion of the total principal balance of any particular class of series 2007-C2 principal balance certificates, and if such designated portion of such total principal balance also constitutes a Class X-CP Component immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the greater of (i) the reference rate specified on Annex E to this offering prospectus for that interest accrual period and (ii) the pass-through rate in effect during that interest accrual period for that class of series 2007-C2 principal balance certificates; and

(2)	if the subject Class X-CL Component consists of a designated portion of the total principal balance of any particular class of series 2007-C2 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a Class X-CP Component immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the pass-through rate in effect during that interest accrual period for that class of series 2007-C2 principal balance certificates.

Notwithstanding the foregoing, for purposes of accruing interest on the class X-CL certificates during each interest accrual period subsequent to the interest accrual period that ends in                                 ,     % of the total principal balance of each class of series 2007-C2 principal balance certificates will constitute a single separate Class X-CL Component, and the applicable class X-CL strip rate with respect to each Class X-CL Component for each of those interest accrual periods will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2007-C2 principal balance certificates.

The pass-through rate for the class X-W certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X-W strip rates, at which interest accrues during that interest accrual period on the respective components (each, a ‘‘Class X-W Component’’) of the total notional amount of the class X-W certificates outstanding immediately prior to the related distribution date, with the relative weighting to be done based upon the relative sizes of those Class X-W Components. Each of those Class X-W Components will be comprised of     % of the total principal balance of one of the classes of series 2007-C2 principal balance certificates.

For purposes of accruing interest on the class X-W certificates during any interest accrual period, the applicable class X-W strip rate with respect to each Class X-W Component in effect immediately prior to the related distribution date will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2007-C2 principal balance certificates that relates to that Class X-W Component.

The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

The class V certificates and the series 2007-C2 REMIC residual certificates will not be interest-bearing and, therefore, will not have pass-through rates.

Payments of Principal.    Subject to the Available P&I Funds for each distribution date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of each class of series 2007-C2 principal balance certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of that class. In addition, subject to available funds, the total payments of principal to be made on the series 2007-C2 principal balance certificates on any distribution date will generally equal the Total Principal Distribution Amount for that distribution date.

On each distribution date, after all required payments of interest have been made with respect to the class X-CL, X-CP, X-W, A-1, A-2, A-AB, A-3 and A-1A certificates on that date, the trustee will be required to apply any and all remaining Available P&I Funds to make payments of principal with respect to the class A-1, A-2, A-AB, A-3 and A-1A certificates. In general:

•	except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to Loan Group 1 will be made to the holders of the class A-1A certificates until the total principal balance of the class A-1, A-2, A-AB and A-3 certificates is reduced to zero;

•	except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to Loan Group 2 will be made to the holders of the class A-1, A-2, A-AB and/or A-3 certificates until the total principal balance of the class A-1A certificates is reduced to zero;

•	on any given distribution date, except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-1, A-2, A-AB and/or A-3 certificates until the holders of the class A-1A certificates have received all payments of principal to which they are entitled on that distribution date with respect to Loan Group 2;

•	on any given distribution date, beginning with the distribution date in , except as otherwise discussed in the paragraph following these bullets, the total principal balance of the class A-AB certificates must be paid down to the Class A-AB Planned Principal Balance for that distribution date before any payments of principal are made with respect to the class A-1, A-2 and/or A-3 certificates; and

•	except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1, A-2 and A-AB certificates is reduced to zero, no payments of principal will be made to the holders of the class A-AB certificates—other than as described in the immediately preceding bullet—until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

Notwithstanding the foregoing, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date in connection with the termination of the trust, assuming that any two or more of the A-1, A-2, A-AB, A-3 and A-1A classes are outstanding at that time, payments of principal on the outstanding class A-1, A-2, A-AB, A-3 and A-1A certificates, will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes of series 2007-C2 certificates then outstanding.

The ‘‘Class A-AB Planned Principal Balance’’ for any distribution date is the scheduled principal balance specified for that distribution date on Annex F to this offering prospectus. Such principal balances were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on the Modeling Assumptions and a 0% CPR, the total principal balance of the class A-AB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex F to this offering prospectus. There is no assurance, however, that the underlying mortgage loans will not be subject to prepayment or that they will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-AB certificates on any distribution date will be equal to—and, furthermore, following retirement of the class A-1 and A-2 certificates, there can be no assurance that the total principal balance of the class A-AB certificates will not be less than—the principal balance that is specified for such distribution date on Annex F to this offering prospectus.

In general, subject to the available funds and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will be entitled on each distribution date to payments of principal in an amount that will, in the case of each of those classes, generally equal the lesser of:

•	the total principal balance of the subject class of series 2007-C2 principal balance certificates outstanding immediately prior to the subject distribution date; and

•	the excess, if any, of (a) the Total Principal Distribution Amount for the subject distribution date, over (b) the total payments of principal made on the subject distribution date with respect to all other more senior classes of series 2007-C2 principal balance certificates, as described under ‘‘—Payments—Priority of Payments’’ below.

In no event will the holders of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates be entitled to receive any payments of principal until the total principal balance of the class A-1, A-2, A-AB, A-3 and A-1A certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 2007-C2 principal balance certificates (exclusive of the class A-1, A-2, A-AB, A-3 and A-1A certificates) be entitled to receive any payments of principal until the total principal balance of all other more senior classes of series 2007-C2 principal balance certificates is reduced to zero.

Notwithstanding the foregoing, on the final distribution date in connection with a termination of the trust, subject to the Available P&I Funds for that final distribution date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of each class of series 2007-C2 principal balance certificates will be entitled to payments of principal, up to the total principal balance of that class of series 2007-C2 principal balance certificates outstanding immediately prior to that final distribution date.

If the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan in the trust, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2007-C2 principal balance certificates, and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2007-C2 certificates, thereby reducing the payments of principal on the series 2007-C2 principal balance certificates. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related mortgage loan (or, if such mortgage loan is part of the Serviced Loan Combination, on or in respect of such Loan Combination), as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject mortgage loan as to which the advance was made, and then, out of payments or other collections of principal on the other loan group.

If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, is reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2007-C2 principal balance certificates. In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on that advance would also generally be included as amounts payable as principal with respect to the series 2007-C2 principal balance certificates. For purposes of determining the respective portions of the Total Principal Distribution Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series 2007-C2 principal balance certificates will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the penultimate sentence of the prior paragraph.

The class X-CL, X-CP, X-W and V certificates and the series 2007-C2 REMIC residual certificates do not have principal balances and do not entitle their respective holders to payments of principal.

Reimbursement Amounts.    As discussed under ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below, the total principal balance of any class of series 2007-C2 principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2007-C2 principal balance certificates, then, subject to the Available P&I Funds and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the ‘‘loss reimbursement amount’’ under ‘‘—Payments—Priority of Payments’’ below and elsewhere in this offering prospectus mean, in the case of any class of series 2007-C2 principal balance certificates, for any distribution date, the total amount to which the holders of that class will be entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

In limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2007-C2 principal balance certificates immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2007-C2 principal balance certificates that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with past due interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2007-C2 principal balance certificates. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

Priority of Payments.    On each distribution date, the trustee will apply the Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

(1)	concurrently, (a) from the portion of the Available P&I Funds attributable to Loan Group 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payable with respect to such class on the subject distribution date, (b) from the portion of the Available P&I Funds attributable to Loan Group 1, to pay interest to the holders of the class A-1, A-2, A-AB and A-3 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date, and (c) from any and all Available P&I Funds, to pay interest to the holders of the class X-CL, X-CP and X-W certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date; provided, however, that if the Available P&I Funds for the subject distribution date, or the applicable portion of those Available P&I Funds attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Available P&I Funds will be allocated among all those classes pro rata in proportion to the respective amounts of interest then payable thereon, without regard to loan group;

(2)	to pay principal to the holders of the class A-1A certificates, until the total principal balance of the class A-1A certificates has been reduced to zero, in an amount up to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to Loan Group 2;

(3)	to pay principal to the holders of the class A-AB certificates, in an amount up to the lesser of (a) the Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A certificates on the subject distribution date as described in the immediately preceding clause (2), and (b) the excess, if any, of (i) the total principal balance of the class A-AB certificates outstanding immediately prior to the subject distribution date, over (ii) the Class A-AB Planned Principal Balance for the subject distribution date;

(4)	to pay principal to the holders of the class A-1, A-2, A-AB, A-3 and A-1A certificates, sequentially among those classes in that order, in each case until the total principal balance of the subject class of series 2007-C2 certificates has been reduced to zero, in an aggregate amount up to the Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A and/or A-AB certificates on the subject distribution date as described in the immediately preceding clauses (2) and (3); and

(5)	to make payments to the holders of the class A-1, A-2, A-AB, A-3 and A-1A certificates, in an amount up to, and on a pro rata basis in accordance with, the respective loss reimbursement amounts with respect to those classes for the subject distribution date;

provided that, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date, assuming any two or more of the A-1, A-2, A-AB, A-3 and A-1A classes are outstanding at that time, the allocations and order of principal payments described in clauses (2), (3) and (4) above will be ignored and payments of principal on the A-1, A-2, A-AB, A-3 and/or A-1A classes will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes then outstanding.

On each distribution date, following the payments to be made with respect to the class A-1, A-2, A-AB, A-3, A-1A, X-CL, X-CP and X-W certificates as described above, the trustee will apply any remaining Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

(1)	payments to the holders of the class A-M certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class A-M certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class A-M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3 and A-1A certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class A-M certificates;

(2)	payments to the holders of the class A-J certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class A-J certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class A-J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A and A-M certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class A-J certificates;

(3)	payments to the holders of the class B certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class B certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class B certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M and A-J certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class B certificates;

(4)	payments to the holders of the class C certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class C certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class C certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J and B certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class C certificates;

(5)	payments to the holders of the class D certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class D certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class D certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B and C certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class D certificates;

(6)	payments to the holders of the class E certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class E certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class E certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C and D certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class E certificates;

(7)	payments to the holders of the class F certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class F certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class F certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D and E certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class F certificates;

(8)	payments to the holders of the class G certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class G certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class G certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E and F certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class G certificates;

(9)	payments to the holders of the class H certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class H certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class H certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F and G certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class H certificates;

(10)	payments to the holders of the class J certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class J certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G and H certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class J certificates;

(11)	payments to the holders of the class K certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class K certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class K certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H and J certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class K certificates;

(12)	payments to the holders of the class L certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class L certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class L certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class L certificates;

(13)	payments to the holders of the class M certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class M certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K and L certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class M certificates;

(14)	payments to the holders of the class N certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class N certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class N certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L and M certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class N certificates;

(15)	payments to the holders of the class P certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class P certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class P certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M and N certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class P certificates;

(16)	payments to the holders of the class Q certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class Q certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class Q certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class Q certificates;

(17)	payments to the holders of the class S certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class S certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class S certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class S certificates;

(18)	payments to the holders of the class T certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class T certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class T certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and S certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class T certificates; and

(19)	payments to the holders of the series 2007-C2 REMIC residual certificates, up to the amount of any remaining Available P&I Funds;

provided that, on the final distribution date, subject to the Available P&I Funds for such distribution date and the priority of payments described above in this paragraph, the holders of each class of series 2007-C2 principal balance certificates referred to above in this paragraph will be entitled to receive payments of principal sufficient to retire their certificates, without regard to the Total Principal Distribution Amount for the final distribution date.

Payments of Prepayment Premiums and Yield Maintenance Charges.    If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J or K certificates that are then entitled to payments of principal on such distribution date, from the loan group (i.e., Loan Group 1 or Loan Group 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those series 2007-C2 certificates, the product of—

•	the amount of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, multiplied by

•	a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2007-C2 principal balance certificates for the related interest accrual period, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant Discount Rate, and further multiplied by

•	a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2007-C2 principal balance certificates on that distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Total Principal Distribution Amount for that distribution date attributable to the loan group that includes the prepaid mortgage loan.

The trustee will thereafter pay any remaining portion of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, to the holders of the class X-CL certificates, the holders of the class X-CP certificates and/or the holders of the class X-W certificates, allocable between such classes as follows:

•	on any distribution date up to and including the distribution date in ,

1.	% thereof to the holders of the class X-CL certificates; and

2.	% thereof to the holders of the class X-CP certificates; and

3.	% thereof to the holders of the class X-W certificates; and

•	on any distribution date subsequent to the distribution date in ,

1.	% thereof to the holders of the class X-CL certificates; and

2.	% thereof to the holders of the class X-W certificates.

Neither we nor the underwriters make any representation as to—

•	the enforceability of the provision of any promissory note evidencing one of the underlying mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

•	the collectability of any prepayment premium or yield maintenance charge.

See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions’’ in this offering prospectus.

Payments of Post-ARD Additional Interest.    The holders of the class V certificates will be entitled to all amounts, if any, applied as Post-ARD Additional Interest collected on the ARD Loans in the trust.

Treatment of REO Properties

Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

•	payments on the series 2007-C2 certificates,

•	allocations of Realized Losses and Additional Trust Fund Expenses to the series 2007-C2 certificates, and

•	the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2007-C2 pooling and servicing agreement.

In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate, the Net Mortgage Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

Operating revenues and other proceeds derived from an REO Property administered under the series 2007-C2 pooling and servicing agreement will be applied—

•	first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

•	thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

To the extent described under ‘‘Description of the Series 2007-C2 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments’’ in this offering prospectus, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2007-C2 principal balance certificates. If this occurs following the payments made to the series 2007-C2 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2007-C2 principal balance certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date.

Order of Allocation	Class
1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J
18th	A-M
19th	A-1, A-2, A-AB, A-3 and A-1A, pro rata based on total outstanding principal balances

The reductions in the total principal balances of the respective classes of series 2007-C2 principal balance certificates, as described above, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between (a) the underlying mortgage loans and (b) the respective classes of series 2007-C2 principal balance certificates.

The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, will generally equal the excess, if any, of:

•	the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest), over

•	the total amount of Liquidation Proceeds, if any, recovered in connection with the subject liquidation that are available to pay principal of, and interest (other than Default Interest and/or Post-ARD Additional Interest) on, that mortgage loan.

If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest and Post-ARD Additional Interest) also will be treated as a Realized Loss.

Realized Losses will include advances that are determined to be non-recoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the mortgage pool.

Additional Trust Fund Expenses may include:

•	any special servicing fees, workout fees and liquidation fees paid to the special servicer;

•	any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	any unanticipated, non-mortgage loan specific expense of the trust, including—

1.	any reimbursements and indemnifications to the trustee and various related persons described under ‘‘Description of the Governing Documents—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus,

2.	any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons described under ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ in the accompanying base prospectus, and

3.	any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under ‘‘The Series 2007-C2 Pooling and Servicing Agreement—REO Properties’’ in this offering prospectus and/or ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus;

•	rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan; and

•	any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under ‘‘The Series 2007-C2 Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans’’ in this offering prospectus, and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan.

Any expenses under the governing servicing agreement for an Outside Serviced Loan Combination that are similar to the Additional Trust Fund Expenses described above and that relate to such Outside Serviced Loan Combination, are to be paid out of collections on that Loan Combination, could adversely affect amounts available for payments on the series 2007-C2 certificates and, to the extent paid out of amounts otherwise distributable to the trust with respect to the Outside Serviced Trust Mortgage Loan, should be considered Additional Trust Fund Expenses.

The Total Principal Distribution Amount may from time to time include Recovered Amounts. In such circumstances, it is possible that the total Stated Principal Balance of the mortgage pool may exceed the total principal balance of the series 2007-C2 principal balance certificates. If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2007-C2 principal balance certificates, the total principal balances of one or more classes of series 2007-C2 principal balance certificates that had previously been reduced as described above in this ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ section may be increased (in each case, up to the amount of any such prior reduction). Any such increases would be made among the respective classes of series 2007-C2 principal balance certificates in the reverse order that such reductions had been made (i.e., such increases would be made first with respect to the most senior class of series 2007-C2 principal balance certificates with a loss reimbursement amount and thereafter in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2007-C2 principal balance certificates being in excess of the total Stated Principal Balance of the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest on the various interest-bearing classes of the series 2007-C2 certificates that would otherwise have accrued if the reinstated principal amounts had never been written off.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, an interest strip accrued at the related annual master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on that mortgage loan. The master servicing fee for each underlying mortgage loan will be calculated on a 30/360 Basis. (3)	Compensation	First, out of recoveries of interest with respect to that mortgage loan and then, if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account (4)	Monthly
Additional Master Servicing Compensation/Master Servicer	Prepayment interest excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period	Compensation	Interest payments made by the related mortgagor intended to cover interest accrued on the subject principal prepayment with respect to the subject mortgage loan during the period from and after the related due date	Time to time
	All interest and investment income earned on amounts on deposit in the master servicer’s pool custodial account and in any Loan Combination-specific custodial account	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account maintained by the master servicer, to the extent not otherwise payable to the borrowers	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
	Late payment charges and Default Interest actually collected with respect to any underlying mortgage loan in the trust fund during any collection period (and, in the case of an Outside Serviced Trust Mortgage Loan, passed through to the trust), but only to the extent that such late payment charges and Default Interest accrued while it was a non-specially serviced mortgage loan and are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or related mortgaged real property from collections on the mortgage pool and not previously reimbursed.	Compensation	Payments of late payment charges and Default Interest made by mortgagors with respect to the underlying mortgage loans	Time to time
Outside Master Servicing Fee / Master Servicer of an Outside Serviced Trust Mortgage Loan	With respect to each Outside Serviced Trust Mortgage Loan, an interest strip accrued at the related outside master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on the subject underlying mortgage loan. The outside master servicing fee for each Outside Serviced Trust Mortgage Loan will be calculated on a 30/360 Basis. (5)	Compensation	Out of payments of interest with respect to the subject Outside Serviced Trust Mortgage Loan.	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loans) and Serviced Non-Trust Loan that is being specially serviced or as to which the related mortgaged real property has become an REO Property, an amount that, for any one-month period, is equal to one-twelfth of the product of (a) the annual special servicing fee rate, multiplied by (b) the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan. (6)	Compensation	Out of general collections on all the mortgage loans and any REO Properties in the trust.(4)	Time to time
Outside Special Servicing Fee/ Special Servicer of an Outside Serviced Trust Mortgage Loan	With respect to each Outside Serviced Trust Mortgage Loan, an amount that, for any one-month period, is equal to one-twelfth of the product of (a) the related annual outside special servicing fee rate, multiplied by (b) the principal amount on which interest accrues or is deemed to accrue from time to time on such mortgage loan. (5)	Compensation	Out of payments and other collections on the related Outside Serviced Loan Combination, as applicable	Time to time
Workout Fee / Special Servicer	With respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loans) and each Serviced Non-Trust Loan that has been and continues to be worked-out, the workout fee rate of 1.0% multiplied by each collection of interest (other than Default Interest and Post-ARD Additional Interest), principal, and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan	Compensation	Out of each collection of interest (other than Default Interest and Post-ARD Additional Interest), principal and prepayment consideration received on the subject mortgage loan.	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Liquidation Fee / Special Servicer	With respect to any specially serviced mortgage loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan) for which the special servicer obtains a full, partial or discounted payoff and with respect to any specially serviced mortgage loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan) or REO Property for which the special servicer receives any Liquidation Proceeds an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of Default Interest and Post-ARD Additional Interest). (7)	Compensation	Out of the full, partial or discounted payoff obtained from the related borrower and/or Liquidation Proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest and/or Post-ARD Additional Interest) in respect of the related specially serviced mortgage loan or related REO Property, as the case may be.	Time to time
Outside Serviced Trust Mortgage Loan Workout Fee and Liquidation Fee / Special Servicer of an Outside Serviced Trust Mortgage Loan	With respect to each Outside Serviced Trust Mortgage Loan, the related liquidation fee and workout fee due and owing under the applicable outside servicing agreement, which fees are calculated in substantially the same manner as the comparable fees under the series 2007-C2 pooling and servicing agreement. (8)	Compensation	Out of payments and other collections on the related Outside Serviced Loan Combination.	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the special servicer’s REO Account	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
	Late payment charges and Default Interest actually collected with respect to any mortgage loan (other than the Outside Serviced Trust Mortgage Loans), but only to the extent such late payment charges and Default Interest (a) accrued with respect to that mortgage loan while it was specially serviced or after the related mortgaged real property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or mortgaged real property from collections on the mortgage pool and not previously reimbursed	Compensation	Late payment charges and Default Interest actually collected in respect of the underlying mortgage loans	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer (9)	All assumption fees, assumption application fees, modification fees, consent fees, extension fees, defeasance fees and similar fees actually collected on the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) and the Serviced Non-Trust Loan	Compensation	Related payments made by mortgagors with respect to the subject mortgage loans	Time to time
Trustee Fee / Trustee	With respect to each distribution date, an amount generally equal to one month’s interest at the annual trustee fee rate accrued on the Stated Principal Balance outstanding immediately prior to such distribution date of each and every underlying mortgage loan. (10)	Compensation	General collections on the mortgage pool on deposit in the trustee’s collection account.	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s collection account and interest reserve account.	Compensation	Interest and investment income realized on funds deposited in the trustee’s collection account and interest reserve account (net of investment losses).	Monthly
Expenses
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	Reimbursement of expenses	Amounts on deposit in the custodial account or servicing accounts that represent (a) payments made by the related mortgagor to cover the item for which such servicing advance was made or (b) Liquidation Proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the particular mortgage loan or related REO Property, provided that if the master servicer, special servicer or trustee determines that a servicing advance is not recoverable out of collections on the related underlying mortgage, then such reimbursements shall be paid out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the custodial account (11)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Interest on servicing advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding servicing advance	Payment of Interest on servicing advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account (12)	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances.	Reimbursement of P&I advances made with respect to the mortgage pool	Late collections of interest and principal (net of related master servicing, workout and liquidation fees) received in respect of the related underlying mortgage loan or REO Property as to which such P&I advance was made, provided that if the master servicer or trustee determines that a P&I advance is not recoverable out of collections on the related underlying mortgage, then out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer’s custodial account	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding P&I advance	Payment of interest on P&I advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account (12)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Unpaid expenses (other than interest on servicing advances or P&I advances, special servicing fees, workout fees and liquidation fees)	To the extent of funds available, the amount of any outstanding expenses.	Reimbursement of Expenses	Default Interest and late payment charges on deposit in the custodial account that were received with respect to the mortgage loan as to which the expense was incurred, to the extent not applied to the payment of interest on outstanding servicing or P&I advances	Time to time
Reimbursement of costs and expenses for the remediation of adverse environmental conditions at any mortgaged real property / Special Servicer	To the extent of funds available, the costs and expenses in connection with the remediation of adverse environmental condition at any mortgaged real property that secures a defaulted mortgage loan in the trust (such costs and expenses will be incurred only if the Special Servicer has determined to acquire title or possession of the related mortgaged real property)	Reimbursement of Expenses	General collections on deposit in the master servicer’s custodial account (4)	Time to time
Cost of an independent appraiser or other expert in real estate matters	To the extent of funds available, the cost of such independent appraiser or other expert in real estate matters	Payment of Expenses	General collections on deposit in the master servicer’s custodial account (4)	Time to time
Fees of an independent contractor retained to manage an REO Property	To the extent of funds available, the amount of the fees of such independent contractor	Payment of Expenses	General collections on deposit in the master servicer’s custodial account (4)	Time to time
Servicing expenses, that would, if advanced by the master servicer or special servicer, constitute nonrecoverable servicing advances	To the extent of funds available, the amount of such servicing expense	Payment of servicing expenses	General collections on deposit in the master servicer’s custodial account (4)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Amounts payable or reimbursable to a Non-Trust Noteholder or a servicer of an Outside Serviced Trust Mortgage Loan	Amounts (other than normal monthly payments) specifically payable or reimbursable to such party by the trust in its capacity as holder of the related underlying mortgage loan that is part of the relevant Loan Combination, pursuant to the terms of the related Co-Lender Agreement	Payment or reimbursement or amounts payable by the trust	General collections on deposit in the master servicer’s custodial account.	Time to time
Reimbursement of nonrecoverable advances and interest thereon / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any P&I advance or servicing advance, and interest thereon, that the advancing party has determined to be not recoverable out of collections on the related underlying mortgage loan	Reimbursement of Expenses	First, out of amounts on deposit in the custodial account that represent payments or collections of principal on the mortgage pool and second, out of any other payments and/or collections on the mortgage pool and third, out of any other amounts on deposit in the custodial account.	Time to time
Indemnification of expenses in connection with the termination and removal of the master servicer or the special servicer as a result of an Event of Default / the applicable party to the pooling and servicing agreement	Any cost or expenses in connection with any actions taken by any party to the pooling and servicing agreement with respect to the termination and removal of the master servicer or special servicer following an Event of Default (if not paid by the defaulting party within 90 days after notice of such costs and expenses).	Indemnification	General collections on deposit in the master servicer’s custodial account.	Time to time
Cost of transferring mortgage files and related documents to a successor trustee/ trustee	The cost of transferring mortgage files and related documents to a successor trustee	Payment of expenses	General collections on deposit in the master servicer’s custodial account.	Time to time
Cost of opinions or advice of counsel / Party incurring such expense	To the extent of funds available, the cost of such opinions of counsel or advice of counsel	Payment of expenses	General collections on the mortgage pool on deposit in the trustee’s collection account or the master servicer’s custodial account (4)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Payment of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust / Party payment such expense and related expenses	The amount of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses	Payment of taxes and related expenses	General collections on the mortgage pool on deposit in the trustee’s collection account	Time to time
Indemnification Expenses / Tax Administrator	The amount of any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities	Indemnification	General collections on the mortgage pool on deposit in the trustee’s collection account	Time to time
Funds necessary for the proper operation, management, leasing, maintenance and disposition of any administered REO Property/ Special Servicer	To the extent of funds available, the amount of the expenses for the proper operation, management, leasing, maintenance and disposition of such REO Property	Payment of expenses	Amounts on deposit in the account established by the special servicer for the retention of revenues and other proceeds derived from such REO Property (4)	Time to time
The cost or expenses incurred in connection with determining the identity of the Controlling Class Representative	The amount of such cost or expenses	Indemnification of expenses	Out of the trust funds (in any event, out of amounts otherwise payable with respect to the series 2007-C2 controlling class certificates)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Indemnification Expenses/ Trustee and any director, officer, employee or agent of the Trustee	Any loss, liability or reasonable ‘‘out-of-pocket’’ expense arising out of, or incurred in connection with the series 2007-C2 pooling and servicing agreement, the series 2007-C2 certificates (provided that such loss, liability or expense constitutes an ‘‘unanticipated expense’’ within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii)) (13)	Indemnification	Amounts on deposit on the master servicer’s custodial account and the trustee’s collection account (and, to the extent that a Loan Combination or any related REO Property is affected, such indemnity will be payable out of the related Loan Combination custodial account)	Time to time
Indemnification Expenses/ Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of Depositor, Master Servicer or Special Servicer	Any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to the series 2007-C2 pooling and servicing agreement or the series 2007-C2 certificates (13)	Indemnification	Amounts on deposit on the master servicer’s custodial account (14)	Time to time
Servicing Advances, Interest on Servicing Advances, Servicing Expenses and Indemnification Expenses / Master Servicer or Special Servicer of an Outside Serviced Trust Mortgage Loan	Substantially the same as corresponding items under the series 2007-C2 pooling and servicing agreement	Fees, Expenses and Indemnification	Payable out of collections on the related Outside Serviced Loan Combination (15)	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this offering prospectus. Any change to the fees and expenses described in this offering prospectus would require an amendment to the series 2007-C2 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer or trustee in the case of amounts owed to either of them) prior to distributions on the series 2007-C2 certificates.

(3)	The master servicing fee rate payable with respect to each Outside Serviced Trust Mortgage Loan under the series 2006-C7 pooling and servicing agreement will equal 0.01% per annum. The master servicing fee rate payable with respect to the other underlying mortgage loans will range, on a loan-by-loan basis, from 0.02% per annum to 0.08% per annum. See ‘‘The Series 2007-C2 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—The Principal Master Servicing Compensation’’ in this offering prospectus.

(4)	In the case of a mortgage loan in a Serviced Loan Combination, first, out of amounts on deposit in the Serviced Loan Combination-specific custodial account.

(5)	The outside master servicing fee rate for the Extendicare Portfolio Mortgage Loan will equal 0.01% per annum and the outside special servicing fee rate for the Extendicare Portfolio Mortgage Loan will equal 0.25% per annum. The outside master servicing fee rate for the State Street Building Mortgage Loan will equal 0.01% per annum and the outside special servicing fee rate for the State Street Building Mortgage Loan will equal 0.25% per annum.

(6)	The special servicing fee rate for each mortgage loan serviced under the series 2007-C2 pooling and servicing agreement will equal 0.25% per annum. See ‘‘The Series 2007-C2 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—The Special Servicing Fee’’ in this offering prospectus.

(7)	Circumstances as to when a liquidation fee is not payable are set forth under ‘‘The Series 2007-C2 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee’’ in this offering prospectus.

(8)	The liquidation fee rate and the workout fee rate with respect to each Outside Serviced Trust Mortgage Loan will equal 1.00%.

(9)	Allocable between the master servicer and the special servicer as provided in the series 2007-C2 pooling and servicing agreement.

(10)	The trustee fee rate will equal 0.0005% per annum. See ‘‘The Series 2007-C2 Pooling and Servicing Agreement— Trustee Compensation’’ in this offering prospectus. The trustee fee will be calculated on a 30/360 Basis.

(11)	If the subject underlying mortgage loan is part of a Serviced Loan Combination, such servicing advance will generally be paid out of amounts on deposit in the related Serviced Loan Combination-specific account that represent payments made by the related mortgagor to cover the item for which such servicing advance was made, and amounts on deposit in the related Loan Combination-specific account that represent Liquidation Proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the subject Serviced Loan Combination or any related REO Property, provided that if the party entitled to the reimbursement of such servicing advance has made a determination that such servicing advance is nonrecoverable, then such servicing advance shall generally be paid out of amounts on deposit in the master servicer’s custodial account.

(12)	If the subject underlying mortgage loan is part of a Serviced Loan Combination, such amounts will generally be paid out of: first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Serviced Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to holders of the mortgage loans comprising the subject Serviced Loan Combination as Default Interest and late payment charges, with such payment to be deducted from the amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Serviced Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans (or, in the case of interest on P&I advances, to the holder(s) of the Subordinate Non-Trust Mortgage Loan(s)) comprising the subject Serviced Loan Combination with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, third, as and to the extent provided in the series 2007-C2 pooling and servicing agreement, out of general collections on the mortgage pool.

(13)	In general, none of the above specified persons will be entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2007-C2 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 2007-C2 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2007-C2 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2007-C2 pooling and servicing agreement, or allocable overhead.

(14)	If a Serviced Loan Combination is involved, such indemnity will be payable out of the related Loan Combination-specific custodial account and, if and to the extent not solely attributable to the Serviced Non-Trust Loan included in such Loan Combination, will also be payable out of the master servicer’s custodial account if amounts on deposit in the related Loan Combination-specific account are insufficient therefor.

(15)	In the case of the Outside Serviced Loan Combinations, the trust must bear its pro rata share of any servicing advance not otherwise recoverable out of collections on that Loan Combination.

Reports to Certificateholders; Available Information

Certificateholder Reports.    Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available, as and under the circumstances described under ‘‘—Information Available Electronically’’ below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

•	A distribution date statement containing substantially the information contained in Annex D to this offering prospectus.

•	A CMSA bond level file, together with a CMSA collateral summary file setting forth information with respect to the underlying mortgage loans and the corresponding mortgaged real properties, respectively.

•	A mortgage pool data update report, which is to contain substantially the categories of information regarding the underlying mortgage loans set forth on Annexes A-1 through A-4 to this offering prospectus, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the distribution date statement.

The master servicer or the special servicer, as specified in the series 2007-C2 pooling and servicing agreement, is required to deliver to the trustee (or, in the case of the special servicer, to the master servicer for delivery, directly or as part of other reports, to the trustee) monthly, and the trustee is required to make available, as and under the circumstances described below under ‘‘—Information Available Electronically,’’ a copy of each of the following reports, among others, with respect to the underlying mortgage loans (except as provided in the fourth succeeding paragraph below with respect to the Outside Serviced Trust Mortgage Loans) and the corresponding mortgaged real properties:

•	a CMSA delinquent loan status report;

•	a CMSA historical loan modification and corrected mortgage loan report;

•	a CMSA REO status report;

•	a CMSA servicer watch list;

•	a loan payoff notification report;

•	a CMSA comparative financial status report;

•	a CMSA loan level reserve/LOC report;

•	a CMSA loan periodic update file;

•	a CMSA loan setup file;

•	a CMSA advance recovery report;

•	a CMSA property file;

•	a CMSA special servicer loan file;

•	a CMSA total loan report; and

•	a CMSA financial file.

In addition, upon the request of any holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

•	with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

•	with respect to any mortgaged real property or REO Property, a CMSA NOI adjustment worksheet.

The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package. Forms of these reports are available at the CMSA’s internet website, located at www.cmbs.org.

Recipients of the reports described above in this ‘‘—Reports to Certificateholders; Available Information’’ section will be deemed to have agreed to keep the information therein confidential in accordance with applicable securities laws and may be required to execute a confidentiality and indemnification agreement. Notwithstanding the foregoing, any information made available by or duplicated in filings made pursuant to the Exchange Act is required to be and will be made available to anyone.

With respect to each of the Outside Serviced Trust Mortgage Loans, the reports required to be delivered to the holder of those mortgage loans by the applicable master servicer, pursuant to the governing servicing agreement, are substantially similar, but not identical, to those required to be delivered to the trustee by the master servicer under the series 2007-C2 pooling and servicing agreement. To the extent any such information with respect to an Outside Serviced Trust Mortgage Loan or the related mortgaged real property is received from the master servicer under the related governing servicing agreement, the series 2007-C2 master servicer is required to aggregate that information with the CMSA reports the series 2007-C2 master servicer is required to prepare with respect to the underlying mortgage loans, and the trustee is then required to make those reports available as described below under ‘‘—Information Available Electronically.’’ The obligation of the series 2007-C2 master servicer and/or the trustee to remit any reports or information identified in this ‘‘—Reports to Certificateholders; Available Information’’ section with respect to an Outside Serviced Trust Mortgage Loan is dependent upon its receipt of the corresponding information from a party responsible for servicing that mortgage loan, upon which information the master servicer and the trustee may conclusively rely.

Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 2007-C2 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly distribution date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller, a servicer of an Outside Serviced Trust Mortgage Loan any other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

Book-Entry Certificates.    If you hold your offered certificates in book-entry form through DTC, you may, at your expense, obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee’s internet website.

Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 2007-C2 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2007-C2 certificates are registered on the books and records of the certificate registrar.

Information Available Electronically.    The trustee will make available each month, for the relevant reporting periods, to the series 2007-C2 certificateholders and beneficial owners of series 2007-C2 certificates identified to the reasonable satisfaction of the trustee, the distribution date statement, any mortgage pool data update report, any loan payoff notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee’s internet website. All the foregoing reports will be accessible on a restricted basis after receipt by the trustee of a certification in the form attached to the series 2007-C2 pooling and servicing agreement from the person(s) seeking access. The trustee’s internet website will initially be located at www.etrustee.net.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. See ‘‘Description of the Certificates—Incorporation of Certain Documents by Reference; Reports Filed with the SEC’’ in the accompanying base prospectus.

The trustee will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus. Requests for this information should be made to the trustee at LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, IL 60603, Attention: Kristen Packwood, telephone number (312) 904-4207.

The trustee may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made in accordance with the series 2007-C2 pooling and servicing agreement.

Upon notice from the underwriters that the non-offered classes of series 2007-C2 certificates have been sold by them, the trustee will be required to make available electronically, on each distribution date, to the Trepp Group, Intex Solutions, Inc., Charter Research Corporation and/or any other similar third party information provider, a copy of the reports made available to the series 2007-C2 certificateholders.

None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

Other Information.    The series 2007-C2 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

•	the final prospectus supplement, the accompanying base prospectus and any other disclosure documents relating to the non-offered classes of the series 2007-C2 certificates, in the form most recently provided by us or on our behalf to the trustee;

•	the series 2007-C2 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the Issue Date, and any amendments to those agreements;

•	all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2007-C2 certificateholders since the Issue Date;

•	all statements of compliance delivered to the trustee annually by the master servicer and/or the special servicer since the Issue Date, as described under ‘‘The Series 2007-C2 Pooling and Servicing Agreement—Evidence as to Compliance’’ in this offering prospectus;

•	all assessment reports and attestation reports delivered to the trustee annually with respect to the master servicer and/or the special servicer since the Issue Date, as described under ‘‘The Series 2007-C2 Pooling and Servicing Agreement—Evidence as to Compliance’’ in this offering prospectus;

•	the most recent appraisal, if any, with respect to each mortgaged real property for an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) obtained by the master servicer or the special servicer and delivered to the trustee;

•	the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments of those underlying mortgage loans, that are to be added to the mortgage files from time to time, to the extent held by the trustee;

•	upon request, the most recent inspection report with respect to each mortgaged real property with respect to an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) prepared by or on behalf of the master servicer or the special servicer and delivered to the trustee as described under ‘‘Description of the Series 2007-C2 Pooling and Servicing Agreement—Inspections; Collection of Operating Information’’ in this offering prospectus;

•	upon request, except in the case of an Outside Serviced Trust Mortgage Loan, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under ‘‘Description of the Series 2007-C2 Pooling and Servicing Agreement—Inspections; Collection of Operating Information’’ in this offering prospectus; and

•	with respect to each Outside Serviced Trust Mortgage Loan, the governing servicing agreement and any reports and other information delivered under that agreement to the master servicer on behalf of the trust as holder of the Outside Serviced Trust Mortgage Loan.

Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:

•	in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2007-C2 pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential, together with a related indemnity; and

•	in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2007-C2 pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential, together with a related indemnity.

Voting Rights

The voting rights for the series 2007-C2 certificates will be allocated among the respective classes of those certificates as follows:

•	99% of the voting rights will be allocated among the holders of the various classes of series 2007-C2 certificates that have principal balances, pro rata in accordance with those principal balances;

•	1% of the voting rights will be allocated among the holders of the class X-CL, X-CP and X-W certificates, pro rata in accordance with their respective notional amounts; and

•	0% of the voting rights will be allocated among the holders of the class V certificates and the series 2007-C2 REMIC residual certificates.

Voting rights allocated to a class of series 2007-C2 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

Termination

The obligations created by the series 2007-C2 pooling and servicing agreement will terminate following the earliest of—

1.	the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

2.	the purchase of all of the mortgage loans and REO Properties remaining in the trust by any single certificateholder or group of certificateholders of the series 2007-C2 controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc., in that order of preference.

Written notice of termination of the series 2007-C2 pooling and servicing agreement will be given to each series 2007-C2 certificateholder. The final payment with respect to each series 2007-C2 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2007-C2 certificate registrar or at any other location specified in the notice of termination.

Any purchase by any single holder or group of holders of the controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc. of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price generally equal to:

•	the sum of—

1.	the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with (a) interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

2.	the appraised value of all REO Properties then included in the trust,

minus

•	solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2007-C2 pooling and servicing agreement.

The purchase will result in early retirement of the outstanding series 2007-C2 certificates. However, the rights of any single holder or group of holders of the series 2007-C2 controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc. to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial total principal balance of the series 2007-C2 principal balance certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2007-C2 certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2007-C2 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

In addition, following the date on which the total principal balances of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F and G certificates are reduced to zero, the trust fund may also be terminated, with the consent of 100% of the remaining 2007-C2 certificateholders and the master servicer and subject to such additional conditions as may be set forth in the series 2007-C2 pooling and servicing agreement, in connection with an exchange of all the remaining series 2007-C2 certificates for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any offered certificate will depend on:

•	the price at which the certificate is purchased by an investor, and

•	the rate, timing and amount of payments on the certificate.

The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

•	the pass-through rate for the certificate, which will be fixed or variable, as described in this offering prospectus,

•	the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount, as applicable, of the certificate,

•	the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount, as applicable, of, or the total payments on, the certificate, and

•	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this offering prospectus and ‘‘—Rate and Timing of Principal Payments’’ below.

Pass-Through Rates.    If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this offering prospectus and ‘‘—Rate and Timing of Principal Payments’’ below.

Rate and Timing of Principal Payments.    The yield to maturity of the class X-CP and X-W certificates will be extremely sensitive to, and the yield maturity of any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance or notional amount of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2007-C2 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to accelerate the rate at which the total notional amounts of the class X-CP and X-W certificates are reduced and further tend to shorten the weighted average lives of the offered certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2007-C2 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates with principal balances. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class X-CP or X-W certificates, or if you otherwise purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

The yield to investors on the class X-CP and X-W certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the underlying mortgage loans. A payment of principal on the underlying mortgage loans that is, in turn, applied in reduction of the total principal balance of any class of series 2007-C2 principal balance certificates will result in a reduction of the total notional amount of the class X-W certificates and may result in a reduction of the total notional amount of the class X-CP certificates. If you are considering the purchase of class X-CP and/or X-W certificates, you should consider the risk that an extremely rapid rate of payments and other collections of principal on or with respect to the underlying mortgage loans could result in your failure to fully recover your initial investment.

In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate. In addition, the respective pass-through rates for, and yields on, the class X-CP and X-W certificates will, in the case of each of those classes, vary with changes in the relative sizes of the respective Class X-CP Components or Class X-W Components, as the case may be.

Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

Delinquencies and Defaults on the Mortgage Loans.    The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and, in the case of offered certificates with principal balances, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

If—

•	you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

•	the additional losses result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

Any reduction of the total principal balance of a class of series 2007-C2 principal balance certificates caused by a Realized Loss with respect to the underlying mortgage loans or an Additional Trust Fund Expense will result in a reduction in the total notional amount of the class X-W certificates and may result in a reduction of the total notional amount of the class X-CP certificates.

Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.

In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2007-C2 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2007-C2 certificates. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto.

The Effect of Loan Groups.    The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates. As a result, the holders of the class A-1, A-2, A-AB and A-3 certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 2. In addition, the holders of the class A-1A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 2 and, prior to the retirement of the class A-1, A-2, A-AB and A-3 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘Yield and Maturity Considerations’’ section.

Relevant Factors.    The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

•	prevailing interest rates;

•	the terms of the mortgage loans, including—

1.	provisions that require the payment of prepayment premiums and yield maintenance charges,

2.	provisions that impose prepayment lock-out periods, and

3.	amortization terms that require balloon payments;

•	the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

•	the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

•	the quality of management of the mortgaged real properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

See ‘‘Risk Factors,’’ ‘‘Description of the Mortgage Pool,’’ ‘‘The Series 2007-C2 Pooling and Servicing Agreement’’ and ‘‘Servicing of the Extendicare Portfolio Loan Combination and the State Street Building Loan Combination’’ in this offering prospectus and ‘‘Description of the Governing Documents’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the accompanying base prospectus.

The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

We make no representation or warranty regarding:

•	the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

•	the relative importance of those factors;

•	the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

•	the overall rate of prepayment or default on the underlying mortgage loans.

Unpaid Interest.    If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for that class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Available P&I Funds on those subsequent distribution dates and the priority of payments described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this offering prospectus. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

Delay in Payments.    Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

Yield Sensitivity

The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent yield to maturity and modified duration with respect to each class of offered certificates, as well as the weighted average life and the first and final distribution dates on which principal is to be paid with respect to each class of offered certificates with principal balances. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance or notional amount, as applicable, of each class of offered certificates. For example, 99-24 means 99 24/32%.

We calculated the yields set forth in the tables on Annex C-1 by—

•	determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the first day of the initial interest accrual period to but excluding the assumed settlement date specified as part of the Modeling Assumptions, and

•	converting those monthly rates to semi-annual corporate bond equivalent rates.

That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the ‘‘PSA Standard Formulas.’’ The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest (or, in the case of the class X-CP and X-W certificates, just payments of interest), and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this offering prospectus is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of an offered certificate and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this offering prospectus is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.

The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that—

•	the underlying mortgage loans (or any particular group of underlying mortgage loans) will prepay at any particular rate,

•	the underlying mortgage loans (or any particular group of underlying mortgage loans) will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

•	any ARD Loan in the trust will be paid in full on its anticipated repayment date,

•	the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

•	the total purchase prices of the offered certificates will be as assumed.

You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

Weighted Average Lives

The weighted average life of any offered certificate with a principal balance refers to the average amount of time that will elapse from the Issue Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this offering prospectus, the weighted average life of any offered certificate with a principal balance is determined as follows:

•	multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

•	sum the results; and

•	divide the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate. The weighted average life of any offered certificate may also be affected to the extent that additional payments of principal are in turn applied in reduction of the principal balance of that certificate occur as a result of the purchase of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the offered certificateholders as if the subject mortgage loan had prepaid in full, except that no prepayment fee is collectable on the subject mortgage loans.

As described in this offering prospectus, the Total Principal Distribution Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-AB, A-3 and/or A-1A certificates (allocated among those classes as described under ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘—Payments—Priority of Payments’’ in this offering prospectus), until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal Distribution Amount is applied, the weighted average lives of some classes of offered certificates with principal balances will be shorter, and the weighted average lives of the other classes of offered certificates with principal balances will be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2007-C2 certificates with principal balances.

The tables set forth in Annex C-2 show with respect to each class of offered certificates (exclusive of the class X-CP and X-W certificates)—

•	the weighted average life of that class, and

•	the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Modeling Assumptions.

The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Annex C-2. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Annex C-2 and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. It is highly unlikely that the underlying mortgage loans will prepay in accordance with the Maturity Assumptions at any of the specified CPRs until maturity or that all the underlying mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the underlying mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables. Variations may occur even if the average prepayment experience of the underlying mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

We make no representation that—

•	the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this offering prospectus at any of the CPRs shown or at any other particular prepayment rate,

•	all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this offering prospectus at the same rate, or

•	mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

USE OF PROCEEDS

Substantially all of the proceeds from the sale of the offered certificates will be used by us to—

•	purchase the mortgage loans that we will include in the trust, and

•	pay expenses incurred in connection with the issuance of the series 2007-C2 certificates.

FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP, as counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with the series 2007-C2 pooling and servicing agreement and the governing servicing agreement for each Outside Serviced Trust Mortgage Loan, and subject to any other assumptions set forth in the opinion, each REMIC created in compliance with the terms of the series 2007-C2 pooling and servicing agreement will qualify as a REMIC under Section 860A through 860G the Internal Revenue Code.

In addition, in the opinion of Thacher Proffitt & Wood LLP, the portion of the trust consisting of the Post-ARD Additional Interest collected on any ARD Loan will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of chapter 1 of the Internal Revenue Code, and the class V certificates will evidence beneficial ownership interests in that grantor trust.

For federal income tax purposes,

•	the class A-1, A-2, A-AB, A-3, A-1A, X-CL, X-CP, X-W, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will evidence regular interests in, and will generally be treated as debt obligations of, a REMIC,

•	the class V certificates will represent undivided beneficial ownership interests in a grantor trust consisting of any Post-ARD Additional Interest collected on any ARD Loan, and

•	each class of the series 2007-C2 REMIC residual certificates will evidence the sole class of residual interests in a REMIC.

For federal income tax purposes, each of the X-CL, X-CP and X-W classes will evidence multiple regular interests in a REMIC.

Discount and Premium; Prepayment Consideration

For federal income tax reporting purposes, the class X-CP and X-W certificates will, and the other classes of the offered certificates may, be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

The IRS has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero. This is a possibility of particular relevance to a holder of a class X-CP or X-W certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate. Although the matter is not free from doubt, a holder of a class X-CP or X-W certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

Some of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an offered certificate will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium’’ in the accompanying base prospectus.

When determining the rate of accrual of market discount and premium, if any, with respect to the series 2007-C2 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	any ARD Loan in the trust will be paid in full on its anticipated repayment date;

•	no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on certain classes of the offered certificates as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer’s actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Characterization of Investments in Offered Certificates

Except to the extent noted below, the offered certificates will be ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a ‘‘domestic building and loan association’’ under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as ‘‘qualified mortgages’’ for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

•	a portion of that certificate may not represent ownership of ‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

•	a portion of that certificate may not represent ownership of ‘‘real estate assets’’ under section 856(c)(5)(B) of the Internal Revenue Code; and

•	the interest on that certificate may not constitute ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the mortgage loan documents allow that substitution;

(3)	the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a ‘‘loan secured by an interest in real property’’ or a ‘‘real estate asset’’ and interest on that loan would not constitute ‘‘interest on obligations secured by real property’’ for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

See ‘‘Description of the Mortgage Pool’’ in this offering prospectus and ‘‘Federal Income Tax Consequences—REMICs—Characterization of Investments in REMIC Certificates’’ in the accompanying base prospectus.

Constructive Sales of Class X-CP and X-W Certificates

Section 1259 of the Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class X-CP and X-W certificates, which do not have principal balances, could be subject to this provision if a holder of those offered certificates engages in a constructive sale transaction.

Prohibited Transactions Tax and Other Taxes

In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as ‘‘service’’ or ‘‘non-service’’ income. The ‘‘service’’ portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2007-C2 certificateholders.

See ‘‘The Series 2007-C2 Pooling and Servicing Agreement—REO Properties’’ in this offering prospectus and ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘Federal Income Tax Consequences—REMICs’’ in the accompanying base prospectus.

ERISA CONSIDERATIONS

If you are—

•	a fiduciary of a Plan, or

•	any other person investing ‘‘plan assets’’ of any Plan,

you are encouraged to carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a ‘‘prohibited transaction’’ or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See ‘‘ERISA Considerations’’ in the accompanying base prospectus.

If a Plan acquires a series 2007-C2 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See ‘‘ERISA Considerations—Plan Asset Regulations’’ in the accompanying base prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered ‘‘plan assets’’ if less than 25% of the value of each class of equity interests is held by ‘‘benefit plan investors,’’ which include Plans, as well as entities holding ‘‘plan assets,’’ but this exception will be tested immediately after each acquisition of a series 2007-C2 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2007-C2 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2007-C2 certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust’s underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited Transaction Exemptions 2000-58, 2002-41 and 2007-05. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things—

•	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

•	the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

•	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch, Moody’s, Dominion Bond Rating Service Limited (known as DBRS Ltd.) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.);

•	third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

•	fourth, the following must be true—

1.	the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

3.	the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the series 2007-C2 pooling and servicing agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

•	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of S&P and Fitch. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan’s authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

The Underwriter Exemption also requires that the trust meet the following requirements:

•	the trust assets must consist solely of assets of the type that have been included in other investment pools;

•	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch or Moody’s for at least one year prior to the Plan’s acquisition of an offered certificate; and

•	certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an offered certificate.

We believe that these requirements have been satisfied as of the date of this offering prospectus.

Under the Underwriter Exemption, the loan-to-value ratio or combined loan-to-value ratio of any loan held in the trust may not exceed 100% as of the Issue Date.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with—

•	the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, any party responsible for servicing an Outside Serviced Trust Mortgage Loan, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

•	the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

•	the continued holding of an offered certificate by a Plan.

However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

•	the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

•	the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

•	the continued holding of offered certificates by a Plan.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of—

•	providing services to the Plan, or

•	having a specified relationship to this person,

solely as a result of the Plan’s ownership of offered certificates.

Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

•	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

•	the investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

None of the offered certificates will be mortgage related securities for purposes of SMMEA. In addition, neither we nor any of the underwriters makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates—

•	are legal investments for them, or

•	are subject to investment, capital or other restrictions.

See ‘‘Legal Investment’’ in the accompanying base prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters will agree, severally and not jointly, to purchase from us, and we will agree to sell to them, their respective allotments, in each case if any, of the offered certificates. Not every underwriter will have an obligation to acquire offered certificates. We will disclose in the final prospectus supplement relating to the offered certificates the dollar amount of the expected proceeds to us from the sale of the offered certificates, before deducting expenses payable by us. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about May 9, 2007, against payment for them in immediately available funds.

The underwriting agreement will provide that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

•	the receipt of various legal opinions; and

•	the satisfaction of various conditions, including that—

1.	no stop order suspending the effectiveness of our registration statement is in effect, and

2.	no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

Each underwriter will represent to and agree with us that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter will represent to and agree with us that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of series 2007-C2 certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the series 2007-C2 certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of series 2007-C2 certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of series 2007-C2 certificates to the public’’ in relation to any series 2007-C2 certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the series 2007-C2 certificates to be offered so as to enable an investor to decide to purchase or subscribe the series 2007-C2 certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriting agreement will provide that we must indemnify the underwriters, and that under limited circumstances the underwriters must indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in various free writing prospectuses relating to the offered certificates, this offering prospectus, the accompanying base prospectus or our registration statement.

We have also been advised by the underwriters, other than UBS Global Asset Management (US) Inc., that they presently intend to make a market in the offered certificates. UBS Global Asset Management (US) Inc. does not presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See ‘‘Risk Factors—Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates’’ in the accompanying base prospectus.

With respect to this offering—

•	Lehman Brothers Inc., one of our affiliates, is acting as co-lead manager and sole bookrunner,

•	UBS Global Asset Management (US) Inc. is acting as co-lead manager, and

•	Countrywide Securities Corporation is acting as co-manager.

LEGAL MATTERS

Particular legal matters relating to the offered certificates will be passed upon for us by Thacher Proffitt & Wood LLP, New York, New York, for all of the underwriters by Thacher Proffitt & Wood LLP, New York, New York and for UBS Global Asset Management (US) Inc. by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATINGS

It is a condition to their issuance that the respective classes of offered certificates be rated as set forth in the table on page 7 of this offering prospectus.

The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the class X-CP and X-W certificates, the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

The ratings on the respective classes of offered certificates do not represent any assessment of—

•	the tax attributes of the offered certificates or of the trust,

•	whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

•	the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

•	whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

•	whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received, and

•	the yield to maturity that investors may experience.

Also, a security rating does not represent any assessment of the possibility that the holders of the class X-CP and/or X-W certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the underlying mortgage loans.

In general, ratings address credit risk and not prepayment risk. As described in this offering prospectus, the amounts payable with respect to the class X-CP and X-W certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class X-CP and X-W certificates receive only a single month’s interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the ratings received on the class X-CP and X-W certificates. The ratings of the class X-CP and X-W certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.

There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Fitch.

See ‘‘Rating’’ in the accompanying base prospectus.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this ‘‘Glossary’’ section whenever they are used in this offering prospectus, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this offering prospectus.

‘‘200 Galleria Mortgage Loan’’ means the underlying mortgage loan secured by the 200 Galleria Mortgaged Property.

‘‘200 Galleria Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as 200 Galleria.

‘‘2000 Pennsylvania Avenue Co-Lender Agreement’’ means the Co-Lender Agreement for the 2000 Pennsylvania Avenue Loan Combination.

‘‘2000 Pennsylvania Avenue Loan Combination’’ means, together, the 2000 Pennsylvania Avenue Mortgage Loan and the 2000 Pennsylvania Avenue Non-Trust Loan.

‘‘2000 Pennsylvania Avenue Mortgage Loan’’ means the underlying mortgage loan secured by the 2000 Pennsylvania Avenue Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note A.

‘‘2000 Pennsylvania Avenue Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as 2000 Pennsylvania Avenue.

‘‘2000 Pennsylvania Avenue Non-Trust Loan’’ means the Non-Trust Loan secured by the 2000 Pennsylvania Avenue Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note B.

‘‘ 2100 Pennsylvania Avenue Co-Lender Agreement’’ means the Co-Lender Agreement for the 2100 Pennsylvania Avenue Loan Combination.

‘‘ 2100 Pennsylvania Avenue Loan Combination’’ means, together, the 2100 Pennsylvania Avenue Mortgage Loan and the 2100 Pennsylvania Avenue Non-Trust Loan.

‘‘2100 Pennsylvania Avenue Mortgage Loan’’ means the underlying mortgage loan secured by the 2100 Pennsylvania Avenue Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note A.

‘‘2100 Pennsylvania Avenue Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as 2100 Pennsylvania Avenue.

‘‘2100 Pennsylvania Avenue Non-Trust Loan’’ means the Non-Trust Loan secured by the 2100 Pennsylvania Avenue Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note B.

‘‘2445 M Street Borrower’’ means the borrower under the 2445 M Street Loan Combination.

‘‘2445 M Street Co-Lender Agreement’’ means the Co-Lender Agreement for the 2445 M Street Loan Combination.

‘‘2445 M Street Loan Combination’’ means, together, the 2445 M Street Mortgage Loan and the 2445 M Street Non-Trust Loan.

‘‘2445 M Street Mortgage Loan’’ means the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 2445 M Street, which mortgage loan is evidenced by a promissory note designated as note A.

‘‘2445 M Street Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as 2445 M Street.

‘‘2445 M Street Non-Trust Loan’’ means the Non-Trust Loan secured by the 2445 M Street Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note B.

‘‘30/360 Basis’’ means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

‘‘Actual/360 Basis’’ means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

‘‘Additional Trust Fund Expense’’ means an expense of the trust that—

•	arises out of a default on a mortgage loan or an otherwise unanticipated event,

•	is not required to be paid by any party to the series 2007-C2 pooling and servicing agreement,

•	is not included in the calculation of a Realized Loss in respect of any particular underlying mortgage loan,

•	is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the related mortgage loan or by amounts otherwise payable to the holder of any related Serviced Non-Trust Loan, and

•	causes a shortfall in the payments of interest (other than Post-ARD Additional Interest) or principal on any class of series 2007-C2 certificates.

We provide some examples of Additional Trust Fund Expenses under ‘‘Description of the Offered Certificates— Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus.

‘‘Administrative Cost Rate’’ means, with respect to each mortgage loan in the trust, the sum of—

•	the per annum rate at which the related master servicing fee (including any related primary servicing fee payable by the master servicer to any related sub-servicer who has entered into a sub-servicing agreement with the master servicer) is calculated under the series 2007-C2 pooling and servicing agreement,

•	the per annum rate at which the monthly trustee fee is calculated under the series 2007-C2 pooling and servicing agreement, and

•	solely with respect to an Outside Serviced Trust Mortgage Loan, the per annum rate at which the applicable servicing fee for the subject Outside Serviced Trust Mortgage Loan is calculated (on a 30/360 Basis) under the applicable pooling and servicing agreement.

‘‘ADR’’ means average daily rate.

‘‘Appraisal Reduction Amount’’ means, for any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of ‘‘x’’ over ‘‘y’’ where—

•	‘‘x’’ is equal to the sum of:

1.	the Stated Principal Balance of the mortgage loan;

2.	to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

3.	all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

4.	all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the mortgage loan, together with interest on those advances as permitted under the series 2007-C2 pooling and servicing agreement;

5.	any other unpaid items that could become Additional Trust Fund Expenses in respect of the mortgage loan; and

6.	all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer that cover any such item; and

•	‘‘y’’ is equal to the sum of:

1.	the excess, if any, of—

(a)	90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property (which value may be subject to reduction by the special servicer, acting in accordance with the Servicing Standard, based on its review of the related appraisal and other relevant information), over

(b)	the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

2.	the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that—

(a)	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

(b)	are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the 12-month period following the date of determination, and

(c)	may be used to reduce the principal balance of the mortgage loan; and

3.	the amount of any letter of credit that constitutes additional security for the mortgage loan that may be drawn upon for purposes of paying down the principal balance of the mortgage loan.

If, however, with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan)—

•	an Appraisal Trigger Event occurs,

•	no appraisal or other valuation estimate, as described under ‘‘The Series 2007-C2 Pooling and Servicing Agreement —Required Appraisals,’’ is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

•	either—

1.	no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

2.	there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that would, in the special servicer’s judgment, materially affect the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount.

Each Appraisal Reduction Amount for a mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) will be reduced to zero as of the date the related mortgage loan becomes a corrected mortgage loan, it has remained current for at least three consecutive monthly payments and no other Appraisal Trigger Event has occurred during the preceding three-month period; and no Appraisal Reduction Amount will exist as to any such mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

Notwithstanding the foregoing, each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Consistent therewith, any Appraisal Reduction Amount or the equivalent under the series 2006-C2 pooling and servicing agreement with respect to the Extendicare Portfolio Loan Combination will be calculated in a manner substantially the same as that described above, and any Appraisal Reduction Amount or the equivalent under the series 2007-C1 pooling and servicing agreement for the State Street Building Loan Combination will be calculated in a manner substantially the same as that described above.

Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated among the mortgage loans in that Loan Combination as follows—

•	with respect to each Pari Passu Loan Combination, any resulting Appraisal Reduction Amount will be allocated, on a pro rata basis by balance, between the underlying mortgage loan and the Pari Passu Non-Trust Loans in the subject Loan Combination; and

•	with respect to each Senior/Subordinate Loan Combination, any resulting Appraisal Reduction Amount will be allocated, first, to the related Subordinate Non-Trust Loan(s), up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest) on, the subject Subordinate Non-Trust Loan(s), and then, on a pro rata basis by balance, between the underlying mortgage loan and any Pari Passu Non-Trust Loans in the subject Loan Combination.

‘‘Appraisal Trigger Event’’ means, with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) or any Serviced Non-Trust Loan, any of the following events:

•	the mortgage loan has been modified by the special servicer in a manner that—

1.	affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

2.	except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

3.	in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due on the mortgage loan;

•	the mortgage loan is delinquent—

1.	except in the case of a balloon payment, for 60 days beyond the date the subject payment was due, or

2.	solely in the case of a balloon payment, if any, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

•	a receiver or similar official is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

•	the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings, or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

•	the mortgaged real property securing the mortgage loan becomes an REO Property; or

•	the mortgage loan remains outstanding five years after any extension of its maturity.

Appraisal Trigger Events or the equivalent with respect to the Extendicare Portfolio Mortgage Loan will be as set forth in, and appraisals of the Extendicare Portfolio Mortgaged Properties will be conducted under, the pooling and servicing agreement for the Series 2006-C7 Securitization (or other successor servicing agreement). Those Appraisal Trigger Events or the equivalent will be similar, but may not be identical, to those described above.

Appraisal Trigger Events or the equivalent with respect to the State Street Building Mortgage Loan will be as set forth in, and appraisals of the State Street Building Mortgaged Property will be conducted under, the pooling and servicing agreement for the Series 2007-C1 Securitization (or other successor servicing agreement). Those Appraisal Trigger Events or the equivalent will be similar, but may not be identical, to those described above.

‘‘ARD Balance’’ means, with respect to an ARD Loan, the expected balance as of the anticipated repayment date, assuming no prepayments or defaults.

‘‘ARD Loan’’ means any mortgage loan in the trust that provides for various material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to the related maturity date, referred to as its anticipated repayment date, but as to which the failure to repay such mortgage loan by such anticipated prepayment date would not by itself be a default.

‘‘Available P&I Funds’’ means the total amount available to make payments of interest and principal on the series 2007-C2 certificates on each distribution date. The Available P&I Funds are more particularly described under ‘‘The Series 2007-C2 Pooling and Servicing Agreement—Accounts—Collection Account—Withdrawals’’ in this offering prospectus.

‘‘Balloon Balance’’ has the same meaning as ‘‘Maturity Balance.’’

‘‘Balloon Loan’’ means any mortgage loan in the trust that by its original terms or by virtue of any modification entered into as of the Issue Date provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

‘‘Bethany Maryland Portfolio II Borrowers’’ means the borrowers under the Bethany Maryland Portfolio II Loan Combination, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Bethany Maryland Portfolio II Mortgage Loan—The Borrowers and Sponsor’’ in this offering prospectus.

‘‘Bethany Maryland Portfolio II Co-Lender Agreement’’ means the Co-Lender Agreement for the Bethany Maryland Portfolio II Loan Combination.

‘‘Bethany Maryland Portfolio II Loan Combination’’ means, together, the Bethany Maryland Portfolio II Mortgage Loan and the Bethany Maryland Portfolio II Non-Trust Loan.

‘‘Bethany Maryland Portfolio II Mortgage Loan’’ means the underlying mortgage loan secured by the Bethany Maryland Portfolio II Mortgaged Properties, which mortgage loan is evidenced by a promissory note designated as note A.

‘‘Bethany Maryland Portfolio II Mortgaged Properties’’ means the mortgaged real properties identified on Annex A-1 to this offering prospectus as Bethany Maryland Portfolio II.

‘‘Bethany Maryland Portfolio II Non-Trust Loan’’ means the Non-Trust Loan secured by the Bethany Maryland Portfolio II Mortgaged Properties, which mortgage loan is evidenced by a promissory note designated as note B.

‘‘Bethany Maryland Portfolio II Non-Trust Loan Noteholder’’ means the holder of the promissory note for the Bethany Maryland Portfolio II Non-Trust Loan.

‘‘Capital Imp. Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

‘‘CBE’’ means corporate bond equivalent.

‘‘CERCLA’’ means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

‘‘ Class A-AB Planned Principal Balance’’ has the meaning assigned to that term under ‘‘Description of the Certificates —Payments—Payments of Principal’’ in this offering prospectus.

‘‘Class A Senior Principal Payment Cross-Over Date’’ means the first distribution date as of the commencement of business on which—

•	the class A-1, A-2, A-AB, A-3 and A-1A certificates, or any two or more of those classes, remain outstanding, and

•	the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates have previously been reduced to zero as described under ‘‘Description of the Offered Certificates — Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus.

‘‘Class X-CL Component’’ has the meaning assigned thereto under ‘‘Description of the Certificates—Payments— Calculation of Pass-Through Rates’’ in this offering prospectus.

‘‘Class X-CP Component’’ has the meaning assigned thereto under ‘‘Description of the Certificates—Payments— Calculation of Pass-Through Rates’’ in this offering prospectus.

‘‘Class X-W Component’’ has the meaning assigned thereto under ‘‘Description of the Certificates—Payments— Calculation of Pass-Through Rates’’ in this offering prospectus.

‘‘Clearstream’’ means Clearstream Banking Luxembourg.

‘‘CMSA’’ means the Commercial Mortgage Securities Association.

‘‘Co-Lender Agreement’’ means the co-lender agreement or other intercreditor agreement that has been executed in connection with each Loan Combination, that identifies the respective rights and obligations of the holders of the promissory notes that evidence the subject Loan Combination, and that is described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus.

‘‘Condemnation Proceeds’’ means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

‘‘Countrywide’’ means Countrywide Commercial Real Estate Finance, Inc.

‘‘Countrywide Mortgage Loan’’ means the mortgage loan or portion thereof that was, directly or indirectly, acquired by us from the Countrywide Mortgage Loan Seller for inclusion in the trust.

‘‘Countrywide Mortgage Loan Seller’’ means Countrywide.

‘‘CPI’’ means consumer price index.

‘‘CPR’’ means an assumed constant prepayment rate each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this offering prospectus.

‘‘Cut-off Date Loan-to-Value Ratio,’’ ‘‘Cut-off Date LTV Ratio’’ and ‘‘Cut-off Date LTV’’ each means:

•	with respect to any mortgage loan in the trust (other than the State Street Building Mortgage Loan, the Extendicare Portfolio Mortgage Loan and the Sears Tower Mortgage Loan), the ratio, expressed as a percentage, of—

1.	the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this offering prospectus, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan); and

•	with respect to any of the State Street Building Mortgage Loan, the Extendicare Portfolio Mortgage Loan and the Sears Tower Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this offering prospectus, together with the cut-off date principal balance of the related Pari Passu Non-Trust Loan(s), to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus.

‘‘Cut-off Date U/W NCF DSCR’’ means, with respect to any mortgage loan in the trust, the U/W NCF DSCR, except that for any underlying mortgage loan that provides for payments of interest only for a specified period ending prior to the maturity date, Cut-off Date U/W NCF DSCR is equal to the Net Cash Flow for the related mortgaged real property, divided by the sum of the actual interest-only payments (calculated in accordance with the related loan documents) that would accrue in respect of that underlying mortgage loan (or, in the case of an underlying mortgage loan that is part of a Loan Combination that contains one or more related Pari Passu Non-Trust Loans, that would accrue in respect of that underlying mortgage loan and the related Pari Passu Non-Trust Loan(s)) during the 12-month period following the cut-off date based on the related cut-off date principal balance and mortgage interest rate.

‘‘D(x)’’ means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

‘‘Default Interest’’ means any interest that—

•	accrues on a defaulted mortgage loan solely by reason of the subject default, and

•	is in excess of all interest at the related mortgage interest rate and any Post-ARD Additional Interest accrued on the mortgage loan.

‘‘Discount Rate’’ means, with respect to any prepaid mortgage loan in the trust, a rate which, when compounded monthly, is equivalent to the ‘‘Yield Maintenance Treasury Rate’’ when compounded semi-annually. The ‘‘Yield Maintenance Treasury Rate’’ means the yield calculated by the master servicer by linear interpolation of the yields, as such yields are reported in Federal Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date of the relevant prepaid mortgage loan. If Federal Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, then the master servicer will select a comparable publication or source for the purposes of determining the Yield Maintenance Treasury Rate.

‘‘DSCR’’ means debt service coverage ratio.

‘‘DSCR Net Cash Flow’’ has the same meaning as Underwritten Debt Service Coverage Ratio.

‘‘Duke Cleveland East Suburban Portfolio Borrowers’’ means the borrowers under the Duke Cleveland East Suburban Portfolio Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans —The Duke Cleveland East Suburban Portfolio Mortgage Loan—The Borrowers and Sponsor’’ in this offering prospectus.

‘‘Duke Cleveland East Suburban Portfolio Mortgage Loan’’ means the underlying mortgage loan secured by the Duke Cleveland East Suburban Portfolio Mortgaged Properties.

‘‘Duke Cleveland East Suburban Portfolio Mortgaged Properties’’ means the mortgaged real properties identified on Annex A-1 to this offering prospectus as Duke Cleveland East Suburban Portfolio.

‘‘Effective Gross Income,’’ ‘‘EGI’’ and ‘‘ U/W EGI’’ each means for any mortgaged real property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	allowances for vacancies, concessions and credit losses.

In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

In the case of hospitality properties, gross receipts were generally determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of EGI.

In determining the ‘‘revenue’’ component of EGI for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator’s underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of some of the underlying mortgage loans, the calculation of EGI for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. If they are not consistent, actual annual effective gross income for a mortgaged property may be less than the EGI presented with respect to that property in this offering prospectus.

For more detailed information regarding the EGI with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘ERISA Plan’’ means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

‘‘Euroclear’’ means The Euroclear System.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Exemption-Favored Party’’ means any of—

•	Lehman Brothers Inc.,

•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and

•	any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

‘‘Extendicare Portfolio Borrowers’’ means the borrowers under the Extendicare Portfolio Loan Combination, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Extendicare Portfolio Mortgage Loan—The Borrowers and Sponsor’’ in this offering prospectus.

‘‘Extendicare Portfolio Co-Lender Agreement’’ means the Co-Lender Agreement for the Extendicare Portfolio Loan Combination.

‘‘Extendicare Portfolio Loan Combination’’ means, together, the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans.

‘‘Extendicare Portfolio Mortgage Loan’’ means the underlying mortgage loan secured by the Extendicare Portfolio Mortgaged Properties, which is evidenced by a promissory note designated as note A-3.

‘‘Extendicare Portfolio Mortgaged Properties’’ means the mortgaged real properties identified on Annex A-1 to this offering prospectus as Extendicare Portfolio.

‘‘Extendicare Portfolio Non-Trust Loan’’ means one of the two (2) Non-Trust Loans secured by the Extendicare Portfolio Mortgaged Properties.

‘‘Extendicare Portfolio Non-Trust Loan Noteholder’’ means the holder of the promissory note for an Extendicare Portfolio Non-Trust Loan.

‘‘Extendicare Portfolio Note A-1 Non-Trust Loan’’ means the Extendicare Portfolio Non-Trust Loan evidenced by a promissory note designated as note A-1.

‘‘Extendicare Portfolio Note A-2 Non-Trust Loan’’ means the Extendicare Portfolio Non-Trust Loan evidenced by a promissory note designated as note A-2.

‘‘Extendicare Portfolio II Borrowers’’ means the borrowers under the Extendicare Portfolio II Loan Combination, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Extendicare Portfolio II Mortgage Loan—The Borrowers and Sponsor’’ in this offering prospectus.

‘‘Extendicare Portfolio II Mortgage Loan’’ means the underlying mortgage loan secured by the Extendicare Portfolio II Mortgaged Properties.

‘‘Extendicare Portfolio II Mortgaged Properties’’ means the mortgaged real properties identified on Annex A-1 to this offering prospectus as Extendicare Portfolio II.

‘‘Fed Ex Portfolio Co-Lender Agreement’’ means the Co-Lender Agreement for the Fed Ex Portfolio Loan Combination.

‘‘Fed Ex Portfolio Loan Combination’’ means, together, the Fed Ex Portfolio Mortgage Loan and the Fed Ex Portfolio Non-Trust Loan.

‘‘Fed Ex Portfolio Mortgage Loan’’ means the underlying mortgage loan secured by the Fed Ex Portfolio Mortgaged Properties, which mortgage loan is evidenced by a promissory note designated as note A.

‘‘Fed Ex Portfolio Mortgaged Properties’’ means the mortgaged real properties identified on Annex A-1 to this offering prospectus as Fed Ex Portfolio.

‘‘Fed Ex Portfolio Non-Trust Loan’’ means the Non-Trust Loan secured by the Fed Ex Portfolio Mortgaged Properties, which mortgage loan is evidenced by a promissory note designated as note B.

‘‘Fed Ex Portfolio Non-Trust Loan Noteholder’’ means the holder of the promissory note for the Fed Ex Portfolio Non-Trust Loan.

‘‘FF&E’’ means furniture, fixtures and equipment.

‘‘Fitch’’ means Fitch, Inc.

‘‘FSMA’’ means the Financial Services and Markets Act 2000.

‘‘GAAP’’ means generally accepted accounting principles in the United States of America.

‘‘GLA’’ means gross leasable area.

‘‘Government Securities’’ means government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

‘‘Greenwich’’ means Greenwich Capital Financial Products, Inc.

‘‘Greenwich Mortgage Loan’’ means the mortgage loan or portion thereof that was, directly or indirectly, acquired by us from the Greenwich Mortgage Loan Seller for inclusion in the trust.

‘‘Greenwich Mortgage Loan Seller’’ means Greenwich.

‘‘Homer Building Borrower’’ means the borrower under the Homer Building Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Homer Building Mortgage Loan— The Borrower and Sponsor’’ in this offering prospectus.

‘‘Homer Building Co-Lender Agreement’’ means the Co-Lender Agreement for the Homer Building Loan Combination.

‘‘Homer Building Loan Combination’’ means, together, the Homer Building Mortgage Loan and the Homer Building Non-Trust Loan.

‘‘Homer Building Mortgage Loan’’ means the underlying mortgage loan secured by the Homer Building Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note A.

‘‘Homer Building Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Homer Building.

‘‘Homer Building Non-Trust Loan’’ means the Non-Trust Loan secured by the Homer Building Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note B.

‘‘Homer Building Non-Trust Loan Noteholder’’ means the holder of the promissory note for the Homer Building Non-Trust Loan.

‘‘Initial Loan Group 1 Balance’’ means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group 1, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Initial Loan Group 2 Balance’’ means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group 2, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Initial Mortgage Pool Balance’’ means the aggregate principal balance, as of the cut-off date, of the mortgage loans that are included in the trust, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Insurance Proceeds’’ means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related underlying mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

‘‘Internal Revenue Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Issue Date’’ means the date of initial issuance for the series 2007-C2 certificates, which will be on or about May     , 2007.

‘‘LaSalle’’ means LaSalle Bank National Association.

‘‘LBHI’’ means Lehman Brothers Holdings Inc.

‘‘Lease Termination Payments’’ means any fees or payments received from any tenant under a lease affecting a mortgaged real property in connection with termination cancellation, surrender, sale or other disposition of such lease.

‘‘Lehman,’’ as referred to under the ‘‘Loan Seller’’ column on Annex A-1 hereto, means LBHI or any affiliate of LBHI.

‘‘Lehman Mortgage Loan’’ means each mortgage loan or portion thereof that was, directly or indirectly, acquired by us from the Lehman Mortgage Loan Seller for inclusion in the trust.

‘‘ Lehman Mortgage Loan Seller’’ means, individually and collectively, LBHI and each of our other affiliates, if any, that transferred mortgage loans to us for inclusion in the trust.

‘‘Lembi Trophy Portfolio Borrower’’ means, collectively, the borrowers under the Lembi Trophy Portfolio Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Lembi Trophy Portfolio Mortgage Loan—The Borrowers and Sponsors’’ in this offering prospectus.

‘‘Lembi Trophy Portfolio Mortgage Loan’’ means, collectively, the underlying mortgage loans secured by the Lembi Trophy Portfolio Mortgaged Properties.

‘‘Lembi Trophy Portfolio Mortgaged Properties’’ means the portfolio of mortgaged real properties identified on Annex A-1 to this offering prospectus as Lembi Trophy Portfolio

‘‘Liquidation Proceeds’’ means, in general, all cash proceeds received and retained by the trust in connection with—

•	the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

•	the repurchase of any mortgage loan or any portion thereof by us or the applicable mortgage loan seller, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus;

•	the purchase of any specially serviced mortgage loan as to which a material default exists, by any holder of a purchase option, as described under ‘‘The Series 2007-C2 Pooling and Servicing Agreement—Fair Value Option’’ in this offering prospectus;

•	the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2007-C2 controlling class or the master servicer, as described under ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus;

•	the purchase of an underlying mortgage loan that is part of a Loan Combination by a related Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

•	the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

•	the sale of an REO Property.

‘‘LNR’’ means LNR Property Holdings Ltd.

‘‘LNR Partners’’ means LNR Partners, Inc.

‘‘Loan Combination’’ means each of the Loan Combinations described, and identified in the chart, under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this offering prospectus.

‘‘Loan Combination Controlling Party’’ means the party or, collectively, the parties designated as such with respect to each Loan Combination and having various rights and powers with respect to the subject Loan Combination, including (in the case of a Serviced Loan Combination) those described under ‘‘The Series 2007-C2 Pooling and Servicing Agreement— The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus. The Loan Combination Controlling Party for each Loan Combination is identified under each subheading entitled ‘‘—Co-Lender Agreement—Consent Rights’’ in the applicable section relating to the subject Loan Combination under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus.

‘‘Loan Group 1’’ means the group of mortgage loans designated as such and described under ‘‘Description of the Mortgage Pool—General’’ in this offering prospectus.

‘‘Loan Group 2’’ means the group of mortgage loans designated as such and described under ‘‘Description of the Mortgage Pool—General’’ in this offering prospectus.

‘‘Loan per Bed’’ means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a healthcare property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this offering prospectus (or, in the case of any underlying mortgage loan that is part of a Loan Combination that contains one or more related Pari Passu Non-Trust Loans, the total cut-off date principal balance of that mortgage loan and the related Pari Passu Non-Trust Loan(s)), divided by the number of beds at or in the related mortgaged real property.

‘‘Loan per SF,’’ ‘‘Loan per Sq. Ft.’’ and ‘‘Loan per Square Foot’’ each means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this offering prospectus (or, in the case of any underlying mortgage loan that is part of a Loan Combination that contains one or more related Pari Passu Non-Trust Loans, the total cut-off date principal balance of that mortgage loan and the related Pari Passu Non-Trust Loan(s)), divided by the net rentable square foot area of the related mortgaged real property.

‘‘Loan per Unit’’ means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park property or a hospitality property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this offering prospectus (or, in the case of any underlying mortgage loan that is part of a Loan Combination that contains one or more related Pari Passu Non-Trust Loans, the total cut-off date principal balance of that mortgage loan and the related Pari Passu Non-Trust Loan(s)), divided by the number of dwelling units, pads or guest rooms, as applicable, at or on the related mortgaged real property.

‘‘LOC’’ means letter of credit.

‘‘L(x)’’ means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

‘‘Master Servicer Remittance Amount’’ has the meaning assigned to that term under ‘‘The Series 2007-C2 Pooling and Servicing Agreement—Accounts—Custodial Account—Withdrawals’’ in this offering prospectus.

‘‘Material Breach’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Representations and Warranties’’ in this offering prospectus.

‘‘Material Document Omission’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool— Assignment of the Underlying Mortgage Loans’’ in this offering prospectus.

‘‘Maturity Balance’’ means, with respect to any mortgage loan in the trust, the expected balance of the subject mortgage loan on its maturity date or, in the case of an ARD Loan, its anticipated repayment date, calculated based on the assumption that there are no prepayments of principal or defaults, and otherwise based on the Modeling Assumptions.

‘‘Maturity Date Loan-to-Value Ratio,’’ ‘‘Maturity Date LTV,’’ ‘‘ Maturity LTV Ratio’’ and ‘‘Scheduled Maturity LTV’’ each means:

•	with respect to any mortgage loan in the trust (other than the Sears Tower Mortgage Loan, the Extendicare Portfolio Mortgage Loan and the State Street Mortgage Loan), the ratio, expressed as a percentage, of—

1.	the Maturity Balance of the subject underlying mortgage loan, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan); and

•	with respect to any of the Sears Tower Mortgage Loan, the Extendicare Portfolio Mortgage Loan and the State Street Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the expected total balance of the subject underlying mortgage loan and the related Pari Passu Non-Trust Loan(s) on their stated maturity date, assuming no prepayments of principal or defaults, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus.

‘‘Midland’’ means Midland Loan Services, Inc.

‘‘Modeling Assumptions’’ means, collectively, the following assumptions regarding the series 2007-C2 certificates and the mortgage loans in the trust:

•	the mortgage loans have the characteristics set forth on Annex A-1 and the Initial Mortgage Pool Balance, the Initial Loan Group 1 Balance and the Initial Loan Group 2 Balance are as set forth under ‘‘Description of the Mortgage Pool—General’’ in this offering prospectus;

•	the initial total principal balance or notional amount, as the case may be, of each class of series 2007-C2 certificates is as described in this offering prospectus;

•	there are no delinquencies or losses with respect to the mortgage loans;

•	there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

•	there are no Appraisal Reduction Amounts with respect to the mortgage loans;

•	there are no casualties or condemnations affecting the corresponding mortgaged real properties;

•	each of the mortgage loans provides for monthly payments which are timely received, and each of the mortgage loans accrues interest on an Actual/360 Basis or a 30/360 Basis, as applicable;

•	all prepayments on the mortgage loans are assumed to be accompanied by a full month’s interest;

•	there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller, the Countrywide Mortgage Loan Seller or the Greenwich Mortgage Loan Seller regarding the mortgage loans;

•	no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan’s prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

•	the ARD Loan is paid in full on its anticipated repayment date;

•	except as otherwise expressly assumed in any of the other bullets in this definition, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this offering prospectus, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

•	no person or entity entitled thereto exercises its right of optional termination described in this offering prospectus under ‘‘Description of the Offered Certificates—Termination;’’

•	there are no Material Breaches or Material Document Omissions with respect to the underlying mortgage loans;

•	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

•	there are no Additional Trust Fund Expenses;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Sears Tower, where on each monthly payment date from and after March 11, 2011, solely to the extent available from excess cash flow, the related borrower is required to make a principal payment in an amount equal to (x) a constant payment amount (assuming no default, equal to $2,097,752.42 allocable to the underlying mortgage loan from March 11, 2011 through and including February 11, 2014 and $2,149,564.24 from March 11, 2014 to the maturity date), less (y) the monthly interest payment actually paid with respect to such underlying mortgage loan in such calendar month, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Nob Hill Apartments, where the related borrower is required to make additional monthly amortization payments of $15,277.46, solely to the extent available from excess cash flow, on and after the payment date in April 2012, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as One Washington Place, where the related borrower is required to make additional monthly amortization payments of $13,184.44, solely to the extent available from excess cash flow, on and after the payment date in May 2010, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Fast Building, where the related borrower is required to make additional monthly amortization payments of $9,538.25, solely to the extent available from excess cash flow, on and after the payment date in May 2012, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as PetSmart-Killeen, where the related borrower is required to make additional monthly amortization payments of $4,164.06, solely to the extent available from excess cash flow, on and after the payment date in March 2010, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	payments on the offered certificates are made on the 15th day of each month, commencing in May 2007; and

•	the offered certificates are settled on May 9, 2007.

For purposes of the Modeling Assumptions, a ‘‘prepayment consideration period’’ is any period during which a mortgage loan provides that voluntary prepayments be accompanied by prepayment consideration in the form of (a) a yield maintenance charge, (b) a prepayment premium calculated as a percentage—which may decline over time—of the principal amount prepaid or (c) some combination of (a) and (b).

‘‘Moody’s’’ means Moody’s Investors Service, Inc.

‘‘N/A’’ and ‘‘NAP’’ mean that, with respect to a particular category of data, the data is not applicable.

‘‘NAV’’ means that, with respect to a particular category of data, the data is not available.

‘‘Net Aggregate Prepayment Interest Shortfall’’ means, with respect to any distribution date, the excess, if any, of—

•	the total Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

•	the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

‘‘Net Cash Flow,’’ ‘‘U/W Net Cash Flow’’ and ‘‘U/W NCF’’ each means for any mortgaged real property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	the total of the following items—

(a)	allowances for vacancies and credit losses,

(b)	operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

(c)	fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

(d)	replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

Net Cash Flow can also be expressed as (a) Effective Gross Income minus (b) Total Expenses and underwritten replacement reserves and tenant improvements and leasing commissions.

Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

In determining the Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

•	rolling 12-month operating statements;

•	applicable year-to-date financial statements, if available;

•	full year budgeted financial statements, if available;

•	except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls that were current as of a date not earlier than eight months prior to the respective date of origination; and

•	in the case of single tenant properties, the payments due under the related lease.

In the case of the underlying mortgage loans described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this offering prospectus and a few other underlying mortgage loans, some of the above described items were reviewed by an accountant under a set of agreed upon procedures. Except as described in the prior sentence, however, these items were not audited or otherwise confirmed by an independent party.

In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of Net Cash Flow and U/W Net Cash Flow.

In determining the ‘‘revenue’’ component of Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator’s underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of the Extendicare Portfolio Mortgage Loan, in calculating U/W NCF, the ‘‘revenue’’ component is based on the aggregate operating revenue at the Extendicare Portfolio Mortgaged Properties, and not on payments under the Master Lease or the Operating Leases. In the case of the Extendicare Portfolio II Mortgage Loan, in calculating U/W NCF, the ‘‘revenue’’ component is based on the aggregate operating revenue at the Extendicare Portfolio II Mortgaged Properties, and not on payments under the Master Lease or the Operating Leases.

In the case of some of the underlying mortgage loans, the calculation of Net Cash Flow, U/W Net Cash Flow and U/W NCF for the related mortgaged real property or properties (which is, in turn, used in the calculation of underwritten debt service coverage ratios) was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. Actual annual Net Cash Flow for a mortgaged property may be less than the U/W Net Cash Flow presented with respect to that property in this offering prospectus.

In determining the ‘‘expense’’ component of Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used;

•	property management fees were generally assumed to be 1.0% to 6.0% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000; and

•	in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures.

Annual replacement reserves are—

(a)	in the case of retail, office, self-storage and industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.30 per square foot of net rentable commercial area and may be zero;

(b)	in the case of multifamily rental apartments, generally not less than $200 or not more than approximately $300 per residential unit per year, depending on the condition of the property any may be zero;

(c)	in the case of mobile home park properties, generally $50 per pad per year; and

(d)	in the case of hospitality properties, generally 4%, inclusive of gross revenues.

In some instances, the related originator (where it deemed appropriate) recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing ‘‘Net Cash Flow.’’

For more detailed information regarding the Net Cash Flow with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

Net Cash Flow will be calculated either with respect to a particular 12-month period or otherwise on an annualized basis.

‘‘Net Mortgage Pass-Through Rate’’ means:

•	in the case of each underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to—

1.	the mortgage interest rate in effect for that mortgage loan as of the Issue Date,

minus

2.	the related Administrative Cost Rate;

•	in the case of each underlying mortgage loan that accrues interest on an Actual/360 Basis (other than an Outside Serviced Trust Mortgage Loan), for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and its mortgage interest rate in effect as of the Issue Date (as such mortgage interest rate may step up or step down in accordance with the related loan documents solely in the case of the 200 Galleria Mortgage Loan, the Bethany Maryland Portfolio II Mortgage Loan and the Northstar Mortgage Loan), and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the related Administrative Cost Rate;

•	in the case of the Extendicare Portfolio Mortgage Loan (which accrues interest on an Actual/360 Basis), for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and an annual rate equal to (i) its mortgage interest rate in effect as of the Issue Date, minus (ii) 0.0100% (which is the related annual servicing fee rate on an 30/360 Basis under the series 2006-C7 pooling and servicing agreement), adjusted to an actual/360 equivalent, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the sum of the related master servicing fee rate and the trustee fee rate under the series 2007-C2 pooling and servicing agreement; and

•	in the case of the State Street Building Mortgage Loan (which accrues interest on an Actual/360 Basis) for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and an annual rate equal to (i) its mortgage interest rate in effect as of the Issue Date, minus (ii) 0.0100% (which is the related annual servicing fee rate on a 30/360 Basis under the series 2007-C1 pooling and servicing agreement), adjusted to an actual/360 equivalent, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the sum of the related master servicing fee rate and the trustee fee rate under the series 2007-C2 pooling and servicing agreement.

Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second, third and fourth bullets of this definition, will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee’s collection account to the trustee’s interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second, third and fourth bullets of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee’s interest reserve account to the trustee’s collection account during that month.

‘‘Net Operating Income,’’ ‘‘U/W Net Operating Income’’ and ‘‘U/W NOI’’ each means, for any mortgaged real property securing a mortgage loan in the trust, an amount generally equal to:

•	the U/W Net Cash Flow for that mortgaged real property;

plus

•	underwritten replacement reserves and tenant improvements and leasing commissions.

Net Operating Income can also be expressed as Effective Gross Income minus Total Expenses.

Net Operating Income will be calculated either with respect to a particular 12-month period or otherwise on an annualized basis.

‘‘Non-Trust Loan’’ means any mortgage loan that is part of a Loan Combination but is not included in the trust.

‘‘Non-Trust Loan Noteholder’’ means the holder of a promissory note for a Non-Trust Loan.

‘‘Non-Trust Loan Securities’’ means any securities backed by a Serviced Non-Trust Loan.

‘‘Northstar Mortgage Loan’’ means the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Northstar.

‘‘NR’’ means not rated.

‘‘O(z)’’ means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

‘‘Occupancy Percentage’’ or ‘‘ Occupancy Rate’’ means:

•	in the case of multifamily rental properties and mobile home park properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination;

•	in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain underlying mortgage loans, one or more of the additional lease-up assumptions described in the following paragraph);

•	in the case of healthcare properties, the percentage of available beds occupied as of the date of determination; and

•	in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and

•	in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting.

Occupancy Percentage or Occupancy Rate with respect to an underlying mortgage loan secured by multiple mortgaged real properties reflects the weighted average occupancy of those mortgaged real properties based upon the portion of such mortgage loan allocated to each related mortgaged real property.

In the case of some of the underlying mortgage loans, the calculation of Occupancy Percentage or Occupancy Rate for the related mortgaged real property or properties was based on assumptions regarding projected occupancy, including one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance.

For more detailed information regarding Occupancy Percentages and Occupancy Rates with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘One Alliance Center Borrower’’ means the borrower under the One Alliance Center Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One Alliance Center Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘One Alliance Center Mortgage Loan’’ means the underlying mortgage loan secured by the One Alliance Center Mortgaged Property.

‘‘One Alliance Center Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as One Alliance Center.

‘‘Original Amortization Term’’ means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

‘‘Original Interest-Only Period’’ means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

‘‘Original Term to Maturity’’ means, with respect to each mortgage loan in the trust, the number of months from origination to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

‘‘Other Secured Debt’’ means debt that is secured by the related mortgaged real property or by direct or indirect interests in the borrower of the related underlying mortgage loan.

‘‘Outside Serviced Loan Combination’’ has the meaning assigned to that term under ‘‘The Series 2007-C2 Pooling and Servicing Agreement—General’’ in this offering prospectus.

‘‘Outside Serviced Trust Mortgage Loan’’ has the meaning assigned to that term under ‘‘The Series 2007-C2 Pooling and Servicing Agreement—General’’ in this offering prospectus.

‘‘P&I’’ means principal and/or interest.

‘‘Pari Passu Loan Combination’’ means a Loan Combination that consists solely of an underlying mortgage loan and one or more Pari Passu Non-Trust Loans. The Extendicare Portfolio Loan Combination and the State Street Building Loan Combinations are Pari Passu Loan Combinations.

‘‘Pari Passu Non-Trust Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this offering prospectus. The Sears Tower Note A Non-Trust Loan, the Extendicare Portfolio Non-Trust Loans and the State Street Building Non-Trust Loans are Pari Passu Non-Trust Loans.

‘‘Party in Interest’’ means any person that is a ‘‘party in interest’’ within the meaning of ERISA or a ‘‘disqualified person’’ within the meaning of the Internal Revenue Code.

‘‘Permitted Encumbrances’’ means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

•	liens for real estate taxes, water charges, sewer rents and assessments not yet due and payable,

•	covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender’s title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment),

•	the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property,

•	condominium declarations of record and identified in the related lender’s title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment), and

•	if the subject loan is a cross-collateralized mortgage loan, the lien of the mortgage instrument for any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized.

‘‘Permitted Investments’’ means U.S. government securities and other investment grade obligations specified in the series 2007-C2 pooling and servicing agreement.

‘‘Plan’’ means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

‘‘Plan Asset Regulations’’ means the regulations of the U.S. Department of Labor promulgated under ERISA, as modified by Section 3(42) of ERISA.

‘‘Post-ARD Additional Interest’’ means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

‘‘Prepayment Interest Excess’’ means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees (and, in the case of an Outside Serviced Trust Mortgage Loan, comparable servicing fees under the governing servicing agreement) payable from that interest collection, and exclusive of any Default Interest and Post-ARD additional Interest included in that interest collection.

‘‘Prepayment Interest Shortfall’’ means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment from the date of prepayment to but not including that due date, less the amount of related master servicing fees (and, in the case of an Outside Serviced Trust Mortgage Loan, comparable servicing fees under the governing servicing agreement) that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest or Post-ARD Additional Interest.

‘‘Prepayment Provisions’’ means, with respect to any underlying mortgage loan, the type and duration of any indicated prepayment provision. The number in any parenthetical reflects the number of calendar months in the applicable period during which the subject prepayment provision is in effect, with any partial calendar month being calculated as a full calendar month, commencing with the calendar month in which the origination date occurred and ending in the calendar month in which the prepayment period terminates. For example, an underlying mortgage loan that was originated on December 17, 2006 and is in a lockout period through December 16, 2007 has a total lockout period consisting of 13 months.

‘‘PTCE’’ means prohibited transaction class exemption.

‘‘PTE’’ means prohibited transaction exemption.

‘‘Realized Losses’’ mean losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus.

‘‘Recovered Amount’’ has the meaning assigned to that term in the definition of ‘‘Total Principal Distribution Amount’’ below in this glossary.

‘‘Relevant Implementation Date’’ has the meaning assigned to that term under ‘‘Method of Distribution’’ in this offering prospectus.

‘‘Relevant Member State’’ has the meaning assigned to that term under ‘‘Method of Distribution’’ in this offering prospectus.

‘‘Remaining Amortization Term’’ means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

‘‘Remaining Interest-Only Period’’ means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

‘‘Remaining Term to Maturity’’ means, with respect to each mortgage loan in the trust, the number of months remaining to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

‘‘REMIC’’ means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

‘‘REO Property’’ means any mortgaged real property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

‘‘Replacement Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

‘‘Restricted Group’’ means, collectively—

1.	the trustee,

2.	the Exemption-Favored Parties,

3.	us,

4.	the master servicer,

5.	the special servicer,

6.	any sub-servicers,

7.	any party having servicing responsibilities with respect to an Outside Serviced Trust Mortgage Loan or any related REO Property;

8.	the mortgage loan sellers,

9.	each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the Issue Date, and

10.	any and all affiliates of any of the aforementioned persons.

‘‘REVPAR’’ means, with respect to any hospitality property, revenues per available room.

‘‘S&P’’ means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

‘‘Sears Tower Borrower’’ means the borrower under the Sears Tower Loan Combination, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Sears Tower Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Sears Tower Co-Lender Agreement’’ means the Co-Lender Agreement for the Sears Tower Loan Combination.

‘‘Sears Tower Loan Combination’’ means, together, the Sears Tower Mortgage Loan and the Sears Tower Non-Trust Loans.

‘‘Sears Tower Mortgage Loan’’ means the underlying mortgage loan secured by the Sears Tower Mortgaged Property, which morgage loan is evidenced by a promissory note designated as note A-1.

‘‘Sears Tower Mortgaged Property means the mortgaged real property identified on Annex A-1 to this offering prospectus as Sears Tower.

‘‘Sears Tower Non-Trust Loan’’ means the Sears Tower Note A Non-Trust Loan or the Sears Tower Note B Non-Trust Loan, as applicable.

‘‘Sears Tower Non-Trust Loan Noteholder’’ means the holder of the promissory note for a Sears Tower Non-Trust Loan.

‘‘Sears Tower Note A Non-Trust Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—The Sears Tower Loan Combination’’ in this offering prospectus.

‘‘Sears Tower Note B Non-Trust Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—The Sears Tower Loan Combination’’ in this offering prospectus.

‘‘SEC’’ means the Securities and Exchange Commission.

‘‘Securities Act’’ means the Securities Act of 1933, as amended.

‘‘Senior/Subordinate Loan Combination’’ means a Loan Combination that consists of an underlying mortgage loan, one or more Subordinate Non-Trust Loans and, solely in the case of the Sears Tower Loan Combination, a Pari Passu Non-Trust Loan. The Sears Tower Loan Combination, the Bethany Maryland Portfolio II Loan Combination, the 2445 M Street Loan Combination, the 2000 Pennsylvania Avenue Loan Combination, the 2100 Pennsylvania Avenue Loan Combination, the Homer Building Loan Combination and the Fed Ex Portfolio Loan Combination are Senior/Subordinate Loan Combinations.

‘‘Series 2006-C7 Securitization’’ means the securitization that includes an Extendicare Portfolio Non-Trust Loan, and in connection with which the LB-UBS Commercial Mortgage Trust 2006-C7, Commercial Mortgage Pass-Through Certificates, Series 2006-C7, were issued.

‘‘Series 2007-C1 Securitization’’ means the securitization that includes a State Street Building Non-Trust Loan, and in connection with which the LB-UBS Commercial Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates, Series 2007-C1, were issued.

‘‘Serviced Loan Combination’’ has the meaning assigned to that term under ‘‘The Series 2007-C2 Pooling and Servicing Agreement—General’’ in this offering prospectus.

‘‘Serviced Non-Trust Loan’’ has the meaning assigned to that term under ‘‘The Series 2007-C2 Pooling and Servicing Agreement—General’’ in this offering prospectus.

‘‘Serviced Non-Trust Loan Noteholder’’ means the holder of a promissory note for a Serviced Non-Trust Loan.

‘‘Servicing File’’ means, in general, with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan), to the extent obtained in connection with such underlying mortgage loan, the following documents: copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to a related borrower delivered in connection with the closing of that mortgage loan, escrow agreements, reserve agreements, organizational documentation for the related borrower, the related guarantor or the related indemnitor (if the related guarantor or indemnitor is an entity), insurance certificates or insurance review reports, leases for tenants representing 10% or more of the annual income with respect to the related mortgaged real property, final seismic report and property management agreements, rent roll, property operating statement and financial statements for the related guarantor or indemnitor, cash management or lockbox agreement and zoning letters or zoning reports.

‘‘Servicing Standard’’ means, with respect to either the master servicer or the special servicer, to service and administer, for the benefit of the series 2007-C2 certificateholders (or, with respect to a Serviced Loan Combination, for the benefit of the series 2007-C2 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), those mortgage loans and any REO Properties that such party is obligated to service and administer under the series 2007-C2 pooling and servicing agreement:

•	in accordance with the higher of the following standards of care—

1.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable foreclosure properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties, and

2.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the master servicer or special servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 2007-C2 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable co-lender, intercreditor and/or similar agreements;

•	with a view to—

1.	the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

2.	in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan as to which the related mortgaged real property has become an REO Property, the maximization of recovery on that mortgage loan to the series 2007-C2 certificateholders (as a collective whole) (or, if a Serviced Loan Combination is involved, with a view to the maximization of recovery on the subject Loan Combination to the series 2007-C2 certificateholders and the related Serviced Non-Trust Loan Noteholder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

•	without regard to—

1.	any relationship, including as lender on any other debt (including mezzanine debt or a Serviced Non-Trust Loan), that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the series 2007-C2 pooling and servicing agreement,

2.	the ownership by the master servicer or the special servicer, as the case may be, or any affiliate thereof of any series 2007-C2 certificate or any interest in a Serviced Non-Trust Loan,

3.	the obligation of the master servicer or the special servicer, as the case may be, to make advances,

4.	the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the series 2007-C2 pooling and servicing agreement generally or with respect to any particular transaction, and

5.	the ownership, servicing or management for others of any mortgage loan or real property not subject to the series 2007-C2 pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

With respect to the Extendicare Portfolio Mortgage Loan, which is being serviced under the series 2006-C7 pooling and servicing agreement, and the State Street Building Mortgage Loan, which is being serviced under the series 2007-C1 pooling and servicing agreement, the governing servicing agreement in each case provides for a servicing standard which is substantially similar to the foregoing.

‘‘Servicing Transfer Event’’ means, with respect to any mortgage loan being serviced under the series 2007-C2 pooling and servicing agreement, any of the following events:

1.	the related borrower (or any related guarantor) fails to make when due any scheduled debt service payment, including a balloon payment, and the failure actually continues, or the master servicer determines that it will continue, or the special servicer (with the consent of the series 2007-C2 controlling class representative) determines that it will continue, unremedied (without regard to any grace period)—

(a)	except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

(b)	solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment prior to the related maturity date, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur)

2.	a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined (subject to any required consent of the series 2007-C2 controlling class representative or the related Loan Combination Controlling Party, in each case if and as applicable) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate) occurs under the mortgage loan that the master servicer or the special servicer has determined, in accordance with the Servicing Standard, materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2007-C2 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder, and the default continues unremedied for either (i) one business day (but only if the subject default gives rise to immediate acceleration without application of a cure period under the terms of the mortgage loan) or (ii) otherwise, the greater of (A) the applicable cure period under the terms of the mortgage loan and (B) 30 days; provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the series 2007-C2 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder;

3.	the master servicer determines, or the special servicer (with the consent of the series 2007-C2 controlling class representative) determines, in each case in accordance with the Servicing Standard, that (a) a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition or (b) a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (i) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (ii) is not available at any rate) is likely to occur under the mortgage loan that will materially impair the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2007-C2 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder and the default is likely to remain unremedied for at least the applicable period contemplated in clause 2. of this definition;

4.	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

5.	the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

A Servicing Transfer Event will cease to exist, if and when:

•	with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

•	with respect to the circumstances described in clause 2. of this definition, the default is cured in the judgment of the special servicer;

•	with respect to the circumstances described in clauses 3. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding; and

•	with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to one mortgage loan in a Loan Combination, it will also be considered to exist for the other mortgage loans in that Loan Combination, provided that, if a Serviced Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Serviced Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing Transfer Event has occurred with respect thereto.

The Outside Serviced Loan Combinations are not being serviced under the series 2007-C2 pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the series 2006-C7 pooling and servicing agreement (which governs the servicing of the Extendicare Portfolio Loan Combination) and the series 2007-C1 pooling and servicing agreement (which governs the servicing of the State Street Building Loan Combination) will be similar, but may not be identical, to the foregoing, including with respect to the provisions described in the preceding paragraph relating to limited automatic servicing transfer events with respect to all of the mortgage loans comprising the subject Outside Serviced Loan Combination.

‘‘SF’’ means square feet.

‘‘Shadow’’ means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

‘‘Shadow Rating’’ means that it has been confirmed to us by S&P and Fitch that the subject underlying mortgage loan has, in the context of its inclusion in the trust, credit characteristics consistent with the specified ratings.

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘State Street Building Borrower’’ means the borrower under the State Street Building Loan Combination, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The State Street Building Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘State Street Building Co-Lender Agreement’’ means the Co-Lender Agreement for the State Street Building Loan Combination.

‘‘State Street Building Loan Combination’’ means, collectively, the State Street Building Mortgage Loan and the State Street Building Non-Trust Loans.

‘‘State Street Building Mortgage Loan’’ means the underlying mortgage loan secured by the State Street Building Mortgaged Property.

‘‘State Street Building Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as State Street Building.

‘‘State Street Building Non-Trust Loans’’ means the Non-Trust Loans secured by the State Street Building Mortgaged Property, which Non-Trust Loans are, at all times, pari passu in right of payment with the State Street Building Mortgage Loan.

‘‘State Street Building Non-Trust Loan Noteholders’’ means the holders of the promissory notes for the State Street Building Non-Trust Loans.

‘‘Stated Principal Balance’’ means, for each mortgage loan in the trust, an amount that:

•	will initially equal its cut-off date principal balance; and

•	will be permanently reduced on each distribution date, to not less than zero, by—

1.	that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any reduction in, or addition to, that Total Principal Distribution Amount contemplated by the second paragraph and/or third paragraph of the definition of ‘‘Total Principal Distribution Amount’’ below in this glossary), and

2.	the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period in connection with a final liquidation or a forgiveness of debt.

However, the ‘‘Stated Principal Balance’’ of an underlying mortgage loan will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

‘‘Subordinate Non-Trust Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this offering prospectus.

‘‘Subordinate Non-Trust Loan Noteholder’’ means the holder of the promissory note evidencing a Subordinate Non-Trust Loan.

‘‘Subordinate Serviced Non-Trust Loan’’ means any Serviced Non-Trust Loan that is a Subordinate Non-Trust Loan.

‘‘TI/LC’’ means tenant improvements and leasing commissions.

‘‘TI/LC Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon. With respect to the Outside Serviced Trust Mortgage Loan, the foregoing reserves are collected and held by a servicer under the applicable governing servicing agreement.

‘‘Tishman Speyer DC Portfolio II Borrowers’’ means the borrowers under the Tishman Speyer DC Portfolio II Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Tishman Speyer DC Portfolio II Mortgage Loan—The Borrowers and Sponsor’’ in this offering prospectus.

‘‘Tishman Speyer DC Portfolio II Mortgage Loan’’ means the underlying mortgage loan secured by the Tishman Speyer DC Portfolio II Mortgaged Properties.

‘‘Tishman Speyer DC Portfolio II Mortgaged Properties’’ means the mortgaged real properties identified on Annex A-1 to this offering prospectus as Tishman Speyer DC Portfolio II.

‘‘Total Expenses’’ and ‘‘U/W Total Expenses’’ each means, for any mortgaged real property securing a mortgage loan in the trust, all operating expenses associated with that property, including utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and ground lease payments.

In determining ‘‘Total Expenses’’ for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used; and

•	property management fees were generally assumed to be 1.0% to 6.0% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact be consistent with actual property performance. Actual annual total expenses for a mortgaged property may be more than the Total Expenses presented with respect to that property in this offering prospectus.

For more detailed information regarding the Total Expenses with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘Total Principal Distribution Amount’’ means, for any distribution date, an amount equal to the total, without duplication, of the following:

•	all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the underlying mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

•	all monthly payments of principal received by or on behalf of the trust on the underlying mortgage loans prior to, but that are due during, the related collection period;

•	all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject underlying mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case exclusive of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior distribution date; and

•	all advances of principal made with respect to the underlying mortgage loans for that distribution date.

Notwithstanding the foregoing, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan (together with accrued interest thereon), then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2007-C2 principal balance certificates (with a corresponding reduction in the applicable Total Principal Distribution Amount), prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2007-C2 certificates. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, the amount of that recovered item (a ‘‘Recovered Amount’’) would generally be included as part of the Total Principal Distribution Amount for the distribution date following the collection period in which that recovered item was received. In addition, if and to the extent that any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on such advance is paid out of general principal collections on the mortgage pool, and if interest on such advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which such advance was made, then an amount equal to that portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on such advance (also, a ‘‘Recovered

Amount’’) would generally be included as part of the Total Principal Distribution Amount for the distribution date following the collection period in which that Default Interest, late payment charge or other amount was received. For purposes of determining the respective portions of the Total Principal Distribution Amount attributable to each loan group, those Recovered Amounts will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.

‘‘TRIA’’ means the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005.

‘‘UBS,’’ as referred to under the ‘‘Loan Seller’’ column on Annex A-1 hereto, means UBSREI or any affiliate of UBSREI.

‘‘UBS Mortgage Loan’’ means each mortgage loan that was acquired by us from the UBS Mortgage Loan Seller for inclusion in the trust.

‘‘UBS Mortgage Loan Seller’’ and ‘‘UBSREI’’ each means UBS Real Estate Investments Inc.

‘‘Underwriter Exemption’’ means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58, Prohibited Transaction Exemption 2002-41 and Prohibited Transaction Exemption 2007-05, as described under ‘‘ERISA Considerations’’ in this offering prospectus.

‘‘Underwriting Reserves’’ means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Net Cash Flow.

‘‘Underwritten Debt Service Coverage Ratio,’’ ‘‘DSCR Net Cash Flow’’ and ‘‘U/W NCF DSCR’’ each means, with respect to any mortgage loan in the trust (except as otherwise described below), the ratio of—

•	the Net Cash Flow for the related mortgaged real property or properties (without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan), to

•	twelve times the amount of monthly debt service that will be payable under the subject mortgage loan commencing on the first due date after the cut-off date or, if the subject mortgage loan is currently in an initial interest-only period, on the first due date after the commencement of the scheduled amortization.

Notwithstanding the foregoing, the calculation of Underwritten Debt Service Coverage Ratio for the following mortgage loans that we intend to include in the trust will take into account the adjustments described below:

•	with respect to the Pari Passu Loan Combinations and the Sears Tower Loan Combination, the amount described in the second bullet of the preceding paragraph is based on monthly debt service payments for the subject underlying mortgage loan, and the related Pari Passu Pari Passu Non-Trust Loan(s) (see ‘‘Description of the Mortgage Pool— Loan Combinations’’ in this offering prospectus);

•	in the case of any mortgage loan that provides for payments of interest only until the related stated maturity date or anticipated repayment date, the amount described in the second bullet of the preceding paragraph is based upon the actual interest-only payments (calculated in accordance with the related loan documents) due with respect to the subject mortgage loan during the 12-month period following the cut-off date; and

•	in the case of each underlying mortgage loan that requires the related borrower to make additional monthly amortization payments solely to the extent available from excess cash flow after a certain date, the calculation of underwritten debt service coverage ratio is based upon interest only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date.

Unless the context clearly indicates otherwise, the Underwritten Debt Service Coverage Ratio for an underlying mortgage loan that is part of a Loan Combination does not take into account any related Subordinate Non-Trust Loan.

In the case of some of the underlying mortgage loans, the calculation of Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance and, in such event, actual annual net cash flow for a mortgaged property may be less than the underwritten annual net cash flow presented with respect to that property in this offering prospectus.

For more detailed information regarding the Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘United States Person’’ means—

•	a citizen or resident of the United States,

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

•	an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

‘‘U/W EGI’’ has the same meaning as Effective Gross Income.

‘‘U/W NCF’’ has the same meaning as Net Cash Flow.

‘‘U/W NCF DSCR’’ has the same meaning as Underwritten Debt Service Coverage Ratio.

‘‘U/W Net Cash Flow’’ has the same meaning as Net Cash Flow.

‘‘U/W Net Operating Income’’ has the same meaning as Net Operating Income.

‘‘U/W NOI’’ has the same meaning as Net Operating Income.

‘‘U/W Total Expenses’’ has the same meaning as Total Expenses.

‘‘Wachovia’’ means Wachovia Bank, National Association.

‘‘Watergate 600 Borrower’’ means the borrower under the Watergate 600 Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Watergate 600 Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Watergate 600 Mortgage Loan’’ means the underlying mortgage loan secured by the Watergate 600 Mortgaged Property.

‘‘Watergate 600 Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Watergate 600.

‘‘Weighted Average Pool Pass-Through Rate’’ means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for all of the underlying mortgage loans for the related distribution date, weighted on the basis of those mortgage loans’ respective Stated Principal Balances immediately prior to the related distribution date.

‘‘Year Built’’ means the year that a mortgaged real property was originally constructed. With respect to any mortgaged real property that was constructed in phases, ‘‘Year Built’’ refers to the year that the first phase was originally constructed.

‘‘Year Renovated’’ means the year that a mortgaged real property was most recently renovated in a substantial manner.

‘‘YM(y)’’ means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

‘‘YM(x) % (y)’’ means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

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ANNEX A-1

CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS

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LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2

ITALICS Indicate Loans Secured by Multiple Properties

Capitalized terms used on this Annex A-1 have the same meanings assigned thereto in the Glossary to the accompanying Offering Prospectus

CONTROL  FOOTNOTE  GROUP   LOAN
  NO.       NO.      NO.  SELLER                     PROPERTY NAME                                        ADDRESS
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   1        (1)        1  LB      Tishman Speyer DC Portfolio II                       Various
  1A1                  1  LB      Canal Center Plaza                                   11, 44, 66 and 99 Canal Center Plaza
  1A2                  1  LB      Reston Crossing                                      2001-2003 Edmund Halley Drive
  1A3                  1  LB      Tyson International Plaza                            1919 & 1921 Gallows Road
  1A4                  1  LB      2550 M Street                                        2550 M Street, NW
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  1A5                  1  LB      1717 Pennsylvania Avenue                             1717 Pennsylvania Avenue, NW
  1A6                  1  LB      1747 Pennsylvania Avenue                             1747 Pennsylvania Avenue, NW
  1A7                  1  LB      Park Place                                           1655 Fort Myer Drive
  1A8                  1  LB      Presidential Plaza                                   900 19th Street, NW
   2        (2)        1  UBS     Sears Tower                                          233 South Wacker Drive
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   3        (3)        2  LB      Bethany Maryland Portfolio II                        Various
  3A1                  2  LB      Seasons at Bel Air Apartments                        955 Sablewood Road
  3A2                  2  LB      Coopers Crossing Apartments                          4023 Cooper Lane
  3A3                  2  LB      Henson Creek Apartments                              3466 Brinkley Road
   4        (4)        1  LB      One Alliance Center                                  3500 Lenox Road
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   5        (5)        1  LB      Duke Cleveland East Suburban Portfolio               Various
  5A1                  1  LB      Metropolitan Plaza                                   22901 Millcreek Boulevard
  5A2                  1  LB      Landerbrook Corporate Center I                       5900 Landerbrook Drive
  5A3                  1  LB      Landerbrook Corporate Center III                     5920 Landerbrook Drive
  5A4                  1  LB      Corporate Circle I & II                              30050 and 30100 Chagrin Boulevard
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  5A5                  1  LB      Landerbrook Corporate Center II                      5910 Landerbrook Drive
  5A6                  1  LB      One Harvard Crossing                                 20800 Harvard Road
  5A7                  1  LB      One Corporate Exchange                               25825 Science Park Drive
  5A8                  1  LB      Corporate Place                                      25800 Science Park Drive
   6        (6)        1  LB      Watergate 600                                        600 New Hampshire Avenue, NW
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   7        (7)        1  LB      Extendicare Portfolio                                Various
  7A1                  1  LB      Valley Manor Nursing & Rehabilitation Center         7650 Route 309
  7A2                  1  LB      Elkins Crest Health & Rehabilitation Center          265 East Township Line Road
  7A3                  1  LB      Cedar Springs Health & Rehab Center                  N27 W5707 Lincoln Blvd.
  7A4                  1  LB      Tremont Health and Rehabilitation Center             44 Donaldson Road
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  7A5                  1  LB      Willowcrest Care Center                              3821 South Chicago Avenue
  7A6                  1  LB      Ironwood Health & Rehab. Center                      1950 Ridgedale Rd.
  7A7                  1  LB      Beaver Valley Nursing & Rehabilitation Center        257 Georgetown Road
  7A8                  1  LB      Hospitality Nursing & Rehab. Center                  8633 32nd Avenue
  7A9                  1  LB      Bon Harbor Nursing & Rehab Center                    2420 West Third Street
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  7A10                 1  LB      River's Bend Health & Rehab                          960 South Rapids Road
  7A11                 1  LB      Woodcrest Manor Care Center                          3875 Turkeyfoot Road
  7A12                 1  LB      Arbors at Milford                                    5900 Meadowcreek Drive
  7A13                 1  LB      Spruce Manor Nursing & Rehabilitation Center         220 South 4th Avenue
  7A14                 1  LB      Belair Health & Rehabilitation Center                100 Little Road
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  7A15                 1  LB      Arbors at New Castle Subacute & Rehab Center         32 Buena Vista Drive
  7A16                 1  LB      Canterbury Nursing                                   2827 Northgate Blvd.
  7A17                 1  LB      Arbors at Fairmont                                   130 Kaufman Drive
  7A18                 1  LB      Slate Belt Nursing                                   701 Slate Belt Boulevard
  7A19                 1  LB      Dresher Hill Health and Rehabilitation Center        1390 Camp Hill Road
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  7A20                 1  LB      Irvine Health & Rehab. Center                        411 Berta Wallace Drive
  7A21                 1  LB      Evergreen Nursing & Rehab. Center                    430 Lily Road NE
  7A22                 1  LB      Puget Sound Healthcare Center                        4001 Capitol Mall Drive
  7A23                 1  LB      Salyersville Health Care Center                      571 Parkway Drive
  7A24                 1  LB      Meadow View Health & Rehab. Center                   900 Anson Street
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  7A25                 1  LB      Gardens on University                                414 South University Road
  7A26                 1  LB      Sunrise Manor Nursing & Rehab. Center                200 Norfleet Drive
  7A27                 1  LB      Forest Ridge Health & Rehab. Center                  140 South Marion Ave.
  7A28                 1  LB      Aldercrest Health & Rehab Center                     21400 72nd Avenue West
  7A29                 1  LB      Crestwood Convalescent Center                        1116 East Lauridsen Blvd.
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  7A30                 1  LB      Northwood Nursing & Rehabilitation Center            3650 Klepinger Road
  7A31                 1  LB      Bremerton Health & Rehab Center                      2701 Clare Avenue
  7A32                 1  LB      Texas Terrace Care Center                            7900 West 28th Street
  7A33                 1  LB      Morningside Health Center                            3431 N. 13th St
  7A34                 1  LB      Sheboygan Progressive Care Center                    1902 Mead Avenue
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  7A35                 1  LB      Cypress Grove Rehab. Center                          4255 Medwell Drive
  7A36                 1  LB      Franklin Hills Health & Rehab Center                 6021 North Lidgerwood
  7A37                 1  LB      Medco Center of Paducah                              867 McGuire Avenue
  7A38                 1  LB      Columbus Rehab & Subacute Institute                  44 South Souder Ave.
  7A39                 1  LB      Morganfield Nursing & Rehab.                         509 North Carrier Street
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  7A40                 1  LB      Westpark Rehab. Center                               25 South Boehne Camp Road
  7A41                 1  LB      Kenwood House                                        130 Meadowlark Dr.
  7A42                 1  LB      Park Health & Rehab. Center                          4415 West 36 1/2 Street
  7A43                 1  LB      Rockmill Rehab. Centre                               3680 Dolson Court NW
  7A44                 1  LB      Arbors at Fairlawn                                   575 Cleveland Massillon Road
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  7A45                 1  LB      Arbors West                                          375 West Main Street
  7A46                 1  LB      LaCrosse Health & Rehab. Center                      210 West LaCrosse Ave.
  7A47                 1  LB      Medco Center of Brandenburg                          814 Old Ekron Road
  7A48                 1  LB      Riverside Nursing & Rehab. Center                    1305 Alexander
  7A49                 1  LB      Mount Vernon Nursing & Rehab. Center                 1415 County Club Road
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  7A50                 1  LB      Medco Center of Campbellsville                       1980 Old Greensburg Road
  7A51                 1  LB      Woodsfield Nursing & Rehab. Center                   37930 Airport Road
  7A52                 1  LB      Richfield Health Center                              7727 Portland Avenue South
  7A53                 1  LB      Madison Manor                                        131 Meadowlark Dr.
  7A54                 1  LB      Fordsville Nursing & Rehab. Center                   313 West Main Street
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  7A55                 1  LB      Medco Center of Hardinsburg                          101 Fairgrounds Road
  7A56                 1  LB      Abington Crest Nursing & Rehabilitation Center       1267 South Hill Road
  7A57                 1  LB      Arbors at Dayton Nursing & Subacute Center           320 Albany Street
  7A58                 1  LB      Todd-Dickey Nursing & Rehab. Center                  712 West 2nd Street
  7A59                 1  LB      American Heritage Care Center                        425 Davis Street
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  7A60                 1  LB      Springfield Nursing and Rehabilitation Center        420 East Grundy Avenue
  7A61                 1  LB      Weyauwega Health Care Center                         717 East Alred
  7A62                 1  LB      Heritage Nursing & Rehab. Center                     1119 N. Wisconsin Street
  7A63                 1  LB      Ivy Court                                            2200 Ironwood Place
  7A64                 1  LB      Arbors at London                                     218 Elm Street
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  7A65                 1  LB      Medco Center of Bowling Green                        1561 Newton Avenue
  7A66                 1  LB      Crystal River Nursing & Rehab. Center                1401 Churchill Street
  7A67                 1  LB      Scott Villa Nursing & Rehabilitation Center          545 W. Moonglo Road
  7A68                 1  LB      Rocksprings Rehab. Center                            36759 Rocksprings Road
  7A69                 1  LB      Kittitas Valley Health & Rehab. Center               1050 East Mountain View
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  7A70                 1  LB      Cornell Area Care Center                             320 N. 7th Street
  7A71                 1  LB      Medco Center of Franklin                             414 Robey Street
  7A72                 1  LB      Eastgate Manor Nursing & Rehab. Center               2119 E. National Hwy.
  7A73                 1  LB      Medco Health & Rehab. Center                         457 S. State Road 145
  7A74                 1  LB      Rose Of Sharon Manor                                 1000 Lovell Avenue
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  7A75                 1  LB      Pembroke Nursing & Rehab. Center                     124 West Nashville Highway
  7A76                 1  LB      Shady Lawn Nursing Home                              2582 Cerulean Road
  7A77                 1  LB      Parkview Nursing Center                              2200 White River Blvd.
  7A78                 1  LB      Professional Care Rehab Center                       404 West Willow Street
  7A79                 1  LB      Elizabethtown Nursing & Rehab. Center                1101 Woodland Drive
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  7A80                 1  LB      Elkhart Rehab. Center                                2600 Morehouse Avenue
  7A81                 1  LB      Prairie Village Nursing & Rehabilitation Center      801 South State Road 57
  7A82                 1  LB      Ridgewood Nursing & Rehab. Center                    1600 Saint Paris Pike
            (8)           UBS     Lembi Trophy Portfolio                               Various
   8A                  2  UBS     Lembi Trophy Portfolio 1                             Various
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  8A1                  2  UBS     645 Stockton Street                                  645 Stockton Street
  8A2                  2  UBS     2677 Larkin Street                                   2677 Larkin Street
  8A3                  2  UBS     1340-1390 Taylor Street                              1340-1390 Taylor Street
  8A4                  2  UBS     1401 Jones Street and 1320 Washington Street         1401 Jones Street and 1320 Washington
                                                                                       Street
  8A5                  2  UBS     78 Buchanan Street                                   78 Buchanan Street
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  8A6                  2  UBS     1290 20th Avenue and 1844 Irving Street              1290 20th Avenue and 1844 Irving Street
  8A7                  2  UBS     500 Stanyan Street                                   500 Stanyan Street
  8A8                  2  UBS     1870 Pacific Avenue                                  1870 Pacific Avenue
   8B                  1  UBS     Lembi Trophy Portfolio 2                             Various
  8B1                  1  UBS     2095-2099 Market Street/215 Church Street            2095-2099 Market Street/215 Church Street
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  8B2                  1  UBS     2073-2079 Market Street                              2073-2079 Market Street
  8B3                  1  UBS     233-241 Church Street                                233-241 Church Street
  8B4                  1  UBS     252-258 Church Street                                252-258 Church Street
   8C                  2  UBS     950 Franklin Street                                  950 Franklin Street
   8D                  1  UBS     1461-1465 Burlingame Avenue                          1461-1465 Burlingame Avenue
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   9        (9)        1  LB      Extendicare Portfolio II                             Various
  9A1                  1  LB      Danville Regional Rehab. Center                      255 Meadow Drive
  9A2                  1  LB      Langhorne Gardens Rehabilitation and Nursing Center  350 Manor Avenue
  9A3                  1  LB      Statesman Health & Rehabilitation Center             2629 Trenton Road
  9A4                  1  LB      Maison Aine                                          2910 L'Ermitage Place
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  9A5                  1  LB      Broad Mountain Nursing & Rehabilitation Center       500 West Laurel Street
  9A6                  1  LB      Fir Lane Health & Rehab. Center                      2430 North 13th Street
  9A7                  1  LB      Maple Wood Care Center                               1645 Maple Wood Drive
  9A8                  1  LB      Mifflin Care Center                                  1600 Crider Road
  9A9                  1  LB      Great Trail Care Center                              400 Carolyn Court
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  9A10                 1  LB      Stonebridge Health and Rehabilitation Center         102 Chandra Drive
  9A11                 1  LB      Arbors at Delaware                                   2270 Warrensburg Road
  9A12                 1  LB      Stanton Nursing Center                               31 Derickson Lane
  9A13                 1  LB      Medco Center of Henderson                            2500 North Elm Street
  9A14                 1  LB      Swiss Villa Nursing & Rehabilitation Center          1023 West Main Street
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   10       (10)       1  LB      Homer Building                                       601 13th Street, NW
   11       (11)       1  LB      2445 M Street                                        2445 M Street, NW
   12       (12)       1  LB      2000 Pennsylvania Avenue                             2000 Pennsylvania Avenue, NW
   13       (13)       1  LB      200 Galleria                                         200 Galleria Parkway
   14       (14)       1  LB      2100 Pennsylvania Avenue                             2100 Pennsylvania Avenue, NW
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   15       (15)       1  LB      Northstar                                            625 Marquette Avenue South, 608 & 618 Second
                                                                                       Avenue South
   16       (16)       1  UBS     Raleigh Flex Portfolio                               Various
  16A1                 1  UBS     100-1000 Perimeter Park Drive                        100, 200, 300, 400, 500, 800, 900 and 1000
                                                                                       Perimeter Park Drive
  16A2                 1  UBS     3100-3200 Spring Forest Road                         3100, 3150 and 3200 Spring Forest Road
   17                  1  UBS     Marriott Suites - Garden Grove                       12015 Harbor Boulevard
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   18       (17)       1  LB      Elizabeth Place                                      601 Edwin Moses Boulevard
   19                  1  LB      Delamar                                              500 Steamboat Road
   20                  1  LB      Citicorp Louisville KY                               12501 Lakefront Place
   21                  2  LB      Briarwood Apartments                                 8801 Hawthorne Lane
   22                  1  LB      Citicorp McLeansville NC                             5450 Millstream Road
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   23                  1  LB      Citicorp Meridian ID                                 2200 S. Cobalt Point Way
   24                  1  LB      Fed Ex Portfolio - Roll Up                           Various
  24A1                 1  LB      Fed Ex Portfolio - Athens                            1655 Olympic Drive
  24A2                 1  LB      Fed Ex Portfolio - New Stanton                       2000 Labonte Drive
  24A3                 1  LB      Fed Ex Portfolio - Middleborough                     17 Cowan Drive
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  24A4                 1  LB      Fed Ex Portfolio - Cambridge                         8705 Commerce Dr
   25                  1  UBS     State Street Building                                One Lincoln Street
   26                  1  LB      Central Florida Business Park                        5300 Recker Highway
   27                  2  LB      Campus Commons                                       1920 NE Terre View
   28       (18)       1  LB      Cornerstone Office Orlando                           150 North Orange Avenue
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   29       (19)       1  UBS     Sooner Portfolio                                     Various
  29A1                 1  UBS     Edmond Crossing                                      18 East 33rd Street
  29A2                 1  UBS     Quivira Crossing                                     11440 - 11552 West 135th Street
  29A3                 1  UBS     Blackbob Marketplace                                 13620 South Blackbob Road
   30                  2  LB      Shiloh Valley Overlook Apartments                    2100 Shiloh Valley Drive
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   31       (20)       1  LB      Castle Creek Corporate Park                          Castle Creek Parkway
   32       (21)       1  UBS     RBI Retail Portfolio                                 Various
  32A1                 1  UBS     Colonnade at Polo Park                               4610 North Garfield Street
  32A2                 1  UBS     Town & Country Plaza                                 2713 North Grandview Avenue
  32A3                 1  UBS     University Plaza                                     2029-2101 West Washington Street
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   33                  1  UBS     Hampton Inn Best Western Portfolio                   2020 and 2024 Burlington Mount Holly Road
  33A1                 1  UBS     Hampton Inn                                          2024 Burlington Mount Holly Road
  33A2                 1  UBS     Best Western                                         2020 Burlington Mount Holly Road
   34                  2  UBS     Christina Mills Apartments                           100 Christina Mills Drive
   35                  2  LB      Sea Air                                              19837 Sea Air Avenue
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   36                  2  LB      Villages of Cinnamon Creek                           8722 Cinnamon Creek Drive
   37       (22)       1  UBS     Tilton Center                                        48 Lowes Drive
   38                  2  LB      Crossings on the Marsh                               18788 Marsh Lane
   39                  2  LB      High Point                                           2 Willow Dr.
   40                  1  UBS     Hilton - Springfield                                 700 East Adams Street
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   41                  1  LB      Coconut Grove                                        75-5815 Alii Drive
   42                  1  LB      Lawndale Marketplace                                 SEC Hawthorne Boulevard & Marine Avenue
   43                  1  LB      Collier Town Square                                  1597 Washington Pike
   44                  1  UBS     BJ's Warehouse - Rochester                           300 Bellwood Drive
   45                  1  LB      Jackson Square                                       SEC Jackson Street and Avenue 48
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   46                  1  LB      Copeland and Stadium Office Buildings                1200 & 1250 E. Copeland Road
  46A1                 1  LB      Copeland Tower                                       1250 E. Copeland Road
  46A2                 1  LB      Stadium Place                                        1200 E. Copeland Road
   47                  1  UBS     Holiday Inn - Philadelphia Stadium                   900 Packer Avenue
   48                  2  LB      Del Nido Apartments                                  850 Russell Avenue
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   49                  1  UBS     BJ's Warehouse - Tampa                               7651 West Waters Avenue
   50       (23)       2  UBS     Nob Hill Apartments                                  600 North Semoran Boulevard
   51                  1  UBS     IRS Building                                         11501 Roosevelt Boulevard
   52                  2  LB      Highlands at Galloway Apartments                     4819 North Galloway Avenue
   53       (24)       1  LB      Village Square                                       Walnut Street and Maynard Road
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   54       (25)       1  UBS     One Washington Place                                 15 Roche Brothers Way
   55                  2  LB      Garden Estates Apartments                            5618 Tilton Avenue & 5590 42nd Street
   56                  1  LB      Chisholm Shopping Center                             1121 Garth Brooks Boulevard (State Road 92)
   57       (26)       1  LB      Premiere Trade Plaza                                 125 S. Orange Avenue, Floors 19 - 21
   58                  1  UBS     Grand Hotel                                          State Highway 64
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   59                  1  UBS     Hampton Inn - Voorhees                               121 Laurel Oak Road
   60                  1  LB      East Town Mall                                       2350 East Mason Street
   61                  1  UBS     Citizens Ohio Portfolio 1                            Various
  61A1                 1  UBS     6071 Mahoning Avenue                                 6071 Mahoning Avenue
  61A2                 1  UBS     1560 South Holland-Sylvania Road                     1560 South Holland-Sylvania Road
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  61A3                 1  UBS     1501 South Detroit Avenue                            1501 South Detroit Avenue
  61A4                 1  UBS     3230 West Alexis Road                                3230 West Alexis Road
  61A5                 1  UBS     4260 Monroe Street                                   4260 Monroe Street
  61A6                 1  UBS     422 Conant Street                                    422 Conant Street
  61A7                 1  UBS     5072 Monroe Street                                   5072 Monroe Street
------------------------------------------------------------------------------------------------------------------------------------
  61A8                 1  UBS     5911 Lewis Avenue                                    5911 Lewis Avenue
  61A9                 1  UBS     1460 South Byrne Road                                1460 South Byrne Road
 61A10                 1  UBS     5150 North Summit Street                             5150 North Summit Street
 61A11                 1  UBS     144 East Front Street                                144 East Front Street
 61A12                 1  UBS     3354 Dorr Street                                     3354 Dorr Street
------------------------------------------------------------------------------------------------------------------------------------
 61A13                 1  UBS     3250 Lagrange Street                                 3250 Lagrange Street
   62                  2  LB      Eagle Rock Apartments                                12423 East Mansfield Avenue
   63       (27)       1  LB      Woodfield Corporate Center                           8000 and 8008 Corporate Center Drive
   64                  1  LB      A&P - NYC                                            200 East 32nd Street
   65                  2  LB      Hickory Glen                                         1700 West Washington Street
------------------------------------------------------------------------------------------------------------------------------------
   66       (28)       1  UBS     Fast Building                                        1850 Spectrum Boulevard
   67       (29)       1  LB      Rancho Las Polomas                                   1000, 1010, 1060, 1080 & 1090 East Washington
                                                                                       Street
   68       (30)       1  UBS     Freedom Self Storage & Car Wash                      30630 Highway 74
   69                  2  LB      Carlton Court                                        13323 Maham Road
   70                  1  UBS     Best Western - Santa Cruz                            500 Ocean Avenue
------------------------------------------------------------------------------------------------------------------------------------
   71                  2  LB      Hillcrest Apartments                                 1902-1962 North Orleans Street
   72                  2  UBS     Crescent Cove III                                    2700-2830 Crescent Cove Drive
   73                  2  LB      San Marcos Apartments                                6301 West Bellfort Street
   74                  2  LB      Ashton Ridge Apartments                              2900 McCann Road
   75                  1  LB      Holiday Inn Express - Saginaw                        2501 Tittabawassee Rd
------------------------------------------------------------------------------------------------------------------------------------
   76       (31)       2  UBS     Canyonwood Apartments                                1830 Upas Street
   77                  1  LB      Lone Mountain Plaza                                  10010-10040 W. Cheyenne Avenue
   78                  2  UBS     Glen Oaks Apartments                                 8300 Skillman Street
   79                  1  LB      The Lock Up                                          211 Denton Avenue
   80                  2  LB      Hunter Chase Apartments                              1500 Sylvan Drive
------------------------------------------------------------------------------------------------------------------------------------
   81                  1  LB      Marketplace at Hobe Sound                            8767 SE Bridge Road
   82       (32)       1  UBS     St. Mary's Medical                                   1040 Elm Avenue
   83                  1  LB      Pomona Tech Center                                   3201 Temple Avenue
   84       (33)       1  UBS     Walgreens - Holland                                  780 Washington Avenue
   85                  2  LB      Green Acres                                          3118 West 15th Avenue
------------------------------------------------------------------------------------------------------------------------------------
   86                  2  LB      Sunnyview Apartments                                 4502 Sunnyview Drive
   87       (34)       2  LB      Bachman Oaks                                         2501 Webb Chapel Extension
   88                  2  UBS     Silver Maples Apartments                             3512 East Broadway Street
   89                  2  LB      Georgetown Apartments                                18 Nottingham Road
   90                  1  LB      Four Points by Sheraton - Saginaw                    4960 Towne Center Road
------------------------------------------------------------------------------------------------------------------------------------
   91                  1  LB      Holiday Inn Express - Quakertown                     1918 John Fries Highway
   92                  2  UBS     Wellington Place Apartments                          9940 Forest Lane
   93       (35)       1  UBS     Walgreens - Memphis                                  3177 South Perkins Road
   94                  1  UBS     Holiday Inn - Asheville                              1450 Tunnel Road
   95                  1  UBS     Hampton Inn - Murfreesboro                           2230 Armory Drive
------------------------------------------------------------------------------------------------------------------------------------
   96                  1  UBS     CVS - Myrtle Beach                                   3411 Socastee Boulevard
   97                  2  LB      North Huntington Hills Apartments                    2500 North Eastman Road
   98                  1  UBS     The Strand                                           3100 Boardwalk
   99                  1  LB      6400 Southwest Freeway                               6400 Southwest Freeway
  100                  2  LB      Chase Crossing Apartments                            10931 Stone Canyon Road
------------------------------------------------------------------------------------------------------------------------------------
  101       (36)       1  UBS     Walgreens - New Ulm                                  608 North Broadway Street
  102                  1  LB      Lithia Square                                        901-927 Lithia Pinecrest Road
  103                  1  LB      Days Inn West Broad                                  2100 Dickens Road
  104                  1  UBS     Citizens 12 Portfolio                                Various
 104A1                 1  UBS     36520 Moravian Drive                                 36520 Moravian Drive
------------------------------------------------------------------------------------------------------------------------------------
 104A2                 1  UBS     24624 West 10 Mile Road                              24624 West 10 Mile Road
  105       (37)       1  UBS     Walgreens - Faribault                                612 4th Street Northwest
  106       (38)       1  UBS     Walgreens - Sanford                                  3803 South Orlando Drive
  107                  2  LB      Lookout Ridge Apartments                             201 Lookout Ridge Boulevard
  108                  1  UBS     Maronda Building                                     955 North Keller Road
------------------------------------------------------------------------------------------------------------------------------------
  109                  2  LB      Pollyanna Apartments                                 247 West Dickson Avenue
  110                  1  LB      Holiday Inn Express - Pearland                       1702 North Main Street
  111       (39)       1  UBS     Walgreens - Clarence                                 6758 Transit Road
  112       (40)       2  LB      Watermarke at Lake Highlands                         9763 Audelia Road
  113                  1  LB      690 Hempstead Turnpike                               690 Hempstead Turnpike
------------------------------------------------------------------------------------------------------------------------------------
  114                  2  LB      Sandwich Manor Apartments                            216 E. Hall Street
  115                  1  LB      Georgia Flex Buildings                               Various
 115A1                 1  LB      Georgia Flex - Macon                                 105-115 Gateway Drive
 115A2                 1  LB      Georgia Flex - Flex Canton                           401-403 Kimberly Way
  116                  2  LB      Azalea Park Apartments                               2105 -D-2 Bogarde Street
------------------------------------------------------------------------------------------------------------------------------------
  117                  2  UBS     Sandridge Apartments                                 901 South Bryan Avenue
  118                  2  LB      Spring Pine Apartments                               1554 Gessner Road
  119       (41)       1  UBS     Walgreens - Gary                                     2500 Grant Street
  120                  1  UBS     Holiday Inn - Atlanta                                1200 Winchester Parkway
  121                  1  LB      2627 Chestnut Ridge Dr.                              2627 Chestnut Ridge Drive
------------------------------------------------------------------------------------------------------------------------------------
  122                  1  LB      Vineville Crossing                                   4420 Forsyth Road
  123                  1  LB      Howard Johnson - Metro Airport                       7600 Merriman Road
  124                  1  LB      Spring Hill Shopping Center                          3087 Anderson Snow Road
  125                  1  LB      1101 North Point Parkway                             1101 Northpoint Parkway
  126       (42)       1  UBS     Walgreens - Austin                                   1420 West Oakland Avenue
------------------------------------------------------------------------------------------------------------------------------------
  127                  1  LB      Energy Park                                          1360 Energy Park Drive
  128       (43)       1  UBS     545 West 25th Street                                 545 West 25th Street
  129       (44)       1  UBS     PetSmart - Killeen                                   2500 East Central Texas Expressway
  130       (45)       1  UBS     Walgreens - Melrose                                  1445 West North Avenue
  131                  2  UBS     Williamsburg Apartments                              542 Williamsburg Court
------------------------------------------------------------------------------------------------------------------------------------
  132                  1  LB      Greenwich Place                                      10320 75th Street
  133                  1  UBS     Rite Aid - Ada                                       610 South Main Street
  134                  1  LB      Magnolia Village                                     651 North Denton Tap Road
  135                  1  LB      Switzers Locker Room - Edmond                        640 NW 164th Street
  136       (46)       2  LB      Brazos Park                                          2008 Terlingua Lane
------------------------------------------------------------------------------------------------------------------------------------
  137                  1  UBS     Citizens 5 Portfolio                                 Various
 137A1                 1  UBS     417 South Water Street                               417 South Water Street
 137A2                 1  UBS     6720 West 111 Street                                 6720 West 111 Street
  138                  2  UBS     Apple Run Apartments                                 2350 Appleridge Drive
  139                  1  LB      Jared - The Galleria of Jewelry - Lakeline           11047 Pecan Park Boulevard
------------------------------------------------------------------------------------------------------------------------------------
  140                  1  LB      Switzers Locker Room - Moore                         905 SE 19th Street
  141                  1  UBS     The French Quarter Retail                            4961 Lower Roswell Road
  142       (47)       1  LB      Durango Point Retail Center                          7225 S. Durango Drive
  143                  2  LB      Oak View Apartments                                  650 Howard Street
  144                  1  LB      Harner Center                                        1028 Richmond Avenue
------------------------------------------------------------------------------------------------------------------------------------
  145                  1  UBS     Cleveland Retail Center                              429 West Southline Street
  146                  2  LB      Regency Apartments                                   4075 Laurel Street
  147                  1  LB      Best Western Mainland Inn & Suites                   10620 Emmett F. Lowry Expressway
  148                  1  LB      Creekside Plaza                                      4600-4674 85th Avenue North
  149                  1  LB      Citibank Branch                                      135 East Park Avenue
------------------------------------------------------------------------------------------------------------------------------------
  150                  1  UBS     Rite Aid - Crestline                                 145 West Main Street
  151       (48)       1  LB      5009 Caroline                                        5009 Caroline
  152                  1  LB      Greenbriar Shopping Center                           1524 South Clark Road
  153                  1  UBS     Citizens 17 Portfolio                                Various
 153A1                 1  UBS     19601 Vernier Road                                   19601 Vernier Road
------------------------------------------------------------------------------------------------------------------------------------
 153A2                 1  UBS     16530 East Warren Avenue                             16530 East Warren Avenue
  154                  1  LB      Harvey's Supermarket                                 1314 Plant Avenue
  155                  1  UBS     Citizens 20 Portfolio                                Various
 155A1                 1  UBS     Route 32 and Old Temple Hill Road                    Route 32 and Old Temple Hill Road
 155A2                 1  UBS     118 Main Street                                      118 Main Street
------------------------------------------------------------------------------------------------------------------------------------
  156                  1  LB      Township Theater Shops                               1180-1190 County Road J
  157                  1  LB      Deer Park Self Storage                               4013 Center Street
  158                  1  UBS     Fresenius Building                                   91-101 Hartford Street
  159                  1  UBS     Town Centre                                          10475 Perry Highway
  160                  1  UBS     Eckerd - Clarksville                                 1493 Madison Street
------------------------------------------------------------------------------------------------------------------------------------
  161                  1  LB      CVS - Bridgeport                                     2610 East Main Street
  162       (49)       1  LB      Gallery Office Building                              1901 Northwest Military Highway
  163                  1  LB      Kinney Drug Store                                    2100 Trumansburg Road
  164                  2  UBS     Walnut Valley Park                                   5243 Dalewood Drive, 5232 Walnut Valley Drive
  165                  1  LB      Wells Fargo Rialto                                   190 Foothill Boulevard
------------------------------------------------------------------------------------------------------------------------------------
  166       (50)       2  UBS     Brassworks Apartments                                231 Race Street
  167                  1  LB      Donald Zucker Garage                                 457 W 150th Street
  168                  1  UBS     Citizens 32                                          5 South Broome Street
------------------------------------------------------------------------------------------------------------------------------------

                                                                        CROSS         ORIGINAL   CUT-OFF DATE  % OF AGGREGATE
CONTROL                                                LOAN         COLLATERALIZED    BALANCE      BALANCE      CUT-OFF DATE
  NO.           CITY           STATE     ZIP          PURPOSE           GROUPS          ($)          ($)           BALANCE
-----------------------------------------------------------------------------------------------------------------------------

   1     Various              Various  Various    Acquisition       No              400,000,000   400,000,000           11.2%
  1A1    Alexandria           VA         22314    N/A               Yes(LB-B)
  1A2    Reston               VA         20191    N/A               Yes(LB-B)
  1A3    Vienna               VA         22182    N/A               Yes(LB-B)
  1A4    Washington           DC         20037    N/A               Yes(LB-B)
-----------------------------------------------------------------------------------------------------------------------------
  1A5    Washington           DC         20006    N/A               Yes(LB-B)
  1A6    Washington           DC         20006    N/A               Yes(LB-B)
  1A7    Arlington            VA         22209    N/A               Yes(LB-B)
  1A8    Washington           DC         20006    N/A               Yes(LB-B)
   2     Chicago              IL         60606    Refinance         No              340,000,000   340,000,000            9.6%
-----------------------------------------------------------------------------------------------------------------------------
   3     Various              MD       Various    Acquisition       No              185,000,000   185,000,000            5.2%
  3A1    Bel Air              MD         21014    N/A               Yes(LB-M)
  3A2    Landover Hills       MD         20784    N/A               Yes(LB-M)
  3A3    Temple Hills         MD         20748    N/A               Yes(LB-M)
   4     Atlanta              GA         30326    Recapitalization  No              165,000,000   165,000,000            4.6%
-----------------------------------------------------------------------------------------------------------------------------
   5     Various              OH       Various    Acquisition       No              135,000,000   135,000,000            3.8%
  5A1    Highland Hills       OH         44122    N/A               Yes(LB-I)
  5A2    Mayfield Heights     OH         44124    N/A               Yes(LB-I)
  5A3    Mayfield Heights     OH         44124    N/A               Yes(LB-I)
  5A4    Pepper Pike          OH         44124    N/A               Yes(LB-I)
-----------------------------------------------------------------------------------------------------------------------------
  5A5    Mayfield Heights     OH         44124    N/A               Yes(LB-I)
  5A6    Highland Hills       OH         44122    N/A               Yes(LB-I)
  5A7    Beachwood            OH         44122    N/A               Yes(LB-I)
  5A8    Beachwood            OH         44122    N/A               Yes(LB-I)
   6     Washington           DC         20037    Refinance         No              132,000,000   132,000,000            3.7%
-----------------------------------------------------------------------------------------------------------------------------
   7     Various              Various  Various    Recapitalization  No              125,000,000   125,000,000            3.5%
  7A1    Coopersburg          PA         18036    N/A               Yes(LB-A)
  7A2    Elkins Park          PA         19027    N/A               Yes(LB-A)
  7A3    Cedarburg            WI         53012    N/A               Yes(LB-A)
  7A4    Tremont              PA         17981    N/A               Yes(LB-A)
-----------------------------------------------------------------------------------------------------------------------------
  7A5    South Milwaukee      WI         53172    N/A               Yes(LB-A)
  7A6    South Bend           IN         46614    N/A               Yes(LB-A)
  7A7    Beaver Falls         PA         15010    N/A               Yes(LB-A)
  7A8    Kenosha              WI         53142    N/A               Yes(LB-A)
  7A9    Owensboro            KY         42301    N/A               Yes(LB-A)
-----------------------------------------------------------------------------------------------------------------------------
  7A10   Manitowoc            WI         54220    N/A               Yes(LB-A)
  7A11   Elsmere              KY         41018    N/A               Yes(LB-A)
  7A12   Milford              OH         45150    N/A               Yes(LB-A)
  7A13   West Reading         PA         19611    N/A               Yes(LB-A)
  7A14   Lower Burrell        PA         15068    N/A               Yes(LB-A)
-----------------------------------------------------------------------------------------------------------------------------
  7A15   New Castle           DE         19720    N/A               Yes(LB-A)
  7A16   Fort Wayne           IN         46835    N/A               Yes(LB-A)
  7A17   Fairmont             WV         26554    N/A               Yes(LB-A)
  7A18   Bangor               PA         18013    N/A               Yes(LB-A)
  7A19   Dresher              PA         19034    N/A               Yes(LB-A)
-----------------------------------------------------------------------------------------------------------------------------
  7A20   Irvine               KY         40336    N/A               Yes(LB-A)
  7A21   Olympia              WA         98506    N/A               Yes(LB-A)
  7A22   Olympia              WA         98502    N/A               Yes(LB-A)
  7A23   Salyersville         KY         41465    N/A               Yes(LB-A)
  7A24   Salem                IN         47167    N/A               Yes(LB-A)
-----------------------------------------------------------------------------------------------------------------------------
  7A25   Spokane              WA         99206    N/A               Yes(LB-A)
  7A26   Somerset             KY         42501    N/A               Yes(LB-A)
  7A27   Bremerton            WA         98312    N/A               Yes(LB-A)
  7A28   Edmonds              WA         98026    N/A               Yes(LB-A)
  7A29   Port Angeles         WA         98362    N/A               Yes(LB-A)
-----------------------------------------------------------------------------------------------------------------------------
  7A30   Dayton               OH         45416    N/A               Yes(LB-A)
  7A31   Bremerton            WA         98310    N/A               Yes(LB-A)
  7A32   St. Louis Park       MN         55426    N/A               Yes(LB-A)
  7A33   Sheboygan            WI         53083    N/A               Yes(LB-A)
  7A34   Sheboygan            WI         53081    N/A               Yes(LB-A)
-----------------------------------------------------------------------------------------------------------------------------
  7A35   Newburgh             IN         47630    N/A               Yes(LB-A)
  7A36   Spokane              WA         99208    N/A               Yes(LB-A)
  7A37   Paducah              KY         42001    N/A               Yes(LB-A)
  7A38   Columbus             OH         43222    N/A               Yes(LB-A)
  7A39   Morganfield          KY         42437    N/A               Yes(LB-A)
-----------------------------------------------------------------------------------------------------------------------------
  7A40   Evansville           IN         47712    N/A               Yes(LB-A)
  7A41   Richmond             KY         40475    N/A               Yes(LB-A)
  7A42   St. Louis Park       MN         55416    N/A               Yes(LB-A)
  7A43   Carroll              OH         43112    N/A               Yes(LB-A)
  7A44   Fairlawn             OH         44333    N/A               Yes(LB-A)
-----------------------------------------------------------------------------------------------------------------------------
  7A45   West Jefferson       OH         43162    N/A               Yes(LB-A)
  7A46   Coeur d'Alene        ID         83814    N/A               Yes(LB-A)
  7A47   Brandenburg          KY         40108    N/A               Yes(LB-A)
  7A48   Centralia            WA         98531    N/A               Yes(LB-A)
  7A49   Mt. Vernon           IN         47620    N/A               Yes(LB-A)
-----------------------------------------------------------------------------------------------------------------------------
  7A50   Campbellsville       KY         42718    N/A               Yes(LB-A)
  7A51   Woodsfield           OH         43793    N/A               Yes(LB-A)
  7A52   Richfield            MN         55423    N/A               Yes(LB-A)
  7A53   Richmond             KY         40475    N/A               Yes(LB-A)
  7A54   Fordsville           KY         42343    N/A               Yes(LB-A)
-----------------------------------------------------------------------------------------------------------------------------
  7A55   Hardinsburg          KY         40143    N/A               Yes(LB-A)
  7A56   Erie                 PA         16509    N/A               Yes(LB-A)
  7A57   Dayton               OH         45408    N/A               Yes(LB-A)
  7A58   Leavenworth          IN         47137    N/A               Yes(LB-A)
  7A59   Hammond              WI         54015    N/A               Yes(LB-A)
-----------------------------------------------------------------------------------------------------------------------------
  7A60   Springfield          KY         40069    N/A               Yes(LB-A)
  7A61   Weyauwega            WI         54983    N/A               Yes(LB-A)
  7A62   Port Washington      WI         53074    N/A               Yes(LB-A)
  7A63   Coeur d'Alene        ID         83814    N/A               Yes(LB-A)
  7A64   London               OH         43140    N/A               Yes(LB-A)
-----------------------------------------------------------------------------------------------------------------------------
  7A65   Bowling Green        KY         42104    N/A               Yes(LB-A)
  7A66   Waupaca              WI         54981    N/A               Yes(LB-A)
  7A67   Scottsburg           IN         47170    N/A               Yes(LB-A)
  7A68   Pomeroy              OH         45769    N/A               Yes(LB-A)
  7A69   Ellensburg           WA         98926    N/A               Yes(LB-A)
-----------------------------------------------------------------------------------------------------------------------------
  7A70   Cornell              WI         54732    N/A               Yes(LB-A)
  7A71   Franklin             KY         42135    N/A               Yes(LB-A)
  7A72   Washington           IN         47501    N/A               Yes(LB-A)
  7A73   French Lick          IN         47432    N/A               Yes(LB-A)
  7A74   Roseville            MN         55113    N/A               Yes(LB-A)
-----------------------------------------------------------------------------------------------------------------------------
  7A75   Pembroke             KY         42266    N/A               Yes(LB-A)
  7A76   Cadiz                KY         42211    N/A               Yes(LB-A)
  7A77   Muncie               IN         47303    N/A               Yes(LB-A)
  7A78   Dale                 IN         47523    N/A               Yes(LB-A)
  7A79   Elizabethtown        KY         42701    N/A               Yes(LB-A)
-----------------------------------------------------------------------------------------------------------------------------
  7A80   Elkhart              IN         46517    N/A               Yes(LB-A)
  7A81   Washington           IN         47501    N/A               Yes(LB-A)
  7A82   Springfield          OH         45504    N/A               Yes(LB-A)
         Various              CA       Various    Refinance         No              103,300,000   103,300,000            2.9%
   8A    San Francisco        CA       Various    Refinance         Yes (UBS-2)      73,620,000    73,620,000            2.1%
-----------------------------------------------------------------------------------------------------------------------------
  8A1    San Francisco        CA         94108    N/A               Yes (UBS-2)
  8A2    San Francisco        CA         94109    N/A               Yes (UBS-2)
  8A3    San Francisco        CA         94108    N/A               Yes (UBS-2)
  8A4    San Francisco        CA         94109    N/A               Yes (UBS-2)
  8A5    San Francisco        CA         94102    N/A               Yes (UBS-2)
-----------------------------------------------------------------------------------------------------------------------------
  8A6    San Francisco        CA         94122    N/A               Yes (UBS-2)
  8A7    San Francisco        CA         94117    N/A               Yes (UBS-2)
  8A8    San Francisco        CA         94109    N/A               Yes (UBS-2)
   8B    San Francisco        CA         94114    Refinance         Yes (UBS-2)      18,770,000    18,770,000            0.5%
  8B1    San Francisco        CA         94114    N/A               Yes (UBS-2)
-----------------------------------------------------------------------------------------------------------------------------
  8B2    San Francisco        CA         94114    N/A               Yes (UBS-2)
  8B3    San Francisco        CA         94114    N/A               Yes (UBS-2)
  8B4    San Francisco        CA         94114    N/A               Yes (UBS-2)
   8C    San Francisco        CA         94109    Refinance         Yes (UBS-2)       9,080,000     9,080,000            0.3%
   8D    Burlingame           CA         94010    Refinance         Yes (UBS-2)       1,830,000     1,830,000            0.1%
-----------------------------------------------------------------------------------------------------------------------------
   9     Various              Various  Various    Recapitalization  No               90,000,000    90,000,000            2.5%
  9A1    Danville             IN         46122    N/A               Yes(LB-H)
  9A2    Langhorne            PA         19047    N/A               Yes(LB-H)
  9A3    Levittown            PA         19056    N/A               Yes(LB-H)
  9A4    Stow                 OH         44224    N/A               Yes(LB-H)
-----------------------------------------------------------------------------------------------------------------------------
  9A5    Frackville           PA         17931    N/A               Yes(LB-H)
  9A6    Shelton              WA         98584    N/A               Yes(LB-H)
  9A7    Streetsboro          OH         44241    N/A               Yes(LB-H)
  9A8    Mansfield            OH         44903    N/A               Yes(LB-H)
  9A9    Minerva              OH         44657    N/A               Yes(LB-H)
-----------------------------------------------------------------------------------------------------------------------------
  9A10   Duncannon            PA         19720    N/A               Yes(LB-H)
  9A11   Delaware             OH         43015    N/A               Yes(LB-H)
  9A12   Stanton              KY         40380    N/A               Yes(LB-H)
  9A13   Henderson            KY         42420    N/A               Yes(LB-H)
  9A14   Vevay                IN         47043    N/A               Yes(LB-H)
-----------------------------------------------------------------------------------------------------------------------------
   10    Washington           DC         20005    Refinance         No               88,000,000    88,000,000            2.5%
   11    Washington           DC         20037    Acquisition       No               86,700,000    86,700,000            2.4%
   12    Washington           DC         20037    Refinance         No               84,354,091    84,354,091            2.4%
   13    Atlanta              GA         30339    Acquisition       No               70,000,000    70,000,000            2.0%
   14    Washington           DC         20037    Refinance         No               68,700,000    68,700,000            1.9%
-----------------------------------------------------------------------------------------------------------------------------
   15    Minneapolis          MN         55402    Acquisition       No               62,150,000    62,150,000            1.7%
   16    Various              NC       Various    Acquisition       No               53,700,000    53,700,000            1.5%
  16A1   Morrisville          NC         27560    N/A               Yes (UBS-8)
  16A2   Raleigh              NC         27616    N/A               Yes (UBS-8)
   17    Garden Grove         CA         92840    Refinance         No               53,300,000    53,300,000            1.5%
-----------------------------------------------------------------------------------------------------------------------------
   18    Dayton               OH         45408    Acquisition       No               41,700,000    41,700,000            1.2%
   19    Greenwich            CT         06830    Refinance         No               37,500,000    37,500,000            1.1%
   20    Jeffersontown        KY         40299    Refinance         No               33,512,500    33,512,500            0.9%
   21    Laurel               MD         20708    Acquisition       No               33,000,000    33,000,000            0.9%
   22    McLeansville         NC         27301    Refinance         No               31,854,700    31,854,700            0.9%
-----------------------------------------------------------------------------------------------------------------------------
   23    Meridian             ID         83642    Refinance         No               31,442,800    31,442,800            0.9%
   24    Various              Various  Various    Acquisition       No               30,800,000    30,800,000            0.9%
  24A1   Athens               GA         30601    N/A               Yes(LB-G)
  24A2   New Stanton          PA         15672    N/A               Yes(LB-G)
  24A3   Middleborough        MA         02346    N/A               Yes(LB-G)
-----------------------------------------------------------------------------------------------------------------------------
  24A4   Cambridge            OH         43725    N/A               Yes(LB-G)
   25    Boston               MA         02111    Acquisition       No               25,500,000    25,500,000            0.7%
   26    Winter Haven         FL         33880    Acquisition       No               25,000,000    25,000,000            0.7%
   27    Pullman              WA         99163    Refinance         No               24,600,000    24,600,000            0.7%
   28    Orlando              FL         32801    Refinance         No               24,000,000    24,000,000            0.7%
-----------------------------------------------------------------------------------------------------------------------------
   29    Various              Various  Various    Acquisition       No               22,500,000    22,500,000            0.6%
  29A1   Edmond               OK         73013    N/A               Yes (UBS-4)
  29A2   Overland Park        KS         66221    N/A               Yes (UBS-4)
  29A3   Olathe               KS         66062    N/A               Yes (UBS-4)
   30    Kennesaw             GA         30144    Acquisition       No               22,400,000    22,400,000            0.6%
-----------------------------------------------------------------------------------------------------------------------------
   31    Indianapolis         IN         46250    Acquisition       No               22,000,000    22,000,000            0.6%
   32    Various              TX       Various    Acquisition       No               20,880,000    20,880,000            0.6%
  32A1   Midland              TX         79705    N/A               Yes (UBS-3)
  32A2   Odessa               TX         79762    N/A               Yes (UBS-3)
  32A3   Stephenville         TX         76401    N/A               Yes (UBS-3)
-----------------------------------------------------------------------------------------------------------------------------
   33    Westampton Township  NJ         08060    Refinance         No               20,400,000    20,400,000            0.6%
  33A1   Westampton Township  NJ         08060    N/A               Yes (UBS-7)
  33A2   Westampton Township  NJ         08060    N/A               Yes (UBS-7)
   34    Newark               DE         19711    Acquisition       No               20,000,000    20,000,000            0.6%
   35    Rehoboth Beach       DE         19971    Refinance         No               20,000,000    20,000,000            0.6%
-----------------------------------------------------------------------------------------------------------------------------
   36    San Antonio          TX         78240    Refinance         No               20,000,000    20,000,000            0.6%
   37    Tilton               NH         03276    Acquisition       No               18,000,000    18,000,000            0.5%
   38    Dallas               TX         75287    Refinance         No               17,600,000    17,600,000            0.5%
   39    Frederica            DE         19946    Refinance         No               17,500,000    17,500,000            0.5%
   40    Springfield          IL         62701    Refinance         No               17,300,000    17,300,000            0.5%
-----------------------------------------------------------------------------------------------------------------------------
   41    Kailua-Kona          HI         96740    Refinance         No               17,200,000    17,200,000            0.5%
   42    Lawndale             CA         90260    Refinance         No               16,000,000    16,000,000            0.4%
   43    Collier Township     PA         15017    Refinance         No               15,500,000    15,500,000            0.4%
   44    Rochester            NY         14606    Acquisition       No               15,467,000    15,467,000            0.4%
   45    Coachella            CA         92236    Refinance         No               15,100,000    15,100,000            0.4%
-----------------------------------------------------------------------------------------------------------------------------
   46    Arlington            TX         76011    Acquisition       No               15,080,000    15,080,000            0.4%
  46A1   Arlington            TX         76011    N/A               Yes(LB-F)
  46A2   Arlington            TX         76011    N/A               Yes(LB-F)
   47    Philadelphia         PA         19148    Refinance         No               15,000,000    15,000,000            0.4%
   48    Santa Rosa           CA         95403    Refinance         No               14,500,000    14,500,000            0.4%
-----------------------------------------------------------------------------------------------------------------------------
   49    Tampa                FL         33615    Acquisition       No               14,400,000    14,400,000            0.4%
   50    Winter Park          FL         32792    Refinance         No               13,700,000    13,700,000            0.4%
   51    Philadelphia         PA         19154    Acquisition       No               13,500,000    13,490,288            0.4%
   52    Mesquite             TX         75150    Refinance         No               12,920,000    12,920,000            0.4%
   53    Cary                 NC         27511    Refinance         No               11,500,000    11,500,000            0.3%
-----------------------------------------------------------------------------------------------------------------------------
   54    Easton               MA         02356    Refinance         No               11,300,000    11,300,000            0.3%
   55    Riverside            CA         92509    Refinance         No               11,250,000    11,250,000            0.3%
   56    Yukon                OK         73099    Refinance         No               11,000,000    11,000,000            0.3%
   57    Orlando              FL         32801    Acquisition       No               10,900,000    10,900,000            0.3%
   58    Grand Canyon         AZ         86023    Refinance         No               10,877,000    10,868,591            0.3%
-----------------------------------------------------------------------------------------------------------------------------
   59    Voorhees             NJ         08043    Acquisition       No               10,050,000    10,050,000            0.3%
   60    Green Bay            WI         54302    Acquisition       No               10,000,000    10,000,000            0.3%
   61    Various              OH       Various    Acquisition       No                9,556,063     9,556,063            0.3%
  61A1   Austintown           OH         44515    N/A               Yes (UBS-J)
  61A2   Maumee               OH         43537    N/A               Yes (UBS-J)
-----------------------------------------------------------------------------------------------------------------------------
  61A3   Toledo               OH         43614    N/A               Yes (UBS-J)
  61A4   Toledo               OH         43613    N/A               Yes (UBS-J)
  61A5   Toledo               OH         43606    N/A               Yes (UBS-J)
  61A6   Maumee               OH         43537    N/A               Yes (UBS-J)
  61A7   Toledo               OH         43623    N/A               Yes (UBS-J)
-----------------------------------------------------------------------------------------------------------------------------
  61A8   Toledo               OH         43612    N/A               Yes (UBS-J)
  61A9   Toledo               OH         43614    N/A               Yes (UBS-J)
 61A10   Toledo               OH         43611    N/A               Yes (UBS-J)
 61A11   Perrysburg           OH         43551    N/A               Yes (UBS-J)
 61A12   Toledo               OH         43607    N/A               Yes (UBS-J)
-----------------------------------------------------------------------------------------------------------------------------
 61A13   Toledo               OH         43608    N/A               Yes (UBS-J)
   62    Spokane Valley       WA         99216    Acquisition       No                9,500,000     9,500,000            0.3%
   63    Charlotte            NC         28226    Acquisition       No                9,040,000     9,032,309            0.3%
   64    New York             NY         10019    Refinance         No                9,000,000     9,000,000            0.3%
   65    Springfield          IL         62702    Refinance         No                9,000,000     9,000,000            0.3%
-----------------------------------------------------------------------------------------------------------------------------
   66    Fort Lauderdale      FL         33309    Refinance         No                8,500,000     8,500,000            0.2%
   67    Colton               CA         92324    Refinance         No                8,400,000     8,400,000            0.2%
   68    Homeland             CA         92548    Refinance         No                8,400,000     8,400,000            0.2%
   69    Dallas               TX         75240    Refinance         No                8,150,000     8,150,000            0.2%
   70    Santa Cruz           CA         95060    Refinance         No                8,000,000     8,000,000            0.2%
-----------------------------------------------------------------------------------------------------------------------------
   71    McHenry              IL         60050    Refinance         No                7,870,000     7,870,000            0.2%
   72    Evans                CO         80620    Refinance         No                7,220,000     7,220,000            0.2%
   73    Houston              TX         77035    Refinance         No                7,040,000     7,040,000            0.2%
   74    Longview             TX         75605    Acquisition       No                7,000,000     7,000,000            0.2%
   75    Saginaw Township     MI         48603    Acquisition       Yes(LB-L)         6,770,000     6,770,000            0.2%
-----------------------------------------------------------------------------------------------------------------------------
   76    San Diego            CA         92103    Refinance         No                6,670,000     6,670,000            0.2%
   77    Las Vegas            NV         89129    Refinance         No                6,450,000     6,450,000            0.2%
   78    Dallas               TX         75231    Refinance         No                6,450,000     6,450,000            0.2%
   79    Garden City Park     NY         11040    Acquisition       No                6,430,000     6,430,000            0.2%
   80    Hurst                TX         76053    Refinance         No                6,330,000     6,330,000            0.2%
-----------------------------------------------------------------------------------------------------------------------------
   81    Hobe Sound           FL         33455    Refinance         No                6,000,000     6,000,000            0.2%
   82    Long Beach           CA         90813    Refinance         No                6,000,000     6,000,000            0.2%
   83    Pomona               CA         91768    Refinance         No                5,990,000     5,990,000            0.2%
   84    Holland              MI         49423    Acquisition       No                5,968,000     5,968,000            0.2%
   85    Amarillo             TX         79102    Refinance         No                6,000,000     5,957,628            0.2%
-----------------------------------------------------------------------------------------------------------------------------
   86    Oklahoma City        OK         73135    Acquisition       No                5,920,000     5,920,000            0.2%
   87    Dallas               TX         75220    Acquisition       No                5,800,000     5,800,000            0.2%
   88    Pearland             TX         77581    Acquisition       No                5,610,000     5,610,000            0.2%
   89    Little Rock          AR         72205    Acquisition       No                5,600,000     5,600,000            0.2%
   90    Saginaw Township     MI         48604    Acquisition       Yes(LB-L)         5,430,000     5,430,000            0.2%
-----------------------------------------------------------------------------------------------------------------------------
   91    Quakertown           PA         18951    Refinance         No                5,250,000     5,250,000            0.1%
   92    Dallas               TX         75243    Refinance         No                5,250,000     5,238,765            0.1%
   93    Memphis              TN         38118    Acquisition       No                5,058,000     5,058,000            0.1%
   94    Asheville            NC         28805    Refinance         No                5,000,000     4,978,412            0.1%
   95    Murfreesboro         TN         37129    Refinance         No                4,900,000     4,850,224            0.1%
-----------------------------------------------------------------------------------------------------------------------------
   96    Myrtle Beach         SC         29588    Acquisition       No                4,788,000     4,788,000            0.1%
   97    Longview             TX         75605    Acquisition       No                4,705,000     4,705,000            0.1%
   98    Wildwood             NJ         08260    Refinance         No                4,700,000     4,700,000            0.1%
   99    Houston              TX         77081    Acquisition       No                4,650,000     4,635,087            0.1%
  100    Dallas               TX         75230    Refinance         No                4,600,000     4,600,000            0.1%
-----------------------------------------------------------------------------------------------------------------------------
  101    New Ulm              MN         56073    Acquisition       No                4,590,000     4,590,000            0.1%
  102    Brandon              FL         33511    Refinance         No                4,500,000     4,486,519            0.1%
  103    Richmond             VA         23230    Refinance         No                4,490,000     4,476,566            0.1%
  104    Various              MI       Various    Acquisition       No                4,403,905     4,403,905            0.1%
 104A1   Clinton Township     MI         48035    N/A               Yes (UBS-Z)
-----------------------------------------------------------------------------------------------------------------------------
 104A2   Southfield           MI         48033    N/A               Yes (UBS-Z)
  105    Faribault            MN         55021    Acquisition       No                4,378,000     4,378,000            0.1%
  106    Sanford              FL         32773    Acquisition       No                4,300,000     4,300,000            0.1%
  107    Harker Heights       TX         76548    Acquisition       No                4,200,000     4,200,000            0.1%
  108    Altamonte Springs    FL         32714    Acquisition       No                4,200,000     4,196,454            0.1%
-----------------------------------------------------------------------------------------------------------------------------
  109    San Antonio          TX         78214    Refinance         No                4,160,000     4,160,000            0.1%
  110    Pearland             TX         77581    Acquisition       No                4,128,000     4,115,429            0.1%
  111    Clarence             NY         14221    Acquisition       No                4,114,000     4,114,000            0.1%
  112    Dallas               TX         75238    Refinance         No                4,100,000     4,100,000            0.1%
  113    Franklin Square      NY         11010    Refinance         No                4,100,000     4,100,000            0.1%
-----------------------------------------------------------------------------------------------------------------------------
  114    Sandwich             IL         60548    Acquisition       No                4,080,000     4,080,000            0.1%
  115    Various              GA       Various    Refinance         No                4,080,000     4,076,447            0.1%
 115A1   Macon                GA         31210    N/A               No
 115A2   Canton               GA         30113    N/A               No
  116    Durham               NC         27705    Refinance         No                4,000,000     4,000,000            0.1%
-----------------------------------------------------------------------------------------------------------------------------
  117    North Platte         NE         69101    Refinance         No                3,989,000     3,989,000            0.1%
  118    Houston              TX         77080    Acquisition       No                3,925,000     3,925,000            0.1%
  119    Gary                 IN         46404    Acquisition       No                3,884,000     3,884,000            0.1%
  120    Smyrna               GA         30080    Refinance         No                3,860,000     3,848,745            0.1%
  121    Kingwood             TX         77339    Refinance         No                3,750,000     3,750,000            0.1%
-----------------------------------------------------------------------------------------------------------------------------
  122    Macon                GA         31210    Acquisition       No                3,680,000     3,676,754            0.1%
  123    Romulus              MI         48174    Refinance         No                3,700,000     3,671,094            0.1%
  124    Spring Hill          FL         34609    Refinance         No                3,600,000     3,600,000            0.1%
  125    West Palm Beach      FL         33405    Acquisition       No                3,600,000     3,600,000            0.1%
  126    Austin               MN         55912    Acquisition       No                3,531,000     3,531,000            0.1%
-----------------------------------------------------------------------------------------------------------------------------
  127    St. Paul             MN         55108    Refinance         No                3,500,000     3,500,000            0.1%
  128    New York             NY         10001    Acquisition       No                3,500,000     3,488,492            0.1%
  129    Killeen              TX         76543    Acquisition       No                3,480,000     3,480,000            0.1%
  130    Melrose Park         IL         60160    Acquisition       No                3,467,000     3,467,000            0.1%
  131    Wooster              OH         44691    Refinance         No                3,400,000     3,400,000            0.1%
-----------------------------------------------------------------------------------------------------------------------------
  132    Kenosha              WI         53142    Acquisition       No                3,230,000     3,230,000            0.1%
  133    Ada                  OH         45810    Acquisition       No                3,200,000     3,196,035            0.1%
  134    Coppell              TX         75019    Acquisition       No                3,192,500     3,192,500            0.1%
  135    Oklahoma City        OK         73013    Refinance         Yes(LB-E)         3,040,000     3,040,000            0.1%
  136    Arlington            TX         76010    Acquisition       No                2,941,000     2,941,000            0.1%
-----------------------------------------------------------------------------------------------------------------------------
  137    Various              IL       Various    Acquisition       No                2,926,980     2,926,980            0.1%
 137A1   Wilmington           IL         60481    N/A               Yes (UBS-T)
 137A2   Worth                IL         60482    N/A               Yes (UBS-T)
  138    Columbus             OH         43223    Refinance         No                2,840,000     2,840,000            0.1%
  139    Austin               TX         78750    Refinance         No                2,800,000     2,800,000            0.1%
-----------------------------------------------------------------------------------------------------------------------------
  140    Moore                OK         73160    Refinance         Yes(LB-E)         2,800,000     2,800,000            0.1%
  141    Marietta             GA         30068    Acquisition       No                2,776,000     2,773,589            0.1%
  142    Las Vegas            NV         89148    Acquisition       No                2,750,000     2,750,000            0.1%
  143    Spartanburg          SC         29303    Acquisition       No                2,750,000     2,747,733            0.1%
  144    Staunton             VA         24401    Refinance         No                2,700,000     2,697,600            0.1%
-----------------------------------------------------------------------------------------------------------------------------
  145    Cleveland            TX         77327    Acquisition       No                2,673,000     2,670,900            0.1%
  146    Beaumont             TX         77707    Acquisition       No                2,660,000     2,660,000            0.1%
  147    Texas City           TX         77591    Acquisition       No                2,660,000     2,656,631            0.1%
  148    Brooklyn Park        MN         55443    Refinance         No                2,500,000     2,500,000            0.1%
  149    Long Beach           NY         11561    Refinance         No                2,500,000     2,494,289            0.1%
-----------------------------------------------------------------------------------------------------------------------------
  150    Crestline            OH         44827    Acquisition       No                2,500,000     2,489,370            0.1%
  151    Houston              TX         77004    Refinance         No                2,450,000     2,446,891            0.1%
  152    Duncanville          TX         75137    Acquisition       No                2,425,000     2,419,497            0.1%
  153    Various              MI       Various    Acquisition       No                2,321,977     2,321,977            0.1%
 153A1   Harper Woods         MI         48225    N/A               Yes (UBS-EE)
-----------------------------------------------------------------------------------------------------------------------------
 153A2   Detroit              MI         48224    N/A               Yes (UBS-EE)
  154    Waycross             GA         31501    Acquisition       No                2,300,000     2,300,000            0.1%
  155    Various              NY       Various    Acquisition       No                2,292,943     2,292,943            0.1%
 155A1   Vails Gate           NY         12584    N/A               Yes (UBS-HH)
 155A2   Whitehall            NY         12887    N/A               Yes (UBS-HH)
-----------------------------------------------------------------------------------------------------------------------------
  156    White Bear           MN         55127    Refinance         No                2,200,000     2,200,000            0.1%
  157    Deer Park            TX         77536    Acquisition       No                2,200,000     2,200,000            0.1%
  158    Newark               NJ         07103    Refinance         No                2,197,000     2,197,000            0.1%
  159    Wexford              PA         15090    Acquisition       No                2,125,000     2,125,000            0.1%
  160    Clarksville          TN         37040    Acquisition       No                2,100,000     2,095,607            0.1%
-----------------------------------------------------------------------------------------------------------------------------
  161    Bridgeport           CT         06610    Refinance         No                2,000,000     1,995,432            0.1%
  162    Castle Hills         TX         78213    Refinance         No                1,930,000     1,930,000            0.1%
  163    Trumansburg          NY         14886    Acquisition       No                1,880,000     1,880,000            0.1%
  164    Cross Lanes          WV         25313    Refinance         No                1,700,000     1,698,756            0.0%
  165    Rialto               CA         92376    Refinance         No                1,500,000     1,498,697            0.0%
-----------------------------------------------------------------------------------------------------------------------------
  166    Philadelphia         PA         19106    Acquisition       No                1,260,000     1,260,000            0.0%
  167    New York             NY         10031    Refinance         No                1,050,000     1,046,683            0.0%
  168    Port Jervis          NY         12771    Acquisition       No                  844,888       844,888            0.0%
-----------------------------------------------------------------------------------------------------------------------------

                                                                                                                      ORIGINAL
           CUMULATIVE %             ADMINISTRATIVE   INTEREST                              ORIGINAL      REMAINING     TERM TO
CONTROL  OF INITIAL POOL  MORTGAGE       COST        ACCRUAL         AMORTIZATION       INTEREST-ONLY  INTEREST-ONLY  MATURITY
  NO.        BALANCE      RATE (%)     RATE (%)       BASIS              TYPE           PERIOD (MOS.)  PERIOD (MOS.)   (MOS.)
------------------------------------------------------------------------------------------------------------------------------

   1               11.2%   6.32000         0.02050  Actual/360  Interest-Only                     120            117       120
  1A1
  1A2
  1A3
  1A4
------------------------------------------------------------------------------------------------------------------------------
  1A5
  1A6
  1A7
  1A8
   2               20.8%   6.26950         0.02050  Actual/360  Interest-Only                     120            118       120
------------------------------------------------------------------------------------------------------------------------------
   3               26.0%   5.56790         0.02050  Actual/360  Interest-Only                      84             84        84
  3A1
  3A2
  3A3
   4               30.6%   5.69000         0.02050  Actual/360  Interest-Only                     121            121       121
------------------------------------------------------------------------------------------------------------------------------
   5               34.4%   5.97600         0.02050  Actual/360  Interest-Only, Balloon             60             60       120
  5A1
  5A2
  5A3
  5A4
------------------------------------------------------------------------------------------------------------------------------
  5A5
  5A6
  5A7
  5A8
   6               38.1%   5.74500         0.02050  Actual/360  Interest-Only, ARD                120            120       120
------------------------------------------------------------------------------------------------------------------------------
   7               41.6%   6.65250         0.02050  Actual/360  Interest-Only, Balloon             36             31        60
  7A1
  7A2
  7A3
  7A4
------------------------------------------------------------------------------------------------------------------------------
  7A5
  7A6
  7A7
  7A8
  7A9
------------------------------------------------------------------------------------------------------------------------------
 7A10
 7A11
 7A12
 7A13
 7A14
------------------------------------------------------------------------------------------------------------------------------
 7A15
 7A16
 7A17
 7A18
 7A19
------------------------------------------------------------------------------------------------------------------------------
 7A20
 7A21
 7A22
 7A23
 7A24
------------------------------------------------------------------------------------------------------------------------------
 7A25
 7A26
 7A27
 7A28
 7A29
------------------------------------------------------------------------------------------------------------------------------
 7A30
 7A31
 7A32
 7A33
 7A34
------------------------------------------------------------------------------------------------------------------------------
 7A35
 7A36
 7A37
 7A38
 7A39
------------------------------------------------------------------------------------------------------------------------------
 7A40
 7A41
 7A42
 7A43
 7A44
------------------------------------------------------------------------------------------------------------------------------
 7A45
 7A46
 7A47
 7A48
 7A49
------------------------------------------------------------------------------------------------------------------------------
 7A50
 7A51
 7A52
 7A53
 7A54
------------------------------------------------------------------------------------------------------------------------------
 7A55
 7A56
 7A57
 7A58
 7A59
------------------------------------------------------------------------------------------------------------------------------
 7A60
 7A61
 7A62
 7A63
 7A64
------------------------------------------------------------------------------------------------------------------------------
 7A65
 7A66
 7A67
 7A68
 7A69
------------------------------------------------------------------------------------------------------------------------------
 7A70
 7A71
 7A72
 7A73
 7A74
------------------------------------------------------------------------------------------------------------------------------
 7A75
 7A76
 7A77
 7A78
 7A79
------------------------------------------------------------------------------------------------------------------------------
 7A80
 7A81
 7A82
                           6.44000         0.02050  Actual/360  Interest-Only                      60             59        60
  8A               43.7%   6.44000         0.02050  Actual/360  Interest-Only                      60             59        60
------------------------------------------------------------------------------------------------------------------------------
  8A1
  8A2
  8A3
  8A4
  8A5
------------------------------------------------------------------------------------------------------------------------------
  8A6
  8A7
  8A8
  8B               44.2%   6.44000         0.02050  Actual/360  Interest-Only                      60             59        60
  8B1
------------------------------------------------------------------------------------------------------------------------------
  8B2
  8B3
  8B4
  8C               44.5%   6.44000         0.02050  Actual/360  Interest-Only                      60             59        60
  8D               44.5%   6.44000         0.02050  Actual/360  Interest-Only                      60             59        60
------------------------------------------------------------------------------------------------------------------------------
   9               47.1%   6.79000         0.02050  Actual/360  Interest-Only, Balloon             24             23        60
  9A1
  9A2
  9A3
  9A4
------------------------------------------------------------------------------------------------------------------------------
  9A5
  9A6
  9A7
  9A8
  9A9
------------------------------------------------------------------------------------------------------------------------------
 9A10
 9A11
 9A12
 9A13
 9A14
------------------------------------------------------------------------------------------------------------------------------
  10               49.6%   5.18250         0.02050  Actual/360  Interest-Only                      60             57        60
  11               52.0%   5.58000         0.02050  Actual/360  Interest-Only                     120            117       120
  12               54.4%   5.92000         0.02050  Actual/360  Interest-Only                     120            119       120
  13               56.3%   5.95400         0.02050  Actual/360  Interest-Only                     120            118       120
  14               58.3%   5.92000         0.02050  Actual/360  Interest-Only                     120            119       120
------------------------------------------------------------------------------------------------------------------------------
  15               60.0%   5.89500         0.02050  Actual/360  Interest-Only, Balloon             61             61       121
  16               61.5%   6.02000         0.02050  Actual/360  Interest-Only                      60             60        60
 16A1
 16A2
  17               63.0%   6.11000         0.02050  Actual/360  Interest-Only                     120            120       120
------------------------------------------------------------------------------------------------------------------------------
  18               64.2%   6.59000         0.02050  Actual/360  Interest-Only                      60             60        60
  19               65.2%   5.56000         0.02050  Actual/360  Interest-Only, Balloon             60             58       120
  20               66.2%   5.55400         0.02050  Actual/360  Interest-Only                     120            120       120
  21               67.1%   5.85000         0.02050  Actual/360  Interest-Only                     120            119       120
  22               68.0%   5.55400         0.02050  Actual/360  Interest-Only                     120            120       120
------------------------------------------------------------------------------------------------------------------------------
  23               68.9%   5.55400         0.02050  Actual/360  Interest-Only                     120            120       120
  24               69.7%   5.99400         0.02050  Actual/360  Interest-Only                     120            118       120
 24A1
 24A2
 24A3
------------------------------------------------------------------------------------------------------------------------------
 24A4
  25               70.5%   5.65900         0.02050  Actual/360  Interest-Only                     120            117       120
  26               71.2%   5.84000         0.02050  Actual/360  Interest-Only, Balloon             36             35       120
  27               71.9%   5.56000         0.02050  Actual/360  Interest-Only                     120            120       120
  28               72.5%   5.89000         0.01050  Actual/360  Interest-Only, Balloon             60             60       120
------------------------------------------------------------------------------------------------------------------------------
  29               73.2%   6.65000         0.02050  Actual/360  Interest-Only, Balloon             24             24       120
 29A1
 29A2
 29A3
  30               73.8%   5.75000         0.02050  Actual/360  Interest-Only, Balloon             60             57       120
------------------------------------------------------------------------------------------------------------------------------
  31               74.4%   5.72000         0.02050  Actual/360  Interest-Only, Balloon             48             43       120
  32               75.0%   5.94000         0.02050  Actual/360  Interest-Only                     120            120       120
 32A1
 32A2
 32A3
------------------------------------------------------------------------------------------------------------------------------
  33               75.6%   6.00000         0.02050  Actual/360  Balloon                             0              0       120
 33A1
 33A2
  34               76.1%   5.91000         0.02050  Actual/360  Interest-Only                     120            118       120
  35               76.7%   5.82500         0.02050  Actual/360  Interest-Only                     120            117       120
------------------------------------------------------------------------------------------------------------------------------
  36               77.3%   5.57000         0.02050  Actual/360  Interest-Only                     120            120       120
  37               77.8%   5.90000         0.02050  Actual/360  Interest-Only                     120            120       120
  38               78.3%   5.57000         0.02050  Actual/360  Interest-Only                     120            120       120
  39               78.8%   5.84200         0.02050  Actual/360  Interest-Only                     120            117       120
  40               79.2%   6.31000         0.02050  Actual/360  Balloon                             0              0       120
------------------------------------------------------------------------------------------------------------------------------
  41               79.7%   5.79000         0.02050  Actual/360  Balloon                             0              0       120
  42               80.2%   5.70500         0.02050  Actual/360  Interest-Only, Balloon             61             61       121
  43               80.6%   6.24000         0.02050  Actual/360  Interest-Only                     120            118       120
  44               81.0%   5.70000         0.02050  Actual/360  Interest-Only                     120            120       120
  45               81.5%   6.04000         0.02050  Actual/360  Interest-Only, Balloon             60             60       120
------------------------------------------------------------------------------------------------------------------------------
  46               81.9%   5.81000         0.02050  Actual/360  Interest-Only, Balloon             36             34       120
 46A1
 46A2
  47               82.3%   5.91000         0.02050  Actual/360  Interest-Only, Balloon             60             60       120
  48               82.7%   5.95000         0.02050  Actual/360  Interest-Only, Balloon             60             60       120
------------------------------------------------------------------------------------------------------------------------------
  49               83.1%   5.84000         0.02050  Actual/360  Interest-Only                     120            118       120
  50               83.5%   5.81000         0.02050  Actual/360  Interest-Only                     120            119       120
  51               83.9%   6.52000         0.02050  Actual/360  Balloon                             0              0        60
  52               84.3%   5.89000         0.02050  Actual/360  Interest-Only                     120            116       120
  53               84.6%   6.05000         0.02050  Actual/360  Balloon                             0              0       120
------------------------------------------------------------------------------------------------------------------------------
  54               84.9%   5.90000         0.02050  Actual/360  Interest-Only                     120            120       120
  55               85.2%   5.59000         0.04050  Actual/360  Interest-Only                     120            118       120
  56               85.5%   6.25000         0.02050  Actual/360  Interest-Only, Balloon             36             30       120
  57               85.8%   5.97000         0.08050  Actual/360  Interest-Only, Balloon             60             58       120
  58               86.1%   6.26000         0.02050  Actual/360  Balloon                             0              0       120
------------------------------------------------------------------------------------------------------------------------------
  59               86.4%   5.98000         0.02050  Actual/360  Interest-Only, Balloon             24             24       120
  60               86.7%   5.96000         0.02050  Actual/360  Interest-Only, Balloon             60             59       120
  61               87.0%   6.19100         0.02050  Actual/360  Interest-Only                     120            112       120
 61A1
 61A2
------------------------------------------------------------------------------------------------------------------------------
 61A3
 61A4
 61A5
 61A6
 61A7
------------------------------------------------------------------------------------------------------------------------------
 61A8
 61A9
 61A10
 61A11
 61A12
------------------------------------------------------------------------------------------------------------------------------
 61A13
  62               87.2%   5.84000         0.02050  Actual/360  Interest-Only                      60             59        60
  63               87.5%   5.90000         0.02050  Actual/360  Balloon                             0              0       120
  64               87.7%   5.57000         0.02050  Actual/360  Interest-Only, Balloon             60             58       120
  65               88.0%   5.94000         0.08050  Actual/360  Interest-Only                      60             57        60
------------------------------------------------------------------------------------------------------------------------------
  66               88.2%   5.78000         0.02050  Actual/360  Interest-Only                     120            120       120
  67               88.5%   5.95000         0.08050  Actual/360  Interest-Only, Balloon             60             59       120
  68               88.7%   6.10000         0.02050  Actual/360  Interest-Only, Balloon             36             35       120
  69               88.9%   6.21000         0.02050  Actual/360  Interest-Only                      60             57        60
  70               89.2%   5.96000         0.02050  Actual/360  Balloon                             0              0       120
------------------------------------------------------------------------------------------------------------------------------
  71               89.4%   6.03000         0.08050  Actual/360  Interest-Only                      60             58        60
  72               89.6%   6.02200         0.02050  Actual/360  Interest-Only                     120            119       120
  73               89.8%   5.92000         0.02050  Actual/360  Interest-Only, Balloon             24             20       120
  74               90.0%   6.08000         0.02050  Actual/360  Interest-Only, Balloon             36             35        84
  75               90.2%   6.18000         0.02050  Actual/360  Interest-Only, Balloon             24             20       120
------------------------------------------------------------------------------------------------------------------------------
  76               90.3%   5.94000         0.02050  Actual/360  Interest-Only                     120            117       120
  77               90.5%   6.31000         0.02050  Actual/360  Interest-Only, Balloon             60             58       120
  78               90.7%   5.78000         0.02050  Actual/360  Interest-Only, Balloon             36             34        84
  79               90.9%   6.02000         0.02050  Actual/360  Interest-Only, Balloon             60             57       120
  80               91.1%   5.85000         0.08050  Actual/360  Interest-Only, Balloon             36             33       120
------------------------------------------------------------------------------------------------------------------------------
  81               91.2%   5.84000         0.02050  Actual/360  Interest-Only, Balloon             60             59       120
  82               91.4%   6.40000         0.02050  Actual/360  Interest-Only                     120            118       120
  83               91.6%   5.81000         0.06050  Actual/360  Interest-Only, Balloon             60             59       120
  84               91.7%   5.52000         0.02050  Actual/360  Interest-Only                     120            118       120
  85               91.9%   6.05000         0.02050  Actual/360  Balloon                             0              0       120
------------------------------------------------------------------------------------------------------------------------------
  86               92.1%   6.02000         0.02050  Actual/360  Interest-Only, Balloon             60             59       120
  87               92.2%   5.65000         0.06050  Actual/360  Interest-Only, Balloon             60             57       120
  88               92.4%   5.93000         0.02050  Actual/360  Interest-Only, Balloon             60             58       120
  89               92.6%   5.98000         0.02050  Actual/360  Interest-Only, Balloon             60             59       120
  90               92.7%   6.18000         0.02050  Actual/360  Interest-Only, Balloon             24             20       120
------------------------------------------------------------------------------------------------------------------------------
  91               92.9%   5.92000         0.02050  Actual/360  Balloon                             0              0       120
  92               93.0%   6.07000         0.02050  Actual/360  Balloon                             0              0       120
  93               93.1%   5.81000         0.02050  Actual/360  Interest-Only                     120            119       120
  94               93.3%   6.05000         0.02050  Actual/360  Balloon                             0              0       120
  95               93.4%   6.60000         0.02050  Actual/360  Balloon                             0              0       120
------------------------------------------------------------------------------------------------------------------------------
  96               93.6%   5.61000         0.02050  Actual/360  Interest-Only                     120            119       120
  97               93.7%   5.83000         0.02050  Actual/360  Interest-Only, Balloon             60             57       120
  98               93.8%   6.37000         0.02050  Actual/360  Balloon                             0              0       120
  99               93.9%   5.65000         0.06050  Actual/360  Balloon                             0              0       120
  100              94.1%   5.82000         0.06050  Actual/360  Interest-Only, Balloon             48             45       120
------------------------------------------------------------------------------------------------------------------------------
  101              94.2%   5.53000         0.02050  Actual/360  Interest-Only                     120            120       120
  102              94.3%   6.01000         0.08050  Actual/360  Balloon                             0              0       120
  103              94.5%   6.17000         0.02050  Actual/360  Balloon                             0              0        60
  104              94.6%   6.30000         0.02050  Actual/360  Interest-Only                      60             52        60
 104A1
------------------------------------------------------------------------------------------------------------------------------
 104A2
  105              94.7%   5.53000         0.02050  Actual/360  Interest-Only                     120            120       120
  106              94.8%   5.91500         0.02050  Actual/360  Interest-Only                     120            120       120
  107              94.9%   6.16000         0.08050  Actual/360  Interest-Only                     120            119       120
  108              95.1%   5.93000         0.02050  Actual/360  Balloon                             0              0       120
------------------------------------------------------------------------------------------------------------------------------
  109              95.2%   5.91000         0.08050  Actual/360  Interest-Only, Balloon             60             57       120
  110              95.3%   6.04000         0.02050  Actual/360  Balloon                             0              0       120
  111              95.4%   5.77000         0.02050  Actual/360  Interest-Only                     120            120       120
  112              95.5%   5.72000         0.06050  Actual/360  Interest-Only, Balloon             36             32       120
  113              95.6%   5.65000         0.02050  Actual/360  Interest-Only                     120            120       120
------------------------------------------------------------------------------------------------------------------------------
  114              95.8%   6.42000         0.02050  Actual/360  Interest-Only, Balloon             36             26       120
  115              95.9%   5.81000         0.02050  Actual/360  Balloon                             0              0       120
 115A1
 115A2
  116              96.0%   5.80000         0.02050  Actual/360  Interest-Only, Balloon             36             35       120
------------------------------------------------------------------------------------------------------------------------------
  117              96.1%   6.01000         0.02050  Actual/360  Interest-Only                     120            119       120
  118              96.2%   5.70000         0.02050  Actual/360  Interest-Only, Balloon             24             20       120
  119              96.3%   5.53000         0.02050  Actual/360  Interest-Only                     120            120       120
  120              96.4%   6.36000         0.02050  Actual/360  Balloon                             0              0       120
  121              96.5%   6.07000         0.02050  Actual/360  Interest-Only, Balloon             12             10       120
------------------------------------------------------------------------------------------------------------------------------
  122              96.6%   5.76000         0.02050  Actual/360  Balloon                             0              0       120
  123              96.7%   6.36000         0.02050  Actual/360  Balloon                             0              0       120
  124              96.8%   5.86000         0.02050  Actual/360  Balloon                             0              0       120
  125              96.9%   5.65000         0.06050  Actual/360  Interest-Only, Balloon             72             69       120
  126              97.0%   5.53000         0.02050  Actual/360  Interest-Only                     120            120       120
------------------------------------------------------------------------------------------------------------------------------
  127              97.1%   5.73000         0.06050  Actual/360  Interest-Only, Balloon             60             58       120
  128              97.2%   5.95000         0.02050  Actual/360  Balloon                             0              0       120
  129              97.3%   5.77000         0.02050  Actual/360  Interest-Only                     120            118       120
  130              97.4%   5.53000         0.02050  Actual/360  Interest-Only                     120            120       120
  131              97.5%   5.71000         0.02050  Actual/360  Interest-Only, Balloon             24             23       120
------------------------------------------------------------------------------------------------------------------------------
  132              97.6%   5.71000         0.02050  Actual/360  Interest-Only, Balloon             24             22       120
  133              97.7%   6.15000         0.02050  Actual/360  Balloon                             0              0       120
  134              97.8%   6.78000         0.02050  Actual/360  Interest-Only, Balloon             60             58       180
  135              97.9%   5.98000         0.02050  Actual/360  Interest-Only, Balloon             36             34       120
  136              98.0%   5.87000         0.06050  Actual/360  Interest-Only, Balloon             60             58       120
------------------------------------------------------------------------------------------------------------------------------
  137              98.0%   6.30000         0.02050  Actual/360  Interest-Only                      60             52        60
 137A1
 137A2
  138              98.1%   6.16000         0.02050  Actual/360  Balloon                             0              0       120
  139              98.2%   6.33000         0.02050  Actual/360  Interest-Only, Balloon             36             36       120
------------------------------------------------------------------------------------------------------------------------------
  140              98.3%   5.98000         0.02050  Actual/360  Interest-Only, Balloon             36             34       120
  141              98.4%   5.82000         0.02050  Actual/360  Balloon                             0              0       120
  142              98.4%   5.77000         0.02050  Actual/360  Interest-Only, Balloon             60             57       120
  143              98.5%   6.02000         0.02050  Actual/360  Balloon                             0              0       120
  144              98.6%   5.73000         0.02050  Actual/360  Balloon                             0              0       120
------------------------------------------------------------------------------------------------------------------------------
  145              98.7%   6.20000         0.02050  Actual/360  Balloon                             0              0       120
  146              98.7%   6.00000         0.02050  Actual/360  Interest-Only, Balloon             24             22       120
  147              98.8%   6.04000         0.02050  Actual/360  Balloon                             0              0       120
  148              98.9%   5.75000         0.06050  Actual/360  Interest-Only                     120            119       120
  149              99.0%   5.67000         0.02050  Actual/360  Balloon                             0              0       120
------------------------------------------------------------------------------------------------------------------------------
  150              99.0%   6.15000         0.02050  Actual/360  Balloon                             0              0       120
  151              99.1%   6.03000         0.08050  Actual/360  Balloon                             0              0       120
  152              99.2%   5.71000         0.02050  Actual/360  Balloon                             0              0       120
  153              99.2%   6.30000         0.02050  Actual/360  Interest-Only                      60             52        60
 153A1
------------------------------------------------------------------------------------------------------------------------------
 153A2
  154              99.3%   5.94000         0.02050  Actual/360  Interest-Only, Balloon             60             55       120
  155              99.4%   6.30000         0.02050  Actual/360  Interest-Only                      60             52        60
 155A1
 155A2
------------------------------------------------------------------------------------------------------------------------------
  156              99.4%   5.91000         0.11050  Actual/360  Interest-Only, Balloon             24             12       120
  157              99.5%   6.21000         0.02050  Actual/360  Interest-Only, Balloon             24             23        84
  158              99.5%   5.96000         0.02050  Actual/360  Interest-Only, Balloon             24             22       120
  159              99.6%   5.98000         0.02050  Actual/360  Interest-Only, Balloon             36             35       120
  160              99.7%   6.21000         0.02050  Actual/360  Balloon                             0              0        84
------------------------------------------------------------------------------------------------------------------------------
  161              99.7%   5.67000         0.02050  Actual/360  Balloon                             0              0       120
  162              99.8%   5.80000         0.08050  Actual/360  Interest-Only, Balloon             24             21       120
  163              99.8%   6.09000         0.02050  Actual/360  Interest-Only, Balloon             36             36       120
  164              99.9%   6.46000         0.02050  Actual/360  Balloon                             0              0       120
  165              99.9%   5.82000         0.02050  Actual/360  Balloon                             0              0       120
------------------------------------------------------------------------------------------------------------------------------
  166              99.9%   5.70000         0.02050  Actual/360  Interest-Only                     120            119       120
  167             100.0%   5.77000         0.02050  Actual/360  Balloon                             0              0       120
  168             100.0%   6.30000         0.02050  Actual/360  Interest-Only                      60             52        60
------------------------------------------------------------------------------------------------------------------------------

            REMAINING            ORIGINAL          REMAINING                   MATURITY OR
CONTROL      TERM TO           AMORTIZATION       AMORTIZATION  ORIGINATION    ANTICIPATED     BALLOON        PROPERTY
  NO.    MATURITY (MOS.)       TERM (MOS.)        TERM (MOS.)       DATE     REPAYMENT DATE  BALANCE ($)        TYPE
--------------------------------------------------------------------------------------------------------------------------

   1                 117                  0                  0   12/27/2006       1/11/2017  400,000,000  Office
  1A1                                                                                                     Office
  1A2                                                                                                     Office
  1A3                                                                                                     Office
  1A4                                                                                                     Office
--------------------------------------------------------------------------------------------------------------------------
  1A5                                                                                                     Office
  1A6                                                                                                     Office
  1A7                                                                                                     Office
  1A8                                                                                                     Office
   2                 118                  0                  0    1/31/2007       2/11/2017  340,000,000  Office
--------------------------------------------------------------------------------------------------------------------------
   3                  84                  0                  0    3/30/2007       4/11/2014  185,000,000  Multifamily
  3A1                                                                                                     Multifamily
  3A2                                                                                                     Multifamily
  3A3                                                                                                     Multifamily
   4                 121                  0                  0    4/20/2007       5/11/2017  165,000,000  Office
--------------------------------------------------------------------------------------------------------------------------
   5                 120                360                360    3/16/2007       4/11/2017  126,245,356  Office
  5A1                                                                                                     Office
  5A2                                                                                                     Office
  5A3                                                                                                     Office
  5A4                                                                                                     Office
--------------------------------------------------------------------------------------------------------------------------
  5A5                                                                                                     Office
  5A6                                                                                                     Office
  5A7                                                                                                     Office
  5A8                                                                                                     Office
   6                 120                  0                  0     4/3/2007       4/11/2017  132,000,000  Office
--------------------------------------------------------------------------------------------------------------------------
   7                  55                300                300   10/16/2006      11/11/2011  121,068,645  Health Care
  7A1                                                                                                     Health Care
  7A2                                                                                                     Health Care
  7A3                                                                                                     Health Care
  7A4                                                                                                     Health Care
--------------------------------------------------------------------------------------------------------------------------
  7A5                                                                                                     Health Care
  7A6                                                                                                     Health Care
  7A7                                                                                                     Health Care
  7A8                                                                                                     Health Care
  7A9                                                                                                     Health Care
--------------------------------------------------------------------------------------------------------------------------
 7A10                                                                                                     Health Care
 7A11                                                                                                     Health Care
 7A12                                                                                                     Health Care
 7A13                                                                                                     Health Care
 7A14                                                                                                     Health Care
--------------------------------------------------------------------------------------------------------------------------
 7A15                                                                                                     Health Care
 7A16                                                                                                     Health Care
 7A17                                                                                                     Health Care
 7A18                                                                                                     Health Care
 7A19                                                                                                     Health Care
--------------------------------------------------------------------------------------------------------------------------
 7A20                                                                                                     Health Care
 7A21                                                                                                     Health Care
 7A22                                                                                                     Health Care
 7A23                                                                                                     Health Care
 7A24                                                                                                     Health Care
--------------------------------------------------------------------------------------------------------------------------
 7A25                                                                                                     Health Care
 7A26                                                                                                     Health Care
 7A27                                                                                                     Health Care
 7A28                                                                                                     Health Care
 7A29                                                                                                     Health Care
--------------------------------------------------------------------------------------------------------------------------
 7A30                                                                                                     Health Care
 7A31                                                                                                     Health Care
 7A32                                                                                                     Health Care
 7A33                                                                                                     Health Care
 7A34                                                                                                     Health Care
--------------------------------------------------------------------------------------------------------------------------
 7A35                                                                                                     Health Care
 7A36                                                                                                     Health Care
 7A37                                                                                                     Health Care
 7A38                                                                                                     Health Care
 7A39                                                                                                     Health Care
--------------------------------------------------------------------------------------------------------------------------
 7A40                                                                                                     Health Care
 7A41                                                                                                     Health Care
 7A42                                                                                                     Health Care
 7A43                                                                                                     Health Care
 7A44                                                                                                     Health Care
--------------------------------------------------------------------------------------------------------------------------
 7A45                                                                                                     Health Care
 7A46                                                                                                     Health Care
 7A47                                                                                                     Health Care
 7A48                                                                                                     Health Care
 7A49                                                                                                     Health Care
--------------------------------------------------------------------------------------------------------------------------
 7A50                                                                                                     Health Care
 7A51                                                                                                     Health Care
 7A52                                                                                                     Health Care
 7A53                                                                                                     Health Care
 7A54                                                                                                     Health Care
--------------------------------------------------------------------------------------------------------------------------
 7A55                                                                                                     Health Care
 7A56                                                                                                     Health Care
 7A57                                                                                                     Health Care
 7A58                                                                                                     Health Care
 7A59                                                                                                     Health Care
--------------------------------------------------------------------------------------------------------------------------
 7A60                                                                                                     Health Care
 7A61                                                                                                     Health Care
 7A62                                                                                                     Health Care
 7A63                                                                                                     Health Care
 7A64                                                                                                     Health Care
--------------------------------------------------------------------------------------------------------------------------
 7A65                                                                                                     Health Care
 7A66                                                                                                     Health Care
 7A67                                                                                                     Health Care
 7A68                                                                                                     Health Care
 7A69                                                                                                     Health Care
--------------------------------------------------------------------------------------------------------------------------
 7A70                                                                                                     Health Care
 7A71                                                                                                     Health Care
 7A72                                                                                                     Health Care
 7A73                                                                                                     Health Care
 7A74                                                                                                     Health Care
--------------------------------------------------------------------------------------------------------------------------
 7A75                                                                                                     Health Care
 7A76                                                                                                     Health Care
 7A77                                                                                                     Health Care
 7A78                                                                                                     Health Care
 7A79                                                                                                     Health Care
--------------------------------------------------------------------------------------------------------------------------
 7A80                                                                                                     Health Care
 7A81                                                                                                     Health Care
 7A82                                                                                                     Health Care
                      59                  0                  0     3/2/2007       3/11/2012  103,300,000  Multifamily
  8A                  59                  0                  0     3/2/2007       3/11/2012   73,620,000  Multifamily
--------------------------------------------------------------------------------------------------------------------------
  8A1                                                                                                     Multifamily
  8A2                                                                                                     Multifamily
  8A3                                                                                                     Multifamily
  8A4                                                                                                     Multifamily
  8A5                                                                                                     Multifamily
--------------------------------------------------------------------------------------------------------------------------
  8A6                                                                                                     Multifamily
  8A7                                                                                                     Multifamily
  8A8                                                                                                     Multifamily
  8B                  59                  0                  0     3/2/2007       3/11/2012   18,770,000  Multifamily
  8B1                                                                                                     Multifamily
--------------------------------------------------------------------------------------------------------------------------
  8B2                                                                                                     Multifamily
  8B3                                                                                                     Multifamily
  8B4                                                                                                     Multifamily
  8C                  59                  0                  0     3/2/2007       3/11/2012    9,080,000  Multifamily
  8D                  59                  0                  0     3/2/2007       3/11/2012    1,830,000  Multifamily
--------------------------------------------------------------------------------------------------------------------------
   9                  59                300                300     3/6/2007       3/11/2012   85,725,079  Health Care
  9A1                                                                                                     Health Care
  9A2                                                                                                     Health Care
  9A3                                                                                                     Health Care
  9A4                                                                                                     Health Care
--------------------------------------------------------------------------------------------------------------------------
  9A5                                                                                                     Health Care
  9A6                                                                                                     Health Care
  9A7                                                                                                     Health Care
  9A8                                                                                                     Health Care
  9A9                                                                                                     Health Care
--------------------------------------------------------------------------------------------------------------------------
 9A10                                                                                                     Health Care
 9A11                                                                                                     Health Care
 9A12                                                                                                     Health Care
 9A13                                                                                                     Health Care
 9A14                                                                                                     Health Care
--------------------------------------------------------------------------------------------------------------------------
  10                  57                  0                  0   12/29/2006       1/11/2012   88,000,000  Office
  11                 117                  0                  0   12/28/2006        1/6/2017   86,700,000  Office
  12                 119                  0                  0     3/6/2007       3/11/2017   84,354,091  Office
  13                 118                  0                  0    1/31/2007       2/11/2017   70,000,000  Office
  14                 119                  0                  0     3/6/2007       3/11/2017   68,700,000  Office
--------------------------------------------------------------------------------------------------------------------------
  15                 121                360                360    4/13/2007       5/11/2017   58,058,177  Mixed Use
  16                  60                  0                  0    3/27/2007       4/11/2012   53,700,000  Office
 16A1                                                                                                     Office
 16A2                                                                                                     Office
  17                 120                  0                  0    3/30/2007       4/11/2017   53,300,000  Hotel
--------------------------------------------------------------------------------------------------------------------------
  18                  60                  0                  0    3/16/2007       4/11/2012   41,700,000  Office
  19                 118                360                360    1/23/2007       2/11/2017   34,871,684  Hotel
  20                 120                  0                  0    3/29/2007       4/11/2017   33,512,500  Office
  21                 119                  0                  0     3/8/2007       3/11/2017   33,000,000  Multifamily
  22                 120                  0                  0    3/29/2007       4/11/2017   31,854,700  Office
--------------------------------------------------------------------------------------------------------------------------
  23                 120                  0                  0    3/29/2007       4/11/2017   31,442,800  Office
  24                 118                  0                  0    1/12/2007       2/11/2017   30,800,000  Industrial/W'hse
 24A1                                                                                                     Industrial/W'hse
 24A2                                                                                                     Industrial/W'hse
 24A3                                                                                                     Industrial/W'hse
--------------------------------------------------------------------------------------------------------------------------
 24A4                                                                                                     Industrial/W'hse
  25                 117                  0                  0   12/27/2006       1/11/2017   25,500,000  Office
  26                 119                360                360    2/21/2007       3/11/2017   22,524,479  Industrial/W'hse
  27                 120                  0                  0     4/3/2007       4/11/2017   24,600,000  Multifamily
  28                 120                360                360     4/9/2007       4/11/2017   22,417,670  Office
--------------------------------------------------------------------------------------------------------------------------
  29                 120                360                360    3/30/2007       4/11/2017   20,226,208  Retail
 29A1                                                                                                     Retail
 29A2                                                                                                     Retail
 29A3                                                                                                     Retail
  30                 117                360                360     1/5/2007       1/11/2017   20,886,088  Multifamily
--------------------------------------------------------------------------------------------------------------------------
  31                 115                357                357    11/3/2006      11/11/2016   20,113,318  Office
  32                 120                  0                  0    3/15/2007       4/11/2017   20,880,000  Retail
 32A1                                                                                                     Retail
 32A2                                                                                                     Retail
 32A3                                                                                                     Retail
--------------------------------------------------------------------------------------------------------------------------
  33                 120                360                360    3/20/2007       4/11/2017   17,304,848  Hotel
 33A1                                                                                                     Hotel
 33A2                                                                                                     Hotel
  34                 118                  0                  0     2/8/2007       2/11/2017   20,000,000  Multifamily
  35                 117                  0                  0     1/5/2007       1/11/2017   20,000,000  Mobile Home Park
--------------------------------------------------------------------------------------------------------------------------
  36                 120                  0                  0    3/21/2007       4/11/2017   20,000,000  Multifamily
  37                 120                  0                  0    3/23/2007       4/11/2017   18,000,000  Retail
  38                 120                  0                  0    4/10/2007       4/11/2017   17,600,000  Multifamily
  39                 117                  0                  0     1/4/2007       1/11/2017   17,500,000  Mobile Home Park
  40                 120                360                360    3/16/2007       4/11/2017   14,807,885  Hotel
--------------------------------------------------------------------------------------------------------------------------
  41                 120                360                360    4/11/2007       4/11/2017   14,499,233  Retail
  42                 121                360                360    4/18/2007       5/11/2017   14,907,765  Retail
  43                 118                  0                  0    1/25/2007       2/11/2017   15,500,000  Retail
  44                 120                  0                  0    3/13/2007       4/11/2017   15,467,000  Retail
  45                 120                360                360    3/14/2007       4/11/2017   14,132,822  Retail
--------------------------------------------------------------------------------------------------------------------------
  46                 118                360                360    1/25/2007       2/11/2017   13,575,065  Office
 46A1                                                                                                     Office
 46A2                                                                                                     Office
  47                 120                360                360     4/9/2007       4/11/2017   14,014,830  Hotel
  48                 120                360                360    4/10/2007       4/11/2017   13,554,963  Multifamily
--------------------------------------------------------------------------------------------------------------------------
  49                 118                  0                  0     2/8/2007       2/11/2017   14,400,000  Retail
  50                 119                  0                  0    2/26/2007       3/11/2017   13,700,000  Multifamily
  51                  59                360                359    2/26/2007       3/11/2012   12,717,159  Office
  52                 116                  0                  0    12/1/2006      12/11/2016   12,920,000  Multifamily
  53                 120                360                360    3/30/2007       4/11/2017    9,769,551  Mixed Use
--------------------------------------------------------------------------------------------------------------------------
  54                 120                  0                  0    3/14/2007       4/11/2017   11,300,000  Office
  55                 118                  0                  0    1/19/2007       2/11/2017   11,250,000  Multifamily
  56                 114                360                360   10/10/2006      10/11/2016    9,988,270  Retail
  57                 118                360                360     2/8/2007       2/11/2017   10,193,353  Office
  58                 119                360                359     3/5/2007       3/11/2017    9,297,888  Hotel
--------------------------------------------------------------------------------------------------------------------------
  59                 120                360                360    3/20/2007       4/11/2017    8,903,119  Hotel
  60                 119                360                360     3/7/2007       3/11/2017    9,349,893  Retail
  61                 112                  0                  0    7/21/2006       8/11/2016    9,556,063  Retail
 61A1                                                                                                     Retail
 61A2                                                                                                     Retail
--------------------------------------------------------------------------------------------------------------------------
 61A3                                                                                                     Retail
 61A4                                                                                                     Retail
 61A5                                                                                                     Retail
 61A6                                                                                                     Retail
 61A7                                                                                                     Retail
--------------------------------------------------------------------------------------------------------------------------
 61A8                                                                                                     Retail
 61A9                                                                                                     Retail
 61A10                                                                                                    Retail
 61A11                                                                                                    Retail
 61A12                                                                                                    Retail
--------------------------------------------------------------------------------------------------------------------------
 61A13                                                                                                    Retail
  62                  59                  0                  0     3/2/2007       3/11/2012    9,500,000  Multifamily
  63                 119                360                359    2/15/2007       3/11/2017    7,646,505  Office
  64                 118                360                360     2/1/2007       2/11/2017    8,370,385  Retail
  65                  57                  0                  0   12/28/2006       1/11/2012    9,000,000  Multifamily
--------------------------------------------------------------------------------------------------------------------------
  66                 120                  0                  0     4/2/2007       4/11/2017    8,500,000  Industrial/W'hse
  67                 119                360                360    2/28/2007       3/11/2017    7,852,856  Mixed Use
  68                 119                360                360    2/20/2007       3/11/2017    7,606,748  Self Storage
  69                  57                  0                  0   12/29/2006       1/11/2012    8,150,000  Multifamily
  70                 120                360                360    4/10/2007       4/11/2017    6,778,193  Hotel
--------------------------------------------------------------------------------------------------------------------------
  71                  58                  0                  0    1/12/2007       2/11/2012    7,870,000  Multifamily
  72                 119                  0                  0    2/20/2007       3/11/2017    7,220,000  Multifamily
  73                 116                360                360   11/27/2006      12/11/2016    6,227,473  Multifamily
  74                  83                360                360    2/22/2007       3/11/2014    6,655,950  Multifamily
  75                 116                360                360    12/1/2006      12/11/2016    6,023,745  Hotel
--------------------------------------------------------------------------------------------------------------------------
  76                 117                  0                  0    1/11/2007       1/11/2017    6,670,000  Multifamily
  77                 118                360                360     2/1/2007       2/11/2017    6,058,789  Retail
  78                  82                360                360    1/12/2007       2/11/2014    6,112,740  Multifamily
  79                 117                360                360     1/8/2007       1/11/2017    6,017,409  Self Storage
  80                 117                360                360    1/11/2007       1/11/2017    5,703,151  Multifamily
--------------------------------------------------------------------------------------------------------------------------
  81                 119                360                360     3/1/2007       3/11/2017    5,600,842  Retail
  82                 118                  0                  0    1/26/2007       2/11/2017    6,000,000  Office
  83                 119                360                360    2/16/2007       3/11/2017    5,589,218  Office
  84                 118                  0                  0    1/22/2007       2/11/2017    5,968,000  Retail
  85                 115                300                295   11/10/2006      11/11/2016    4,654,112  Multifamily
--------------------------------------------------------------------------------------------------------------------------
  86                 119                360                360    2/16/2007       3/11/2017    5,539,577  Multifamily
  87                 117                360                360   12/13/2006       1/11/2017    5,400,505  Multifamily
  88                 118                360                360    1/31/2007       2/11/2017    5,243,486  Multifamily
  89                 119                360                360    2/13/2007       3/11/2017    5,237,343  Multifamily
  90                 116                360                360    12/1/2006      12/11/2016    4,831,453  Hotel
--------------------------------------------------------------------------------------------------------------------------
  91                 120                300                300    3/12/2007       4/11/2017    4,055,599  Hotel
  92                 118                360                358    1/26/2007       2/11/2017    4,460,966  Multifamily
  93                 119                  0                  0    2/22/2007       3/11/2017    5,058,000  Retail
  94                 117                300                297   12/21/2006       1/11/2017    3,878,319  Hotel
  95                 112                300                292    7/31/2006       8/11/2016    3,870,907  Hotel
--------------------------------------------------------------------------------------------------------------------------
  96                 119                  0                  0    2/14/2007       3/11/2017    4,788,000  Retail
  97                 117                360                360   12/28/2006       1/11/2017    4,391,829  Multifamily
  98                 120                360                360     4/2/2007       4/11/2017    4,029,831  Retail
  99                 117                360                357   12/15/2006       1/11/2017    3,902,315  Retail
  100                117                360                360   12/28/2006       1/11/2017    4,219,846  Multifamily
--------------------------------------------------------------------------------------------------------------------------
  101                120                  0                  0    3/30/2007       4/11/2017    4,590,000  Retail
  102                117                360                357   12/27/2006       1/11/2017    3,817,392  Retail
  103                 58                300                298    1/31/2007       2/11/2012    4,069,740  Hotel
  104                 52                  0                  0    7/21/2006       8/11/2011    4,403,905  Retail
 104A1                                                                                                    Retail
--------------------------------------------------------------------------------------------------------------------------
 104A2                                                                                                    Retail
  105                120                  0                  0    3/30/2007       4/11/2017    4,378,000  Retail
  106                120                  0                  0     4/3/2007       4/11/2017    4,300,000  Retail
  107                119                  0                  0    2/13/2007       3/11/2017    4,200,000  Multifamily
  108                119                360                359    2/26/2007       3/11/2017    3,555,757  Office
--------------------------------------------------------------------------------------------------------------------------
  109                117                360                360    1/10/2007       1/11/2017    3,887,326  Multifamily
  110                118                300                298     2/1/2007       2/11/2017    3,200,448  Hotel
  111                120                  0                  0    3/30/2007       4/11/2017    4,114,000  Retail
  112                116                360                360   12/11/2006      12/11/2016    3,684,661  Multifamily
  113                120                  0                  0    3/30/2007       4/11/2017    4,100,000  Retail
--------------------------------------------------------------------------------------------------------------------------
  114                110                360                360    5/25/2006       6/11/2016    3,716,625  Multifamily
  115                119                360                359    2/16/2007       3/11/2017    3,441,775  Mixed Use
 115A1                                                                                                    Mixed Use
 115A2                                                                                                    Mixed Use
  116                119                360                360    2/28/2007       3/11/2017    3,601,053  Multifamily
--------------------------------------------------------------------------------------------------------------------------
  117                119                  0                  0    2/23/2007       3/11/2017    3,989,000  Multifamily
  118                116                360                360    12/4/2006      12/11/2016    3,454,386  Multifamily
  119                120                  0                  0    3/30/2007       4/11/2017    3,884,000  Retail
  120                118                300                298    1/31/2007       2/11/2017    3,024,582  Hotel
  121                118                360                360     2/8/2007       2/11/2017    3,259,909  Office
--------------------------------------------------------------------------------------------------------------------------
  122                119                360                359    2/16/2007       3/11/2017    3,099,661  Retail
  123                111                360                351    6/29/2006       7/11/2016    3,171,544  Hotel
  124                120                360                360    3/26/2007       4/11/2017    3,041,114  Retail
  125                117                360                360   12/21/2006       1/11/2017    3,407,010  Industrial/W'hse
  126                120                  0                  0    3/30/2007       4/11/2017    3,531,000  Retail
--------------------------------------------------------------------------------------------------------------------------
  127                118                360                360    1/26/2007       2/11/2017    3,262,426  Mixed Use
  128                119                180                179    2/12/2007       3/11/2017    1,558,050  Office
  129                118                  0                  0     2/1/2007       2/11/2017    3,480,000  Retail
  130                120                  0                  0    3/30/2007       4/11/2017    3,467,000  Retail
  131                119                360                360     3/2/2007       3/11/2017    2,993,529  Multifamily
--------------------------------------------------------------------------------------------------------------------------
  132                118                360                360    1/23/2007       2/11/2017    2,842,973  Retail
  133                119                300                299     3/1/2007       3/11/2017    2,491,551  Retail
  134                178                354                354    2/23/2007       2/11/2022    2,748,945  Retail
  135                118                360                360    1/19/2007       2/11/2017    2,745,761  Self Storage
  136                118                360                360    1/12/2007       2/11/2017    2,746,629  Multifamily
--------------------------------------------------------------------------------------------------------------------------
  137                 52                  0                  0    7/21/2006       8/11/2011    2,926,980  Retail
 137A1                                                                                                    Retail
 137A2                                                                                                    Retail
  138                120                360                360     4/3/2007       4/11/2017    2,420,413  Multifamily
  139                120                360                360    3/16/2007       4/11/2017    2,546,489  Retail
--------------------------------------------------------------------------------------------------------------------------
  140                118                360                360    1/19/2007       2/11/2017    2,528,990  Self Storage
  141                119                360                359     3/2/2007       3/11/2017    2,342,462  Retail
  142                117                360                360   12/28/2006       1/11/2017    2,564,847  Retail
  143                119                360                359    2/13/2007       3/11/2017    2,334,389  Multifamily
  144                119                360                359     3/6/2007       3/11/2017    2,272,139  Retail
--------------------------------------------------------------------------------------------------------------------------
  145                119                360                359    2/13/2007       3/11/2017    2,280,985  Retail
  146                118                360                360    1/31/2007       2/11/2017    2,356,903  Multifamily
  147                119                300                299     3/1/2007       3/11/2017    2,063,464  Hotel
  148                119                  0                  0    2/15/2007       3/11/2017    2,500,000  Retail
  149                118                360                358    1/25/2007       2/11/2017    2,099,091  Retail
--------------------------------------------------------------------------------------------------------------------------
  150                117                300                297     1/5/2007       1/11/2017    1,945,656  Retail
  151                119                300                299    2/13/2007       3/11/2017    1,899,919  Office
  152                118                360                358    1/12/2007       2/11/2017    2,038,594  Retail
  153                 52                  0                  0    7/21/2006       8/11/2011    2,321,977  Retail
 153A1                                                                                                    Retail
--------------------------------------------------------------------------------------------------------------------------
 153A2                                                                                                    Retail
  154                115                360                360   10/24/2006      11/11/2016    2,150,129  Retail
  155                 52                  0                  0    7/21/2006       8/11/2011    2,292,943  Retail
 155A1                                                                                                    Retail
 155A2                                                                                                    Retail
--------------------------------------------------------------------------------------------------------------------------
  156                108                360                360    3/15/2006       4/11/2016    1,945,776  Retail
  157                 83                300                300    2/16/2007       3/11/2014    1,995,634  Self Storage
  158                118                360                360     2/5/2007       2/11/2017    1,944,899  Office
  159                119                360                360    2/12/2007       3/11/2017    1,919,859  Office
  160                 82                360                358    1/24/2007       2/11/2014    1,905,185  Retail
--------------------------------------------------------------------------------------------------------------------------
  161                118                360                358     2/6/2007       2/11/2017    1,679,274  Retail
  162                117                360                360   12/27/2006       1/11/2017    1,702,421  Office
  163                120                360                360    3/12/2007       4/11/2017    1,702,023  Retail
  164                119                360                359    2/14/2007       3/11/2017    1,461,488  Mobile Home Park
  165                119                360                359    2/15/2007       3/11/2017    1,265,740  Retail
--------------------------------------------------------------------------------------------------------------------------
  166                119                  0                  0    2/27/2007       3/11/2017    1,260,000  Multifamily
  167                118                300                298    1/25/2007       2/11/2017      806,644  Other
  168                 52                  0                  0    7/21/2006       8/11/2011      844,888  Retail
--------------------------------------------------------------------------------------------------------------------------

                     PROPERTY                                                MONTHLY       TOTAL         TOTAL       U/W NET
CONTROL                TYPE                            PREPAYMENT              DEBT       REVENUES     EXPENSES     OPERATING
  NO.                SPECIFIC                          PROVISIONS          SERVICE ($)      ($)           ($)      INCOME ($)
-----------------------------------------------------------------------------------------------------------------------------

   1     N/A                                  L(28),D(86),O(6)            2,135,925.93   70,463,806   24,726,071   45,737,735
  1A1    N/A
  1A2    N/A
  1A3    N/A
  1A4    N/A
-----------------------------------------------------------------------------------------------------------------------------
  1A5    N/A
  1A6    N/A
  1A7    N/A
  1A8    N/A
   2     N/A                                  L(27),D(90),O(3)            1,801,029.98  127,187,411   63,353,974   63,833,437
-----------------------------------------------------------------------------------------------------------------------------
   3     Garden                               L(25),D(56),O(3)              870,306.59   19,560,038    7,784,856   11,775,183
  3A1    N/A
  3A2    N/A
  3A3    N/A
   4     N/A                                  L(25),D(84),DorYM(6),O(6)     793,241.32   19,628,257    6,844,081   11,887,452
-----------------------------------------------------------------------------------------------------------------------------
   5     N/A                                  L(48),D(72)                   807,311.33   20,197,353    8,605,485   11,591,868
  5A1    N/A
  5A2    N/A
  5A3    N/A
  5A4    N/A
-----------------------------------------------------------------------------------------------------------------------------
  5A5    N/A
  5A6    N/A
  5A7    N/A
  5A8    N/A
   6     N/A                                  L(25),D(89),O(6)              640,727.08   14,823,003    5,543,091    9,279,912
-----------------------------------------------------------------------------------------------------------------------------
   7     Skilled Nursing & Assisted Living    YM1%(30),DorYM1%(27),O(3)     855,959.02  606,595,926  492,778,449  113,817,477
  7A1    Skilled Nursing & Assisted Living
  7A2    Skilled Nursing & Assisted Living
  7A3    Skilled Nursing & Assisted Living
  7A4    Skilled Nursing & Assisted Living
-----------------------------------------------------------------------------------------------------------------------------
  7A5    Skilled Nursing & Assisted Living
  7A6    Skilled Nursing & Assisted Living
  7A7    Skilled Nursing & Assisted Living
  7A8    Skilled Nursing & Assisted Living
  7A9    Skilled Nursing & Assisted Living
-----------------------------------------------------------------------------------------------------------------------------
 7A10    Skilled Nursing & Assisted Living
 7A11    Skilled Nursing & Assisted Living
 7A12    Skilled Nursing & Assisted Living
 7A13    Skilled Nursing & Assisted Living
 7A14    Skilled Nursing & Assisted Living
-----------------------------------------------------------------------------------------------------------------------------
 7A15    Skilled Nursing & Assisted Living
 7A16    Skilled Nursing & Assisted Living
 7A17    Skilled Nursing & Assisted Living
 7A18    Skilled Nursing & Assisted Living
 7A19    Skilled Nursing & Assisted Living
-----------------------------------------------------------------------------------------------------------------------------
 7A20    Skilled Nursing & Assisted Living
 7A21    Skilled Nursing & Assisted Living
 7A22    Skilled Nursing & Assisted Living
 7A23    Skilled Nursing & Assisted Living
 7A24    Skilled Nursing & Assisted Living
-----------------------------------------------------------------------------------------------------------------------------
 7A25    Skilled Nursing & Assisted Living
 7A26    Skilled Nursing & Assisted Living
 7A27    Skilled Nursing & Assisted Living
 7A28    Skilled Nursing & Assisted Living
 7A29    Skilled Nursing & Assisted Living
-----------------------------------------------------------------------------------------------------------------------------
 7A30    Skilled Nursing & Assisted Living
 7A31    Skilled Nursing & Assisted Living
 7A32    Skilled Nursing & Assisted Living
 7A33    Skilled Nursing & Assisted Living
 7A34    Skilled Nursing & Assisted Living
-----------------------------------------------------------------------------------------------------------------------------
 7A35    Skilled Nursing & Assisted Living
 7A36    Skilled Nursing & Assisted Living
 7A37    Skilled Nursing & Assisted Living
 7A38    Skilled Nursing & Assisted Living
 7A39    Skilled Nursing & Assisted Living
-----------------------------------------------------------------------------------------------------------------------------
 7A40    Skilled Nursing & Assisted Living
 7A41    Skilled Nursing & Assisted Living
 7A42    Skilled Nursing & Assisted Living
 7A43    Skilled Nursing & Assisted Living
 7A44    Skilled Nursing & Assisted Living
-----------------------------------------------------------------------------------------------------------------------------
 7A45    Skilled Nursing & Assisted Living
 7A46    Skilled Nursing & Assisted Living
 7A47    Skilled Nursing & Assisted Living
 7A48    Skilled Nursing & Assisted Living
 7A49    Skilled Nursing & Assisted Living
-----------------------------------------------------------------------------------------------------------------------------
 7A50    Skilled Nursing & Assisted Living
 7A51    Skilled Nursing & Assisted Living
 7A52    Skilled Nursing & Assisted Living
 7A53    Skilled Nursing & Assisted Living
 7A54    Skilled Nursing & Assisted Living
-----------------------------------------------------------------------------------------------------------------------------
 7A55    Skilled Nursing & Assisted Living
 7A56    Skilled Nursing & Assisted Living
 7A57    Skilled Nursing & Assisted Living
 7A58    Skilled Nursing & Assisted Living
 7A59    Skilled Nursing & Assisted Living
-----------------------------------------------------------------------------------------------------------------------------
 7A60    Skilled Nursing & Assisted Living
 7A61    Skilled Nursing & Assisted Living
 7A62    Skilled Nursing & Assisted Living
 7A63    Skilled Nursing & Assisted Living
 7A64    Skilled Nursing & Assisted Living
-----------------------------------------------------------------------------------------------------------------------------
 7A65    Skilled Nursing & Assisted Living
 7A66    Skilled Nursing & Assisted Living
 7A67    Skilled Nursing & Assisted Living
 7A68    Skilled Nursing & Assisted Living
 7A69    Skilled Nursing & Assisted Living
-----------------------------------------------------------------------------------------------------------------------------
 7A70    Skilled Nursing & Assisted Living
 7A71    Skilled Nursing & Assisted Living
 7A72    Skilled Nursing & Assisted Living
 7A73    Skilled Nursing & Assisted Living
 7A74    Skilled Nursing & Assisted Living
-----------------------------------------------------------------------------------------------------------------------------
 7A75    Skilled Nursing & Assisted Living
 7A76    Skilled Nursing & Assisted Living
 7A77    Skilled Nursing & Assisted Living
 7A78    Skilled Nursing & Assisted Living
 7A79    Skilled Nursing & Assisted Living
-----------------------------------------------------------------------------------------------------------------------------
 7A80    Skilled Nursing & Assisted Living
 7A81    Skilled Nursing & Assisted Living
 7A82    Skilled Nursing & Assisted Living
         Various                              L(26),D(31),O(3)              562,076.34    9,907,162    1,700,714    8,206,448
  8A     Mid-rise                             L(26),D(31),O(3)              400,581.42    7,064,661    1,224,468    5,840,192
-----------------------------------------------------------------------------------------------------------------------------
  8A1    Mid-rise
  8A2    Mid-rise
  8A3    Mid-rise
  8A4    Mid-rise
  8A5    Mid-rise
-----------------------------------------------------------------------------------------------------------------------------
  8A6    Mid-rise
  8A7    Mid-rise
  8A8    Mid-rise
  8B     Garden                               L(26),D(31),O(3)              102,131.39    1,727,894      228,712    1,499,183
  8B1    Garden
-----------------------------------------------------------------------------------------------------------------------------
  8B2    Garden
  8B3    Garden
  8B4    Garden
  8C     Mid-rise                             L(26),D(31),O(3)               49,406.13      953,327      231,413      721,914
  8D     Garden                               L(26),D(31),O(3)                9,957.40      161,280       16,121      145,159
-----------------------------------------------------------------------------------------------------------------------------
   9     Skilled Nursing & Assisted Living    YM1%(26),DorYM1%(31),O(3)     624,095.52  111,854,763   93,795,555   18,059,208
  9A1    Skilled Nursing & Assisted Living
  9A2    Skilled Nursing & Assisted Living
  9A3    Skilled Nursing & Assisted Living
  9A4    Skilled Nursing & Assisted Living
-----------------------------------------------------------------------------------------------------------------------------
  9A5    Skilled Nursing & Assisted Living
  9A6    Skilled Nursing & Assisted Living
  9A7    Skilled Nursing & Assisted Living
  9A8    Skilled Nursing & Assisted Living
  9A9    Skilled Nursing & Assisted Living
-----------------------------------------------------------------------------------------------------------------------------
 9A10    Skilled Nursing & Assisted Living
 9A11    Skilled Nursing & Assisted Living
 9A12    Skilled Nursing & Assisted Living
 9A13    Skilled Nursing & Assisted Living
 9A14    Skilled Nursing & Assisted Living
-----------------------------------------------------------------------------------------------------------------------------
  10     N/A                                  L(28),D(29),O(3)              385,328.47   23,553,076   10,537,885   13,015,191
  11     N/A                                  L(28),D(89),O(3)              408,754.38   16,902,573    6,151,727   10,750,846
  12     N/A                                  L(26),D(91),O(3)              421,926.67   16,512,622    6,758,681    9,753,981
  13     N/A                                  L(27),D(90),O(3)              352,140.51    7,379,168    3,288,076    4,091,092
  14     N/A                                  L(26),D(91),O(3)              343,627.22   13,581,059    4,747,995    8,833,064
-----------------------------------------------------------------------------------------------------------------------------
  15     Office/Retail and Hotel              L(25),D(93),O(3)              368,435.52   13,216,286    8,737,015    4,479,271
  16     N/A                                  L(12),YM(42),O(6)             273,136.60    5,949,375    1,726,631    4,222,744
 16A1    N/A
 16A2    N/A
  17     Full Service                         L(25),D(92),O(3)              275,155.08   16,834,391   12,067,953    4,766,438
-----------------------------------------------------------------------------------------------------------------------------
  18     Medical Office                       L(25),D(32),O(3)              232,183.09    6,359,055    2,553,545    3,805,510
  19     Full Service                         L(27),D(90),O(3)              214,334.70    7,333,566    4,279,871    3,053,695
  20     Single Tenant                        L(25),D(92),O(3)              157,261.29    2,232,673       44,653    2,188,020
  21     Garden                               L(24),YM1%(60),1%(33),O(3)    163,109.38    3,825,014    1,531,136    2,293,878
  22     Single Tenant                        L(25),D(92),O(3)              149,481.87    2,123,124       42,462    2,080,662
-----------------------------------------------------------------------------------------------------------------------------
  23     Single Tenant                        L(25),D(92),O(3)              147,548.98    2,095,896       41,918    2,053,978
  24     N/A                                  L(36),D(84)                   155,982.75    2,425,160       48,503    2,376,659
 24A1    N/A
 24A2    N/A
 24A3    N/A
-----------------------------------------------------------------------------------------------------------------------------
 24A4    N/A
  25     N/A                                  L(28),D(89),O(3)              121,923.94   68,779,722   17,548,838   51,230,884
  26     N/A                                  L(26),D(93),O(1)              147,325.68    3,289,471      862,538    2,426,933
  27     Garden                               L(25),D(95)                   115,563.06    2,821,470    1,145,003    1,676,467
  28     N/A                                  L(25),D(92),O(3)              142,199.23    2,727,069      872,527    1,854,542
-----------------------------------------------------------------------------------------------------------------------------
  29     Various                              L(25),D(94),O(1)              144,442.10    3,043,939      836,977    2,206,956
 29A1    Anchored
 29A2    Shadow Anchored
 29A3    Anchored
  30     Garden                               L(48),D(72)                   130,720.32    3,007,270    1,316,082    1,691,188
-----------------------------------------------------------------------------------------------------------------------------
  31     N/A                                  L(30),D(87),O(3)              128,373.38    4,874,765    2,623,315    2,251,450
  32     Various                              L(25),D(93),O(2)              104,791.50    3,049,690      974,468    2,075,222
 32A1    Unanchored
 32A2    Anchored
 32A3    Anchored
-----------------------------------------------------------------------------------------------------------------------------
  33     Limited Service                      L(25),D(93),O(2)              122,308.31    5,825,854    3,657,170    2,168,684
 33A1    Limited Service
 33A2    Limited Service
  34     Garden                               L(27),D(92),O(1)               99,868.06    2,474,660      941,471    1,533,189
  35     Manufactured Housing / RV Community  L(28),DorYM(89),O(3)           98,431.71    1,939,213      484,243    1,454,970
-----------------------------------------------------------------------------------------------------------------------------
  36     Garden                               L(25),D(95)                    94,122.69    3,145,836    1,623,967    1,521,869
  37     Anchored                             YM(25),DorYM(92),O(3)          89,729.17    1,326,557            0    1,326,557
  38     Garden                               L(25),D(95)                    82,827.96    2,474,658    1,210,167    1,264,491
  39     Manufactured Housing                 L(28),DorYM(89),O(3)           86,379.11    1,692,133      424,719    1,267,414
  40     Full Service                         L(25),D(93),O(2)              107,195.09   12,962,695   10,533,623    2,429,072
-----------------------------------------------------------------------------------------------------------------------------
  41     Unanchored                           L(48),D(72)                   100,812.02    2,431,988      931,733    1,500,255
  42     Anchored                             L(49),D(72)                    92,914.77    1,733,688      506,687    1,227,001
  43     Anchored                             L(48),D(70),O(2)               81,719.44    1,632,202      388,186    1,244,016
  44     Single Tenant                        YM(25),DorYM(92),O(3)          74,488.64    1,206,525       38,496    1,168,029
  45     Anchored                             L(25),D(94),O(1)               90,920.82    1,583,289      467,606    1,115,683
-----------------------------------------------------------------------------------------------------------------------------
  46     N/A                                  L(48),D(71),O(1)               88,578.41    3,636,435    2,084,085    1,552,350
 46A1    N/A
 46A2    N/A
  47     Full Service                         L(25),D(93),O(2)               89,066.48    7,522,069    5,640,037    1,882,034
  48     Garden                               L(48),D(69),O(3)               86,469.26    1,964,927      775,318    1,189,609
-----------------------------------------------------------------------------------------------------------------------------
  49     Single Tenant                        L(27),D(90),O(3)               71,053.33    1,093,241       38,197    1,055,044
  50     Garden                               L(26),D(91),O(3)               67,252.09    1,806,699      754,109    1,052,590
  51     N/A                                  L(26),D(33),O(1)               85,506.83    1,728,935      391,600    1,337,334
  52     Garden                               L(29),D(88),O(3)               64,296.44    2,142,847    1,061,805    1,081,042
  53     Retail/Office                        L(24),YM1%(96)                 69,318.42    2,332,755    1,159,698    1,173,057
-----------------------------------------------------------------------------------------------------------------------------
  54     N/A                                  L(25),YM1%(93),O(2)            56,329.98    1,096,550      252,134      844,416
  55     Garden                               L(27),D(90),O(3)               53,134.11    1,543,490      674,223      869,267
  56     Anchored                             L(31),D(89)                    67,728.89    1,543,116      395,849    1,147,267
  57     N/A                                  L(27),D(90),O(3)               65,140.92    1,419,286      538,850      880,436
  58     Full Service                         L(26),D(91),O(3)               67,042.32    6,612,792    5,291,699    1,321,092
-----------------------------------------------------------------------------------------------------------------------------
  59     Limited Service                      L(25),D(93),O(2)               60,125.66    3,038,860    2,009,913    1,028,947
  60     Anchored                             L(48),D(70),O(2)               59,698.13    1,883,566      817,353    1,066,213
  61     Single Tenant                        YM(33),DorYM(84),O(3)          49,986.06      769,304       23,079      746,225
 61A1    Single Tenant
 61A2    Single Tenant
-----------------------------------------------------------------------------------------------------------------------------
 61A3    Single Tenant
 61A4    Single Tenant
 61A5    Single Tenant
 61A6    Single Tenant
 61A7    Single Tenant
-----------------------------------------------------------------------------------------------------------------------------
 61A8    Single Tenant
 61A9    Single Tenant
 61A10   Single Tenant
 61A11   Single Tenant
 61A12   Single Tenant
-----------------------------------------------------------------------------------------------------------------------------
 61A13   Single Tenant
  62     Garden                               L(26),YM1%(31),O(3)            46,875.46    1,567,153      633,760      933,393
  63     N/A                                  L(48),D(72)                    53,619.54    1,424,446      456,235      968,211
  64     Single Tenant                        L(27),D(90),O(3)               51,496.98    1,033,310      317,101      716,209
  65     Senior Housing                       L(28),D(29),O(3)               45,168.75    2,757,590    1,724,061    1,033,529
-----------------------------------------------------------------------------------------------------------------------------
  66     N/A                                  L(25),D(92),O(3)               41,510.30    1,280,063      482,857      797,207
  67     Office/Retail                        L(26),D(91),O(3)               50,092.54    1,149,061      362,978      786,083
  68     N/A                                  L(26),D(91),O(3)               50,903.56    1,142,045      329,531      812,515
  69     Garden                               L(48),D(12)                    42,762.03    1,630,063      897,926      732,137
  70     Limited Service                      L(25),D(94),O(1)               47,758.50    2,229,580    1,366,014      863,566
-----------------------------------------------------------------------------------------------------------------------------
  71     Subsidized Houing                    L(27),D(32),O(1)               40,096.01      970,662      324,093      646,569
  72     Garden                               L(26),YM1%(91),O(3)            36,735.59      880,579      324,680      555,899
  73     Garden                               L(48),YM1%(72)                 41,846.95    1,696,103      864,270      831,833
  74     Garden                               L(48),D(35),O(1)               42,329.25    1,810,336    1,075,360      734,976
  75     Limited Service                      L(48),D(72)                    41,376.33    2,269,498    1,537,140      732,358
-----------------------------------------------------------------------------------------------------------------------------
  76     Garden                               L(6),YM1%(111),O(3)            33,475.06      608,106      140,454      467,652
  77     Unanchored                           L(27),D(93)                    39,965.80      653,326       85,735      567,591
  78     Garden                               L(27),D(56),O(1)               37,763.46    1,143,006      554,841      588,165
  79     N/A                                  YM1%(119),O(1)                 38,633.82    1,231,976      655,787      576,189
  80     Garden                               L(48),D(71),O(1)               37,343.26    1,335,363      732,368      602,995
-----------------------------------------------------------------------------------------------------------------------------
  81     Anchored                             L(26),D(94)                    35,358.16    1,528,819      797,623      731,196
  82     N/A                                  L(27),D(90),O(3)               32,444.44      876,464      345,134      531,329
  83     N/A                                  L(26),D(92),O(2)               35,184.66      959,025      382,395      576,631
  84     Single Tenant                        YM(27),DorYM(90),O(3)          27,834.09      432,242       12,967      419,274
  85     Garden                               L(48),D(72)                    38,841.68    1,017,854      358,531      659,323
-----------------------------------------------------------------------------------------------------------------------------
  86     Garden                               L(48),D(72)                    35,569.55    1,193,944      588,157      605,787
  87     Garden                               L(48),D(66),O(6)               33,479.68    1,387,116      805,062      582,054
  88     Garden                               L(27),D(90),O(3)               33,382.73    1,106,053      588,008      518,045
  89     Garden                               L(26),D(94)                    33,502.86    1,009,118      491,047      518,071
  90     Limited Service                      L(48),D(72)                    33,186.63    2,583,713    1,991,320      592,393
-----------------------------------------------------------------------------------------------------------------------------
  91     Limited Service                      L(48),D(70),O(2)               33,569.55    1,819,874    1,227,058      592,816
  92     Garden                               L(27),D(90),O(3)               31,713.06    1,013,102      516,366      496,736
  93     Single Tenant                        YM(26),DorYM(91),O(3)          24,829.28      374,530       11,236      363,294
  94     Full Service                         L(28),D(89),O(3)               32,368.06    2,349,456    1,699,325      650,130
  95     Limited Service                      L(33),D(84),O(3)               33,391.99    2,107,517    1,321,840      757,702
-----------------------------------------------------------------------------------------------------------------------------
  96     Single Tenant                        YM(26),DorYM(91),O(3)          22,694.79      340,780        6,816      333,965
  97     Garden                               L(28),D(91),O(1)               27,696.68    1,182,528      621,659      560,869
  98     Unanchored                           L(25),D(92),O(3)               29,306.52      690,751      222,032      468,719
  99     Unanchored                           L(28),D(92)                    26,841.46      682,324      175,692      506,632
  100    Garden                               L(28),D(89),O(3)               27,049.25    1,076,646      586,455      490,191
-----------------------------------------------------------------------------------------------------------------------------
  101    Single Tenant                        YM(25),DorYM(92),O(3)          21,446.03      317,406        6,348      311,058
  102    Anchored                             L(28),D(89),O(3)               27,008.71      815,828      385,192      430,636
  103    Limited Service                      L(48),D(12)                    29,397.51    1,639,805    1,096,218      543,587
  104    Single Tenant                        YM(33),DorYM(24),O(3)          23,441.62      361,978       10,859      351,118
 104A1   Single Tenant
-----------------------------------------------------------------------------------------------------------------------------
 104A2   Single Tenant
  105    Single Tenant                        YM(25),DorYM(92),O(3)          20,455.50      302,856        6,057      296,799
  106    Single Tenant                        L(25),D(92),O(3)               21,489.80      341,940       10,258      331,682
  107    Garden                               L(26),D(93),O(1)               21,859.44      877,282      464,008      413,274
  108    N/A                                  L(26),D(93),O(1)               24,992.42      505,662      117,043      388,619
-----------------------------------------------------------------------------------------------------------------------------
  109    Garden                               L(28),D(89),O(3)               24,701.10      981,284      510,087      471,197
  110    Limited Service                      L(48),D(72)                    26,697.79    1,469,745      957,144      512,601
  111    Single Tenant                        YM(25),DorYM(92),O(3)          20,056.23      297,223        5,944      291,279
  112    Garden                               L(48),D(66),O(6)               23,848.41      770,309      379,850      390,459
  113    Single Tenant                        L(48),YM(72)                   19,572.28      315,000        6,300      308,700
-----------------------------------------------------------------------------------------------------------------------------
  114    Senior Subsidized Housing            L(48),D(72)                    25,574.09      655,449      296,687      358,761
  115    Office/ Light Industrial             L(26),D(88),O(6)               23,965.51      487,343       98,525      388,818
 115A1   Office/ Light Industrial             L(25),D(89),O(6)
 115A2   Office/ Light Industrial             L(25),D(89),O(6)
  116    Garden                               L(48),D(72)                    23,470.12      768,715      387,343      381,372
-----------------------------------------------------------------------------------------------------------------------------
  117    Garden                               L(26),YM1%(91),O(3)            20,255.72      579,051      263,214      315,837
  118    Garden                               L(48),D(71),O(1)               22,780.72      949,374      521,152      428,222
  119    Single Tenant                        YM(25),DorYM(92),O(3)          18,147.36      268,906        5,378      263,528
  120    Full Service                         L(27),D(91),O(2)               25,726.33    1,509,821    1,007,510      502,311
  121    N/A                                  L(48),D(72)                    22,652.19      618,322      234,840      383,482
-----------------------------------------------------------------------------------------------------------------------------
  122    Unanchored                           L(26),D(88),O(6)               21,498.86      455,724      104,172      351,552
  123    Limited Service                      L(48),D(72)                    23,046.90    1,704,625    1,281,205      423,420
  124    Unanchored                           L(25),D(95)                    21,260.86      521,141      170,558      350,583
  125    N/A                                  L(28),D(89),O(3)               20,780.49      465,404      178,210      287,194
  126    Single Tenant                        YM(25),DorYM(92),O(3)          16,498.03      244,656        4,893      239,763
-----------------------------------------------------------------------------------------------------------------------------
  127    Office/ Light Industrial             L(48),D(70),O(2)               20,380.60      891,813      519,033      372,780
  128    N/A                                  L(26),D(92),O(2)               29,440.53      555,304      194,530      360,773
  129    Single Tenant                        L(27),D(91),O(2)               16,965.40      351,071       85,609      265,462
  130    Single Tenant                        YM(25),DorYM(92),O(3)          16,199.00      244,656        4,893      239,763
  131    Garden                               L(26),D(93),O(1)               19,755.17      643,340      305,780      337,560
-----------------------------------------------------------------------------------------------------------------------------
  132    Unanchored                           L(48),D(72)                    18,767.41      385,997      106,622      279,375
  133    Single Tenant                        L(26),D(91),O(3)               20,912.05      322,979        9,689      313,290
  134    Anchored                             L(25),YM1%(143),O(12)          20,878.62      422,295      139,532      282,763
  135    N/A                                  L(27),D(92),O(1)               18,187.26      419,580      147,757      271,823
  136    Garden                               L(48),D(66),O(6)               17,387.73      679,860      400,600      279,260
-----------------------------------------------------------------------------------------------------------------------------
  137    Single Tenant                        YM(33),DorYM(24),O(3)          15,580.07      252,168        7,565      244,603
 137A1   Single Tenant
 137A2   Single Tenant
  138    Garden                               L(25),D(94),O(1)               17,320.47      640,777      323,491      317,286
  139    Single Tenant                        L(48),D(68),O(4)               17,386.03      311,714       46,098      265,616
-----------------------------------------------------------------------------------------------------------------------------
  140    N/A                                  L(27),D(92),O(1)               16,751.43      405,908      154,576      251,332
  141    Unanchored                           L(26),D(91),O(3)               16,323.64      402,860      109,680      293,179
  142    Unanchored                           L(28),D(92)                    16,083.21      242,244       45,568      196,679
  143    Townhomes                            L(26),D(94)                    16,523.02      612,513      321,517      290,996
  144    Unanchored                           L(48),D(72)                    15,722.18      306,524       59,584      246,940
-----------------------------------------------------------------------------------------------------------------------------
  145    Unanchored                           L(26),D(91),O(3)               16,371.30      333,746       84,053      249,693
  146    Garden                               L(48),D(71),O(1)               15,948.04      622,798      333,742      289,056
  147    Limited Service                      L(48),D(72)                    17,203.52      865,400      552,262      313,139
  148    Unanchored                           L(48),D(70),O(2)               12,145.54      567,826      261,415      306,411
  149    Single Tenant                        L(27),D(90),O(3)               14,462.52      316,507       70,036      246,471
-----------------------------------------------------------------------------------------------------------------------------
  150    Single Tenant                        L(28),D(89),O(3)               16,337.54      253,043        7,591      245,452
  151    N/A                                  L(26),D(92),O(2)               15,830.34      417,368      176,172      241,196
  152    Unanchored                           L(48),D(69),O(3)               14,090.08      338,254      114,500      223,754
  153    Single Tenant                        YM(33),DorYM(24),O(3)          12,359.69      195,328        5,860      189,468
 153A1   Single Tenant
-----------------------------------------------------------------------------------------------------------------------------
 153A2   Single Tenant
  154    Single Tenant                        L(30),D(88),O(2)               13,701.06      253,678       60,603      193,075
  155    Single Tenant                        YM(33),DorYM(24),O(3)          12,205.14      194,615        5,838      188,777
 155A1   Single Tenant
 155A2   Single Tenant
-----------------------------------------------------------------------------------------------------------------------------
  156    Unanchored                           L(48),D(71),O(1)               13,063.08      372,970      153,696      219,274
  157    N/A                                  L(48),D(36)                    14,458.38      403,171      177,224      225,947
  158    N/A                                  L(27),D(90),O(3)               13,115.68      402,427      197,099      205,328
  159    N/A                                  L(26),D(91),O(3)               12,713.14      424,399      197,812      226,587
  160    Single Tenant                        L(27),D(54),O(3)               12,875.48      204,199        6,126      198,073
-----------------------------------------------------------------------------------------------------------------------------
  161    Single Tenant                        L(27),D(90),O(3)               11,570.01      264,296       99,354      164,942
  162    N/A                                  L(48),D(71),O(1)               11,324.33      342,398      164,864      177,534
  163    Single Tenant                        L(48),D(72)                    11,380.56      245,836       58,939      186,897
  164    N/A                                  L(26),D(91),O(3)               10,700.48      222,310       49,697      172,613
  165    Single Tenant                        L(48),D(72)                     8,820.41      156,122       27,061      129,061
-----------------------------------------------------------------------------------------------------------------------------
  166    Garden                               L(26),YM1%(91),O(3)             6,068.13      195,731       84,511      111,220
  167    Parking Garage                       L(27),D(90),O(3)                6,618.31      268,655      170,917       97,738
  168    Single Tenant                        YM(33),DorYM(24),O(3)           4,497.27       71,826        2,155       69,671
-----------------------------------------------------------------------------------------------------------------------------

                                CUT-OFF
                                  DATE
           U/W NET      U/W       U/W                                CUT-OFF  SCHEDULED   HOSPITALITY
CONTROL      CASH       NCF       NCF         APPRAISED   APPRAISAL   DATE    MATURITY/     AVERAGE             YEAR
  NO.      FLOW ($)   DSCR (x)  DSCR (x)      VALUE ($)      DATE    LTV (%)   LTV (%)   DAILY RATE ($)        BUILT
----------------------------------------------------------------------------------------------------------------------------

   1      43,008,144      1.68      1.68    991,300,000   10/1/2006     40.4       40.4               0           Various
  1A1                                       212,000,000   10/1/2006                                   0              1987
  1A2                                       138,900,000   10/1/2006                                   0              1998
  1A3                                       136,400,000   10/1/2006                                   0              1987
  1A4                                       127,500,000   10/1/2006                                   0              1978
----------------------------------------------------------------------------------------------------------------------------
  1A5                                       133,000,000   10/1/2006                                   0              1962
  1A6                                        97,000,000   10/1/2006                                   0              1970
  1A7                                        79,000,000   10/1/2006                                   0              1981
  1A8                                        67,500,000   10/1/2006                                   0              1986
   2      60,287,074      1.39      1.39  1,200,000,000    8/1/2006     56.7       56.7               0  1973, 1985, 1993
----------------------------------------------------------------------------------------------------------------------------
   3      11,344,674      1.09      1.09    231,700,000     Various     79.8       79.8               0           Various
  3A1                                        86,800,000    3/5/2007                                   0         1975-1981
  3A2                                        85,400,000    3/1/2007                                   0         1963-1966
  3A3                                        59,500,000    3/1/2007                                   0              1966
   4      10,843,822      1.14      1.14    221,000,000   1/25/2007     74.7       74.7               0              2001
----------------------------------------------------------------------------------------------------------------------------
   5      10,176,095      1.05      1.24    171,100,000   1/24/2007     78.9       73.8               0           Various
  5A1                                        29,500,000   1/24/2007                                   0              2000
  5A2                                        23,700,000   1/24/2007                                   0              1997
  5A3                                        23,600,000   1/24/2007                                   0              2001
  5A4                                        22,500,000   1/24/2007                                   0              1983
----------------------------------------------------------------------------------------------------------------------------
  5A5                                        22,100,000   1/24/2007                                   0              1998
  5A6                                        16,900,000   1/24/2007                                   0              1999
  5A7                                        16,700,000   1/24/2007                                   0              1989
  5A8                                        16,100,000   1/24/2007                                   0              1988
   6       9,102,675      1.18      1.18    162,000,000    3/1/2007     81.5       81.5               0              1971
----------------------------------------------------------------------------------------------------------------------------
   7     111,783,127      2.72      3.31    785,120,000   8/31/2006     63.7       61.7               0           Various
  7A1                                        25,850,000   8/31/2006                                   0        1965, 1975
  7A2                                        25,720,000   8/31/2006                                   0              1968
  7A3                                        24,640,000   8/31/2006                                   0              1995
  7A4                                        23,080,000   8/31/2006                                   0              1981
----------------------------------------------------------------------------------------------------------------------------
  7A5                                        18,840,000    3/1/2007                                   0              1970
  7A6                                        17,380,000   8/31/2006                                   0              1958
  7A7                                        16,880,000   8/31/2006                                   0              1969
  7A8                                        16,380,000   8/31/2006                                   0              1967
  7A9                                        15,980,000   8/31/2006                                   0              1966
----------------------------------------------------------------------------------------------------------------------------
 7A10                                        15,920,000    1/1/2007                                   0              1997
 7A11                                        15,890,000   8/31/2006                                   0              2000
 7A12                                        15,730,000   8/31/2006                                   0              1985
 7A13                                        15,080,000   8/31/2006                                   0        1967, 1975
 7A14                                        14,920,000   8/31/2006                                   0              1967
----------------------------------------------------------------------------------------------------------------------------
 7A15                                        14,910,000   8/31/2006                                   0              1990
 7A16                                        13,890,000   8/31/2006                                   0              1988
 7A17                                        13,270,000   8/31/2006                                   0              1985
 7A18                                        13,200,000   8/31/2006                                   0              1984
 7A19                                        12,890,000   8/31/2006                                   0              1981
----------------------------------------------------------------------------------------------------------------------------
 7A20                                        12,280,000   8/31/2006                                   0              1975
 7A21                                        12,080,000   8/31/2006                                   0              1970
 7A22                                        11,730,000   8/31/2006                                   0              1985
 7A23                                        11,730,000   8/31/2006                                   0              1979
 7A24                                        11,640,000   8/31/2006                                   0              1963
----------------------------------------------------------------------------------------------------------------------------
 7A25                                        11,280,000   8/31/2006                                   0              1966
 7A26                                        11,040,000   8/31/2006                                   0              1969
 7A27                                        10,950,000   8/31/2006                                   0              1975
 7A28                                        10,940,000   8/31/2006                                   0              1974
 7A29                                        10,830,000   8/31/2006                                   0              1968
----------------------------------------------------------------------------------------------------------------------------
 7A30                                        10,270,000   8/31/2006                                   0              1995
 7A31                                        10,040,000   8/31/2006                                   0              1970
 7A32                                        10,030,000   8/31/2006                                   0              1971
 7A33                                         9,720,000   8/31/2006                                   0              1965
 7A34                                         9,690,000   8/31/2006                                   0              1965
----------------------------------------------------------------------------------------------------------------------------
 7A35                                         9,320,000   8/31/2006                                   0              1979
 7A36                                         9,240,000   8/31/2006                                   0              1965
 7A37                                         9,030,000   8/31/2006                                   0              1969
 7A38                                         8,720,000   8/31/2006                                   0              1972
 7A39                                         8,500,000   8/31/2006                                   0              1966
----------------------------------------------------------------------------------------------------------------------------
 7A40                                         8,370,000   8/31/2006                                   0              1988
 7A41                                         7,900,000   8/31/2006                                   0        1968, 1984
 7A42                                         7,730,000   8/31/2006                                   0              1949
 7A43                                         7,570,000   8/31/2006                                   0              1979
 7A44                                         7,530,000   8/31/2006                                   0              1985
----------------------------------------------------------------------------------------------------------------------------
 7A45                                         7,500,000   8/31/2006                                   0              1979
 7A46                                         7,370,000   8/31/2006                                   0              1967
 7A47                                         7,160,000   8/31/2006                                   0              1969
 7A48                                         7,160,000   8/31/2006                                   0              1970
 7A49                                         7,060,000   8/31/2006                                   0              1972
----------------------------------------------------------------------------------------------------------------------------
 7A50                                         7,030,000   8/31/2006                                   0              1969
 7A51                                         7,010,000   8/31/2006                                   0              1980
 7A52                                         7,000,000   8/31/2006                                   0              1965
 7A53                                         6,880,000   8/31/2006                                   0              1975
 7A54                                         6,820,000   8/31/2006                                   0              1966
----------------------------------------------------------------------------------------------------------------------------
 7A55                                         6,570,000   8/31/2006                                   0              1967
 7A56                                         6,460,000   8/31/2006                                   0              1963
 7A57                                         6,400,000   8/31/2006                                   0              1998
 7A58                                         6,040,000   8/31/2006                                   0              1980
 7A59                                         5,940,000   8/31/2006                                   0              1975
----------------------------------------------------------------------------------------------------------------------------
 7A60                                         5,930,000   8/31/2006                                   0              1968
 7A61                                         5,820,000   8/31/2006                                   0              1973
 7A62                                         5,750,000    3/1/2007                                   0              1966
 7A63                                         5,750,000   8/31/2006                                   0              1973
 7A64                                         5,690,000   8/31/2006                                   0              1969
----------------------------------------------------------------------------------------------------------------------------
 7A65                                         5,670,000   8/31/2006                                   0              1986
 7A66                                         5,360,000   8/31/2006                                   0              1948
 7A67                                         5,240,000   8/31/2006                                   0              1984
 7A68                                         5,180,000   8/31/2006                                   0              1984
 7A69                                         5,040,000   8/31/2006                                   0              1971
----------------------------------------------------------------------------------------------------------------------------
 7A70                                         4,980,000   8/31/2006                                   0              1984
 7A71                                         4,590,000   8/31/2006                                   0              1963
 7A72                                         4,460,000   8/31/2006                                   0              1973
 7A73                                         4,460,000   8/31/2006                                   0              1971
 7A74                                         4,370,000   8/31/2006                                   0              1964
----------------------------------------------------------------------------------------------------------------------------
 7A75                                         4,310,000   8/31/2006                                   0              1985
 7A76                                         4,000,000   8/31/2006                                   0              1985
 7A77                                         3,590,000    9/1/2006                                   0              1965
 7A78                                         3,390,000   8/31/2006                                   0              1969
 7A79                                         3,240,000   8/31/2006                                   0              1967
----------------------------------------------------------------------------------------------------------------------------
 7A80                                         2,490,000   8/31/2006                                   0              1961
 7A81                                         2,420,000   8/31/2006                                   0              1967
 7A82                                         2,380,000   8/31/2006                                   0              1965
           8,119,048      1.20      1.20    153,850,000     Various     67.4       67.4               0           Various
  8A       5,777,192      1.20      1.20    111,950,000   2/12/2007     65.8       65.8               0           Various
----------------------------------------------------------------------------------------------------------------------------
  8A1                                        20,500,000   2/12/2007                                   0              1928
  8A2                                        18,600,000   2/12/2007                                   0              1923
  8A3                                        16,500,000   2/12/2007                                   0        1908, 1923
  8A4                                        13,750,000   2/12/2007                                   0              1931
  8A5                                        11,100,000   2/12/2007                                   0              1929
----------------------------------------------------------------------------------------------------------------------------
  8A6                                        10,600,000   2/12/2007                                   0              1928
  8A7                                        10,500,000   2/12/2007                                   0              1928
  8A8                                        10,400,000   2/12/2007                                   0              1937
  8B       1,486,783      1.21      1.21     25,000,000   2/12/2007     75.1       75.1               0           Various
  8B1                                         8,000,000   2/12/2007                                   0              1914
----------------------------------------------------------------------------------------------------------------------------
  8B2                                        10,400,000   2/12/2007                                   0              1914
  8B3                                         4,500,000   2/12/2007                                   0              1925
  8B4                                         2,100,000   2/12/2007                                   0              1908
  8C         710,514      1.20      1.20     14,400,000   2/12/2007     63.1       63.1               0              1931
  8D         144,559      1.21      1.21      2,500,000    2/9/2007     73.2       73.2               0        1950, 1980
----------------------------------------------------------------------------------------------------------------------------
   9      17,673,537      2.36      2.85    141,680,000     Various     63.5       60.5               0           Various
  9A1                                        16,940,000   8/31/2006                                   0              1969
  9A2                                        16,650,000   8/31/2006                                   0  1860, 1981, 1995
  9A3                                        14,400,000   8/31/2006                                   0              1967
  9A4                                        11,310,000   8/31/2006                                   0              1988
----------------------------------------------------------------------------------------------------------------------------
  9A5                                        11,050,000   8/31/2006                                   0              1972
  9A6                                        10,550,000   8/31/2006                                   0              1968
  9A7                                        10,390,000   8/31/2006                                   0              1987
  9A8                                        10,280,000   8/31/2006                                   0              1989
  9A9                                         9,110,000   8/31/2006                                   0              1985
----------------------------------------------------------------------------------------------------------------------------
 9A10                                         7,520,000   8/31/2006                                   0              1988
 9A11                                         7,400,000    8/2/2006                                   0              1978
 9A12                                         6,840,000   8/31/2006                                   0              1974
 9A13                                         6,050,000   8/31/2006                                   0              1969
 9A14                                         3,190,000   8/31/2006                                   0              1981
----------------------------------------------------------------------------------------------------------------------------
  10      12,473,643      2.70      2.70    251,000,000  12/15/2006     35.1       35.1               0              1914
  11      10,466,626      2.13      2.13    227,000,000  11/29/2006     38.2       38.2               0              1986
  12       9,198,230      1.82      1.82    209,250,000   1/31/2007     40.3       40.3               0              1983
  13       4,091,092      0.97      0.97     82,300,000   1/18/2007     85.1       85.1               0              1984
  14       8,073,184      1.96      1.96    157,300,000   1/31/2007     43.7       43.7               0              1968
----------------------------------------------------------------------------------------------------------------------------
  15       4,142,791      0.94      1.12     81,000,000   2/12/2007     76.7       71.7               0        1916, 1962
  16       3,814,119      1.16      1.16     65,525,000     Various     82.0       82.0               0           Various
 16A1                                        48,275,000   2/12/2009                                   0         1983-1987
 16A2                                        17,250,000   2/12/2008                                   0  1984, 1987, 2002
  17       4,093,062      1.24      1.24     70,400,000  11/21/2006     75.7       75.7          117.69              2002
----------------------------------------------------------------------------------------------------------------------------
  18       3,488,856      1.25      1.25     49,000,000   2/13/2007     85.1       85.1               0         1952-1996
  19       2,760,353      1.07      1.31     50,800,000  10/24/2006     73.8       68.6          325.56              1961
  20       2,170,342      1.15      1.15     42,500,000   12/5/2006     78.9       78.9               0              2004
  21       2,227,878      1.14      1.14     39,000,000   2/14/2007     84.6       84.6               0              1964
  22       2,062,984      1.15      1.15     40,400,000   12/7/2006     78.8       78.8               0              2004
----------------------------------------------------------------------------------------------------------------------------
  23       2,036,300      1.15      1.15     40,000,000   12/6/2006     78.6       78.6               0              2004
  24       2,311,073      1.23      1.23     38,200,000     Various     80.6       80.6               0              2006
 24A1                                        12,500,000  11/22/2006                                   0              2006
 24A2                                         9,600,000  11/15/2006                                   0              2006
 24A3                                         9,100,000  11/22/2006                                   0              2006
----------------------------------------------------------------------------------------------------------------------------
 24A4                                         7,000,000  11/17/2006                                   0              2006
  25      51,025,884      1.15      1.15    889,000,000  11/20/2006     87.2       87.2               0              2003
  26       2,108,336      1.19      1.42     32,900,000   11/8/2006     76.0       68.5               0         1967-1984
  27       1,592,967      1.15      1.15     31,000,000   1/15/2007     79.4       79.4               0        1978, 1985
  28       1,692,204      0.99      1.18     32,100,000   1/23/2007     74.8       69.8               0              1960
----------------------------------------------------------------------------------------------------------------------------
  29       2,085,139      1.20      1.37     28,645,000     Various     78.5       70.6               0           Various
 29A1                                        15,675,000   1/17/2007                                   0              1995
 29A2                                         8,270,000   1/23/2007                                   0              2004
 29A3                                         4,700,000   1/23/2007                                   0              2006
  30       1,616,176      1.03      1.24     28,260,000  10/13/2006     79.3       73.9               0        2001, 2002
----------------------------------------------------------------------------------------------------------------------------
  31       1,807,543      1.17      1.42     32,010,000   10/9/2006     68.7       62.8               0         1985-1989
  32       1,852,764      1.47      1.47     26,110,000     Various     80.0       80.0               0           Various
 32A1                                         9,350,000   1/27/2007                                   0              1985
 32A2                                         8,900,000   1/29/2007                                   0              1958
 32A3                                         7,860,000   1/29/2007                                   0         1968-2006
----------------------------------------------------------------------------------------------------------------------------
  33       1,935,650      1.32      1.32     25,300,000   1/29/2007     80.6       68.4          102.45           Various
 33A1                                        14,700,000   1/29/2007                              107.62              1999
 33A2                                        10,600,000   1/29/2007                               96.23        1989, 1999
  34       1,461,672      1.22      1.22     25,600,000   1/12/2007     78.1       78.1               0              1990
  35       1,444,193      1.22      1.22     25,000,000  11/10/2006     80.0       80.0               0              1981
----------------------------------------------------------------------------------------------------------------------------
  36       1,429,061      1.27      1.27     25,000,000   1/15/2007     80.0       80.0               0              1980
  37       1,290,000      1.20      1.20     20,400,000  10/12/2006     88.2       88.2               0              2006
  38       1,188,491      1.20      1.20     22,000,000   1/23/2007     80.0       80.0               0              1984
  39       1,246,963      1.20      1.20     22,000,000  11/10/2006     79.5       79.5               0              1965
  40       1,910,565      1.49      1.49     28,700,000    1/1/2007     60.3       51.6           93.26              1972
----------------------------------------------------------------------------------------------------------------------------
  41       1,453,903      1.20      1.20     21,800,000   12/6/2006     78.9       66.5               0              1988
  42       1,177,362      1.06      1.27     20,800,000   10/4/2006     76.9       71.7               0         1956-1969
  43       1,198,482      1.22      1.22     19,400,000   1/11/2007     79.9       79.9               0              2003
  44       1,150,089      1.29      1.29     18,200,000  12/23/2006     85.0       85.0               0              2006
  45       1,091,285      1.00      1.18     19,800,000    9/5/2006     76.3       71.4               0              2006
----------------------------------------------------------------------------------------------------------------------------
  46       1,270,883      1.20      1.43     19,800,000   12/1/2006     76.2       68.6               0              1985
 46A1                                        13,500,000   12/1/2006                                   0              1985
 46A2                                         6,300,000   12/1/2006                                   0              1985
  47       1,581,151      1.48      1.76     20,200,000    1/1/2007     74.3       69.4          103.85              1973
  48       1,138,351      1.10      1.30     22,600,000   1/16/2007     64.2       60.0               0         1969-1971
----------------------------------------------------------------------------------------------------------------------------
  49       1,037,061      1.22      1.22     18,300,000   3/29/2007     78.7       78.7               0              1993
  50       1,004,590      1.24      1.24     16,600,000   1/23/2007     82.5       82.5               0              1969
  51       1,200,376      1.17      1.17     19,500,000  12/28/2006     69.2       65.2               0              1969
  52       1,020,941      1.32      1.32     16,150,000   9/29/2006     80.0       80.0               0   1983, 2003-2004
  53         997,021      1.20      1.20     17,250,000    6/9/2006     66.7       56.6               0         1973-1985
----------------------------------------------------------------------------------------------------------------------------
  54         796,078      1.18      1.18     14,170,000   1/10/2007     79.7       79.7               0              2007
  55         829,267      1.30      1.30     14,040,000   12/6/2006     80.1       80.1               0              1964
  56       1,056,172      1.30      1.52     18,000,000    5/4/2006     61.1       55.5               0              1978
  57         868,198      1.11      1.32     13,800,000    1/1/2007     79.0       73.9               0         2006-2007
  58       1,089,644      1.35      1.35     15,600,000   7/12/2006     69.7       59.6          114.02              1998
----------------------------------------------------------------------------------------------------------------------------
  59         907,393      1.26      1.49     12,950,000   1/30/2007     77.6       68.7            89.1              1989
  60         883,627      1.23      1.46     13,900,000  11/29/2006     71.9       67.3               0              1982
  61         719,743      1.20      1.20     11,277,000    7/1/2006     84.7       84.7               0           Various
 61A1                                         1,680,000    7/1/2006                                   0              1998
 61A2                                         1,074,000    7/1/2006                                   0              1978
----------------------------------------------------------------------------------------------------------------------------
 61A3                                         1,073,000    7/1/2006                                   0              1956
 61A4                                         1,062,000    7/1/2006                                   0              1958
 61A5                                         1,049,000    7/1/2006                                   0              1964
 61A6                                           835,000    7/1/2006                                   0              1985
 61A7                                           784,000    7/1/2006                                   0              1964
----------------------------------------------------------------------------------------------------------------------------
 61A8                                           760,000    7/1/2006                                   0              1970
 61A9                                           728,000    7/1/2006                                   0              1956
 61A10                                          584,000    7/1/2006                                   0              1958
 61A11                                          568,000    7/1/2006                                   0              1965
 61A12                                          560,000    7/1/2006                                   0              1960
----------------------------------------------------------------------------------------------------------------------------
 61A13                                          520,000    7/1/2006                                   0              1984
  62         884,582      1.57      1.57     13,700,000    1/5/2007     69.3       69.3               0        1997, 1998
  63         792,123      1.23      1.23     11,725,000   1/26/2007     77.0       65.2               0              1981
  64         710,536      1.15      1.40     14,300,000    1/1/2007     62.9       58.5               0              1991
  65       1,001,279      1.85      1.85     13,200,000  11/21/2006     68.2       68.2               0              1986
----------------------------------------------------------------------------------------------------------------------------
  66         717,657      1.44      1.44     14,400,000   1/25/2007     59.0       59.0               0              1996
  67         736,485      1.23      1.45     11,500,000   1/10/2007     73.0       68.3               0              1985
  68         794,244      1.30      1.53     10,500,000  12/22/2006     80.0       72.4               0        2004, 2005
  69         678,081      1.32      1.32     11,000,000  11/29/2006     74.1       74.1               0        1983, 1995
  70         774,383      1.35      1.35     11,600,000   1/10/2007     69.0       58.4          118.72        1989, 2003
----------------------------------------------------------------------------------------------------------------------------
  71         628,089      1.31      1.31     10,000,000  11/29/2006     78.7       78.7               0              1982
  72         531,899      1.21      1.21      9,200,000  11/30/2006     78.5       78.5               0        2000, 2003
  73         736,833      1.47      1.74      9,000,000   10/4/2006     78.2       69.2               0              1976
  74         648,804      1.28      1.50      9,500,000    1/9/2007     73.7       70.1               0              1969
  75         641,578      1.29      1.51      8,500,000   11/1/2006     79.6       70.9           78.56              2001
----------------------------------------------------------------------------------------------------------------------------
  76         459,452      1.14      1.14      8,930,000  11/21/2006     74.7       74.7               0              1961
  77         548,531      1.14      1.33      8,980,000   12/5/2006     71.8       67.5               0              2006
  78         555,165      1.23      1.47      8,150,000   11/6/2006     79.1       75.0               0              1981
  79         566,286      1.22      1.44      8,500,000  10/24/2006     75.6       70.8               0              2000
  80         551,245      1.23      1.47      7,900,000   12/4/2006     80.1       72.2               0        1969, 1973
----------------------------------------------------------------------------------------------------------------------------
  81         604,874      1.43      1.70     13,800,000   1/10/2007     43.5       40.6               0              1980
  82         483,544      1.24      1.24      7,700,000   7/18/2006     77.9       77.9               0              1984
  83         529,085      1.25      1.50      9,000,000  12/18/2006     66.6       62.1               0              1984
  84         417,051      1.25      1.25      7,020,000  12/21/2006     85.0       85.0               0              2006
  85         620,523      1.33      1.33      7,700,000   7/27/2006     77.4       60.4               0        1950, 2001
----------------------------------------------------------------------------------------------------------------------------
  86         549,760      1.29      1.52      7,400,000    1/4/2007     80.0       74.9               0              1974
  87         530,054      1.32      1.60      9,600,000   10/9/2006     60.4       56.3               0              1980
  88         480,045      1.20      1.42      7,070,000  12/20/2006     79.3       74.2               0              1977
  89         484,219      1.20      1.43      7,000,000    1/4/2007     80.0       74.8               0        1962, 1972
  90         489,044      1.23      1.44      7,500,000   11/1/2006     72.4       64.4           67.72              1981
----------------------------------------------------------------------------------------------------------------------------
  91         520,021      1.29      1.29      6,700,000   12/6/2006     78.4       60.5           90.68              2001
  92         455,736      1.20      1.20      6,830,000  12/18/2006     76.7       65.3               0              1983
  93         361,121      1.21      1.21      5,950,000   12/6/2006     85.0       85.0               0              2002
  94         556,152      1.43      1.43      7,250,000   9/18/2006     68.7       53.5           77.49              1974
  95         674,520      1.68      1.68      8,000,000   5/24/2006     60.6       48.4           74.69              1985
----------------------------------------------------------------------------------------------------------------------------
  96         332,169      1.22      1.22      5,400,000  12/29/2006     88.7       88.7               0              2005
  97         508,773      1.53      1.83      7,320,000   12/4/2006     64.3       60.0               0              1979
  98         440,931      1.25      1.25      7,200,000   12/7/2006     65.3       56.0               0              1947
  99         470,454      1.46      1.46      6,600,000  11/15/2006     70.2       59.1               0              1967
  100        448,941      1.38      1.65      6,000,000  11/12/2006     76.7       70.3               0              1978
----------------------------------------------------------------------------------------------------------------------------
  101        308,835      1.20      1.20      5,200,000   1/17/2007     88.3       88.3               0              2006
  102        399,135      1.23      1.23      7,000,000  11/21/2006     64.1       54.5               0              1982
  103        477,995      1.35      1.35      6,700,000  11/28/2006     66.8       60.7           51.93              1989
  104        337,560      1.20      1.20      5,451,000    7/1/2006     80.8       80.8               0           Various
 104A1                                        3,765,000    7/1/2006                                   0              1970
----------------------------------------------------------------------------------------------------------------------------
 104A2                                        1,686,000    7/1/2006                                   0              1975
  105        294,576      1.20      1.20      4,950,000   1/17/2007     88.4       88.4               0              2004
  106        329,508      1.28      1.28      5,550,000   1/15/2007     77.5       77.5               0              2003
  107        377,800      1.44      1.44      5,495,000   11/7/2006     76.4       76.4               0              1984
  108        364,833      1.22      1.22      5,600,000   1/24/2007     74.9       63.5               0              2002
----------------------------------------------------------------------------------------------------------------------------
  109        403,613      1.36      1.62      5,200,000  11/21/2006     80.0       74.8               0              1965
  110        453,811      1.42      1.42      5,550,000  12/18/2006     74.2       57.7           86.92              2004
  111        289,056      1.20      1.20      4,900,000   1/18/2007     84.0       84.0               0              2006
  112        361,731      1.26      1.52      5,700,000  10/10/2006     71.9       64.6               0              1969
  113        308,700      1.31      1.31      5,500,000    1/7/2007     74.5       74.5               0               N/A
----------------------------------------------------------------------------------------------------------------------------
  114        335,272      1.09      1.26      5,100,000   3/22/2006     80.0       72.9               0              1980
  115        352,217      1.22      1.22      5,100,000   11/9/2006     79.9       67.5               0           Various
 115A1                                        3,500,000   11/9/2006                                   0         1995-2003
 115A2                                        1,600,000   11/9/2006                                   0              2006
  116        354,372      1.26      1.51      5,510,000   1/12/2007     72.6       65.4               0              1976
----------------------------------------------------------------------------------------------------------------------------
  117        296,637      1.22      1.22      5,000,000  11/22/2006     79.8       79.8               0        2002, 2005
  118        394,214      1.44      1.74      5,100,000  10/30/2006     77.0       67.7               0              1967
  119        261,305      1.20      1.20      4,380,000   1/16/2007     88.7       88.7               0              2005
  120        441,918      1.43      1.43      5,525,000   12/6/2006     69.7       54.7           66.67              1972
  121        340,140      1.25      1.47      4,900,000  12/22/2006     76.5       66.5               0              2006
----------------------------------------------------------------------------------------------------------------------------
  122        315,189      1.22      1.22      4,725,000   11/9/2006     77.8       65.6               0              2001
  123        355,235      1.28      1.28      5,300,000   3/20/2006     69.3       59.8            51.7              1987
  124        326,426      1.28      1.28      5,200,000  12/16/2006     69.2       58.5               0              2005
  125        280,687      1.13      1.36      4,500,000  11/14/2006     80.0       75.7               0              1991
  126        237,540      1.20      1.20      4,000,000   1/17/2007     88.3       88.3               0              2004
----------------------------------------------------------------------------------------------------------------------------
  127        306,929      1.25      1.51      4,830,000  12/12/2006     72.5       67.5               0              1987
  128        359,711      1.02      1.02      5,600,000  11/21/2006     62.3       27.8               0              2006
  129        251,512      1.24      1.24      4,500,000   12/3/2006     77.3       77.3               0              1997
  130        237,581      1.22      1.22      3,960,000   1/10/2007     87.6       87.6               0              2005
  131        309,060      1.30      1.57      4,250,000   1/25/2007     80.0       70.4               0        1966, 1977
----------------------------------------------------------------------------------------------------------------------------
  132        272,048      1.21      1.45      4,300,000  12/19/2006     75.1       66.1               0              2001
  133        304,279      1.21      1.21      4,300,000   8/22/2006     74.3       57.9               0              2006
  134        268,141      1.07      1.22      4,000,000   8/15/2006     79.8       68.7               0              2001
  135        263,711      1.21      1.43      3,900,000   11/8/2006     77.9       70.4               0              2003
  136        251,414      1.20      1.44      5,100,000  11/29/2006     57.7       53.9               0              1974
----------------------------------------------------------------------------------------------------------------------------
  137        224,353      1.20      1.20      3,770,000    7/1/2006     77.6       77.6               0           Various
 137A1                                        2,431,000    7/1/2006                                   0              1964
 137A2                                        1,339,000    7/1/2006                                   0              1981
  138        283,786      1.37      1.37      3,550,000   2/12/2007     80.0       68.2               0         1979-1990
  139        264,102      1.27      1.47      4,360,000  11/14/2006     64.2       58.4               0              2006
----------------------------------------------------------------------------------------------------------------------------
  140        243,655      1.21      1.44      3,500,000   11/8/2006     80.0       72.3               0              2001
  141        265,602      1.36      1.36      3,700,000  12/29/2006     75.0       63.3               0              1985
  142        188,716      0.98      1.17      3,200,000  10/10/2006     85.9       80.2               0              2006
  143        242,554      1.22      1.22      3,050,000   11/8/2006     90.1       76.5               0              1948
  144        235,085      1.25      1.25      3,500,000   1/12/2007     77.1       64.9               0              2004
----------------------------------------------------------------------------------------------------------------------------
  145        236,550      1.20      1.20      3,420,000  12/15/2006     78.1       66.7               0              2000
  146        253,970      1.33      1.57      3,550,000  12/21/2006     74.9       66.4               0              1976
  147        278,523      1.35      1.35      3,600,000  12/18/2006     73.8       57.3           69.16              2005
  148        286,000      1.96      1.96      4,250,000  12/12/2006     58.8       58.8               0              1988
  149        238,644      1.38      1.38      4,200,000  10/27/2006     59.4       50.0               0              1987
----------------------------------------------------------------------------------------------------------------------------
  150        237,340      1.21      1.21      3,370,000   8/22/2006     73.9       57.7               0              2006
  151        232,702      1.22      1.22      3,300,000   10/3/2006     74.1       57.6               0              1965
  152        202,568      1.20      1.20      3,050,000  11/14/2006     79.3       66.8               0              1981
  153        177,980      1.20      1.20      2,931,000    7/1/2006     79.2       79.2               0           Various
 153A1                                        1,475,000    7/1/2006                                   0              1982
----------------------------------------------------------------------------------------------------------------------------
 153A2                                        1,456,000    7/1/2006                                   0              1956
  154        189,620      1.15      1.37      2,900,000   10/3/2006     79.3       74.1               0              1985
  155        175,754      1.20      1.20      2,917,000    7/1/2006     78.6       78.6               0           Various
 155A1                                        2,100,000    7/1/2006                                   0              1968
 155A2                                          817,000    7/1/2006                                   0              1950
----------------------------------------------------------------------------------------------------------------------------
  156        208,732      1.33      1.58      3,870,000   3/26/2007     56.8       50.3               0        2004, 2005
  157        219,822      1.27      1.59      3,100,000  12/19/2006     71.0       64.4               0        1995, 1996
  158        188,305      1.20      1.42      3,950,000   12/1/2006     55.6       49.2               0              1930
  159        192,590      1.26      1.49      2,675,000   1/18/2007     79.4       71.8               0              1984
  160        190,982      1.24      1.24      2,850,000  12/21/2006     73.5       66.8               0              1998
----------------------------------------------------------------------------------------------------------------------------
  161        160,897      1.16      1.16      2,800,000   12/6/2006     71.3       60.0               0              1996
  162        164,329      1.21      1.45      2,575,000  11/28/2006     75.0       66.1               0              1978
  163        183,273      1.34      1.58      2,800,000  12/22/2006     67.1       60.8               0              2006
  164        165,863      1.29      1.29      2,500,000  11/13/2006     68.0       58.5               0        1979, 1984
  165        125,109      1.18      1.18      2,290,000  11/11/2006     65.4       55.3               0              1965
----------------------------------------------------------------------------------------------------------------------------
  166        108,220      1.49      1.49      1,800,000    1/8/2007     70.0       70.0               0              1850
  167         96,778      1.22      1.22      2,800,000  12/17/2006     37.4       28.8               0              1926
  168         64,761      1.20      1.20      1,076,000    7/1/2006     78.5       78.5               0              1964
----------------------------------------------------------------------------------------------------------------------------

                             SQ FEET,      UNIT     LOAN                       RENT
CONTROL         YEAR        PADS, ROOMS     OF       PER       OCCUPANCY       ROLL           OWNERSHIP
  NO.         RENOVATED    UNITS OR ACRE  MEASURE   UNIT    PERCENTAGE (%)     DATE           INTEREST
------------------------------------------------------------------------------------------------------------

   1              Various      2,097,957  Sq Feet      191            93.2  12/31/2006  Fee Simple
  1A1                 N/A        504,205  Sq Feet      177            93.4  12/31/2006  Fee Simple
  1A2                 N/A        327,788  Sq Feet      204           100.0  12/31/2007  Fee Simple
  1A3                2001        456,780  Sq Feet      113            65.1  12/31/2006  Fee Simple
  1A4                2000        183,184  Sq Feet      266           100.0   1/31/2007  Fee Simple
------------------------------------------------------------------------------------------------------------
  1A5                1996        174,287  Sq Feet      252           100.0  12/31/2006  Fee Simple
  1A6                 N/A        167,589  Sq Feet      244            96.8  12/31/2006  Fee Simple
  1A7                1998        179,407  Sq Feet      189            94.5  12/31/2006  Fee Simple
  1A8                 N/A        104,717  Sq Feet      236            98.8  12/31/2006  Fee Simple
   2                 1982      3,781,045  Sq Feet      180            77.2   6/30/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
   3                  N/A          1,909  Units     96,909            88.4   3/22/2007  Fee Simple
  3A1                 N/A            732  Units     94,676            87.4   3/22/2007  Fee Simple
  3A2                 N/A            727  Units     93,802            87.2   3/22/2007  Fee Simple
  3A3                 N/A            450  Units    105,563            92.0   3/22/2007  Fee Simple
   4                  N/A        553,017  Sq Feet      298            99.7    1/1/2007  Fee Simple
------------------------------------------------------------------------------------------------------------
   5                  N/A        895,487  Sq Feet      151            95.1    3/1/2007  Fee Simple
  5A1                 N/A        159,741  Sq Feet      148            98.3    3/1/2007  Fee Simple
  5A2                 N/A        112,800  Sq Feet      168            93.5    3/1/2007  Fee Simple
  5A3                 N/A        114,448  Sq Feet      162           100.0    3/1/2007  Fee Simple
  5A4                 N/A        120,420  Sq Feet      149            94.4    3/1/2007  Fee Simple
------------------------------------------------------------------------------------------------------------
  5A5                 N/A        105,823  Sq Feet      167            96.9    3/1/2007  Fee Simple
  5A6                 N/A        107,864  Sq Feet      125            90.7    3/1/2007  Fee Simple
  5A7                 N/A         88,546  Sq Feet      151           100.0    3/1/2007  Fee Simple
  5A8                 N/A         85,845  Sq Feet      133            80.9    3/1/2007  Fee Simple
   6            1994-1998        283,336  Sq Feet      466           100.0    3/3/2007  Fee Simple
------------------------------------------------------------------------------------------------------------
   7              Various          8,492  Beds      58,879            93.9   6/30/2006  Fee Simple
  7A1                2005            180  Beds      22,865            98.9   6/30/2006  Fee Simple
  7A2                1996            150  Beds      27,299            98.8   6/30/2006  Fee Simple
  7A3                2005             78  Beds      50,294            85.3   6/30/2006  Fee Simple
  7A4                1991            180  Beds      20,414            98.4   6/30/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
  7A5                2004            135  Beds      22,219            94.9   6/30/2006  Fee Simple
  7A6                2002            220  Beds      12,578            89.6   6/30/2006  Fee Simple
  7A7                2001            120  Beds      22,396            98.4   6/30/2006  Fee Simple
  7A8                1987            133  Beds      19,608            95.9   6/30/2006  Fee Simple
  7A9                2001            132  Beds      19,274            96.8   6/30/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
 7A10                2006            124  Beds      20,441            96.1   6/30/2006  Fee Simple
 7A11                2006            127  Beds      19,920            96.7   6/30/2006  Fee Simple
 7A12                1995            181  Beds      13,836            96.6   6/30/2006  Fee Simple
 7A13                1998            200  Beds      12,005            98.2   6/30/2006  Fee Simple
 7A14           2005-2006            103  Beds      23,062            97.1   6/30/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
 7A15                 N/A            120  Beds      19,782            94.5   6/30/2006  Fee Simple/Leasehold
 7A16                 N/A            190  Beds      11,639            81.8   6/30/2006  Fee Simple
 7A17                 N/A            120  Beds      17,606            98.0   6/30/2006  Fee Simple
 7A18                 N/A            126  Beds      16,679            98.6   6/30/2006  Fee Simple
 7A19                2004            118  Beds      17,392            97.8   6/30/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
 7A20          1992, 1997             96  Beds      20,366            97.5   6/30/2006  Fee Simple
 7A21            Mid 90's            129  Beds      14,909            95.5   6/30/2006  Fee Simple
 7A22                1997            108  Beds      17,292            94.5   6/30/2006  Fee Simple
 7A23          1991, 2004            157  Beds      11,895            87.9   6/30/2006  Fee Simple
 7A24          1996, 2002            132  Beds      14,040            85.5   6/30/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
 7A25          1984, 2006            124  Beds      14,483            94.3   6/30/2006  Fee Simple
 7A26                1998             93  Beds      18,900            97.8   6/30/2006  Fee Simple
 7A27                1997             98  Beds      17,789            95.7   6/30/2006  Fee Simple
 7A28                2004            124  Beds      14,047            95.5   6/30/2006  Fee Simple
 7A29          1986, 1993            101  Beds      17,072            92.5   6/30/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
 7A30                2002            175  Beds       9,343            95.5   6/30/2006  Fee Simple
 7A31                1985            125  Beds      12,788            91.4   6/30/2006  Fee Simple
 7A32                2004            142  Beds      11,246            95.3   6/30/2006  Fee Simple
 7A33                1989             72  Beds      21,494            96.8   6/30/2006  Fee Simple
 7A34                 N/A            120  Beds      12,856            94.9   6/30/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
 7A35                2002            100  Beds      14,839            94.7   6/30/2006  Fee Simple
 7A36                1998            117  Beds      12,574            91.5   6/30/2006  Fee Simple
 7A37                 N/A            103  Beds      13,958            97.2   6/30/2006  Fee Simple
 7A38                 N/A            120  Beds      11,569            98.3   6/30/2006  Fee Simple
 7A39                2004             60  Beds      22,555            97.7   6/30/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
 7A40                 N/A            118  Beds      11,293            89.0   6/30/2006  Fee Simple
 7A41                1995            108  Beds      11,646            66.1   6/30/2006  Fee Simple
 7A42                 N/A             93  Beds      13,233            90.7   6/30/2006  Fee Simple
 7A43                 N/A            100  Beds      12,052            95.3   6/30/2006  Fee Simple
 7A44                 N/A            100  Beds      11,989            83.2   6/30/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
 7A45                1987            100  Beds      11,941            94.4   6/30/2006  Fee Simple
 7A46    1989, 1996, 2005            109  Beds      10,765            96.0   6/30/2006  Fee Simple
 7A47                1990             64  Beds      17,812            96.7   6/30/2006  Fee Simple
 7A48                1995             89  Beds      12,808            95.5   6/30/2006  Fee Simple
 7A49                1996             76  Beds      14,790            98.1   6/30/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
 7A50          1990, 2003             67  Beds      16,705            96.9   6/30/2006  Fee Simple
 7A51                2002            100  Beds      11,161            96.4   6/30/2006  Fee Simple
 7A52                2006            126  Beds       8,845            94.6   6/30/2006  Fee Simple
 7A53                1995             87  Beds      12,591            61.5   6/30/2006  Fee Simple
 7A54                1991             67  Beds      16,206            95.7   6/30/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
 7A55          Early 90's             63  Beds      16,603            99.2   6/30/2006  Fee Simple
 7A56                2005             80  Beds      12,856            95.9   6/30/2006  Fee Simple
 7A57                 N/A            106  Beds       9,613            98.1   6/30/2006  Leasehold
 7A58                 N/A             78  Beds      12,329            96.4   6/30/2006  Fee Simple
 7A59                2001             72  Beds      13,135            89.5   6/30/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
 7A60                2002             70  Beds      13,487            96.7   6/30/2006  Fee Simple
 7A61                 N/A             60  Beds      15,444            71.7   6/30/2006  Fee Simple
 7A62                2006             74  Beds      12,371            90.6   6/30/2006  Fee Simple
 7A63                2004             85  Beds      10,770            86.2   6/30/2006  Fee Simple
 7A64                2005             86  Beds      10,534            94.0   6/30/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
 7A65                 N/A             66  Beds      13,678            97.3   6/30/2006  Fee Simple
 7A66                2006             74  Beds      11,532            94.5   6/30/2006  Fee Simple
 7A67                2005             70  Beds      11,918            93.7   6/30/2006  Fee Simple
 7A68                1995            100  Beds       8,247            93.9   6/30/2006  Fee Simple
 7A69                1998             74  Beds      10,844            91.9   6/30/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
 7A70                 N/A             50  Beds      15,857            96.9   6/30/2006  Fee Simple/Leasehold
 7A71                2006             98  Beds       7,457            88.5   6/30/2006  Fee Simple
 7A72          Early 90's             82  Beds       8,660            97.6   6/30/2006  Fee Simple
 7A73          1992, 2005             70  Beds      10,144            87.8   6/30/2006  Fee Simple
 7A74                1998             85  Beds       8,185            96.4   6/30/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
 7A75                 N/A             64  Beds      10,722            88.6   6/30/2006  Fee Simple
 7A76                 N/A             50  Beds      12,737            96.9   6/30/2006  Fee Simple
 7A77                1997             87  Beds       6,570            93.8   6/30/2006  Fee Simple
 7A78          1994, 2001             53  Beds      10,184            97.0   6/30/2006  Fee Simple
 7A79                2005             66  Beds       7,816            97.2   6/30/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
 7A80                1980             72  Beds       5,506            94.3   6/30/2006  Fee Simple
 7A81                2005             70  Beds       5,504            86.9   6/30/2006  Fee Simple
 7A82                 N/A             50  Beds       7,578            90.6   6/30/2006  Fee Simple
                  Various            437  Units    246,382            97.6    1/3/2007  Fee Simple
  8A              Ongoing            315  Units    233,714            96.9    1/3/2007  Fee Simple
------------------------------------------------------------------------------------------------------------
  8A1             Ongoing             70  Units    186,000            97.1    1/3/2007  Fee Simple
  8A2             Ongoing             33  Units    363,939            93.9    1/3/2007  Fee Simple
  8A3             Ongoing             35  Units    313,143           100.0    1/3/2007  Fee Simple
  8A4             Ongoing             36  Units    269,167            94.4    1/3/2007  Fee Simple
  8A5             Ongoing             36  Units    204,167            94.4    1/3/2007  Fee Simple
------------------------------------------------------------------------------------------------------------
  8A6             Ongoing             39  Units    183,077            97.4    1/3/2007  Fee Simple
  8A7             Ongoing             36  Units    188,889           100.0    1/3/2007  Fee Simple
  8A8             Ongoing             30  Units    221,667           100.0    1/3/2007  Fee Simple
  8B              Various             62  Units    302,742            99.0    1/3/2007  Fee Simple
  8B1                2002             10  Units    752,000           100.0    1/3/2007  Fee Simple
------------------------------------------------------------------------------------------------------------
  8B2             Ongoing             37  Units    187,838            97.3    1/3/2007  Fee Simple
  8B3             Ongoing             10  Units    292,000           100.0    1/3/2007  Fee Simple
  8B4             Ongoing              5  Units    276,000           100.0    1/3/2007  Fee Simple
  8C              Ongoing             57  Units    159,298           100.0    1/3/2007  Fee Simple
  8D              Ongoing              3  Units    610,000           100.0    1/3/2007  Fee Simple
------------------------------------------------------------------------------------------------------------
   9              Various          1,528  Beds      58,901            92.8  12/31/2006  Fee Simple
  9A1                1995            127  Beds      84,731            90.3  12/31/2006  Fee Simple
  9A2             Ongoing            120  Beds      88,139            98.5  12/31/2006  Fee Simple
  9A3                2001            101  Beds      90,568            97.4  12/31/2006  Fee Simple
  9A4                 N/A            150  Beds      47,897            97.6  12/31/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
  9A5                1993            129  Beds      54,413            93.6  12/31/2006  Fee Simple
  9A6                1980            135  Beds      49,642            90.7  12/31/2006  Fee Simple
  9A7                1995            124  Beds      53,226            88.7  12/31/2006  Fee Simple
  9A8                 N/A            100  Beds      65,302            96.8  12/31/2006  Fee Simple
  9A9                 N/A            100  Beds      57,870            95.5  12/31/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
 9A10                 N/A             60  Beds      79,616            97.0  12/31/2006  Fee Simple
 9A11                1998            111  Beds      42,349            90.0  12/31/2006  Fee Simple
 9A12                1995             90  Beds      48,278            89.3  12/31/2006  Fee Simple
 9A13                1998            100  Beds      38,432            73.5  12/31/2006  Fee Simple
 9A14                1985             81  Beds      25,017            77.3  12/31/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
  10           1989, 1990        419,619  Sq Feet      210            97.0    1/1/2007  Leasehold
  11           2004, 2006        290,142  Sq Feet      299           100.0   11/1/2006  Fee Simple
  12                  N/A        368,180  Sq Feet      229            88.0  12/25/2006  Fee Simple
  13                 1994        438,273  Sq Feet      160            79.7    1/1/2007  Fee Simple
  14                 1983        301,939  Sq Feet      228            98.0  12/31/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
  15                 2000        820,683  Sq Feet       76            88.9    4/1/2007  Fee Simple/Leasehold
  16                 2006        631,582  Sq Feet       85            80.1   1/19/2007  Fee Simple
 16A1                2006        477,495  Sq Feet       82            77.4   1/19/2007  Fee Simple
 16A2                2006        154,087  Sq Feet       94            87.3   1/19/2007  Fee Simple
  17                  N/A            371  Rooms    143,666            76.7  12/31/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
  18                 2003        642,133  Sq Feet       65            77.4    3/8/2007  Fee Simple
  19            1999-2002             82  Rooms    457,317            62.7  11/30/2006  Fee Simple/Leasehold
  20                  N/A        176,778  Sq Feet      190           100.0   1/21/2005  Fee Simple
  21         2003-Ongoing            330  Units    100,000            88.8    3/7/2007  Fee Simple
  22                  N/A        176,778  Sq Feet      180           100.0   1/21/2005  Fee Simple
------------------------------------------------------------------------------------------------------------
  23                  N/A        176,778  Sq Feet      178           100.0   1/21/2005  Fee Simple
  24                  N/A        327,915  Sq Feet       94           100.0    1/5/2007  Fee Simple
 24A1                 N/A         94,920  Sq Feet      105           100.0    1/5/2007  Fee Simple
 24A2                 N/A         89,101  Sq Feet       86           100.0    1/5/2007  Fee Simple
 24A3                 N/A         73,137  Sq Feet      103           100.0    1/5/2007  Fee Simple
------------------------------------------------------------------------------------------------------------
 24A4                 N/A         70,757  Sq Feet       79           100.0    1/5/2007  Fee Simple
  25                  N/A      1,045,106  Sq Feet      742           100.0   12/8/2006  Fee Simple
  26                  N/A        970,885  Sq Feet       26            93.3   2/20/2007  Fee Simple
  27                  N/A            334  Units     73,653            91.3    2/1/2007  Fee Simple
  28                 2005        135,612  Sq Feet      177            91.9   3/19/2007  Fee Simple
------------------------------------------------------------------------------------------------------------
  29                  N/A        220,533  Sq Feet      102            88.5   1/12/2007  Fee Simple
 29A1                 N/A        159,600  Sq Feet       80            93.7   1/12/2007  Fee Simple
 29A2                 N/A         39,483  Sq Feet      163            80.2   1/12/2007  Fee Simple
 29A3                 N/A         21,450  Sq Feet      156            84.6   1/12/2007  Fee Simple
  30                  N/A            300  Units     74,667            92.0    1/2/2007  Fee Simple
------------------------------------------------------------------------------------------------------------
  31                  N/A        324,112  Sq Feet       68            81.6    2/1/2007  Fee Simple
  32              Various        353,571  Sq Feet       59            86.9     Various  Fee Simple
 32A1                 N/A        107,794  Sq Feet       69            86.3    3/1/2007  Fee Simple
 32A2                2006        147,755  Sq Feet       48            84.8    1/1/2007  Fee Simple
 32A3                 N/A         98,022  Sq Feet       65            90.1    3/1/2007  Fee Simple
------------------------------------------------------------------------------------------------------------
  33                  N/A            188  Rooms    108,511            80.2  12/31/2006  Fee Simple
 33A1                 N/A            100  Rooms    118,530            82.1  12/31/2006  Fee Simple
 33A2                 N/A             88  Rooms     97,125            77.6  12/31/2006  Fee Simple
  34                  N/A            228  Units     87,719            93.9  12/19/2006  Fee Simple
  35                  N/A            527  Pads      37,951            92.2   11/1/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
  36                 2003            348  Units     57,471            90.5    3/1/2007  Fee Simple
  37                  N/A        243,716  Sq Feet       74           100.0   4/11/2007  Fee Simple
  38                  N/A            304  Units     57,895            94.4    3/5/2007  Fee Simple
  39                  N/A            411  Pads      42,579            98.3   11/1/2006  Fee Simple
  40                 2006            364  Rooms     47,527            60.6  12/31/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
  41                 2005         48,696  Sq Feet      353           100.0    4/4/2007  Fee Simple
  42                  N/A         84,141  Sq Feet      190           100.0    2/8/2007  Fee Simple
  43                  N/A         63,706  Sq Feet      243            81.1   1/22/2007  Fee Simple
  44                  N/A        119,600  Sq Feet      129           100.0    3/1/2007  Leasehold
  45                  N/A         92,542  Sq Feet      163            97.3    3/9/2007  Fee Simple
------------------------------------------------------------------------------------------------------------
  46                  N/A        212,236  Sq Feet       71            95.6   1/18/2007  Fee Simple
 46A1                 N/A        127,949  Sq Feet       81            98.8   1/18/2007  Fee Simple
 46A2                 N/A         84,287  Sq Feet       56            91.0   1/18/2007  Fee Simple
  47                 2004            238  Rooms     63,025            64.1   2/28/2007  Fee Simple
  48                  N/A            206  Units     70,388            97.1   1/29/2007  Fee Simple
------------------------------------------------------------------------------------------------------------
  49                 2006        119,884  Sq Feet      120           100.0    2/1/2007  Fee Simple
  50                 2005            192  Units     71,354            99.0    1/6/2007  Fee Simple
  51                 2000        230,136  Sq Feet       59           100.0   1/29/2007  Fee Simple
  52                  N/A            253  Units     51,067            93.3  10/22/2006  Fee Simple
  53                 1998        248,651  Sq Feet       46            80.5   3/31/2007  Fee Simple/Leasehold
------------------------------------------------------------------------------------------------------------
  54                  N/A         50,426  Sq Feet      224            89.8    1/5/2007  Fee Simple
  55                  N/A            200  Units     56,250            94.5  12/23/2006  Fee Simple
  56                 2002        230,536  Sq Feet       48            86.8   9/28/2006  Fee Simple
  57                  N/A         48,955  Sq Feet      223           100.0    2/5/2007  Fee Simple
  58                 2006            121  Rooms     89,823            75.8  11/30/2006  Leasehold
------------------------------------------------------------------------------------------------------------
  59                  N/A            121  Rooms     83,058            75.3  12/31/2006  Fee Simple
  60            1995-1997        198,661  Sq Feet       50            86.1    2/8/2007  Fee Simple
  61                  N/A         37,832  Sq Feet      253           100.0     Various  Fee Simple
 61A1                 N/A          3,500  Sq Feet      411           100.0   6/29/2006  Fee Simple
 61A2                 N/A          3,782  Sq Feet      240           100.0   6/29/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
 61A3                 N/A          3,888  Sq Feet      233           100.0   6/29/2006  Fee Simple
 61A4                 N/A          3,848  Sq Feet      233           100.0   6/29/2006  Fee Simple
 61A5                 N/A          3,800  Sq Feet      233           100.0   6/29/2006  Fee Simple
 61A6                 N/A          2,940  Sq Feet      240           100.0   6/29/2006  Fee Simple
 61A7                 N/A          2,800  Sq Feet      237           100.0   6/29/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
 61A8                 N/A          2,500  Sq Feet      258           100.0   9/29/2006  Fee Simple
 61A9                 N/A          2,600  Sq Feet      237           100.0   6/29/2006  Fee Simple
 61A10                N/A          2,058  Sq Feet      240           100.0   6/29/2006  Fee Simple
 61A11                N/A          2,058  Sq Feet      233           100.0   6/29/2006  Fee Simple
 61A12                N/A          2,058  Sq Feet      230           100.0   6/29/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
 61A13                N/A          2,000  Sq Feet      219           100.0   6/29/2006  Fee Simple
  62                  N/A            210  Units     45,238            96.7   1/22/2007  Fee Simple
  63                  N/A         97,381  Sq Feet       93            90.0   2/15/2007  Fee Simple
  64                  N/A         20,262  Sq Feet      444           100.0    2/9/2007  Fee Simple
  65                  N/A            129  Units     69,767            95.3  11/22/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
  66                 2003        140,467  Sq Feet       61            83.8    2/7/2007  Fee Simple
  67                  N/A         68,987  Sq Feet      122            98.8   2/22/2007  Fee Simple
  68                  N/A         91,354  Sq Feet       92            63.2   1/22/2007  Fee Simple
  69                  N/A            270  Units     30,185            85.2  12/21/2006  Fee Simple
  70                  N/A             77  Rooms    103,896            66.6  11/30/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
  71                  N/A             88  Units     89,432           100.0   1/11/2007  Fee Simple
  72                  N/A            120  Units     60,167            97.5   1/23/2007  Fee Simple
  73                  N/A            380  Units     18,526            94.5   10/1/2006  Fee Simple
  74                  N/A            344  Units     20,349            90.1   1/12/2007  Fee Simple
  75                  N/A             98  Rooms     69,082            78.7   9/30/2006  Fee Simple/Leasehold
------------------------------------------------------------------------------------------------------------
  76                 2006             41  Units    162,683            92.7   2/11/2007  Fee Simple
  77                  N/A         25,067  Sq Feet      257            91.4    1/9/2007  Fee Simple
  78                  N/A            132  Units     48,864            95.5   2/28/2007  Fee Simple
  79                  N/A         73,068  Sq Feet       88            77.0    1/1/2007  Fee Simple/Leasehold
  80                 2004            207  Units     30,580            91.8  11/25/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
  81                  N/A        152,580  Sq Feet       39            89.0    3/1/2007  Fee Simple
  82                  N/A         51,259  Sq Feet      117            84.2    8/1/2006  Fee Simple
  83                  N/A         40,506  Sq Feet      148           100.0   1/25/2007  Fee Simple
  84                  N/A         14,820  Sq Feet      403           100.0   1/15/2007  Fee Simple
  85                 2000            194  Units     30,709            87.6  10/31/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
  86                  N/A            224  Units     26,429            94.2   1/31/2007  Fee Simple
  87                  N/A            208  Units     27,885            91.3  12/11/2006  Fee Simple
  88                 1999            152  Units     36,908            92.8    1/9/2007  Fee Simple
  89                 2001            156  Units     35,897            92.9    1/2/2007  Fee Simple
  90                 2005            142  Rooms     38,239            64.1   9/30/2006  Fee Simple/Leasehold
------------------------------------------------------------------------------------------------------------
  91                  N/A             78  Rooms     67,308            70.3  10/31/2006  Fee Simple
  92                  N/A            164  Units     31,944            90.2  12/25/2006  Fee Simple
  93                  N/A         14,490  Sq Feet      349           100.0   1/30/2007  Fee Simple
  94                 2006            111  Rooms     44,851            69.1  12/31/2006  Fee Simple
  95              Ongoing            114  Rooms     42,546            76.3  12/31/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
  96                  N/A         11,970  Sq Feet      400           100.0   1/24/2007  Fee Simple
  97                  N/A            212  Units     22,193            96.7   12/1/2006  Fee Simple
  98                 2003         27,805  Sq Feet      169           100.0   1/25/2007  Fee Simple
  99                 2001         59,367  Sq Feet       78            96.6   12/1/2006  Fee Simple
  100                 N/A            165  Units     27,879            95.8  11/28/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
  101                 N/A         14,820  Sq Feet      310           100.0   3/20/2007  Fee Simple
  102                 N/A         69,388  Sq Feet       65            99.7  12/19/2006  Fee Simple
  103          2004, 2005            179  Rooms     25,009            47.0  10/31/2006  Fee Simple
  104                 N/A         11,299  Sq Feet      390           100.0   6/29/2006  Fee Simple
 104A1                N/A          7,474  Sq Feet      408           100.0   6/29/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
 104A2                N/A          3,825  Sq Feet      355           100.0   6/29/2006  Fee Simple
  105                 N/A         14,820  Sq Feet      295           100.0   3/20/2007  Fee Simple
  106                 N/A         14,490  Sq Feet      297           100.0   2/17/2007  Fee Simple
  107                 N/A            143  Units     29,371            93.7    1/8/2007  Fee Simple
  108                 N/A         26,826  Sq Feet      156           100.0   10/1/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
  109                1996            176  Units     23,636            92.0  11/15/2006  Fee Simple
  110                 N/A             58  Rooms     70,956            78.5  10/31/2006  Fee Simple
  111                 N/A         14,820  Sq Feet      278           100.0   1/31/2006  Fee Simple
  112                 N/A            114  Units     35,965            92.1   11/2/2006  Fee Simple
  113                 N/A         35,936  Sq Feet      114           100.0    3/9/2007  Fee Simple
------------------------------------------------------------------------------------------------------------
  114                 N/A             90  Units     45,333           100.0   1/25/2007  Fee Simple
  115                 N/A         83,700  Sq Feet       49            90.1  11/29/2006  Fee Simple
 115A1                N/A         67,500  Sq Feet       41            91.7  11/29/2006  Fee Simple
 115A2                N/A         16,200  Sq Feet       79            83.3  11/29/2006  Fee Simple
  116           2005-2006            108  Units     37,037            99.1   2/21/2007  Fee Simple
------------------------------------------------------------------------------------------------------------
  117                 N/A             96  Units     41,552            91.7    2/1/2007  Fee Simple
  118                 N/A            136  Units     28,860            89.7  11/15/2006  Fee Simple
  119                 N/A         14,820  Sq Feet      262           100.0   3/21/2007  Fee Simple
  120                 N/A            117  Rooms     32,895            51.5  11/30/2006  Fee Simple
  121                 N/A         27,518  Sq Feet      136           100.0   1/31/2007  Fee Simple
------------------------------------------------------------------------------------------------------------
  122                 N/A         24,608  Sq Feet      149           100.0  11/29/2006  Fee Simple
  123                 N/A            139  Rooms     26,411            73.0   3/31/2006  Fee Simple
  124                 N/A         22,880  Sq Feet      157           100.0   1/12/2007  Fee Simple
  125                 N/A         35,968  Sq Feet      100           100.0  12/11/2006  Fee Simple
  126                 N/A         14,820  Sq Feet      238           100.0   3/20/2007  Fee Simple
------------------------------------------------------------------------------------------------------------
  127                 N/A         54,306  Sq Feet       64           100.0   1/17/2007  Fee Simple
  128                 N/A          7,080  Sq Feet      493           100.0    2/1/2007  Fee Simple
  129                 N/A         25,977  Sq Feet      134           100.0    1/4/2007  Fee Simple
  130                 N/A         14,550  Sq Feet      238           100.0    3/6/2007  Leasehold
  131                 N/A            114  Units     29,825            94.7   1/22/2007  Fee Simple
------------------------------------------------------------------------------------------------------------
  132                 N/A         12,939  Sq Feet      250           100.0    1/1/2007  Fee Simple
  133                 N/A         11,157  Sq Feet      286           100.0    3/8/2007  Fee Simple
  134                 N/A         15,502  Sq Feet      206           100.0   2/27/2007  Fee Simple
  135                 N/A         81,115  Sq Feet       37            84.7  12/14/2006  Fee Simple
  136                2002            102  Units     28,833            85.3   12/8/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
  137                 N/A         16,875  Sq Feet      173           100.0    7/6/2006  Fee Simple
 137A1                N/A         13,675  Sq Feet      135           100.0    7/6/2006  Fee Simple
 137A2                N/A          3,200  Sq Feet      336           100.0    7/6/2006  Fee Simple
  138                 N/A            134  Units     21,194            94.8   2/16/2007  Fee Simple
  139                 N/A          6,054  Sq Feet      463           100.0    3/1/2007  Fee Simple
------------------------------------------------------------------------------------------------------------
  140                 N/A         77,770  Sq Feet       36            86.9  12/14/2006  Fee Simple
  141                 N/A         33,848  Sq Feet       82            91.9    3/1/2007  Fee Simple
  142                 N/A          7,748  Sq Feet      355            87.1  12/20/2006  Fee Simple
  143          1991, 1993            106  Units     25,922            94.3  12/22/2006  Fee Simple
  144                 N/A         11,605  Sq Feet      232           100.0    3/5/2007  Fee Simple
------------------------------------------------------------------------------------------------------------
  145                 N/A         17,071  Sq Feet      156           100.0  12/15/2006  Fee Simple
  146                 N/A            128  Units     20,781            97.7  12/27/2006  Fee Simple
  147                 N/A             52  Rooms     51,089            62.5  11/30/2006  Fee Simple
  148                 N/A         29,100  Sq Feet       86            91.0   1/25/2007  Fee Simple
  149                 N/A          5,738  Sq Feet      435           100.0    2/9/2007  Fee Simple
------------------------------------------------------------------------------------------------------------
  150                 N/A         11,180  Sq Feet      223           100.0  12/26/2006  Fee Simple
  151          1992, 2005         16,251  Sq Feet      151            89.2   2/12/2007  Fee Simple
  152                 N/A         32,173  Sq Feet       75            93.4    1/9/2007  Fee Simple
  153                 N/A          9,574  Sq Feet      243           100.0   6/29/2006  Fee Simple
 153A1                N/A          3,792  Sq Feet      312           100.0   6/29/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
 153A2                N/A          5,782  Sq Feet      197           100.0   6/29/2006  Fee Simple
  154                 N/A         34,546  Sq Feet       67           100.0  10/24/2006  Fee Simple
  155                 N/A         10,852  Sq Feet      211           100.0    7/6/2006  Fee Simple
 155A1                N/A          6,442  Sq Feet      259           100.0    7/6/2006  Fee Simple
 155A2                N/A          4,410  Sq Feet      142           100.0    7/6/2006  Fee Simple
------------------------------------------------------------------------------------------------------------
  156                 N/A         19,183  Sq Feet      115            76.2   4/11/2007  Fee Simple
  157                 N/A         61,245  Sq Feet       36            86.8   1/27/2007  Fee Simple
  158                2003         26,554  Sq Feet       83           100.0   1/29/2007  Fee Simple
  159                2004         36,644  Sq Feet       58            89.7   1/31/2007  Fee Simple
  160                 N/A         10,908  Sq Feet      192           100.0   1/22/2007  Fee Simple
------------------------------------------------------------------------------------------------------------
  161                 N/A          9,500  Sq Feet      210           100.0    2/8/2007  Fee Simple
  162                 N/A         19,994  Sq Feet       97           100.0   12/7/2006  Fee Simple
  163                 N/A         12,075  Sq Feet      156           100.0   2/14/2006  Fee Simple
  164                 N/A            135  Pads      12,583            89.6    3/5/2007  Fee Simple
  165                2004          5,739  Sq Feet      261           100.0   1/11/2007  Fee Simple
------------------------------------------------------------------------------------------------------------
  166                1987             12  Units    105,000           100.0   1/16/2007  Fee Simple
  167                 N/A         19,200  Sq Feet       55           100.0    2/9/2007  Fee Simple
  168                 N/A          4,092  Sq Feet      206           100.0    7/6/2006  Fee Simple
------------------------------------------------------------------------------------------------------------

                            LARGEST                               LARGEST          LARGEST                2ND LARGEST
CONTROL                      TENANT                              TENANT AREA    TENANT LEASE                 TENANT
  NO.                         NAME                            LEASED (SQ. FT.)   EXP. DATE                    NAME
------------------------------------------------------------------------------------------------------------------------------------

   1     N/A                                                               N/A           N/A  N/A
  1A1    Robbins Gioia, Inc.                                            66,500    12/31/2017  Close Up Foundation
  1A2    Nextel Communications, Inc.                                   327,788     7/31/2009  N/A
  1A3    Envision EMI, LLC                                              59,782     3/31/2015  TMA Resources
  1A4    Patton Boggs, L.L.P.                                          181,630     4/30/2017  PNC Bank, National Association
------------------------------------------------------------------------------------------------------------------------------------
  1A5    Verizon Communications, Inc.                                  105,206    10/31/2007  Goodwin Proctor, LLP
  1A6    Citigroup Global Markets Inc.                                  34,816     9/30/2008  Tighe Patton Armstrong Teasdal
  1A7    Capri Capital Finance, LLC                                     22,358     9/30/2008  HQ Global Workplaces, Inc.
  1A8    America's Community Bankers                                    27,928     4/30/2018  Stone & Webster Management
   2     Ernst & Young, LLP                                            352,356     5/31/2012  Goldman Sachs & Co., Inc.
------------------------------------------------------------------------------------------------------------------------------------
   3     N/A                                                               N/A           N/A  N/A
  3A1    N/A                                                               N/A           N/A  N/A
  3A2    N/A                                                               N/A           N/A  N/A
  3A3    N/A                                                               N/A           N/A  N/A
   4     SI Corporation                                                184,785     8/31/2011  Towers Perrin Forster & Crosby
------------------------------------------------------------------------------------------------------------------------------------
   5     N/A                                                               N/A           N/A  N/A
  5A1    Pfizer Inc.                                                    64,410     5/31/2010  Litigation Management, Inc.
  5A2    Emersub XCII, Inc.                                             18,354    10/31/2012  Ameriprise Financial
  5A3    Progressive Casualty Insurance                                114,448    12/31/2012  N/A
  5A4    Sky Bank                                                       35,453    10/31/2013  McDonald Investments Inc.
------------------------------------------------------------------------------------------------------------------------------------
  5A5    Progressive Casualty Insurance                                 56,795     1/31/2012  University Faculty Service
  5A6    Intuit Inc.                                                    54,796     2/29/2012  THI Holdings, Inc.
  5A7    Christian & Timbers LLC                                        46,309     8/31/2010  Aleris International, Inc.
  5A8    Austin Powder Company                                          29,704     3/31/2011  Sander Morris Harris Inc.
   6     DGB Enterprises - Atlantic Media                              183,341    10/31/2023  Blank Rome
------------------------------------------------------------------------------------------------------------------------------------
   7     N/A                                                               N/A           N/A  N/A
  7A1    N/A                                                               N/A           N/A  N/A
  7A2    N/A                                                               N/A           N/A  N/A
  7A3    N/A                                                               N/A           N/A  N/A
  7A4    N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
  7A5    N/A                                                               N/A           N/A  N/A
  7A6    N/A                                                               N/A           N/A  N/A
  7A7    N/A                                                               N/A           N/A  N/A
  7A8    N/A                                                               N/A           N/A  N/A
  7A9    N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
 7A10    N/A                                                               N/A           N/A  N/A
 7A11    N/A                                                               N/A           N/A  N/A
 7A12    N/A                                                               N/A           N/A  N/A
 7A13    N/A                                                               N/A           N/A  N/A
 7A14    N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
 7A15    N/A                                                               N/A           N/A  N/A
 7A16    N/A                                                               N/A           N/A  N/A
 7A17    N/A                                                               N/A           N/A  N/A
 7A18    N/A                                                               N/A           N/A  N/A
 7A19    N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
 7A20    N/A                                                               N/A           N/A  N/A
 7A21    N/A                                                               N/A           N/A  N/A
 7A22    N/A                                                               N/A           N/A  N/A
 7A23    N/A                                                               N/A           N/A  N/A
 7A24    N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
 7A25    N/A                                                               N/A           N/A  N/A
 7A26    N/A                                                               N/A           N/A  N/A
 7A27    N/A                                                               N/A           N/A  N/A
 7A28    N/A                                                               N/A           N/A  N/A
 7A29    N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
 7A30    N/A                                                               N/A           N/A  N/A
 7A31    N/A                                                               N/A           N/A  N/A
 7A32    N/A                                                               N/A           N/A  N/A
 7A33    N/A                                                               N/A           N/A  N/A
 7A34    N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
 7A35    N/A                                                               N/A           N/A  N/A
 7A36    N/A                                                               N/A           N/A  N/A
 7A37    N/A                                                               N/A           N/A  N/A
 7A38    N/A                                                               N/A           N/A  N/A
 7A39    N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
 7A40    N/A                                                               N/A           N/A  N/A
 7A41    N/A                                                               N/A           N/A  N/A
 7A42    N/A                                                               N/A           N/A  N/A
 7A43    N/A                                                               N/A           N/A  N/A
 7A44    N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
 7A45    N/A                                                               N/A           N/A  N/A
 7A46    N/A                                                               N/A           N/A  N/A
 7A47    N/A                                                               N/A           N/A  N/A
 7A48    N/A                                                               N/A           N/A  N/A
 7A49    N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
 7A50    N/A                                                               N/A           N/A  N/A
 7A51    N/A                                                               N/A           N/A  N/A
 7A52    N/A                                                               N/A           N/A  N/A
 7A53    N/A                                                               N/A           N/A  N/A
 7A54    N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
 7A55    N/A                                                               N/A           N/A  N/A
 7A56    N/A                                                               N/A           N/A  N/A
 7A57    N/A                                                               N/A           N/A  N/A
 7A58    N/A                                                               N/A           N/A  N/A
 7A59    N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
 7A60    N/A                                                               N/A           N/A  N/A
 7A61    N/A                                                               N/A           N/A  N/A
 7A62    N/A                                                               N/A           N/A  N/A
 7A63    N/A                                                               N/A           N/A  N/A
 7A64    N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
 7A65    N/A                                                               N/A           N/A  N/A
 7A66    N/A                                                               N/A           N/A  N/A
 7A67    N/A                                                               N/A           N/A  N/A
 7A68    N/A                                                               N/A           N/A  N/A
 7A69    N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
 7A70    N/A                                                               N/A           N/A  N/A
 7A71    N/A                                                               N/A           N/A  N/A
 7A72    N/A                                                               N/A           N/A  N/A
 7A73    N/A                                                               N/A           N/A  N/A
 7A74    N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
 7A75    N/A                                                               N/A           N/A  N/A
 7A76    N/A                                                               N/A           N/A  N/A
 7A77    N/A                                                               N/A           N/A  N/A
 7A78    N/A                                                               N/A           N/A  N/A
 7A79    N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
 7A80    N/A                                                               N/A           N/A  N/A
 7A81    N/A                                                               N/A           N/A  N/A
 7A82    N/A                                                               N/A           N/A  N/A
         N/A                                                               N/A           N/A  N/A
  8A     N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
  8A1    N/A                                                               N/A           N/A  N/A
  8A2    N/A                                                               N/A           N/A  N/A
  8A3    N/A                                                               N/A           N/A  N/A
  8A4    N/A                                                               N/A           N/A  N/A
  8A5    N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
  8A6    N/A                                                               N/A           N/A  N/A
  8A7    N/A                                                               N/A           N/A  N/A
  8A8    N/A                                                               N/A           N/A  N/A
  8B     N/A                                                               N/A           N/A  N/A
  8B1    N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
  8B2    N/A                                                               N/A           N/A  N/A
  8B3    N/A                                                               N/A           N/A  N/A
  8B4    N/A                                                               N/A           N/A  N/A
  8C     N/A                                                               N/A           N/A  N/A
  8D     N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
   9     N/A                                                               N/A           N/A  N/A
  9A1    N/A                                                               N/A           N/A  N/A
  9A2    N/A                                                               N/A           N/A  N/A
  9A3    N/A                                                               N/A           N/A  N/A
  9A4    N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
  9A5    N/A                                                               N/A           N/A  N/A
  9A6    N/A                                                               N/A           N/A  N/A
  9A7    N/A                                                               N/A           N/A  N/A
  9A8    N/A                                                               N/A           N/A  N/A
  9A9    N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
 9A10    N/A                                                               N/A           N/A  N/A
 9A11    N/A                                                               N/A           N/A  N/A
 9A12    N/A                                                               N/A           N/A  N/A
 9A13    N/A                                                               N/A           N/A  N/A
 9A14    N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
  10     Jenner & Block, LLP                                           101,788      5/1/2008  USAID
  11     Advisory Board Company                                        143,648     5/31/2019  Patton Boggs LLP
  12     Morrison & Foerster                                           133,511    12/31/2020  Cleary, Gottlieb, Steen & Hamiton
  13     Mellon Consultants                                             38,380    12/31/2010  Mauldin & Jenkins
  14     Sughrue Mion, PLLC                                             95,686     6/30/2017  Kaiser Permanente
------------------------------------------------------------------------------------------------------------------------------------
  15     Wells Fargo Bank                                              480,517    11/30/2008  Rust Consulting
  16     N/A                                                               N/A           N/A  N/A
 16A1    Active Data Services Inc.                                      57,502      6/5/2015  Genaissance Pharmaceuticals
 16A2    Kerr Drug Inc.                                                 30,603     5/31/2010  Allstate Insurance Company
  17     N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
  18     Dayton Rehab Institute                                         53,166     3/31/2013  St. Elizabeth's Surgery Regents
  19     N/A                                                               N/A           N/A  N/A
  20     Citicorp North America, Inc.                                  176,778    12/31/2019  N/A
  21     N/A                                                               N/A           N/A  N/A
  22     Citicorp North America Inc.                                   176,778    11/30/2019  N/A
------------------------------------------------------------------------------------------------------------------------------------
  23     Citicorp North America Inc.                                   176,778    11/30/2019  N/A
  24     N/A                                                               N/A           N/A  N/A
 24A1    FedEx Corporation                                              94,920    10/14/2016  N/A
 24A2    FedEx Corporation                                              89,101    10/14/2016  N/A
 24A3    FedEx Corporation                                              73,137    10/14/2016  N/A
------------------------------------------------------------------------------------------------------------------------------------
 24A4    FedEx Corporation                                              70,757    10/14/2016  N/A
  25     SSB Realty LLC                                              1,045,106     9/30/2023  N/A
  26     Saddle Creek Corporation                                      297,549    12/31/2009  Stock Building Supply
  27     N/A                                                               N/A           N/A  N/A
  28     Glatting, Jackson, Kercher, Anglin, Lopez,                     35,466     2/28/2017  Orlando Utilities Commission
         Rinehart, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  29     N/A                                                               N/A           N/A  N/A
 29A1    Associated Wholesale Grocers, Inc.                             65,000    10/17/2015  The TJX Companies, Inc.
 29A2    Midwest Merchandising, Inc. dba BikeSource                     10,000    10/31/2014  Beach Bums Restaurant, LLC
 29A3    Petco Animal Supplies Stores, Inc.                             16,500    12/31/2016  Cricket Communications, Inc.
  30     N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
  31     Quest Information Systems, Inc.                                25,630     3/31/2015  McDonald's Corporation
  32     N/A                                                               N/A           N/A  N/A
 32A1    Abuelo's International L.P.                                    10,200     8/31/2014  Tuesday Morning, Inc.
 32A2    The Dunlap Company - Texas                                     35,840     1/31/2016  Aaron's Rents, Inc.
 32A3    The Dunlap Company - Texas                                     25,020     1/31/2015  Burke's Outlet Stores, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  33     N/A                                                               N/A           N/A  N/A
 33A1    N/A                                                               N/A           N/A  N/A
 33A2    N/A                                                               N/A           N/A  N/A
  34     N/A                                                               N/A           N/A  N/A
  35     N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
  36     N/A                                                               N/A           N/A  N/A
  37     Lowe's Home Centers, Inc.                                     169,800     1/31/2026  Kohl's Value Services, Inc.
  38     N/A                                                               N/A           N/A  N/A
  39     N/A                                                               N/A           N/A  N/A
  40     N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
  41     LuLu's                                                          9,153    10/31/2013  Jacks Dive Shop (pad lease)
  42     Valu + Warehouse #11                                           29,000     4/30/2017  United States Postal Service
  43     Hollywood Video                                                 6,000     10/1/2013  Scoglio's
  44     BJ's Wholesale Club, Inc.                                     119,600    12/30/2026  N/A
  45     Albertson's                                                    54,440     8/10/2031  Bank of America
------------------------------------------------------------------------------------------------------------------------------------
  46     Multiplan, Inc.                                                41,200    10/31/2009  State of Texas
 46A1    Multiplan, Inc.                                                41,200    10/31/2009  Higher Education Services
 46A2    State of Texas                                                 41,072     9/30/2012  Amerigroup Texas, Inc.
  47     N/A                                                               N/A           N/A  N/A
  48     N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
  49     BJ's Wholesale Club, Inc.                                     119,884     1/24/2027  N/A
  50     N/A                                                               N/A           N/A  N/A
  51     USA-GSA                                                       230,136    10/15/2010  N/A
  52     N/A                                                               N/A           N/A  N/A
  53     Galaxy Cinema                                                  30,050    12/31/2007  T.J. Maxx
------------------------------------------------------------------------------------------------------------------------------------
  54     Orthopedic Care Specialists, Inc. f/k/a Sullivan               36,875     3/31/2027  Caritas Good Samaritan Medical
                                                                                              Practice Corporation
         Orthopedic Associates, Inc.
  55     N/A                                                               N/A           N/A  N/A
  56     Hastings Books                                                 25,500     1/31/2012  Big Lots
  57     Trammel Crow Co.                                               19,032     1/31/2014  Voxeo Corp
  58     N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
  59     N/A                                                               N/A           N/A  N/A
  60     Hobby Lobby                                                    64,000     3/31/2011  Office Max
  61     N/A                                                               N/A           N/A  N/A
 61A1    Charter One Bank, N.A.                                          3,500     6/30/2021  N/A
 61A2    Charter One Bank, N.A.                                          3,782     6/30/2021  N/A
------------------------------------------------------------------------------------------------------------------------------------
 61A3    Charter One Bank, N.A.                                          3,888     6/30/2021  N/A
 61A4    Charter One Bank, N.A.                                          3,848     6/30/2021  N/A
 61A5    Charter One Bank, N.A.                                          3,800     6/30/2021  N/A
 61A6    Charter One Bank, N.A.                                          2,940     6/30/2021  N/A
 61A7    Charter One Bank, N.A.                                          2,800     6/30/2021  N/A
------------------------------------------------------------------------------------------------------------------------------------
 61A8    Charter One Bank, N.A.                                          2,500     9/30/2021  N/A
 61A9    Charter One Bank, N.A.                                          2,600     6/30/2021  N/A
 61A10   Charter One Bank, N.A.                                          2,058     6/30/2021  N/A
 61A11   Charter One Bank, N.A.                                          2,058     6/30/2021  N/A
 61A12   Charter One Bank, N.A.                                          2,058     6/30/2021  N/A
------------------------------------------------------------------------------------------------------------------------------------
 61A13   Charter One Bank, N.A.                                          2,000     6/30/2021  N/A
  62     N/A                                                               N/A           N/A  N/A
  63     Delta Airport Consultants                                       9,414     1/31/2012  ERM, Inc.
  64     The Great Atlantic & Pacific Tea Company, Inc.                 20,262     9/30/2022  N/A
         d/b/a Food Emporium
  65     N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
  66     American Builders & Contractors Supply Co., Inc.               44,252    12/31/2007  Fast Real Estate Partners, Ltd.
  67     Transunion Title & Escrow                                      17,535     1/31/2014  Devry, Inc.
  68     N/A                                                               N/A           N/A  N/A
  69     N/A                                                               N/A           N/A  N/A
  70     N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
  71     N/A                                                               N/A           N/A  N/A
  72     N/A                                                               N/A           N/A  N/A
  73     N/A                                                               N/A           N/A  N/A
  74     N/A                                                               N/A           N/A  N/A
  75     N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
  76     N/A                                                               N/A           N/A  N/A
  77     Dance West                                                      3,116     8/31/2016  Liberty Mutual Insurance
  78     N/A                                                               N/A           N/A  N/A
  79     N/A                                                               N/A           N/A  N/A
  80     N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
  81     Winn-Dixie Stores Leasing                                      51,000    11/13/2016  Beall's Outlet Stores #144
  82     Greater Long Beach Orthopedic Surgical and Medical             12,655    11/30/2009  Argus Medical Management, LLC
         Group
  83     New York Life Insurance Company, a New York Corp               11,623     3/31/2009  Auto Graphics, Inc.
  84     Walgreen Co.                                                   14,820    10/31/2081  N/A
  85     N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
  86     N/A                                                               N/A           N/A  N/A
  87     N/A                                                               N/A           N/A  N/A
  88     N/A                                                               N/A           N/A  N/A
  89     N/A                                                               N/A           N/A  N/A
  90     N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
  91     N/A                                                               N/A           N/A  N/A
  92     N/A                                                               N/A           N/A  N/A
  93     Walgreen Co.                                                   14,490     6/30/2077  N/A
  94     N/A                                                               N/A           N/A  N/A
  95     N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
  96     Socastee SC CVS, Inc.                                          11,970     1/31/2028  N/A
  97     N/A                                                               N/A           N/A  N/A
  98     Konopelski LLC                                                  7,400     2/28/2012  The Strand Movie Theater Inc.
  99     Education Leadership                                           26,002     1/31/2009  HISD
  100    N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
  101    Walgreen Co.                                                   14,820     9/30/2081  N/A
  102    Global Fitness Centers of Brandon, Inc.                        36,750     1/31/2013  Tuesday Morning
  103    N/A                                                               N/A           N/A  N/A
  104    N/A                                                               N/A           N/A  N/A
 104A1   Charter One Bank, N.A.                                          7,474     6/30/2011  N/A
------------------------------------------------------------------------------------------------------------------------------------
 104A2   Charter One Bank, N.A.                                          3,825     6/30/2011  N/A
  105    Walgreen Co.                                                   14,820     7/31/2079  N/A
  106    Walgreen Co.                                                   14,490     6/30/2078  N/A
  107    N/A                                                               N/A           N/A  N/A
  108    Maronda Homes Inc., of Florida                                 19,108     9/30/2012  Benco Dental Company and Benco Dental
                                                                                              Supply Company
------------------------------------------------------------------------------------------------------------------------------------
  109    N/A                                                               N/A           N/A  N/A
  110    N/A                                                               N/A           N/A  N/A
  111    Walgreen Eastern Co., Inc.                                     14,820      5/1/2081  N/A
  112    N/A                                                               N/A           N/A  N/A
  113    Commerce Bank                                                   4,200    11/21/2026  N/A
------------------------------------------------------------------------------------------------------------------------------------
  114    N/A                                                               N/A           N/A  N/A
  115    N/A                                                               N/A           N/A  N/A
 115A1   Security Bank of Bibb County                                   17,500     8/30/2011  Piedmont Construction Group
 115A2   Canton Gymnastics                                               5,400     2/28/2011  Piedmont Construction Group, LLC
  116    N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
  117    N/A                                                               N/A           N/A  N/A
  118    N/A                                                               N/A           N/A  N/A
  119    Walgreen Co.                                                   14,820    12/31/2080  N/A
  120    N/A                                                               N/A           N/A  N/A
  121    CII                                                            13,767     7/31/2011  Texas Cardiology Assic of Houston PA
------------------------------------------------------------------------------------------------------------------------------------
  122    Previews                                                        5,800     9/30/2010  Bia's
  123    N/A                                                               N/A           N/A  N/A
  124    Chesapeake Bay Crab House Inc                                   4,160     7/31/2010  Color Wheel Acquisition Corp.
  125    Noland Properties                                              24,000     9/30/2018  Max Davis Associates
  126    Walgreen Co.                                                   14,820     9/30/2079  N/A
------------------------------------------------------------------------------------------------------------------------------------
  127    Cyber Village Academy                                          15,890     6/30/2010  Litho Express
  128    Karla Otto Inc.                                                 7,080     3/11/2017  N/A
  129    PetSmart, Inc.                                                 25,977    12/31/2021  N/A
  130    Walgreen Co.                                                   14,550    11/30/2085  N/A
  131    N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
  132    Gold and Diamond Design                                         5,465    12/31/2011  AAA Wisconsin
  133    Rite Aid of Ohio, Inc.                                         11,157     6/30/2026  N/A
  134    Dental Management Strategies                                    3,300     7/31/2012  Coppell Minor Emergency Center, LLC
  135    N/A                                                               N/A           N/A  N/A
  136    N/A                                                               N/A           N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
  137    N/A                                                               N/A           N/A  N/A
 137A1   Charter One Bank, N.A.                                         13,675     7/31/2011  N/A
 137A2   Charter One Bank, N.A.                                          3,200     7/31/2011  N/A
  138    N/A                                                               N/A           N/A  N/A
  139    Sterling Inc. d/b/a Jared                                       6,054     1/31/2027  N/A
------------------------------------------------------------------------------------------------------------------------------------
  140    N/A                                                               N/A           N/A  N/A
  141    Women Premier Fitness, Inc.                                    13,500     2/28/2019  Chang H. Han, Crown Upholstery
  142    Dentist Office                                                  1,598     12/5/2016  Jersey Mike's
  143    N/A                                                               N/A           N/A  N/A
  144    ABC Store                                                       3,313     5/31/2011  Valley Donuts (Dunkin Donuts)
------------------------------------------------------------------------------------------------------------------------------------
  145    Blockbuster Inc.                                                4,007     4/30/2011  Aaron Rents, Inc.
  146    N/A                                                               N/A           N/A  N/A
  147    N/A                                                               N/A           N/A  N/A
  148    3 R Child Development                                           6,460     8/31/2009  Checker Auto
  149    Citibank                                                        5,738      8/5/2016  N/A
------------------------------------------------------------------------------------------------------------------------------------
  150    Rite Aid of Ohio, Inc.                                         11,180     6/30/2026  N/A
  151    Selig Mediation                                                 4,510     7/31/2019  Curry Boudreaux Architects
  152    Dollar General                                                  8,450     5/31/2010  Compass Bank
  153    N/A                                                               N/A           N/A  N/A
 153A1   Charter One Bank, N.A.                                          3,792     6/30/2011  N/A
------------------------------------------------------------------------------------------------------------------------------------
 153A2   Charter One Bank, N.A.                                          5,782     6/30/2011  N/A
  154    Harvey's Supermarket                                           34,546     2/28/2021  N/A
  155    N/A                                                               N/A           N/A  N/A
 155A1   Citizens Bank, N.A.                                             6,442     7/31/2011  N/A
 155A2   Citizens Bank, N.A.                                             4,410     7/31/2011  N/A
------------------------------------------------------------------------------------------------------------------------------------
  156    Orchid Vietnamese Restaurant, Inc.                              3,206    12/22/2009  Red Bell Liquor
  157    N/A                                                               N/A           N/A  N/A
  158    Bio-Medical Applications of New Jersey, Inc.,                  26,554     1/31/2016  N/A
         formerly known as Bio-Medical Applications of
         East Orange, Inc., dba FMC Dialysis Services Newark
  159    EMESS Design Group LLC                                         10,392     1/31/2011  Achieve Realty, Inc. & Allegheny
                                                                                              Settlement Inc.
  160    Eckerd Corporation                                             10,908     8/25/2018  N/A
------------------------------------------------------------------------------------------------------------------------------------
  161    CVS                                                             9,500     1/31/2014  N/A
  162    UCR                                                             8,238    12/31/2018  Jerry Merritt, DDS-MSD, Inc.
  163    Kinney Drug Store                                              12,075     9/14/2026  N/A
  164    N/A                                                               N/A           N/A  N/A
  165    Wells Fargo Bank                                                5,739     3/31/2016  N/A
------------------------------------------------------------------------------------------------------------------------------------
  166    N/A                                                               N/A           N/A  N/A
  167    150th Heights Parking, LLC                                     19,200     6/11/2031  N/A
  168    Citizens Bank, N.A.                                             4,092     7/31/2011  N/A
------------------------------------------------------------------------------------------------------------------------------------

            2ND LARGEST     2ND LARGEST                3RD LARGEST                  3RD LARGEST      3RD LARGEST
CONTROL     TENANT AREA    TENANT LEASE                  TENANT                     TENANT AREA     TENANT LEASE  CONTROL  FOOTNOTE
  NO.    LEASED (SQ. FT.)    EXP. DATE                    NAME                    LEASED (SQ. FT.)    EXP. DATE     NO.       NO.
-----------------------------------------------------------------------------------------------------------------------------------

   1                  N/A           N/A  N/A                                                   N/A           N/A     1        (1)
  1A1              60,721     1/31/2011  Intuit, Inc.                                       34,636     2/28/2010    1A1
  1A2                 N/A           N/A  N/A                                                   N/A           N/A    1A2
  1A3              27,172     5/31/2015  Greater Washington Publishing                      20,391     6/30/2015    1A3
  1A4               1,418     3/31/2010  Carr Realty, L.P.                                     132     5/31/2008    1A4
-----------------------------------------------------------------------------------------------------------------------------------
  1A5              21,389    10/31/2007  Occidental International Corp.                     10,560    12/31/2015    1A5
  1A6              16,713     9/30/2016  Nuclear Threat Initiative, Inc                     12,487    12/31/2009    1A6
  1A7              17,119    11/30/2016  Acquisitions Solutions, Inc.                       14,056    12/31/2017    1A7
  1A8              13,536     4/30/2008  Consumer Healthcare Products                       13,482     7/31/2014    1A8
   2              243,311     2/28/2011  Schiff Hardin LLP                                 218,410    10/31/2021     2        (2)
-----------------------------------------------------------------------------------------------------------------------------------
   3                  N/A           N/A  N/A                                                   N/A           N/A     3        (3)
  3A1                 N/A           N/A  N/A                                                   N/A           N/A    3A1
  3A2                 N/A           N/A  N/A                                                   N/A           N/A    3A2
  3A3                 N/A           N/A  N/A                                                   N/A           N/A    3A3
   4              101,076     8/31/2012  BBDO Worldwide, Inc                                68,045    11/30/2011     4        (4)
-----------------------------------------------------------------------------------------------------------------------------------
   5                  N/A           N/A  N/A                                                   N/A           N/A     5        (5)
  5A1              30,638    12/14/2009  Sedlak Management Consultants                      18,493     5/31/2011    5A1
  5A2              18,050     9/30/2010  Computer Sciences Corp.                            16,048    10/31/2012    5A2
  5A3                 N/A           N/A  N/A                                                   N/A           N/A    5A3
  5A4              17,476    12/31/2009  Wachovia Securities                                12,143     3/31/2011    5A4
-----------------------------------------------------------------------------------------------------------------------------------
  5A5              17,427    12/31/2008  Dinn Hochman & Potter, LLC                          9,211     1/31/2009    5A5
  5A6              43,001     7/31/2010  N/A                                                   N/A           N/A    5A6
  5A7              15,164     8/31/2011  Glenmede Trust Company                              9,541     3/31/2015    5A7
  5A8              11,746     2/28/2014  Brandmuscle, Inc.                                   6,931     2/29/2008    5A8
   6               83,165    12/31/2018  Arlington Capital                                   6,567     4/30/2009     6        (6)
-----------------------------------------------------------------------------------------------------------------------------------
   7                  N/A           N/A  N/A                                                   N/A           N/A     7        (7)
  7A1                 N/A           N/A  N/A                                                   N/A           N/A    7A1
  7A2                 N/A           N/A  N/A                                                   N/A           N/A    7A2
  7A3                 N/A           N/A  N/A                                                   N/A           N/A    7A3
  7A4                 N/A           N/A  N/A                                                   N/A           N/A    7A4
-----------------------------------------------------------------------------------------------------------------------------------
  7A5                 N/A           N/A  N/A                                                   N/A           N/A    7A5
  7A6                 N/A           N/A  N/A                                                   N/A           N/A    7A6
  7A7                 N/A           N/A  N/A                                                   N/A           N/A    7A7
  7A8                 N/A           N/A  N/A                                                   N/A           N/A    7A8
  7A9                 N/A           N/A  N/A                                                   N/A           N/A    7A9
-----------------------------------------------------------------------------------------------------------------------------------
 7A10                 N/A           N/A  N/A                                                   N/A           N/A   7A10
 7A11                 N/A           N/A  N/A                                                   N/A           N/A   7A11
 7A12                 N/A           N/A  N/A                                                   N/A           N/A   7A12
 7A13                 N/A           N/A  N/A                                                   N/A           N/A   7A13
 7A14                 N/A           N/A  N/A                                                   N/A           N/A   7A14
-----------------------------------------------------------------------------------------------------------------------------------
 7A15                 N/A           N/A  N/A                                                   N/A           N/A   7A15
 7A16                 N/A           N/A  N/A                                                   N/A           N/A   7A16
 7A17                 N/A           N/A  N/A                                                   N/A           N/A   7A17
 7A18                 N/A           N/A  N/A                                                   N/A           N/A   7A18
 7A19                 N/A           N/A  N/A                                                   N/A           N/A   7A19
-----------------------------------------------------------------------------------------------------------------------------------
 7A20                 N/A           N/A  N/A                                                   N/A           N/A   7A20
 7A21                 N/A           N/A  N/A                                                   N/A           N/A   7A21
 7A22                 N/A           N/A  N/A                                                   N/A           N/A   7A22
 7A23                 N/A           N/A  N/A                                                   N/A           N/A   7A23
 7A24                 N/A           N/A  N/A                                                   N/A           N/A   7A24
-----------------------------------------------------------------------------------------------------------------------------------
 7A25                 N/A           N/A  N/A                                                   N/A           N/A   7A25
 7A26                 N/A           N/A  N/A                                                   N/A           N/A   7A26
 7A27                 N/A           N/A  N/A                                                   N/A           N/A   7A27
 7A28                 N/A           N/A  N/A                                                   N/A           N/A   7A28
 7A29                 N/A           N/A  N/A                                                   N/A           N/A   7A29
-----------------------------------------------------------------------------------------------------------------------------------
 7A30                 N/A           N/A  N/A                                                   N/A           N/A   7A30
 7A31                 N/A           N/A  N/A                                                   N/A           N/A   7A31
 7A32                 N/A           N/A  N/A                                                   N/A           N/A   7A32
 7A33                 N/A           N/A  N/A                                                   N/A           N/A   7A33
 7A34                 N/A           N/A  N/A                                                   N/A           N/A   7A34
-----------------------------------------------------------------------------------------------------------------------------------
 7A35                 N/A           N/A  N/A                                                   N/A           N/A   7A35
 7A36                 N/A           N/A  N/A                                                   N/A           N/A   7A36
 7A37                 N/A           N/A  N/A                                                   N/A           N/A   7A37
 7A38                 N/A           N/A  N/A                                                   N/A           N/A   7A38
 7A39                 N/A           N/A  N/A                                                   N/A           N/A   7A39
-----------------------------------------------------------------------------------------------------------------------------------
 7A40                 N/A           N/A  N/A                                                   N/A           N/A   7A40
 7A41                 N/A           N/A  N/A                                                   N/A           N/A   7A41
 7A42                 N/A           N/A  N/A                                                   N/A           N/A   7A42
 7A43                 N/A           N/A  N/A                                                   N/A           N/A   7A43
 7A44                 N/A           N/A  N/A                                                   N/A           N/A   7A44
-----------------------------------------------------------------------------------------------------------------------------------
 7A45                 N/A           N/A  N/A                                                   N/A           N/A   7A45
 7A46                 N/A           N/A  N/A                                                   N/A           N/A   7A46
 7A47                 N/A           N/A  N/A                                                   N/A           N/A   7A47
 7A48                 N/A           N/A  N/A                                                   N/A           N/A   7A48
 7A49                 N/A           N/A  N/A                                                   N/A           N/A   7A49
-----------------------------------------------------------------------------------------------------------------------------------
 7A50                 N/A           N/A  N/A                                                   N/A           N/A   7A50
 7A51                 N/A           N/A  N/A                                                   N/A           N/A   7A51
 7A52                 N/A           N/A  N/A                                                   N/A           N/A   7A52
 7A53                 N/A           N/A  N/A                                                   N/A           N/A   7A53
 7A54                 N/A           N/A  N/A                                                   N/A           N/A   7A54
-----------------------------------------------------------------------------------------------------------------------------------
 7A55                 N/A           N/A  N/A                                                   N/A           N/A   7A55
 7A56                 N/A           N/A  N/A                                                   N/A           N/A   7A56
 7A57                 N/A           N/A  N/A                                                   N/A           N/A   7A57
 7A58                 N/A           N/A  N/A                                                   N/A           N/A   7A58
 7A59                 N/A           N/A  N/A                                                   N/A           N/A   7A59
-----------------------------------------------------------------------------------------------------------------------------------
 7A60                 N/A           N/A  N/A                                                   N/A           N/A   7A60
 7A61                 N/A           N/A  N/A                                                   N/A           N/A   7A61
 7A62                 N/A           N/A  N/A                                                   N/A           N/A   7A62
 7A63                 N/A           N/A  N/A                                                   N/A           N/A   7A63
 7A64                 N/A           N/A  N/A                                                   N/A           N/A   7A64
-----------------------------------------------------------------------------------------------------------------------------------
 7A65                 N/A           N/A  N/A                                                   N/A           N/A   7A65
 7A66                 N/A           N/A  N/A                                                   N/A           N/A   7A66
 7A67                 N/A           N/A  N/A                                                   N/A           N/A   7A67
 7A68                 N/A           N/A  N/A                                                   N/A           N/A   7A68
 7A69                 N/A           N/A  N/A                                                   N/A           N/A   7A69
-----------------------------------------------------------------------------------------------------------------------------------
 7A70                 N/A           N/A  N/A                                                   N/A           N/A   7A70
 7A71                 N/A           N/A  N/A                                                   N/A           N/A   7A71
 7A72                 N/A           N/A  N/A                                                   N/A           N/A   7A72
 7A73                 N/A           N/A  N/A                                                   N/A           N/A   7A73
 7A74                 N/A           N/A  N/A                                                   N/A           N/A   7A74
-----------------------------------------------------------------------------------------------------------------------------------
 7A75                 N/A           N/A  N/A                                                   N/A           N/A   7A75
 7A76                 N/A           N/A  N/A                                                   N/A           N/A   7A76
 7A77                 N/A           N/A  N/A                                                   N/A           N/A   7A77
 7A78                 N/A           N/A  N/A                                                   N/A           N/A   7A78
 7A79                 N/A           N/A  N/A                                                   N/A           N/A   7A79
-----------------------------------------------------------------------------------------------------------------------------------
 7A80                 N/A           N/A  N/A                                                   N/A           N/A   7A80
 7A81                 N/A           N/A  N/A                                                   N/A           N/A   7A81
 7A82                 N/A           N/A  N/A                                                   N/A           N/A   7A82
                      N/A           N/A  N/A                                                   N/A           N/A              (8)
  8A                  N/A           N/A  N/A                                                   N/A           N/A    8A
-----------------------------------------------------------------------------------------------------------------------------------
  8A1                 N/A           N/A  N/A                                                   N/A           N/A    8A1
  8A2                 N/A           N/A  N/A                                                   N/A           N/A    8A2
  8A3                 N/A           N/A  N/A                                                   N/A           N/A    8A3
  8A4                 N/A           N/A  N/A                                                   N/A           N/A    8A4
  8A5                 N/A           N/A  N/A                                                   N/A           N/A    8A5
-----------------------------------------------------------------------------------------------------------------------------------
  8A6                 N/A           N/A  N/A                                                   N/A           N/A    8A6
  8A7                 N/A           N/A  N/A                                                   N/A           N/A    8A7
  8A8                 N/A           N/A  N/A                                                   N/A           N/A    8A8
  8B                  N/A           N/A  N/A                                                   N/A           N/A    8B
  8B1                 N/A           N/A  N/A                                                   N/A           N/A    8B1
-----------------------------------------------------------------------------------------------------------------------------------
  8B2                 N/A           N/A  N/A                                                   N/A           N/A    8B2
  8B3                 N/A           N/A  N/A                                                   N/A           N/A    8B3
  8B4                 N/A           N/A  N/A                                                   N/A           N/A    8B4
  8C                  N/A           N/A  N/A                                                   N/A           N/A    8C
  8D                  N/A           N/A  N/A                                                   N/A           N/A    8D
-----------------------------------------------------------------------------------------------------------------------------------
   9                  N/A           N/A  N/A                                                   N/A           N/A     9        (9)
  9A1                 N/A           N/A  N/A                                                   N/A           N/A    9A1
  9A2                 N/A           N/A  N/A                                                   N/A           N/A    9A2
  9A3                 N/A           N/A  N/A                                                   N/A           N/A    9A3
  9A4                 N/A           N/A  N/A                                                   N/A           N/A    9A4
-----------------------------------------------------------------------------------------------------------------------------------
  9A5                 N/A           N/A  N/A                                                   N/A           N/A    9A5
  9A6                 N/A           N/A  N/A                                                   N/A           N/A    9A6
  9A7                 N/A           N/A  N/A                                                   N/A           N/A    9A7
  9A8                 N/A           N/A  N/A                                                   N/A           N/A    9A8
  9A9                 N/A           N/A  N/A                                                   N/A           N/A    9A9
-----------------------------------------------------------------------------------------------------------------------------------
 9A10                 N/A           N/A  N/A                                                   N/A           N/A   9A10
 9A11                 N/A           N/A  N/A                                                   N/A           N/A   9A11
 9A12                 N/A           N/A  N/A                                                   N/A           N/A   9A12
 9A13                 N/A           N/A  N/A                                                   N/A           N/A   9A13
 9A14                 N/A           N/A  N/A                                                   N/A           N/A   9A14
-----------------------------------------------------------------------------------------------------------------------------------
  10               40,221    10/20/2010  Ballard Spahr Andrews & Ingersoll, LLP             38,297     4/20/2012    10       (10)
  11              110,566     4/30/2017  Wilmer, Cutler & Pickering                         33,598     4/30/2008    11       (11)
  12              107,888    11/30/2012  Corporate Executive Board                          43,069     2/29/2008    12       (12)
  13               34,834     9/30/2014  Silverpop Systems                                  29,880    10/31/2009    13       (13)
  14               82,920    12/31/2008  GSA State Dept                                     79,067     8/26/2008    14       (14)
-----------------------------------------------------------------------------------------------------------------------------------
  15               57,452    12/31/2012  Northstar Hotel                                    37,766     4/30/2011    15       (15)
  16                  N/A           N/A  N/A                                                   N/A           N/A    16       (16)
 16A1              37,072     1/31/2015  Laboratory Corporation of America                  33,248      9/9/2010   16A1
                                         Holdings
 16A2              26,712    12/31/2010  Critical Health Systems Inc.                       16,577    11/15/2010   16A2
  17                  N/A           N/A  N/A                                                   N/A           N/A    17
-----------------------------------------------------------------------------------------------------------------------------------
  18               39,222    12/31/2015  Riverview Health Institute                         37,224     9/30/2008    18       (17)
  19                  N/A           N/A  N/A                                                   N/A           N/A    19
  20                  N/A           N/A  N/A                                                   N/A           N/A    20
  21                  N/A           N/A  N/A                                                   N/A           N/A    21
  22                  N/A           N/A  N/A                                                   N/A           N/A    22
-----------------------------------------------------------------------------------------------------------------------------------
  23                  N/A           N/A  N/A                                                   N/A           N/A    23
  24                  N/A           N/A  N/A                                                   N/A           N/A    24
 24A1                 N/A           N/A  N/A                                                   N/A           N/A   24A1
 24A2                 N/A           N/A  N/A                                                   N/A           N/A   24A2
 24A3                 N/A           N/A  N/A                                                   N/A           N/A   24A3
-----------------------------------------------------------------------------------------------------------------------------------
 24A4                 N/A           N/A  N/A                                                   N/A           N/A   24A4
  25                  N/A           N/A  N/A                                                   N/A           N/A    25
  26              236,500     4/30/2010  Packaging Corporation of America                  126,375    10/31/2009    26
  27                  N/A           N/A  N/A                                                   N/A           N/A    27
  28               26,316     8/31/2008  PUSH, Inc.                                         18,153    11/30/2010    28       (18)
-----------------------------------------------------------------------------------------------------------------------------------
  29                  N/A           N/A  N/A                                                   N/A           N/A    29       (19)
 29A1              30,000     1/31/2010  Parvin, Inc.                                       18,090     3/31/2009   29A1
 29A2               9,200      2/5/2017  Salon Reaction, Inc.                                3,200     8/31/2012   29A2
 29A3               1,650    11/15/2011  N/A                                                   N/A           N/A   29A3
  30                  N/A           N/A  N/A                                                   N/A           N/A    30
-----------------------------------------------------------------------------------------------------------------------------------
  31               19,664     2/29/2008  The Medical Assurance Group                        18,167     1/31/2009    31       (20)
  32                  N/A           N/A  N/A                                                   N/A           N/A    32       (21)
 32A1               9,288     1/15/2014  T-Star, P.C., Inc.                                  9,200    10/31/2009   32A1
 32A2              23,181     4/10/2008  Schoenborn & Dall Enterprises, Inc.,               12,394     6/30/2008   32A2
                                         d/b/a World Gym
 32A3              12,000     4/30/2012  Rent-A-Center Texas, LP                            10,800     7/31/2011   32A3
-----------------------------------------------------------------------------------------------------------------------------------
  33                  N/A           N/A  N/A                                                   N/A           N/A    33
 33A1                 N/A           N/A  N/A                                                   N/A           N/A   33A1
 33A2                 N/A           N/A  N/A                                                   N/A           N/A   33A2
  34                  N/A           N/A  N/A                                                   N/A           N/A    34
  35                  N/A           N/A  N/A                                                   N/A           N/A    35
-----------------------------------------------------------------------------------------------------------------------------------
  36                  N/A           N/A  N/A                                                   N/A           N/A    36
  37               68,000    10/31/2026  Brinker Restaurant Corporation                      5,916     5/31/2021    37       (22)
  38                  N/A           N/A  N/A                                                   N/A           N/A    38
  39                  N/A           N/A  N/A                                                   N/A           N/A    39
  40                  N/A           N/A  N/A                                                   N/A           N/A    40
-----------------------------------------------------------------------------------------------------------------------------------
  41                8,000     9/30/2051  Hard Rock Cafe                                      6,000      6/1/2018    41
  42               10,000    12/14/2007  Mega Shoe Factory                                   8,160    10/24/2009    42
  43                3,200    10/31/2010  Moe's Southwest Grill                               3,000     5/31/2011    43
  44                  N/A           N/A  N/A                                                   N/A           N/A    44
  45                5,000    12/31/2026  McDonald's                                          3,812    12/16/2026    45
-----------------------------------------------------------------------------------------------------------------------------------
  46               41,072     9/30/2012  Amerigroup Texas                                   18,383     2/29/2008    46
 46A1              17,376     8/31/2012  Benesight                                          10,944     8/31/2009   46A1
 46A2              18,383     2/29/2008  PEI Holding                                         6,686    11/30/2013   46A2
  47                  N/A           N/A  N/A                                                   N/A           N/A    47
  48                  N/A           N/A  N/A                                                   N/A           N/A    48
-----------------------------------------------------------------------------------------------------------------------------------
  49                  N/A           N/A  N/A                                                   N/A           N/A    49
  50                  N/A           N/A  N/A                                                   N/A           N/A    50       (23)
  51                  N/A           N/A  N/A                                                   N/A           N/A    51
  52                  N/A           N/A  N/A                                                   N/A           N/A    52
  53               29,370     1/31/2012  Semedes York & Phil York (Master Lease)            12,000    10/31/2012    53       (24)
-----------------------------------------------------------------------------------------------------------------------------------
  54                5,348     5/15/2017  Albert A. Ackil MD, Inc.                            3,054     3/31/2012    54       (25)
  55                  N/A           N/A  N/A                                                   N/A           N/A    55
  56               25,000     1/31/2008  M I Movies                                         22,000    12/31/2011    56
  57               12,941    12/31/2013  First Loft Corporation                             10,891     1/31/2017    57       (26)
  58                  N/A           N/A  N/A                                                   N/A           N/A    58
-----------------------------------------------------------------------------------------------------------------------------------
  59                  N/A           N/A  N/A                                                   N/A           N/A    59
  60               23,600     1/31/2013  Budget Cinema                                      18,400     3/31/2017    60
  61                  N/A           N/A  N/A                                                   N/A           N/A    61
 61A1                 N/A           N/A  N/A                                                   N/A           N/A   61A1
 61A2                 N/A           N/A  N/A                                                   N/A           N/A   61A2
-----------------------------------------------------------------------------------------------------------------------------------
 61A3                 N/A           N/A  N/A                                                   N/A           N/A   61A3
 61A4                 N/A           N/A  N/A                                                   N/A           N/A   61A4
 61A5                 N/A           N/A  N/A                                                   N/A           N/A   61A5
 61A6                 N/A           N/A  N/A                                                   N/A           N/A   61A6
 61A7                 N/A           N/A  N/A                                                   N/A           N/A   61A7
-----------------------------------------------------------------------------------------------------------------------------------
 61A8                 N/A           N/A  N/A                                                   N/A           N/A   61A8
 61A9                 N/A           N/A  N/A                                                   N/A           N/A   61A9
 61A10                N/A           N/A  N/A                                                   N/A           N/A   61A10
 61A11                N/A           N/A  N/A                                                   N/A           N/A   61A11
 61A12                N/A           N/A  N/A                                                   N/A           N/A   61A12
-----------------------------------------------------------------------------------------------------------------------------------
 61A13                N/A           N/A  N/A                                                   N/A           N/A   61A13
  62                  N/A           N/A  N/A                                                   N/A           N/A    62
  63                7,056     9/19/2010  Master Lease                                        6,217     2/14/2009    63       (27)
  64                  N/A           N/A  N/A                                                   N/A           N/A    64
  65                  N/A           N/A  N/A                                                   N/A           N/A    65
-----------------------------------------------------------------------------------------------------------------------------------
  66               36,000     4/11/2019  Fast Industries, Ltd                               35,995     4/11/2019    66       (28)
  67               12,432     6/30/2013  Four-D College                                      8,250     2/28/2010    67       (29)
  68                  N/A           N/A  N/A                                                   N/A           N/A    68       (30)
  69                  N/A           N/A  N/A                                                   N/A           N/A    69
  70                  N/A           N/A  N/A                                                   N/A           N/A    70
-----------------------------------------------------------------------------------------------------------------------------------
  71                  N/A           N/A  N/A                                                   N/A           N/A    71
  72                  N/A           N/A  N/A                                                   N/A           N/A    72
  73                  N/A           N/A  N/A                                                   N/A           N/A    73
  74                  N/A           N/A  N/A                                                   N/A           N/A    74
  75                  N/A           N/A  N/A                                                   N/A           N/A    75
-----------------------------------------------------------------------------------------------------------------------------------
  76                  N/A           N/A  N/A                                                   N/A           N/A    76       (31)
  77                1,761     7/31/2011  Green World Cleaners                                1,737     2/27/2013    77
  78                  N/A           N/A  N/A                                                   N/A           N/A    78
  79                  N/A           N/A  N/A                                                   N/A           N/A    79
  80                  N/A           N/A  N/A                                                   N/A           N/A    80
-----------------------------------------------------------------------------------------------------------------------------------
  81               12,000     4/30/2011  CLS Family Enterprise, Inc.                        10,800    11/30/2011    81
  82                8,014    10/31/2007  C.H.W. dba St. Mary Medical Center                  4,779     6/30/2008    82       (32)
  83               10,313    12/31/2012  MRMLS                                               7,155     2/28/2011    83
  84                  N/A           N/A  N/A                                                   N/A           N/A    84       (33)
  85                  N/A           N/A  N/A                                                   N/A           N/A    85
-----------------------------------------------------------------------------------------------------------------------------------
  86                  N/A           N/A  N/A                                                   N/A           N/A    86
  87                  N/A           N/A  N/A                                                   N/A           N/A    87       (34)
  88                  N/A           N/A  N/A                                                   N/A           N/A    88
  89                  N/A           N/A  N/A                                                   N/A           N/A    89
  90                  N/A           N/A  N/A                                                   N/A           N/A    90
-----------------------------------------------------------------------------------------------------------------------------------
  91                  N/A           N/A  N/A                                                   N/A           N/A    91
  92                  N/A           N/A  N/A                                                   N/A           N/A    92
  93                  N/A           N/A  N/A                                                   N/A           N/A    93       (35)
  94                  N/A           N/A  N/A                                                   N/A           N/A    94
  95                  N/A           N/A  N/A                                                   N/A           N/A    95
-----------------------------------------------------------------------------------------------------------------------------------
  96                  N/A           N/A  N/A                                                   N/A           N/A    96
  97                  N/A           N/A  N/A                                                   N/A           N/A    97
  98                4,705     1/11/2017  McDonald's Corporation                              3,725     5/11/2010    98
  99               11,840    12/19/2010  West Park Dialysis Care, Inc.                       6,000     5/31/2017    99
  100                 N/A           N/A  N/A                                                   N/A           N/A    100
-----------------------------------------------------------------------------------------------------------------------------------
  101                 N/A           N/A  N/A                                                   N/A           N/A    101      (36)
  102              10,000     7/15/2012  Captain Casey / Jo-To                               4,020    12/31/2010    102
  103                 N/A           N/A  N/A                                                   N/A           N/A    103
  104                 N/A           N/A  N/A                                                   N/A           N/A    104
 104A1                N/A           N/A  N/A                                                   N/A           N/A   104A1
-----------------------------------------------------------------------------------------------------------------------------------
 104A2                N/A           N/A  N/A                                                   N/A           N/A   104A2
  105                 N/A           N/A  N/A                                                   N/A           N/A    105      (37)
  106                 N/A           N/A  N/A                                                   N/A           N/A    106      (38)
  107                 N/A           N/A  N/A                                                   N/A           N/A    107
  108               7,718     9/30/2012  N/A                                                   N/A           N/A    108
-----------------------------------------------------------------------------------------------------------------------------------
  109                 N/A           N/A  N/A                                                   N/A           N/A    109
  110                 N/A           N/A  N/A                                                   N/A           N/A    110
  111                 N/A           N/A  N/A                                                   N/A           N/A    111      (39)
  112                 N/A           N/A  N/A                                                   N/A           N/A    112      (40)
  113                 N/A           N/A  N/A                                                   N/A           N/A    113
-----------------------------------------------------------------------------------------------------------------------------------
  114                 N/A           N/A  N/A                                                   N/A           N/A    114
  115                 N/A           N/A  N/A                                                   N/A           N/A    115
 115A1             15,935    12/31/2012  United States Postal Service                       11,875    12/31/2010   115A1
 115A2              5,400    12/31/2012  29 Luxury Goods, Inc.                               2,700    10/31/2011   115A2
  116                 N/A           N/A  N/A                                                   N/A           N/A    116
-----------------------------------------------------------------------------------------------------------------------------------
  117                 N/A           N/A  N/A                                                   N/A           N/A    117
  118                 N/A           N/A  N/A                                                   N/A           N/A    118
  119                 N/A           N/A  N/A                                                   N/A           N/A    119      (41)
  120                 N/A           N/A  N/A                                                   N/A           N/A    120
  121              13,751    12/31/2016  N/A                                                   N/A           N/A    121
-----------------------------------------------------------------------------------------------------------------------------------
  122               3,388     9/30/2011  Vanessa Rozier                                      3,000    10/31/2011    122
  123                 N/A           N/A  N/A                                                   N/A           N/A    123
  124               4,160     7/31/2010  Smith and Mathews Inc (UPS)                         2,080     7/31/2010    124
  125              11,968     8/31/2012  N/A                                                   N/A           N/A    125
  126                 N/A           N/A  N/A                                                   N/A           N/A    126      (42)
-----------------------------------------------------------------------------------------------------------------------------------
  127               8,146    10/31/2007  Renal Network                                       5,000    11/30/2012    127
  128                 N/A           N/A  N/A                                                   N/A           N/A    128      (43)
  129                 N/A           N/A  N/A                                                   N/A           N/A    129      (44)
  130                 N/A           N/A  N/A                                                   N/A           N/A    130      (45)
  131                 N/A           N/A  N/A                                                   N/A           N/A    131
-----------------------------------------------------------------------------------------------------------------------------------
  132               2,172     5/31/2011  Kozak Orthodontics                                  2,149    12/31/2018    132
  133                 N/A           N/A  N/A                                                   N/A           N/A    133
  134               2,866           MTM  NBWHC, P.A Dr. Endelman                             2,476    10/31/2007    134
  135                 N/A           N/A  N/A                                                   N/A           N/A    135
  136                 N/A           N/A  N/A                                                   N/A           N/A    136      (46)
-----------------------------------------------------------------------------------------------------------------------------------
  137                 N/A           N/A  N/A                                                   N/A           N/A    137
 137A1                N/A           N/A  N/A                                                   N/A           N/A   137A1
 137A2                N/A           N/A  N/A                                                   N/A           N/A   137A2
  138                 N/A           N/A  N/A                                                   N/A           N/A    138
  139                 N/A           N/A  N/A                                                   N/A           N/A    139
-----------------------------------------------------------------------------------------------------------------------------------
  140                 N/A           N/A  N/A                                                   N/A           N/A    140
  141               5,535     3/14/2010  At Wisteria Salon LLC                               2,800      5/7/2011    141
  142               1,300     1/14/2012  Nail Salon                                          1,300    12/14/2011    142      (47)
  143                 N/A           N/A  N/A                                                   N/A           N/A    143
  144               1,690     8/29/2009  EB Games                                            1,690      5/2/2009    144
-----------------------------------------------------------------------------------------------------------------------------------
  145               3,100     4/30/2009  Mann Eye Center, P.A.                               2,534     3/31/2011    145
  146                 N/A           N/A  N/A                                                   N/A           N/A    146
  147                 N/A           N/A  N/A                                                   N/A           N/A    147
  148               5,523     7/31/2009  Hark's Speedy Mart                                  3,618     8/31/2013    148
  149                 N/A           N/A  N/A                                                   N/A           N/A    149
-----------------------------------------------------------------------------------------------------------------------------------
  150                 N/A           N/A  N/A                                                   N/A           N/A    150
  151               3,939     7/31/2019  Museum District Dental                              1,975     2/28/2014    151      (48)
  152               6,087     9/30/2008  Keg & Barrel                                        4,165     3/31/2011    152
  153                 N/A           N/A  N/A                                                   N/A           N/A    153
 153A1                N/A           N/A  N/A                                                   N/A           N/A   153A1
-----------------------------------------------------------------------------------------------------------------------------------
 153A2                N/A           N/A  N/A                                                   N/A           N/A   153A2
  154                 N/A           N/A  N/A                                                   N/A           N/A    154
  155                 N/A           N/A  N/A                                                   N/A           N/A    155
 155A1                N/A           N/A  N/A                                                   N/A           N/A   155A1
 155A2                N/A           N/A  N/A                                                   N/A           N/A   155A2
-----------------------------------------------------------------------------------------------------------------------------------
  156               2,531     6/14/2009  Scottsdale JavaCo                                   1,885     6/30/2009    156
  157                 N/A           N/A  N/A                                                   N/A           N/A    157
  158                 N/A           N/A  N/A                                                   N/A           N/A    158
  159               4,652    11/30/2011  Medical Express Depot, Inc. dba CSS                 4,500     4/30/2011    159
                                         Medical
  160                 N/A           N/A  N/A                                                   N/A           N/A    160
-----------------------------------------------------------------------------------------------------------------------------------
  161                 N/A           N/A  N/A                                                   N/A           N/A    161
  162               2,894     6/30/2010  i-Financial                                         1,602    10/31/2009    162      (49)
  163                 N/A           N/A  N/A                                                   N/A           N/A    163
  164                 N/A           N/A  N/A                                                   N/A           N/A    164
  165                 N/A           N/A  N/A                                                   N/A           N/A    165
-----------------------------------------------------------------------------------------------------------------------------------
  166                 N/A           N/A  N/A                                                   N/A           N/A    166      (50)
  167                 N/A           N/A  N/A                                                   N/A           N/A    167
  168                 N/A           N/A  N/A                                                   N/A           N/A    168
-----------------------------------------------------------------------------------------------------------------------------------

Annex A-1 Footnotes

All Mortgage Loans	With regard to multi-property mortgage loans or cross-collateralized mortgage loans, each such mortgage loan or related mortgaged real property with a particular letter designation in the ‘‘Cross-Collateralized Groups’’ column is either part of a multi-property loan or crossed-collateralized with each of the other mortgage loans or mortgaged properties with the same letter designation.

With regards to Prepayment Provisions, the number in any parenthetical reflects the number of months in the applicable period during which the subject prepayment is in effect.

With the exception Bethany Maryland Portfolio II the weighted average occupancy for multi-property loans is based on allocated loan amounts.

With regards to the ‘‘% of Aggregate Cut-off Date Balance’’ column, 0.0 means the percentage by total cut-off date principal balance is less than 0.05%.

(1)	Tishman Speyer DC Portfolio II	The eight buildings are located in Washington, D.C.; Alexandria, Virginia; Vienna, Virginia; Reston, Virginia and Arlington, Virginia.

Total square footage is comprised of the 504,205 square foot Canal Center Plaza, the 456,780 square foot Tyson International Plaza, the 327,788 square foot Reston Crossing building, the 183,184 square foot 2550 M Street building, the 179,407 square foot Park Place building, the 174,287 square foot 1717 Pennsylvania Avenue building, the 167,589 square foot 1747 Pennsylvania Avenue building and the 104,717 square foot Presidential Plaza.

Weighted average occupancy as of December 31, 2006 is based on allocated loan amounts and individual property occupancy.

Reflects in-place U/W NCF. U/W NCF is projected to be $50,433,842 based on assumed mark-to-market rent adjustments applied to below-market tenant leases, projected increase of portfolio square footage by approximately 114,971 square feet upon building re-measurements and additional rent related to that increased square footage at current market rents, lease-up of current vacant space to appraiser’s stabilized occupancy of 93.9% and certain other lease-up assumptions.

Based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W DSCR, based on the projected U/W NCF of $50,433,842, is 1.97x.

Patton Boggs LLP’s lease expiration includes 180,490 square feet expiring April 30, 2017 and 1,140 square feet expiring April 30, 2012.

Verizon Communications, Inc.’s lease expiration includes 105,206 square feet in the 1717 Pennsylvania Avenue building expiring on October 31, 2007 and 1,116 square feet in the Tyson International Plaza expiring on December 31, 2011.

Robins Gioia, Inc.’s lease begins on January 1, 2008.

(2)	Sears Tower	Original Balance and Cut-off Date Balance include the Sears Tower Mortgage Loan. The Sears Tower Non-Trust Loans total $440,000,000, and are comprised of the Sears Tower Note A Non-Trust Loan totaling $340,000,000 which is pari passu in right of payment with the Sears Tower Mortgage Loan, and the Sears Tower Note B Non-Trust Loan totaling $100,000,000, which is subordinate in right of payment to the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan. The Sears Tower Loan Combination totals $780,000,000, of which $340,000,000 is comprised of the Sears Tower Mortgage Loan.

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Original LTV, Cut-Off Date LTV and Maturity Date LTV are based on the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan, totaling $680,000,000. The Original LTV and Cut-Off Date LTV of the Sears Tower Loan Combination is approximately 65.0%.

U/W NCF DSCR is based on the initial principal balance of the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan and an interest rate of 6.2695%, calculated on an actual/360 basis. The DSCR of the Sears Tower Loan Combination is 1.22x, calculated based on an interest rate of 6.2695% and an actual/360 basis.

The scheduled debt service was calculated by applying the 6.2695% coupon to the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan, totaling $680,000,000.

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the March 2011 payment date and continuing until maturity. From and after March 11, 2011 and on each Monthly Payment Date thereafter throughout the term, solely to the extent of ‘‘Available Cash’’, as defined in the loan agreement, borrower is required to make a payment in an amount equal to the ‘‘Applicable Monthly Constant Payment’’ less the monthly interest payment actually paid in such calendar month. ‘‘Applicable Monthly Constant Payment’’ shall mean (a) from March 11, 2011 through and including February 11, 2014, a constant monthly payment, assuming no default, allocable to the Sears Tower Mortgage Loan, of $2,097,752 and (b) from and after March 11, 2014 until the stated maturity date, a constant monthly payment, assuming no default, allocable to the Sears Tower Mortgage Loan, of $2,149,564. Such amounts will accrue if not paid. The calculation of Maturity Balance, U/W NCF DSCR, Cut-Off Date U/W NCF DSCR, and Maturity LTV Ratio are based on interest-only payments. The Maturity Balance of the Sears Tower Mortgage Loan calculated, based on each Scheduled Amortization Payment being made in full when due, is $312,117,978. The Maturity Balance of the entire Sears Tower Loan Combination, calculated based on each Scheduled Amortization Payment being made in full when due, is $716,035,361.

Occupancy Percentage, U/W NCF and U/W NCF DSCR include 119,642 square feet of recently executed leases for tenants Segal McCambridge Singer & Mahoney, Ltd., SPRI Partners, Schiff Hardin LLP expansion, Latham & Watkins expansion, Augustino’s Restaurant and Salseria Loco that are not yet in occupancy, as well as 150,206 square feet of dark Goldman Sachs Group, Inc. space. The current Occupancy Percentage calculated without these leases and the dark Goldman Sachs Group, Inc. space is 70.1%. Excluding the 119,642 square feet of recently executed leases, the U/W NCF DSCR is 1.16x.

Ernst & Young U.S. LLP is subleasing a total of 150,026 square feet. 99,440 square feet is subleased to SPSS Inc. and 50,856 square feet is subleased to Sonnenschein Nath & Rosenthal.

The Goldman Sachs Group, Inc. space is currently dark, with the tenant subleasing a total of 93,105 square feet. 19,764 square feet is subleased to Guiliani Capital Advisors, LLC, 15,874 square feet is subleased to Bridge Finance Group, 17,404 square feet is subleased to Global Futures & Forex, Ltd,

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5,814 square feet is subleased to Backstop Solutions Group, LLC, 5,923 square feet is subleased to Bridge Net Solutions, 10,400 square feet is subleased to TradeStation Securities, Inc. and 17,926 square feet is subleased to Williams Lea, Inc.

Schiff Hardin LLP may terminate its lease in October 2009 with 12 months written notice and payment of a termination fee, pursuant to the lease. The lease also offers the tenant a right to reduce the premises by up to one full floor, which may be exercised by the tenant to be effective in one (1) or two (2) parts effective as of October 31, 2010 or October 31, 2013.

(3)	Bethany Maryland Portfolio II	The Bethany Maryland Portfolio II Mortgage Loan is part of the Bethany Maryland Portfolio II Loan Combination that also includes the Bethany Maryland Portfolio II Non-Trust Loan in the cut-off date principal amount of $32,000,000. The Bethany Maryland Portfolio II Loan Combination has a cut-off date principal balance of $217,000,000.

The Bethany Maryland Portfolio II Mortgage Loan accrues interest at a rate of (a) 5.5679% per annum, through and including the interest accrual period expiring on April 10, 2010; (b) with respect to each interest accrual period from and after the interest accrual period commencing on April 11, 2010, through and including the interest accrual period expiring on January 10, 2014, 6.0779% per annum and (c) with respect to each interest accrual period thereafter, 5.8179% per annum. The Bethany Maryland Portfolio II Non-Trust Loan accrues interest at a rate of 9.43719% per annum.

CRE-Bethany Coopers Crossing-B, LLC is the Bethany Maryland Portfolio II Borrower with the largest percentage interest. The other Bethany Maryland Portfolio II Borrowers are CRE-Bethany Henson Creek-B, LLC; 1 CRE Bethany Bel Air-B, LLC; 5 CRE Bethany Bel Air-B; LLC, 3 CRE Bethany Bel Air-B, LLC and 4 CRE Bethany Bel Air-B, LLC.

The Bethany Maryland Portfolio II Mortgaged Properties consist of three garden-style apartment complexes located in Maryland with an aggregate of 1,909 residential units.

Weighted average occupancy of the properties is based on the number of units at each property.

Reflects aggregate in-place U/W NCF of the properties. Projected U/W NCF is $12,331,086 based on assumed market vacancy of 9.33%.

Based on aggregate in-place U/W NCF and calculated based on the annual interest-only payments for the Bethany Maryland Portfolio II Mortgage Loan only, without regard to the Bethany Maryland Portfolio II Non-Trust Loan. The aggregate in-place U/W DSCR based on in-place U/W NCF for the entire Bethany Maryland Portfolio II Loan Combination is 0.84x, based on the initial rate of 5.5679% per annum for the Bethany Maryland Portfolio II Mortgage Loan and a rate of 9.43719% for the Bethany Maryland Portfolio II Non-Trust Loan. The U/W DSCR based on the projected U/W NCF of $12,331,086, calculated based on the annual interest-only payments (at the cut-off date interest rate of 5.5679% and taking into account the Bethany Maryland Portfolio II Mortgage Loan only) is 1.18x. The U/W DSCR based on that projected U/W NCF, calculated based on annual interest-only payments (at the cut-off date interest rate of 5.5679%) and taking into account the entire Bethany Maryland

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Portfolio II Loan Combination would be 0.91x, based on a rate of 9.43719% for the Bethany Maryland Portfolio II Non-Trust Loan.

Reflects aggregate as-is appraised value of the three Bethany Maryland Portfolio II Mortgaged Properties. Coopers Crossing Apartments and Henson Creek Apartments were appraised as of March 1, 2007. Seasons at Bel Air Apartments was appraised as of March 5, 2007. The aggregate stabilized appraised value of the three Bethany Maryland Portfolio II Mortgaged Properties as of March 1, 2010 is $283,100,000.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio (based on the aggregate as-is appraised value) are based on the Bethany Maryland Portfolio II Mortgage Loan and do not take into account the Bethany Maryland Portfolio II Non-Trust Loan. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the aggregate as-is appraised value of the entire Bethany Maryland Portfolio II Loan Combination (including the Bethany Maryland Portfolio II Non-Trust Loan) would each be 93.7%. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the aggregate stabilized value set forth above for the Bethany Maryland Portfolio II Mortgage Loan only would each be 65.3%. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on that stabilized value for the entire Bethany Maryland Portfolio II Loan Combination would each be 76.7%.

(4)	One Alliance Center	S1 Corporation vacated all of its space and subleases 74,360 square feet. Tenant provided a $4 million letter of credit for tenant improvements and leasing commissions in connection with re-leasing its space.

Towers Perrin Forster & Crosby may terminate its lease effective August 31, 2007 provided the landlord receives 12 months prior written notice along with the applicable termination fee. Tenant currently subleases 32,159 square feet and will terminate its lease on the 8th floor totaling approximately 25,000 square feet effective August 31, 2007.

BBDO Worldwide has the option to terminate its lease or reduce the size of the leased premises with 12 months prior written notice and applicable termination fees.

Reflects projected U/W NCF. The in-place U/W NCF for the One Alliance Center Mortgaged Property is $11,695,307. Projected U/W NCF takes into account a 5% market vacancy.

Calculated based on projected U/W NCF. The in-place U/W NCF DSCR based on the in-place U/W NCF is 1.23x.

(5)	Duke Cleveland East Suburban Portfolio	Payments of interest only are required through and including the payment date in April 2012.

The eight buildings are located within the Cleveland, Ohio metropolitan area, specifically Mayfield Heights, Ohio; Highland Hills, Ohio; Beachwood, Ohio and Pepper Pike, Ohio.

Total square footage is comprised of the 159,741 square foot Metropolitan Plaza, 112,800 square foot Landerbrook Corporate Center I, 114,448 square foot Landerbrook Corporate Center III, 120,420 square foot Corporate Circle I&II, 105,823 square foot Landerbrook Corporate Center II, 107,864 square foot One

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Harvard Crossing, 88,546 square foot One Corporate Exchange and the 85,845 square foot Corporate Place.

Weighted average as of March 1, 2007 is based on allocated loan amount and individual property occupancy.

(6)	Watergate 600	From and after the anticipated repayment date, the mortgage interest rate shall increase to the greater of (i) 500 basis points in excess of the initial rate (5.745%) and (ii) 500 basis points in excess of the interpolated yield, as of the anticipated repayment date, of the United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such date of determination to the maturity date.

Payments of interest only are required through and including the anticipated repayment date. From and after the anticipated repayment date, monthly payments of principal and interest in the amount of $926,373 (based on a 20-year amortization schedule) shall be required and all excess cash flow (calculated in accordance with the related loan documents after the payment of scheduled debt service) from the Watergate 600 Mortgaged Property shall be applied toward additional amortization of the Watergate 600 Mortgage Loan and the payment of additional accrued interest.

The sponsors have personally guaranteed the lease obligations under the DGB Enterprises – Atlantic Media lease of 165,498 square feet through October 31, 2023.

Occupancy includes 17,843 square feet of vacant space formerly occupied by DGB Enterprises – Atlantic Media that is master leased by the sponsors through April 11, 2017.

(7)	Extendicare Portfolio	The Extendicare Portfolio Mortgage Loan is part of the Extendicare Portfolio Loan Combination that also includes the Extendicare Portfolio Non-Trust Loans in the aggregate principal amount of $375,000,000.

Based on a loan amount comprised of the entire Extendicare Portfolio Loan Combination of $500,000,000. The amount of $500,000,000 is comprised of three pari passu A notes.

Payments of interest only are required through and including the payment date in November 2009.

Portfolio of 80 skilled nursing facilities and 2 skilled nursing and assisted living facilities located in Kentucky, Pennsylvania, Wisconsin, Indiana, Washington, Ohio, Minnesota, Delaware, West Virginia and Idaho.

Weighted average as of June 30, 2006, based on allocated loan amounts and individual property occupancy.

One of the Extendicare Portfolio Mortgaged Properties known as Arbors at Dayton Nursing & Subacute Center is a leasehold interest pursuant to a ground lease expiring on or about October 23, 2045. See ‘‘—Ground Lease’’ below. Two of the Extendicare Portfolio Mortgaged Properties known as Cedar Springs Health & Rehab Center and River’s Bend Health & Rehab are fee interests in commercial condominium units.

The Extendicare Portfolio Mortgaged Properties are managed by affiliates of the Extendicare Portfolio Borrowers.

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U/W NCF is the aggregate for the 82 Extendicare Mortgaged Properties.

Based on U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the payment date in December 2009 and a loan amount comprised of the entire Extendicare Portfolio Loan Combination.

Based on U/W NCF and calculated based on the annual interest-only payments and a loan amount comprised of the entire Extendicare Portfolio Loan Combination.

Aggregate for the 82 Extendicare Mortgaged Properties. The appraisal as of date for the Extendicare Portfolio Mortgaged Property known as Parkview Nursing Center is as of September 1, 2006. The appraised values and appraisal as of dates for three of the Extendicare Portfolio Mortgaged Properties are based on stabilized values and stabilized as of dates of January 1, 2007 for River’s Bend Health & Rehab and as of March 1, 2007 for each of Willowcrest Care Center and Heritage Nursing & Rehab Center.

The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio are based on the entire Extendicare Portfolio Loan Combination.

(8)	Lembi Trophy Portfolio	Consists of four cross collateralized mortgage loans identified on Annex A-1 as Lembi Tropy Portfolio 1, Lembi Trophy Portfolio 2, 950 Franklin Street and 1461-1465 Burlingame Avenue. Occupancy Percentage, U/W New Cash Flow DSCR, Original LTV, Cut-Off Date LTV, and Balloon LTV were calculated as a weighted average based on allocated loan amounts of such mortgage loans.

(9)	Extendicare Portfolio II	Payments of interest only are required through and including the payment date in March 2009.

Portfolio of 14 skilled nursing facilities located in Ohio, Pennsylvania, Indiana, Kentucky and Washington.

Weighted average as December 31, 2006, based on allocated loan amounts and individual property occupancy.

One of the Extendicare Portfolio II Mortgaged Properties known as Statesman Health and Rehabilitation Center is a fee interest in a commercial condominium unit.

The Extendicare Portfolio II Mortgaged Properties are managed by affiliates of the Extendicare Portfolio II Borrowers.

U/W NCF is the aggregate for the 14 Extendicare Portfolio II Mortgaged Properties.

Based on U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the payment date in April 2009.

Based on U/W NCF and calculated based on the annual interest-only payment.

Aggregate for the 14 Extendicare Portfolio II Mortgaged Properties. The appraisal as of date for the Extendicare Portfolio II Mortgaged Property known as Arbors at Delaware is as of August 2, 2006.

(10)	Homer Building	The Homer Building Mortgage Loan is part of the Homer Building Loan Combination that also includes the Homer Building Non-Trust Loan in the cut-off date principal amount of $70,000,000.

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The mortgage interest rate for the Homer Building Non-Trust Loan is 5.63% per annum.

At closing, ING US Office Corporation, an affiliate of the Homer Building Borrower, guaranteed $3,651,135 of unfunded tenant obligations for costs incurred to finish, ‘‘build out’’ or furnish the space related to the Amgen Inc. lease.

The Homer Building Mortgaged Property is a leasehold interest pursuant to a ground lease expiring April 8, 2104.

Reflects in-place U/W NCF. Projected U/W NCF is $12,813,833 based on rent steps through October 31, 2007 and certain other lease-up assumptions.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 5.1825% calculated on an Actual/360 Basis and without regard to the Homer Building Non-Trust Loan. The U/W NCF DSCR based on in-place U/W NCF and interest-only payments based on a weighted average interest rate of 5.38076% calculated on an Actual/360 Basis for the entire Homer Building Loan Combination is 1.45x. The U/W NCF DSCR for the Homer Building Mortgage Loan based on the projected U/W NCF and without regard to the Homer Building Non-Trust Loan is 2.77x. The U/W NCF DSCR based on that same projected U/W NCF for the entire Homer Building Loan Combination is 1.49x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based solely on the Homer Building Mortgage Loan and do not take into account the Homer Building Non-Trust Loan. The Cut-off Date LTV Ratio and the Maturity LTV Ratio of the entire Homer Building Loan Combination are both 62.9%.

Jenner & Block, LLP has indicated it will not renew its lease. Amgen Inc. (rated A+/NR by S&P and Fitch, respectively) has entered into a 10 year lease to lease the 11th and 12th floors with an aggregate of 76,866 square feet of the Jenner & Block space at an initial base rent of $44.50 per square foot.

USAID (U.S. Agency for International Development) has vacated its space, however, it remains fully obligated for rent and other obligations under the term of its lease. USAID will be terminating its lease accompanied by payment of a lease termination fee. Amgen Inc. has leased the 6th floor comprised of 33,742 square feet of the USAID space for approximately one year commencing April 1, 2007.

General Services Administration’s lease expiration includes 5,135 square feet expiring on January 1, 2012.

(11)	2445 M Street	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow are projected to be $11,037,861 and $10,732,111 respectively.

The U/W NCF DSCR based on the projected U/W Net Cash Flow of $10,732,111 is 2.19x.

(12)	2000 Pennsylvania Ave	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow are projected to be $12,491,167 and $11,852,790 respectively.

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The U/W NCF DSCR based on the projected U/W Net Cash Flow of $11,852,790 is 2.34x.

(13)	200 Galleria	The 200 Galleria Mortgage accrues interest at a rate of 5.954% through and including February 10, 2009 and 6.294% thereafter.

U/W NCF DSCR is calculated based on the initial interest rate of 5.954% and the underwritten in-place net cash flow of $4,091,092. The U/W NCF DSCR based on the step-up interest rate of 6.294% and the in-place underwritten net cash flow is 0.92x.

Cut-off Date LTV is calculated based on the ‘‘As Is’’ value. The stabilized appraisal value as of February 1, 2008 is $87,900,000 representing an LTV of 79.6%.

The U/W NCF is projected to be $4,383,016, based on an assumed lease-up occupancy of 85% within market rent parameters as reported by the appraiser and certain other assumptions. The U/W NCF DSCR based on the projected net cash flow and the initial interest rate is 1.04x and at the step-up interest rate is 0.98x.

(14)	2100 Pennsylvania Ave	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow are projected to be $9,709,270 and $8,947,218 respectively.

The U/W NCF DSCR based on the projected U/W Net Cash Flow of $8,947,218 is 2.18x.

(15)	Northstar	The Northstar Mortgage Loan currently accrues interest at a rate of 5.895%. From and after the accrual period beginning on May 11, 2009, the Northstar Mortgage Loan will accrue interest at a rate of 6.175%, resulting in a monthly debt service payment of $379,641.81 and a U/W NCF DSCR of 0.91x. From and after the accrual period beginning on May 11, 2016, the Northstar Mortgage loan will accrue interest at a rate of 6.095%, resulting in a monthly debt service payment of $378,296.76 and a U/W NCF DSCR of 0.91x.

(16)	Raleigh Flex Portfolio	Laboratory Corporation of America Holdings may terminate its lease on August 31, 2008 upon four months prior notice and payment of a termination fee, pursuant to the lease.

(17)	Elizabeth Place	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow and are projected to be $4,433,475 and $4,085,063 respectively.

The U/W NCF DSCR based on the projected U/W Net Cash Flow is 1.47x.

Cut-off Date LTV is calculated based on the ‘‘As Is’’ value. The stabilized appraisal value as of February 13, 2008 is $52,125,000 representing an LTV of 80.0%.

(18)	Cornerstone Office Orlando	9,535 square feet, representing 7.0% of the total square footage, is currently master leased. Occupancy Rate, U/W NCF and U/W NCF DSCR were calculated including the master leased space.

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(19)	Sooner Portfolio	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR includes 2,800 sf of space leased but not yet occupied at the Quivira Crossing mortgaged property. Excluding such space, the actual physical occupancy percentage of the Ouivira Crossing Mortgaged Property is 73.2%, and the weighted average occupancy of the Sooner Portfolio is 86.5%.

U/W Net Cash Flow and U/W NCF DSCR were calculated including income guaranteed by the related borrower resulting in an economic occupancy of 95% at the mortgaged properties. Such income is associated with a rental shortfall payment agreement, whereby the related borrower guarantees cash flow at each mortgaged property to achieve such economic occupancy until the earlier to occur of: (i) two years after the maturity date (April 11, 2019), or (ii) the date upon which 95% of gross leasable area at the mortgaged properties, as defined in the mortgage loan documents, is being leased and occupied by tenants pursuant to leases conforming to requirements indicated in the mortgage loan documents.

(20)	Castle Creek Corporate Park	On February 1, 2007, the related borrower obtained an earnout advance in the amount of $5,125,000 which is included in the original principal balance of the mortgage loan.

(21)	RBI Retail Portfolio	Occupancy Percentage, UW NCF and UW NCF DSCR were calculated including four recently executed leases totaling 10,052 square feet, with respect to which the tenants have not yet taken occupancy. The sponsors have guaranteed the amount of $1,584,148, which represents the loan proceeds allocable to the net cash flow differential between the current in-place net cash flow and the projected net cash flow including the recently executed leases. The guaranteed amount decreases as these tenants take occupancy and commence paying full unabated rent. The current Occupancy Percentage calculated without these leases is 83.9%. Based on in-place cash flow the U/W NCF DSCR is 1.38x.

(22)	Tilton Center	Lowe’s, Kohl’s and Chili’s own their own improvements and therefore such improvements are excluded from the collateral. The mortgage loan is collateralized by the three ground leases.

(23)	Nob Hill Apartments	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the April 2012 payment date and continuing until maturity, in the approximate amount of $15,277 which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $964,256 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in April 2012 through the maturity date, would result in a Balloon Balance of $12,783,352 and a Balloon LTV of 77.0%.

(24)	Village Square	12,000 square feet, representing 4.8% of the total square footage, is currently master leased. Occupancy Rate, U/W NCF and U/W NCF DSCR were calculated including the master leased space.

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(25)	One Washington Place	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the May 2010 payment date and continuing until maturity, in the approximate amount of $13,184 which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $801,955 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in May 2010 through the maturity date, would result in a Balloon Balance of $10,192,507 and a Balloon LTV of 71.9%.

U/W Net Cash Flow and U/W NCF DSCR were calculated based on stabilized occupancy at the mortgaged real property, including 5,348 square feet of space from Caritas Good Samaritan Medical which tenant has an executed lease but has not yet taken occupancy. The amount of $50,000 representing approximately six months of rent for Caritas Good Samaritan Medical was escrowed at the closing of the mortgage loan and is required to be released to the related borrower once the tenant has taken occupancy and commenced paying full unabated rent. Additionally, the amount of $250,000 was escrowed at the closing of the mortgage loan. This amount of $250,000 is required to be released to the related borrower upon one or more tenants entering into a lease(s) acceptable to the lender for at least 1,000 square feet and $18,750 per annum triple net. Based on in-place cash flow the U/W NCF DSCR is 1.04x.

(26)	Premiere Trade Plaza	The third largest tenant, First Loft Corporation, is a borrower affiliate.

(27)	Woodfield Corporate Center	6,217 square feet, representing 6.4% of the total square footage, is currently master leased. Occupancy Rate, U/W NCF and U/W NCF DSCR were calculated including the master leased space.

(28)	Fast Building	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the May 2012 payment date and continuing until maturity, in the approximate amount of $9,538 which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $596,360 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in May 2012 through the maturity date, would result in a Balloon Balance of $7,927,705 and a Balloon LTV of 55.1%.

Occupancy Percentage, UW Net Cash Flow and UW NCF DSCR were calculated including 36,000 square feet of space master leased by the related borrower. The mortgaged property is 83.8% leased and 58.2% occupied.

The amount of $2,300,841 was escrowed at the closing of the mortgage. The amount of $2,300,841 is required to be released to the related borrower upon (i) American Builders & Contractors Supply Co., Inc. exercising its extension option for a 1 year term from January 1, 2008 or a replacement tenant entering

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Annex A-1 Footnotes  — continued

into a lease for the space at terms acceptable to lender and (ii) one or more tenant(s) entering into a lease(s) for the 36,000 square feet of master leased space at terms acceptable to lender as described in the mortgage loan documentation including but not limited to a minimum term of five years.

(29)	Rancho Las Polomas	17,535 square feet, representing 25.4% of the total square footage, is currently master leased to TransUnion, which is a dark tenant. Occupancy Rate, U/W NCF and U/W NCF DSCR were calculated including the master leased space.

The largest tenant at the mortgaged real property (occupying approximately 25% thereof) (a) is considered a dark tenant, (b) continues to pay rent and (c) has a termination option effective January 2009 upon payment of a termination payment.

(30)	Freedom Self Storage & Car Wash	U/W Net Cash Flow and U/W NCF DSCR were calculated based on stabilized occupancy at the mortgaged real property. The amount of $925,000 was escrowed at the closing of the mortgage loan. This amount of $925,000 is required to be released to the related borrower upon satisfaction of certain requirements as indicated in the mortgage loan documentation, including but not limited to the achievement of a 1.20x DSCR. Based on the current net cash flow, the DSCR is 1.07x.

The mortgaged property is comprised of a self storage component, a recreational vehicle lot component and a car wash component. Occupancy Percentage reflects the self storage component of the mortgaged property only. Per the rent roll dated January 22, 2007, the recreational vehicle component of the mortgaged property is 90.0% occupied.

(31)	Canyonwood Apartments	U/W Net Cash Flow and U/W NCF DSCR were calculated including income guaranteed pursuant to a master lease executed by the related borrower up to a 95.0% economic occupancy. The mortgaged property is 92.7% occupied.

(32)	St. Mary’s Medical	U/W Net Cash Flow and U/W NCF DSCR were calculated including rental payments guaranteed by the related borrower for 3,105 square feet of space at the mortgaged property. Occupancy percentage including the 3,105 square feet of space is 83.0%.

(33)	Walgreens - Holland	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (October 2031), and any month thereafter, pursuant to the lease.

(34)	Bachman Oaks	Appraised value reflects the ‘‘Hypothetical Investment Value’’ as of October 9, 2006, which takes into account the tax abatement the borrower will receive. The ‘‘As Is Value’’ as of October 9, 2006 is $8,000,000 representing an LTV of 72.5%.

(35)	Walgreens - Memphis	Walgreen Co. has the option to terminate its lease on the last day of the 240th month of the lease term (June 2022), and every five years thereafter, pursuant to the lease.

(36)	Walgreens - New Ulm	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (September 2031), and every five years thereafter, pursuant to the lease.

11

Annex A-1 Footnotes  — continued

(37)	Walgreens - Faribawlt	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (July 2029), and every five years thereafter, pursuant to the lease.

(38)	Walgreens - Sanford	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (June 2028), and every five years thereafter, pursuant to the lease.

(39)	Walgreens - Clarence	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (May 2031), and every five years thereafter, pursuant to the lease.

(40)	Watermarke at Lake Highlands	Appraised value reflects the ‘‘Investment Value’’ as of October 10, 2006, which takes into account the tax abatement the borrower receives. The ‘‘Market Value’’ without the tax abatement as of October 10, 2006 is $4,800,000, representing an LTV of 85.4%.

(41)	Walgreens - Gary	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (December 2030), and every five years thereafter, pursuant to the lease.

(42)	Walgreens - Austin	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (September 2029), and every five years thereafter, pursuant to the lease.

(43)	545 West 25th Street	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR were calculated based on a master lease executed by Karla Otto Inc., a borrower-related entity, for the entire space. The lease commenced on February 1, 2007 and has an expiration date of March 11, 2017.

(44)	Petsmart - Killeen	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the March 2010 payment date and continuing until maturity, in the approximate amount of $4,164 which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $243,583 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in March 2010 through the maturity date, would result in a Balloon Balance of $3,130,219 and a Balloon LTV of 69.6%.

(45)	Walgreens - Melrose	Walgreen Co. has the option to terminate its lease on the last day of the 240th month of the lease term (November 2025), and every five years thereafter, pursuant to the lease.

(46)	Brazos Park	Appraised Value reflects the ‘‘Investment Value’’ as of November 29, 2006, which takes into account the tax abatement the borrower receives. The ‘‘Market Value’’ without the tax abatement as of November 29, 2006 is $3,750,000, representing an LTV of 78.4%. There are ongoing renovations at the property which are in the process of being completed and will ultimately result in a stabilized value of $3,800,000 by year end February 5, 2007.

12

Annex A-1 Footnotes  — continued

(47)	Durango Point Retail Center	The appraisal value reflects the ‘‘As Is Value’’. Upon lease up of the remaining vacant space, the ‘‘Prospective As Complete and Stabilized Value’’ will be $3,500,000 representing an LTV of 78.6%.

(48)	5009 Caroline	The largest tenant, Selig Mediation, is a borrower affiliate.

(49)	Gallery Office Building	U/W Net Cash Flow and U/W NCF DSCR were calculated including 1,109 square feet which United Commercial Realty master leases at $18.94 per square foot through December 31, 2009, or such time as there is an acceptable lease for the entire 1,109 square foot suite with unaffiliated tenants for a term of at least three years providing for minimum base rents of $18.94 per square foot.

1,109 square feet, representing 5.5% of the total square footage, is currently master leased. Occupancy Rate, U/W NCF and U/W NCF DSCR were calculated including the master leased space.

Payments of interest only are required through and including the payment date in January 2009.

(50)	Brassworks Apartments	U/W Net Cash Flow and U/W NCF DSCR were calculated based on projected increases in parking revenue. The amount of $167,000, representing proceeds allocable to the net cash flow differential between the current net cash flow and the anticipated net cash flow resulting from the projected increases in parking revenue, was escrowed at the closing of the mortgage loan. The amount of $167,000 is required to be released to the related borrower upon satisfaction of certain requirements as indicated in the mortgage loan documentation, including but not limited to the achievement of parking revenue equal to no less than $3,542 per month for three consecutive months.

13

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ANNEX A-2

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

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Amortization Types
(Mortgage Pool)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Interest Only	67	$2,327,844,847	65.4%	$34,743,953	$400,000,000	63.3%	1.44	x	91.0%	5.966%
Amortizing Balloon(2)	103	1,098,671,013	30.9	10,666,709	135,000,000	72.2	1.45		93.2	6.108
ARD	1	132,000,000	3.7	132,000,000	132,000,000	81.5	1.18		100.0	5.745
Total/Avg/Max/Wtd Avg:	171	$3,558,515,860	100.0%	$20,810,034	$400,000,000	66.7%	1.43	x	92.0%	6.002%

(1)	Excludes mortgage loans secured by hospitality properties.
(2)	Includes mortgage loans, representing 24.7% of the Initial Mortgage Pool Balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 45.2% of these loans, by balance, have three years or less of interest-only payments.

Annex A-2-1

Cut-Off Date Loan-to-Value Ratios
(Mortgage Pool)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
35.1 - 40.0	3	$175,746,683	4.9%	$58,582,228	$88,000,000	36.6%	2.41	x	98.5%	5.382%
40.1 - 45.0	4	559,054,091	15.7	139,763,523	400,000,000	40.8	1.73		93.0	6.205
55.1 - 60.0	7	360,832,289	10.1	51,547,470	340,000,000	56.8	1.39		77.8	6.243
60.1 - 65.0	13	302,010,235	8.5	23,231,557	125,000,000	63.2	2.20		94.1	6.533
65.1 - 70.0	19	195,581,149	5.5	10,293,745	73,620,000	67.4	1.28		94.1	6.196
70.1 - 75.0	29	348,520,525	9.8	12,017,949	165,000,000	74.1	1.17		97.1	5.792
75.1 - 80.0	70	1,085,688,187	30.5	15,509,831	185,000,000	78.5	1.15		93.0	5.851
80.1 >=	26	531,082,701	14.9	20,426,258	132,000,000	83.5	1.17		92.2	5.900
Total/Avg/Max/Wtd Avg:	171	$3,558,515,860	100.0%	$20,810,034	$400,000,000	66.7%	1.43	x	92.0%	6.002%

Weighted Average Cut-off Date LTV Ratios:    66.7%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-2

Original Term to Maturity
(Mortgage Pool)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	20	$566,977,547	15.9%	$28,348,877	$125,000,000	64.2%	1.97	x	92.7%	6.288%	60
73 - 84	5	202,745,607	5.7	40,549,121	185,000,000	79.4	1.10		88.8	5.606	84
109 - 120	142	2,542,450,206	71.4	17,904,579	400,000,000	65.5	1.37		91.6	5.993	120
121 - 144	3	243,150,000	6.8	81,050,000	165,000,000	75.4	1.08		97.0	5.743	121
169 - 180	1	3,192,500	0.1	3,192,500	3,192,500	79.8	1.07		100.0	6.780	180
Total/Avg/Max/Wtd Avg:	171	$3,558,515,860	100.0%	$20,810,034	$400,000,000	66.7%	1.43	x	92.0%	6.002%	109

Weighted Average Original Term to Maturity:    109 months.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-3

Remaining Term to Maturity
(Mortgage Pool)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
49 - 60	20	$566,977,547	15.9%	$28,348,877	$125,000,000	64.2%	1.97	x	92.7%	6.288%	58
73 - 84	5	202,745,607	5.7	40,549,121	185,000,000	79.4	1.10		88.8	5.606	84
85 - 108	1	2,200,000	0.1	2,200,000	2,200,000	56.8	1.33		76.2	5.910	108
109 - 120	141	2,540,250,206	71.4	18,015,959	400,000,000	65.5	1.37		91.6	5.993	118
121 - 144	3	243,150,000	6.8	81,050,000	165,000,000	75.4	1.08		97.0	5.743	121
169 - 180	1	3,192,500	0.1	3,192,500	3,192,500	79.8	1.07		100.0	6.780	178
Total/Avg/Max/Wtd Avg:	171	$3,558,515,860	100.0%	$20,810,034	$400,000,000	66.7%	1.43	x	92.0%	6.002%	107

Weighted Average Remaining Term to Maturity:    107 months.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-4

Mortgaged Properties by Property Type(1)
(Mortgage Pool)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Office	48	$1,925,390,526	54.1%	$40,112,303	$340,000,000	60.2%	1.47	x	91.1%	5.987%
Multifamily	58	641,234,126	18.0	11,055,761	69,302,535	76.5	1.20		92.5	5.857
Retail	75	337,783,631	9.5	4,503,782	18,000,000	77.1	1.23		95.7	5.956
Hotel	19	218,465,692	6.1	11,498,194	53,300,000	73.2	1.29		—	6.020
Health Care	96	215,000,000	6.0	2,239,583	10,760,870	63.6	2.57		93.5	6.710
Mixed Use	6	89,626,447	2.5	14,937,741	62,150,000	75.1	1.03		89.2	5.910
Industrial/Warehouse	7	67,900,000	1.9	9,700,000	25,000,000	76.2	1.24		95.5	5.892
Mobile Home Park	3	39,198,756	1.1	13,066,252	20,000,000	79.3	1.21		94.8	5.860
Self Storage	5	22,870,000	0.6	4,574,000	8,400,000	77.6	1.25		75.1	6.057
Other	1	1,046,683	0.0	1,046,683	1,046,683	37.4	1.22		100.0	5.770
Total/Avg/Max/Wtd Avg:	318	$3,558,515,860	100.0%	$11,190,301	$340,000,000	66.7%	1.43	x	92.0%	6.002%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.
(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-5

Cut-Off Date Principal Balances
(Mortgage Pool)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 2,000,000.	9	$13,984,456	0.4%	$1,553,828	$1,995,432	68.2%	1.25	x	98.7%	6.005%
2,000,001 - 4,000,000.	45	134,816,628	3.8	2,995,925	4,000,000	75.2	1.25		96.1	5.949
4,000,001 - 6,000,000.	35	170,856,435	4.8	4,881,612	6,000,000	74.5	1.30		95.5	5.943
6,000,001 - 8,000,000.	11	76,230,000	2.1	6,930,000	8,000,000	76.2	1.26		92.5	6.009
8,000,001 - 10,000,000.	11	98,618,372	2.8	8,965,307	10,000,000	71.2	1.34		91.1	5.988
10,000,001 - 15,000,000.	13	160,878,879	4.5	12,375,298	15,000,000	74.1	1.25		94.5	5.991
15,000,001 - 20,000,000.	14	243,517,000	6.8	17,394,071	20,000,000	78.2	1.22		95.5	5.902
20,000,001 - 25,000,000.	8	181,780,000	5.1	22,722,500	25,000,000	77.1	1.18		89.5	5.913
25,000,001 - 50,000,000.	8	265,310,000	7.5	33,163,750	41,700,000	80.8	1.16		94.2	5.816
50,000,001 - 75,000,000.	6	381,470,000	10.7	63,578,333	73,620,000	70.8	1.25		89.2	6.063
75,000,001 - 100,000,000.	4	349,054,091	9.8	87,263,523	90,000,000	44.4	2.26		94.5	5.874
100,000,001 - 125,000,000.	1	125,000,000	3.5	125,000,000	125,000,000	63.7	2.72		93.9	6.653
125,000,001 - 150,000,000.	2	267,000,000	7.5	133,500,000	135,000,000	80.2	1.11		97.5	5.862
150,000,001 >=	4	1,090,000,000	30.6	272,500,000	400,000,000	57.4	1.41		88.4	6.081
Total/Avg/Max/Wtd Avg:	171	$3,558,515,860	100.0%	$20,810,034	$400,000,000	66.7%	1.43	x	92.0%	6.002%

Average Cut-off Date Principal Balance:    $20,810,034

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-6

U/W NCF DSCR
(Mortgage Pool)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 1.19	35	$1,239,975,409	34.8%	$35,427,869	$185,000,000	78.4%	1.10	x	93.4%	5.774%
1.20 - 1.29	87	754,691,170	21.2	8,674,611	73,620,000	77.1	1.23		94.3	6.052
1.30 - 1.39	24	488,857,294	13.7	20,369,054	340,000,000	62.1	1.37		80.2	6.181
1.40 - 1.49	13	101,682,673	2.9	7,821,744	20,880,000	69.8	1.46		89.4	5,987
1.50 - 1.59	2	14,205,000	0.4	7,102,500	9,500,000	67.6	1.56		96.7	5.837
1.60 - 1.69	2	404,850,224	11.4	202,425,112	400,000,000	40.6	1.68		93.2	6.323
1.80 - 1.89	2	93,354,091	2.6	46,677,046	84,354,091	43.0	1.82		88.7	5.922
1.90 - 1.99	2	71,200,000	2.0	35,600,000	68,700,000	44.2	1.96		97.8	5.914
2.00 >=	4	389,700,000	11.0	97,425,000	125,000,000	51.5	2.50		95.7	6.114
Total/Avg/Max/Wtd Avg:	171	$3,558,515,860	100.0%	$20,810,034	$400,000,000	66.7%	1.43	x	92.0%	6.002%

Weighted Average U/W NCF DSCR: 1.43x.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-7

Occupancy Rates(1)(2)
(Mortgage Pool)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 65.0	2	$9,495,374	0.3%	$4,747,687	$8,400,000	78.1%	1.46	x	63.0%	6.164%
65.1 - 70.0	2	52,794,864	1.5	26,397,432	51,537,094	41.0	1.70		65.1	6.328
70.1 - 75.0	2	4,769,778	0.1	2,384,889	3,843,168	63.5	2.43		73.2	6.763
75.1 - 80.0	7	501,556,398	14.1	71,650,914	340,000,000	65.3	1.30		77.6	6.230
80.1 - 85.0	13	99,539,191	2.8	7,656,861	22,000,000	73.1	1.27		82.0	6.063
85.1 - 90.0	36	452,985,234	12.7	12,582,923	84,354,091	69.8	1.35		87.9	5.880
90.1 - 95.0	67	620,727,018	17.4	9,264,582	89,388,372	68.9	1.39		92.8	6.030
95.1 >=	170	1,598,182,312	44.9	9,401,072	165,000,000	65.0	1.53		99.1	5.933
Total/Avg/Max/Wtd Avg:	299	$3,340,050,168	93.9%	$11,170,736	$340,000,000	66.3%	1.44	x	92.0%	6.000%

Weighted average occupancy rate: 92.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.
(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-8

Remaining Amortization Terms
(Mortgage Pool)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(3)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(4)
Interest Only(2)	68	$2,459,844,847	69.1%	$36,174,189	$400,000,000	64.3%	1.42	x	91.5%	5.954%	—
169 - 180	1	3,488,492	0.1	3,488,492	3,488,492	62.3	1.02		100.0	5.950	179
289 - 300	15	262,512,615	7.4	17,500,841	125,000,000	65.0	2.35		93.4	6.607	300
349 - 360	87	832,669,907	23.4	9,570,918	135,000,000	74.6	1.17		93.1	5.952	360
Total/Avg/Max/Wtd Avg:	171	$3,558,515,860	100.0%	$20,810,034	$400,000,000	66.7%	1.43	x	92.0%	6.002%	345

Weighted Average Remaining Amortization Term: 345 months.(4)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.
(2)	Interest-only up to maturity date.
(3)	Excludes mortgage loans secured by hospitality properties.
(4)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-2-9

Mortgage Rates
(Mortgage Pool)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
5.001 - 5.250	1	$88,000,000	2.5%	$88,000,000	$88,000,000	35.1%	2.70	x	97.0%	5.183%
5.501 - 5.750	40	967,089,904	27.2	24,177,248	185,000,000	74.7	1.24		96.2	5.632
5.751 - 6.000	67	985,923,516	27.7	14,715,276	135,000,000	72.2	1.28		92.8	5.910
6.001 - 6.250	35	299,261,549	8.4	8,550,330	53,700,000	76.5	1.23		87.4	6.095
6.251 - 6.500	21	917,507,879	25.8	43,690,851	400,000,000	51.9	1.49		87.7	6.315
6.501 - 6.750	5	207,540,512	5.8	41,508,102	125,000,000	69.9	2.14		90.3	6.630
6.751 - 7.000	2	93,192,500	2.6	46,596,250	90,000,000	64.1	2.32		93.0	6.790
Total/Avg/Max/Wtd Avg:	171	$3,558,515,860	100.0%	$20,810,034	$400,000,000	66.7%	1.43	x	92.0%	6.002%

Weighted Average Mortgage Rate: 6.002%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-10

Maturity Date Loan-to-Value Ratios
(Mortgage Pool)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
25.1 - 30.0	2	$4,535,175	0.1%	$2,267,588	$3,488,492	28.0%	1.07	x	100.0%	5.908%
35.1 - 40.0	2	174,700,000	4.9	87,350,000	88,000,000	36.6	2.42		98.5	5.380
40.1 - 45.0	4	559,054,091	15.7	139,763,523	400,000,000	40.8	1.73		93.0	6.205
45.1 - 50.0	3	9,541,513	0.3	3,180,504	4,850,224	49.0	1.49		100.0	6.210
50.1 - 55.0	6	35,754,676	1.0	5,959,113	17,300,000	52.7	1.41		89.9	6.181
55.1 - 60.0	24	465,877,013	13.1	19,411,542	340,000,000	57.1	1.36		80.6	6.194
60.1 - 65.0	15	291,031,837	8.2	19,402,122	125,000,000	61.6	2.22		92.8	6.512
65.1 - 70.0	33	361,228,066	10.2	10,946,305	73,620,000	67.5	1.23		95.6	6.010
70.1 - 75.0	29	554,815,000	15.6	19,131,552	165,000,000	73.4	1.11		94.6	5.898
75.1 - 80.0	30	600,373,521	16.9	20,012,451	185,000,000	78.9	1.18		92.8	5.762
80.1 - 85.0	13	321,766,968	9.0	24,751,305	132,000,000	82.2	1.19		95.2	5.839
85.1 >=	10	179,838,000	5.1	17,983,800	70,000,000	86.2	1.12		86.9	5.998
Total/Avg/Max/Wtd Avg:	171	$3,558,515,860	100.0%	$20,810,034	$400,000,000	64.8%	1.43	x	92.0%	6.002%

Weighted Average Maturity Date LTV Ratio: 64.8%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-11

Properties by State(1)
(Mortgage Pool)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
DC	9	$618,130,236	17.4%
IL	8	384,643,980	10.8
GA	10	284,075,535	8.0
CA	26	258,408,697	7.3
VA	6	248,798,021	7.0
OH	43	247,954,549	7.0
MD	4	218,000,000	6.1
TX	37	211,644,328	5.9
FL	12	122,682,973	3.4
PA	20	116,356,898	3.3
NC	7	115,065,421	3.2
MN	11	87,486,827	2.5
KY	22	66,306,781	1.9
DE	4	59,873,841	1.7
WA	13	56,609,816	1.6
IN	18	54,552,597	1.5
NY	12	51,158,296	1.4
MA	3	44,320,000	1.2
CT	2	39,495,432	1.1
NJ	5	37,347,000	1.0
OK	5	35,460,000	1.0
ID	3	33,531,653	0.9
WI	13	32,819,361	0.9
MI	8	28,564,976	0.8
NH	1	18,000,000	0.5
HI	1	17,200,000	0.5
TN	3	12,003,831	0.3
AZ	1	10,868,591	0.3
KS	2	9,800,000	0.3
NV	2	9,200,000	0.3
SC	2	7,535,733	0.2
CO	1	7,220,000	0.2
AR	1	5,600,000	0.2
NE	1	3,989,000	0.1
WV	2	3,811,490	0.1
Total:	318	$3,558,515,860	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-2-12

ANNEX A-3

CERTAIN CHARACTERISTICS OF LOAN GROUP 1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Amortization Types
(Loan Group No. 1)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Interest only	45	$1,811,715,847	62.5%	$40,260,352	$400,000,000	59.4%	1.51	x	90.7%	6.007%
Amortizing Balloon(2)	78	954,967,132	32.9	12,243,168	135,000,000	71.8	1.48		93.1	6.139
ARD	1	132,000,000	4.6	132,000,000	132,000,000	81.5	1.18		100.0	5.745
Total/Avg/Max/Wtd Avg:	124	$2,898,682,979	100.0%	$23,376,476	$400,000,000	64.5%	1.48	x	91.9%	6.039%

(1)	Excludes mortgage loans secured by hospitality properties.
(2)	Includes mortgage loans, representing 26.0% of the Initial Loan Group 1 Balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 46.2% of these loans, by balance, have three years or less of interest-only payments.

Annex A-3-1

Cut-Off Date Loan-to-Value Ratios
(Loan Group No. 1)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
35.1 – 40.0	3	$175,746,683	6.1%	$58,582,228	$88,000,000	36.6%	2.41	x	98.5%	5.382%
40.1 – 45.0	4	559,054,091	19.3	139,763,523	400,000,000	40.8	1.73		93.0	6.205
55.1 – 60.0	6	357,891,289	12.3	59,648,548	340,000,000	56.8	1.39		77.7	6.246
60.1 – 65.0	9	267,925,235	9.2	29,769,471	125,000,000	63.2	2.33		93.7	6.599
65.1 – 70.0	14	100,502,393	3.5	7,178,742	22,000,000	68.3	1.26		90.3	6.076
70.1 – 75.0	23	315,940,525	10.9	13,736,545	165,000,000	74.2	1.16		97.8	5.771
75.1 – 80.0	44	657,567,794	22.7	14,944,723	135,000,000	78.0	1.15		94.2	5.942
80.1 >=	21	464,054,968	16.0	22,097,856	132,000,000	83.6	1.17		92.2	5.914
Total/Avg/Max/Wtd Avg:	124	$2,898,682,979	100.0%	$23,376,476	$400,000,000	64.5%	1.48	x	91.9%	6.039%

Weighted Average Cut-off Date LTV Ratios: 64.5%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-2

Original Term to Maturity
(Loan Group No. 1)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate (1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 – 60	14	$449,757,547	15.5%	$32,125,539	$125,000,000	63.4%	2.15	x	91.7%	6.283%	60
73 – 84	2	4,295,607	0.1	2,147,804	2,200,000	72.2	1.26		93.2	6.210	84
109 – 120	104	2,198,287,324	75.8	21,137,378	400,000,000	63.4	1.39		91.3	6.020	120
121 – 144	3	243,150,000	8.4	81,050,000	165,000,000	75.4	1.08		97.0	5.743	121
169 – 180	1	3,192,500	0.1	3,192,500	3,192,500	79.8	1.07		100.0	6.780	180
Total/Avg/Max/Wtd Avg:	124	$2,898,682,979	100.0%	$23,376,476	$400,000,000	64.5%	1.48	x	91.9%	6.039%	111

Weighted Average Original Term to Maturity: 111 months.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-3

Remaining Term to Maturity
(Loan Group No. 1)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
49 – 60	14	$449,757,547	15.5%	$32,125,539	$125,000,000	63.4%	2.15x	91.7%	6.283%	58
73 – 84	2	4,295,607	0.1	2,147,804	2,200,000	72.2	1.26	93.2	6.210	83
85 – 108	1	2,200,000	0.1	2,200,000	2,200,000	56.8	1.33	76.2	5.910	108
109 – 120	103	2,196,087,324	75.8	21,321,236	400,000,000	63.5	1.39	91.3	6.020	118
121 – 144	3	243,150,000	8.4	81,050,000	165,000,000	75.4	1.08	97.0	5.743	121
169 – 180	1	3,192,500	0.1	3,192,500	3,192,500	79.8	1.07	100.0	6.780	178
Total/Avg/Max/Wtd Avg:	124	$2,898,682,979	100.0%	$23,376,476	$400,000,000	64.5%	1.48x	91.9%	6.039%	109

Weighted Average Remaining Term to Maturity: 109 months.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-4

Mortgaged Properties by Property Type (1)
(Loan Group No. 1)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Office	48	$1,925,390,526	66.4%	$40,112,303	$340,000,000	60.2%	1.47x	91.1%	5.987%
Retail	75	337,783,631	11.7	4,503,782	18,000,000	77.1	1.23	95.7	5.956
Hotel	19	218,465,692	7.5	11,498,194	53,300,000	73.2	1.29	—	6.020
Health Care	96	215,000,000	7.4	2,239,583	10,760,870	63.6	2.57	93.5	6.710
Mixed Use	6	89,626,447	3.1	14,937,741	62,150,000	75.1	1.03	89.2	5.910
Industrial/Warehouse	7	67,900,000	2.3	9,700,000	25,000,000	76.2	1.24	95.5	5.892
Self Storage	5	22,870,000	0.8	4,574,000	8,400,000	77.6	1.25	75.1	6.057
Multifamily	5	20,600,000	0.7	4,120,000	7,520,000	74.9	1.21	99.1	6.440
Other	1	1,046,683	0.0	1,046,683	1,046,683	37.4	1.22	100.0	5.770
Total/Avg/Max/Wtd Avg:	262	$2,898,682,979	100.0%	$11,063,675	$340,000,000	64.5%	1.48x	91.9%	6.039%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.
(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-5

Cut-Off Date Principal Balances
(Loan Group No. 1)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 2,000,000	7	$11,025,700	0.4%	$1,575,100	$1,995,432	68.1%	1.22	x	100.0%	5.970%
2,000,001. – 4,000,000	37	108,313,895	3.7	2,927,403	3,884,000	74.9	1.24		96.8	5.962
4,000,001. – 6,000,000	23	110,885,042	3.8	4,821,089	6,000,000	74.2	1.30		97.3	5.934
6,000,001. – 8,000,000	4	27,650,000	1.0	6,912,500	8,000,000	73.8	1.26		84.2	6.109
8,000,001. – 10,000,000	7	62,888,372	2.2	8,984,053	10,000,000	72.8	1.25		89.1	5.924
10,000,001. – 15,000,000	9	108,508,879	3.7	12,056,542	15,000,000	73.0	1.26		93.3	6.072
15,000,001. – 20,000,000	9	148,417,000	5.1	16,490,778	18,770,000	77.4	1.21		96.8	6.002
20,000,001. – 25,000,000	6	134,780,000	4.6	22,463,333	25,000,000	76.3	1.22		88.6	6.004
25,000,001. – 50,000,000	7	232,310,000	8.0	33,187,143	41,700,000	80.3	1.17		95.2	5.811
50,000,001. – 75,000,000	5	307,850,000	10.6	61,570,000	70,000,000	72.0	1.26		87.0	5.973
75,000,001. – 100,000,000	4	349,054,091	12.0	87,263,523	90,000,000	44.4	2.26		94.5	5.874
100,000,001. – 125,000,000	1	125,000,000	4.3	125,000,000	125,000,000	63.7	2.72		93.9	6.653
125,000,001. – 150,000,000	2	267,000,000	9.2	133,500,000	135,000,000	80.2	1.11		97.5	5.862
150,000,001. >=	3	905,000,000	31.2	301,666,667	400,000,000	52.8	1.47		88.4	6.186
Total/Avg/Max/Wtd Avg:	124	$2,898,682,979	100.0%	$23,376,476	$400,000,000	64.5%	1.48	x	91.9%	6.039%

Average Cut-off Date Principal Balance: $23,376,476

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-6

U/W NCF DSCR
(Loan Group No. 1)

Range of U/W NCF DSCR (x)	Number Of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 1.19	28	$949,725,409	32.8%	$33,918,765	$165,000,000	78.1%	1.10	x	94.6%	5.812%
1.20 – 1.29	65	494,345,916	17.1	7,605,322	53,300,000	78.4	1.23		93.9	6.066
1.30 – 1.39	13	419,249,666	14.5	32,249,974	340,000,000	59.6	1.38		77.8	6.229
1.40 – 1.49	9	85,257,673	2.9	9,473,075	20,880,000	68.4	1.46		87.7	6.001
1.60 – 1.69	2	404,850,224	14.0	202,425,112	400,000,000	40.6	1.68		93.2	6.323
1.80 – 1.89	1	84,354,091	2.9	84,354,091	84,354,091	40.3	1.82		88.0	5.920
1.90 – 1.99	2	71,200,000	2.5	35,600,000	68,700,000	44.2	1.96		97.8	5.914
2.00 >=	4	389,700,000	13.4	97,425,000	125,000,000	51.5	2.50		95.7	6.114
Total/Avg/Max/Wtd Avg:	124	$2,898,682,979	100.0%	$23,376,476	$400,000,000	64.5%	1.48	x	91.9%	6.039%

Weighted Average U/W NCF DSCR: 1.48x

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-7

Occupancy Rates (1)(2)
(Loan Group No. 1)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 65.0	2	$9,495,374	0.3%	$4,747,687	$8,400,000	78.1%	1.46x	63.0%	6.164%
65.1 – 70.0	2	52,794,864	1.8	26,397,432	51,537,094	41.0	1.70	65.1	6.328
70.1 – 75.0	2	4,769,778	0.2	2,384,889	3,843,168	63.5	2.43	73.2	6.763
75.1 – 80.0	7	501,556,398	17.3	71,650,914	340,000,000	65.3	1.30	77.6	6.230
80.1 – 85.0	13	99,539,191	3.4	7,656,861	22,000,000	73.1	1.27	82.0	6.063
85.1 – 90.0	28	259,816,076	9.0	9,279,146	84,354,091	62.3	1.52	88.2	6.033
90.1 – 95.0	39	314,758,294	10.9	8,070,725	89,388,372	60.4	1.58	93.0	6.239
95.1 >=	150	1,437,487,312	49.6	9,583,249	165,000,000	64.3	1.55	99.2	5.916
Total/Avg/Max/Wtd Avg:	243	$2,680,217,286	92.5%	$11,029,701	$340,000,000	63.8%	1.50x	91.9%	6.040%

Weighted average occupancy rate: 91.9%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.
(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-8

Remaining Amortization Terms
(Loan Group No. 1)

Range of Remaining Amortization Terms (Months) (1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(3)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term (4)
Interest Only(2)	46	$1,943,715,847	67.1%	$42,254,692	$400,000,000	60.9%	1.49	x	91.4%	5.989%	—
169 – 180	1	3,488,492	0.1	3,488,492	3,488,492	62.3	1.02		100.0	5.950	179
289 – 300	14	256,554,987	8.9	18,325,356	125,000,000	64.7	2.38		93.5	6.620	300
349 – 360	63	694,923,653	24.0	11,030,534	135,000,000	74.5	1.16		92.9	5.963	360
Total/Avg/Max/Wtd Avg:	124	$2,898,682,979	100.0%	$23,376,476	$400,000,000	64.5%	1.48	x	91.9%	6.039%	343

Weighted Average Remaining Amortization Term: 343 months. (4)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.
(2)	Interest-only up to maturity date.
(3)	Excludes mortgage loans secured by hospitality properties.
(4)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-3-9

Mortgage Rates
(Loan Group No. 1)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
5.001 – 5.250	1	$88,000,000	3.0%	$88,000,000	$88,000,000	35.1%	2.70	x	97.0%	5.183%
5.501 – 5.750	29	667,754,904	23.0	23,026,031	165,000,000	72.7	1.29		99.2	5.651
5.751 – 6.000	46	775,037,516	26.7	16,848,642	135,000,000	70.8	1.29		92.4	5.920
6.001 – 6.250	24	238,128,423	8.2	9,922,018	53,700,000	76.1	1.22		85.4	6.100
6.251 – 6.500	17	829,029,123	28.6	48,766,419	400,000,000	50.3	1.52		86.6	6.302
6.501 – 6.750	5	207,540,512	7.2	41,508,102	125,000,000	69.9	2.14		90.3	6.630
6.751 – 7.000	2	93,192,500	3.2	46,596,250	90,000,000	64.1	2.32		93.0	6.790
Total/Avg/Max/Wtd Avg:	124	$2,898,682,979	100.0%	$23,376,476	$400,000,000	64.5%	1.48	x	91.9%	6.039%

Weighted Average Mortgage Rate: 6.039%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-10

Maturity Date Loan-to-Value Ratios
(Loan Group No. 1)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
25.1 – 30.0	2	$4,535,175	0.2%	$2,267,588	$3,488,492	28.0%	1.07	x	100.0%	5.908%
35.1 – 40.0	2	174,700,000	6.0	87,350,000	88,000,000	36.6	2.42		98.5	5.380
40.1 – 45.0	4	559,054,091	19.3	139,763,523	400,000,000	40.8	1.73		93.0	6.205
45.1 – 50.0	3	9,541,513	0.3	3,180,504	4,850,224	49.0	1.49		100.0	6.210
50.1 – 55.0	5	32,813,676	1.1	6,562,735	17,300,000	52.6	1.43		92.0	6.209
55.1 – 60.0	20	439,173,257	15.2	21,958,663	340,000,000	57.0	1.37		79.7	6.212
60.1 – 65.0	12	271,894,209	9.4	22,657,851	125,000,000	61.5	2.29		92.7	6.536
65.1 – 70.0	23	242,144,301	8.4	10,528,013	37,500,000	68.0	1.19		95.1	5.898
70.1 – 75.0	16	464,445,000	16.0	29,027,813	165,000,000	73.4	1.09		95.1	5.893
75.1 – 80.0	17	256,726,788	8.9	15,101,576	53,300,000	78.0	1.22		96.1	5.893
80.1 – 85.0	10	263,816,968	9.1	26,381,697	132,000,000	82.0	1.19		95.8	5.850
85.1 >=	10	179,838,000	6.2	17,983,800	70,000,000	86.2	1.12		86.9	5.998
Total/Avg/Max/Wtd Avg:	124	$2,898,682,979	100.0%	$23,376,476	$400,000,000	62.4%	1.48	x	91.9%	6.039%

Weighted Average Maturity Date LTV Ratio: 62.4%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-11

Properties by State (1)
(Loan Group No. 1)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
DC	9	$618,130,236	21.3%
IL	5	363,693,980	12.5
GA	9	261,675,535	9.0
VA	6	248,798,021	8.6
OH	41	241,714,549	8.3
CA	14	143,288,697	4.9
PA	19	115,096,898	4.0
NC	6	111,065,421	3.8
FL	11	108,982,973	3.8
MN	11	87,486,827	3.0
TX	17	72,256,935	2.5
KY	22	66,306,781	2.3
IN	18	54,552,597	1.9
NY	12	51,158,296	1.8
MA	3	44,320,000	1.5
CT	2	39,495,432	1.4
NJ	5	37,347,000	1.3
ID	3	33,531,653	1.2
WI	13	32,819,361	1.1
OK	4	29,540,000	1.0
MI	8	28,564,976	1.0
WA	11	22,509,816	0.8
NH	1	18,000,000	0.6
HI	1	17,200,000	0.6
TN	3	12,003,831	0.4
AZ	1	10,868,591	0.4
KS	2	9,800,000	0.3
NV	2	9,200,000	0.3
SC	1	4,788,000	0.2
DE	1	2,373,841	0.1
WV	1	2,112,734	0.1
Total:	262	$2,898,682,979	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-3-12

ANNEX A-4

CERTAIN CHARACTERISTICS OF LOAN GROUP 2

[THIS PAGE INTENTIONALLY LEFT BLANK]

Amortization Types
(Loan Group 2)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
Interest Only	22	$516,129,000	78.2%	$23,460,409	$185,000,000	77.2%	1.19x	92.2%	5.821%
Amortizing Balloon(1)	25	143,703,882	21.8	5,748,155	22,400,000	75.2	1.23	93.3	5.903
Total/Avg/Max/Wtd Avg:	47	$659,832,882	100.0%	$14,038,997	$185,000,000	76.8%	1.20x	92.5%	5.839%

(1)	Includes mortgage loans, representing 19.0% of the Initial Loan Group 2 Balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 39.1% of these loans, by balance, have three years or less of interest-only payments.

Annex A-4-1

Cut-Off Date Loan-to-Value Ratios
(Loan Group No. 2)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
55.1 - 60.0	1	$2,941,000	0.4%	$2,941,000	$2,941,000	57.7%	1.20x	85.3%	5.870%
60.1 - 65.0	4	34,085,000	5.2	8,521,250	14,500,000	63.3	1.22	96.8	6.013
65.1 - 70.0	5	95,078,756	14.4	19,015,751	73,620,000	66.5	1.30	96.6	6.323
70.1 - 75.0	6	32,580,000	4.9	5,430,000	8,150,000	73.7	1.26	91.4	5.998
75.1 - 80.0	26	428,120,393	64.9	16,466,169	185,000,000	79.5	1.17	91.3	5.711
80.1 >=	5	67,027,733	10.2	13,405,547	33,000,000	83.2	1.20	92.4	5.805
Total/Avg/Max/Wtd Avg:	47	$659,832,882	100.0%	$14,038,997	$185,000,000	76.8%	1.20x	92.5%	5.839%

Weighted Average Cut-off Date LTV Ratio: 76.8%

Annex A-4-2

Original Term to Maturity
(Loan Group No. 2)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	6	$117,220,000	17.8%	$19,536,667	$73,620,000	67.5%	1.30x	96.4%	6.309%	60
73 - 84	3	198,450,000	30.1	66,150,000	185,000,000	79.6	1.10	88.7	5.593	84
109 - 120	38	344,162,882	52.2	9,056,918	33,000,000	78.3	1.22	93.2	5.821	120
Total/Avg/Max/Wtd Avg:	47	$659,832,882	100.0%	$14,038,997	$185,000,000	76.8%	1.20x	92.5%	5.839%	99

Weighted Average Original Term to Maturity: 99 months.

Annex A-4-3

Remaining Term to Maturity
(Loan Group No. 2)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
49 - 60	6	$117,220,000	17.8%	$19,536,667	$73,620,000	67.5%	1.30x	96.4%	6.309%	59
73 - 84	3	198,450,000	30.1	66,150,000	185,000,000	79.6	1.10	88.7	5.593	84
109 - 120	38	344,162,882	52.2	9,056,918	33,000,000	78.3	1.22	93.2	5.821	118
Total/Avg/Max/Wtd Avg:	47	$659,832,882	100.0%	$14,038,997	$185,000,000	76.8%	1.20x	92.5%	5.839%	97

Weighted Average Remaining Term to Maturity: 97 months.

Annex A-4-4

Mortgaged Properties by Property Type(1)
(Loan Group No. 2)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
Multifamily	53	$620,634,126	94.1%	$11,710,078	$69,302,535	76.6%	1.20x	92.3%	5.838%
Mobile Home Park	3	39,198,756	5.9	13,066,252	20,000,000	79.3	1.21	94.8	5.860
Total/Avg/Max/Wtd Avg:	56	$659,832,882	100.0%	$11,782,730	$69,302,535	76.8%	1.20x	92.5%	5.839%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-5

Cut-Off Date Principal Balances
(Loan Group No. 2)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 2,000,000	2	$2,958,756	0.4%	$1,479,378	$1,698,756	68.9%	1.38x	94.0%	6.136%
2,000,001 - 4,000,000	8	26,502,733	4.0	3,312,842	4,000,000	76.5	1.29	93.4	5.894
4,000,001 - 6,000,000	12	59,971,393	9.1	4,997,616	5,957,628	75.2	1.30	93.0	5.958
6,000,001 - 8,000,000	7	48,580,000	7.4	6,940,000	7,870,000	77.6	1.27	94.7	5.951
8,000,001 - 10,000,000	4	35,730,000	5.4	8,932,500	9,500,000	68.5	1.49	94.6	6.102
10,000,001 - 15,000,000	4	52,370,000	7.9	13,092,500	14,500,000	76.3	1.23	96.1	5.821
15,000,001 - 20,000,000	5	95,100,000	14.4	19,020,000	20,000,000	79.5	1.22	93.7	5.745
20,000,001 - 25,000,000	2	47,000,000	7.1	23,500,000	24,600,000	79.4	1.09	91.6	5.651
25,000,001 - 50,000,000	1	33,000,000	5.0	33,000,000	33,000,000	84.6	1.14	88.8	5.850
50,000,001 - 75,000,000	1	73,620,000	11.2	73,620,000	73,620,000	65.8	1.20	96.9	6.440
150,000,001 >=	1	185,000,000	28.0	185,000,000	185,000,000	79.8	1.09	88.4	5.568
Total/Avg/Max/Wtd Avg:	47	$659,832,882	100.0%	$14,038,997	$185,000,000	76.8%	1.20x	92.5%	5.839%

Average Cut-off Date Principal Balance: $14,038,997

Annex A-4-6

U/W NCF DSCR
(Loan Group No. 2)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 1.19	7	$290,250,000	44.0%	$41,464,286	$185,000,000	79.4%	1.10x	89.7%	5.653%
1.20 - 1.29	22	260,345,254	39.5	11,833,875	73,620,000	74.6	1.22	94.9	6.025
1.30 - 1.39	11	69,607,628	10.5	6,327,966	12,920,000	76.9	1.32	93.0	5.892
1.40 - 1.49	4	16,425,000	2.5	4,106,250	7,040,000	76.8	1.46	93.6	5.912
1.50 - 1.59	2	14,205,000	2.2	7,102,500	9,500,000	67.6	1.56	96.7	5.837
1.80 - 1.89	1	9,000,000	1.4	9,000,000	9,000,000	68.2	1.85	95.3	5.940
Total/Avg/Max/Wtd Avg:	47	$659,832,882	100.0%	$14,038,997	$185,000,000	76.8%	1.20x	92.5%	5.839%

Weighted Average U/W NCF DSCR: 1.20x.

Annex A-4-7

Occupancy Rates(1)
(Loan Group No. 2)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
85.1 - 90.0	8	$193,169,158	29.3%	$24,146,145	$69,302,535	79.8%	1.13x	87.5%	5.673%
90.1 - 95.0	28	305,968,723	46.4	10,927,454	47,503,226	77.6	1.20	92.6	5.816
95.1 >=	20	160,695,000	24.4	8,034,750	17,500,000	71.5	1.28	98.1	6.083
Total/Avg/Max/Wtd Avg:	56	$659,832,882	100.0%	$11,782,730	$69,302,535	76.8%	1.20x	92.5%	5.839%

Weighted average occupancy rate: 92.5%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-8

Remaining Amortization Terms
(Loan Group No. 2)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(3)
Interest Only(2)	22	$516,129,000	78.2%	$23,460,409	$185,000,000	77.2%	1.19x	92.2%	5.821%	—
289 - 300	1	5,957,628	0.9	5,957,628	5,957,628	77.4	1.33	87.6	6.050	295
349 - 360	24	137,746,254	20.9	5,739,427	22,400,000	75.1	1.23	93.6	5.897	360
Total/Avg/Max/Wtd Avg:	47	$659,832,882	100.0%	$14,038,997	$185,000,000	76.8%	1.20x	92.5%	5.839%	357

Weighted Average Remaining Amortization Term: 357 months.(3)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.
(2)	Interest-only up to maturity date.
(3)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-4-9

Mortgage Rates
(Loan Group No. 2)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
5.501 - 5.750	11	$299,335,000	45.4%	$27,212,273	$185,000,000	79.2%	1.13x	89.9%	5.590%
5.751 - 6.000	21	210,886,000	32.0	10,042,190	33,000,000	77.4	1.27	94.0	5.873
6.001 - 6.250	11	61,133,126	9.3	5,557,557	8,150,000	77.8	1.29	92.5	6.076
6.251 - 6.500	4	88,478,756	13.4	22,119,689	73,620,000	66.2	1.20	97.2	6.439
Total/Avg/Max/Wtd Avg:	47	$659,832,882	100.0%	$14,038,997	$185,000,000	76.8%	1.20x	92.5%	5.839%

Weighted Average Mortgage Rate: 5.839%

Annex A-4-10

Maturity Date Loan-to-Value Ratios
(Loan Group No. 2)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
50.1 - 55.0	1	$2,941,000	0.4%	$2,941,000	$2,941,000	53.9%	1.20x	85.3%	5.870%
55.1 - 60.0	4	26,703,756	4.0	6,675,939	14,500,000	59.1	1.24	95.3	5.896
60.1 - 65.0	3	19,137,628	2.9	6,379,209	9,080,000	62.6	1.25	94.4	6.164
65.1 - 70.0	10	119,083,765	18.0	11,908,376	73,620,000	66.6	1.31	96.2	6.237
70.1 - 75.0	13	90,370,000	13.7	6,951,538	22,400,000	73.5	1.20	92.4	5.923
75.1 - 80.0	13	343,646,733	52.1	26,434,364	185,000,000	79.6	1.15	90.9	5.665
80.1 - 85.0	3	57,950,000	8.8	19,316,667	33,000,000	83.2	1.19	92.3	5.790
Total/Avg/Max/Wtd Avg:	47	$659,832,882	100.0%	$14,038,997	$185,000,000	75.3%	1.20x	92.5%	5.839%

Weighted Average Maturity Date LTV Ratio: 75.3%

Annex A-4-11

Properties by State(1)
(Loan Group No. 2)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
MD	4	$218,000,000	33.0%
TX	20	139,387,393	21.1
CA	12	115,120,000	17.4
DE	3	57,500,000	8.7
WA	2	34,100,000	5.2
GA	1	22,400,000	3.4
IL	3	20,950,000	3.2
FL	1	13,700,000	2.1
CO	1	7,220,000	1.1
OH	2	6,240,000	0.9
OK	1	5,920,000	0.9
AR	1	5,600,000	0.8
NC	1	4,000,000	0.6
NE	1	3,989,000	0.6
SC	1	2,747,733	0.4
WV......	1	1,698,756	0.3
PA	1	1,260,000	0.2
Total:	56	$659,832,882	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-12

ANNEX A-5

CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

[THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                     ANNEX A-5-1

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2

                                                                 ORIGINAL       REMAINING
CONTROL  FOOTNOTE                                              INTEREST-ONLY  INTEREST-ONLY       AMORTIZATION         ANTICIPATED
  NO.      NO.                 PROPERTY NAME                   PERIOD (MOS.)  PERIOD (MOS.)           TYPE           REPAYMENT DATE
-----------------------------------------------------------------------------------------------------------------------------------

   1       (1)     Tishman Speyer DC Portfolio II                        120            117  Interest-Only                      N/A
   2       (2)     Sears Tower                                           120            118  Interest-Only                      N/A
   3       (3)     Bethany Maryland Portfolio II                          84             84  Interest-Only                      N/A
   4       (4)     One Alliance Center                                   121            121  Interest-Only                      N/A
   5       (5)     Duke Cleveland East Suburban Portfolio                 60             60  Interest-Only, Balloon             N/A
   6       (6)     Watergate 600                                         120            120  Interest-Only, ARD           4/11/2017
   7       (7)     Extendicare Portfolio                                  36             31  Interest-Only, Balloon             N/A
           (8)     Lembi Trophy Portfolio                                 60             59  Interest-Only                      N/A
  8A               Lembi Trophy Portfolio 1                               60             59  Interest-Only                      N/A
  8B               Lembi Trophy Portfolio 2                               60             59  Interest-Only                      N/A
  8C               950 Franklin Street                                    60             59  Interest-Only                      N/A
  8D               1461-1465 Burlingame Avenue                            60             59  Interest-Only                      N/A
   9       (9)     Extendicare Portfolio II                               24             23  Interest-Only, Balloon             N/A
  10       (10)    Homer Building                                         60             57  Interest-Only                      N/A
  11       (11)    2445 M Street                                         120            117  Interest-Only                      N/A
  12       (12)    2000 Pennsylvania Avenue                              120            119  Interest-Only                      N/A
  13       (13)    200 Galleria                                          120            118  Interest-Only                      N/A
  14       (14)    2100 Pennsylvania Avenue                              120            119  Interest-Only                      N/A
  15       (15)    Northstar                                              61             61  Interest-Only, Balloon             N/A
  16               Raleigh Flex Portfolio                                 60             60  Interest-Only                      N/A
  17               Marriott Suites - Garden Grove                        120            120  Interest-Only                      N/A
  18       (16)    Elizabeth Place                                        60             60  Interest-Only                      N/A
  19               Delamar                                                60             58  Interest-Only, Balloon             N/A
  20               Citicorp Louisville KY                                120            120  Interest-Only                      N/A
  21               Briarwood Apartments                                  120            119  Interest-Only                      N/A
  22               Citicorp McLeansville NC                              120            120  Interest-Only                      N/A
  23               Citicorp Meridian ID                                  120            120  Interest-Only                      N/A
  24               Fed Ex Portfolio Roll Up                              120            118  Interest-Only                      N/A
  25               State Street Building                                 120            117  Interest-Only                      N/A
  26               Central Florida Business Park                          36             35  Interest-Only, Balloon             N/A
  27               Campus Commons                                        120            120  Interest-Only                      N/A
  28       (17)    Cornerstone Office Orlando                             60             60  Interest-Only, Balloon             N/A
  29       (18)    Sooner Portfolio                                       24             24  Interest-Only, Balloon             N/A
  30               Shiloh Valley Overlook Apartments                      60             57  Interest-Only, Balloon             N/A
  31       (19)    Castle Creek Corporate Park                            48             43  Interest-Only, Balloon             N/A
  32       (20)    RBI Retail Portfolio                                  120            120  Interest-Only                      N/A
  33               Hampton Inn Best Western Portfolio                      0              0  Balloon                            N/A
  34               Christina Mills Apartments                            120            118  Interest-Only                      N/A
  35               Sea Air                                               120            117  Interest-Only                      N/A
  36               Villages of Cinnamon Creek                            120            120  Interest-Only                      N/A
  37               Tilton Center                                         120            120  Interest-Only                      N/A
  38               Crossings on the Marsh                                120            120  Interest-Only                      N/A
  39               High Point                                            120            117  Interest-Only                      N/A
  40               Hilton - Springfield                                    0              0  Balloon                            N/A
  41               Coconut Grove                                           0              0  Balloon                            N/A
  42               Lawndale Marketplace                                   61             61  Interest-Only, Balloon             N/A
  43               Collier Town Square                                   120            118  Interest-Only                      N/A
  44               BJ's Warehouse - Rochester                            120            120  Interest-Only                      N/A
  45               Jackson Square                                         60             60  Interest-Only, Balloon             N/A
  46               Copeland and Stadium Office Buildings                  36             34  Interest-Only, Balloon             N/A
  47               Holiday Inn - Philadelphia Stadium                     60             60  Interest-Only, Balloon             N/A
  48               Del Nido Apartments                                    60             60  Interest-Only, Balloon             N/A
  49               BJ's Warehouse - Tampa                                120            118  Interest-Only                      N/A
  50       (21)    Nob Hill Apartments                                   120            119  Interest-Only                      N/A
  51               IRS Building                                            0              0  Balloon                            N/A
  52               Highlands at Galloway Apartments                      120            116  Interest-Only                      N/A
  53       (22)    Village Square                                          0              0  Balloon                            N/A
  54       (23)    One Washington Place                                  120            120  Interest-Only                      N/A
  55               Garden Estates Apartments                             120            118  Interest-Only                      N/A
  56               Chisholm Shopping Center                               36             30  Interest-Only, Balloon             N/A
  57               Premiere Trade Plaza                                   60             58  Interest-Only, Balloon             N/A
  58               Grand Hotel                                             0              0  Balloon                            N/A
  59               Hampton Inn - Voorhees                                 24             24  Interest-Only, Balloon             N/A
  60               East Town Mall                                         60             59  Interest-Only, Balloon             N/A
  61               Citizens Ohio Portfolio 1                             120            112  Interest-Only                      N/A
  62               Eagle Rock Apartments                                  60             59  Interest-Only                      N/A
  63       (24)    Woodfield Corporate Center                              0              0  Balloon                            N/A
  64               A&P - NYC                                              60             58  Interest-Only, Balloon             N/A
  65               Hickory Glen                                           60             57  Interest-Only                      N/A
  66       (25)    Fast Building                                         120            120  Interest-Only                      N/A
  67       (26)    Rancho Las Polomas                                     60             59  Interest-Only, Balloon             N/A
  68       (27)    Freedom Self Storage & Car Wash                        36             35  Interest-Only, Balloon             N/A
  69               Carlton Court                                          60             57  Interest-Only                      N/A
  70               Best Western - Santa Cruz                               0              0  Balloon                            N/A
  71               Hillcrest Apartments                                   60             58  Interest-Only                      N/A
  72               Crescent Cove III                                     120            119  Interest-Only                      N/A
  73               San Marcos Apartments                                  24             20  Interest-Only, Balloon             N/A
  74               Ashton Ridge Apartments                                36             35  Interest-Only, Balloon             N/A
  75               Holiday Inn Express - Saginaw                          24             20  Interest-Only, Balloon             N/A
  76       (28)    Canyonwood Apartments                                 120            117  Interest-Only                      N/A
  77               Lone Mountain Plaza                                    60             58  Interest-Only, Balloon             N/A
  78               Glen Oaks Apartments                                   36             34  Interest-Only, Balloon             N/A
  79               The Lock Up                                            60             57  Interest-Only, Balloon             N/A
  80               Hunter Chase Apartments                                36             33  Interest-Only, Balloon             N/A
  81               Marketplace at Hobe Sound                              60             59  Interest-Only, Balloon             N/A
  82       (29)    St. Mary's Medical                                    120            118  Interest-Only                      N/A
  83               Pomona Tech Center                                     60             59  Interest-Only, Balloon             N/A
  84               Walgreens - Holland                                   120            118  Interest-Only                      N/A
  85               Green Acres                                             0              0  Balloon                            N/A
  86               Sunnyview Apartments                                   60             59  Interest-Only, Balloon             N/A
  87       (30)    Bachman Oaks                                           60             57  Interest-Only, Balloon             N/A
  88               Silver Maples Apartments                               60             58  Interest-Only, Balloon             N/A
  89               Georgetown Apartments                                  60             59  Interest-Only, Balloon             N/A
  90               Four Points by Sheraton - Saginaw                      24             20  Interest-Only, Balloon             N/A
  91               Holiday Inn Express - Quakertown                        0              0  Balloon                            N/A
  92               Wellington Place Apartments                             0              0  Balloon                            N/A
  93               Walgreens - Memphis                                   120            119  Interest-Only                      N/A
  94               Holiday Inn - Asheville                                 0              0  Balloon                            N/A
  95               Hampton Inn - Murfreesboro                              0              0  Balloon                            N/A
  96               CVS - Myrtle Beach                                    120            119  Interest-Only                      N/A
  97               North Huntington Hills Apartments                      60             57  Interest-Only, Balloon             N/A
  98               The Strand                                              0              0  Balloon                            N/A
  99               6400 Southwest Freeway                                  0              0  Balloon                            N/A
  100              Chase Crossing Apartments                              48             45  Interest-Only, Balloon             N/A
  101              Walgreens - New Ulm                                   120            120  Interest-Only                      N/A
  102              Lithia Square                                           0              0  Balloon                            N/A
  103              Days Inn West Broad                                     0              0  Balloon                            N/A
  104              Citizens 12 Portfolio                                  60             52  Interest-Only                      N/A
  105              Walgreens - Faribault                                 120            120  Interest-Only                      N/A
  106              Walgreens - Sanford                                   120            120  Interest-Only                      N/A
  107              Lookout Ridge Apartments                              120            119  Interest-Only                      N/A
  108              Maronda Building                                        0              0  Balloon                            N/A
  109              Pollyanna Apartments                                   60             57  Interest-Only, Balloon             N/A
  110              Holiday Inn Express - Pearland                          0              0  Balloon                            N/A
  111              Walgreens - Clarence                                  120            120  Interest-Only                      N/A
  112      (31)    Watermarke at Lake Highlands                           36             32  Interest-Only, Balloon             N/A
  113              690 Hempstead Turnpike                                120            120  Interest-Only                      N/A
  114              Sandwich Manor Apartments                              36             26  Interest-Only, Balloon             N/A
  115              Georgia Flex Buildings                                  0              0  Balloon                            N/A
  116              Azalea Park Apartments                                 36             35  Interest-Only, Balloon             N/A
  117              Sandridge Apartments                                  120            119  Interest-Only                      N/A
  118              Spring Pine Apartments                                 24             20  Interest-Only, Balloon             N/A
  119              Walgreens - Gary                                      120            120  Interest-Only                      N/A
  120              Holiday Inn - Atlanta                                   0              0  Balloon                            N/A
  121              2627 Chestnut Ridge Dr.                                12             10  Interest-Only, Balloon             N/A
  122              Vineville Crossing                                      0              0  Balloon                            N/A
  123              Howard Johnson - Metro Airport                          0              0  Balloon                            N/A
  124              Spring Hill Shopping Center                             0              0  Balloon                            N/A
  125              1101 North Point Parkway                               72             69  Interest-Only, Balloon             N/A
  126              Walgreens - Austin                                    120            120  Interest-Only                      N/A
  127              Energy Park                                            60             58  Interest-Only, Balloon             N/A
  128      (32)    545 West 25th Street                                    0              0  Balloon                            N/A
  129      (33)    PetSmart - Killeen                                    120            118  Interest-Only                      N/A
  130              Walgreens - Melrose                                   120            120  Interest-Only                      N/A
  131              Williamsburg Apartments                                24             23  Interest-Only, Balloon             N/A
  132              Greenwich Place                                        24             22  Interest-Only, Balloon             N/A
  133              Rite Aid - Ada                                          0              0  Balloon                            N/A
  134              Magnolia Village                                       60             58  Interest-Only, Balloon             N/A
  135              Switzers Locker Room - Edmond                          36             34  Interest-Only, Balloon             N/A
  136      (34)    Brazos Park                                            60             58  Interest-Only, Balloon             N/A
  137              Citizens 5 Portfolio                                   60             52  Interest-Only                      N/A
  138              Apple Run Apartments                                    0              0  Balloon                            N/A
  139              Jared - The Galleria of Jewelry - Lakeline             36             36  Interest-Only, Balloon             N/A
  140              Switzers Locker Room - Moore                           36             34  Interest-Only, Balloon             N/A
  141              The French Quarter Retail                               0              0  Balloon                            N/A
  142      (35)    Durango Point Retail Center                            60             57  Interest-Only, Balloon             N/A
  143              Oak View Apartments                                     0              0  Balloon                            N/A
  144              Harner Center                                           0              0  Balloon                            N/A
  145              Cleveland Retail Center                                 0              0  Balloon                            N/A
  146              Regency Apartments                                     24             22  Interest-Only, Balloon             N/A
  147              Best Western Mainland Inn & Suites                      0              0  Balloon                            N/A
  148              Creekside Plaza                                       120            119  Interest-Only                      N/A
  149              Citibank Branch                                         0              0  Balloon                            N/A
  150              Rite Aid - Crestline                                    0              0  Balloon                            N/A
  151              5009 Caroline                                           0              0  Balloon                            N/A
  152              Greenbriar Shopping Center                              0              0  Balloon                            N/A
  153              Citizens 17 Portfolio                                  60             52  Interest-Only                      N/A
  154              Harvey's Supermarket                                   60             55  Interest-Only, Balloon             N/A
  155              Citizens 20 Portfolio                                  60             52  Interest-Only                      N/A
  156              Township Theater Shops                                 24             12  Interest-Only, Balloon             N/A
  157              Deer Park Self Storage                                 24             23  Interest-Only, Balloon             N/A
  158              Fresenius Building                                     24             22  Interest-Only, Balloon             N/A
  159              Town Centre                                            36             35  Interest-Only, Balloon             N/A
  160              Eckerd - Clarksville                                    0              0  Balloon                            N/A
  161              CVS - Bridgeport                                        0              0  Balloon                            N/A
  162      (36)    Gallery Office Building                                24             21  Interest-Only, Balloon             N/A
  163              Kinney Drug Store                                      36             36  Interest-Only, Balloon             N/A
  164              Walnut Valley Park                                      0              0  Balloon                            N/A
  165              Wells Fargo Rialto                                      0              0  Balloon                            N/A
  166              Brassworks Apartments                                 120            119  Interest-Only                      N/A
  167              Donald Zucker Garage                                    0              0  Balloon                            N/A
  168              Citizens 32                                            60             52  Interest-Only                      N/A

                                                                           REMAINING
                                              ORIGINAL    REMAINING        LOCKOUT/       U/W        CUT-OFF    CUT-OFF   SCHEDULED
CONTROL   MATURITY   MORTGAGE  AMORTIZATION  SEASONING     TERM TO        DEFEASANCE      NCF         DATE       DATE     MATURITY/
  NO.       DATE      RATE(%)   TERM (MOS.)    (MOS.)   MATURITY (MOS.)  PERIOD (MOS.)  DSCR (x)  NCF DSCR (x)  LTV (%)  ARD LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

   1      1/11/2017  6.320000             0          3              117            111      1.68          1.68     40.4         40.4
   2      2/11/2017  6.269500             0          2              118            115      1.39          1.39     56.7         56.7
   3      4/11/2014  5.567900             0          0               84             81      1.09          1.09     79.8         79.8
   4      5/11/2017  5.690000             0          0              121            109      1.14          1.14     74.7         74.7
   5      4/11/2017  5.976000           360          0              120            120      1.05          1.24     78.9         73.8
   6      4/11/2037  5.745000             0          0              120            114      1.18          1.18     81.5         81.5
   7     11/11/2011  6.652500           300          5               55              0      2.72          3.31     63.7         61.7
          3/11/2012  6.440000             0          1               59             56      1.20          1.20     67.4         67.4
  8A      3/11/2012  6.440000             0          1               59             56      1.20          1.20     65.8         65.8
  8B      3/11/2012  6.440000             0          1               59             56      1.21          1.21     75.1         75.1
  8C      3/11/2012  6.440000             0          1               59             56      1.20          1.20     63.1         63.1
  8D      3/11/2012  6.440000             0          1               59             56      1.21          1.21     73.2         73.2
   9      3/11/2012  6.790000           300          1               59              0      2.36          2.85     63.5         60.5
  10      1/11/2012  5.182500             0          3               57             54      2.70          2.70     35.1         35.1
  11       1/6/2017  5.580000             0          3              117            114      2.13          2.13     38.2         38.2
  12      3/11/2017  5.920000             0          1              119            116      1.82          1.82     40.3         40.3
  13      2/11/2017  5.954000             0          2              118            115      0.97          0.97     85.1         85.1
  14      3/11/2017  5.920000             0          1              119            116      1.96          1.96     43.7         43.7
  15      5/11/2017  5.895000           360          0              121            118      0.94          1.12     76.7         71.7
  16      4/11/2012  6.020000             0          0               60             12      1.16          1.16     82.0         82.0
  17      4/11/2017  6.110000             0          0              120            117      1.24          1.24     75.7         75.7
  18      4/11/2012  6.590000             0          0               60             57      1.25          1.25     85.1         85.1
  19      2/11/2017  5.560000           360          2              118            115      1.07          1.31     73.8         68.6
  20      4/11/2017  5.554000             0          0              120            117      1.15          1.15     78.9         78.9
  21      3/11/2017  5.850000             0          1              119             23      1.14          1.14     84.6         84.6
  22      4/11/2017  5.554000             0          0              120            117      1.15          1.15     78.8         78.8
  23      4/11/2017  5.554000             0          0              120            117      1.15          1.15     78.6         78.6
  24      2/11/2017  5.994000             0          2              118            118      1.23          1.23     80.6         80.6
  25      1/11/2017  5.659000             0          3              117            114      1.15          1.15     87.2         87.2
  26      3/11/2017  5.840000           360          1              119            118      1.19          1.42     76.0         68.5
  27      4/11/2017  5.560000             0          0              120            120      1.15          1.15     79.4         79.4
  28      4/11/2017  5.890000           360          0              120            117      0.99          1.18     74.8         69.8
  29      4/11/2017  6.650000           360          0              120            119      1.20          1.37     78.5         70.6
  30      1/11/2017  5.750000           360          3              117            117      1.03          1.24     79.3         73.9
  31     11/11/2016  5.720000           357          5              115            112      1.17          1.42     68.7         62.8
  32      4/11/2017  5.940000             0          0              120            118      1.47          1.47     80.0         80.0
  33      4/11/2017  6.000000           360          0              120            118      1.32          1.32     80.6         68.4
  34      2/11/2017  5.910000             0          2              118            117      1.22          1.22     78.1         78.1
  35      1/11/2017  5.825000             0          3              117             25      1.22          1.22     80.0         80.0
  36      4/11/2017  5.570000             0          0              120            120      1.27          1.27     80.0         80.0
  37      4/11/2017  5.900000             0          0              120              0      1.20          1.20     88.2         88.2
  38      4/11/2017  5.570000             0          0              120            120      1.20          1.20     80.0         80.0
  39      1/11/2017  5.842000             0          3              117             25      1.20          1.20     79.5         79.5
  40      4/11/2017  6.310000           360          0              120            118      1.49          1.49     60.3         51.6
  41      4/11/2017  5.790000           360          0              120            120      1.20          1.20     78.9         66.5
  42      5/11/2017  5.705000           360          0              121            121      1.06          1.27     76.9         71.7
  43      2/11/2017  6.240000             0          2              118            116      1.22          1.22     79.9         79.9
  44      4/11/2017  5.700000             0          0              120              0      1.29          1.29     85.0         85.0
  45      4/11/2017  6.040000           360          0              120            119      1.00          1.18     76.3         71.4
  46      2/11/2017  5.810000           360          2              118            117      1.20          1.43     76.2         68.6
  47      4/11/2017  5.910000           360          0              120            118      1.48          1.76     74.3         69.4
  48      4/11/2017  5.950000           360          0              120            117      1.10          1.30     64.2         60.0
  49      2/11/2017  5.840000             0          2              118            115      1.22          1.22     78.7         78.7
  50      3/11/2017  5.810000             0          1              119            116      1.24          1.24     82.5         82.5
  51      3/11/2012  6.520000           360          1               59             58      1.17          1.17     69.2         65.2
  52     12/11/2016  5.890000             0          4              116            113      1.32          1.32     80.0         80.0
  53      4/11/2017  6.050000           360          0              120             24      1.20          1.20     66.7         56.6
  54      4/11/2017  5.900000             0          0              120             25      1.18          1.18     79.7         79.7
  55      2/11/2017  5.590000             0          2              118            115      1.30          1.30     80.1         80.1
  56     10/11/2016  6.250000           360          6              114            114      1.30          1.52     61.1         55.5
  57      2/11/2017  5.970000           360          2              118            115      1.11          1.32     79.0         73.9
  58      3/11/2017  6.260000           360          1              119            116      1.35          1.35     69.7         59.6
  59      4/11/2017  5.980000           360          0              120            118      1.26          1.49     77.6         68.7
  60      3/11/2017  5.960000           360          1              119            117      1.23          1.46     71.9         67.3
  61      8/11/2016  6.191000             0          8              112              0      1.20          1.20     84.7         84.7
  62      3/11/2012  5.840000             0          1               59             25      1.57          1.57     69.3         69.3
  63      3/11/2017  5.900000           360          1              119            119      1.23          1.23     77.0         65.2
  64      2/11/2017  5.570000           360          2              118            115      1.15          1.40     62.9         58.5
  65      1/11/2012  5.940000             0          3               57             54      1.85          1.85     68.2         68.2
  66      4/11/2017  5.780000             0          0              120            117      1.44          1.44     59.0         59.0
  67      3/11/2017  5.950000           360          1              119            116      1.23          1.45     73.0         68.3
  68      3/11/2017  6.100000           360          1              119            116      1.30          1.53     80.0         72.4
  69      1/11/2012  6.210000             0          3               57             57      1.32          1.32     74.1         74.1
  70      4/11/2017  5.960000           360          0              120            119      1.35          1.35     69.0         58.4
  71      2/11/2012  6.030000             0          2               58             57      1.31          1.31     78.7         78.7
  72      3/11/2017  6.022000             0          1              119             25      1.21          1.21     78.5         78.5
  73     12/11/2016  5.920000           360          4              116             44      1.47          1.74     78.2         69.2
  74      3/11/2014  6.080000           360          1               83             82      1.28          1.50     73.7         70.1
  75     12/11/2016  6.180000           360          4              116            116      1.29          1.51     79.6         70.9
  76      1/11/2017  5.940000             0          3              117              3      1.14          1.14     74.7         74.7
  77      2/11/2017  6.310000           360          2              118            118      1.14          1.33     71.8         67.5
  78      2/11/2014  5.780000           360          2               82             81      1.23          1.47     79.1         75.0
  79      1/11/2017  6.020000           360          3              117              0      1.22          1.44     75.6         70.8
  80      1/11/2017  5.850000           360          3              117            116      1.23          1.47     80.1         72.2
  81      3/11/2017  5.840000           360          1              119            119      1.43          1.70     43.5         40.6
  82      2/11/2017  6.400000             0          2              118            115      1.24          1.24     77.9         77.9
  83      3/11/2017  5.810000           360          1              119            117      1.25          1.50     66.6         62.1
  84      2/11/2017  5.520000             0          2              118              0      1.25          1.25     85.0         85.0
  85     11/11/2016  6.050000           300          5              115            115      1.33          1.33     77.4         60.4
  86      3/11/2017  6.020000           360          1              119            119      1.29          1.52     80.0         74.9
  87      1/11/2017  5.650000           360          3              117            111      1.32          1.60     60.4         56.3
  88      2/11/2017  5.930000           360          2              118            115      1.20          1.42     79.3         74.2
  89      3/11/2017  5.980000           360          1              119            119      1.20          1.43     80.0         74.8
  90     12/11/2016  6.180000           360          4              116            116      1.23          1.44     72.4         64.4
  91      4/11/2017  5.920000           300          0              120            118      1.29          1.29     78.4         60.5
  92      2/11/2017  6.070000           360          2              118            115      1.20          1.20     76.7         65.3
  93      3/11/2017  5.810000             0          1              119              0      1.21          1.21     85.0         85.0
  94      1/11/2017  6.050000           300          3              117            114      1.43          1.43     68.7         53.5
  95      8/11/2016  6.600000           300          8              112            109      1.68          1.68     60.6         48.4
  96      3/11/2017  5.610000             0          1              119              0      1.22          1.22     88.7         88.7
  97      1/11/2017  5.830000           360          3              117            116      1.53          1.83     64.3         60.0
  98      4/11/2017  6.370000           360          0              120            117      1.25          1.25     65.3         56.0
  99      1/11/2017  5.650000           360          3              117            117      1.46          1.46     70.2         59.1
  100     1/11/2017  5.820000           360          3              117            114      1.38          1.65     76.7         70.3
  101     4/11/2017  5.530000             0          0              120              0      1.20          1.20     88.3         88.3
  102     1/11/2017  6.010000           360          3              117            114      1.23          1.23     64.1         54.5
  103     2/11/2012  6.170000           300          2               58             58      1.35          1.35     66.8         60.7
  104     8/11/2011  6.300000             0          8               52              0      1.20          1.20     80.8         80.8
  105     4/11/2017  5.530000             0          0              120              0      1.20          1.20     88.4         88.4
  106     4/11/2017  5.915000             0          0              120            117      1.28          1.28     77.5         77.5
  107     3/11/2017  6.160000             0          1              119            118      1.44          1.44     76.4         76.4
  108     3/11/2017  5.930000           360          1              119            118      1.22          1.22     74.9         63.5
  109     1/11/2017  5.910000           360          3              117            114      1.36          1.62     80.0         74.8
  110     2/11/2017  6.040000           300          2              118            118      1.42          1.42     74.2         57.7
  111     4/11/2017  5.770000             0          0              120              0      1.20          1.20     84.0         84.0
  112    12/11/2016  5.720000           360          4              116            110      1.26          1.52     71.9         64.6
  113     4/11/2017  5.650000             0          0              120             48      1.31          1.31     74.5         74.5
  114     6/11/2016  6.420000           360         10              110            110      1.09          1.26     80.0         72.9
  115     3/11/2017  5.810000           360          1              119            113      1.22          1.22     79.9         67.5
  116     3/11/2017  5.800000           360          1              119            119      1.26          1.51     72.6         65.4
  117     3/11/2017  6.010000             0          1              119             25      1.22          1.22     79.8         79.8
  118    12/11/2016  5.700000           360          4              116            115      1.44          1.74     77.0         67.7
  119     4/11/2017  5.530000             0          0              120              0      1.20          1.20     88.7         88.7
  120     2/11/2017  6.360000           300          2              118            116      1.43          1.43     69.7         54.7
  121     2/11/2017  6.070000           360          2              118            118      1.25          1.47     76.5         66.5
  122     3/11/2017  5.760000           360          1              119            113      1.22          1.22     77.8         65.6
  123     7/11/2016  6.360000           360          9              111            111      1.28          1.28     69.3         59.8
  124     4/11/2017  5.860000           360          0              120            120      1.28          1.28     69.2         58.5
  125     1/11/2017  5.650000           360          3              117            114      1.13          1.36     80.0         75.7
  126     4/11/2017  5.530000             0          0              120              0      1.20          1.20     88.3         88.3
  127     2/11/2017  5.730000           360          2              118            116      1.25          1.51     72.5         67.5
  128     3/11/2017  5.950000           180          1              119            117      1.02          1.02     62.3         27.8
  129     2/11/2017  5.770000             0          2              118            116      1.24          1.24     77.3         77.3
  130     4/11/2017  5.530000             0          0              120              0      1.22          1.22     87.6         87.6
  131     3/11/2017  5.710000           360          1              119            118      1.30          1.57     80.0         70.4
  132     2/11/2017  5.710000           360          2              118            118      1.21          1.45     75.1         66.1
  133     3/11/2017  6.150000           300          1              119            116      1.21          1.21     74.3         57.9
  134     2/11/2022  6.780000           354          2              178             23      1.07          1.22     79.8         68.7
  135     2/11/2017  5.980000           360          2              118            117      1.21          1.43     77.9         70.4
  136     2/11/2017  5.870000           360          2              118            112      1.20          1.44     57.7         53.9
  137     8/11/2011  6.300000             0          8               52              0      1.20          1.20     77.6         77.6
  138     4/11/2017  6.160000           360          0              120            119      1.37          1.37     80.0         68.2
  139     4/11/2017  6.330000           360          0              120            116      1.27          1.47     64.2         58.4
  140     2/11/2017  5.980000           360          2              118            117      1.21          1.44     80.0         72.3
  141     3/11/2017  5.820000           360          1              119            116      1.36          1.36     75.0         63.3
  142     1/11/2017  5.770000           360          3              117            117      0.98          1.17     85.9         80.2
  143     3/11/2017  6.020000           360          1              119            119      1.22          1.22     90.1         76.5
  144     3/11/2017  5.730000           360          1              119            119      1.25          1.25     77.1         64.9
  145     3/11/2017  6.200000           360          1              119            116      1.20           1.2     78.1         66.7
  146     2/11/2017  6.000000           360          2              118            117      1.33          1.57     74.9         66.4
  147     3/11/2017  6.040000           300          1              119            119      1.35          1.35     73.8         57.3
  148     3/11/2017  5.750000             0          1              119            117      1.96          1.96     58.8         58.8
  149     2/11/2017  5.670000           360          2              118            115      1.38          1.38     59.4         50.0
  150     1/11/2017  6.150000           300          3              117            114      1.21          1.21     73.9         57.7
  151     3/11/2017  6.030000           300          1              119            117      1.22          1.22     74.1         57.6
  152     2/11/2017  5.710000           360          2              118            115      1.20           1.2     79.3         66.8
  153     8/11/2011  6.300000             0          8               52              0      1.20           1.2     79.2         79.2
  154    11/11/2016  5.940000           360          5              115            113      1.15          1.37     79.3         74.1
  155     8/11/2011  6.300000             0          8               52              0      1.20           1.2     78.6         78.6
  156     4/11/2016  5.910000           360         12              108            107      1.33          1.58     56.8         50.3
  157     3/11/2014  6.210000           300          1               83             83      1.27          1.59     71.0         64.4
  158     2/11/2017  5.960000           360          2              118            115      1.20          1.42     55.6         49.2
  159     3/11/2017  5.980000           360          1              119            116      1.26          1.49     79.4         71.8
  160     2/11/2014  6.210000           360          2               82             79      1.24          1.24     73.5         66.8
  161     2/11/2017  5.670000           360          2              118            115      1.16          1.16     71.3         60.0
  162     1/11/2017  5.800000           360          3              117            116      1.21          1.45     75.0         66.1
  163     4/11/2017  6.090000           360          0              120            120      1.34          1.58     67.1         60.8
  164     3/11/2017  6.460000           360          1              119            116      1.29          1.29     68.0         58.5
  165     3/11/2017  5.820000           360          1              119            119      1.18          1.18     65.4         55.3
  166     3/11/2017  5.700000             0          1              119             25      1.49          1.49     70.0         70.0
  167     2/11/2017  5.770000           300          2              118            115      1.22          1.22     37.4         28.8
  168     8/11/2011  6.300000             0          8               52              0      1.20           1.2     78.5         78.5

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Annex A-5 Footnotes

(1)	Tishman Speyer DC Portfolio II	The eight buildings are located in Washington, D.C., Alexandria, Virginia, Vienna, Virginia, Reston, Virginia and Arlington, Virginia.

Total square footage is comprised of the 504,205 square foot Canal Center Plaza, the 456,780 square foot Tyson International Plaza, the 327,788 square foot Reston Crossing building, the 183,184 square foot 2550 M Street building, the 179,407 square foot Park Place building, the 174,287 square foot 1717 Pennsylvania Avenue building, the 167,589 square foot 1747 Pennsylvania Avenue building and the 104,717 square foot Presidential Plaza.

Weighted average as of December 31, 2006 is based on allocated loan amounts and individual property occupancy.

Reflects in-place U/W NCF. U/W NCF is projected to be $50,433,842 based on assumed mark-to-market rent adjustments applied to below-market tenant leases, projected increase of portfolio square footage by approximately 114,971 square feet upon building re-measurements and additional rent related to that increased square footage at current market rents, lease-up of current vacant space to appraiser’s stabilized occupancy of 93.9% and certain other lease-up assumptions.

Based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W DSCR based on the projected U/W NCF of $50,433,842 is 1.97x.

Aggregate for the eight Tishman Speyer DC Portfolio II Mortgaged Properties.

Patton Boggs LLP’s lease expiration includes 180,490 square feet expiring April 30, 2017 and 1,140 square feet expiring April 30, 2012.

Verizon Communications, Inc.’s lease expiration includes 105,206 square feet in the 1717 Pennsylvania Avenue building which expires on October 31, 2007 and 1,116 square feet in the Tyson International Plaza that expires on December 31, 2011.

Robins Gioia, Inc.’s lease begins on January 1, 2008.

(2)	Sears Tower	Original Balance and Cut-off Date Balance include the Sears Tower Mortgage Loan. The Sears Tower Non-Trust Loans total $440,000,000, and are comprised of the Sears Tower Note A Non-Trust Loan totaling $340,000,000 which is pari passu in right of payment with the Sears Tower Mortgage Loan, and the Sears Tower Note B Non-Trust Loan totaling $100,000,000, which is subordinate in right of payment to the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan. The Sears Tower Loan Combination totals $780,000,000, of which $340,000,000 is comprised of the Sears Tower Mortgage Loan.

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Annex A-5 Footnotes  — continued

Original LTV, Cut-Off Date LTV and Maturity Date LTV are based on the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan, totaling $680,000,000. The Original LTV and Cut-Off Date LTV of the Sears Tower Loan Combination is approximately 65.0%.

U/W NCF DSCR is based on the initial principal balance of the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan and an interest rate of 6.2695%, calculated on an actual/360 basis. The DSCR of the Sears Tower Loan Combination is 1.22x, calculated based on an interest rate of 6.2695% and an actual/360 basis.

The scheduled debt service was calculated by applying the 6.2695% coupon to the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan, totaling $680,000,000.

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the March 2011 payment date and continuing until maturity. From and after March 11, 2011 and on each Monthly Payment Date thereafter throughout the term, solely to the extent of ‘‘Available Cash’’ as defined in the loan agreement, borrower is required to make a payment in an amount equal to the ‘‘Applicable Monthly Constant Payment’’ less the monthly interest payment actually paid in such calendar month. ‘‘Applicable Monthly Constant Payment’’ shall mean (a) from March 11, 2011 through and including February 11, 2014, a constant monthly payment, assuming no default, allocable to the Sears Tower Mortgage Loan, of $2,097,752.42 and (b) from and after March 11, 2014 until the stated maturity date, a constant monthly payment, assuming no default, allocable to the Sears Tower Mortgage Loan, of $2,149,564.24. Such amounts will accrue if not paid. The calculation of Maturity Balance, U/W NCF DSCR, Cut-Off Date U/W NCF DSCR, and Maturity LTV Ratio are based on interest-only payments. The Maturity Balance of the Sears Tower Mortgage Loan calculated, based on each Scheduled Amortization Payment being made in full when due, is $312,117,978. The Maturity Balance of the entire Sears Tower Loan Combination calculated, based on each Scheduled Amortization Payment being made in full when due, is $716,035,361.

Occupancy Percentage, U/W NCF and U/W NCF DSCR include 119,642 sf of recently executed leases for tenants Segal McCambridge Singer & Mahoney Ltd., SPRI Partners, Schiff Hardin LLP expansion, Latham & Watkins expansion, Augustino’s Restaurant and Salseria Loco that are not yet in occupancy, as well as 150,206 sf of dark Goldman Sachs Group, Inc space. The current Occupancy Percentage calculated without these leases and the dark Goldman Sachs Group, Inc space is 70.1%. Excluding the 119,642 square feet of recently executed leases, the U/W NCF DSCR is 1.16x.

2

Annex A-5 Footnotes  — continued

(3)	Bethany Maryland Portfolio II	The Bethany Maryland Portfolio II Mortgaged Properties consist of three garden-style apartment complexes located in Maryland with an aggregate of 1,909 residential units.

Weighted average occupancy of the Bethany Maryland Portfolio II Mortgaged Properties based on the number of units at each property.

Reflects aggregate in-place U/W NCF of the Bethany Maryland Portfolio II Mortgaged Properties. Projected U/W NCF is $12,331,086 based on assumed market vacancy of 9.33%.

Based on aggregate in-place U/W NCF and calculated based on the annual interest-only payments for the Bethany Maryland Portfolio II Mortgage Loan only, without regard to the Bethany Maryland Portfolio II Non-Trust Loan. The aggregate in-place U/W DSCR based on in-place U/W NCF for the entire Bethany Maryland Portfolio II Loan Combination is 0.84x, based on the initial rate of 5.5679% per annum for the Bethany Maryland Portfolio II Mortgage Loan and a rate of 9.43719% for the Bethany Maryland Portfolio II Non-Trust Loan. The U/W DSCR based on the projected U/W NCF of $12,331,086 calculated based on the annual interest-only payments (at the cut-off date interest rate of 5.5679% and taking into account the Bethany Maryland Portfolio II Mortgage Loan only is 1.18x. The U/W DSCR based on that projected U/W NCF, calculated based on annual interest-only payments (at the cut-off date interest rate of 5.5679%) and taking into account the entire Bethany Maryland Portfolio II Loan Combination would be 0.91x, based on a rate of 9.43719% for the Bethany Maryland Portfolio II Non-Trust Loan.

Reflects aggregate as-is appraised value of the three Bethany Maryland Portfolio II Mortgaged Properties. Coopers Crossing Apartments and Henson Creek Apartments were appraised as of March 1, 2007. Seasons at Bel Air Apartments was appraised as of March 5, 2007. The aggregate stabilized appraised value of the three Bethany Maryland Portfolio II Mortgaged Properties as of March 1, 2010 is $283,100,000.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio (based on the aggregate as-is appraised value) are based on the Bethany Maryland Portfolio II Mortgage Loan and do not take into account the Bethany Maryland Portfolio II Non-Trust Loan. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the aggregate as-is appraised value of the entire Bethany Maryland Portfolio II Loan Combination (including the Bethany Maryland Portfolio II Non-Trust Loan) would each be 93.7%. Based on the aggregate stabilized value set forth above, the Cut-off Date LTV Ratio and the Maturity LTV Ratio based on that stabilized value and the Bethany Maryland Portfolio II Mortgage Loan only would each be 65.3%. The Cut-off Date LTV Ratio and

3

Annex A-5 Footnotes  — continued

the Maturity LTV Ratio based on that stabilized value and the entire Bethany Maryland Portfolio II Loan Combination would each be 76.7%.

(4)	One Alliance Center	S1 Corporation vacated all of its space and subleases 74,360 square feet. Tenant provided a $4 million letter of credit for tenant improvements and leasing in connection with releasing its space.

Towers Perrin Forster & Crosby may terminate the lease effective August 31, 2007 provided the landlord receives 12 months prior written notice along with the applicable termination fee. Tenant currently subleases 32,159 square feet and will terminate its lease on the 8th floor totaling approximately 25,000 square feet effective August 31, 2007.

BBDO Worldwide shall have the option to terminate the lease or reduce the size of the premises with 12 months prior written notice and applicable termination fees.

Reflects projected U/W NCF. The in-place U/W NCF for the One Alliance Center Mortgaged Property is $11,695,307. Projected U/W NCF takes into account a 5% market vacancy.

Calculated based on projected U/W NCF. The in-place U/W NCF DSCR based on the in-place U/W NCF is 1.23x.

(5)	Duke Cleveland East Suburban Portfolio	The eight buildings are located within the Cleveland, Ohio metropolitan area, specifically Mayfield Heights, Ohio; Highland Hills, Ohio; Beachwood, Ohio and Pepper Pike, Ohio.

Total square footage is comprised of the 159,741 square foot Metropolitan Plaza, 112,800 square foot Landerbrook Corporate Center I, 114,448 square foot Landerbrook Corporate Center III, 120,420 square foot Corporate Circle I&II, 105,823 square foot Landerbrook Corporate Center II, 107,864 square foot One Harvard Crossing, 88,546 square foot One Corporate Exchange and the 85,845 square foot Corporate Place.

Weighted average as of March 1, 2007 based on allocated loan amount and individual property occupancy.

Based on U/W NCF and calculated based on an annual debt service constant of 7.17601% commencing with the payment date in May 2012.

Based on the U/W NCF and calculated based on the aggregate annual interest-only payments.

(6)	Watergate 600	From and after the anticipated repayment date, the mortgage interest rate shall increase to the greater of (i) 500 basis points in excess of the initial rate (5.745%) and (ii) 500 basis points in excess of the interpolated yield, as of the anticipated repayment date, of the United States Treasury obligations

4

Annex A-5 Footnotes  — continued

with terms (one longer and one shorter) most nearly approximating the period from such date of determination to the maturity date.

Payments of interest only are required through and including the anticipated repayment date. From and after the anticipated repayment date, monthly payments of principal and interest in the amount of $926,373 (based on a 20-year amortization schedule) shall be required and all excess cash flow (calculated in accordance with the related loan documents after the payment of scheduled debt service) from the Watergate 600 Mortgaged Property shall be applied toward additional amortization of the Watergate 600 Mortgage Loan and the payment of additional accrued interest.

The sponsors have personally guaranteed the lease obligations under the DGB Enterprises – Atlantic Media lease of 165,498 square feet through October 31, 2023.

17,843 square feet, representing 6.2% of the total square footage, is currently master leased. Occupancy Rate, U/W NCF and U/W NCF DSCR were calculated including the master leased space.

Occupancy includes 17,843 square feet of vacant space formerly occupied by DGB Enterprises – Atlantic Media that is master leased by the sponsors through April 11, 2017.

(7)	Extendicare Portfolio	The Extendicare Portfolio Mortgage Loan is part of the Extendicare Portfolio Loan Combination that also includes the Extendicare Portfolio Non-Trust Loans in the aggregate principal amount of $375,000,000.

Based on a loan amount comprised of the entire Extendicare Portfolio Loan Combination of $500,000,000. The amount of $500,000,000 is comprised of three pari passu A notes.

Payments of interest only are required through and including the payment date in November 2009.

Portfolio of 80 skilled nursing facilities and 2 skilled nursing and assisted living facilities located in Kentucky, Pennsylvania, Wisconsin, Indiana, Washington, Ohio, Minnesota, Delaware, West Virginia and Idaho.

Weighted average as of June 30, 2006, based on allocated loan amounts and individual property occupancy.

One of the Extendicare Portfolio Mortgaged Properties known as Arbors at Dayton Nursing & Subacute Center is a leasehold interest pursuant to a ground lease expiring on or about October 23, 2045. Two of the Extendicare Portfolio Mortgaged Properties known as Cedar Springs Health & Rehab Center and River’s Bend Health & Rehab are fee interests in commercial condominium units.

5

Annex A-5 Footnotes  — continued

The Extendicare Portfolio Mortgaged Properties are managed by affiliates of the Extendicare Portfolio Borrowers.

U/W NCF is the aggregate for the 82 Extendicare Mortgaged Properties.

Based on U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the payment date in December 2009 and a loan amount comprised of the entire Extendicare Portfolio Loan Combination.

Based on U/W NCF and calculated based on the annual interest-only payments and a loan amount comprised of the entire Extendicare Portfolio Loan Combination.

Aggregate for the 82 Extendicare Mortgaged Properties. The appraisal as of date for the Extendicare Portfolio Mortgaged Property known as Parkview Nursing Center is as of September 1, 2006. The appraised values and appraisal as of dates for three of the Extendicare Portfolio Mortgaged Properties are based on stabilized values and stabilized as of dates of January 1, 2007 for River’s Bend Health & Rehab and as of March 1, 2007 for each of Willowcrest Care Center and Heritage Nursing & Rehab Center.

The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio are based on the entire Extendicare Portfolio Loan Combination.

(8)	Lembi Trophy Portfolio	Consists of four cross collateralized mortgage loans identified on Annex A-5 as Lembi Trophy Portfolio 1, Lembi Trophy Portfolio 2, 950 Franklin Street and 1461-1465 Burlingame Avenue. Occupancy Percentage, U/W Net Cash Flow DSCR, Original LTV, Cut-off Date LTV, and Balloon LTV were calculated as a weighted average based on allocated loan amounts of such mortgage loans.

(9)	Extendicare Portfolio II	Payments of interest only are required through and including the payment date in March 2009.

Portfolio of 14 skilled nursing facilities located in Ohio, Pennsylvania, Indiana, Kentucky and Washington.

Weighted average as December 31, 2006, based on allocated loan amounts and individual property occupancy.

One of the Extendicare Portfolio II Mortgaged Properties known as Statesman Health and Rehabilitation Center is a fee interest in a commercial condominium unit.

The Extendicare Portfolio II Mortgaged Properties are managed by affiliates of the Extendicare Portfolio II Borrowers.

U/W NCF is the aggregate for the 14 Extendicare Portfolio II Mortgaged Properties.

6

Annex A-5 Footnotes  — continued

Based on U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the payment date in April 2009.

Based on U/W NCF and calculated based on the annual interest-only payment.

Aggregate for the 14 Extendicare Portfolio II Mortgaged Properties. The appraisal as of date for the Extendicare Portfolio II Mortgaged Property known as Arbors at Delaware is as of August 2, 2006.

(10)	Homer Building	The Homer Building Mortgage Loan is part of the Homer Building Loan Combination that also includes the Homer Building Non-Trust Loan in the cut-off date principal amount of $70,000,000.

The mortgage interest rate for the Homer Building Non-Trust Loan is 5.63% per annum.

The Homer Building Mortgaged Property is a leasehold interest pursuant to a ground lease expiring April 8, 2104.

Reflects in-place U/W NCF. Projected U/W NCF is $12,813,833 based on rent steps through October 31, 2007 and certain other lease-up assumptions.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 5.1825% calculated on an Actual/360 Basis and without regard to the Homer Building Non-Trust Loan. The U/W NCF DSCR based on in-place U/W NCF and interest-only payments based on a weighted average interest rate of 5.38076% calculated on an Actual/360 Basis for the entire Homer Building Loan Combination is 1.45x. The U/W NCF DSCR for the Homer Building Mortgage Loan based on the projected U/W NCF and without regard to the Homer Building Non-Trust Loan is 2.77x. The U/W NCF DSCR based on that same projected U/W NCF for the entire Homer Building Loan Combination is 1.49x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based solely on the Homer Building Mortgage Loan and do not take into account the Homer Building Non-Trust Loan. The Cut-off Date LTV Ratio and the Maturity LTV Ratio of the entire Homer Building Loan Combination are both 62.9%.

Jenner & Block, LLP has indicated it will not renew its lease. Amgen Inc. (rated A+/NR by S&P and Fitch, respectively) has entered into a 10 year lease to lease the 11th and 12th floors with an aggregate of 76,866 square feet of the Jenner & Block space at an initial base rent of $44.50 per square foot.

USAID (U.S. Agency for International Development) has vacated its space, however, it remains fully obligated for rent

7

Annex A-5 Footnotes  — continued

and other obligations under the term of its lease. USAID will be terminating its lease accompanied by payment of a lease termination fee. Amgen Inc. has leased the 6th floor comprised of 33,742 square feet of the USAID space for approximately one year commencing April 1, 2007.

General Services Administration’s lease expiration includes 5,135 square feet expiring January 1, 2012.

(11)	2445 M Street	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow are projected to be $11,037,861 and $10,732,111 respectively.

The U/W NCF DSCR based on the projected U/W Net Cash Flow of $10,732,111 is 2.19x.

(12)	2000 Pennsylvania Ave	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow are projected to be $12,491,167 and $11,852,790 respectively.

The U/W NCF DSCR based on the projected U/W Net Cash Flow of $11,852,790 is 2.34x.

(13)	200 Galleria	DSCR is calculated based on the initial interest rate of 5.954% and the underwritten in-place net cash flow of $3,902,655. The DSCR based on the step-up interest rate of 6.294% on and after February 11, 2009. The underwritten in-place net cash flow is 0.92x.

The underwritten net cash flow is projected to be $4,383,016, based on an assumed lease-up occupancy of 85% within market rent parameters as reported by the appraiser and certain other assumptions. The DSCR based on the initial interest rate and projected net cash flow is 1.04x. At the step-up interest rate of 6.294%, the DSCR is 0.98x.

(14)	2100 Pennsylvania Ave	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow are projected to be $9,709,270 and $8,947,218 respectively.

The U/W NCF DSCR based on the projected U/W Net Cash Flow of $8,947,218 is 2.18x.

(15)	Northstar	The Northstar Mortgage Loan accrues interest at a rate of 5.895% per annum through May 10, 2009; 6.175% from May 11, 2009 through May 11, 2016; and 6.095% per annum thereafter.

8

Annex A-5 Footnotes  — continued

Monthly Debt Service Payment Amount based on a rate of 6.175% per annum from May 11, 2009 through May 11, 2016 is $379,641.81

(16)	Elizabeth Place	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow are projected to be $4,433,475 and $4,085,063 respectively.

The U/W NCF DSCR based on the projected U/W Net Cash Flow of $4,085,063 is 1.47x.

(17)	Cornerstone Office Orlando	9,535 square feet, representing 7.0% of the total square footage, is currently master leased. Occupancy Rate, U/W NCF and U/W NCF DSCR were calculated including the master leased space.

(18)	Sooner Portfolio	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR includes 2,800 square feet of space leased but not yet occupied at the Quivira Crossing mortgaged property. Excluding such space, the actual physical occupancy percentage of the Sooner Portfolio is 73.2%, and the weighted average occupancy of the Sooner Portfolio is 86.5%

U/W Net Cash Flow and U/W NCF DSCR were calculated including income guaranteed by the related borrower resulting in an economic occupancy of 95% at the mortgaged properties. Such income is associated with a rental shortfall payment agreement, whereby the related borrower master leases the mortgaged properties until the earlier to occur of: (i) two years after the maturity date (April 11, 2019), or (ii) the date upon which 95% of gross leasable area at the mortgaged properties, as defined in the mortgage loan decuments, is being leased and occupied by tenants pursuant to leases conforming to requirements indicated in the mortgage loan documents.

(19)	Castle Creek Corporate Park	On November 3, 2006, the borrower executed a note in the amount of $16,875,000. The borrower requested, and on February 1, 2007, received an additional advance in the amount of $5,125,000. The additional advance was added to the outstanding principal amount of the note of $16,875,000, resulting in an amended outstanding balance under the note of $22,000,000. As of the date of the additional advance the applicable interest rate was changed from 5.650% to 5.720%.

(20)	RBI Retail Portfolio	Occupancy Percentage, UW NCF and UW NCF DSCR were calculated including four recently executed leases totaling 10,052 square feet, with respect to which the tenants have not yet taken occupancy. The sponsors have guaranteed the amount of $1,584,148, which represents the loan proceeds allocable to the net cash flow differential between the current

9

Annex A-5 Footnotes  — continued

in-place net cash flow and the projected net cash flow including the recently executed leases. The guaranteed amount decreases as these tenants take occupancy and commence paying full unabated rent. The current Occupancy Percentage calculated without these leases is 83.9%. Based on in-place cash flow the U/W NCF DSCR is 1.38x.

(21)	Nob Hill Apartments	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the April 2012 payment date and continuing until maturity, in the approximate amount of $15,277 which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $964,256 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in April 2012 through the maturity date, would result in a Balloon Balance of $12,783,352 and a Balloon LTV of 77.0%.

(22)	Village Square	12,000 square feet, representing 4.8% of the total square footage, is currently master leased. Occupancy Rate, U/W NCF and U/W NCF DSCR were calculated including the master leased space.

(23)	One Washington Place	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the May 2010 payment date and continuing until maturity, in the approximate amount of $13,184 which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $801,955 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in May 2010 through the maturity date, would result in a Balloon Balance of $10,192,507 and a Balloon LTV of 71.9%.

U/W Net Cash Flow and U/W NCF DSCR were calculated based on stabilized occupancy at the mortgaged real property including 5,348 sf of space from Caritas Good Samaritan Medical which tenant has an executed lease but has not yet taken occupancy. The amount of $50,000 representing approximately six months of rent for Caritas Good Samaritan

10

Annex A-5 Footnotes  — continued

Medical was escrowed at the closing of the mortgage loan and is required to be released to the related borrower once the tenant have taken occupancy and commenced paying full unabated rent. Additionally, the amount of $250,000 was escrowed at the closing of the mortgage loan. This amount of $250,000 is required to be released to the related borrower upon one or more tenants entering into a lease(s) acceptable to lender for at least 1,000 square feet and $18,750 per annum triple net. Based on in-place cash flow the U/W NCF DSCR is 1.04x.

(24)	Woodfield Corporate Center	6,214 square feet, representing 6.4% of the total square footage, is currently master leased. Occupancy Rate, U/W NCF and U/W NCF DSCR were calculated including the master leased space.

(25)	Fast Building	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the May 2012 payment date and continuing until maturity, in the approximate amount of $9,538 which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $596,360 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in May 2012 through the maturity date, would result in a Balloon Balance of $7,927,705 and a Balloon LTV of 55.1%.

Occupancy Percentage, UW Net Cash Flow and UW NCF DSCR were calculated including 36,000 square feet of space master leased by the related borrower. The mortgaged property is 83.8% leased and 58.2% occupied.

(26)	Rancho Las Polomas	17,535 square feet, representing 25.4% of the total square footage, is currently master leased. The master lease covers the largest tenant which is considered a dark tenant, continues to pay rent and has a termination option effective January 2009 upon payment of a termination payment. Occupancy Rate, U/W NCF and U/W NCF DSCR were calculated including the master leased space.

(27)	Freedom Self Storage & Car Wash	U/W Net Cash Flow and U/W NCF DSCR were calculated based on stabilized occupancy at the mortgaged real property. The amount of $925,000 was escrowed at the closing of the mortgage loan. This amount of $925,000 is required to be released to the related borrower upon satisfaction of certain requirements as indicated in the mortgage loan documentation, including but not limited to the achievement of a 1.20x

11

Annex A-5 Footnotes  — continued

DSCR. Based on the current net cash flow, the DSCR is 1.07x.

The mortgaged property is comprised of a self storage component, a recreational vehicle lot component and a car wash component. Occupancy Percentage reflects the self storage component of the mortgaged property only. Per the rent roll dated January 22, 2007, the recreational vehicle component of the mortgaged property is 90.0% occupied.

(28)	Canyonwood Apartments	U/W Net Cash Flow and U/W NCF DSCR were calculated including income guaranteed pursuant to a master lease executed by the related borrower up to a 95.0% economic occupancy. The mortgaged property is 92.7% occupied.

(29)	St. Mary’s Medical	U/W Net Cash Flow and U/W NCF DSCR were calculated including rental payments guaranteed by the related borrower for 3,105 square feet of space at the mortgaged property. Occupancy percentage including the 3,105 square feet of space is 83.0%

(30)	Bachman Oaks	Appraised value reflects the ‘‘Hypothetical Investment Value’’ as of October 9, 2006, which takes into account the tax abatement the borrower will receive. The ‘‘As Is Value’’ as of October 9, 2006 is $8,000,000 representing an LTV of 72.5%.

(31)	Watermarke at Lake Highlands	Appraised value reflects the ‘‘Investment Value’’ as of October 10, 2006, which takes into account the tax abatement the borrower receives. The ‘‘Market Value’’ without the tax abatement as of October 10, 2006 is $4,800,000 representing an LTV of 85.4%.

(32)	545 West 25th Street	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR were calculated based on a master lease executed by Karla Otto Inc., a borrower-related entity, for the entire space. The lease commenced on February 1, 2007 and has an expiration date of March 11, 2017.

(33)	PetSmart - Killeen	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the March 2010 payment date and continuing until maturity, in the approximate amount of $4,164 which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $243,583 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in March 2010 through the maturity date, would result in a Balloon Balance of $3,130,219 and a Balloon LTV of 69.6%.

12

Annex A-5 Footnotes  — continued

(34)	Brazos Park	Appraised Value reflects the ‘‘Investment Value’’ as of November 29, 2006, which takes into account tax abatement the borrower receives. The ‘‘Market Value’’ without the tax abatement as of November 29, 2006 is $3,750,000 representing an LTV of 78.4%. There are ongoing renovations at the property which are in the process of being completed and will ultimately result in a stabilized value of $3,800,000 by year end 2007.

(35)	Durango Point Retail Center	Reflects the ‘‘As Is Value’’. Upon lease up of the remaining vacant space, the ‘‘Prospective As Complete and Stabilized Value’’ will be $3,500,000 representing an LTV of 78.6%.

(36)	Gallery Office Building	U/W Net Cash Flow and U/W NCF DSCR were calculated including 1,109 square feet which United Commercial Realty master leases at $18.94 psf through December 31, 2009, or such time as there is an acceptable lease for the entire 1,109 sf suite with unaffiliated tenants for a term of at least 3 years providing for minimum base rents of $18.94 psf. Excluding the rental payments from the master lease, the debt service coverage ratio is 1.07x.

13

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-6

CERTAIN INFORMATION REGARDING RESERVES

[THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                     ANNEX A-6-1

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2

                                                                                     INITIAL DEPOSIT    ANNUAL DEPOSIT
                                                                                     TO THE DEFERRED  TO THE REPLACEMENT
CONTROL  FOOTNOTE                                                    PROPERTY          MAINTENANCE         RESERVE
  NO.       NO.                   PROPERTY NAME                        TYPE             ACCOUNT ($)       ACCOUNT ($)
--------------------------------------------------------------------------------------------------------------------------

   1      (1)      Tishman Speyer DC Portfolio II              Office                           0                    0
   2      (2)      Sears Tower                                 Office                           0            1,000,000
   3      (3)      Bethany Maryland Portfolio II               Multifamily                680,000              477,250
   4      (4)      One Alliance Center                         Office                           0                    0
   5      (5)      Duke Cleveland East Suburban Portfolio      Office                      54,306              137,908
   6      (6)      Watergate 600                               Office                           0               28,334
   7      (7)      Extendicare Portfolio                       Health Care                      0            2,547,600
          (8)      Lembi Trophy Portfolio                      Multifamily                      0               87,400
   8A              Lembi Trophy Portfolio 1                    Multifamily                      0               63,000
   8B              Lembi Trophy Portfolio 2                    Multifamily                      0               12,400
   8C              950 Franklin Street                         Multifamily                      0               11,400
   8D              1461-1465 Burlingame Avenue                 Multifamily                      0                  600
   9      (9)      Extendicare Portfolio II                    Health Care                      0              458,400
   10    (10)      Homer Building                              Office                           0                    0
   11              2445 M Street                               Office                           0                    0
   12    (11)      2000 Pennsylvania Avenue                    Office                           0              108,746
   13    (12)      200 Galleria                                Office                     410,000                    0
   14    (13)      2100 Pennsylvania Avenue                    Office                           0               90,837
   15    (14)      Northstar                                   Mixed Use                        0                    0
   16              Raleigh Flex Portfolio                      Office                           0                    0
   17              Marriott Suites - Garden Grove              Hotel                            0              673,376
   18    (15)      Elizabeth Place                             Office                     291,213                    0
   19              Delamar                                     Hotel                        5,625              293,343
   20              Citicorp Louisville KY                      Office                           0                    0
   21              Briarwood Apartments                        Multifamily                      0                    0
   22              Citicorp McLeansville NC                    Office                           0                    0
   23              Citicorp Meridian ID                        Office                           0                    0
   24              Fed Ex Portfolio Roll Up                    Industrial/Warehouse             0                    0
   25    (16)      State Street Building                       Office                     190,000                    0
   26              Central Florida Business Park               Industrial/Warehouse        21,625              106,797
   27              Campus Commons                              Multifamily                      0               78,156
   28              Cornerstone Office Orlando                  Office                           0                    0
   29              Sooner Portfolio                            Retail                           0               33,080
   30              Shiloh Valley Overlook Apartments           Multifamily                      0                    0
   31              Castle Creek Corporate Park                 Office                       3,750               42,455
   32              RBI Retail Portfolio                        Retail                      15,000               53,036
   33              Hampton Inn Best Western Portfolio          Hotel                       15,000              174,775
   34              Christina Mills Apartments                  Multifamily                101,775               71,517
   35              Sea Air                                     Mobile Home Park             5,188                    0
   36              Villages of Cinnamon Creek                  Multifamily                      0               92,808
   37              Tilton Center                               Retail                           0                    0
   38              Crossings on the Marsh                      Multifamily                      0               71,440
   39              High Point                                  Mobile Home Park           302,688                    0
   40              Hilton - Springfield                        Hotel                            0              518,508
   41              Coconut Grove                               Retail                           0                4,870
   42              Lawndale Marketplace                        Retail                           0               12,720
   43              Collier Town Square                         Retail                           0                6,371
   44              BJ's Warehouse - Rochester                  Retail                           0                    0
   45              Jackson Square                              Retail                           0                9,254
   46              Copeland and Stadium Office Buildings       Office                           0               40,787
   47              Holiday Inn - Philadelphia Stadium          Hotel                            0              225,662
   48              Del Nido Apartments                         Multifamily                156,625               51,294
   49              BJ's Warehouse - Tampa                      Retail                           0                    0
   50              Nob Hill Apartments                         Multifamily                 28,750               38,400
   51              IRS Building                                Office                           0               23,014
   52              Highlands at Galloway Apartments            Multifamily                 99,000               60,101
   53              Village Square                              Mixed Use                   85,625               37,234
   54    (17)      One Washington Place                        Office                           0               10,085
   55              Garden Estates Apartments                   Multifamily                    500               40,000
   56              Chisholm Shopping Center                    Retail                           0               34,584
   57              Premiere Trade Plaza                        Office                           0                    0
   58              Grand Hotel                                 Hotel                            0              231,414
   59    (18)      Hampton Inn - Voorhees                      Hotel                        9,375                    0
   60              East Town Mall                              Retail                           0               29,799
   61              Citizens Ohio Portfolio 1                   Retail                           0                    0
   62              Eagle Rock Apartments                       Multifamily                      0                    0
   63              Woodfield Corporate Center                  Office                           0               14,607
   64    (19)      A&P - NYC                                   Retail                           0                    0
   65              Hickory Glen                                Multifamily                      0               32,250
   66    (20)      Fast Building                               Industrial/Warehouse             0               28,093
   67              Rancho Las Polomas                          Mixed Use                        0                6,899
   68    (21)      Freedom Self Storage & Car Wash             Self Storage                     0               18,271
   69              Carlton Court                               Multifamily                  1,500               54,000
   70              Best Western - Santa Cruz                   Hotel                            0               89,183
   71              Hillcrest Apartments                        Multifamily                      0               18,480
   72              Crescent Cove III                           Multifamily                      0               24,000
   73              San Marcos Apartments                       Multifamily                 12,500               95,000
   74              Ashton Ridge Apartments                     Multifamily                185,773               86,171
   75              Holiday Inn Express - Saginaw               Hotel                            0               91,000
   76              Canyonwood Apartments                       Multifamily                      0                8,200
   77              Lone Mountain Plaza                         Retail                           0                3,760
   78              Glen Oaks Apartments                        Multifamily                 32,000               33,000
   79              The Lock Up                                 Self Storage                     0                9,903
   80              Hunter Chase Apartments                     Multifamily                      0               51,760
   81    (22)      Marketplace at Hobe Sound                   Retail                      37,875               50,351
   82              St. Mary's Medical                          Office                           0                9,227
   83              Pomona Tech Center                          Office                      70,688                7,203
   84              Walgreens - Holland                         Retail                           0                    0
   85              Green Acres                                 Multifamily                      0               48,500
   86              Sunnyview Apartments                        Multifamily                250,000               56,000
   87              Bachman Oaks                                Multifamily                      0               52,000
   88              Silver Maples Apartments                    Multifamily                      0               38,000
   89              Georgetown Apartments                       Multifamily                      0               33,852
   90              Four Points by Sheraton - Saginaw           Hotel                            0              103,400
   91              Holiday Inn Express - Quakertown            Hotel                            0               72,795
   92              Wellington Place Apartments                 Multifamily                 20,000               41,000
   93              Walgreens - Memphis                         Retail                           0                    0
   94              Holiday Inn - Asheville                     Hotel                            0               87,289
   95              Hampton Inn - Murfreesboro                  Hotel                       88,450               83,092
   96              CVS - Myrtle Beach                          Retail                           0                    0
   97              North Huntington Hills Apartments           Multifamily                 48,875               52,096
   98              The Strand                                  Retail                           0                6,395
   99              6400 Southwest Freeway                      Retail                      11,163               10,092
  100              Chase Crossing Apartments                   Multifamily                    625               41,250
  101              Walgreens - New Ulm                         Retail                           0                    0
  102    (23)      Lithia Square                               Retail                      79,375               10,408
  103    (24)      Days Inn West Broad                         Hotel                            0               65,592
  104              Citizens 12 Portfolio                       Retail                           0                    0
  105              Walgreens - Faribault                       Retail                           0                    0
  106              Walgreens - Sanford                         Retail                           0                    0
  107              Lookout Ridge Apartments                    Multifamily                 11,000               35,404
  108              Maronda Building                            Office                           0                5,365
  109              Pollyanna Apartments                        Multifamily                 58,040               67,584
  110              Holiday Inn Express -  Pearland             Hotel                            0               57,726
  111              Walgreens - Clarence                        Retail                           0                    0
  112              Watermarke at Lake Highlands                Multifamily                      0               28,728
  113              690 Hempstead Turnpike                      Retail                           0                    0
  114              Sandwich Manor Apartments                   Multifamily                  1,313               23,490
  115              Georgia Flex Buildings                      Mixed Use                    3,750                8,370
  116              Azalea Park Apartments                      Multifamily                      0               27,000
  117              Sandridge Apartments                        Multifamily                      0               19,200
  118              Spring Pine Apartments                      Multifamily                 38,625               34,008
  119              Walgreens - Gary                            Retail                           0                    0
  120              Holiday Inn - Atlanta                       Hotel                        7,500               60,393
  121              2627 Chestnut Ridge Dr.                     Office                           0                4,560
  122              Vineville Crossing                          Retail                       3,750                2,394
  123              Howard Johnson - Metro Airport              Hotel                       19,825               98,601
  124              Spring Hill Shopping Center                 Retail                           0                1,596
  125              1101 North Point Parkway                    Industrial/Warehouse             0                5,395
  126              Walgreens - Austin                          Retail                           0                    0
  127    (25)      Energy Park                                 Mixed Use                        0               15,206
  128              545 West 25th Street                        Office                           0                1,062
  129    (26)      PetSmart - Killeen                          Retail                           0                3,750
  130              Walgreens - Melrose                         Retail                           0                    0
  131              Williamsburg Apartments                     Multifamily                      0               28,500
  132              Greenwich Place                             Retail                           0                1,941
  133    (27)      Rite Aid - Ada                              Retail                           0                    0
  134    (28)      Magnolia Village                            Retail                           0                1,550
  135              Switzers Locker Room - Edmond               Self Storage                     0                8,112
  136              Brazos Park                                 Multifamily                 43,750                    0
  137              Citizens 5 Portfolio                        Retail                           0                    0
  138              Apple Run Apartments                        Multifamily                      0               33,500
  139              Jared - The Galleria of Jewelry - Lakeline  Retail                           0                    0
  140              Switzers Locker Room - Moore                Self Storage                     0                7,677
  141              The French Quarter Retail                   Retail                      87,250                6,750
  142    (29)      Durango Point Retail Center                 Retail                           0                  775
  143              Oak View Apartments                         Multifamily                 11,975               48,442
  144              Harner Center                               Retail                           0                    0
  145              Cleveland Retail Center                     Retail                           0                3,756
  146              Regency Apartments                          Multifamily                 65,750               35,086
  147              Best Western Mainland Inn & Suites          Hotel                            0               34,616
  148    (30)      Creekside Plaza                             Retail                           0                5,532
  149              Citibank Branch                             Retail                           0                    0
  150    (31)      Rite Aid - Crestline                        Retail                           0                    0
  151              5009 Caroline                               Office                           0                1,602
  152              Greenbriar Shopping Center                  Retail                           0                    0
  153              Citizens 17 Portfolio                       Retail                           0                    0
  154              Harvey's Supermarket                        Retail                           0               12,032
  155              Citizens 20 Portfolio                       Retail                           0                    0
  156              Township Theater Shops                      Retail                           0                1,912
  157              Deer Park Self Storage                      Self Storage                     0                6,125
  158              Fresenius Building                          Office                           0                3,983
  159              Town Centre                                 Office                       8,750                5,497
  160              Eckerd - Clarksville                        Retail                           0                1,636
  161              CVS - Bridgeport                            Retail                           0                    0
  162              Gallery Office Building                     Office                           0                2,999
  163              Kinney Drug Store                           Retail                           0                1,208
  164              Walnut Valley Park                          Mobile Home Park            25,000                6,600
  165              Wells Fargo Rialto                          Retail                           0                1,445
  166    (32)      Brassworks Apartments                       Multifamily                      0                3,000
  167              Donald Zucker Garage                        Other                            0                    0
  168              Citizens 32                                 Retail                           0                    0

         REPLACEMENT      ANNUAL         CURRENT       TI & LC     AS OF
           RESERVE    DEPOSIT TO THE  BALANCE OF THE   RESERVE    DATE OF
CONTROL    ACCOUNT       TI & LC         TI & LC       ACCOUNT    TI & LC
  NO.      CAP ($)     ACCOUNT ($)     ACCOUNT ($)     CAP ($)    ACCOUNT
---------------------------------------------------------------------------

   1              0               0              0             0  4/11/2007
   2     10,000,000       3,333,333     28,661,166    40,000,000  4/11/2007
   3              0               0              0             0  4/11/2007
   4              0               0              0     1,700,000  4/11/2007
   5              0         895,488              0     3,000,000  4/11/2007
   6              0         115,000      2,000,000             0  4/11/2007
   7              0               0              0             0  4/11/2007
                  0               0              0             0  4/11/2007
   8A             0               0              0             0  4/11/2007
   8B             0               0              0             0  4/11/2007
   8C             0               0              0             0  4/11/2007
   8D             0               0              0             0  4/11/2007
   9              0               0              0             0  4/11/2007
   10             0               0              0             0  4/11/2007
   11             0               0     14,237,198             0  4/11/2007
   12             0               0              0             0  4/11/2007
   13             0               0      6,035,181             0  4/11/2007
   14             0               0              0             0  4/11/2007
   15             0               0      2,229,638             0  4/11/2007
   16       190,000               0      2,550,499       500,000  4/11/2007
   17             0               0              0             0  4/11/2007
   18             0               0              0             0  4/11/2007
   19             0               0              0             0  4/11/2007
   20             0               0              0             0  4/11/2007
   21             0               0              0             0  4/11/2007
   22             0               0              0             0  4/11/2007
   23             0               0              0             0  4/11/2007
   24             0               0              0             0  4/11/2007
   25             0               0              0             0  4/11/2007
   26       106,797         213,595        750,000       300,000  4/11/2007
   27             0               0              0             0  4/11/2007
   28             0         156,215              0             0  4/11/2007
   29        99,240          81,597         54,900       244,791  4/11/2007
   30             0               0              0             0  4/11/2007
   31        84,910         213,909         89,129       855,634  4/11/2007
   32             0         169,424              0             0  4/11/2007
   33             0               0              0             0  4/11/2007
   34             0               0              0             0  4/11/2007
   35             0               0              0             0  4/11/2007
   36             0               0              0             0  4/11/2007
   37             0               0              0             0  4/11/2007
   38             0               0              0             0  4/11/2007
   39             0               0              0             0  4/11/2007
   40             0               0              0             0  4/11/2007
   41        50,000          41,392              0        50,000  4/11/2007
   42             0          30,000              0        90,000  4/11/2007
   43        12,742          30,000          5,000        60,000  4/11/2007
   44             0               0              0             0  4/11/2007
   45         8,998          14,000              0        52,000  4/11/2007
   46             0         175,000        164,583       700,000  4/11/2007
   47             0               0              0             0  4/11/2007
   48       202,588               0              0             0  4/11/2007
   49             0               0              0             0  4/11/2007
   50             0               0              0             0  4/11/2007
   51             0         110,000      1,209,167             0  4/11/2007
   52             0               0              0             0  4/11/2007
   53             0         175,000              0       525,000  4/11/2007
   54             0          25,000        160,099       200,000  4/11/2007
   55        80,000               0              0             0  4/11/2007
   56             0               0        226,182             0  4/11/2007
   57             0          12,239              0       146,865  4/11/2007
   58             0               0              0             0  4/11/2007
   59             0               0              0             0  4/11/2007
   60             0               0        500,264             0  4/11/2007
   61             0               0              0             0  4/11/2007
   62             0               0              0             0  4/11/2007
   63             0         100,000        280,000       125,000  4/11/2007
   64             0               0              0             0  4/11/2007
   65        32,250               0              0             0  4/11/2007
   66             0          51,141              0             0  4/11/2007
   67         6,899          41,306        100,258       100,000  4/11/2007
   68             0               0              0             0  4/11/2007
   69             0               0              0             0  4/11/2007
   70             0               0              0             0  4/11/2007
   71        36,960               0              0             0  4/11/2007
   72        72,000               0              0             0  4/11/2007
   73             0               0              0             0  4/11/2007
   74             0               0              0             0  4/11/2007
   75             0               0              0             0  4/11/2007
   76        24,600               0              0             0  4/11/2007
   77             0          15,291          2,548             0  4/11/2007
   78             0               0              0             0  4/11/2007
   79             0               0              0             0  4/11/2007
   80             0               0              0             0  4/11/2007
   81       100,703               0        200,000             0  4/11/2007
   82             0          38,444          6,407        51,259  4/11/2007
   83        14,406          50,000          4,167       100,000  4/11/2007
   84             0               0              0             0  4/11/2007
   85             0               0              0             0  4/11/2007
   86             0               0              0             0  4/11/2007
   87        52,000               0              0             0  4/11/2007
   88             0               0              0             0  4/11/2007
   89             0               0              0             0  4/11/2007
   90             0               0              0             0  4/11/2007
   91             0               0              0             0  4/11/2007
   92       185,000               0              0             0  4/11/2007
   93             0               0              0             0  4/11/2007
   94             0               0              0             0  4/11/2007
   95             0               0              0             0  4/11/2007
   96             0               0              0             0  4/11/2007
   97             0               0              0             0  4/11/2007
   98             0          18,283              0             0  4/11/2007
   99             0          59,367         59,895    237,468.00  4/11/2007
  100        82,500               0              0             0  4/11/2007
  101             0               0              0             0  4/11/2007
  102        20,816          34,694        503,784       500,000  4/11/2007
  103             0               0              0             0  4/11/2007
  104             0               0              0             0  4/11/2007
  105             0               0              0             0  4/11/2007
  106             0               0              0             0  4/11/2007
  107        70,808               0              0             0  4/11/2007
  108             0               0              0             0  4/11/2007
  109             0               0              0             0  4/11/2007
  110             0               0              0             0  4/11/2007
  111             0               0              0             0  4/11/2007
  112             0               0              0             0  4/11/2007
  113             0               0              0             0  4/11/2007
  114        70,470               0              0             0  4/11/2007
  115        16,840          25,260          2,105        50,520  4/11/2007
  116        54,000               0              0             0  4/11/2007
  117        58,000               0              0             0  4/11/2007
  118        68,000               0              0             0  4/11/2007
  119             0               0              0             0  4/11/2007
  120             0               0              0             0  4/11/2007
  121             0          15,200         52,533             0  4/11/2007
  122         5,000          17,500          1,458        35,000  4/11/2007
  123             0               0              0             0  4/11/2007
  124             0          17,160              0        34,320  4/11/2007
  125         5,395               0         25,043             0  4/11/2007
  126             0               0              0             0  4/11/2007
  127        30,412          50,644        100,000        25,000  4/11/2007
  128             0               0              0             0  4/11/2007
  129             0               0              0             0  4/11/2007
  130             0               0              0             0  4/11/2007
  131       100,000               0              0             0  4/11/2007
  132         1,941           5,434            453             0  4/11/2007
  133             0               0              0             0  4/11/2007
  134         7,000          10,000         50,041        30,000  4/11/2007
  135        16,224               0              0             0  4/11/2007
  136        27,846               0              0             0  4/11/2007
  137             0               0              0             0  4/11/2007
  138             0               0              0             0  4/11/2007
  139             0               0              0             0  4/11/2007
  140        15,354               0              0             0  4/11/2007
  141             0          20,831          1,736             0  4/11/2007
  142             0           6,896         11,724        33,000  4/11/2007
  143       145,326               0              0             0  4/11/2007
  144             0          10,000              0        30,000  4/11/2007
  145             0           9,384            782             0  4/11/2007
  146             0               0              0             0  4/11/2007
  147             0               0              0             0  4/11/2007
  148        11,058          14,556          1,213        14,550  4/11/2007
  149             0               0          5,000             0  4/11/2007
  150             0               0              0             0  4/11/2007
  151             0           9,996         44,140        75,000  4/11/2007
  152         9,650          20,000         53,333        70,000  4/11/2007
  153             0               0              0             0  4/11/2007
  154             0               0              0             0  4/11/2007
  155             0               0              0             0  4/11/2007
  156         1,912           9,225          9,225         9,225  4/11/2007
  157             0               0              0             0  4/11/2007
  158             0          13,040          2,173             0  4/11/2007
  159             0          28,500          2,375       100,000  4/11/2007
  160             0           5,454            909             0  4/11/2007
  161             0               0              0             0  4/11/2007
  162         5,998          10,206          2,552        30,619  4/11/2007
  163             0           1,208              0             0  4/11/2007
  164             0               0              0             0  4/11/2007
  165             0           1,941          5,000             0  4/11/2007
  166             0               0              0             0  4/11/2007
  167             0               0              0             0  4/11/2007
  168             0               0              0             0  4/11/2007

Annex A-6 Footnotes

(1)	Tishman Speyer DC Portfolio II	At closing, the Tishman Speyer DC Portfolio II Borrowers deposited $11,934,802 into an unfunded tenant obligations reserve account to pay for the costs of tenant allowances, tenant improvements and leasing commissions at the Tishman Speyer DC Portfolio II Mortgaged Properties.

At closing, the Tishman Speyer DC Portfolio II Borrowers deposited $5,700,000 into a leasing reserve account to pay for tenant improvements and allowances, leasing commissions and other related costs of leasing. In addition, all lease termination payments in excess of $500,000 shall be deposited into the leasing reserve account.

The Tishman Speyer DC Portfolio II Borrowers are required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the Tishman Speyer DC Portfolio II Borrowers provide evidence of a blanket insurance policy covering the Tishman Speyer DC Portfolio II Mortgaged Properties, as approved by the lender, the monthly insurance escrow payments will not be required.

The Tishman Speyer DC Portfolio II Borrowers are required to make monthly deposits into a replacement reserve account in an amount equal to one-twelfth of the product obtained by multiplying of (x) $0.15 per square foot by (y) an initial aggregate of 2,209,253 square feet for the Tishman Speyer DC Portfolio II Mortgaged Properties, provided however, replacement reserves are not required so long as funds are available under a credit facility of an affiliated entity.

(2)	Sears Tower	At the closing of the mortgage loan the related borrower deposited the amount of $30,000,000 for tenant improvements and leasing commissions. An additional $10,000,000 has been guaranteed by key principals, which will be collected over the first three years of the loan in equal payments of approximately $3,300,000 per annum which shall reduce the guaranty obligations dollar for dollar.

At the closing of the mortgage loan the related borrower deposited the amount of $5,000,000 dollars for existing tenant improvements and leasing commissions. Ongoing reserves for exisiting tenant improvements and leasing commissions will be collected over the first three years of the loan in equal payments of $4,300,000 per annum.

The related borrower will be required to fund ongoing reserves for tenant improvements and leasing commissions in the amount of $5,000,000 per annum commencing on the

1

Annex A-6 Footnotes  — continued

payment dates in February 2010 through and including January 2011 and May 2011 through and including April 2012 until the continuance of a Goldman rollover suspension period (related to the payment period commencing in February 2010) or a E&Y rollover suspension period (related to the payment period commencing in May 2011). In each case the rollover suspension period shall mean (i) the related tenant, or a replacement tenant acceptable to lender entering into a lease acceptable to lender as described in the mortgage loan documents including but not limited to a term no less than five years and (ii) a minimum DSCR of 1.25x.

At the closing of the mortgage loan the related borrower deposited the amount of $5,000,000 for capital expenditures and $8,000,000 related to certain capital expenditures related to the Skydeck premises and lower levels of the mortgaged property. An additional $5,000,000 has been guaranteed by key principals, which will be collected over the first five years of the loan in equal payments of $1,000,000 per annum which shall reduce the guaranty obligations dollar for dollar.

(3)	Bethany Maryland Portfolio II	At closing, the Bethany Maryland Portfolio II Borrowers deposited $680,000 into a required repair fund.

At closing, the Bethany Maryland Portfolio II Borrowers deposited $3,800,000 into an interest reserve account to be used to pay interest on the Bethany Maryland Portfolio II Non-Trust Loan to the extent cash flow from the Bethany Maryland Portfolio II Mortgaged Properties is not available for such purpose.

The Bethany Maryland Portfolio II Borrowers deposited $17,840,000 into a renovation reserve account to be used to pay for the costs of certain renovations to the Bethany Maryland Portfolio II Mortgaged Properties. Disbursements of more than $9,000,000 are subject to a DSCR of at least 1.20x with respect to the Bethany Maryland Portfolio II Mortgage Loan. Disbursements of more than $14,000,000 are subject to a DSCR of at least 1.25x with respect to the Bethany Maryland Portfolio II Mortgage Loan. Furthermore, $157,450 of the renovation reserve shall be made available solely for completion of the certain scheduled repairs (following depletion of the required repairs reserve) before such portion of the renovation reserve can be used for any other purpose.

The Bethany Maryland Portfolio II Borrowers deposited $2,000,000 into a working capital reserve account to be used for working capital costs designated by the Bethany Maryland Portfolio II Borrowers, including the payment of debt service in connection with debentures issued by CORE Realty Holdings, LLC. The amounts in the working capital reserve cannot be disbursed until the equity held by an affiliate of the related mortgage loan seller is redeemed.

2

Annex A-6 Footnotes  — continued

The Bethany Maryland Portfolio II Borrowers are required to make monthly deposits into tax and insurance reserve accounts in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the following 12 months with respect to the Bethany Maryland Portfolio II Mortgaged Properties, provided, however, no insurance reserve deposits are required if the lender approves a blanket or umbrella policy maintained by the Bethany Maryland Portfolio II Borrowers.

The Bethany Maryland Portfolio II Borrowers are required to make monthly deposits into a replacement reserve account from and after April 11, 2009 equal to $15,146 for Coopers Crossing Apartments, $9,375 for Henson Creek Apartments, and $15,250 for Seasons at Bel Air Apartments.

(4)	One Alliance Center	At closing, the One Alliance Center Borrower deposited $2,750,000 into a rollover reserve account for tenant improvements and leasing commissions at the One Alliance Center Mortgaged Property. Following depletion of this reserve, the One Alliance Center Borrower is required to make monthly deposits into the rollover reserve in an amount equal to $46,085 until the One Alliance Center Property maintains a DSCR of at least 1.25x for two consecutive calendar quarters after which the One Alliance Center Borrower is required to make monthly deposits into the rollover reserve in an amount equal to $23,042. In addition, the One Alliance Center Borrower is required to deposit into the leasing reserve any lease termination payments in excess of $500,000 to be used for tenant improvements, leasing commissions and legal expenses related to leases at the One Alliance Center Mortgaged Property.

At closing, the One Alliance Center Borrower deposited $199,805 into an unfunded tenant obligations reserve account to pay for the costs of tenant allowances, tenant improvements and leasing commissions at the One Alliance Center Mortgaged Property.

Upon payment to the One Alliance Center Borrower of the Towers Perrin Forster & Crosby lease termination payment due under the Towers Perrin Forster & Crosby lease, the One Alliance Center Borrower is required to deposit into the Towers Perrin termination reserve account an amount equal to the amount paid by Towers Perrin Forster & Crosby to the One Alliance Center Borrower.

The One Alliance Center Borrower is required to make monthly escrow deposits for the payment of real estate taxes and insurance premiums in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums for the One Alliance Center Mortgaged Property. Notwithstanding the foregoing, so long as an approved blanket insurance policy covering the One Alliance Center

3

Annex A-6 Footnotes  — continued

Mortgaged Property is in place, the monthly insurance escrow payment will not be required.

If BBDO Worldwide, Inc. fails to renew or extend its lease for all or any portion of its space for a period of no less than five years from the expiration date, the One Alliance Center Borrower shall be required to make monthly deposits into an excess cash flow reserve account until the amount in the reserve account is equal to $30 multiplied by the number of square feet of space that is not renewed or extended (up to a maximum of $2,041,350). If Towers Perrin Forster & Crosby fails to renew or extend its lease for a period of no less than five years from the expiration date, the One Alliance Center Borrower shall be required to make monthly deposits into the excess cash flow reserve account until the amount in the reserve account is equal to $30 multiplied by the number of square feet of space that is not renewed or extended (up to a maximum of $2,274,270).

The One Alliance Center Borrower is required to make monthly deposits into a replacement reserve account for ongoing repairs and replacements at the One Alliance Center Mortgaged Property in an amount equal to $6,913 until a balance of $165,905 is maintained in the replacement reserve.

(5)	Duke Cleveland East Suburban Portfolio	At closing, the Duke Cleveland East Suburban Portfolio Borrowers delivered a $6,000,000 letter of credit to its lender in lieu of a cash deposit into a leasing reserve account to pay for the costs of tenant improvements and leasing commissions. During such time as the balance in the leasing reserve is less than $3,000,000 (inclusive of the up-front $6,000,000 letter of credit, but exclusive of the $2,000,000 reserve payment described below), the Duke Cleveland East Suburban Portfolio Borrowers are required to make monthly deposits of $74,624 into the leasing reserve. In the event that, on or before December 31, 2011, the current lease of a portion of the Duke Cleveland East Suburban Portfolio Mortgaged Properties to Progressive Insurance is not renewed for a term of at least five years at market rent and/or otherwise on terms reasonably acceptable to the lender, or leased to one or more other tenants on terms acceptable to the lender, then the Duke Cleveland East Suburban Portfolio Borrowers will be required to deposit an additional $2,000,000 into the leasing reserve, to be utilized for the costs of tenant improvements and leasing commissions with respect to the Progressive Insurance space.

At closing, the Duke Cleveland East Suburban Portfolio Borrowers deposited $54,306 into a reserve account to pay for the costs of certain required repairs with respect to the Duke Cleveland East Suburban Portfolio Mortgaged Properties.

4

Annex A-6 Footnotes  — continued

The Duke Cleveland East Suburban Portfolio Borrowers are required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months, and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the Duke Cleveland East Suburban Portfolio Borrowers provide evidence of a blanket insurance policy covering the Duke Cleveland East Suburban Portfolio Mortgaged Properties, as approved by the lender, and reserves one-quarter of the annual insurance premium for such blanket insurance policy for the Duke Cleveland East Suburban Portfolio Mortgaged Properties with the lender, the monthly insurance escrow payments will not be required. In lieu of making deposits, the Duke Cleveland East Suburban Portfolio Borrowers are permitted to deliver letters of credit to the lender.

The Duke Cleveland East Suburban Portfolio Borrowers are required to make monthly deposits into a replacement reserve account in an amount equal to $11,492.

(6)	Watergate 600	Payments of interest only are required through and including the anticipated repayment date. From and after the anticipated repayment date, monthly payments of principal and interest in the amount of $926,373 (based on a 20-year amortization schedule) shall be required and all excess cash flow (calculated in accordance with the related loan documents after the payment of scheduled debt service) from the Watergate 600 Mortgaged Property shall be applied toward additional amortization of the Watergate 600 Mortgage Loan and the payment of additional accrued interest.

At closing, the Watergate 600 Borrower deposited $2,000,000 into a lease rollover reserve account for the payment of leasing commissions and tenant improvement expenses. In addition, $9,583 will be deposited monthly into this account.

At closing, the Watergate 600 Borrower deposited $955,222 into a tenant allowance account for the payment of tenant improvement allowances owed to DGB Enterprises - Atlantic Media and Blank Rome, tenants at the Watergate 600 Property ($837,280 is reserved with respect to DGB Enterprises - Atlantic Media and $117,942 is reserved with respect to Blank Rome).

The Watergate 600 Borrower is required to make monthly deposits into the replacement reserve account in the amount of $2,361 for the payment of certain costs of repairs and replacements properly classified as capital expenditures.

5

Annex A-6 Footnotes  — continued

The Watergate 600 Borrower is required to make monthly escrow deposits for the payment of real estate taxes and insurance premiums in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums for the Watergate 600 Mortgaged Property. Notwithstanding the foregoing, so long as there is an approved blanket insurance policy covering the Watergate 600 Mortgaged Property in place, the monthly insurance escrow payment will not be required, in which case the Watergate 600 Borrower is obligated to maintain with the mortgage lender a deposit equal to one-fourth of the annual premium on such blanket policy.

(7)	Extendicare Portfolio	At origination, the Extendicare Portfolio Borrowers deposited $3,000 into a ground rent reserve account for one month of ground lease base rent payments.

The Extendicare Portfolio Borrowers are required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due for the renewal of insurance policies. Notwithstanding the foregoing, so long as (a) the debt yield exceeds 13%, (b) the Extendicare Portfolio Borrowers have delivered to the lender a guaranty of such obligation and (c) the Extendicare Portfolio Borrowers deliver evidence reasonably satisfactory to the lender that all taxes required to be paid have been paid, the monthly tax escrow payments will not be required. Notwithstanding the foregoing, so long as the Extendicare Portfolio Borrowers provide evidence of a blanket insurance policy covering the Extendicare Portfolio Mortgaged Property, as approved by the lender, the monthly insurance escrow payment will not be required.

The Extendicare Portfolio Borrowers are required to make monthly deposits into a replacement reserve account in an amount equal to one-twelfth of the product of $300 multiplied by the aggregate number of beds at the Extendicare Portfolio facilities.

The Extendicare Portfolio Borrowers are required to make monthly deposits into a ground rent reserve account in an amount equal to the ground rent that will be payable under each ground lease for the month in which such payment occurs. Notwithstanding the foregoing, Extendicare Portfolio Borrowers will not be required to make monthly ground rent reserve deposits provided the Extendicare Portfolio Borrowers deliver, throughout the term of the Extendicare Portfolio Mortgage Loan, evidence reasonably satisfactory to the lender that all ground rent required to be paid by the

6

Annex A-6 Footnotes  — continued

Extendicare Portfolio Borrowers pursuant to any ground lease has timely been paid. As long as the Extendicare Portfolio Borrowers are not required to make monthly deposits of the ground rent monthly deposit, the initial ground rent deposit will, other than during the continuance of an event of default, be held in the ground rent reserve account and will not be disbursed for the payment of ground rent.

(8)	Lembi Trophy Portfolio	Consists of four cross collateralized mortgage loans identified on Annex A-6 as Lembi Trophy Portfolio 1, Lembi Trophy Portfolio 2, 950 Franklin Street and 1461-1465 Burlingame Avenue. Occupancy Percentage, U/W Net Cash Flow DSCR, Original LTV, Cut-Off Date LTV, and Balloon LTV were calculated as weighted average based on allocated loan amounts of such mortgage loans.

(9)	Extendicare Portfolio II	The Extendicare Portfolio II Borrowers are required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by its lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due for the renewal of insurance policies. Notwithstanding the foregoing, so long as (a) the debt yield exceeds 13%, (b) the Extendicare Portfolio II Borrowers have delivered to the lender a guaranty of such obligation and (c) the Extendicare Portfolio II Borrowers deliver evidence reasonably satisfactory to the lender that all taxes required to be paid have been paid, the monthly tax escrow payments will not be required. Notwithstanding the foregoing, so long as the Extendicare Portfolio II Borrowers provide evidence of a blanket insurance policy covering the Extendicare Portfolio II Mortgaged Property, as approved by the lender, the monthly insurance escrow payment will not be required.

The Extendicare Portfolio II Borrowers are required to make monthly deposits into a replacement reserve account in an amount equal to one-twelfth of the product of $300 multiplied by the aggregate number of beds at the Extendicare Portfolio II facilities. In lieu of making deposits to the replacement reserve account, the Extendicare Portfolio II Borrowers are permitted to deliver letters of credit to the lender.

(10)	Homer Building	At closing, ING US Office Corporation, an affiliate of the Homer Building Borrower, guaranteed $3,651,135 for unfunded tenant obligations for costs incurred to finish, ‘‘build out’’ or furnish the space related to the Amgen Inc. lease.

Upon an event of default or if the DSCR for the Homer Building Loan Combination falls below 1.25x, the Homer

7

Annex A-6 Footnotes  — continued

Building Borrower is required to make monthly escrow deposits for the payment of real estate taxes and insurance premiums in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums for the Homer Building Mortgaged Property. The Homer Building Borrower may deliver letters of credit in lieu of the foregoing cash deposits. The Homer Building Borrower will not be required to fund the insurance reserve provided that all insurance premiums have been paid under the Sponsor’s blanket policy.

Upon an event of default or if the DSCR for the Homer Building Loan Combination falls below 1.25x, the Homer Building Borrower is required to make monthly escrow deposits for the payment of ground rent. The Homer Building Borrower may deliver letters of credit in lieu of the foregoing cash deposits.

Upon an event of default or if the DSCR for the Homer Building Loan Combination falls below 1.25x, the Homer Building Borrower is required to make monthly escrow deposits in the amount of $83,675 for replacements and repairs required to be made to the Homer Building Mortgaged Property. The Homer Building Borrower may deliver letters of credit in lieu of the foregoing cash deposits.

Commencing with the payment date on April 11, 2007 and lasting until the payment date on May 11, 2008, the Homer Building Borrower is required to make deposits into a rollover reserve account aggregating to $2,100,000 for tenant improvements, tenant allowances and leasing commission obligations incurred by the Homer Building Borrower in connection with the re-leasing of the Jenner & Block space. The Homer Building Borrower may provide a letter of credit or rollover guaranty in lieu of the reserve funds provided the aggregate amount of the letter of credit and/or rollover guaranty is at least equal to the amount of the required reserves. Provided further, rollover reserves shall not be required if at least 95% of the Jenner & Block space is leased pursuant to one or more acceptable replacement leases and DSCR is at least 1.25x. Any funds in the rollover reserve account shall be returned to the Homer Building Borrower subject to overall property occupancy of at least 93% and DSCR of at least 1.25x.

(11)	2000 Pennsylvania Avenue	The 2000 Pennsylvania Avenue Borrower is personally liable to Lender up to $2,000,000 for the amount of TI/LC costs.

(12)	200 Galleria	Notwithstanding anything to the contrary contained herein, upon written request from the 200 Galleria borrower, the lender shall disburse to the 200 Galleria borrower all funds remaining on deposit in the interest reserve account at such time as the DSCR for the 200 Galleria Mortgaged Property

8

Annex A-6 Footnotes  — continued

shall be above 1.05: 1.00 for two consecutive calendar quarters.

(13)	2100 Pennsylvania Avenue	The 2100 Pennsylvania Avenue Borrower is personally liable to Lender up to $6,000,000 for the amount of TI/LC costs.

(14)	Northstar	The hotel’s FF&E was calculated at 4% of gross revenue. The loan will consist of a $16,000,000 renovation holdback – $11 million for the office/retail and $5 million for the hotel’s PIP (replacement reserves are waived for the first three years).

The loan will also have a $2,229,637.74 TI/LC holdback. (TI/LCs are waived for the first five years and will be $1.00psf thereafter.)

(15)	Elizabeth Place	Repair Holdback is equal to $236,050: $190,000 for sprinkler repair, $37,500 for electrical repair, $5,000 for elevator repair, $3,550 for well repair. St. Elizabeth Holdback is equal to $36,250 – the funds shall be released to the borrower upon receipt by the lender of an executed tenant estoppel certificate from St. Elizabeth’s Surgery Center. OrPro Holdback is equal to $11,250 – the funds shall be released to the borrower upon receipt by the lender of an executed tenant estoppel certificate from OrPro, Inc. d/b/a Orpro Prosthetics. Samaratin Holdback is equal to $3,173 – the funds shall be released to the borrower upon receipt by the lender of an executed tenant estoppel certificate from Samaritan Behavioral Health Inc. NFA Holdback is equal to $2,500 – the funds shall be released to the borrower upon receipt of a ‘‘no further action’’ from the applicable State of Ohio governmental agency relating to the Bureau of Underground Storage Tanks Release incident #57009707-N00001.

Monthly replacement reserve deposits and monthly TI/LC deposits will commence in year three if the balance in the replacement reserve account is less than $288,960.

(16)	State Street Building	No ongoing reserves for capital expenditures or tenant improvement and leasing commissions will be collected, subject to certain requirements as indicated in the mortgage loan documentation, including but not limited to an event of default.

(17)	One Washington Place	U/W Net Cash Flow and U/W NCF DSCR were calculated based on stabilized occupancy at the mortgaged real property including 5,348 square feet of space from Caritas Good Samaritan Medical which tenant has an executed lease but has not yet taken occupancy. The amount of $50,000 representing approximately six months of rent for Caritas Good Samaritan Medical was escrowed at the closing of the mortgage loan and is required to be released to the related borrower once the tenant has taken occupancy and commenced paying full unabated rent. Additionally, the amount

9

Annex A-6 Footnotes  — continued

of $250,000 was escrowed at the closing of the mortgage loan. The amount of $250,000 is required to be released to the related borrower upon one or more tenants entering into a lease(s) acceptable to lender for at least 1,000 square feet and $18,750 per annum triple net. Based on in-place cash flow the U/W NCF DSCR is 1.04x.

(18)	Hampton Inn – Voorhees	Commencing in May 2009 ongoing reserves for capital expenditures will be $60,777 per annum and commencing in May 2014 ongoing capital expenditures shall increase to $91,166 per annum.

(19)	A&P – NYC	No escrow will be required for insurance, with respect to the insurance required under such lease to be carried by such tenant, or for which such tenant is permitted to self-insure under such lease.

(20)	Fast Building	The amount of $2,300,841 was escrowed at the closing of the mortgage. The amount of $2,300,841 is required to be released to the related borrower upon (i) American Builders & Contractors Supply Co., Inc. exercising its extension option for a one year term from January 1, 2008 or a replacement tenant entering into a lease for the space at terms acceptable to lender and (ii) one or more tenant(s) entering into a lease(s) for the 36,000 square feet of master leased space at terms acceptable to lender as described in the mortgage loan documentation including but not limited to a minimum term of five years.

(21)	Freedom Self Storage & Car Wash	U/W Net Cash Flow and U/W NCF DSCR were calculated based on stabilized occupancy at the mortgaged real property. The amount of $925,000 was escrowed at the closing of the mortgage loan. The amount of $925,000 is required to be released to the related borrower upon satisfaction of certain requirements as indicated in the mortgage loan documentation, including but not limited to the achievement of a 1.20x DSCR. Based on the current net cash flow, the DSCR is 1.07x.

(22)	Marketplace at Hobe Sound	If anchor tenant (Winn-Dixie Stores, Inc.) gives notice that it will terminate the anchor tenant lease, then the borrower shall deposit $100,000 into the leasing account.

(23)	Lithia Square	In the event that Global Fitness Centers of Brandon, Inc. d/b/a Gold’s Gym renews its lease dated January 27, 2003 with the borrower on or before the termination date of the lease on terms acceptable to lender, the portion of the monthly deposit allocated to the leasing account in excess of $250,000.00 may be released to the borrower on a one time only basis provided that no event of default has occured and is continuing, the lender receives an executed copy of the lease prior to its expiration in 2013 which is not less than two

10

Annex A-6 Footnotes  — continued

years beyond the maturity date and the borrower has submitted a tenant estoppel.

(24)	Days Inn West Broad	The holdback shall be held in escrow until such time as the following conditions have been satisfied: the lender has received evidence satisfactory to it that (i) the Westin hotel proposed to be constructed in the vicinity of the 6500 or 6600 block of Broad Street at its intersection with 1-64, Henrico County, Virginia, which location is in close proximity to the property, shall have been open for business for not less than one (1) year and (ii) the DSCR for the loan shall be 1.35: 1.00 or greater.

(25)	Energy Park	In addition to the adjustments to the replacement account pursuant to the provisions of the applicable security instrument, the replacement account deposit shall be recalculated by lender upon the request of the borrower in the event the building roof is replaced by borrower during the term of the loan.

(26)	PetSmart – Killeen	In lieu of funding ongoing reserves for taxes, insurance and tenant improvements and leasing commissions, the principal has guaranteed the amount of $250,000.

(27)	Rite Aid – Ada	The related borrower will be required to make monthly payments for taxes, insurance, capital expenditures and tenant improvements and leasing commissions upon certain events described in the mortgage loan documentation. The principal has guaranteed the monthly payment of reserves for taxes, insurance, capital expenditures and tenant improvements and leasing commissions from closing until such time as the related borrower is required to commence making monthly payments of such reserves.

(28)	Magnolia Village	The initial leasing account deposit shall be equal to $50,000; provided, however, that upon satisfaction of the Leasing Condition, any remaining portion of the initial leasing account deposit shall be fully disbursed to borrower. As used herein, the Leasing Condition shall mean that those certain tenants under those certain leases at the property which shall expire in 2007 (individually and collectively, the ‘‘Expiring Leases’’) shall either renew or extend the term of their respective leases for an additional five (5) years in accordance the applicable section of their respective leases or borrower shall have entered into a new lease or leases of the entire space covered by the Expiring Leases that is for a term of at least five (5) years and otherwise on terms, and with a tenant, acceptable to lender; and the Economic Vacancy Condition is satisfied. As used herein, the Economic Vacancy Condition shall mean that five percent (5%) or less of the gross leaseable area of the property is either (i) vacant, as determined by lender, or (ii) not leased to tenants who are

11

Annex A-6 Footnotes  — continued

conducting normal business operations and playing full base minimum rent under their respective leases.

(29)	Durango Point Retail Center	Proceeds from the holdback shall be disbursed to the borrower upon receipt by lender of a then current tenant estoppel certificate executed by tenants under leases representing 100% of the net rentable square footage of the property, confirming that each tenant is in occupancy, has commenced the payment of its full base rent and is conducting its normal business operations in the entire premises covered by its lease.

(30)	Creekside Plaza	The replacement account deposit shall be recalculated by the lender upon the request of the borrower in the event the building roof is replaced by the borrower during the term of the loan. In such event, upon 20 days written notice and provided no event of default exists, the lender shall adjust the amount of the monthly replacement account deposit to reflect an amount equal to the recommendation of The LJM Group, Inc. pursuant to the Property Condition Report dated December 29, 2006, Project No. 06.01.0669 at Section V, Replacement Reserve Analysis, pages 21 and 22, less the cost of the recommendation allocated to the roof.

(31)	Rite Aid – Crestline	The related borrower will be required to make monthly payments for taxes, insurance, capital expenditures and tenant improvements and leasing commissions upon certain events described in the mortgage loan documentation. The principal has guaranteed the monthly payment of reserves for taxes, insurance, capital expenditures and tenant improvements and leasing commissions from closing until such time as the related borrower is required to commence making monthly payments of such reserves.

(32)	Brassworks Apartments	U/W Net Cash Flow and U/W NCF DSCR were calculated based on projected increases in parking revenue. The amount of $167,000, representing proceeds allocable to the net cash flow differential between the current net cash flow and the anticipated net cash flow resulting from the projected increases in parking revenue, was escrowed at the closing of the mortgage loan. The amount of $167,000 is required to be released to the related borrower upon satisfaction of certain requirements as indicated in the mortgage loan documentation, including but not limited to the achievement of parking revenue equal to no less than $3,542 per month for three consecutive months.

12

ANNEX B

CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       ANNEX B-1

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2

Capitalized terms used on this Annex B have the meanings assigned thereto in the
Glossary to the accompanying Offering Prospectus.

CONTROL   FOOTNOTE                       PROPERTY                                    CUT-OFF DATE   UTILITIES PAID
   NO.       NO.                           NAME                         COUNTY        BALANCE ($)      BY TENANT
------------------------------------------------------------------------------------------------------------------

    3                Bethany Maryland Portfolio II                  Various           185,000,000   Yes
   3A1               Seasons at Bel Air Apartments                  Harford                         Yes
   3A2               Coopers Crossing Apartments                    Prince Georges                  Yes
   3A3      (1)      Henson Creek Apartments                        Prince Georges                  Yes
                     Lembi Trophy Portfolio                         Various           103,300,000   Yes
    8A               Lembi Trophy Portfolio 1                       San Francisco      73,620,000   Yes
   8A1               645 Stockton Street                            San Francisco                   Yes
   8A2               2677 Larkin Street                             San Francisco                   Yes
   8A3               1340-1390 Taylor Street                        San Francisco                   Yes
   8A4               1401 Jones Street and 1320 Washington Street   San Francisco                   Yes
   8A5               78 Buchanan Street                             San Francisco                   Yes
   8A6               1290 20th Avenue and 1844 Irving Street        San Francisco                   Yes
   8A7               500 Stanyan Street                             San Francisco                   Yes
   8A8               1870 Pacific Avenue                            San Francisco                   Yes
    8B      (2)      Lembi Trophy Portfolio 2                       San Francisco      18,770,000   Yes
   8B1               2095-2099 Market Street/215 Church Street      San Francisco                   Yes
   8B2               2073-2079 Market Street                        San Francisco                   Yes
   8B3               233-241 Church Street                          San Francisco                   Yes
   8B4               252-258 Church Street                          San Francisco                   Yes
    8C               950 Franklin Street                            San Francisco       9,080,000   Yes
    8D      (3)      1461-1465 Burlingame Avenue                    San Mateo           1,830,000   Yes
    21      (4)      Briarwood Apartments                           Prince Georges     33,000,000   Yes
    27               Campus Commons                                 Whitman            24,600,000   Yes
    30               Shiloh Valley Overlook Apartments              Cobb               22,400,000   Yes
    34               Christina Mills Apartments                     New Castle         20,000,000   Yes
    35      (5)      Sea Air                                        Sussex             20,000,000   Yes
    36               Villages of Cinnamon Creek                     Bexar              20,000,000   Yes
    38               Crossings on the Marsh                         Denton             17,600,000   Yes
    39               High Point                                     Kent               17,500,000   Yes
    48      (6)      Del Nido Apartments                            Sonoma             14,500,000   Yes
    50               Nob Hill Apartments                            Orange             13,700,000   Yes
    52               Highlands at Galloway Apartments               Dallas             12,920,000   Yes
    55               Garden Estates Apartments                      Riverside          11,250,000   Yes
    62               Eagle Rock Apartments                          Spokane             9,500,000   Yes
    65               Hickory Glen                                   Sangamon            9,000,000   Yes
    69               Carlton Court                                  Dallas              8,150,000   Yes
    71               Hillcrest Apartments                           McHenry             7,870,000   Yes
    72               Crescent Cove III                              Weld                7,220,000   Yes
    73               San Marcos Apartments                          Harris              7,040,000   Yes
    74               Ashton Ridge Apartments                        Gregg               7,000,000   Yes
    76               Canyonwood Apartments                          San Diego           6,670,000   Yes
    78               Glen Oaks Apartments                           Dallas              6,450,000   Yes
    80               Hunter Chase Apartments                        Tarrant             6,330,000   Yes
    85               Green Acres                                    Potter              5,957,628   Yes
    86               Sunnyview Apartments                           Oklahoma            5,920,000   Yes
    87      (7)      Bachman Oaks                                   Dallas              5,800,000   Yes
    88               Silver Maples Apartments                       Brazoria            5,610,000   Yes
    89               Georgetown Apartments                          Pulaski             5,600,000   Yes
    92               Wellington Place Apartments                    Dallas              5,238,765   Yes
    97               North Huntington Hills Apartments              Gregg               4,705,000   Yes
   100               Chase Crossing Apartments                      Dallas              4,600,000   Yes
   107               Lookout Ridge Apartments                       Bell                4,200,000   Yes
   109               Pollyanna Apartments                           Bexar               4,160,000   Yes
   112      (8)      Watermarke at Lake Highlands                   Dallas              4,100,000   Yes
   114               Sandwich Manor Apartments                      DeKalb              4,080,000   No
   116               Azalea Park Apartments                         Durham              4,000,000   Yes
   117               Sandridge Apartments                           Lincoln             3,989,000   Yes
   118               Spring Pine Apartments                         Harris              3,925,000   Yes
   131               Williamsburg Apartments                        Wayne               3,400,000   Yes
   136      (9)      Brazos Park                                    Tarrant             2,941,000   Yes
   138               Apple Run Apartments                           Franklin            2,840,000   Yes
   143               Oak View Apartments                            Spartanburg         2,747,733   Yes
   146               Regency Apartments                             Jefferson           2,660,000   Yes
   164               Walnut Valley Park                             Kanawha             1,698,756   Yes
   166               Brassworks Apartments                          Philadelphia        1,260,000   Yes

CONTROL                    UTILITIES PAID               # OF   AVG. RENT   MAX. RENT    # OF      AVG. RENT     MAX. RENT
   NO.                       BY TENANT                  PADS   PADS ($)     PADS ($)   STUDIOS   STUDIOS ($)   STUDIOS ($)
--------------------------------------------------------------------------------------------------------------------------

    3     Various                                          0           0           0         0             0             0
   3A1    Electric, Gas, Water, Sewer                      0           0           0         0             0             0
   3A2    Electric, Gas                                    0           0           0         0             0             0
   3A3    Electric, Gas                                    0           0           0         0             0             0
          Various                                          0           0           0       116         1,113         1,895
    8A    Electric, Gas                                    0           0           0        57         1,134         1,895
   8A1    Electric, Gas                                    0           0           0         9           727         1,895
   8A2    Electric, Gas                                    0           0           0         1           503           503
   8A3    Electric, Gas                                    0           0           0         1         1,550         1,550
   8A4    Electric, Gas                                    0           0           0         7         1,165         1,550
   8A5    Electric, Gas                                    0           0           0         6         1,198         1,550
   8A6    Electric, Gas                                    0           0           0        22         1,191         1,395
   8A7    Electric, Gas                                    0           0           0         8         1,272         1,550
   8A8    Electric, Gas                                    0           0           0         3         1,436         1,675
    8B    Electric, Gas                                    0           0           0        31          1042          1350
   8B1    Electric, Gas                                    0           0           0         0             0             0
   8B2    Electric, Gas                                    0           0           0        31         1,042         1,350
   8B3    Electric, Gas                                    0           0           0         0             0             0
   8B4    Electric, Gas                                    0           0           0         0             0             0
    8C    Electric, Gas                                    0           0           0        28         1,146         1,425
    8D    Electric, Gas                                    0           0           0         0             0             0
    21    Electric                                         0           0           0         0             0             0
    27    Electric, Gas                                    0           0           0         0             0             0
    30    Electric, Gas, Water                             0           0           0         0             0             0
    34    Electric, Gas                                    0           0           0         0             0             0
    35    Electric, Gas, Sewer                           370         368         383         0             0             0
    36    Electric, Gas                                    0           0           0        71           431           824
    38    Electric, Water, Sewer                           0           0           0         0             0             0
    39    Electric, Gas                                  411         360         721         0             0             0
    48    Electric, Gas                                    0           0           0         0             0             0
    50    Electric                                         0           0           0         0             0             0
    52    Electric, Water, Sewer                           0           0           0         0             0             0
    55    Electric                                         0           0           0       153           609           690
    62    Electric                                         0           0           0         0             0             0
    65    Electric, Water, Sewer                           0           0           0        35         1,341         1,486
    69    Electric, Water, Sewer                           0           0           0         0             0             0
    71    Electric                                         0           0           0         0             0             0
    72    Electric                                         0           0           0         0             0             0
    73    Electric, Water, Sewer                           0           0           0         0             0             0
    74    Electric, Water, Sewer                           0           0           0         0             0             0
    76    Electric, Gas                                    0           0           0         2         1,050         1,050
    78    Electric, Water, Sewer                           0           0           0         0             0             0
    80    Electric                                         0           0           0         0             0             0
    85    Electric                                         0           0           0         0             0             0
    86    Electric                                         0           0           0         0             0             0
    87    Electric                                         0           0           0         0             0             0
    88    Water                                            0           0           0         0             0             0
    89    Electric                                         0           0           0         0             0             0
    92    Electric                                         0           0           0        36           425           465
    97    Electric, Water                                  0           0           0         0             0             0
   100    Electric, Gas, Water, Sewer                      0           0           0         0             0             0
   107    Electric, Water                                  0           0           0         0             0             0
   109    Electric, Water, Sewer                           0           0           0         1           410           410
   112    Electric                                         0           0           0         0             0             0
   114    N/A                                              0           0           0         0             0             0
   116    Electric                                         0           0           0         0             0             0
   117    Electric                                         0           0           0         0             0             0
   118    Electric, Water, Sewer                           0           0           0         0             0             0
   131    Electric                                         0           0           0         0             0             0
   136    Electric, Water, Sewer                           0           0           0         0             0             0
   138    Electric                                         0           0           0        19           327           349
   143    Electric, Gas                                    0           0           0         0             0             0
   146    Electric                                         0           0           0         0             0             0
   164    Electric, Gas (Dalewood only), Water, Sewer    135         159         165         0             0             0
   166    Electric, Gas                                    0           0           0         0             0             0

CONTROL    # OF 1      AVG. RENT         MAX. RENT      # OF 2       AVG. RENT       MAX. RENT       # OF 3      AVG. RENT
   NO.    BEDROOMS   1 BEDROOMS ($)   1 BEDROOMS ($)   BEDROOMS   2 BEDROOMS ($)   2 BEDROOMS ($)   BEDROOMS   3 BEDROOMS ($)
-----------------------------------------------------------------------------------------------------------------------------

    3          619              718            1,040      1,098              930            1,275        192            1,070
   3A1         228              530              930        504              840            1,155          0                0
   3A2         264              844            1,040        384              990            1,275         79            1,041
   3A3         127              842            1,023        210            1,021            1,220        113            1,089
               257            1,701            3,500         33            2,354            4,500          6            2,780
    8A         223            1,740            3,500         30            2,422            4,500          4            2,730
   8A1          53            1,487            2,150          7            1,853            2,750          1            8,000
   8A2          24            2,536            3,400          8            3,256            4,500          0                0
   8A3          24            2,273            3,500          8            2,611            3,700          2            2,595
   8A4          28            1,541            1,995          0                0                0          1            3,000
   8A5          29            1,617            2,395          1            1,832            1,832          0                0
   8A6          16            1,241            1,575          0                0                0          0                0
   8A7          22            1,532            1,895          6            1,960            2,250          0                0
   8A8          27            1,834            2,750          0                0                0          0                0
    8B           9             1320            1,895          2             1623             1650          2             2854
   8B1           0                0                0          0                0                0          0                0
   8B2           1            1,050            1,050          0                0                0          0                0
   8B3           8            1,354            1,895          0                0                0          0                0
   8B4           0                0                0          2            1,623            1,650          2            2,854
    8C          25            1,503            2,150          1            1,850            1,850          0                0
    8D           0                0                0          0                0                0          0                0
    21         186              974            1,045        123            1,128            1,260         21            1,364
    27          48              521              600        108              821              950          0                0
    30         106              804              883        166            1,020            1,300         28            1,158
    34         132              868            1,036         96            1,065            1,369          0                0
    35           0                0                0          0                0                0          0                0
    36          49              614              824         36              900            1,228        192              940
    38         214              719              880         90              877              975          0                0
    39           0                0                0          0                0                0          0                0
    48          58              575              725        148              448              795          0                0
    50          64              656              880        113              817              980         15              945
    52         125              683              775        120              870              955          8            1,100
    55          47              719              775          0                0                0          0                0
    62          68              549              675        123              651              765         19              919
    65          86            2,045            2,447          8            2,466            2,466          0                0
    69         124              509              535        112              720              775         34              874
    71          48              211              696         30              290              809         10              283
    72          54              567              670         58              681              780          8              729
    73         202              355              633        178              458              633          0                0
    74         168              407              460        176              482              590          0                0
    76          37            1,225            1,350          2            1,525            1,550          0                0
    78          32              606              650        100              812              899          0                0
    80          88              534              695         99              725              865         20              943
    85          94              402              525          0                0                0        100              553
    86         107              402              479        117              524              614          0                0
    87         132              538              690         76              680              869          0                0
    88          52              585              695         90              694              825         10              861
    89          58              475              500         98              619              725          0                0
    92          80              493              628         48              702              775          0                0
    97         136              377              417         64              511              635         12              606
   100         142              545              875         23              787              845          0                0
   107          96              479              545         47              581              650          0                0
   109         122              412              489         53              529              616          0                0
   112          24              470              525         70              593              850         20              614
   114          89              232              597          1              750              750          0                0
   116          24              469              520         56              583              695         28              723
   117          48              504             1055         40              544              640          8              650
   118          50              506              550         44              602              660         42              667
   131           2              473              480        112              493              575          0                0
   136          38              562              635         40              685              760         24              846
   138          78              424              449         37              541              569          0                0
   143           0                0                0        106              503              503          0                0
   146          72              390              405         56              475              500          0                0
   164           0                0                0          0                0                0          0                0
   166          11             1057             1260          1             1150             1150          0                0

CONTROL     MAX. RENT       # OF 4       AVG. RENT        MAX. RENT     # OF COMMERCIAL        AVG. RENT
   NO.    3 BEDROOMS ($)   BEDROOMS   4 BEDROOMS ($)   4 BEDROOMS ($)        UNITS        COMMERCIAL UNITS ($)
--------------------------------------------------------------------------------------------------------------

    3              1,375          0                0                0                 2                  1,850
   3A1                 0          0                0                0                 0                      0
   3A2             1,325          0                0                0                 0                      0
   3A3             1,375          0                0                0                 2                  1,850
                   3,216          1            2,183            2,183                24                  5,202
    8A             3,216          0                0                0                 1                 11,995
   8A1             8,000          0                0                0                 0                      0
   8A2                 0          0                0                0                 0                      0
   8A3             3,216          0                0                0                 0                      0
   8A4             3,000          0                0                0                 0                      0
   8A5                 0          0                0                0                 0                      0
   8A6                 0          0                0                0                 1                 11,995
   8A7                 0          0                0                0                 0                      0
   8A8                 0          0                0                0                 0                      0
    8B              2975          1             2183             2183                17                   5360
   8B1                 0          0                0                0                10                  5,597
   8B2                 0          0                0                0                 5                  4,500
   8B3                 0          0                0                0                 2                  6,325
   8B4             2,975          1            2,183            2,183                 0                      0
    8C                 0          0                0                0                 3                  2,583
    8D                 0          0                0                0                 3                  4,667
    21             1,385          0                0                0                 0                      0
    27                 0        178              845            1,250                 0                      0
    30             1,166          0                0                0                 0                      0
    34                 0          0                0                0                 0                      0
    35                 0          0                0                0                 0                      0
    36             1,294          0                0                0                 0                      0
    38                 0          0                0                0                 0                      0
    39                 0          0                0                0                 0                      0
    48                 0          0                0                0                 0                      0
    50               980          0                0                0                 0                      0
    52             1,205          0                0                0                 0                      0
    55                 0          0                0                0                 0                      0
    62             1,200          0                0                0                 0                      0
    65                 0          0                0                0                 0                      0
    69               904          0                0                0                 0                      0
    71               592          0                0                0                 0                      0
    72               735          0                0                0                 0                      0
    73                 0          0                0                0                 0                      0
    74                 0          0                0                0                 0                      0
    76                 0          0                0                0                 0                      0
    78                 0          0                0                0                 0                      0
    80               975          0                0                0                 0                      0
    85               650          0                0                0                 0                      0
    86                 0          0                0                0                 0                      0
    87                 0          0                0                0                 0                      0
    88               885          0                0                0                 0                      0
    89                 0          0                0                0                 0                      0
    92                 0          0                0                0                 0                      0
    97               695          0                0                0                 0                      0
   100                 0          0                0                0                 0                      0
   107                 0          0                0                0                 0                      0
   109                 0          0                0                0                 0                      0
   112               850          0                0                0                 0                      0
   114                 0          0                0                0                 0                      0
   116               800          0                0                0                 0                      0
   117               670          0                0                0                 0                      0
   118               725          0                0                0                 0                      0
   131                 0          0                0                0                 0                      0
   136               965          0                0                0                 0                      0
   138                 0          0                0                0                 0                      0
   143                 0          0                0                0                 0                      0
   146                 0          0                0                0                 0                      0
   164                 0          0                0                0                 0                      0
   166                 0          0                0                0                 0                      0

CONTROL       MAX. RENT                     TOTAL
   NO.    COMMERCIAL UNITS ($)   ELEVATOR   UNITS
-------------------------------------------------

    3                    1,900   No          1909
   3A1                       0   No           732
   3A2                       0   No           727
   3A3                   1,900   No           450
                        27,000   Various      437
    8A                  11,995   Various      315
   8A1                       0   Yes           70
   8A2                       0   Yes           33
   8A3                       0   No            35
   8A4                       0   Yes           36
   8A5                       0   Yes           36
   8A6                  11,995   Yes           39
   8A7                       0   Yes           36
   8A8                       0   Yes           30
    8B                  27,000   No            62
   8B1                  27,000   No            10
   8B2                   6,700   No            37
   8B3                   7,200   No            10
   8B4                       0   No             5
    8C                   4,300   Yes           57
    8D                   5,650   No             3
    21                       0   No           330
    27                       0   No           334
    30                       0   No           300
    34                       0   No           228
    35                       0   No           527
    36                       0   No           348
    38                       0   No           304
    39                       0   No           411
    48                       0   No           206
    50                       0   No           192
    52                       0   No           253
    55                       0   No           200
    62                       0   No           210
    65                       0   Yes          129
    69                       0   No           270
    71                       0   No            88
    72                       0   No           120
    73                       0   No           380
    74                       0   No           344
    76                       0   No            41
    78                       0   No           132
    80                       0   No           207
    85                       0   No           194
    86                       0   No           224
    87                       0   No           208
    88                       0   No           152
    89                       0   No           156
    92                       0   No           164
    97                       0   No           212
   100                       0   No           165
   107                       0   No           143
   109                       0   No           176
   112                       0   No           114
   114                       0   Yes           90
   116                       0   No           108
   117                       0   No            96
   118                       0   No           136
   131                       0   No           114
   136                       0   No           102
   138                       0   No           134
   143                       0   No           106
   146                       0   No           128
   164                       0   N/A          135
   166                       0   No            12

Annex B Footnotes

Property Name		Note
(1)	Henson Creek Apartments	The property contains a new cell phone tower and recently signed long-term leases with Sprint and T-Mobile which results in an annual income of approximately $48,000.
(2)	Lembi Trophy Portfolio 2	The 2095−2099 Market Street/215 Church Street Mortgaged Property is comprised of ten units, each of which is currently occupied and utilized as commercial space, per the rent roll dated January 3, 2007.
(3)	1461−1465 Burlingame Avenue	The 1461−1465 Burlingame Avenue Mortgaged Property is comprised of three units, each of which is currently occupied and utilized as commercial space, per the rent roll dated January 3, 2007.
(4)	Briarwood Apartments	The property has been undergoing renovations to improve all units. It has thus completed 80% with 20% or 64 units to be completed over the next two years as tenants roll. As of February 2007, there is only one unit currently undergoing renovations.
(5)	Sea Air	The Subject is comprised of a total of 527 pads, including 370 manufactured housing (‘‘MH’’) sites and 157 seasonal recreational vehicle (‘‘RV’’) sites. The seasonal RV sites are rented for only 6 months of the year. As such, the annual market rent for the sites was based on the market rent as of the May 2006 rent roll of $490 allocated over a 12 month period, which equates to a market rent of $245 per year per RV pad.
(6)	Del Nido Apartments	Yes—California Tax Credit Allocation Committee (the owner is able to avoid taxes on the porperty by renting only to tenants that fall below a certain income level)
(7)	Bachman Oaks	The property currently does not pay ad valorem real estate taxes. It is owned by a 501C3 Non-Profit organization that receives a 100% tax abatement in return for leasing its units to tenants who earn 80% or less of the Dallas MSA Area Median Income, which is $54,407.
(8)	Watermarke at Lake Highlands	The property currently does not pay ad valorem real estate taxes. It is owned by a 501C3 Non-Profit organization that receives a 100% tax abatement in return for leasing its units to tenants who earn 80% or less of the Dallas MSA Area Median Income, which is $54,407.
(9)	Brazos Park	The property currently does not pay ad valorem real estate taxes. It is owned by a 501C3 Non-Profit organization that receives a 100% tax abatement in return for leasing its units to tenants who earn 80% or less of the Dallas MSA Area Median Income, which is $54,407.

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C-1

PRICE/YIELD TABLES

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C-2

DECREMENT TABLES

[THIS PAGE INTENTIONALLY LEFT BLANK]

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100%      100%      100%      100%      100%
April 2008.........................     90        90        90        90        90
April 2009.........................     78        78        78        78        78
April 2010.........................     54        54        54        54        54
April 2011.........................     17        17        17        17        17
April 2012 and thereafter..........      0         0         0         0         0
Weighted Average Life (in years)...   2.84      2.83      2.82      2.82      2.81

                                   ANNEX C-2-1

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100%      100%      100%      100%       100%
April 2008.........................    100       100       100       100        100
April 2009.........................    100       100       100       100        100
April 2010.........................    100       100       100       100        100
April 2011.........................    100       100       100       100        100
April 2012 and thereafter..........      0         0         0         0          0
Weighted Average Life (in years)...   4.72      4.71      4.69      4.66       4.46

                                   ANNEX C-2-2

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-AB CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                  OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100%      100%      100%      100%      100%
April 2008.........................    100       100       100       100       100
April 2009.........................    100       100       100       100       100
April 2010.........................    100       100       100       100       100
April 2011.........................    100       100       100       100       100
April 2012.........................     99        99        99        99        99
April 2013.........................     81        81        81        81        81
April 2014.........................     57        57        57        57        57
April 2015.........................     36        36        36        36        36
April 2016.........................     11        11        11        11        11
April 2017 and thereafter..........      0         0         0         0         0
Weighted Average Life (in years)...   7.32      7.31      7.31      7.31      7.29

                                   ANNEX C-2-3

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100%      100%      100%      100%      100%
April 2008.........................    100       100       100       100       100
April 2009.........................    100       100       100       100       100
April 2010.........................    100       100       100       100       100
April 2011.........................    100       100       100       100       100
April 2012.........................    100       100       100       100       100
April 2013.........................    100       100       100       100       100
April 2014.........................    100       100       100       100       100
April 2015.........................    100       100       100       100       100
April 2016.........................    100       100       100       100       100
April 2017 and thereafter..........      0         0         0         0         0
Weighted Average Life (in years)...   9.72      9.70      9.66      9.62      9.39

                                   ANNEX C-2-4

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1A CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................    100%      100%      100%      100%      100%
April 2008.........................    100       100       100       100       100
April 2009.........................    100       100       100       100       100
April 2010.........................    100       100       100       100       100
April 2011.........................    100       100       100       100       100
April 2012.........................     82        82        82        82        82
April 2013.........................     81        81        81        81        81
April 2014.........................     51        51        51        51        51
April 2015.........................     51        51        51        51        51
April 2016.........................     50        50        50        50        50
April 2017 and thereafter..........      0         0         0         0         0
Weighted Average Life (in years)...   7.96      7.96      7.94      7.91      7.73

                                   ANNEX C-2-5

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-M CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................    100%      100%      100%      100%      100%
April 2008 ........................    100       100       100       100       100
April 2009 ........................    100       100       100       100       100
April 2010 ........................    100       100       100       100       100
April 2011 ........................    100       100       100       100       100
April 2012 ........................    100       100       100       100       100
April 2013 ........................    100       100       100       100       100
April 2014 ........................    100       100       100       100       100
April 2015 ........................    100       100       100       100       100
April 2016 ........................    100       100       100       100       100
April 2017 and thereafter .........      0         0         0         0         0
Weighted Average Life (in years) ..   9.92      9.90      9.88      9.86      9.64

                                   ANNEX C-2-6

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-J CERTIFICATES

                                   0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                             OTHERWISE AT INDICATED CPR
                                   -----------------------------------------------
DISTRIBUTION DATE                  0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
--------------------------------   ------   -------   -------   -------   --------

Initial Percentage .............     100%      100%      100%      100%      100%
April 2008 .....................     100       100       100       100       100
April 2009 .....................     100       100       100       100       100
April 2010 .....................     100       100       100       100       100
April 2011 .....................     100       100       100       100       100
April 2012 .....................     100       100       100       100       100
April 2013 .....................     100       100       100       100       100
April 2014 .....................     100       100       100       100       100
April 2015 .....................     100       100       100       100       100
April 2016 .....................     100       100       100       100       100
April 2017 and thereafter ......       0         0         0         0         0
Weighted Average Life
   (in years) ..................    9.93      9.93      9.93      9.93      9.72

                                   ANNEX C-2-7

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                   0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                             OTHERWISE AT INDICATED CPR
                                   -----------------------------------------------
DISTRIBUTION DATE                  0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
--------------------------------   ------   -------   -------   -------   --------

Initial Percentage .............     100%      100%      100%      100%      100%
April 2008 .....................     100       100       100       100       100
April 2009 .....................     100       100       100       100       100
April 2010 .....................     100       100       100       100       100
April 2011 .....................     100       100       100       100       100
April 2012 .....................     100       100       100       100       100
April 2013 .....................     100       100       100       100       100
April 2014 .....................     100       100       100       100       100
April 2015 .....................     100       100       100       100       100
April 2016 .....................     100       100       100       100       100
April 2017 and thereafter ......       0         0         0         0         0
Weighted Average Life
   (in years) ..................    9.93      9.93      9.93      9.93      9.77

                                   ANNEX C-2-8

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                   0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                             OTHERWISE AT INDICATED CPR
                                   -----------------------------------------------
DISTRIBUTION DATE                  0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
--------------------------------   ------   -------   -------   -------   --------

Initial Percentage .............     100%      100%      100%      100%      100%
April 2008 .....................     100       100       100       100       100
April 2009 .....................     100       100       100       100       100
April 2010 .....................     100       100       100       100       100
April 2011 .....................     100       100       100       100       100
April 2012 .....................     100       100       100       100       100
April 2013 .....................     100       100       100       100       100
April 2014 .....................     100       100       100       100       100
April 2015 .....................     100       100       100       100       100
April 2016 .....................     100       100       100       100       100
April 2017 and thereafter ......       0         0         0         0         0
Weighted Average Life
   (in years) ..................    9.93      9.93      9.93      9.93      9.77

                                   ANNEX C-2-9

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                   0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                             OTHERWISE AT INDICATED CPR
                                   -----------------------------------------------
DISTRIBUTION DATE                  0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
--------------------------------   ------   -------   -------   -------   --------

Initial Percentage .............     100%      100%      100%      100%      100%
April 2008 .....................     100       100       100       100       100
April 2009 .....................     100       100       100       100       100
April 2010 .....................     100       100       100       100       100
April 2011 .....................     100       100       100       100       100
April 2012 .....................     100       100       100       100       100
April 2013 .....................     100       100       100       100       100
April 2014 .....................     100       100       100       100       100
April 2015 .....................     100       100       100       100       100
April 2016 .....................     100       100       100       100       100
April 2017 and thereafter ......       0         0         0         0         0
Weighted Average Life
   (in years) ..................    9.93      9.93      9.93      9.93      9.85

                                  ANNEX C-2-10

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                   0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                             OTHERWISE AT INDICATED CPR
                                   -----------------------------------------------
DISTRIBUTION DATE                  0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
--------------------------------   ------   -------   -------   -------   --------

Initial Percentage .............     100%      100%      100%      100%      100%
April 2008 .....................     100       100       100       100       100
April 2009 .....................     100       100       100       100       100
April 2010 .....................     100       100       100       100       100
April 2011 .....................     100       100       100       100       100
April 2012 .....................     100       100       100       100       100
April 2013 .....................     100       100       100       100       100
April 2014 .....................     100       100       100       100       100
April 2015 .....................     100       100       100       100       100
April 2016 .....................     100       100       100       100       100
April 2017 and thereafter ......       0         0         0         0         0
Weighted Average Life
   (in years) ..................    9.93      9.93      9.93      9.93      9.85

                                   ANNEX C-2-11

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES

                                   0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                             OTHERWISE AT INDICATED CPR
                                   -----------------------------------------------
DISTRIBUTION DATE                  0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
--------------------------------   ------   -------   -------   -------   --------

Initial Percentage .............     100%      100%      100%      100%      100%
April 2008 .....................     100       100       100       100       100
April 2009 .....................     100       100       100       100       100
April 2010 .....................     100       100       100       100       100
April 2011 .....................     100       100       100       100       100
April 2012 .....................     100       100       100       100       100
April 2013 .....................     100       100       100       100       100
April 2014 .....................     100       100       100       100       100
April 2015 .....................     100       100       100       100       100
April 2016 .....................     100       100       100       100       100
April 2017 .....................      21         0         0         0         0
April 2018 and thereafter ......       0         0         0         0         0
Weighted Average Life
   (in years) ..................    9.95      9.93      9.93      9.93      9.86

                                  ANNEX C-2-12

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

[THIS PAGE INTENTIONALLY LEFT BLANK]

[LaSalle Bank LOGO]                     LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2     Statement Date:   17-May-07
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:     17-May-07
                                                    SERIES 2007-C2                   Prior Payment:          N/A
135 S. LaSalle Street, Suite 1625                                                    Next Payment:     18-Jun-07
Chicago, IL 60603                                                                    Record Date:      30-Apr-07
USA

Administrator:                                      ABN AMRO ACCT:                   Analyst:
                                         REPORTING PACKAGE TABLE OF CONTENTS         Patrick Gong 714.259.6253
                                                                             patrick.gong@abnamro.com

Issue Id:                 LUBS07C2

Monthly Data File Name:   LUBS07C2_200705_3.ZIP

                                                          Page(s)
                                                         ---------
Statements to Certificateholders                         Page 2
Cash Recon                                               Page 3
Bond Interest Reconciliation                             Page 4
Bond Interest Reconciliation                             Page 5
Shortfall Summary Report                                 Page 6
Asset-Backed Facts ~ 15 Month Loan Status Summary        Page 7
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary   Page 8
Mortgage Loan Characteristics                            Page 9-11
Delinquent Loan Detail                                   Page 12
Loan Level Detail                                        Page 13
Realized Loss Detail                                     Page 14
Collateral Realized Loss                                 Page 15
Appraisal Reduction Detail                               Page 16
Material Breaches Detail                                 Page 17
Historical Collateral Prepayment                         Page 18
Specially Serviced (Part I) - Loan Detail                Page 19
Specially Serviced (Part II) - Servicer Comments         Page 20
Summary of Loan Maturity Extensions                      Page 21
Rating Information                                       Page 22
Other Related Information                                Page 23

Closing Date:

First Payment Date:   17-May-2007

Rated Final Payment Date:

Determination Date:

                             Trust Collection Period

                           PARTIES TO THE TRANSACTION

              Depositor: Structured Asset Securities Corporation II

              Master Servicer: Wachovia Bank, National Association

          Rating Agency: Fitch, Inc./Standard & Poor's Rating Services

                      Special Servicer: LNR Partners, Inc.

       Underwriter: Lehman Brothers Inc./UBS Global Asset Management (US)
                     Inc./Countrywide Securities Corporation

       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES

LaSalle Web Site      www.etrustee.net
Servicer Web Site     www.wachovia.com
LaSalle Factor Line   800.246.5761

                                                                    PAGE 1 OF 23

[LaSalle Bank LOGO]                     LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2     Statement Date:   17-May-07
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:     17-May-07
                                                    SERIES 2007-C2                   Prior Payment:          N/A
                                                                                     Next Payment:     18-Jun-07
                                                                                     Record Date:      30-Apr-07

                                 ABN AMRO ACCT:

                                                                                                                 PASS-THROUGH
CLASS      ORIGINAL      OPENING   PRINCIPAL     PRINCIPAL      NEGATIVE     CLOSING    INTEREST     INTEREST        RATE
CUSIP   FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT(2)   ADJUSTMENT   NEXT RATE(3)
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------

                                                               Total P&I Payment

Notes:

(1)  N denotes notional balance not included in total

(2)  Accrued Interest Plus/Minus Interest Adjustment Minus Deferred Interest
     equals Interest Payment

(3)  Estimated.

*    Denotes Controlling Class

                                                                    PAGE 2 OF 23

[LaSalle Bank LOGO]                     LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2     Statement Date:   17-May-07
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:     17-May-07
                                                    SERIES 2007-C2                   Prior Payment:          N/A
                                                                                     Next Payment:     18-Jun-07
                                                                                     Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                           CASH RECONCILIATION SUMMARY

                                INTEREST SUMMARY

Current Scheduled Interest                                                  0.00
Less Deferred Interest                                                      0.00
Less PPIS Reducing Scheduled Int                                            0.00
Plus Gross Advance Interest                                                 0.00
Less ASER Interest Adv Reduction                                            0.00
Less Other Interest Not Advanced                                            0.00
Less Other Adjustment                                                       0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
UNSCHEDULED INTEREST:
Prepayment Penalties                                                        0.00
Yield Maintenance Penalties                                                 0.00
Other Interest Proceeds                                                     0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
Less Fee Paid To Servicer                                                   0.00
Less Fee Strips Paid by Servicer                                            0.00
LESS FEES & EXPENSES PAID BY/TO SERVICER
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Interest Due Serv on Advances                                               0.00
Non Recoverable Advances                                                    0.00
Misc. Fees & Expenses                                                       0.00
--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses                                           0.00
--------------------------------------------------------------------------------
Total Interest Due Trust                                                    0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
Trustee Fee                                                                 0.00
Fee Strips                                                                  0.00
Misc. Fees                                                                  0.00
Interest Reserve Withholding                                                0.00
Plus Interest Reserve Deposit                                               0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------

                                PRINCIPAL SUMMARY

SCHEDULED PRINCIPAL:
Current Scheduled Principal                                                 0.00
Advanced Scheduled Principal                                                0.00
--------------------------------------------------------------------------------
Scheduled Principal                                                         0.00
--------------------------------------------------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                                                                0.00
Prepayments in Full                                                         0.00
Liquidation Proceeds                                                        0.00
Repurchase Proceeds                                                         0.00
Other Principal Proceeds                                                    0.00
--------------------------------------------------------------------------------
Total Unscheduled Principal                                                 0.00
--------------------------------------------------------------------------------
Remittance Principal                                                        0.00
Remittance P&I Due Trust                                                    0.00
Remittance P&I Due Certs                                                    0.00

                              POOL BALANCE SUMMARY

                                                                 Balance   Count
                                                                 -------   -----
Beginning Pool                                                     0.00      0
Scheduled Principal                                                0.00      0
Unscheduled Principal                                              0.00      0
Deferred Interest                                                  0.00
Liquidations                                                       0.00      0
Repurchases                                                        0.00      0
Ending Pool                                                        0.00      0

                            Servicing Advance Summary

                                                                          Amount
                                                                          ------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
Ending Outstanding

                              SERVICING FEE SUMMARY

Current Servicing Fees                                                      0.00
Plus Fees Advanced for PPIS                                                 0.00
Less Reduction for PPIS                                                     0.00
Plus Delinquent Servicing Fees                                              0.00
Total Servicing Fees                                                        0.00

                               CAP LEASE ACCRETION

Accretion Amt                                                               0.00
Distributable Interest                                                      0.00
Distributable Principal                                                     0.00

                                  PPIS SUMMARY

Gross PPIS                                                                  0.00
Reduced by PPIE                                                             0.00
Reduced by Shortfalls in Fees                                               0.00
Reduced by Other Amounts                                                    0.00
PPIS Reducing Scheduled Interest                                            0.00
PPIS Reducing Servicing Fee                                                 0.00
PPIS Due Certificate                                                        0.00

                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)

                                                            Principal   Interest
                                                            ---------   --------
Prior Outstanding                                              0.00       0.00
Plus Current Period                                            0.00       0.00
Less Recovered                                                 0.00       0.00
Less Non Recovered                                             0.00       0.00
Ending Outstanding                                             0.00       0.00

                                                                    PAGE 3 OF 23

[LaSalle Bank LOGO]                     LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2     Statement Date:   17-May-07
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:     17-May-07
                                                    SERIES 2007-C2                   Prior Payment:          N/A
                                                                                     Next Payment:     18-Jun-07
                                                                                     Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

                                                                                                                      Credit
                                                                                            Current   Remaining      Support
         Accrual            Pass-    Accrued     Total      Total   Distributable Interest  Period   Outstanding ----------------
      ------------ Opening Through Certificate  Interest  Interest   Certificate   Payment Shortfall   Interest           Current
Class Method  Days Balance   Rate   Interest   Additions Deductions   Interest     Amount  Recovery   Shorfalls  Original   (1)
---------------------------------------------------------------------------------------------------------------------------------

(1)  Determined as follows: (A) the ending balance of all the classes less (B)
     the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 4 OF 23

[LaSalle Bank LOGO]                     LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2     Statement Date:   17-May-07
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:     17-May-07
                                                    SERIES 2007-C2                   Prior Payment:          N/A
                                                                                     Next Payment:     18-Jun-07
                                                                                     Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

                                                 Additions                                Deductions
                        ------------------------------------------------------- -----------------------------
                          Prior    Interest
        Prior   Current  Interest  Accrual                             Other              Deferred & Interest Distributable Interest
      Interest Interest Shortfall  On Prior Prepayment    Yield      Interest   Allocable  Accretion   Loss    Certificate   Payment
Class Due Date Due Date    Due    Shortfall  Premiums  Maintenance Proceeds (1)    PPIS    Interest   Expense    Interest    Amount
------------------------------------------------------------------------------------------------------------------------------------

(1)  Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's
     Distributable Interest.

                                                                    PAGE 5 OF 23

[LaSalle Bank LOGO]                     LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2     Statement Date:   17-May-07
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:     17-May-07
                                                    SERIES 2007-C2                   Prior Payment:          N/A
                                                                                     Next Payment:     18-Jun-07
                                                                                     Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                          INTEREST ADJUSTMENTS SUMMARY

SHORTFALL ALLOCATED TO THE BONDS:
-----------------------------------------------------
Net Prepayment Int. Shortfalls Allocated to the Bonds                       0.00
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Legal Fees                                                                  0.00
Misc. Fees & Expenses Paid by/to Servicer                                   0.00
Interest Paid to Servicer on Outstanding Advances                           0.00
ASER Interest Advance Reduction                                             0.00
Interest Not Advanced (Current Period)                                      0.00
Recoup of Prior Advances by Servicer                                        0.00
Servicing Fees Paid Servicer on Loans Not Advanced                          0.00
Misc. Fees & Expenses Paid by Trust                                         0.00
Shortfall Due to Rate Modification                                          0.00
Other Interest Loss                                                         0.00
                                                                            ----
Total Shortfall Allocated to the Bonds                                      0.00
                                                                            ====

EXCESS ALLOCATED TO THE BONDS:
-----------------------------------------------------
Other Interest Proceeds Due the Bonds                                       0.00
Prepayment Interest Excess Due the Bonds                                    0.00
Interest Income                                                             0.00
Yield Maintenance Penalties Due the Bonds                                   0.00
Prepayment Penalties Due the Bonds                                          0.00
Recovered ASER Interest Due the Bonds                                       0.00
Recovered Interest Due the Bonds                                            0.00
ARD Excess Interest                                                         0.00
                                                                            ----
Total Excess Allocated to the Bonds                                         0.00
                                                                            ====

              AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS

Total Excess Allocated to the Bonds                                         0.00
Less Total Shortfall Allocated to the Bonds                                 0.00
                                                                            ----
Total Interest Adjustment to the Bonds                                      0.00
                                                                            ====

                                                                    PAGE 6 OF 23

[LaSalle Bank LOGO]       LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2     Statement Date:   17-May-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:     17-May-07
                                      SERIES 2007-C2                   Prior Payment:          N/A
                                                                       Next Payment:     18-Jun-07
                                                                       Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                           Delinquency Aging Categories
              -------------------------------------------------------------------------------
              Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months   Foreclosure        REO
Distribution  --------------  ---------------  ----------------  -------------  -------------
    Date        #    Balance    #     Balance   #     Balance      #   Balance    #   Balance
---------------------------------------------------------------------------------------------

6/16/2006        0     0.00      0      0.00      0        0        0   0.00       0    0.00
              0.00%    0.00%  0.00%     0.00%  0.00%    0.00%    0.00%  0.00%   0.00%   0.00%
3/17/2006        0     0.00      0      0.00      0        0        0   0.00       0    0.00
              0.00%    0.00%  0.00%     0.00%  0.00%    0.00%    0.00%  0.00%   0.00%   0.00%

                          Special Event Categories (1)
              ------------------------------------------------
              Modifications  Specially Serviced    Bankruptcy
Distribution  -------------  ------------------  -------------
    Date        #   Balance     #    Balance      #    Balance
--------------------------------------------------------------

6/16/2006        0    0.00        0   0.00          0   0.00
              0.00%   0.00%    0.00%  0.00%      0.00%  0.00%
3/17/2006        0    0.00        0   0.00          0   0.00
              0.00%   0.00%    0.00%  0.00%      0.00%  0.00%

(1)  Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
     the Appropriate Delinquency Aging Category

                                                                    PAGE 7 OF 23

[LaSalle Bank LOGO]       LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2     Statement Date:   17-May-07
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:     17-May-07
                                      SERIES 2007-C2                   Prior Payment:          N/A
                                                                       Next Payment:     18-Jun-07
                                                                       Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

              Ending Pool (1)    Payoffs (2)   Penalties  Appraisal Reduct. (2)  Liquidations (2)  Realized Losses (2)
Distribution  ---------------  --------------  ---------  ---------------------  ----------------  -------------------
    Date        #    Balance    #     Balance  #  Amount       #     Balance         #   Balance        #    Amount
----------------------------------------------------------------------------------------------------------------------

16-Jun-06       1       1         0       0    0     0            0      0            0      0            0      0
                               0.00%   0.00%                   0.00%  0.00%        0.00%  0.00%        0.00%  0.00%
17-Mar-06       1       1         0       0    0     0            0      0            0      0            0      0
                               0.00%   0.00%                   0.00%  0.00%        0.00%  0.00%        0.00%  0.00%

              Remaining Term  Curr Weighted Avg.
Distribution  --------------  ------------------
    Date        Life  Amort      Coupon  Remit
------------------------------------------------

16-Jun-06        0                0.00%  0.00%

17-Mar-06        0                0.00%  0.00%

(1)  Percentage based on pool as of cutoff.

(2)  Percentage based on pool as of beginning of period.

                                                                    PAGE 8 OF 23

[LaSalle Bank LOGO]                     LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2     Statement Date:   17-May-07
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:     17-May-07
                                                    SERIES 2007-C2                   Prior Payment:          N/A
                                                                                     Next Payment:     18-Jun-07
                                                                                     Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                    DISTRIBUTION OF PRINCIPAL BALANCES

                                                      Weighted Average
Current Scheduled    # of   Scheduled     % of    ------------------------
     Balance        Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                      0         0        0.00%
--------------------------------------------------------------------------

Average Schedule Balance    0

Maximum Schedule Balance

Minimum Schedule Balance

             DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

                                                      Weighted Average
Fully Amortizing     # of   Scheduled     % of    ------------------------
 Mortgage Loans     Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                      0         0        0.00%
--------------------------------------------------------------------------

                  DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                      Weighted Average
Current Mortgage     # of   Scheduled     % of    ------------------------
  Interest Rate     Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                      0         0        0.00%
--------------------------------------------------------------------------

Minimum Mortgage Interest Rate

Maximum Mortgage Interest Rate

                 DISTRIBUTION OF REMAINING TERM (BALLOON)

                                                      Weighted Average
     Balloon         # of   Scheduled     % of    ------------------------
 Mortgage Loans     Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                      0         0        0.00%
--------------------------------------------------------------------------

                                                                    PAGE 9 OF 23

[LaSalle Bank LOGO]                     LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2     Statement Date:   17-May-07
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:     17-May-07
                                                    SERIES 2007-C2                   Prior Payment:          N/A
                                                                                     Next Payment:     18-Jun-07
                                                                                     Record Date:      30-Apr-07

                              ABN AMRO ACCT:
                       MORTGAGE LOAN CHARACTERISTICS

                        DISTRIBUTION OF DSCR (PFY)

 Debt Service    # of    Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM     WAC    PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                   0         0        0.00%
-----------------------------------------------------------------------

Maximum DSCR   0.000

Minimum DSCR   0.000

                       DISTRIBUTION OF DSCR (CUTOFF)

 Debt Service    # of    Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM     WAC    PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                   0         0        0.00%
-----------------------------------------------------------------------

Maximum DSCR   0.000

Minimum DSCR   0.000

                          GEOGRAPHIC DISTRIBUTION

Geographic        # of   Scheduled     % of
 Location        Loans    Balance    Balance   WAMM     WAC    PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                   0         0        0.00%
-----------------------------------------------------------------------

                                                                   PAGE 10 OF 23

[LaSalle Bank LOGO]                     LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2     Statement Date:   17-May-07
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:     17-May-07
                                                    SERIES 2007-C2                   Prior Payment:          N/A
                                                                                     Next Payment:     18-Jun-07
                                                                                     Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                     DISTRIBUTION OF PROPERTY TYPES

                  # of   Scheduled    % of
Property Types   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                   0         0         0.00%
--------------------------------------------------------------------

                     DISTRIBUTION OF AMORTIZATION TYPE

                     # of   Scheduled     % of
Amortization Type   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                      0         0         0.00%
-----------------------------------------------------------------------

                     DISTRIBUTION OF LOAN SEASONING

                    # of   Scheduled     % of
Number of Months   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
----------------------------------------------------------------------

----------------------------------------------------------------------
                     0         0         0.00%
----------------------------------------------------------------------

                       DISTRIBUTION OF YEAR LOANS MATURING

                  # of   Scheduled     % of
Year             Loans    Balance    Balance   WAMM    WAC    PFY DSCR
----------------------------------------------------------------------
2007               0         0         0.00%     0    0.00%     0.00
2008               0         0         0.00%     0    0.00%     0.00
2009               0         0         0.00%     0    0.00%     0.00
2010               0         0         0.00%     0    0.00%     0.00
2011               0         0         0.00%     0    0.00%     0.00
2012               0         0         0.00%     0    0.00%     0.00
2013               0         0         0.00%     0    0.00%     0.00
2014               0         0         0.00%     0    0.00%     0.00
2015               0         0         0.00%     0    0.00%     0.00
2016               0         0         0.00%     0    0.00%     0.00
2017               0         0         0.00%     0    0.00%     0.00
2018 & Greater     0         0         0.00%     0    0.00%     0.00
----------------------------------------------------------------------
                   0         0         0.00%
----------------------------------------------------------------------

                                                                   PAGE 11 OF 23

[LaSalle Bank LOGO]                     LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2     Statement Date:   17-May-07
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:     17-May-07
                                                    SERIES 2007-C2                   Prior Payment:          N/A
                                                                                     Next Payment:     18-Jun-07
                                                                                     Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                             DELINQUENT LOAN DETAIL

            Paid  Current  Outstanding  Out. Property                  Special
Disclosure  Thru    P&I        P&I        Protection   Loan Status     Servicer    Foreclosure  Bankruptcy   REO
 Control #  Date  Advance   Advances**    Advances       Code (1)   Transfer Date      Date        Date     Date
----------------------------------------------------------------------------------------------------------------

TOTAL

A. IN GRACE PERIOD

B. LATE PAYMENT BUT < 1 MONTH DELINQ.

1. DELINQ. 1 MONTH

2. DELINQ. 2 MONTHS

3. DELINQUENT 3 + MONTHS

4. PERFORMING MATURED BALLOON

5. NON PERFORMING MATURED BALLOON

7. FORECLOSURE

9. REO

**   Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

                                                                   PAGE 12 OF 23

[LaSalle Bank LOGO]                     LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2     Statement Date:   17-May-07
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:     17-May-07
                                                    SERIES 2007-C2                   Prior Payment:          N/A
                                                                                     Next Payment:     18-Jun-07
                                                                                     Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                                LOAN LEVEL DETAIL

                                             Operating              Ending                                              Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment   Status
 Control #  Group    Type      Date    DSCR     Date    Location   Balance   Rate     P&I       Amount      Date      Code (1)
------------------------------------------------------------------------------------------------------------------------------

*    NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:

A. In Grace Period

B. Late Payment but < 1 month delinq

1. Delinquent 1 month

2. Delinquent 2 months

3. Delinquent 3+ months

4. Performing Matured Balloon

5. Non Performing Matured Ballon

7. Foreclosure

9. REO

                                                                   PAGE 13 OF 23

[LaSalle Bank LOGO]                     LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2     Statement Date:   17-May-07
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:     17-May-07
                                                    SERIES 2007-C2                   Prior Payment:          N/A
                                                                                     Next Payment:     18-Jun-07
                                                                                     Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                              REALIZED LOSS DETAIL

                                          Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled    Gross     as a % of     Liquidation  Liquidation     as a % of    Realized
Period   Control #     Date      Value     Balance   Proceeds  Sched. Balance   Expenses *    Proceeds   Sched. Balance    Loss
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL
CUMULATIVE
---------------------------------------------------------------------------------------------------------------------------------

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                   PAGE 14 OF 23

[LaSalle Bank LOGO]                     LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2     Statement Date:   17-May-07
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:     17-May-07
                                                    SERIES 2007-C2                   Prior Payment:          N/A
                                                                                     Next Payment:     18-Jun-07
                                                                                     Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                               Interest
                                                                                             (Shortages)/
                       Beginning                   Prior Realized    Amounts Covered by    Excesses applied      Modification
                    Balance of the    Aggregate    Loss Applied to  Overcollateralization     to Realized    Adjustments/Appraisal
Prospectus              Loan at     Realized Loss   Certificates      and other Credit          Losses       Reduction Adjustment
    ID      Period   Liquidation      on Loans            A                   B                    C                   D
----------------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

               Additional
              (Recoveries)/     Current Realized                       (Recoveries)/
           Expenses applied to        Loss         Recoveries of       Realized Loss
Prospectus   Realized Losses       Applied to     Realized Losses       Applied to
    ID              E             Certificates*    paid as Cash    Certificate Interest
---------------------------------------------------------------------------------------

CUMULATIVE

*    In the Initial Period the Current Realized Loss Applied to Certificates
     will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A -
     C - D + E

Description of Fields

A   Prior Realized Loss Applied to Certificates

B   Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

C   Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss

D   Adjustments that are based on principal haircut or future interest foregone due to modification

E   Realized Loss Adjustments, Supplemental Recoveries or Expenses on a
    previously liquidated loan

                                                                   PAGE 15 OF 23

[LaSalle Bank LOGO]                     LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2     Statement Date:   17-May-07
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:     17-May-07
                                                    SERIES 2007-C2                   Prior Payment:          N/A
                                                                                     Next Payment:     18-Jun-07
                                                                                     Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                           APPRAISAL REDUCTION DETAIL

                                                                             Remaining Term                               Appraisal
Disclosure  Appraisal  Scheduled    AR    Current P&I        Note  Maturity  --------------  Property  Geographic        -----------
 Control#   Red. Date   Balance   Amount    Advance    ASER  Rate    Date         Life         Type     Location   DSCR  Value  Date
------------------------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 16 OF 23

[LaSalle Bank LOGO]                     LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2     Statement Date:   17-May-07
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:     17-May-07
                                                    SERIES 2007-C2                   Prior Payment:          N/A
                                                                                     Next Payment:     18-Jun-07
                                                                                     Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
              MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

              Ending   Material
Disclosure  Principal   Breach   Material Breach and Material Document Defect
 Control #   Balance     Date                     Description
-----------------------------------------------------------------------------

Material breaches of pool asset representation or warranties or transaction covenants.

                                                                   PAGE 17 OF 23

[LaSalle Bank LOGO]                     LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2     Statement Date:   17-May-07
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:     17-May-07
                                                    SERIES 2007-C2                   Prior Payment:          N/A
                                                                                     Next Payment:     18-Jun-07
                                                                                     Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure  Payoff  Initial        Payoff  Penalty  Prepayment  Maturity  Property  Geographic
 Control #  Period  Balance  Type  Amount   Amount     Date       Date      Type     Location
----------------------------------------------------------------------------------------------

CURRENT

CUMULATIVE

                                                                   PAGE 18 OF 23

[LaSalle Bank LOGO]                     LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2     Statement Date:   17-May-07
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:     17-May-07
                                                    SERIES 2007-C2                   Prior Payment:          N/A
                                                                                     Next Payment:     18-Jun-07
                                                                                     Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
            SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

                         Loan        Balance                           Remaining
Disclosure  Servicing   Status  ----------------             Maturity  ---------  Property    Geo.                NOI
 Control #  Xfer Date  Code(1)  Schedule  Actual  Note Rate    Date       Life      Type    Location  NOI  DSCR  Date
---------------------------------------------------------------------------------------------------------------------

(1) Legend:

A. P&I Adv - in Grace Period

B. P&I Adv - < one month delinq

1. P&I Adv - delinquent 1 month

2. P&I Adv - delinquent 2 months

3. P&I Adv - delinquent 3+ months

4. Mat. Balloon/Assumed P&I

5. Non Performing Mat. Balloon

7. Foreclosure

9. REO

                                                                   PAGE 19 OF 23

[LaSalle Bank LOGO]                     LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2     Statement Date:   17-May-07
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:     17-May-07
                                                    SERIES 2007-C2                   Prior Payment:          N/A
                                                                                     Next Payment:     18-Jun-07
                                                                                     Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

Disclosure   Resolution
 Control #    Strategy    Comments
-----------------------------------

                                                                   PAGE 20 OF 23

[LaSalle Bank LOGO]                     LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2     Statement Date:   17-May-07
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:     17-May-07
                                                    SERIES 2007-C2                   Prior Payment:          N/A
                                                                                     Next Payment:     18-Jun-07
                                                                                     Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                           MATURITY EXTENSION SUMMARY

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00

                                                                   PAGE 21 OF 23

[LaSalle Bank LOGO]                     LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2     Statement Date:   17-May-07
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:     17-May-07
                                                    SERIES 2007-C2                   Prior Payment:          N/A
                                                                                     Next Payment:     18-Jun-07
                                                                                     Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                               RATING INFORMATION

                   ORIGINAL RATINGS     RATING CHANGE/CHANGE DATE(1)
                ---------------------   ----------------------------
CLASS   CUSIP   FITCH   MOODY'S   S&P       FITCH   MOODY'S   S&P
-----   -----   -----   -------   ---       -----   -------   ---

NR - Designates that the class was not rated by the rating agency.

(1)  Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to
     LaSalle within 30 days of the payment date listed on this statement.
     Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                   PAGE 22 OF 23

[LaSalle Bank LOGO]                     LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2     Statement Date:   17-May-07
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:     17-May-07
                                                    SERIES 2007-C2                   Prior Payment:          N/A
                                                                                     Next Payment:     18-Jun-07
                                                                                     Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                                     LEGEND

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                                                   PAGE 23 OF 23

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX E

REFERENCE RATE SCHEDULE

E-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX F

CLASS A-AB TARGETED PRINCIPAL BALANCE

F-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX G

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered LB-UBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2, Class X-CP, Class X-W, Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F, will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under ‘‘U.S. Federal Income Tax Documentation Requirements’’ below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no ‘‘lock up’’ or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.    Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.    Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.    When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including April 11, 2007) to and excluding the settlement date, calculated on a 30/360 Basis. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.    Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including April 11, 2007) to and excluding the settlement date, calculated on a 30/360 Basis. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•	borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a ‘‘United States person’’ (a ‘‘U.S. person’’) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a ‘‘non-U.S. holder’’) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a ‘‘U.S. withholding agent’’) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.	from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.	from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.	from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

(a)	if the intermediary is a ‘‘qualified intermediary’’ within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a ‘‘qualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)	providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a ‘‘nonqualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)	certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)	providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.	from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust is encouraged to consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an ‘‘exempt recipient’’ within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

Filed Pursuant to Rule 424(B)(3)
Registration File No.: 333-129844

PROSPECTUS

Structured Asset Securities Corporation II,

the Depositor

Mortgage Pass-Through Certificates,
Issuable in Series

We are Structured Asset Securities Corporation II, the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See ‘‘Method of Distribution.’’

The Offered Certificates:	The Trust Assets:
The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory or common law trust created at our direction. Each series of offered certificates will—

•   have its own series designation, and

•   consist of one or more classes with various payment characteristics.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. The offered certificates will represent interests only in the issuing entity. They will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.	The assets of each issuing entity will include—

•   mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,

•   mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

•   some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters’ compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, excess cash flow and/or the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

You should carefully consider the risk factors beginning on page 18 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 16, 2007.

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IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS	6
AVAILABLE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	18
The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable	18
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	20
The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks	25
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	42
Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	45
Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	45
Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	45
Changes in Pool Composition Will Change the Nature of Your Investment	45
The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery	46
Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates	47
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	47
Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums	49
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property	49
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	50
Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	51
Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights	52
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable	52
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	53
World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates	53
Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses	54
Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property	54

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Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results	54
Compliance with the Americans with Disabilities Act of 1990 May Be Expensive	55
Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	55
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	55
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	56
Potential Conflicts of Interest Can Affect a Person’s Performance	57
Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties	57
With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests	58
Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans	58
Limited Information Causes Uncertainty	58
The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets	59
Problems with Book-Entry Registration	59
Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	59
The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally	60
Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series	60
Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates	60
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	61
The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series	61
Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	62
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets	62
CAPITALIZED TERMS USED IN THIS PROSPECTUS	63
THE TRUST FUND	63
Description of the Trust Assets	63
Mortgage Loans	63
Mortgage-Backed Securities	67
Substitution, Acquisition and Removal of Mortgage Assets	67
Cash, Accounts and Permitted Investments	69
Credit Support	69
Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection	69

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IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED
IN THIS PROSPECTUS

When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-129849. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

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SUMMARY OF PROSPECTUS

This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

The Depositor	We are Structured Asset Securities Corporation II, the depositor with respect to each series of offered certificates. We are a special purpose Delaware corporation. Our principal offices are located at 745 Seventh Avenue, New York, New York 10019. Our main telephone number is 212-526-7000. We will acquire the mortgage assets that are to back each series of offered certificates and transfer them to the issuing entity. See ‘‘Transaction Participants—The Depositor.’’

The Sponsor	Lehman Brothers Holdings Inc., which is our affiliate, will be a sponsor with respect to each securitization transaction involving the issuance of a series of offered certificates, unless otherwise specified in the prospectus supplement. If and to the extent there are other sponsors with respect to any securitization transaction involving the issuance of a series of offered certificates, we will identify each of those sponsors and include relevant information with respect thereto in the related prospectus supplement. With respect to any securitization transaction involving the issuance of a series of offered certificates, a sponsor will be a person or entity that organizes and initiates that securitization transaction by selling or transferring assets, either directly or indirectly, including through an affiliate, to the issuing entity. See ‘‘Transaction Participants—The Sponsor.’’

The Issuing Entity	The issuing entity with respect to each series of offered certificates will be a statutory trust or common law trust created at our direction. Each such trust will own and hold the related mortgage assets and be the entity in whose name the subject offered certificates are issued. See ‘‘Transaction Participants—The Issuing Entity.’’

The Originators	Some or all of the mortgage loans backing a series of offered certificates may be originated by Lehman Brothers Holdings Inc. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. See ‘‘Transaction Participants —The Originators’’ and ‘‘Transaction Participants—The Sponsor.’’ We will identify in the prospectus supplement for each series of offered certificates any originator or group of affiliated originators—apart from a sponsor and/or its affiliates—that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

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The Securities Being Offered	The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. We will identify in the related prospectus supplement, with respect to each class of offered certificates, each applicable rating agency and the minimum rating to be assigned. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See ‘‘Rating.’’

•	Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

The Offered Certificates May Be Issued with Other Certificates	We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under ‘‘—The Securities Being Offered’’ above.

The Governing Documents	In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things—

•	the issuance of each series of offered certificates,

•	the creation of and transfer of assets to the issuing entity, and

•	the servicing and administration of those assets.

•	The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the issuing entity for each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to each issuing entity. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

•	If the trust assets for a series of offered certificates include mortgage loans, the parties to the applicable governing document(s) will also include—

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•	one or more master servicers that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

•	one or more special servicers that will generally be responsible for servicing and administering (a) those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect, including the performance of work-outs and foreclosures with respect to those mortgage loans, and (b) real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

•	The same person or entity, or affiliated entities, may act as both master servicer and special servicer for one of our trusts.

•	If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the applicable governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

•	Compensation arrangements for a trustee, master servicer, special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction. In general, that compensation will be payable out of the related trust assets.

•	In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties and compensation in further detail. See ‘‘Description of the Governing Documents.’’

•	Any servicer, master servicer or special servicer for one of our trusts may perform any or all of its servicing duties under the applicable governing document(s) through one or more sub-servicers. In the related prospectus supplement, we will identify any such sub-servicer that, at the time of initial issuance of the subject offered certificates, is (a) affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or (b) services 10% or more of the related mortgage assets, by balance.

Characteristics of the Mortgage Assets	The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that

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obligation will be secured by a first or junior lien on, or security interest in, the fee, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

•	rental or cooperatively-owned buildings with multiple dwelling units;

•	retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

•	office buildings;

•	hospitality properties;

•	casino properties;

•	health care-related facilities;

•	industrial facilities;

•	warehouse facilities, mini-warehouse facilities and self-storage facilities;

•	restaurants, taverns and other establishments involved in the food and beverage industry;

•	manufactured housing communities, mobile home parks and recreational vehicle parks;

•	recreational and resort properties;

•	arenas and stadiums;

•	churches and other religious facilities;

•	parking lots and garages;

•	mixed use properties;

•	other income-producing properties; and/or

•	unimproved land.

•	The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans—

•	may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

•	may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

•	may provide for no accrual of interest;

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•	may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

•	may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance;

•	may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

•	Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

•	Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.

•	The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage participation, mortgage pass-through certificate, collateralized mortgage obligation or other mortgage-backed security among the trust assets with respect to any series of offered certificates unless—

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•	the security has been registered under the Securities Act of 1933, as amended, or

•	we would be free to publicly resell the security without registration.

•	In addition to the asset classes described above in this ‘‘—Characteristics of the Mortgage Assets’’ subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

•	We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

•	The trust assets with respect to a series of offered certificates will also include cash, including in the form of initial deposits and collections on the related mortgage assets and other related trust assets, bank accounts, permitted investments and, following foreclosure, acceptance of a deed in lieu of foreclosure or any other enforcement action, real property and other collateral for defaulted mortgage loans.

•	See ‘‘The Trust Fund.’’

Substitution, Acquisition and Removal of Mortgage Assets	We will generally acquire the mortgage assets to be included in our trusts from Lehman Brothers Holdings Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

•	In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days—or such other period as may be specified in the related prospectus supplement —following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver

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mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

•	If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

•	cash that would be applied to pay down the principal balances of certificates of that series; and/or

•	other mortgage loans or mortgage-backed securities that—

•	1. conform to the description of mortgage assets in this prospectus, and

•	2. satisfy the criteria set forth in the related prospectus supplement.

•	In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

•	Further, if so specified under circumstances described in the related prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

•	If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in

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the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

•	No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

Characteristics of the Offered Certificates	As more particularly described under ‘‘Description of the Certificates—General’’ and ‘‘—Payments on the Certificates,’’ an offered certificate may entitle the holder to receive:

•	payments of interest;

•	payments of principal;

•	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or any other specific items or amounts received on the related mortgage assets; and/or

•	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series.

•	Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

•	A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

•	Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

•	We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement, including payment characteristics and authorized denominations. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series, and fees and expenses, to the

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extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds.

•	See ‘‘Description of the Certificates.’’

Credit Support and Reinvestment, Interest Rate and Currency Related Protection for the Offered Certificates	Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets by overcollateralization and/or excess cash flow or through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement. In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

•	The trust assets with respect to any series of offered certificates may also include any of the following agreements:

•	guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

•	interest rate exchange agreements, interest rate cap agreements and interest rate floor agreements; and

•	currency exchange agreements.

•	We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates and, if applicable, we will identify the provider of that protection, in the related prospectus supplement.

•	See ‘‘Risk Factors,’’ ‘‘The Trust Fund’’ and ‘‘Description of Credit Support.’’

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Advances with Respect to the Mortgage Assets	If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

•	delinquent scheduled payments of principal and/or interest, other than balloon payments,

•	property protection expenses,

•	other servicing expenses, or

•	any other items specified in the related prospectus supplement.

•	Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See ‘‘Description of the Governing Documents—Advances.’’

•	If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

Optional or Mandatory Redemption or Termination	We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell—

•	all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

•	that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

•	See ‘‘Description of the Certificates—Termination and Redemption.’’

Federal Income Tax Consequences	Any class of offered certificates will constitute or evidence ownership of:

•	regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

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•	interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986.

•	See ‘‘Federal Income Tax Consequences.’’

ERISA Considerations	If you are a fiduciary or any other person investing assets of an employee benefit plan or other retirement plan or arrangement, you are encouraged to review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited under the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986. See ‘‘ERISA Considerations.’’

Legal Investment	If your investment authority is subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates, if any, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See ‘‘Legal Investment.’’

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RISK FACTORS

You should consider the following factors, as well as the factors set forth under ‘‘Risk Factors’’ in the related prospectus supplement, in deciding whether to purchase offered certificates.

The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates.    Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

•	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

•	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates.    Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

•	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

•	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.    Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing

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of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

•	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

•	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.    If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable.    The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to

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maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

See ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ below.

There Is an Increased Risk of Default Associated with Balloon Payments.    Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower’s ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

•	the fair market value and condition of the underlying real property;

•	the level of interest rates;

•	the borrower’s equity in the underlying real property;

•	the borrower’s financial condition;

•	occupancy levels at or near the time of refinancing;

•	the operating history of the underlying real property;

•	changes in zoning and tax laws;

•	changes in competition in the relevant geographic area;

•	changes in rental rates in the relevant area;

•	changes in governmental regulation and fiscal policy;

•	prevailing general and regional economic conditions;

•	the state of the fixed income and mortgage markets; and

•	the availability of credit for multifamily rental or commercial properties.

See ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ below.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse.    You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. If the income generated by a real property were to decline as a

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result of the poor economic performance of that property, and as a result the property could not support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

•	the sufficiency of the net operating income of the applicable real property;

•	the market value of the applicable real property at or prior to maturity; and

•	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

•	the successful operation and value of the related mortgaged property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties.    The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

•	the location, age, functionality, design and construction quality of the subject property;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	the characteristics of the neighborhood where the property is located;

•	the degree to which the subject property competes with other properties in the area;

•	the proximity and attractiveness of competing properties;

•	the existence and construction of competing properties;

•	the adequacy of the property’s management and maintenance;

•	tenant mix and concentration;

•	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

•	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

•	demographic factors;

•	customer confidence, tastes and preferences;

•	retroactive changes in building codes and other applicable laws;

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•	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

•	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

•	an increase in interest rates, real estate taxes and other operating expenses;

•	an increase in the capital expenditures needed to maintain the property or make improvements;

•	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

•	an increase in vacancy rates;

•	a decline in rental rates as leases are renewed or replaced;

•	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

•	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	the rental rates at which leases are renewed or replaced;

•	the percentage of total property expenses in relation to revenue;

•	the ratio of fixed operating expenses to those that vary with revenues; and

•	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants.    Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

•	to pay for maintenance and other operating expenses associated with the property;

•	to fund repairs, replacements and capital improvements at the property; and

•	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

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Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

•	a general inability to lease space;

•	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

•	an increase in tenant payment defaults or any other inability to collect rental payments;

•	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

•	an increase in the capital expenditures needed to maintain the property or to make improvements;

•	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

•	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral.    In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

•	the business operated by the tenants;

•	the creditworthiness of the tenants; and

•	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance.    The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or

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rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

•	the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

•	an amount, not to exceed three years’ rent, equal to the greater of one year’s rent and 15% of the remaining reserved rent.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces.    The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, could be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not.    Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

•	changes in interest rates;

•	the availability of refinancing sources;

•	changes in governmental regulations, licensing or fiscal policy;

•	changes in zoning or tax laws; and

•	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value.    The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

•	operating the property and providing building services;

•	managing operating expenses; and

•	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

•	maintain or improve occupancy rates, business and cash flow,

•	reduce operating and repair costs, and

•	preserve building value.

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On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Maintaining a Property in Good Condition Is Expensive.    The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property.    Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

•	rental rates;

•	location;

•	type of business or services and amenities offered; and

•	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

•	offers lower rents;

•	has lower operating costs;

•	offers a more favorable location; or

•	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Prospective Performance of the Multifamily and Commercial Mortgage Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our Other Trusts.    Notwithstanding that there are many common factors affecting the profitability and value of income producing properties in general, those factors do not apply equally to all income producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income producing property. See, for example, ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ below. Each income producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks

General.    The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which

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There is No Assurance’’ above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

Multifamily Rental Properties.

Factors affecting the value and operation of a multifamily rental property include:

•	the physical attributes of the property, such as its age, appearance, amenities and construction quality in relation to competing buildings;

•	the types of services or amenities offered at the property;

•	the location of the property;

•	distance from employment centers and shopping areas;

•	the characteristics of the surrounding neighborhood, which may change over time;

•	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

•	the ability of management to provide adequate maintenance and insurance;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

•	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

•	the ability of management to respond to competition;

•	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

•	in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

•	adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

•	local factory or other large employer closings;

•	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

•	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

•	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

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•	the extent to which increases in operating costs may be passed through to tenants; and

•	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may—

•	require written leases;

•	require good cause for eviction;

•	require disclosure of fees;

•	prohibit unreasonable rules;

•	prohibit retaliatory evictions;

•	prohibit restrictions on a resident’s choice of unit vendors;

•	limit the bases on which a landlord may increase rent; or

•	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to—

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

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Cooperatively-Owned Apartment Buildings.    Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder’s pro rata share of the corporation’s—

•	mortgage loan payments,

•	real property taxes,

•	maintenance expenses, and

•	other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation’s ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of—

•	maintenance payments from the tenant/shareholders, and

•	any rental income from units or commercial space that the cooperative corporation might control.

A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation’s ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include—

•	the failure of the corporation to qualify for favorable tax treatment as a ‘‘cooperative housing corporation’’ each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

•	the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation’s board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder

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is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

Retail Properties.    The term ‘‘retail property’’ encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

•	shopping centers,

•	factory outlet centers,

•	malls,

•	automotive sales and service centers,

•	consumer oriented businesses,

•	department stores,

•	grocery stores,

•	convenience stores,

•	specialty shops,

•	gas stations,

•	movie theaters,

•	fitness centers,

•	bowling alleys,

•	salons, and

•	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

•	the strength, stability, number and quality of the tenants;

•	tenants’ sales;

•	tenant mix;

•	whether the property is in a desirable location;

•	the physical condition and amenities of the building in relation to competing buildings;

•	whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

•	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

•	lower rents,

•	grant a potential tenant a free rent or reduced rent period,

•	improve the condition of the property generally, or

•	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

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A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

•	competition from other retail properties;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	perceptions regarding the safety of the surrounding area;

•	demographics of the surrounding area;

•	the strength and stability of the local, regional and national economies;

•	traffic patterns and access to major thoroughfares;

•	the visibility of the property;

•	availability of parking;

•	the particular mixture of the goods and services offered at the property;

•	customer tastes, preferences and spending patterns; and

•	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect

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to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

•	an anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s lease;

•	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

•	the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

•	a loss of an anchor tenant’s ability to attract shoppers.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

•	factory outlet centers;

•	discount shopping centers and clubs;

•	catalogue retailers;

•	home shopping networks and programs;

•	internet web sites and electronic media shopping; and

•	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Office Properties.    Factors affecting the value and operation of an office property include:

•	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

•	the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

•	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

•	the location of the property with respect to the central business district or population centers;

•	demographic trends within the metropolitan area to move away from or towards the central business district;

•	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

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•	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

•	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

•	the quality and philosophy of building management;

•	access to mass transportation;

•	accessibility from surrounding highways/streets;

•	changes in zoning laws; and

•	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

•	rental rates;

•	the building’s age, condition and design, including floor sizes and layout;

•	access to public transportation and availability of parking; and

•	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

•	the cost and quality of labor;

•	tax incentives; and

•	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

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Hospitality Properties.    Hospitality properties may involve different types of hotels and motels, including:

•	full service hotels;

•	resort hotels with many amenities;

•	limited service hotels;

•	hotels and motels associated with national or regional franchise chains;

•	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

•	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

•	the location of the property and its proximity to major population centers or attractions;

•	the seasonal nature of business at the property;

•	the level of room rates relative to those charged by competitors;

•	quality and perception of the franchise affiliation;

•	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

•	the existence or construction of competing hospitality properties;

•	nature and quality of the services and facilities;

•	financial strength and capabilities of the owner and operator;

•	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

•	increases in operating costs, which may not be offset by increased room rates;

•	the property’s dependence on business and commercial travelers and tourism;

•	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

•	changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is

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terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

•	the continued existence and financial strength of the franchisor;

•	the public perception of the franchise service mark; and

•	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

Casino Properties.    Factors affecting the economic performance of a casino property include:

•	location, including proximity to or easy access from major population centers;

•	appearance;

•	economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

•	the existence or construction of competing casinos;

•	dependence on tourism; and

•	local or state governmental regulation.

Competition among major casinos may involve attracting patrons by—

•	providing alternate forms of entertainment, such as performers and sporting events, and

•	offering low-priced or free food and lodging.

Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

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The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

Health Care-Related Properties.    Health care-related properties include:

•	hospitals;

•	medical offices;

•	skilled nursing facilities;

•	nursing homes;

•	congregate care facilities; and

•	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

•	statutory and regulatory changes;

•	retroactive rate adjustments;

•	administrative rulings;

•	policy interpretations;

•	delays by fiscal intermediaries; and

•	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are also subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

•	federal and state licensing requirements;

•	facility inspections;

•	rate setting;

•	disruptions in payments;

•	reimbursement policies;

•	audits, which may result in recoupment of payments made or withholding of payments due;

•	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

•	patient care liability claims, including those generated by the recent advent of the use of video surveillance, or ‘‘granny cams’’, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

•	shortages in staffing, increases in labor costs and labor disputes.

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Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider agreements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business. For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

The Deficit Reduction Act of 2006 (‘‘DRA’’) is expected to increase government anti-fraud efforts. Among other things, the DRA requires organizations, such as nursing facilities and assisted living facilities, that receive $5 million or more in Medicaid payments to train their work forces on the federal false claims act and its whistle blower provisions by January 1, 2007. The statute also encourages states to pass their own false claims laws by giving states a larger share of the money recovered from false claims cases. The effect of the DRA may be to create more whistle blowers and give rise to more false claims act prosecutions. There can be no assurance that government officials responsible for false claims act enforcement will not assert that one or more of a borrower’s arrangements, practices, nursing facilities, or assisted living facilities are in violation of such laws.

Each state also has a Medicaid Fraud Control Unit (‘‘MFCU’’), which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are MFCU and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with

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providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged real property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Industrial Properties.    Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

•	location of the property, the desirability of which in a particular instance may depend on—

1.	availability of labor services,

2.	proximity to supply sources and customers, and

3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

•	building design of the property, the desirability of which in a particular instance may depend on—

1.	ceiling heights,

2.	column spacing,

3.	number and depth of loading bays,

4.	divisibility,

5.	floor loading capacities,

6.	truck turning radius,

7.	overall functionality, and

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8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

•	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Warehouse, Mini-Warehouse and Self-Storage Facilities.    Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self-storage property depends on—

•	building design,

•	location and visibility,

•	tenant privacy,

•	efficient access to the property,

•	proximity to potential users, including apartment complexes or commercial users,

•	services provided at the property, such as security,

•	age and appearance of the improvements, and

•	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

Restaurants and Taverns.    Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

•	competition from facilities having businesses similar to a particular restaurant or tavern;

•	perceptions by prospective customers of safety, convenience, services and attractiveness;

•	the cost, quality and availability of food and beverage products;

•	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

•	changes in demographics, consumer habits and traffic patterns;

•	the ability to provide or contract for capable management; and

•	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the

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nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

•	market segment,

•	product,

•	price,

•	value,

•	quality,

•	service,

•	convenience,

•	location, and

•	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

•	lower operating costs,

•	more favorable locations,

•	more effective marketing,

•	more efficient operations, or

•	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

•	actions and omissions of any franchisor, including management practices that—

1.	adversely affect the nature of the business, or

2.	require renovation, refurbishment, expansion or other expenditures;

•	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

•	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the

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risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks.    Manufactured housing communities and mobile home parks consist of land that is divided into ‘‘spaces’’ or ‘‘home sites’’ that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

•	location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the number of comparable competing properties in the local market;

•	the age, appearance, condition and reputation of the property;

•	the quality of management; and

•	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

•	multifamily rental properties,

•	cooperatively-owned apartment buildings,

•	condominium complexes, and

•	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the

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use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to—

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

Recreational and Resort Properties.    Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

•	the location and appearance of the property;

•	the appeal of the recreational activities offered;

•	the existence or construction of competing properties, whether or not they offer the same activities;

•	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

•	geographic location and dependence on tourism;

•	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

•	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

•	sensitivity to weather and climate changes; and

•	local, regional and national economic conditions.

A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Arenas and Stadiums.    The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

•	sporting events;

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•	musical events;

•	theatrical events;

•	animal shows; and/or

•	circuses.

The ability to attract patrons is dependent on, among others, the following factors:

•	the appeal of the particular event;

•	the cost of admission;

•	perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

•	perceptions by prospective patrons of the safety of the surrounding area; and

•	the alternative forms of entertainment available in the particular locale.

In some cases, an arena’s or stadium’s success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

Churches and Other Religious Facilities.    Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Parking Lots and Garages.    The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

Unimproved Land.    The value of unimproved land is largely a function of its potential use. This may depend on—

•	its location,

•	its size,

•	the surrounding neighborhood, and

•	local zoning laws.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

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•	the successful operation of the property, and

•	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

•	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

•	make the loan payments on the related mortgage loan,

•	cover operating expenses, and

•	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—

•	some health care-related facilities,

•	hotels and motels,

•	recreational vehicle parks, and

•	mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

•	warehouses,

•	retail stores,

•	office buildings, and

•	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

•	increases in energy costs and labor costs;

•	increases in interest rates and real estate tax rates; and

•	changes in governmental rules, regulations and fiscal policies.

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Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances—

•	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

•	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

•	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

•	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

•	the income capitalization method, which takes into account the property’s projected net cash flow; or

•	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties. For example—

•	it is often difficult to find truly comparable properties that have recently been sold;

•	the replacement cost of a property may have little to do with its current market value; and

•	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

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See ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ above.

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on—

•	the operation of all of the related real properties, and

•	the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

•	any adverse economic developments that occur in the locale, state or region where the properties are located;

•	changes in the real estate market where the properties are located;

•	changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

•	acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

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The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery

Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own or have previously owned other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

•	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

•	individuals that have personal liabilities unrelated to the property.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See ‘‘—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ below and ‘‘Legal Aspects of Mortgage Loans —Bankruptcy Laws.’’

The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject

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real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates

Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower’s assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

•	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

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•	that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

•	that the results of the environmental testing were accurately evaluated in all cases;

•	that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

•	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

•	tenants at the property, such as gasoline stations or dry cleaners, or

•	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an ‘‘owner’’ or ‘‘operator’’ of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

•	agents or employees of the lender are deemed to have participated in the management of the borrower, or

•	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

•	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

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•	to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the offered certificates will be secured by—

•	the related borrower’s interest in a commercial condominium unit or multiple units in a residential condominium project, and

•	the related voting rights in the owners’ association for the subject building, development or project.

Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower’s interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

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In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant’s lender may not be able to succeed to the tenant’s position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant’s obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements.    It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—

•	the bankrupt party—

1.	was insolvent at the time of granting the lien,

2.	was rendered insolvent by the granting of the lien,

3.	was left with inadequate capital, or

4.	was not able to pay its debts as they matured; and

•	the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

Prepayment Premiums, Fees and Charges.    Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

Due-on-Sale and Debt Acceleration Clauses.    Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

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•	the related real property, or

•	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

•	the default is deemed to be immaterial,

•	the exercise of those remedies would be inequitable or unjust, or

•	the circumstances would render the acceleration unconscionable.

Assignments of Leases.    Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. See ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws.’’

Defeasance.    A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which ‘‘one action,’’ ‘‘security first’’ and/or ‘‘anti-deficiency’’ rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional—and perhaps significant additional—delay and expense in foreclosing

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on the underlying real properties located in states affected by ‘‘one action,’’ ‘‘security first’’ or ‘‘anti-deficiency’’ rules. See ‘‘Legal Aspects of Mortgage Loans—Foreclosure—One Action and Security First Rules’’ and ‘‘—Foreclosure—Anti-Deficiency Legislation’’.

Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights

With respect to one or more of the mortgage loans included in one of our trusts, the related borrower may have encumbered, or be permitted to encumber, the related real property collateral with additional secured debt. In addition, one or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans—not included in the related trust—that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See ‘‘The Trust Fund—Mortgage Loans—Loan Combinations.’’

Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring additional secured debt.

The existence of any additional secured indebtedness may adversely affect the related borrower’s financial viability and/or the subject trust’s security interest in the related real property collateral. For example, the existence of additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan’s maturity. In addition, the related borrower may have difficulty repaying multiple loans. The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See ‘‘Legal Aspects of Mortgage Loans—Subordinate Financing.’’

In addition, if any mortgage loan underlying a series of offered certificates is secured by a mortgaged real property encumbered by other mortgage debt, and if that other mortgage debt is not part of the related trust, then the related trust may be subject to a co-lender, intercreditor or similar agreement with the other affected mortgage lenders that, among other things:

•	grants any such other mortgage lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

•	limits modifications of the payment terms of the subject underlying mortgage loan; and/or

•	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

See also ‘‘—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests’’ below.

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable

One or more mortgage loans included in one of our trusts may be part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust—directly or through an applicable servicer—will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in

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its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in one of our trusts, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan underlying a series of offered certificates, equity interests in the related borrower have been pledged to secure mezzanine debt, then the related trust may be subject to an intercreditor or similar agreement that, among other things:

•	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

•	limits modifications of payment terms of the subject underlying mortgage loan; and/or

•	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged real property and therefore may reduce its incentive to invest cash in order to support that mortgaged real property.

World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates

The economic impact of the United States’ military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the applicable trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the affected certificates. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

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Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

•	war,

•	riot, strike and civil commotion,

•	terrorism,

•	nuclear, biological or chemical materials,

•	revolution,

•	governmental actions,

•	floods and other water-related causes,

•	earth movement, including earthquakes, landslides and mudflows,

•	wet or dry rot,

•	mold,

•	vermin, and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property

Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property’s structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises ‘‘as is’’ in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results

Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future.

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There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

Compliance with the Americans with Disabilities Act of 1990 May Be Expensive

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that legal proceedings may have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

•	breach of contract involving a tenant, a supplier or other party;

•	negligence resulting in a personal injury, or

•	responsibility for an environmental problem.

Litigation will divert the owner’s attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner’s ability to repay a mortgage loan secured by the property.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

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•	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

•	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

In addition, in connection with the trust’s acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

Inclusion of Taxable Income in Excess of Cash Received.    If you own a certificate that evidences a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See ‘‘Federal Income Tax Consequences—REMICs.’’

Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986.    A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

•	generally will not be reduced by losses from other activities,

•	for a tax-exempt holder, will be treated as unrelated business taxable income, and

•	for a foreign holder, will not qualify for any exemption from withholding tax.

Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates.    The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

•	individuals,

•	estates,

•	trusts beneficially owned by any individual or estate, and

•	pass-through entities having any individual, estate or trust as a shareholder, member or partner.

In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to—

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•	a foreign person under the Internal Revenue Code of 1986, or

•	a U.S. person that is classified as a partnership under the Internal Revenue Code of 1986, unless all of its beneficial owners are U.S. persons, or

•	a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this ‘‘—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences’’ section.

See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates.’’

Potential Conflicts of Interest Can Affect a Person’s Performance

A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates—or, in the case of a sub-servicer, a consistent sub-servicing agreement—and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties

In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

•	the real properties may be managed by property managers that are affiliated with the related borrowers;

•	the property managers also may manage additional properties, including properties that may compete with those real properties; or

•	affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

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With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests

One or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans—not included in the related trust—that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See ‘‘The Trust Fund—Mortgage Loans—Loan Combinations.’’ Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in our trust, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer—without cause—with respect to that loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in a loan combination—or, if applicable, any representative, designee or assignee thereof with respect to the particular right—that includes a mortgage loan in our trust will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

In addition, if any mortgage loan included in one of our trusts is part of a loan combination, then that mortgage loan may be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates would have limited ability to control the servicing of that loan combination and the parties with control over the servicing of that loan combination may have interests that conflict with your interests. See ‘‘Description of the Governing Documents—Servicing Mortgage Loans That Are Part of a Loan Combination.’’

Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans

Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

Limited Information Causes Uncertainty

Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

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The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets

It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

Problems with Book-Entry Registration

Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result—

•	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

•	you may have only limited access to information regarding your offered certificates;

•	you may suffer delays in the receipt of payments on your offered certificates; and

•	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates.’’

Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

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The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including—

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

•	legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

•	investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

•	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series

If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things—

•	the payment priorities of the respective classes of the certificates of the same series,

•	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the related trust.

Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates

The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for

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making payments on the offered certificates if collections on the related trust assets are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The Amount of Credit Support Will Be Limited.    The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See ‘‘Description of the Certificates—Allocation of Losses and Shortfalls’’ and ‘‘Description of Credit Support.’’ If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

Credit Support May Not Cover All Types of Losses.    The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others.    If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series

The holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of any series that includes offered certificates may be entitled to: (a) direct and advise the related master servicer and/or special servicer with respect to various actions, and subject to various conditions, that will be described in the related prospectus supplement, which actions may include specified servicing actions with respect to all or any one or more particular mortgage loans and/or foreclosure properties in the related trust;(b) replace the special servicer with respect to one or more mortgage loans and/or foreclosure properties in the related trust, subject to satisfaction of the conditions described in the related prospectus supplement; and (c) exercise cure rights and/or purchase options with respect to mortgage loans, or one or more particular mortgage loans, in the related trust as to which specified defaults have occurred or are reasonably foreseeable. Some of the foregoing rights and powers may be assignable or may be exercisable through a representative.

The certificateholders and/or certificate owners possessing—directly or through representatives—the rights and powers described above will generally be, at least initially, the holders or beneficial owners of non-offered certificates. Those certificateholders and/or certificate owners are therefore likely to have interests that conflict with those of the holders of the offered certificates of the same series. You should expect that those certificateholders and/or certificate owners—directly or through representatives—will exercise their rights and powers solely in their own best interests and will not be liable to the holders or beneficial owners of any other class of certificates of the subject series for so doing.

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Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

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CAPITALIZED TERMS USED IN THIS PROSPECTUS

From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the ‘‘Glossary’’ attached to this prospectus.

THE TRUST FUND

Description of the Trust Assets

The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

•	various types of multifamily and/or commercial mortgage loans;

•	mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

•	a combination of mortgage loans and mortgage-backed securities of the types described above.

In addition to the asset classes described above in this ‘‘Description of the Trust Assets’’ section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate do not exceed 10% by principal balance of the related asset pool. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

Neither we nor any of our affiliates will guarantee payment on any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment on any of those mortgage assets.

Mortgage Loans

General.    Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

•	rental or cooperatively-owned buildings with multiple dwelling units;

•	retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

•	retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

•	office properties;

•	hospitality properties, such as hotels, motels and other lodging facilities;

•	casino properties;

•	health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

•	industrial properties;

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•	warehouse facilities, mini-warehouse facilities and self-storage facilities;

•	restaurants, taverns and other establishments involved in the food and beverage industry;

•	manufactured housing communities, mobile home parks and recreational vehicle parks;

•	recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

•	arenas and stadiums;

•	churches and other religious facilities;

•	parking lots and garages;

•	mixed use properties;

•	other income-producing properties; and

•	unimproved land.

The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth above under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include—

•	a fee interest or estate, which consists of ownership of the property for an indefinite period,

•	an estate for years, which consists of ownership of the property for a specified period of years,

•	a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

•	shares in a cooperative corporation which owns the property, or

•	any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Junior Mortgage Loans.    If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied—

•	first, to the payment of court costs and fees in connection with the foreclosure,

•	second, to the payment of real estate taxes, and

•	third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

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The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

Delinquent Mortgage Loans.    If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement—

•	the period of the delinquency,

•	any forbearance arrangement then in effect,

•	the condition of the related real property, and

•	the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure. Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

Payment Provisions of the Mortgage Loans.    Each of the mortgage loans included in one of our trusts will have the following features:

•	an original term to maturity of not more than approximately 40 years; and

•	scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

A mortgage loan included in one of our trusts may also include terms that:

•	provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

•	provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

•	provide for no accrual of interest;

•	provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

•	be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

•	permit the negative amortization or deferral of accrued interest;

•	permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

•	prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

Mortgage Loan Information in Prospectus Supplements.    We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

•	the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

•	the type or types of property that provide security for repayment of the mortgage loans;

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•	the earliest and latest origination date and maturity date of the mortgage loans;

•	the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

•	loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

•	the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

•	if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

•	information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

•	debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

•	the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, to the extent such information is not otherwise required to be included in the related prospectus supplement pursuant to the Securities Act, we will provide—

•	more general information in the related prospectus supplement, and

•	specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

Loan Combinations.    Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. ‘‘Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related

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Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.’’

Real Property and Other Collateral.    Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

Mortgage-Backed Securities

The mortgage-backed securities underlying a series of offered certificates may include:

•	mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

•	certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

Each mortgage-backed security included in one of our trusts—

•	will have been registered under the Securities Act, or

•	will be exempt from the registration requirements of that Act, or

•	will have been held for at least the holding period specified in Rule 144(k) under that Act, or

•	may otherwise be resold by us publicly without registration under that Act.

We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

•	the initial and outstanding principal amount(s) and type of the securities;

•	the original and remaining term(s) to stated maturity of the securities;

•	the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

•	the payment characteristics of the securities;

•	the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

•	a description of the related credit support, if any;

•	the type of mortgage loans underlying the securities;

•	the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

•	the terms and conditions for substituting mortgage loans backing the securities; and

•	the characteristics of any agreements or instruments providing interest rate protection to the securities.

With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

Substitution, Acquisition and Removal of Mortgage Assets

We will generally acquire the mortgage assets to be included in our trusts from Lehman Brothers Holdings Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

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In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days—or such other period as may be specified in the related prospectus supplement—following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

•	the term or duration of the prefunding period;

•	the amount of proceeds to be deposited in the related prefunding account and the percentage of the mortgage asset pool represented by those proceeds; and

•	any limitation on the ability to add pool assets.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

•	cash that would be applied to pay down the principal balances of the certificates of that series; and/or

•	other mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement. In some cases, those purchase options may be assignable or exercisable by a specified designee.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts

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various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

See also ‘‘Description of the Certificates—Termination and Redemption.’’

Cash, Accounts and Permitted Investments

The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage assets and other related trust assets.

The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the mortgage assets and other trust assets and other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in permitted investments. In the related prospectus supplement, we will provide a summary description of those permitted investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

Credit Support

The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

•	overcollateralization and/or excess cash flow;

•	the subordination of one or more other classes of certificates of the same series;

•	a letter of credit;

•	a surety bond;

•	an insurance policy;

•	a guarantee; and/or

•	a reserve fund.

In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support. In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection

The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested.

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For so long as it is in effect, a guaranteed investment contract will provide a specified rate of return on any and all moneys invested with the provider of that contract.

Trust assets may also include:

•	interest rate exchange agreements;

•	interest rate cap agreements;

•	interest rate floor agreements; or

•	currency exchange agreements.

In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

TRANSACTION PARTICIPANTS

The Sponsor

General Character of the Sponsor’s Business.    Unless otherwise specified in the prospectus supplement, Lehman Brothers Holdings Inc. will act as the sole sponsor or a co-sponsor of the trust fund. Any other entity which acts as sponsor or co-sponsor with Lehman Brothers Holdings Inc. will be described in the prospectus supplement.

Lehman Brothers Holdings Inc., a Delaware corporation (‘‘Lehman Holdings’’), together with its subsidiaries and affiliates, are collectively referred to in this ‘‘—The Sponsor’’ section as ‘‘Lehman Brothers.’’ Lehman Brothers, through predecessor entities, was founded in 1850. Its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

Lehman Brothers provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. Lehman Brothers provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. It has global headquarters in New York, regional headquarters in London and Tokyo, and offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers is a global market-maker in all major equity and fixed income products. To facilitate its market-making activities, Lehman Brothers is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges.

Lehman Brothers operates in the three business segments described below in this ‘‘—General Character of the Sponsor’s Business’’ section, which include investment banking, capital markets and investment management.

Investment Banking.    The investment banking business segment of Lehman Brothers is made up of ‘‘advisory services’’ and ‘‘global finance’’ activities that serve Lehman Brothers’ corporate and government clients. The investment banking segment is organized into several global industry groups, which consist of communications, consumer/retailing, financial institutions, financial sponsors, healthcare, industrial, media, natural resources, power, real estate and technology, each of which include bankers with industry specific knowledge and expertise geared to meeting clients’ objectives. Specialized product groups within ‘‘advisory services’’ include mergers and acquisitions and restructuring. ‘‘Global finance’’ includes underwriting, private placements, leveraged finance and other activities associated with debt and equity products. Product groups are partnered with relationship managers in the global industry groups to provide comprehensive financial solutions for clients.

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Capital Markets.

General.    The capital markets business segment includes institutional customer-flow activities, prime brokerage, research, and secondary-trading and financing activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments. Lehman Brothers is a global market-maker in numerous equity and fixed income products including U.S., European and Asian equities, government and agency securities, money market products, corporate high grade, high yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, bank loans, foreign exchange, financing and derivative products. Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume, and Lehman Brothers maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers’ equity and fixed income matched book activities, supplies secured financing to institutional clients and customers, and provides secured funding for Lehman Brothers’ inventory of equity and fixed income products. The capital markets segment also includes proprietary activities as well as investing in real estate and private equity.

Mortgage- and Asset-Backed Securities.    Lehman Brothers is an underwriter of and market-maker in residential and commercial mortgage-and asset-backed securities and is active in all areas of secured lending, structured finance and securitized products. Lehman Brothers underwrites and makes markets in the full range of U.S. agency-backed mortgage products, mortgage-backed securities, asset-backed securities and whole loan products. It is also active in the global market for residential and commercial mortgages (including multi-family financing) and leases. Lehman Brothers originates commercial and residential mortgage loans through Lehman Holdings and Lehman Brothers Bank, FSB, and other subsidiaries in the U.S., Europe and Asia. Lehman Brothers Bank, FSB offers traditional and online mortgage and banking services nationally to individuals as well as institutions and their customers. Lehman Brothers Bank, FSB is a major part of Lehman Brothers’ institutional mortgage business, providing an origination pipeline for mortgages and mortgage-backed securities.

Investment Management.    The investment management business segment consists of Lehman Brothers’ global ‘‘private investment management’’ and ‘‘asset management’’ businesses. Private investment management provides comprehensive investment, wealth advisory and capital markets execution services to high-net-worth individuals and businesses, leveraging all the resources of Lehman Brothers. Asset management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions. It includes both the Neuberger Berman and Lehman Brothers Asset Management brands as well as Lehman Brothers’ Private Equity business.

The Sponsor’s Securitization Program.

Lehman Holdings, together with its affiliates, engages in mortgage- and asset-backed securitizations and other structured financing arrangements. Lehman Holdings has been engaged in the securitization of assets since 1987 and in the securitization of commercial mortgage loans since 1991.

Lehman Holdings and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad. Lehman Holdings and its affiliates have been engaged in the origination of commercial mortgage loans since 1994. The multifamily and commercial mortgage loans originated and securitized by Lehman Holdings and its affiliates include both fixed-rate loans and floating-rate loans and both conduit balance loans and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by Lehman Holdings and its affiliates have been originated, directly or through correspondents, by Lehman Holdings or an affiliate.

In addition, in the normal course of its securitization program, Lehman Holdings and its affiliates, including Lehman Bank, FSB, may also acquire multifamily and commercial mortgage assets from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by Lehman Holdings or any of its affiliates. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

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Lehman Holdings and its affiliates may also originate mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on various criteria established or reviewed by Lehman Holdings, and Lehman Holdings or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In connection with its commercial mortgage securitization transactions, Lehman Holdings or an affiliate generally transfers the mortgage assets to the depositor, who then transfers such assets to the issuing entity for the related securitization. In return for the transfer of the mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Lehman Holdings and its affiliates also work with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction. Lehman Holdings will generally act as sponsor, originator and mortgage loan seller in its commercial mortgage securitization transactions. With respect to certain of its commercial mortgage securitization transactions, there may be a co-sponsor and/or other mortgage loan sellers and originators. We will identify any co-sponsor in the related prospectus supplement. Neither Lehman Holdings nor any of its affiliates acts as servicer of the multifamily and commercial mortgage loans in its commercial mortgage securitizations. Instead, Lehman Holdings and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans on its behalf.

If and to the extent that we agree under the applicable governing document to deliver certain mortgage loan documents to the trustee or the applicable servicer or to effect certain filings of and/or certain recordations of mortgage loan documents or assignments thereof, Lehman Holdings. or, in some cases, an affiliate, will have a corresponding obligation to deliver those mortgage loan documents to the trustee or the applicable servicer and to effect such filings of and/or recordations of such mortgage loan documents or assignments, generally pursuant to a mortgage loan purchase agreement between us and one or more Lehman Holdings entities. See ‘‘Description of the Governing Documents—Assignment of Mortgage Assets.’’

If and to the extent that we make representations and warranties to the trustee regarding any one or more of the mortgage assets included in a commercial mortgage securitization, generally pursuant to the applicable governing document, Lehman Holdings or, in some cases, an affiliate will make corresponding representations and warranties to us regarding those mortgage assets, generally pursuant to a mortgage loan purchase agreement between us and Lehman Holdings and/or an affiliate thereof. See ‘‘Description of the Governing Documents—Representations and Warranties with Respect to Mortgage Assets.’’

If it is later determined that any mortgage asset contributed by Lehman Holdings or an affiliate thereof fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, and if we are required to repurchase such mortgage asset from the trustee, cure the subject breach, defect or omission or pay a loss of value amount with respect to the subject defect, breach or omission, then Lehman Holdings or such affiliate will generally have a corresponding obligation to repurchase such mortgage asset from us, cure the subject breach, defect or omission or pay a loss of value amount with respect to the subject defect, breach or omission, as the case may be.

Underwriting Standards.

General.    Set forth below is a discussion of certain general underwriting guidelines of Lehman Holdings with respect to multifamily and commercial mortgage loans originated by Lehman Holdings. In the case of a multifamily or commercial mortgage loan originated by Lehman Holdings through a correspondent, that correspondent generally collects certain relevant information for analysis by Lehman Holdings, and assists in the origination of the subject mortgage loan on documents approved by Lehman Holdings. The underwriting guidelines described below generally do not apply to multifamily and commercial mortgage loans acquired by Lehman Holdings or its affiliates from third-party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular

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multifamily or commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Underwriting Standards’’ section.

Loan Analysis.    Lehman Holdings credit underwriting is generally performed by Lehman Holdings risk-management employees. Lehman Holdings performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower includes a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities, although exceptions are made, particularly with respect to mortgage loans that are in the amount of $15,000,000 or less. The collateral analysis includes an analysis, in each case to the extent available, of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. With respect to certain large balance mortgage loans or investment grade rated mortgage loans, historical cash flow verification may be performed by staff of a ‘‘big four’’ accounting firm and reviewed by Lehman Holdings’ underwriting staff. Depending on the type of real property collateral involved and other relevant circumstances, Lehman Holdings’ underwriting staff and/or legal counsel will review leases of significant tenants. Lehman Holdings also performs a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. Lehman Holdings generally requires third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a Lehman Holdings staff member and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by Lehman Holdings must be approved by one or more—depending on loan size—specified officers of Lehman Holdings. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.    The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, Lehman Holdings will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan. The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income derived or expected to be derived from the related real property collateral for a 12-month period that is available to pay debt service on the subject mortgage loan, to

•	the annualized payments of principal and/or interest on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

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For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Lehman Holdings may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Although frequently the debt service coverage ratio for multifamily and commercial mortgage loans originated by Lehman Holdings, calculated as described above, is not below 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below), exceptions are made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, Lehman Holdings may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, amortization features of the subject mortgage loan, the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Lehman Holdings’ judgment of improved property performance in the future and/or other relevant factors.

We expect to provide in the related prospectus supplement debt service coverage ratios for most mortgage loans backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

Loan-to-Value Ratio.    Lehman Holdings also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Although frequently the loan-to-value ratio for multifamily and commercial mortgage loans originated by Lehman Holdings, calculated as described above, is not above 80% (subject to the discussion under ‘‘—Additional Debt’’ below), exceptions are made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, Lehman Holdings may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on,

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among other things, amortization features of the subject mortgage loan, the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Lehman Holdings’ judgment of improved property performance in the future and/or other relevant factors.

We expect to provide in the related prospectus supplement loan-to-value ratios for most mortgage loans backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Lehman Holdings will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Lehman Holdings or an affiliate will be the lender on that additional debt.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Lehman Holdings will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Lehman Holdings may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

Appraisals.    Lehman Holdings will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, Lehman Holdings will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Lehman Holdings may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Lehman Holdings will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Lehman Holdings may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Lehman Holdings might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Lehman Holdings or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, Lehman Holdings may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

Engineering Assessment.    In connection with the origination process, Lehman Holdings will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Lehman Holdings will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

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Seismic Report.    If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, Lehman Holdings may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Lehman Holdings may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Lehman Holdings will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Lehman Holdings will analyze whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Lehman Holdings to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Lehman Holdings’ judgment constitute adequate security for the related mortgage loan; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Based on its analysis of the real property collateral, the borrower and the principals of the borrower, Lehman Holdings may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. Lehman Holdings conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Lehman Holdings. Furthermore, Lehman Holdings may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a parent guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—The Sponsor—Underwriting Standards’’ section, we may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, Lehman Holding’s underwriting guidelines. In addition, in some cases, Lehman Holding’s and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case by case permitted exception based upon other compensating factors.

The Depositor

We are Structured Asset Securities Corporation II, the depositor with respect to each series of certificates offered by this prospectus. We were incorporated in the state of Delaware on October 25, 2002. We are a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc. Our principal executive offices are located at 745 Seventh

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Avenue, New York, New York 10019. Our telephone number is 212-526-7000. There can be no assurance that at any particular time we will have any significant assets.

We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the Exchange Act.

We were organized, among other things, for the purposes of:

•	acquiring, holding, transferring and assigning mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

•	acquiring, holding, transferring and assigning mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

•	forming pools of mortgage loans and mortgage-backed securities; and

•	acting as depositor of one or more trusts formed to issue, sell and deliver bonds, certificates of interest or other evidences of indebtedness that are secured by a pledge or assignment of, or represent interests in, pools of mortgage loans and mortgage-backed securities; and

•	doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

Since our incorporation in 2002, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. We generally acquire the commercial and multifamily mortgage loans from Lehman Holdings or another of our affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

After the issuance of a series of offered certificates, we may be required, to the extent specified in the related governing document, to perform certain actions on a continual basis, including but not limited to:

•	with respect to any mortgage loans contributed by Lehman Holdings or another of our affiliates, the delivery of mortgage loan documents and certain assignments thereof to the trustee and/or the master servicer, as described under ‘‘Description of the Governing Documents—Assignment of the Mortgage Assets;’’

•	with respect to any mortgage loans contributed by Lehman Holdings or another of our affiliates, upon the discovery of a material breach of any representation or warranty made by us, or a material defect or omission with respect to certain specified mortgage loan documents delivered by us, if that breach, defect or omission is material and adverse in accordance with a standard set forth in the related prospectus supplement, to effect a remedy for that breach or defect, which may include, at our option, making a partial loss of value payment to the trust, effecting a partial cure, repurchasing such mortgage loan out of the trust or substituting another qualifying mortgage loan, as further described in the related prospectus supplement;

•	to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or imposition of a tax upon the trust fund, and thereupon appoint a successor trustee;

•	to appoint a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related governing document;

•	to provide the trustee, the master servicer or the special servicer with any reports, certifications and information, other than with respect to the mortgage loans, that it may reasonably require to comply with the terms of the related governing document;

•	to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related governing document; and

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•	to terminate at any time the agency of any tax administrator and to appoint a successor tax administrator upon such termination or upon the resignation of the tax administrator.

Generally, however, it is expected that the functions and/or duties set out under this ‘‘—The Depositor’’ section will be performed by our agents or affiliates.

The Issuing Entity

The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related mortgage assets and in whose name those certificates will be issued. Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State of New York or another jurisdiction specified in the related prospectus supplement. As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust. However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus. Accordingly, the assets of one of our trusts may back one or more classes of certificates other than the related offered certificates. The trust assets for each series will be held by the related trustee for the benefit of the related certificateholders.

The Originators

Some or all of the mortgage loans included in one of our trusts may be originated by Lehman Brothers Holdings Inc. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See ‘‘Transaction Participants—The Sponsor.’’ We will identify in the related prospectus supplement for each series of offered certificates any originator or group of affiliated originators—apart from a sponsor and/or its affiliates—that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

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DESCRIPTION OF THE GOVERNING DOCUMENTS

General

The ‘‘Governing Document’’ for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under ‘‘Transaction Participants—The Depositor.’’

Assignment of Mortgage Assets

At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage assets and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

•	in the case of a mortgage loan—

1.	the address of the related real property,

2.	the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

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3.	the remaining term to maturity,

4.	if the mortgage loan is a balloon loan, the remaining amortization term, and

5.	the outstanding principal balance; and

•	in the case of a mortgage-backed security—

1.	the outstanding principal balance, and

2.	the pass-through rate or coupon rate.

Representations and Warranties with Respect to Mortgage Assets

If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

•	the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

•	the warranting party’s title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

•	in the case of a mortgage loan—

1.	the enforceability of the related mortgage note and mortgage,

2.	the existence of title insurance insuring the lien priority of the related mortgage, and

3.	the payment status of the mortgage loan.

We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

Collection and Other Servicing Procedures with Respect to Mortgage Loans

The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

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The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

•	maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

•	ensuring that the related properties are properly insured;

•	attempting to collect delinquent payments;

•	supervising foreclosures;

•	negotiating modifications;

•	responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

•	protecting the interests of certificateholders with respect to senior lienholders;

•	conducting inspections of the related real properties on a periodic or other basis;

•	collecting and evaluating financial statements for the related real properties;

•	managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

•	maintaining servicing records relating to mortgage loans in the trust.

We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

•	mortgage loans that are delinquent with respect to a specified number of scheduled payments;

•	mortgage loans as to which there is a material non-monetary default;

•	mortgage loans as to which the related borrower has—

1.	entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

2.	become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

•	real properties acquired as part of the trust with respect to defaulted mortgage loans.

The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer’s continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

A borrower’s failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems

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necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can—

•	make the initial determination of appropriate action,

•	evaluate the success of corrective action,

•	develop additional initiatives,

•	institute foreclosure proceedings and actually foreclose, or

•	accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws.’’

A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as—

•	performing property inspections and collecting, and

•	evaluating financial statements.

A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as—

•	continuing to receive payments on the mortgage loan,

•	making calculations with respect to the mortgage loan, and

•	making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See ‘‘Description of Credit Support’’ in this prospectus.

Servicing Mortgage Loans That Are Part of a Loan Combination

One or more of the mortgage loans that are included in any of our trusts may be part of a loan combination as described under ‘‘The Trust Fund—Mortgage Loans—Loan Combinations.’’ With respect to any of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under that Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to one or more other mortgage loans in any of our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in one of our trusts. See ‘‘Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.’’

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Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related servicing functions (other than special servicing functions), with related collections and reports being forwarded by the sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer’s or special servicer’s compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

We will identify in the related prospectus supplement any sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

Collection of Payments on Mortgage-Backed Securities

Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then—

•	that mortgage-backed security will be registered in the name of the related trustee or its designee;

•	the related trustee will receive payments on that mortgage-backed security; and

•	subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

Advances

As and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to the mortgage loans included in the subject securitization to cover—

•	delinquent payments of principal and/or interest, other than balloon payments,

•	property protection expenses,

•	other servicing expenses, or

•	any other items specified in the related prospectus supplement.

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If there are any limitations with respect to a party’s advancing obligations, we will discuss those limitations in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of—

•	subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

•	any other specific sources identified in the related prospectus supplement.

If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances—

•	periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

•	at any other times and from any sources as we may describe in the related prospectus supplement.

If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us

Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon—

•	the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

•	a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. The appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will be payable to such successor. The Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. However, subject to any exceptions disclosed in

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the related prospectus supplement, neither we nor any of those other parties to the related Governing Document will be protected against any liability that would otherwise be imposed by reason of—

•	willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

•	reckless disregard of those obligations and duties.

Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. However, subject to any exceptions disclosed in the related prospectus supplement, the indemnification will not extend to any such loss, liability or expense:

•	specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

•	incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

•	incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

•	the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

•	either—

1.	that party is specifically required to bear the expense of the action, or

2.	the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

With limited exception, any person or entity—

•	into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

•	resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

•	succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

Compensation arrangements for a master servicer, special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction. The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

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Events of Default

We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document for each series of offered certificates will provide that if the defaulting party is terminated as a result of any such event of default, and if a non-defaulting party to that Governing Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party’s duties under that Government Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.

Amendment

The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

1.	to cure any ambiguity;

2.	to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

3.	to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

4.	to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

5.	to relax or eliminate any requirement under the Governing Document imposed by the Securities Act, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

6.	to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

7.	to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

8.	to further clarify or amend any provision of the Governing Document to reflect the new agreement between the parties regarding SEC reporting and filing obligations and related matters; or

9.	to otherwise modify or delete existing provisions of the Governing Document.

However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a ‘‘qualifying special purpose entity’’ under FASB 140, then no such amendment may significantly change the activities of the related trust.

In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates

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representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to—

•	reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

•	adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

•	if the related trust is intended to be a ‘‘qualifying special purpose entity’’ under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

•	modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

•	modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

List of Certificateholders

Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

Eligibility Requirements for the Trustee

The trustee for each series of offered certificates will be named in the related prospectus supplement.

The trustee for a series of offered certificates is at all times required to be a bank, banking association, banking corporation or trust company organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times—

•	be authorized under those laws to exercise trust powers;

•	with limited exception, have a combined capital and surplus of at least $50,000,000; and

•	be subject to supervision or examination by a federal or state banking authority.

If the bank, banking association, banking corporation or trust company in question publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that bank, banking association, banking corporation or trust company will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

The bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

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Duties of the Trustee

If no event of default has occurred and is continuing under the related Governing Document, the trustee for a series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

The trustee for a series of offered certificates will not—

•	make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

•	be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. However, the trustee will remain responsible for the acts and omissions of any such agent or attorney acting within the scope of its employment to the same extent as it is responsible for its own acts and omissions under the related Governing Document.

In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will then be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly. In any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, all rights, powers, duties and obligations conferred or imposed upon the trustee will then be conferred or imposed singly upon the separate trustee or co-trustee, which will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

Rights, Protections, Indemnities and Immunities of the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee’s acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the related Governing Document. Furthermore, no trustee for any series of offered certificates will be liable for an error in judgment, unless the trustee was negligent in ascertaining the pertinent facts.

The trustee for a series of offered certificates may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the trustee for a series of offered certificates may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the related Governing Document in good faith and in accordance therewith.

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No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document, or to make any investigation of matters arising under that Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document, at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of that Governing Document, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, tax administrator and custodian for that trust.

Resignation and Removal of the Trustee

The trustee for any series of offered certificates may resign at any time by giving written notice thereof to, among others, us. Upon receiving that notice, we will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

In general, if, among other things—

•	the trustee ceases to be eligible to act in that capacity under the related Governing Document and fails to resign after we make a written request for the trustee to resign, or

•	the trustee becomes incapable of acting in that capacity under the related Governing Document, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

•	the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee’s reasonable control) to timely deliver or otherwise make available in accordance with the Governing Document certain reports or statements required under the Governing Document and such failure continues unremedied for a period set forth in the Governing Document after receipt of written notice by the trustee of such failure, or

•	if a tax is imposed or threatened with respect to the trust fund by any state in which the trustee is located or in which it holds any portion of the trust fund,

then we may remove the trustee and appoint a successor trustee acceptable to us and the master servicer by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.

In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%—or any other percentage specified in the related prospectus supplement—of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.

In the event that the trustee for any series of offered certificates is terminated or removed, all of its rights and obligations under the related Governing Document and in and to the related trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or

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removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the outgoing trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee for any series of offered certificates all documents related to the mortgage assets held by it or its agent and statements held by it under the Governing Document.

The Governing Document will also generally provide that if a trustee thereunder resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of that trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid: (a) by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by us as described in the third preceding paragraph; (b) by the certificateholders that effected the removal, if the predecessor trustee has been removed without cause by certificateholders of the subject series as described in the second preceding paragraph; and (c) out of the related trust assets, if such costs and expenses are not paid by the predecessor trustee or the subject certificateholders, as contemplated by the immediately preceding clauses (a) and (b), within a specified period after they are incurred (except that such predecessor trustee or such subject certificateholders, as applicable, will remain liable to the related trust for those costs and expenses).

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DESCRIPTION OF THE CERTIFICATES

General

Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust created at our direction. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

A series of certificates consists of all those certificates that—

•	have the same series designation;

•	were issued under the same Governing Document; and

•	represent beneficial ownership interests in the same trust.

A class of certificates consists of all those certificates of a particular series that—

•	have the same class designation; and

•	have the same payment terms.

The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

•	a stated principal amount, which will be represented by its principal balance, if any;

•	interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

•	specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

•	payments of principal, with disproportionate, nominal or no payments of interest;

•	payments of interest, with disproportionate, nominal or no payments of principal;

•	payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

•	payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

•	payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

•	payments of principal to be made, from time to time or for designated periods, at a rate that is—

1.	faster and, in some cases, substantially faster, or

2.	slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

•	payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

•	payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

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•	payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

•	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

•	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or other specified items or amounts received on the related mortgage assets.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage assets.

Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking Luxembourg or the Euroclear System, for so long as they are participants in DTC.

Investor Requirements and Transfer Restrictions

A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates. If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so in this prospectus.

Payments on the Certificates

General.    Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

•	the frequency of distributions on, and the periodic distribution date for, that series;

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•	the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular distribution date; and

•	the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either—

•	by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date or, in most cases, a specified number of days —generally not more than five—prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

•	by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

•	the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

•	any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

•	any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

•	how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

•	an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets—such as to reserve accounts, cash collateral accounts or expenses—and the purpose and operation of those requirements.

Payments of Interest.    In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class. However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

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The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

•	a specified fixed rate;

•	a rate based on the interest rate for a particular related mortgage asset;

•	a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

•	a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

•	a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

•	a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

•	a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

•	a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

•	the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

•	a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

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Interest may accrue with respect to any offered certificate on the basis of:

•	a 360-day year consisting of 12 30-day months,

•	the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

•	the actual number of days elapsed during each relevant period in a normal calendar year, or

•	any other method identified in the related prospectus supplement.

We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

•	based on the principal balances of some or all of the related mortgage assets; or

•	equal to the total principal balances of one or more other classes of certificates of the same series.

Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

Payments of Principal.    An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

The total outstanding principal balance of any class of offered certificates will be reduced by—

•	payments of principal actually made to the holders of that class, and

•	if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

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The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the related mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

•	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

•	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

•	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

•	any other amounts described in the related prospectus supplement.

We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related mortgage assets to retire that class or series.

Allocation of Losses and Shortfalls

If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

•	by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

•	by establishing a priority of payments among those classes.

Different types of losses and shortfalls, or losses and/or shortfalls with respect to different mortgage assets, may be allocated differently among the various classes of certificates of the related series.

See ‘‘Description of Credit Support.’’

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All documents filed for the trust relating to a series of offered certificates after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated by reference into this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference

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in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus—or in the related prospectus supplement—or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

•	Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

•	Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•	Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

We do not intend, and no other transaction party will be required, to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to any of our trusts following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under the trust’s specific number, which will be a series number assigned to the file number for our registration statement as shown under ‘‘Available Information.’’

We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the applicable prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom this prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus. Unless we state otherwise, in the related prospectus supplement, requests for this information should be directed to the corporate trust office of the trustee specified in the related prospectus supplement.

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Reports to Certificateholders

On or about each distribution date, the related master servicer, manager or trustee will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding—

•	the payments made on that distribution date with respect to the applicable class of offered certificates, and

•	the recent performance of the mortgage assets.

Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for—

•	that calendar year, or

•	the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

Voting Rights

Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except—

•	with respect to those amendments to the Governing Documents described under ‘‘Description of the Governing Documents—Amendment,’’ or

•	as otherwise specified in this prospectus or in the related prospectus supplement.

As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

Termination and Redemption

The trust for each series of offered certificates will terminate and cease to exist following:

•	the final payment or other liquidation of the last mortgage asset in that trust; and

•	the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the trustee, the fiscal agent, the master servicer, the special servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

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Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange all of those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates, thereby effecting the early termination of the related trust. Upon receipt by the related trustee of all amounts due and owing in connection with such exchange, the trustee will transfer or cause to be transferred to a designee of all of the remaining certificateholders all of the remaining mortgage assets.

In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool —or, in the case of a master trust, of the particular series in which the class was issued—is still outstanding, will include the word ‘‘callable.’’

Book-Entry Registration

General.    Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg,, for so long as they are participants in DTC.

DTC, Euroclear and Clearstream.    DTC is:

•	a limited-purpose trust company organized under the New York Banking Law,

•	a ‘‘banking corporation’’ within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and

•	a ‘‘clearing agency’’ registered under the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock

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Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in a variety of currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this ‘‘—Book-Entry Registration’’ section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC. ECSPLC establishes policy for the Euroclear system on behalf of more than 120 member organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

Holding and Transferring Book-Entry Certificates.    Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner’s account for that purpose. In turn, the Financial

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Intermediary’s ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC’s records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC’s rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC’s rules.

Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC’s rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments on the book-entry certificates will be made to DTC. DTC’s practice is to credit DTC participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be—

•	governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

•	the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Under a book-entry system, beneficial owners may receive payments after the related distribution date.

The only ‘‘certificateholder’’ of book-entry certificates will be DTC or its nominee. Parties to the applicable governing documents for any series of offered certificates need not recognize beneficial owners

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of book-entry certificates as ‘‘certificateholders.’’ The beneficial owners of book-entry certificates will be permitted to exercise the rights of ‘‘certificateholders’’ only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a ‘‘certificateholder’’ only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

Issuance of Definitive Certificates.    Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

•	we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

•	we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC’s procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

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YIELD AND MATURITY CONSIDERATIONS

General

The yield on your offered certificates will depend on—

•	the price you paid for your offered certificates,

•	the pass-through rate on your offered certificates,

•	the amount and timing of payments on your offered certificates.

The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

Pass-Through Rate

A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

Payment Delays

There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

Yield and Prepayment Considerations

The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

•	the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

•	the dates on which any balloon payments are due; and

•	the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon—

•	whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

•	when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

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If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either—

•	be based on the principal balances of some or all of the mortgage assets in the related trust, or

•	equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which—

•	payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

•	payments are made in reduction of the total principal balance, or a designated portion of the total principal balance, of any class of certificates referred to in the second bullet point of the prior sentence.

The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

•	the availability of mortgage credit;

•	the relative economic vitality of the area in which the related real properties are located;

•	the quality of management of the related real properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

In general, those factors that increase—

•	the attractiveness of selling or refinancing a commercial or multifamily property, or

•	the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as—

•	prepayment lock-out periods, and

•	requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower’s voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest

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rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

•	to convert to a fixed rate loan and thereby lock in that rate, or

•	to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to—

•	realize its equity in the property,

•	meet cash flow needs or

•	make other investments.

Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to—

•	the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

•	the relative importance of those factors,

•	the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

•	the overall rate of prepayment on those mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of—

•	scheduled amortization, or

•	prepayments, including—

1.	voluntary prepayments by borrowers, and

2.	involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth—

•	the projected weighted average life of each class of those offered certificates with principal balances, and

•	the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

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Prepayment Models

Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either—

•	to refinance the loan, or

•	to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by—

•	the bankruptcy of the borrower, or

•	adverse economic conditions in the market where the related real property is located.

In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

Negative Amortization.    The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

•	limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

•	provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

•	provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may

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be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

Foreclosures and Payment Plans.    The weighted average life of and yield on your offered certificates will be affected by—

•	the number of foreclosures with respect to the underlying mortgage loans; and

•	the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

Losses and Shortfalls on the Mortgage Assets.    The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

•	a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

•	the establishment of a priority of payments among classes of certificates.

If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

Additional Certificate Amortization.    If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

•	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

•	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

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•	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

•	any other amounts described in the related prospectus supplement.

The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

•	overcollateralization and/or excess cash flow;

•	the subordination of one or more other classes of certificates of the same series;

•	the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

•	the establishment of one or more reserve funds; or

•	any combination of the foregoing.

If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

•	the nature and amount of coverage under that credit support;

•	any conditions to payment not otherwise described in this prospectus;

•	any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

•	the material provisions relating to that credit support.

Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

Subordinate Certificates

If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the

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subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

Overcollateralization and Excess Cash Flow

If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series. This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series. As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related offered certificates.

Letters of Credit

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

Insurance Policies, Surety Bonds and Guarantees

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies, surety bonds or guarantees provided by one or more insurance companies, sureties or other credit support providers. These instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

Alternatively, the mortgage assets, or one or more particular mortgage assets, included in any trust established by us may be covered for some default and/or loss risks by insurance policies, surety bonds or guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

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Reserve Funds

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

Credit Support with Respect to MBS

If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

LEGAL ASPECTS OF MORTGAGE LOANS

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See ‘‘The Trust Fund—Mortgage Loans.’’

If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

General

Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as ‘‘mortgages.’’ A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—

•	the terms of the mortgage,

•	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

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•	the knowledge of the parties to the mortgage, and

•	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

•	a mortgagor, who is the owner of the encumbered interest in the real property, and

•	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—

•	the trustor, who is the equivalent of a mortgagor,

•	the trustee to whom the real property is conveyed, and

•	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

•	the express provisions of the related instrument,

•	the law of the state in which the real property is located,

•	various federal laws, and

•	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property,

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although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

•	without a hearing or the lender’s consent, or

•	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See ‘‘—Bankruptcy Laws’’ below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally

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every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.    The two primary methods of foreclosing a mortgage are—

•	judicial foreclosure, involving court proceedings, and

•	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—

•	all parties having a subordinate interest of record in the real property, and

•	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

•	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

•	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

•	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

•	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—

1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

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Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—

•	upheld the reasonableness of the notice provisions, or

•	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.    In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

•	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

•	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

•	record a notice of default and notice of sale, and

•	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale because of—

•	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

•	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower’s right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender’s investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

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The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are—

•	to enable the lender to realize upon its security, and

•	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules.    Some states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term ‘‘judicial action’’ broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such ‘‘one action’’ and/or ‘‘security first’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with ‘‘one action’’ rules might be precluded because of a prior first action, even if such first action occurred in a state without ‘‘one action’’ rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a ‘‘one action’’ or ‘‘security first’’ jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation.    Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in

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some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the ‘‘power of sale’’ under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations.    Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

•	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

•	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

•	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

Cooperative Shares.    Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, ‘‘foreclosure’’ on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to

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reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Laws

Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—

•	reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

•	reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

•	extend or shorten the term to maturity of the loan;

•	permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

•	permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender’s ability to enforce the borrower’s assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

A borrower’s ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S.

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Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

•	past due rent,

•	accelerated rent,

•	damages, or

•	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

•	assume the lease and either retain it or assign it to a third party, or

•	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor’s damages for lease rejection to:

•	the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

•	unpaid rent to the earlier of the surrender of the property or the lessee’s bankruptcy filing.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws.    Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

CERCLA.    The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past ‘‘owners’’ and ‘‘operators’’ of contaminated real property for the costs of clean-up. A secured lender may be liable as an ‘‘owner’’ or ‘‘operator’’ of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of ‘‘owner’’ or ‘‘operator,’’ however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called ‘‘secured creditor exemption.’’

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the ‘‘Lender Liability Act’’) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption.

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In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that ‘‘merely having the capacity to influence, or unexercised right to control’’ operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—

•	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

•	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (‘‘RCRA’’), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an ‘‘owner’’ or ‘‘operator’’ so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws.    Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may—

•	impose liability for releases of or exposure to asbestos-containing materials, and

•	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

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Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

Due-on-Sale and Due-on-Encumbrance Provisions

Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Junior Liens; Rights of Holders of Senior Liens

Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

•	first, to the payment of court costs and fees in connection with the foreclosure;

•	second, to real estate taxes;

•	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

•	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

Subordinate Financing

Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions

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may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

•	the borrower may have difficulty servicing and repaying multiple loans;

•	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

•	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

•	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

•	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (‘‘Title V’’) provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

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Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the master servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans that would be borne by certificateholders.

Forfeitures in Drug, RICO and Money Laundering Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the ‘‘USA Patriot Act’’) and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties ‘‘known to have an alleged interest in the property,’’ including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

•	its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

•	the lender was, at the time of execution of the mortgage, ‘‘reasonably without cause to believe that the property was subject to forfeiture.’’

However, there is no assurance that such defense will be successful.

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FEDERAL INCOME TAX CONSEQUENCES

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

•	banks,

•	insurance companies,

•	foreign investors.

•	tax exempt investors,

•	holders whose ‘‘functional currency’’ is not the United States dollar,

•	United States expatriates, and

•	holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is—

•	given with respect to events that have occurred at the time the advice is rendered, and

•	is directly relevant to the determination of an entry on a tax return.

Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See ‘‘State and Other Tax Consequences.’’

The following discussion addresses securities of two general types:

•	REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Internal Revenue Code; and

•	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if

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agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See ‘‘The Trust Fund —Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection.’’

The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General.    With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

•	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

•	those offered certificates will represent—

1.	regular interests in the REMIC, or

2.	residual interests in the REMIC.

Any and all offered certificates representing interests in a REMIC will be either—

•	REMIC regular certificates, representing regular interests in the REMIC, or

•	REMIC residual certificates, representing residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

Characterization of Investments in REMIC Certificates.    Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

•	‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

•	‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Internal Revenue Code. If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be ‘‘qualified mortgages’’ within the meaning of section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC.

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Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

•	collections on mortgage loans held pending payment on the related offered certificates, and

•	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Accordingly:

•	a portion of that certificate may not represent ownership of ‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

•	a portion of that certificate may not represent ownership of ‘‘real estate assets’’ under section 856(c)(5)(B) of the Internal Revenue Code; and

•	the interest on that certificate may not constitute ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Tiered REMIC Structures.    For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

•	whether the related REMIC certificates will be ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code,

•	whether the related REMIC certificates will be ‘‘loans secured by an interest in real property’’ under section 7701(a)(19)(C) of the Internal Revenue Code, and

•	whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue Code.

Taxation of Owners of REMIC Regular Certificates.

General.    Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

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Original Issue Discount.    Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

•	a single fixed rate,

•	a ‘‘qualified floating rate,’’

•	an ‘‘objective rate,’’

•	a combination of a single fixed rate and one or more ‘‘qualified floating rates,’’

•	a combination of a single fixed rate and one ‘‘qualified inverse floating rate,’’ or

•	a combination of ‘‘qualified floating rates’’ that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

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Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

•	the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

•	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called ‘‘teaser’’ interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

•	the total amount of the de minimis original issue discount, and

•	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this ‘‘—Original Issue Discount’’ subsection.

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As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

•	the sum of:

1.	the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

•	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

•	the issue price of the certificate, increased by

•	the total amount of original issue discount previously accrued on the certificate, reduced by

•	the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

•	assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

•	using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

•	taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

•	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

•	the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you

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may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See ‘‘Risk Factors—The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable.’’

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal Register.

The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (‘‘REMIC IOs’’), high-yield REMIC regular interests, and apparent negative-yield instruments. The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount.    You will be considered to have purchased a REMIC regular certificate at a market discount if—

•	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

•	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously

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included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium’’ below.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

•	on the basis of a constant yield method,

•	in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

•	in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the

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extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium.    A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under section 171 of the Internal Revenue Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See ‘‘—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

•	the purchase price paid for your offered certificate, and

•	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

Realized Losses.    Under section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

•	you will not be entitled to deduct a loss under section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

•	the loss will be characterized as a short-term capital loss.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of

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those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General.    Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under ‘‘—REMICs—Prohibited Transactions Tax and Other Taxes’’ below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a ‘‘30 days per month/90 days per quarter/360 days per year’’ convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.’’ Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination. Income derived from the REMIC residual certificates will be ‘‘portfolio income’’ for the purposes of the limitations under section 469 of the Internal Revenue Code on the deductibility of ‘‘passive losses.’’

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of ‘‘inducement fees’’ received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated

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as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have—

•	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

•	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

•	excess inclusions,

•	residual interests without significant value, and

•	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See ‘‘Risk Factors—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences.’’

Taxable Income of the REMIC.    The taxable income of a REMIC will equal:

•	the income from the mortgage loans and other assets of the REMIC; plus

•	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.	the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this ‘‘—Taxable Income of the REMIC’’ subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.’’ The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

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Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates’’ above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates— Original Issue Discount.’’ However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.’’

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ‘‘—REMICs—Prohibited Transactions Tax and Other Taxes’’ below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Internal Revenue Code. See ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions’’ below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC residual certificate will be equal to:

•	the amount paid for that REMIC residual certificate,

•	increased by amounts included in the income of the holder of that REMIC residual certificate, and

•	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently

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deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

A holder’s basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

•	through distributions,

•	through the deduction of any net losses of the REMIC, or

•	upon the sale of its REMIC residual certificate.

See ‘‘—REMICs—Sales of REMIC Certificates’’ below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—General’’ above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

Excess Inclusions.    Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

•	the daily portions of REMIC taxable income allocable to that certificate, over

•	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

•	the issue price of the certificate, increased by

•	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

•	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

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For holders of REMIC residual certificates, excess inclusions:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

•	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

•	will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ below.

Furthermore, for purposes of the alternative minimum tax:

•	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

•	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

•	regulated investment companies,

•	common trusts, and

•	some cooperatives.

The Treasury regulations, however, currently do not address this subject.

Noneconomic REMIC Residual Certificates.    Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if ‘‘a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.’’ If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

•	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

•	the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

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Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

•	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

•	from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

•	from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

Final Treasury regulations issued on July 18, 2002 (the ‘‘Safe Harbor Regulations’’), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a ‘‘foreign branch’’) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an ‘‘asset test’’ or a ‘‘formula test’’ provided under the REMIC Regulations. A transfer to an ‘‘eligible corporation,’’ generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The ‘‘formula test’’ makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

•	the present value of any consideration given to the transferee to acquire the interest,

•	the present value of the expected future distributions on the interest, and

•	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

Prospective investors are encouraged consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

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Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules.    Regulations under section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons.    Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

then—

•	an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and

•	the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

•	3% of the excess, if any, of such taxpayer’s adjusted gross income over such specified amount, or

•	80% of the amount of itemized deductions otherwise allowable for such tax year.

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The Economic Growth and Tax Relief Reconciliation Act of 2001 repeals the section 68 overall limitation on itemized deductions. Subject to a sunset provision, the repeal is phased-in over five years as follows. The otherwise applicable section 68 overall limitation on itemized deductions described above is (i) reduced by one-third for taxable years beginning in 2006 and 2007, (ii) reduced by two-thirds for taxable years beginning in 2008 and 2009, (iii) not applicable for taxable years beginning in 2010 and (iv) applicable without reduction pursuant to a sunset provision for taxable years beginning in 2011. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates.    If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

•	the cost of the certificate to that certificateholder, increased by

•	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

•	payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

The adjusted basis of a REMIC residual certificate will be determined as described above under ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.’’ Except as described below in this ‘‘—Sales of REMIC Certificates’’ subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

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cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

•	the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

•	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ and ‘‘—Premium.’’

REMIC certificates will be ‘‘evidences of indebtedness’’ within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a ‘‘conversion transaction’’ within the meaning of section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the ‘‘wash sale’’ rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

•	reacquires that same REMIC residual certificate,

•	acquires any other residual interest in a REMIC, or

•	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

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In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.    The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

•	the disposition of a non-defaulted mortgage loan,

•	the receipt of income from a source other than a mortgage loan or other permitted investments,

•	the receipt of compensation for services, or

•	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a ‘‘permitted investment’’ under section 860G(a)(5) of the Internal Revenue Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

•	the person has sufficient assets to do so, and

•	the tax arises out of a breach of that person’s obligations under select provisions of the related Governing Document.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations.    If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

•	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

•	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

•	events that have occurred up to the time of the transfer,

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•	the prepayment assumption, and

•	any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

•	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

•	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

•	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

•	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

•	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

•	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	the residual interests in the entity are not held by Disqualified Organizations, and

•	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination.    A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters.    Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC

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residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

•	income,

•	deductions,

•	gains,

•	losses, and

•	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

No REMIC will be registered as a tax shelter under section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are—

•	corporations,

•	trusts,

•	securities dealers, and

•	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

•	30 days after the end of the quarter for which the information was requested, or

•	two weeks after the receipt of the request.

Reporting with respect to REMIC residual certificates, including—

•	income,

•	excess inclusions,

•	investment expenses, and

•	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

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As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates —Market Discount.’’

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates.    Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

•	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

•	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.    Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

•	a foreign person, and

•	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

•	owns 10% or more of one or more underlying mortgagors, or

•	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

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Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

•	foreign persons, or

•	U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are U.S. Persons and the partnership agreement prohibits transfers of partnership interests to non-U.S. Persons.

Grantor Trusts

Classification of Grantor Trusts.    With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

A grantor trust certificate may be classified as either of the following types of certificate:

•	a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

•	a grantor trust strip certificate representing ownership of all or a portion of the difference between—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

•	normal administration fees, and

•	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.    Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

•	‘‘loans . . . secured by an interest in real property’’ within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

•	‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of section 860G(a)(3) of the Internal Revenue Code; and

•	‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Grantor Trust Strip Certificates.    Even if grantor trust strip certificates evidence an interest in a grantor trust—

•	consisting of mortgage loans that are ‘‘loans . . . secured by an interest in real property’’ within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code,

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•	consisting of mortgage loans that are ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code, and

•	the interest on which is ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be ‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.    Holders of a particular series of grantor trust fractional interest certificates generally:

•	will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

•	will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. The Economic Growth and Tax Relief Reconciliation Act of 2001 repeals the section 68 overall limitation on itemized deductions. Subject to a sunset provision, the repeal is phased-in over five years as follows. The otherwise applicable section 68 overall limitation on itemized deductions described above is (i) reduced by one-third for taxable years beginning in 2006 and 2007, (ii) reduced by two-thirds for taxable years beginning in 2008 and 2009, (iii) not applicable for taxable years beginning in 2010 and (iv) applicable without reduction pursuant to a sunset provision for taxable years beginning in 2011.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

•	a class of grantor trust strip certificates is issued as part of the same series, or

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•	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

•	a master servicer,

•	a special servicer,

•	any sub-servicer, or

•	their respective affiliates.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

•	the treatment of some stripped bonds as market discount bonds, and

•	de minimis market discount.

See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates —Market Discount’’ below.

The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes ‘‘qualified stated interest’’ in accordance with its normal method of accounting. See ‘‘REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply’’ for a definition of ‘‘qualified stated interest.’’ In general, the amount of that income that accrues in any month would equal the product of:

•	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in ‘‘—Grantor Trusts—Sales of Grantor Trust Certificates,’’ and

•	the yield of that grantor trust fractional interest certificate to the holder.

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The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

•	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

•	there is no original issue discount or only a de minimis amount of original issue discount, or

•	the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

•	0.25% of the stated redemption price, and

•	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner

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as de minimis original issue discount and market discount described in ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply’’ and ‘‘—Market Discount’’ below.

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

•	the stated redemption price of the mortgage loans, and

•	their issue price.

For a definition of ‘‘stated redemption price,’’ see ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

•	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

•	the daily portions of original issue discount for all days during the accrual period prior to that day.

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The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

•	the issue price of the mortgage loan, increased by

•	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

•	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

•	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount.    If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if—

•	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

•	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

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Further, under the rules described under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium.    If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

•	be allocated among the payments of stated redemption price on the mortgage loan, and

•	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

Taxation of Owners of Grantor Trust Strip Certificates.    The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,’’ no regulations or published rulings under section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

•	the price paid for that grantor trust strip certificate by you, and

•	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

•	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that

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negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable’’ above.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

•	the prepayment assumption we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

•	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Sales of Grantor Trust Certificates.    Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this ‘‘—Sales of Grantor Trust Certificates’’ subsection. The amount recognized equals the difference between:

•	the amount realized on the sale or exchange of a grantor trust certificate, and

•	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

•	its cost, increased by

•	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

•	any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a ‘‘conversion transaction’’ within

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the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.    Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

•	the amount of servicing compensation received by a master servicer or special servicer, and

•	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

On January 24, 2006, the Treasury Department published final regulations, which establish a reporting framework for interests in ‘‘widely held fixed investment trusts’’ and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a ‘‘trust’’ under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

•	a custodian of a person’s account,

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•	a nominee, and

•	a broker holding an interest for a customer in street name.

The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to holders in accordance with these new regulations after December 31, 2007.

Backup Withholding.    In general, the rules described under ‘‘—REMICs—Backup Withholding with Respect to REMIC Certificates’’ above will also apply to grantor trust certificates.

Foreign Investors.    In general, the discussion with respect to REMIC regular certificates under ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

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STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in ‘‘Federal Income Tax Consequences,’’ potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on—

•	ERISA Plans, and

•	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

•	investment prudence and diversification, and

•	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts, Keogh plans and other I.R.C. Plans.

The types of transactions between Plans and Parties in Interest that are prohibited include:

•	sales, exchanges or leases of property;

•	loans or other extensions of credit; and

•	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations,

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as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and entities using assets of Plans, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

•	has discretionary authority or control over the management or disposition of the assets of that Plan, or

•	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be—

•	deemed to be a fiduciary with respect to the investing Plan, and

•	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a ‘‘guaranteed governmental mortgage pool certificate,’’ the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a ‘‘guaranteed governmental mortgage pool certificate’’ some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not ‘‘guaranteed governmental mortgage pool certificates’’ within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

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Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

•	Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

•	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

•	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

•	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a ‘‘qualified professional asset manager;’’

•	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

•	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an ‘‘in-house asset manager.’’

We cannot provide any assurance that any of these exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

In addition, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code from certain prohibited transactions between a Plan or person using assets of a Plan and a person or entity that is a party in interest or disqualified person to such Plan solely by reason of providing services to such plan or entity (other than a party in interest or a disqualified person that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advise with respect to the assets of the plan or entity involved in the transaction), provided that there is adequate consideration for the transaction.

Underwriter’s Exemption

It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued Prohibited Transaction Exemption 91-14 to a predecessor in interest to Lehman Brothers Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-14, as amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and PTE 2007-05, generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, various transactions relating to, among other things—

•	the servicing and operation of some mortgage assets pools, such as the types of mortgage assets pools that will be included in our trusts, and

•	the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Lehman Brothers Inc. or any person affiliated with Lehman Brothers Inc., such as particular classes of the offered certificates.

The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered certificates underwritten by Lehman Brothers Inc.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general

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account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Consultation with Counsel

If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

•	consider your general fiduciary obligations under ERISA, and

•	consult with your legal counsel as to—

1.	the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is ‘‘unrelated business taxable income’’ within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions’’ in this prospectus.

LEGAL INVESTMENT

If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

Generally, the only classes of offered certificates that will qualify as ‘‘mortgage related securities’’ will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

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‘‘Mortgage related securities’’ are legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds—

•	that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

•	whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities,’’ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

•	federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented by those securities; and

•	federal credit unions may invest in ‘‘mortgage related securities’’ and national banks may purchase ‘‘mortgage related securities’’ for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. § 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus, but subject to compliance with certain general standards concerning ‘‘safety and soundness’’ and retention of credit information in 12 C.F.R. Section 1.5, some ‘‘Type IV securities,’’ which are defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, ‘‘commercial mortgage-related security’’ and ‘‘residential mortgage-related security’’ mean, in relevant part, a ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security,’’ it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ we make no representation as to whether any class of offered certificates will qualify as ‘‘commercial mortgage-related securities,’’ and thus as ‘‘Type IV securities,’’ for investment by national banks.

The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities’’ (other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16 for investing in those securities) under limited circumstances, residual interests in mortgage related securities and commercial mortgage related

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securities), subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s ‘‘investment pilot program’’ under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2).

The OTS has issued Thrift Bulletin 13a (December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,’’ and Thrift Bulletin 73a (December 18, 2001), ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates are encouraged review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities are encouraged review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

Except as to the status of some classes as ‘‘mortgage related securities,’’ we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged consult with your legal advisors in determining whether and to what extent—

•	the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

•	if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

USE OF PROCEEDS

Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

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We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

1.	by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.	by placements by us with institutional investors through dealers; and

3.	by direct placements by us with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that—

•	the obligations of the underwriters will be subject to various conditions precedent,

•	the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

•	in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Lehman Brothers Inc. is our affiliate and an affiliate of Lehman Holdings.

We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets.

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LEGAL MATTERS

Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by—

•	Sidley Austin llp;

•	Cadwalader, Wickersham & Taft LLP;

•	Skadden, Arps, Slate, Meagher & Flom LLP; or

•	Thacher Proffitt & Wood LLP.

FINANCIAL INFORMATION

A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

RATING

It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned to each such class.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of—

•	whether the price paid for those certificates is fair;

•	whether those certificates are a suitable investment for any particular investor;

•	the tax attributes of those certificates or of the related trust;

•	the yield to maturity or, if they have principal balances, the average life of those certificates;

•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

•	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

•	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

•	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

•	if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this ‘‘Glossary’’ section whenever they are used in this prospectus.

‘‘ADA’’ means the Americans with Disabilities Act of 1990, as amended.

‘‘CERCLA’’ means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

‘‘Clearstream’’ means Clearstream Banking Luxembourg.

‘‘Committee Report’’ means the Conference Committee Report accompanying the Tax Reform Act of 1986.

‘‘CPR’’ means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

‘‘Disqualified Organization’’ means:

•	the United States,

•	any State or political subdivision of the United States,

•	any foreign government,

•	any international organization,

•	any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

•	any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

•	any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

‘‘DRA’’ means the Deficit Reduction Act of 2006.

‘‘DTC’’ means The Depository Trust Company.

‘‘Electing Large Partnership’’ means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

‘‘EPA’’ means the Environmental Protection Agency.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘ERISA Plan’’ means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

‘‘ECSPLC’’ means Euroclear Clearance System Public Limited Company.

‘‘Euroclear Operator’’ means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity in that capacity.

‘‘Euroclear Terms and Conditions’’ means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Fannie Mae’’ means the Federal National Mortgage Association.

‘‘Farmer Mac’’ means the Federal Agricultural Mortgage Corporation.

‘‘FASB 140’’ means the Financial Accounting Standards Board’s Statement No. 140, entitled ‘‘Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities,’’ issued in September 2002.

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‘‘FDIC’’ means the Federal Deposit Insurance Corporation.

‘‘Financial Intermediary’’ means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

‘‘Freddie Mac’’ means the Federal Home Loan Mortgage Corporation.

‘‘Ginnie Mae’’ means the Government National Mortgage Association.

‘‘Governing Document’’ means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

‘‘Internal Revenue Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘I.R.C. Plan’’ means a plan, arrangement or account that is subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Lender Liability Act’’ means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

‘‘Net Income From Foreclosure Property’’ means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

‘‘NCUA’’ means the National Credit Union Administration.

‘‘OCC’’ means the Office of the Comptroller of the Currency.

‘‘OTS’’ means the Office of Thrift Supervision.

‘‘Party In Interest’’ means any person that is a ‘‘party in interest’’ within the meaning of ERISA or a ‘‘disqualified person’’ within the meaning of Section 4975 of the Internal Revenue Code.

‘‘Pass-Through Entity’’ means any:

•	regulated investment company,

•	real estate investment trust,

•	trust,

•	partnership, or

•	other entities described in Section 860E(e)(6) of the Internal Revenue Code.

‘‘Plan’’ means an ERISA Plan or an I.R.C. Plan.

‘‘Plan Asset Regulations’’ means the regulations of the U.S. Department of Labor promulgated under ERISA describing what constitutes the assets of a Plan.

‘‘PTE’’ means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

‘‘RCRA’’ means the federal Resource Conservation and Recovery Act.

‘‘REIT’’ means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code.

‘‘Relief Act’’ means the Servicemembers Civil Relief Act.

‘‘REMIC’’ means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

‘‘Safe Harbor Regulations’’ means the final Treasury regulations issued on July 18, 2002.

‘‘SEC’’ means the Securities and Exchange Commission.

‘‘Securities Act’’ means the Securities Act of 1933, as amended

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‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘SPA’’ means standard prepayment assumption.

‘‘Title V’’ means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

‘‘Treasury Department’’ means the United States Department of the Treasury.

‘‘UCC’’ means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

‘‘USA Patriot Act’’ means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

‘‘U.S. Person’’ means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

•	an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

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The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is ‘‘LBUBS07C2.xls.’’ The spreadsheet file ‘‘LBUBS07C2.xls’’ is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in, and on Annexes A-1, A-5 and A-6 to, this offering prospectus. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this offering prospectus. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this offering prospectus. Prospective investors are strongly urged to read this offering prospectus and the accompanying base prospectus in its entirety prior to accessing the spreadsheet file.

(1)	Microsoft Excel is a registered trademark of Microsoft Corporation.

Offering Prospectus

$3,322,764,000
(Approximate)

LB-UBS Commercial
Mortgage Trust 2007-C2

Commercial Mortgage Pass-Through
Certificates, Series 2007-C2

Class A-1, Class A-2, Class A-AB,
Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F,
Class X-CP and Class X-W

FREE WRITING PROSPECTUS

LEHMAN BROTHERS

UBS GLOBAL ASSET MANAGEMENT

COUNTRYWIDE SECURITIES CORPORATION

April 17, 2007

$3,322,764,000 LB-UBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2